As filed with the Securities and Exchange Commission on June 20, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RBio Energy Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	99-3466250
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3109 W 50th St, #207
Minneapolis, MN 55410
Telephone: (212) 380-5605

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Rick Gaenzle
Chief Executive Officer
RBio Energy Holdings Corp.
3109 W 50th St, #207
Minneapolis, MN 55410
Telephone: (212) 380-5605

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan I. Annex Jason T. Simon Tricia Branker Greenberg Traurig, LLP 1750 Tysons Boulevard, Suite 1000 McLean, VA 22102 Tel: (703) 749-1300	Peter Strand Nelson Mullins Riley & Scarborough LLP 101 Constitution Avenue, NW, Suite 900 Washington, DC 20001 Tel: (202) 689-2983

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and all other conditions to the Business Combination described in the enclosed proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting”, and “emerging growth” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. The registrant may not sell the securities described in this preliminary proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY — SUBJECT TO COMPLETION, DATED JUNE 20, 2024

PROXY STATEMENT FOR
EXTRAORDINARY GENERAL MEETING OF PERCEPTION CAPITAL CORP. III
PROSPECTUS FOR

47,888,215 SHARES OF COMMON STOCK AND 15,225,310 WARRANTS OF
RBIO ENERGY HOLDINGS CORP.

Dear Shareholders of Perception Capital Corp. III:

You are cordially invited to attend the extraordinary general meeting (the “extraordinary general meeting”) of Perception Capital Corp. III, a Cayman Islands exempted company (“PC3”), at the offices of Greenberg Traurig, LLP, located at 1750 Tysons Boulevard, Suite 1000, McLean, VA 22102, at [●] a.m. Eastern Time, on [●], 2024.

At the extraordinary general meeting, PC3 shareholders will be asked to consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated as of February 6, 2024 (as it may be amended from time to time, the “Business Combination Agreement”), by and among PC3, RBio Energy Holdings Corp., a Delaware corporation and direct, wholly-owned subsidiary of PC3 (“NewPubco”), Perception RBio Merger Sub, a Cayman Islands exempted company and direct, wholly-owned subsidiary of NewPubco (“Merger Sub”), and RBio Energy Corporation, a Delaware corporation (“RBio”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A (such proposal, the “Business Combination Proposal”).

The Business Combination Agreement provides that, among other things, (i) the holders (whether one or more) of the common stock of RBio (the “RBio Stockholders”) will exchange all of their shares of common stock of RBio (“RBio Common Stock”) for shares of common stock of NewPubco (the “Share Exchange”), as a result of which RBio will become a direct wholly owned subsidiary of NewPubco, and (ii) Merger Sub will merge with and into PC3 (the “PC3 Merger”), with PC3 continuing as the surviving entity of the PC3 Merger (the consummation of the PC3 Merger, the Share Exchange and the other transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination”). Following the Business Combination, each of PC3 and RBio will be a subsidiary of NewPubco, and NewPubco will become a publicly traded company. At the closing of the Business Combination (the “Closing”), NewPubco’s common stock (“NewPubco Common Stock”) is expected to be listed on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “RBIO.” It is a condition to the consummation of the Business Combination that the NewPubco Common Stock and warrants to purchase NewPubco Common Stock have been listed on Nasdaq, subject to official notice of issuance.

The aggregate consideration (the “RBio Exchange Consideration”) to be issued to the holders of RBio common stock, par value $0.0001 per share (the “RBio Common Stock”), at the Closing will consist of a number of shares of NewPubco Common Stock set forth on the Payment Spreadsheet (as defined in the Business Combination Agreement).

At the effective time of the PC3 Merger (the “PC3 Merger Effective Time” and, together with the effective time of the Share Exchange (the “Share Exchange Effective Time”), the “Effective Times”), by virtue of the PC3 Merger, (a) each ordinary share of PC3 (“PC3 Ordinary Share”) issued and outstanding immediately prior to the PC3 Merger Effective Time (other than PC3 Ordinary Shares that are owned by PC3 as treasury shares immediately prior to the PC3 Merger Effective Time (“PC3 Excluded Shares”)) will be automatically cancelled and converted into the right to receive one share of NewPubco Common Stock and (b) each PC3 Ordinary Share issued and outstanding immediately prior to the PC3 Merger Effective Time with respect to which a PC3 shareholder has validly exercised its redemption rights (collectively, the “Redemption Shares”) will not be converted into and become a share of NewPubco Common Stock, and instead will, at the PC3 Merger Effective Time, be converted into the right to receive from PC3, in cash, an amount per share calculated in accordance with such shareholder’s redemption rights. In addition, by virtue of the assumption by NewPubco of the warrant agreement, dated as of July 20, 2021, by and between PC3 and Continental Stock Transfer and Trust Company, a New York limited purpose trust company, each warrant of PC3 that entitles its holder to purchase one PC3 Ordinary Share at a price of $11.50 per share (“PC3 Warrant”) that is outstanding immediately prior to the PC3 Merger Effective Time will automatically and irrevocably be modified to provide that each holder of a PC3 Warrant will be entitled to purchase one share of NewPubco Common Stock on the same terms and conditions.

Concurrently with the execution of the Business Combination Agreement, Perception Capital Partners IIIA LLC, a Delaware limited liability company (“Sponsor”), RBio and PC3 entered into the Sponsor Support Agreement, pursuant to which, among other things, (i) Sponsor will vote its shares of PC3 in favor of the Business Combination Agreement and the transactions contemplated thereby (the “Transaction”), and any other proposal submitted for approval by the shareholders of PC3 in connection with the Transaction and against any action, agreement, transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of PC3 under the Business Combination Agreement, (ii) Sponsor will agree to not demand that PC3 redeem Sponsor’s PC3 Ordinary Shares in connection with the Transaction, and not to otherwise participate in any such redemption by tendering or submitting any of such shares for redemption, (iii) Sponsor will waive certain anti-dilution provisions of its PC3 Ordinary Shares set forth in the PC3’s amended and restated memorandum and articles of incorporation, and any and all other anti-dilution rights, in connection with the Transaction with respect to each Class B ordinary share of PC3 held by Sponsor, and (iv) at the Closing and upon the written notice of RBio, Sponsor will forfeit up to all of the private placement warrants of PC3 (the “PC3 Private Placement Warrants”). Thereafter, in connection with any additional financing activities PC3 and RBio may conduct as contemplated under the Business Combination Agreement (the “Potential Financing”), Sponsor will cause PC3 to issue new warrants exercisable at the same price per share for up to the number of PC3 Ordinary Shares for which the PC3 Private Placement Warrants so forfeited were exercisable, to such persons as RBio may direct in writing in its discretion prior to the Closing.

As described in the accompanying proxy statement/prospectus, you will be asked to consider and vote upon the Business Combination Proposal. You will also be asked to consider and vote upon (1) a proposal to approve the PC3 Merger and related Plan of Merger and to authorize the merger of Merger Sub with and into PC3, with PC3 surviving the merger (the “Merger Proposal”), (2) two separate proposals to approve (a) the change of name of PC3 to “RBio Cayman Ltd” and (b) the amendment and restatement of the Amended and Restated Memorandum and Articles of Association of PC3, at the effective time of the PC3 Merger (collectively, the “Organizational Documents Proposals”), (3) a proposal to approve, on an advisory basis only, the material differences between PC3’s existing Amended and Restated Memorandum and Articles of Association (as may be amended from time to time, the “Cayman Constitutional Documents”) and the amended and restated certificate of incorporation of NewPubco (the “Non-Binding Governance Proposals”), (4) a proposal to approve and assume the RBio Energy Holdings Corp. 2024 Equity Incentive Plan and any grants or awards issued thereunder (the “Incentive Plan Proposal”) and (5) a proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more of the foregoing proposals at the extraordinary general meeting (the “Adjournment Proposal”). The transactions contemplated by the Business Combination Agreement will be consummated only if the Business Combination Proposal, the Merger Proposal, the Organizational Documents Proposals, and the Incentive Plan Proposal (collectively, the “Condition Precedent Proposals”) are approved at the extraordinary general meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of the others. Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which each shareholder is encouraged to read carefully and in its entirety.

In connection with the Business Combination, certain related agreements have been, or will be, entered into on or prior to the date of the Closing of the Business Combination (the “Closing Date”), including (i) the Sponsor Support Agreement, (ii) the Registration Rights and Lock-Up Agreement, and (iii) the Tolling Agreement. For additional information, see the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Summary of the Ancillary Agreements” in the accompanying proxy statement/prospectus.

Pursuant to the Cayman Constitutional Documents, any holder of public shares (a “public shareholder”), excluding shares held by the Sponsor, and certain related parties, may, contemporaneously with the vote on the Business Combination Proposal, request that PC3 redeem all or a portion of such shareholder’s public shares for cash if the Business Combination is consummated. Holders of units must elect to separate the units into the underlying public shares and warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public shareholders may elect to redeem their public shares even if they vote “FOR” the Business Combination Proposal or any other Condition Precedent Proposals. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its shares to Continental Stock Transfer and Trust Company, PC3’s transfer agent, PC3 will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the Trust Account established at the consummation of our initial public offering (the “Trust Account”), calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account and not previously released to PC3 to pay income taxes. For illustrative purposes, as of [●], 2024, this would have amounted to approximately $[●] per issued and outstanding public share. If a public shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. Shares of PC3 will be redeemed immediately after consummation of the Business Combination. See the section entitled “Extraordinary General Meeting of PC3 — Redemption Rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares, without the consent of PC3. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares without the consent of PC3, then any such shares in excess of that 15% limit would not be redeemed for cash.

The Sponsor and each of PC3’s executive officers and directors (collectively, the “Sponsor Persons”) have agreed to, among other things, vote in favor of the Business Combination Agreement and the transactions contemplated thereby, and to waive their redemption rights in connection with the consummation of the Business Combination with respect to any Class A ordinary shares of PC3 held by them. Such persons agreed to waive their redemption rights in order to induce PC3 and PC3’s underwriter to enter into the underwriting agreement entered into in connection with the initial public offering. The Class B ordinary shares of PC3 held by the Sponsor and such other persons will be excluded from the pro rata calculation used to determine the per-share redemption price. As of the date of the accompanying proxy statement/prospectus, the Sponsor Persons collectively own [●]% of the issued and outstanding PC3 Ordinary Shares.

The Business Combination Agreement is also subject to the satisfaction or waiver of certain other closing conditions as described in the accompanying proxy statement/prospectus. There can be no assurance that the parties to the Business Combination Agreement would waive any such provision of the Business Combination Agreement.

PC3 is providing the accompanying proxy statement/prospectus and accompanying proxy card to PC3’s shareholders in connection with the solicitation of proxies to be voted at the extraordinary general meeting and at any adjournments of the extraordinary general meeting. Information about the extraordinary general meeting, the Business Combination and other related business to be considered by PC3’s shareholders at the extraordinary general meeting is included in the accompanying proxy statement/prospectus. Whether or not you plan to attend the extraordinary general meeting, all of PC3’s shareholders are urged to read the accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in the section entitled “Risk Factors” beginning on page 43 of the accompanying proxy statement/prospectus.

After careful consideration, the board of directors of PC3 has unanimously approved the Business Combination and unanimously recommends that shareholders vote “FOR” the adoption of the Business Combination Agreement, and approval of the transactions contemplated thereby, including the Mergers, and “FOR” all other proposals presented to PC3’s shareholders in the accompanying proxy statement/prospectus. When you consider the recommendation of these proposals by the board of directors of PC3, you should keep in mind that PC3’s directors and officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Business Combination Proposal — Interests of PC3’s Directors and Executive Officers in the Business Combination” in the accompanying proxy statement/prospectus for a further discussion of these considerations.

The approval of each of the Merger Proposal and the Organizational Documents Proposals requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the ordinary shares of PC3 represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The approval of each of the Business Combination Proposal, the Non-Binding Governance Proposals (which are comprised of non-binding advisory proposals), the Equity Incentive Proposal and the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares of PC3 represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

Your vote is very important. Whether or not you plan to attend the extraordinary general meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus to make sure that your shares are represented at the extraordinary general meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the extraordinary general meeting. The transactions contemplated by the Business Combination Agreement will be consummated only if the Condition Precedent Proposals are approved at the extraordinary general meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of the others. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in the accompanying proxy statement/prospectus. The Non-Binding Governance Proposals are non-binding advisory proposals.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the extraordinary general meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the extraordinary general meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting and will not be voted. An abstention will be counted towards the quorum requirement but will not count as a vote cast at the extraordinary general meeting. A broker non-vote, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the extraordinary general meeting. If you are a shareholder of record and you attend the extraordinary general meeting and wish to vote in person, you may withdraw your proxy and vote in person.

If you have any questions or need assistance voting your PC3 Ordinary Shares, please contact [●], our proxy solicitor, by calling [●], or call collect at [●] or by emailing [●].

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST IDENTIFY YOURSELF IN WRITING AS A BENEFICIAL HOLDER AND PROVIDE YOUR LEGAL NAME, PHONE NUMBER AND ADDRESS TO PC3’S TRANSFER AGENT AND DEMAND IN WRITING THAT YOUR PUBLIC SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO PC3’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of PC3’s board of directors, we would like to thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,

Scott Honour
Chairman of the Board

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The accompanying proxy statement/prospectus is dated [●], 2024 and is first being mailed to shareholders on or about [●], 2024.

PERCEPTION CAPITAL CORP. III

3109 W 50th St, #207
Minneapolis, MN 55410

NOTICE OF EXTRAORDINARY GENERAL MEETING
TO BE HELD ON [●], 2024

TO THE SHAREHOLDERS OF PERCEPTION CAPITAL CORP. III:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “extraordinary general meeting”) of Perception Capital Corp. III, a Cayman Islands exempted company(“PC3”), will be held at the offices of Greenberg Traurig, LLP, located at 1750 Tysons Boulevard, Suite 1000, McLean, VA 22102, at [●] a.m. Eastern Time, on [●], 2024. You are cordially invited to attend the extraordinary general meeting, which will be held for the following purposes:

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve by ordinary resolution (i) the Business Combination (as defined herein), (ii) the adoption of the Business Combination Agreement, dated as of February 6, 2024 (as it may be amended from time to time, the “Business Combination Agreement”), by and among PC3, RBio Energy Holdings Corp., a Delaware corporation and direct, wholly-owned subsidiary of PC3 (“NewPubco”), Perception RBio Merger Sub, a Cayman Islands exempted company and direct, wholly-owned subsidiary of NewPubco (“Merger Sub”), and RBio Energy Corporation, a Delaware corporation (“RBio”), and the transactions contemplated by the Business Combination Agreement, as more fully described elsewhere in the accompanying proxy statement/prospectus (the “Business Combination Proposal”);

Proposal No. 2 — The Merger Proposal — to consider and vote upon a proposal to approve by special resolution the PC3 Merger (as defined herein) and the authorization of the related Plan of Merger (the form of the Plan of Merger is attached to this proxy statement/prospectus as Annex B (the “Merger Proposal”);

Proposal No. 3 — The Organizational Documents Proposals — to consider and vote upon two separate proposals to approve by special resolutions, with effect from the effective time of the PC3 Merger, (a) the change of name of PC3 to “RBio Cayman Ltd” and (b) the adoption of the Proposed Cayman Constitutional Documents (a copy of the Proposed Cayman Constitutional Documents is attached to this proxy statement/prospectus as Annex G) (the “Organizational Documents Proposals”);

Proposal No. 4 — The Non-Binding Governance Proposals — to consider and vote upon by ordinary resolution, on a non-binding advisory basis, certain material differences between PC3’s Amended and Restated Memorandum and Articles of Association (as it may be amended from time to time, the “Cayman Constitutional Documents”) and the proposed amended and restated certificate of incorporation of NewPubco (the “Proposed Certificate of Incorporation”), presented separately in accordance with the United States Securities and Exchange Commission (the “SEC”) requirements (collectively, the “Non-Binding Governance Proposals”);

Proposal No. 5 — The Incentive Plan Proposal — to consider and vote upon a proposal to approve and assume by ordinary resolution the RBio Energy Holdings Corp. 2024 Equity Incentive Plan (the “Equity Incentive Plan”) and any grants or awards issued thereunder (the “Incentive Plan Proposal”); and

Proposal No. 6 — The Adjournment Proposal — to consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient shares represented to constitute a quorum necessary to conduct business at the extraordinary general meeting or for the approval of one or more proposals at the extraordinary general meeting or to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to PC3 shareholders (the “Adjournment Proposal”).

Each of Proposals No. 1, 2, 3, and 5 (the “Condition Precedent Proposals”) is cross-conditioned on the approval of the others. Proposal No. 6 is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus. Proposal No. 4 consists of non-binding advisory proposals.

These items of business are described in the accompanying proxy statement/prospectus, which we encourage you to read carefully and in its entirety before voting.

Only holders of record of the ordinary shares of PC3 at the close of business on [●], 2024 are entitled to notice of and to vote and have their votes counted at the extraordinary general meeting and any adjournment of the extraordinary general meeting.

The accompanying proxy statement/prospectus and accompanying proxy card are being provided to PC3’s shareholders in connection with the solicitation of proxies to be voted at the extraordinary general meeting and at any adjournment of the extraordinary general meeting. Whether or not you plan to attend the extraordinary general meeting, all of PC3’s shareholders are urged to read this proxy statement/prospectus, including the Annexes and the documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in the section entitled “Risk Factors” beginning on page 43 of the accompanying proxy statement/prospectus.

After careful consideration, PC3’s board of directors (the “PC3 Board”) has unanimously approved the Business Combination and unanimously recommends that shareholders vote “FOR” the adoption of the Business Combination Proposal and “FOR” all other proposals to be presented to PC3’s shareholders at the extraordinary general meeting. When you consider the recommendation of these proposals by the PC3 Board, you should keep in mind that PC3’s directors and officers have interests therein that may conflict with your interests as a shareholder. See the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Interests of PC3’s Directors and Executive Officers in the Business Combination” in the accompanying proxy statement/prospectus for a further discussion of these considerations.

Pursuant to the Cayman Constitutional Documents, a holder of public shares (as defined in the accompanying proxy statement/prospectus) (a “public shareholder”) may request of PC3 that PC3 redeem all or a portion of its public shares for cash if the Business Combination is consummated. As a holder of public shares, you will be entitled to receive cash for any public shares to be redeemed only if you:

(i)	(a) hold public shares, or (b) if you hold public shares through units, you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares;

(ii)	submit a written request to Continental Stock Transfer and Trust Company (“CST”), PC3’s transfer agent, in which you (i) request that PC3 redeem all or a portion of your PC3 Class A ordinary shares, par value $0.0001 per share (the “PC3 Class A Ordinary Shares”), for cash, and (ii) identify yourself as the beneficial holder of the PC3 Class A Ordinary Shares and provide your legal name, phone number and address; and

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 p.m., Eastern Time, on [●], 2024 (two business days before the extraordinary general meeting) in order for their shares to be redeemed.

Holders of units must elect to separate the units into the underlying public shares and warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and warrants, or if a holder holds units registered in its own name, the holder must contact CST, PC3’s transfer agent, directly and instruct them to do so. Public shareholders may elect to redeem public shares regardless of how they vote in respect of the Business Combination Proposal. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank.

If the Business Combination is consummated, and if a public shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its shares to CST, PC3’s transfer agent, PC3 will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account and not previously released to PC3 to pay income taxes. For illustrative purposes, as of [●], 2024, this would have amounted to approximately $[●] per issued and outstanding public share. If a public shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. See the section entitled “Extraordinary General Meeting of PC3 — Redemption Rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares without the consent of PC3. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares without the consent of PC3, then any such shares in excess of that 15% limit would not be redeemed for cash.

Perception Capital Partners IIIA LLC, a Delaware limited liability company and shareholder of PC3 (the “Sponsor”) and each of PC3’ executive directors and officers (collectively, the “Sponsor Persons”) have agreed to, among other things, vote in favor of the Business Combination Proposal and the transactions contemplated thereby, including the other Condition Precedent Proposals, and to waive their redemption rights in connection with the underwriting agreement entered into in connection with the initial public offering of ordinary shares. The PC3 Class B Ordinary Shares held by the Sponsor and such other persons will be excluded from the pro rata calculation used to determine the per-share redemption price. None of the Sponsor Persons received any consideration in exchange for waiving their redemption rights. As of the date of the accompanying proxy statement/prospectus, the Sponsor Persons, collectively, own approximately [●]% of the issued and outstanding PC3 Ordinary Shares.

The approval of each of the Merger Proposal and the Organizational Documents Proposals requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the ordinary shares of PC3 represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The approval of each of the Business Combination Proposal, the Non-Binding Governance Proposals (which are comprised of non-binding advisory proposals), the Equity Incentive Proposal and the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

Your vote is very important. Whether or not you plan to attend the extraordinary general meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus to make sure that your shares are represented at the extraordinary general meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the extraordinary general meeting. In most cases you may vote by telephone or over the Internet as instructed. The transactions contemplated by the Business Combination Agreement will be consummated only if the Condition Precedent Proposals are approved at the extraordinary general meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of the others. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in the accompanying proxy statement/prospectus. The Non-Binding Governance Proposals are constituted of non-binding advisory proposals.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the extraordinary general meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the extraordinary general meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting and will not be voted. An abstention will be counted towards the quorum requirement but will not count as a vote cast at the extraordinary general meeting. A broker non-vote, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the extraordinary general meeting. If you are a shareholder of record and you attend the extraordinary general meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Your attention is directed to the remainder of the accompanying proxy statement/prospectus following this notice (including the Annexes and other documents referred to herein) for a more complete description of the proposed Business Combination and related transactions and each of the proposals. You are encouraged to read the accompanying proxy statement/prospectus carefully and in its entirety, including the Annexes and other documents referred to herein. If you have any questions or need assistance voting your ordinary shares, please contact [●], our proxy solicitor, by calling [●], or call collect at [●] or by emailing [●].

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors of PC3
[●], 2024

Scott Honour
Chairman of the Board of Directors

IF YOU SIGN, DATE AND RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR PUBLIC SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO PC3’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THESE SHARES WILL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

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ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC, by NewPubco (File No. 333-      ) (the “Registration Statement”), constitutes a prospectus of NewPubco under Section 5 of the Securities Act, with respect to (1) the NewPubco Common Stock to be issued to stockholders of RBio, (2) the NewPubco Common Stock to be issued to PC3 Shareholders, (3) the warrants to acquire NewPubco Common Stock to be issued to PC3 warrant holders, and (4) the NewPubco Common Stock underlying such warrants, if the Business Combination described below is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Exchange Act with respect to the special meeting in lieu of an annual meeting of PC3 shareholders at which PC3 shareholders will be asked to consider and vote on a proposal to approve the Business Combination by the approval and adoption of the Business Combination Agreement, among other matters.

TRADEMARKS

This proxy statement contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this proxy statement may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. The Company (as defined herein) does not intend its use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

MARKET AND INDUSTRY DATA

Some of the market and industry data contained, or incorporated by reference, in this prospectus are based on independent industry publications or other publicly available information. Although we believe that these independent sources are reliable, we have not independently verified and cannot assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market and industry data contained in this prospectus, and our beliefs and estimates based on such data, may not be reliable.

FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement/prospectus or the context otherwise requires, references to:

●	“Adjournment Proposal” are to the proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient shares represented to constitute a quorum necessary to conduct business at the extraordinary general meeting or for the approval of one or more proposals at the extraordinary general meeting or to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to PC3 shareholders;

●	“Business Combination” are to the combination of PC3, Merger Sub, RBio and NewPubco pursuant to the transactions provided for and contemplated in the Business Combination Agreement;

●	“Business Combination Agreement” are to the Business Combination Agreement, dated as of February 6, 2024 (as may be amended from time to time), by and among PC3, NewPubco, Merger Sub, and RBio;

●	“Business Combination Proposal” are to the proposal to approve by ordinary resolution (i) the Business Combination, (ii) the adoption of the Business Combination Agreement and, (iii) the approval of the transactions contemplated by the Business Combination Agreement, as more fully described elsewhere in the accompanying proxy statement/prospectus;

●	“Cayman Constitutional Documents” are to PC3’s Amended and Restated Memorandum and Articles of Association, as amended from time to time;

●	“Cayman Islands Companies Act” are to the Companies Act (as amended) of the Cayman Islands;

●	“Closing” are to the closing of the Business Combination;

●	“Closing Date” are to the date of the Closing of the Business Combination;

●	“Code” means the Internal Revenue Code of 1986, as amended;

●	“Condition Precedent Approvals” are to the approval at the extraordinary general meeting of the Condition Precedent Proposals;

●	“Condition Precedent Proposals” are to the Business Combination Proposal, the Merger Proposal, the Organizational Documents Proposals and the Incentive Plan Proposal, collectively;

●	“CST” are to Continental Stock Transfer and Trust Company;

●	“DGCL” are to the General Corporation Law of the State of Delaware, as amended;

●	“DTC” are to The Depository Trust Company;

●	“Effective Times” are to the Share Exchange Effective Time and the PC3 Merger Effective Time;

●	“Equity Incentive Plan” are to the RBio Energy Holdings Corp. 2024 Equity Incentive Plan to be considered for adoption and approval by the PC3 shareholders pursuant to the Incentive Plan Proposal;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“Existing RBio Stockholders” are to the holders of RBio Common Stock immediately prior to the Closing;

●	“extraordinary general meeting” are to the extraordinary general meeting of PC3 duly called by the PC3 Board and held for the purpose of considering and voting upon the proposals set forth in this proxy statement/prospectus;

●	“founder shares” are to PC3 Class B Ordinary Shares initially issued to the Initial Sponsor in a private placement prior to the initial public offering and the PC3 Class A Ordinary Shares that will be issued upon the automatic conversion of the PC3 Class B Ordinary Shares at the time of the Business Combination;

●	“GAAP” or “U.S. GAAP” are to accounting principles generally accepted in the United States of America;

●	“HSR Act” are to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

●	“Incentive Plan Proposal” are to the proposal to approve and assume by ordinary resolution the Equity Incentive Plan and any grants or awards issued thereunder;

●	“initial public offering” or “IPO” are to PC3’s initial public offering, which was consummated on July 23, 2021;

●	“Initial Sponsor” are to PFTA I LP, an Ontario limited partnership;

●	“Investment Company Act” are to the Investment Company Act of 1940, as amended;

●	“IPO registration statement” are to the Registration Statement on Form S-1 filed by PC3 in connection with its initial public offering;

●	“IRS” are to the U.S. Internal Revenue Service;

●	“JOBS Act” are to the Jumpstart Our Business Startups Act of 2012;

●	“Merger Consideration” are to the aggregate consideration to be paid to the holders of RBio Common Stock at the Closing;

●	“Merger Proposal” are to the proposal to approve by special resolution the PC3 Merger and related Plan of Merger and to authorize the merger of Merger Sub with and into PC3, with PC3 surviving the merger;

●	“Nasdaq” are to the Nasdaq Capital Market;

●	“NewPubco” are to RBio Energy Holdings Corp., a Delaware corporation;

●	“NewPubco Board” are to the board of directors of NewPubco;

●	“NewPubco Common Stock” are to NewPubco common stock, par value $0.0001 per share;

●	“Non-Binding Governance Proposals” are to the proposals to consider and vote upon, on a non-binding advisory basis, the Cayman Constitutional Documents and the Proposed Certificate of Incorporation;

●	“Organizational Documents Proposals” are to the two separate proposals to approve by special resolutions, with effect from the effective time of the PC3 Merger, (a) the change of name of PC3 to RBio Cayman Ltd and (b) the adoption of the Proposed Cayman Constitutional Documents;

●	“PC3” are to Perception Capital Corp. III, a Cayman Islands exempted company;

●	“PC3 Board” are to the board of directors of PC3;

●	“PC3 Class A Ordinary Shares” are to PC3’s Class A ordinary shares, par value $0.0001 per share;

●	“PC3 Class B Ordinary Shares” are to PC3’s Class B ordinary shares, par value $0.0001 per share;

●	“PC3 Excluded Shares” are to, without duplication, (i) the Redemption Shares, (ii) the PC3 Ordinary Shares (if any), that, at the PC3 Merger Effective Time, are held in the treasury of PC3 and (iii) the PC3 Ordinary Shares (if any), that are owned by RBio or its subsidiaries;

●	“PC3 Merger” are to the merger of Merger Sub with and into PC3, with PC3 continuing as the surviving entity in accordance with the terms and subject to the conditions set forth in the Business Combination Agreement;

●	“PC3 Merger Effective Time” are to the time at which the PC3 Merger shall become effective in accordance with the Business Combination Agreement;

●	“Polar Capital ” are to Polar Multi-Strategy Master Fund.

●	“Merger Sub” are to Perception RBio Merger Sub, a Cayman Islands exempted company and direct, wholly-owned subsidiary of NewPubco;

●	“PC3 Ordinary Shares” are to ordinary shares of PC3, including PC3 Class A Ordinary Shares and PC3 Class B Ordinary Shares;

●	“PC3 Parties” are to PC3 and Merger Sub;

●	“PC3 Private Placement Warrants” are to the 6,588,184 warrants issued simultaneously with the closing of PC3’s initial public offering;

●	“PC3 Public Warrants” are to the 8,637,126 warrants included in the PC3 Units;

●	“PC3 Units” are to the 25,911,379 units issued at the consummation of the IPO;

●	“PC3 Warrants” are to the warrants of PC3 that entitle its holder to purchase PC3 Ordinary Shares at a price of $11.50 per share;

●	“Person” are to any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind;

●	“Plan of Merger” are to the plan of merger to be entered into between PC3 and Merger Sub relating to the PC3 Merger in accordance with the Business Combination Agreement and to be filed with the Registrar of Companies in the Cayman Islands pursuant to the Cayman Islands Companies Act, the form of which is attached to this proxy statement/prospectus as Annex B;

●	“Proposed Bylaws” are to the proposed bylaws of NewPubco as of the effective time of the Business Combination, attached to this proxy statement/prospectus as Annex I;

●	“Proposed Cayman Constitutional Documents” are to the proposed amended and restated memorandum and articles of association of PC3 to be in effect following the PC3 Merger, a copy of which is attached to this proxy statement/prospectus as Annex G;

●	“Proposed Certificate of Incorporation” are to the proposed amended and restated certificate of incorporation of NewPubco, attached to this proxy statement/prospectus as Annex H;

●	“Proposed Organizational Documents” are to the Proposed Certificate of Incorporation and the Proposed Bylaws;

●	“public shareholders” are to holders of public shares, whether acquired in PC3’s initial public offering or acquired in the secondary market;

●	“public shares” are to the PC3 Class A Ordinary Shares (including those included in the units) that were offered and sold by PC3 in its initial public offering and registered pursuant to the IPO registration statement;

●	“RBio” are to RBio Energy Holdings Corp., a Delaware corporation;

●	“RBio Common Stock” are to RBio common stock, par value $0.0001 per share;

●	“RBio Parties” are to RBio and its subsidiaries;

●	“redemption” are to each redemption of public shares for cash pursuant to the Cayman Constitutional Documents;

●	“Redemption Shares” are to PC3 Class A Ordinary Shares that are properly submitted for redemption in connection with the solicitation of proxies to approve the Business Combination;

●	“Registration Statement” are to the registration statement on Form S-4 filed with the SEC by NewPubco, as it may be amended or supplemented from time to time (File No. 333- );

●	“Sarbanes-Oxley Act” are to the Sarbanes-Oxley Act of 2002;

●	“SEC” are to the United States Securities and Exchange Commission;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“Sponsor” are to Perception Capital Partners IIIA LLC, a Delaware limited liability company;

●	“Sponsor Persons” are to Sponsor and each of PC3’s executive officers and directors;

●	“Tolling Agreement” are to the tolling agreement by and between Cosmopolis Specialty Fibers, Inc. and RBio, dated May 22, 2024, attached to this proxy statement/prospectus as Annex E;

●	“Treasury Regulations” means the regulations, including proposed and temporary regulations, promulgated under the Code;

●	“Trust Account” are to the Trust Account established at the consummation of PC3’s initial public offering and maintained by CST, acting as trustee;

●	“Trust Amount” are to the amount of cash available in the Trust Account as of the Closing, after deducting the amount required to satisfy PC3’s obligations to its shareholders (if any) that exercise their redemption rights;

●	“VWAP” are to the volume-weighted average price; and

●	“we,” “us,” “the company” or “our company” are to Perception Capital Corp. III, a Cayman Islands exempted company.

Unless otherwise stated in this proxy statement/prospectus or the context otherwise requires, all references in this proxy statement/prospectus to PC3 Class A Ordinary Shares, public shares, PC3 Public Warrants or PC3 Warrants include any such securities underlying the PC3 Units, as applicable.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement/prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our, our management team’s, RBio’s and RBio’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement/prospectus may include, for example, statements about:

●	our ability to consummate the Business Combination;

●	the expected benefits of the Business Combination;

●	NewPubco’s financial and business performance following the Business Combination, including RBio’s financial projections and business metrics;

●	changes in RBio’s strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;

●	unexpected increases in RBio’s expenses resulting from inflationary pressures and rising interest rates, including manufacturing and operating expenses and interest expenses;

●	RBio’s inability to anticipate the future market demands and future needs of its customers;

●	the impact of component shortages, suppliers’ lack of production capacity, natural disasters or pandemics on RBio’s sourcing operations and supply chain;

●	RBio’s future capital requirements and sources and uses of cash;

●	RBio’s ability to obtain funding for its operations;

●	anticipated financial performance, including gross margin, and the expectation that NewPubco’s future results of operations will fluctuate on a quarterly basis for the foreseeable future;

●	expected capital expenditures, cost of revenue and other future expenses, and the sources of funds to satisfy the liquidity needs of NewPubco;

●	the expected U.S. federal income tax impact of the Business Combination; and

●	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this proxy statement/prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how to vote your proxy or instruct how your vote should be cast on the proposals set forth in this proxy statement/prospectus. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the risk that the Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of NewPubco’s securities;

●	the risk that the Business Combination may not be completed by PC3’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by PC3;

●	the failure to satisfy the conditions to the consummation of the Business Combination, including the adoption of the Business Combination Agreement by the stockholders of PC3 and RBio;

●	the lack of a third party valuation in determining whether to pursue the Business Combination;

●	the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement;

●	the effect of the announcement or pendency of the Business Combination on RBio’s business relationships, performance, and business generally;

●	risks that the Business Combination disrupts RBio’s current plans and potential difficulties in RBio’s employee retention as a result of the Business Combination;

●	the outcome of any legal proceedings that may be instituted against RBio or against PC3 related to the Business Combination Agreement or the Business Combination;

●	the ability to maintain the listing of PC3’s securities on Nasdaq;

●	the price of PC3’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which RBio plans to operate, variations in performance across competitors, changes in laws and regulations affecting RBio’s business and changes in the combined capital structure;

●	the ability to implement business plans, forecasts, and other expectations after the completion of the Business Combination, and identify and realize additional opportunities;

●	the risk of downturns and the possibility of rapid change in the highly competitive industry in which RBio operates;

●	the risk that RBio and its current and future collaborators are unable to successfully develop and commercialize RBio’s products or services, or experience significant delays in doing so;

●	the risk that RBio may never achieve or sustain profitability;

●	the risk that RBio will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;

●	the risk that NewPubco experiences difficulties in managing its growth and expanding operations;

●	the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations;

●	the risk of product liability or regulatory lawsuits or proceedings relating to RBio’s products and services;

●	the risk that RBio is unable to secure or protect its intellectual property;

●	the risk that NewPubco’s securities will not be approved for listing on Nasdaq or if approved, maintain the listing; and

●	other risks and uncertainties described in this proxy statement/prospectus, including those under the section entitled “Risk Factors.”

QUESTIONS AND ANSWERS

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the extraordinary general meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to PC3’s shareholders. PC3 urges shareholders to read this proxy statement/prospectus, including the Annexes and the other documents referred to herein, carefully and in their entirety to fully understand the proposed Business Combination and the voting procedures for the extraordinary general meeting.

Q	Why am I receiving this proxy statement/prospectus?

A:	You are receiving these materials because you are a shareholder of record or a beneficial holder of PC3 on [●], 2024, the record date for the extraordinary general meeting. PC3 and RBio have agreed to a business combination through a series of transactions, including the PC3 Merger and Share Exchange, subject to the terms and conditions of the Business Combination Agreement and the other transaction agreements. A copy of the Business Combination Agreement is attached as Annex A. PC3 shareholders are being asked to consider and vote upon a proposal to approve the Business Combination and a number of other proposals. See the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal” for more detail.

THE VOTE OF SHAREHOLDERS IS IMPORTANT. SHAREHOLDERS ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY, INCLUDING THE ANNEXES AND THE ACCOMPANYING FINANCIAL STATEMENTS OF PC3 AND RBIO.

Q	Can I attend the extraordinary general meeting in person?

A:	Yes. PC3 shareholders will be able to attend the extraordinary general meeting in person, which will be held on [●], 2024, at [●] a.m. Eastern Time, at the offices of Greenberg Traurig, LLP, located at 1750 Tysons Boulevard, Suite 1000, McLean, VA 22102.

Q	What are the transactions described in this document?

A:	On February 6, 2024, PC3 entered into the Business Combination Agreement. Pursuant to the Business Combination Agreement, the parties thereto will enter into a business combination transaction (the “Business Combination” and together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”), pursuant to which, among other things, (i) the RBio Stockholders will exchange all of their RBio Common Stock for shares of common stock of NewPubco, as a result of which RBio will become a direct wholly owned subsidiary of NewPubco, and (ii) Merger Sub will merge with and into PC3, with PC3 continuing as the surviving entity of the PC3 Merger. Following the Business Combination, each of PC3 and RBio will be a subsidiary of NewPubco, and NewPubco will become a publicly traded company. At the Closing, NewPubco Common Stock is expected to be listed on the Nasdaq Capital Market under the ticker symbol “RBIO.”

Q	What will happen in the PC3 Merger?

A:	Effect of the PC3 Merger. On the terms and subject to the conditions set forth in the Business Combination Agreement, at the effective time of the PC3 Merger (the “PC3 Merger Effective Time”), by virtue of the PC3 Merger:

(i)	each PC3 Ordinary Share issued and outstanding immediately prior to the PC3 Merger Effective Time (other than PC3 Excluded Shares) will be cancelled and converted into the right to receive one share of NewPubco Common Stock;

(ii)	each Redemption Share will not be converted into and become a share of NewPubco Common Stock, and will at the PC3 Merger Effective Time be converted into the right to receive from PC3, in cash, an amount per share calculated in accordance with such shareholder’s redemption rights; and

(iii)	at the PC3 Merger Effective Time, by virtue of the assumption of the warrant agreement, dated as of July 20, 2021, between PC3 and Continental Stock Transfer and Trust Company, a New York limited purpose trust company (“CST”), by NewPubco, each warrant of PC3 that entitles its holder to purchase one PC3 Class A Ordinary Share at a price of $11.50 per share that is outstanding immediately prior to the PC3 Merger Effective Time, will automatically and irrevocably be modified to provide that each warrant will entitle the holder of the warrant to purchase one share of NewPubco Common Stock on the same terms and conditions.

Q	How will NewPubco be managed following the Business Combination?

A:	Following the Closing, it is expected that NewPubco’s management will be composed of members of the current management of RBio, and the NewPubco Board will consist of seven directors, of which five (5) directors shall be designated by RBio, and two (2) independent directors shall be designated by Sponsor subject to written approval by RBio.

Please see the section entitled “Management of NewPubco after the Business Combination.”

Q	Is the completion of the Business Combination subject to any conditions?

A:	Yes. The respective obligations of each party to effect the Closing are subject to the fulfillment (or, to the extent permitted by applicable law, waiver) of certain conditions specified in the Business Combination Agreement.

The Business Combination Agreement provides that the obligations of the parties to consummate the Merger are subject to the satisfaction of the following conditions, any one or more of which may be waived (subject to compliance with applicable law) in writing by all of such parties: (i) approval by RBio’s and PC3’s respective stockholders and shareholders, (ii) no law, regulation, judgment, decree, executive order or award enjoining or prohibiting the consummation of the Business Combination, (iii) all required filings under the HSR Act will have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Business Combination under the HSR Act will have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder will have been obtained, and (iv) the Registration Statement will have been declared effective under the Securities Act.

To the extent that the PC3 Board determines that any modifications by the parties, including any waivers of any conditions to the Closing, materially change the terms of the Business Combination, PC3 and RBio will notify their respective equityholders in a manner reasonably calculated to inform them about the modifications as may be required by law, by publishing a press release, and/or filing a current report on Form 8-K and by circulating a supplement to this proxy statement/prospectus to resolicit the votes of PC3 shareholders, if required. For more information about conditions to the consummation of the Business Combination, see the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Summary of the Business Combination Agreement — Conditions to Closing.”

Q	Following the Business Combination, will PC3’s securities continue to trade on a stock exchange?

A:	No. PC3 and RBio anticipate that, following consummation of the Business Combination, the PC3 Class A Ordinary Shares, PC3 Units and PC3 Warrants will be delisted from The Nasdaq Capital Market, and PC3’s securities will be deregistered under the Exchange Act. However, PC3 and RBio have applied to list NewPubco Common Stock and NewPubco Warrants on The Nasdaq Capital Market upon the Closing under the ticker symbols “RBIO” and “RBIOW,” respectively.

Pursuant to the terms of the Business Combination Agreement, as a closing condition, the NewPubco Common Stock to be issued in connection with the Business Combination shall have been approved for listing on Nasdaq, but there can be no assurance that such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by each of the parties to the Business Combination Agreement. It is important for you to know that, at the time of the extraordinary general meeting, PC3 may not have received from Nasdaq either confirmation of the listing of the NewPubco Common Stock or that approval will be obtained prior to the consummation of the Business Combination. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in this proxy statement/prospectus without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such condition is waived and therefore the NewPubco Common Stock would not be listed on any nationally recognized securities exchange.

Q	What proposals are shareholders of PC3 being asked to vote upon?

A:	At the extraordinary general meeting, PC3 is asking holders of PC3 Ordinary Shares to consider and vote upon:

●	a proposal to approve by ordinary resolution and adopt (i) the Business Combination, (ii) the Business Combination Agreement, and (iii) each of the transactions contemplated by the Business Combination Agreement, as more fully described elsewhere in this proxy statement/prospectus;

●	a proposal to approve by special resolution the PC3 Merger and the authorization of the Plan of Merger related to the PC3 Merger;

●	two separate proposals to approve by special resolutions (i) the change of name of PC3 to RBio Cayman Ltd and (ii) the adoption of the Proposed Cayman Constitutional Documents;

●	proposals to approve by ordinary resolution, on a non-binding advisory basis, certain material differences between the Cayman Constitutional Documents and the Proposed Organizational Documents;

●	a proposal to approve and assume by ordinary resolution the Equity Incentive Plan and any grants or awards issued thereunder; and

●	a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes present to constitute a quorum or for the approval of one or more proposals at the extraordinary general meeting or to the extent necessary to ensure that any required supplement or amendment to the proxy statement/prospectus is provided to PC3 shareholders.

If PC3’s shareholders do not approve each of the Condition Precedent Proposals, then unless certain conditions in the Business Combination Agreement are waived by the applicable parties to the Business Combination Agreement, the Business Combination Agreement may be terminated, and the Business Combination may not be consummated. See the sections entitled “Shareholder Proposal No. 1 — The Business Combination Proposal,” “Shareholder Proposal No. 2 — The Merger Proposal,” “Shareholder Proposal No. 3 — The Organizational Documents Proposals,” and “Shareholder Proposal No. 5 — The Incentive Plan Proposal.”

PC3 will hold the extraordinary general meeting to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the Business Combination and the other matters to be acted upon at the extraordinary general meeting. Shareholders of PC3 should read it carefully.

Q	Did the PC3 Board Recommend the Business Combination Proposals and the other proposals?

A:	After careful consideration, the PC3 Board has determined that the Business Combination Proposal, the Merger Proposal, the Organizational Documents Proposals, the Non-Binding Governance Proposals, the Incentive Plan Proposal, and the Adjournment Proposal are in the best interests of PC3 and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

The existence of financial and personal interests of one or more of PC3’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of PC3 and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, PC3’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Interests of PC3’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Q	Are the proposals conditioned on one another?

A:	Each of Proposals No. 1, 2, 3, and 5 (the “Condition Precedent Proposals”) is cross-conditioned on the approval of the others. If our shareholders do not approve each of the Condition Precedent Proposals, then unless certain conditions in the Business Combination Agreement are waived by the applicable parties to the Business Combination Agreement, the Business Combination Agreement may be terminated, and the Business Combination may not be consummated. Proposal No. 6 is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus. Proposal No. 4 includes non-binding advisory proposals.

Q	Why is PC3 proposing the Business Combination?

A:	PC3 was incorporated to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, with one or more businesses or entities.

Based on our due diligence investigations of RBio, its management teams and the industry in which it operates, including the financial and other information provided by RBio in the course of these due diligence investigations, the PC3 Board believes that the Business Combination with RBio is in the best interests of PC3 and its shareholders and presents an opportunity to increase shareholder value. However, there is no assurance of this. See the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — The PC3 Board’s Reasons for the Approval of the Business Combination” for additional information.

Although the PC3 Board believes that the Business Combination with RBio presents an attractive business combination opportunity and is in the best interests of PC3 and its shareholders, the PC3 Board did consider certain potentially material negative factors in arriving at that conclusion, including, among others: (i) the risks associated with RBio’s long-term business plan and strategy, (ii) macroeconomic uncertainty and (iii) the risks associated with RBio realizing the anticipated benefits of the Business Combination on the timeline expected or at all. These factors are discussed in greater detail in the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — The PC3 Board’s Reasons for the Business Combination,” as well as in the section entitled “Risk Factors.”

Q	What will RBio stockholders receive in return for NewPubco’s acquisition of all of the issued and outstanding equity interests of RBio?

A:	The aggregate consideration (the “Merger Consideration”) to be issued to the holders of RBio common stock, par value $0.0001 per share (the “RBio Common Stock”), at the Closing will be set forth on the Payment Spreadsheet (as defined in the Business Combination Agreement).

For further details, see the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal.”

Q:	What equity stake will PC3’s current shareholders and current equityholders of RBio hold in PC3 immediately after the consummation of the Business Combination?

A:	It is anticipated that, upon the completion of the Business Combination, PC3’s Public Shareholders will retain an ownership interest of approximately 8.6% of the outstanding PC3 Ordinary Shares; the Sponsor, Initial Sponsor and related parties will retain an aggregate ownership interest of approximately 11.3% of the outstanding NewPubco Common Stock, Polar will retain an ownership interest of approximately 3.0% of the outstanding NewPubco Common Stock, and the RBio stockholders will own approximately 77.1% of the outstanding NewPubco Common Stock. The foregoing ownership percentages with respect to NewPubco following the Business Combination excludes any outstanding Warrants and assumes that (i) there are no redemptions of any shares by PC3’s Public Shareholders in connection with the Business Combination, and (ii) NewPubco does not engage in any kind of additional equity financing prior to the Closing. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by PC3’s existing shareholders in NewPubco will be different.

If any of PC3’s Public Shareholders exercise their redemption rights, the percentage of PC3’s outstanding ordinary shares held by PC3’s Public Shareholders will decrease and the percentages of PC3’s outstanding Ordinary Shares held by Sponsor and related parties, by Blue Capital, and by the Rbio stockholders will increase, in each case, relative to the percentage held if none of the Public Shares are redeemed.

If any of PC3’s Public Shareholders redeem their Public Shares at Closing in accordance with the PC3 Existing Governing Documents but continue to hold Public Warrants after the Closing, the aggregate value of the Public Warrants that may be retained by them, based on the closing trading price per Public Warrant of $[●] as of [●], 2024, would be $[●] regardless of the amount of redemptions by the Public Shareholders. Upon the issuance of NewPubco Common Stock in connection with the Business Combination, the percentage ownership of PC3 by PC3’s Public Shareholders who do not redeem their Public Shares will be diluted. PC3 Public Shareholders that do not redeem their Public Shares in connection with the Business Combination will experience further dilution upon the exercise of Public Warrants that are retained after the Closing by redeeming PC3 Public Shareholders. The percentage of the total number of outstanding ordinary shares that will be owned by PC3 Public Shareholders as a group will vary based on the number of Public Shares for which the holders thereof request redemption in connection with the Business Combination.

The following table illustrates varying ownership levels of the PC3 immediately following the Business Combination(1):

	Assuming Minimum Redemptions Scenario		Assuming Mid-point Redemptions Scenario		Assuming Maximum Redemptions Scenario
Equity Capitalization Summary	Shares	%	Shares	%	Shares	%
RBio stockholders	35,000,000	77.1%	35,000,000	80.6%	35,000,000	84.4%
PC3 Public Shareholders	3,910,370	8.6%	1,955,185	4.5%	-	-%
Sponsor and related parties(2)	5,127,845	11.3%	5,127,845	11.8%	5,127,845	12.4%
Polar Capital(3)	1,350,000	3.0%	1,350,000	3.1%	1,350,000	3.3%
Total NewPubco Common Stock	45,388,215	100.0%	43,433,030	100.0%	41,477,845	100.0%

(1)	The table does not include the 8,637,126 shares underlying PC3 Public Warrants, the 6,588,184 shares underlying PC3 Private Placement Warrants and 2,500,000 shares under the RBio Equity Incentive Plan.
(2)	The shares held by Sponsor and related parties include 155,000 shares held by directors, 2,107,615 shares held by Initial Sponsor, and 2,757,615 shares held by the Sponsor.
(3)	The Sponsor entered into a subscription agreement on August 1, 2023 with Polar Capital pursuant to which Polar will extend up to $1,500,000 of capital to the Sponsor and the Sponsor will transfer the funds to PC3. At the close of the Business Combination, Polar will receive 0.9 shares for every $1 of funds outstanding.

In addition, the following table illustrates varying ownership levels in PC3 immediately following the consummation of the Business Combination based on the varying levels of redemptions by the Public Shareholders, on a fully diluted basis, showing full exercise and conversion of all securities that may be outstanding as of the Closing of the Business Combination, including the PC3 Public Warrants, PC3 Private Placement Warrants and the RBio Equity Incentive Plan(1):

	Assuming Minimum Redemptions Scenario		Assuming Mid-point Redemptions Scenario		Assuming Maximum Redemptions Scenario
Equity Capitalization Summary	Shares	%	Shares	%	Shares	%
RBio stockholders	37,500,000	59.4%	37,500,000	61.3%	37,500,000	63.3%
PC3 Public Shareholders	12,547,496	19.9%	10,592,311	17.3%	8,637,126	14.6%
Sponsor and related parties(2)	11,716,029	18.6%	11,716,029	19.2%	11,716,029	19.8%
Polar Capital(3)	1,350,000	2.1%	1,350,000	2.2%	1,350,000	2.3%
Total NewPubco Common Stock	63,113,525	100.0%	61,158,340	100.0%	59,203,155	100.0%

(1)	The table includes the 8,637,126 shares underlying PC3 Public Warrants and the 6,588,184 shares underlying PC3 private placement warrants and 2,500,000 shares under the RBio Equity Incentive Plan.
(2)	The shares held by Sponsor and related parties include 155,000 shares held by directors, 2,107,615 shares and 2,196,061 Private Placement Warrants held by Initial Sponsor, 2,107,615 shares and 4,392,123 Private Placement Warrants held by the Sponsor and 2,500,000 shares under the RBio Equity Incentive Plan.
(3)	The Sponsor entered into a subscription agreement on August 1, 2023 with Polar Capital pursuant to which Polar will extend up to $1,500,000 of capital to the Sponsor and the Sponsor will transfer the funds to PC3. At the close of the Business Combination, Polar will receive $0.9 for every $1 of funds outstanding.

See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for further information. All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions as described in the section entitled “Basis of Presentation and Glossary — Share Calculations and Ownership Percentages” and, with respect to the determination of the “Assuming Maximum Redemptions Scenario” section. Additionally, the relative percentages above assume the Business Combination was consummated on March 31, 2024. Should one or more of the assumptions prove incorrect, actual ownership percentages may vary materially from those described in this proxy statement/prospectus as anticipated, believed, estimated, expected or intended.

Q	How has the announcement of the Business Combination affected the trading price of the PC3 Class A Ordinary Shares?

A:

On February 9, 2024, the last trading date before the public announcement of the execution of the Business Combination Agreement, the reported closing price on Nasdaq of the PC3 Units and PC3 Class A Ordinary Shares was $10.78 and $10.63, respectively. On [●], 2024, the most recent practicable date prior to the date of this proxy statement/prospectus, the reported closing price on Nasdaq of the PC3 Units and PC3 Class A Ordinary Shares was $[●] and $[●], respectively.

Q	What changes will be made to the current constitutional documents of PC3?

A:	PC3’s shareholders are being asked to consider and vote upon a proposal to approve the replacement of PC3’s current Cayman Constitutional Documents under the Cayman Islands Companies Act with the Proposed Cayman Constitutional Documents, which will be materially modified from the Cayman Constitutional Documents in the following respects:

●	change the name of PC3 to “RBio Cayman Ltd” and delete the provisions relating to PC3’s status as a blank check company and retain the default of perpetual existence under the Cayman Islands Companies Act;

●	provide for only one class of directors on the PC3 Board.

See the section entitled “Shareholder Proposal No. 3 — The Organizational Documents Proposals” for additional information.

Q	Do I have redemption rights?

A:	If you are a holder of public shares, you have the right to request that we redeem all or a portion of your public shares for cash provided that you follow the procedures and deadlines described elsewhere in this proxy statement/prospectus. Public shareholders may elect to redeem all or a portion of the public shares held by them regardless of how they vote in respect of the Business Combination Proposal. If you wish to exercise your redemption rights, please see the answer to the question: “How do I exercise my redemption rights?”

Notwithstanding the foregoing, a public shareholder, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares without the consent of PC3. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares without the consent of PC3, then any such shares in excess of that 15% limit would not be redeemed for cash. The Initial Sponsor and Sponsor Persons have agreed to waive their redemption rights with respect to all of the founder shares in connection with the consummation of the Business Combination. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. None of the Initial Sponsor and Sponsor Persons received any consideration in exchange for waiving their redemption rights.

Q	Will how I vote affect my ability to exercise redemption rights?

A:	No. You may exercise your redemption rights whether you vote your PC3 Class A Ordinary Shares for or against or abstain from voting on the Business Combination Proposal or any other proposal to be voted upon at the extraordinary general meeting. As a result, the Business Combination can be approved by shareholders who will redeem their shares and no longer remain shareholders.

Q	How do I exercise my redemption rights?

A:	If you are a public shareholder and wish to exercise your right to redeem your public shares, you must:

(i)	(a) hold public shares, or (b) if you hold public shares through units, you must elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares;

(ii)	submit a written request to CST, PC3’s transfer agent, in which you (i) request that PC3 redeem all or a portion of your PC3 Class A Ordinary Shares for cash, and (ii) identify yourself as the beneficial holder of the PC3 Class A Ordinary Shares and provide your legal name, phone number and address; and

(iii)	deliver your public shares to CST, PC3’s transfer agent, physically or electronically through The Depository Trust Company (“DTC”).

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 p.m., Eastern Time, on [●], 2024 (two business days before the extraordinary general meeting) in order for their shares to be redeemed.

The address of CST, PC3’s transfer agent, is listed under the question “Who can help answer my questions?” below.

Holders of units must elect to separate the units into the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact CST, PC3’s transfer agent, directly and instruct them to do so.

Public shareholders will be entitled to request that their public shares be redeemed for a pro rata portion of the amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account and not previously released to PC3 to pay income taxes. For illustrative purposes, as of [●], 2024, this would have amounted to approximately $[●] per issued and outstanding public share. However, the proceeds deposited in the Trust Account could become subject to the claims of PC3’s creditors, if any, which could have priority over the claims of the public shareholders, regardless of whether such public shareholder votes or, if they do vote, irrespective of if they vote for or against the Business Combination Proposal.

Therefore, the per share distribution from the Trust Account in such a situation may be less than originally expected due to such claims. Whether you vote, and if you do vote, how you vote on any proposal, including the Business Combination Proposal, will have no impact on the amount you will receive upon exercise of your redemption rights. It is expected that the funds to be distributed to public shareholders electing to redeem their public shares will be distributed promptly after the consummation of the Business Combination.

A PC3 shareholder may not withdraw a redemption request once submitted to PC3 unless the PC3 Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which the PC3 Board may do in whole or in part). If you submit a redemption request to CST, PC3’s transfer agent, and later decide prior to the extraordinary general meeting not to elect redemption, you may request to withdraw the redemption request. You may make such request by contacting CST, PC3’s transfer agent, at the phone number or address listed under the question “Who can help answer my questions?” below.

Any corrected or changed written exercise of redemption rights must be received by CST, PC3’s transfer agent, prior to the vote taken on the Business Combination Proposal at the extraordinary general meeting. No request for redemption will be honored unless the holder’s public shares have been delivered (either physically or electronically) to CST, PC3’s transfer agent, at least two business days prior to the vote at the extraordinary general meeting.

If a holder of public shares properly makes a request for redemption and the public shares are delivered as described above, then, if the Business Combination is consummated, PC3 will redeem the public shares for a pro rata portion of funds deposited in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account and not previously released to PC3 to pay income taxes.

If you are a holder of public shares and you exercise your redemption rights, such exercise will not result in the loss of any warrants that you may hold.

Q	If I am a holder of units, can I exercise redemption rights with respect to my units?

A:	No. Holders of issued and outstanding units must elect to separate the units into the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold your units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the units into the underlying public shares and public warrants, or if you hold units registered in your own name, you must contact CST, PC3’s transfer agent, directly and instruct them to do so. You are requested to cause your public shares to be separated and delivered to CST, PC3’s transfer agent, by 5:00 p.m., Eastern Time, on [●], 2024 (two business days before the extraordinary general meeting) in order to exercise your redemption rights with respect to your public shares.

Q	How are the funds in the trust account currently being held?

A:	With respect to the regulation of special purpose acquisition companies like the Company, on March 30, 2022, the SEC issued proposed rules (the “SPAC Rule Proposals”) relating to, among other items, disclosures in business combination transactions involving special purpose acquisition companies and private operating companies; the condensed financial statement requirements applicable to transactions involving shell companies; the use of projections by special purpose acquisition companies in SEC filings in connection with proposed business combination transactions; the potential liability of certain participants in proposed business combination transactions; and the extent to which special purpose acquisition companies could become subject to regulation under the Investment Company Act, including a proposed rule that would provide special purpose acquisition companies a safe harbor from treatment as an investment company if they satisfy certain conditions that limit a special purpose acquisition company’s duration, asset composition, business purpose and activities. On January 24, 2024, the SEC issued final rules and guidance (the “Final Rules”) relating to special purpose acquisition companies, regarding, among other things, disclosure in SEC filings in connection with initial business combination transactions; the financial statement requirements applicable to transactions involving shell companies; the use of projections in SEC filings in connection with a proposed business combination transaction; and the potential liability of certain participants in proposed business combination transactions.

There is currently some uncertainty concerning the applicability of the Investment Company Act to a special purpose acquisition company. Regardless of the Final Rules or whether or not we complete an initial business combination within 24 months after the effective date of the registration statement for the IPO (the “IPO Registration Statement”), it is possible that a claim could be made that we have been operating as an unregistered investment company. Even prior to the 24-month anniversary of the effective date of the IPO Registration Statement, we may be deemed to be an investment company.

The amounts held in the trust account are invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations. As of [●], 2024, there was approximately $[●] in investments held in the trust account. The longer that the funds in the trust account are held in U.S. government securities or in money market funds invested exclusively in such securities, even prior to the 24-month anniversary of the effective date of our IPO Registration Statement, the greater risk that we may be considered an unregistered investment company, in which case we may be required to liquidate. Accordingly, we may determine, in our discretion, to instruct CST, the trustee managing the trust account, with respect to the trust account, to liquidate the U.S. government treasury obligations or money market funds held in the trust account and thereafter to hold all funds in the trust account in a bank deposit account, subject to the terms and conditions of the trust agreement. As a result, following such liquidation, we will likely receive minimal interest, if any, on the funds held in the trust account, which would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company. See the section entitled “Risk Factors — If we are deemed to be an investment company for purposes of the Investment Company Act, we would be required to institute burdensome compliance requirements and our activities would be severely restricted and, as a result, we may abandon our efforts to consummate an initial business combination and liquidate” and “— To mitigate the risk that we could be deemed to be an investment company for purposes of the Investment Company Act, following the First Extension, we instructed the trustee to liquidate the securities held in the trust account and instead to hold the funds in the trust account in an interest-bearing bank demand deposit account until the earlier of the consummation of a business combination or our liquidation. Following the liquidation of securities in the trust account, we may receive less interest on the funds held in the trust account than the interest we would have received pursuant to our original trust account investments, which could reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.”

Q	What are the material U.S. federal income tax consequences of exercising my redemption rights?

A:	The U.S. federal income tax consequences of exercising your redemption rights depend on your particular facts and circumstances. See the section entitled “Material U.S. Federal Income Tax Considerations.”

Q	What are the U.S. federal income tax consequences of the PC3 Merger?

A:	It is intended that the PC3 Merger, taken together with the Share Exchange, will qualify for tax-deferred treatment under Section 351(a) of the Code, subject to the passive foreign investment company (“PFIC”) rules. If the PC3 Merger so qualifies, a U.S. Holder (as defined in the section entitled “Material U.S. Federal Income Tax Considerations—U.S. Holders”) generally should not recognize any gain or loss for U.S. federal income tax purposes on the receipt of NewPubco Common Stock in exchange for PC3 Class A Ordinary Shares, subject to the PFIC rules. However, the receipt of NewPubco Warrants in exchange for PC3 Public Warrants pursuant to the PC3 Merger may cause U.S. Holders of PC3 Public Warrants to recognize taxable gain regardless of whether the PC3 Merger qualifies for tax-deferred treatment under Section 351(a) of the Code.

For a more complete discussion of the U.S. federal income tax considerations of the PC3 Merger, including the PFIC rules, see the section entitled “Material U.S. Federal Income Tax Considerations—U.S. Holders—Tax Consequences of the PC3 Merger.”

Q	What happens to the funds deposited in the Trust Account after consummation of the Business Combination?

A:	Following the closing of PC3’s initial public offering, an amount equal to $240.0 million of the net proceeds from PC3’s initial public offering and the sale of the PC3 Private Placement Warrants was placed in the Trust Account. As of [●], 2024, funds in the Trust Account totaled approximately $[●] and were comprised entirely of money market funds invested in U.S. Treasury securities with a maturity of 185 days or less or of money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. PC3 initially had until July 23, 2023 to consummate an initial business combination. On July 21, 2023, PC3 held an extraordinary general meeting of shareholders (the “First Extension Meeting”). At the First Extension Meeting, the shareholders approved amendments to the Cayman Constitutional Documents (the “First Extension Amendment Proposal”) to, among other things, extend the date by which PC3 must (i) consummate an initial business combination; (ii) cease its operations, except for the purpose of winding up, if it fails to complete such initial business combination; and (iii) redeem 100% of PC3 Class A ordinary shares, from July 23, 2023 to July 23, 2024 or such earlier date as determined by the board of directors of PC3. In connection with the Extension Meeting, shareholders holding 22,001,009 public shares exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, approximately $229.1 million (approximately $10.41 per share) was removed from the Trust Account to pay such holders. These funds will remain in the Trust Account, except for the withdrawal of interest to pay taxes, if any, until the earliest of (1) the completion of a business combination (including the Business Combination), (2) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Cayman Constitutional Documents to modify the substance or timing of PC3’s obligation to redeem 100% of the public shares if it does not complete a business combination by the Extended Date or any provision relating to the PC3 shareholders’ rights or pre-business combination activity and (3) the redemption of all of the public shares if PC3 is unable to complete a business combination by the Extended Date, subject to applicable law. Because the PC3 Board believes that there will not be sufficient time before July 23, 2024 to consummate an initial business combination, on June 18, 2024, PC3 filed a definitive proxy statement on Schedule 14A relating to an extraordinary general meeting in lieu of annual meeting of shareholders at which PC3’s shareholders will be asked to approve a proposal to amend the Articles (the “Second Extension Amendment”) to extend the date by which PC3 must (1) consummate a business combination, (2) cease its operations except for the purpose of winding up if it fails to complete a business combination, and (3) redeem all of its public shares from July 23, 2024 to April 23, 2025 or such earlier date as determined by the PC3 Board to be in the best interests of PC3 (the “Proposed Second Extension” and such date, the “Second Extended Date”). For a discussion of PC3’s recent extension of the deadline to complete an initial business combination, see the section entitled “PC3 Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments.”

Upon consummation of the Business Combination, the funds deposited in the Trust Account will be released to pay holders of PC3 public shares who properly exercise their redemption rights, to pay transaction fees and expenses associated with the Business Combination and for working capital and general corporate purposes of NewPubco following the Business Combination. See the section entitled “Summary of the Proxy Statement/Prospectus — Sources and Uses of Funds for the Business Combination.”

Q	When do you expect the Business Combination to be completed?

A:	The Business Combination is expected to be completed in 2024.

Q	Do I have appraisal rights in connection with the proposed Business Combination and the Business Combination?

A:	PC3’s shareholders may be entitled to give notice to PC3 prior to the meeting that they wish to dissent to the PC3 Merger and to receive payment of fair market value for his or her PC3 shares if they follow the procedures set out in the Cayman Islands Companies Act, noting that any such dissention rights may be limited pursuant to Section 239 of the Cayman Islands Companies Act, pursuant to which no such dissention rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange at the expiry date of the period allowed for written notice of an election to dissent provided that the merger consideration does constitute anything except, inter alia, shares of any company which at the effective date of the PC3 Merger are listed on a national securities exchange. It is PC3’s view that such fair market value would equal the amount which PC3 shareholders would obtain if they exercise their redemption rights as described herein.

Q	What do I need to do now?

A:	PC3 urges you to read this proxy statement/prospectus, including the Annexes and the documents referred to herein, carefully and in their entirety and to consider how the Business Combination will affect you as a shareholder or warrant holder of PC3. PC3’s shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q	How do I vote?

A:	The extraordinary general meeting will be held at [●] a.m. Eastern Time, on [●], 2024, at the offices of Greenberg Traurig LLP, 1750 Tysons Boulevard, Suite 1000, McLean, VA 22102. If you are a holder of record of PC3 Ordinary Shares on the record date for the extraordinary general meeting, you may vote at the extraordinary general meeting in person or by submitting a proxy for the extraordinary general meeting, in any of the following ways, if available:

Vote by Mail: by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope. By signing the proxy card and returning it in the enclosed prepaid envelope to the specified address, you are authorizing the individuals named on the proxy card to vote your shares at the extraordinary general meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the extraordinary general meeting so that your shares will be voted if you are unable to attend the extraordinary general meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the extraordinary general meeting. If you sign and return the proxy card but do not give instructions on how to vote your shares, your PC3 Ordinary Shares will be voted as recommended by the PC3 Board;

Vote by Internet: by visiting www. [●].com, 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time on [●], 2024 (have your proxy card in hand when you visit the website);

Vote by Phone: by calling toll-free (within the U.S. or Canada) [●] (have your proxy card in hand when you call); or

Vote at the extraordinary general meeting: by attending and voting at the extraordinary general meeting in person. You can attend the extraordinary general meeting in person and vote during the meeting by following the instructions on your proxy card.

If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the extraordinary general meeting and vote in person, obtain a valid proxy from your broker, bank or nominee. In most cases you may vote by telephone or over the Internet as instructed.

Q	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:	No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement/prospectus may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent, and you may need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or nominee as to how to vote your shares. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe all the proposals presented to the shareholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares and you should instruct your broker to vote your shares in accordance with directions you provide. If you do not provide voting instructions to your broker on a particular proposal on which your broker does not have discretionary authority to vote, your shares will not be voted on that proposal. This is called a “broker non-vote.” A broker non-vote, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the extraordinary general meeting.

Q	When and where will the extraordinary general meeting be held?

A:	The extraordinary general meeting will be held on [●], 2024 at [●] a.m. Eastern Time, at the offices of Greenberg Traurig, LLP, 1750 Tysons Boulevard, Suite 1000, McLean, VA 22102.

Q	Who is entitled to vote at the extraordinary general meeting?

A:	PC3 has fixed [●], 2024 as the record date for the extraordinary general meeting. If you were a shareholder of PC3 at the close of business on the record date, you are entitled to vote on matters that come before the extraordinary general meeting. However, a shareholder may only vote his or her shares if he or she is present in person or is represented by proxy at the extraordinary general meeting.

Q	How many votes do I have?

A:	PC3 shareholders are entitled to one vote at the extraordinary general meeting for each PC3 Ordinary Share held of record as of the Record date. As of the close of business on the record date for the extraordinary general meeting, there were [●] PC3 Class A Ordinary Shares issued and outstanding, and 6,477,845 PC3 Class B Ordinary Shares issued and outstanding.

Q	What constitutes a quorum?

A:	A quorum of PC3 shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting if one or more shareholders who together hold a majority of the issued and outstanding PC3 Ordinary Shares entitled to vote at the extraordinary general meeting are represented in person or by proxy. As of the record date for the extraordinary general meeting, [●] PC3 Ordinary Shares would be required to achieve a quorum.

Q	What vote is required to approve each proposal at the extraordinary general meeting?

A:	The following votes are required for each proposal at the extraordinary general meeting:

(i)	Business Combination Proposal: The approval of the Business Combination Proposal requires an ordinary resolution under the Cayman Islands Constitutional Documents, being the affirmative vote of the holders of a majority of the PC3 Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(ii)	Merger Proposal: The approval of the Merger Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the PC3 Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(iii)	Organizational Documents Proposals: The approval of each of the Organizational Documents Proposals requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the PC3 Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(iv)	Non-Binding Governance Proposals: The Non-Binding Governance Proposals are constituted of non-binding advisory proposals, and may be approved by ordinary resolution, being the affirmative vote of the holders of a majority of the PC3 Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(v)	Incentive Plan Proposal: The approval of the Incentive Plan Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the PC3 Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(vi)	Adjournment Proposal: The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the PC3 Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

Q	What are the recommendations of the PC3 Board?

A:	The PC3 Board believes that the Business Combination Proposal and the other proposals to be presented at the extraordinary general meeting are in the best interest of PC3’s shareholders and unanimously recommends that its shareholders vote “FOR” the Business Combination Proposal, “FOR” the Organizational Documents Proposals, and “FOR” all of the other proposals. The existence of financial and personal interests of one or more of PC3’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of PC3 and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, PC3’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Interests of PC3’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Q	How does the Sponsor intend to vote its shares?

A:	Unlike some other blank check companies in which the initial shareholders agree to vote their shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, each of the Initial Sponsor and Sponsor Person has agreed to vote all the founder shares and any public shares purchased during or after PC3’s initial public offering in favor of the Business Combination. As of the date of this proxy statement/prospectus, the Sponsor and PC3’s directors and executive officers, collectively, own approximately [●]% of the issued and outstanding PC3 Ordinary Shares.

The Sponsor and PC3’s directors, officers, advisors or their respective affiliates may purchase shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination. If the Sponsor or its affiliates engage in such transactions prior to the completion of the Business Combination, the purchase will be at a price no higher than the price offered through the redemption process. Any such securities purchased by the Sponsor or its affiliates, or any other third party that would vote at the direction of the Sponsor or its affiliates will not be voted in favor of approving the Business Combination. However, they have no current commitments, plans or intentions to engage in any such transactions and have not formulated any terms or conditions for any such transactions.

None of the funds in the Trust Account will be used to purchase shares or warrants in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of PC3’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.

In the event that the Sponsor or PC3’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. In order to induce the underwriters to execute the underwriting agreement entered into in connection with the IPO, the Sponsor and each of the officers and directors of PC3 entered into agreements with PC3, pursuant to which each of them agreed to waive their redemption rights with respect to their founder shares and public shares and to vote in favor of the Business Combination. These agreements were reaffirmed in the Sponsor Agreement.

The purpose of such purchases would be to ensure that such shares would not be redeemed in connection with the Business Combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of PC3 Class A Ordinary Shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

The Sponsor and PC3’s officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom the Sponsor or PC3’s officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of PC3 Class A Ordinary Shares) following our mailing of proxy materials in connection with the Business Combination. To the extent that the Sponsor or PC3’s officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against the Business Combination Proposal but only if such shares have not already been voted at the extraordinary general meeting. The Sponsor and PC3’s officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

To the extent that the Sponsor or PC3’s officers, directors, advisors or their affiliates enter into any such private purchase, prior to the extraordinary general meeting PC3 will file a current report on Form 8-K to disclose: (1) the amount of securities purchased in any such purchases, along with the purchase price; (2) the purpose of any such purchases; (3) the impact, if any, of any such purchases on the likelihood that the Business Combination will be approved; (4) the identities or the nature of the security holders (e.g., 5% security holders) who sold their securities in any such purchases; and (5) the number of securities for which PC3 has received redemption requests pursuant to its shareholders’ redemption rights in connection with the Business Combination.

Any purchases by the Sponsor or PC3’s officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. The Sponsor and PC3’s officers, directors and/or their affiliates will not make purchases of PC3 Class A Ordinary Shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

The existence of financial and personal interests of one or more of PC3’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of PC3 and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, PC3’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Interests of PC3’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Q	What happens if I sell my PC3 Ordinary Shares before the extraordinary general meeting?

A:	The record date for the extraordinary general meeting is earlier than the date of the extraordinary general meeting and earlier than the date that the Business Combination is expected to be completed. If you transfer your public shares after the applicable record date, but before the extraordinary general meeting, unless you grant a proxy to the transferee, you will retain your right to vote at such general meeting but the transferee, and not you, will have the ability to redeem such shares (if time permits).

Q	May I change my vote after I have delivered my signed proxy card or voting instruction card?

A:	Yes. If you are a shareholder of record of PC3 Ordinary Shares as of the close of business on the record date, you can change or revoke your proxy before it is voted at the meeting in one of the following ways:

●	Submit a new proxy card bearing a later date; or

●	Vote in person or electronically at the extraordinary general meeting by visiting www.[●].com and entering the control number found on your proxy card, voting instruction form or notice you previously received. Please note that your attendance at the extraordinary general meeting will not alone serve to revoke your proxy.

Q	What happens if I fail to take any action with respect to the extraordinary general meeting?

A:	If you fail to take any action with respect to the extraordinary general meeting and the Business Combination is approved by shareholders and the Business Combination is consummated, you will become a stockholder or warrant holder of NewPubco. If you fail to take any action with respect to the extraordinary general meeting and the Business Combination Proposal and the other Condition Precedent Proposals are not approved, you will remain a shareholder or warrant holder of PC3. However, if you fail to vote with respect to the extraordinary general meeting, you will nonetheless be eligible to elect to redeem your public shares in connection with the Business Combination.

Q	What happens if I attend the extraordinary general meeting and abstain or do not vote?

A:	For purposes of the PC3 extraordinary general meeting, an abstention occurs when a shareholder is present at the PC3 extraordinary general meeting and does not vote or returns a proxy with an “abstain” vote.

If you are a PC3 shareholder that attends the PC3 extraordinary general meeting in person and fails to vote on the Business Combination Proposal, the Merger Proposal, the Organizational Documents Proposals, the Non-Binding Governance Proposals, the Incentive Plan Proposal, or the Adjournment Proposal, or if you respond to such proposals with an “abstain” vote, your shares will be counted for the purposes of determining whether a quorum is present at the extraordinary general meeting. However, your failure to vote or your “abstain” vote will not count as votes cast at the extraordinary general meeting and otherwise will have no effect on a particular proposal.

Q	What should I do with my PC3 share certificates, warrant certificates or unit certificates?

A:	PC3 shareholders who exercise their redemption rights must deliver (either physically or electronically) their share certificates to CST, PC3’s transfer agent, prior to the extraordinary general meeting.

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 p.m., Eastern Time, on [●], 2024 (two business days before the extraordinary general meeting) in order for their shares to be redeemed.

Holders of PC3 Warrants should not submit the certificates relating to their warrants. Public shareholders who do not elect to have their public shares redeemed for the pro rata share of the Trust Account should not submit the certificates relating to their public shares.

Upon the consummation of the Business Combination, holders of PC3 Units, PC3 Class A Ordinary Shares, PC3 Class B Ordinary Shares and PC3 Warrants will receive shares of NewPubco Common Stock and NewPubco Warrants, as the case may be, without needing to take any action and, accordingly, such holders should not submit any certificates relating to their units, PC3 Class A Ordinary Shares (unless such holder elects to redeem the public shares in accordance with the procedures set forth above), PC3 Class B Ordinary Shares or PC3 Warrants.

Q	What should I do if I receive more than one set of voting materials?

A:	PC3 shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your PC3 Ordinary Shares.

Q	Who will solicit and pay the cost of soliciting proxies for the extraordinary general meeting?

A:	PC3 will pay the cost of soliciting proxies for the extraordinary general meeting. PC3 has engaged [●] to assist in the solicitation of proxies for the extraordinary general meeting. PC3 has agreed to pay [●] a fee of $[●], plus disbursements (to be paid with non-Trust Account funds). PC3 will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of PC3 Class A Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of PC3 Class A Ordinary Shares and in obtaining voting instructions from those owners. PC3’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q	Where can I find the voting results of the extraordinary general meeting?

A:	The preliminary voting results will be expected to be announced at the extraordinary general meeting. PC3 will publish final voting results of the extraordinary general meeting in a Current Report on Form 8-K within four business days after the extraordinary general meeting.

Q	Who can help answer my questions?

A:	If you have questions about the Business Combination or the Business Combination or if you need additional copies of this prospectus, any document incorporated by reference in this prospectus or the enclosed proxy card, you should contact:

[●]

Toll-Free: [●]
Collect: [●]
Email: [●]

You also may obtain additional information about PC3 from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of public shares and you intend to seek redemption of your public shares, you will need to deliver your public shares (either physically or electronically) to CST, PC3’s transfer agent, at the address below prior to the extraordinary general meeting. Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 p.m., Eastern Time, on [●], 2024 (two business days before the extraordinary general meeting) in order for their shares to be redeemed. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer and Trust Company
One State Street, 30th Floor
New York, NY 10004
Email: spacredemptions@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the extraordinary general meeting, including the Business Combination, you should read this proxy statement/prospectus, including the Annexes and other documents referred to herein, carefully and in their entirety. The Business Combination Agreement is the primary legal document that governs the Business Combination and the other transactions that will be undertaken in connection with the Business Combination. The Business Combination Agreement is also described in detail in this proxy statement/prospectus in the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Summary of the Business Combination Agreement.”

Unless otherwise specified, all share calculations (1) assume no exercise of redemption rights by the public shareholders in connection with the Business Combination and (2) do not include any shares issuable upon the exercise of the NewPubco Warrants.

The Parties to the Business Combination

Below are the pre-Closing and the post-Closing entity structure charts that illustrate the effect of the Business Combination. Following the entity structure charts, descriptions of the relevant entities are provided. See the section entitled “— Ownership of NewPubco following the Business Combination” for further detail on post-Closing ownership.

Perception Capital Corp. III

Perception Capital Corp. III is a blank check company incorporated in the Cayman Islands on March 17, 2021. Effective October 11, 2023, PC3 changed its name from “Portage Fintech Acquisition Corporation” in connection with a change in its primary sponsor, board of directors and management. PC3 was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses.

On July 23, 2021, PC3 consummated its Initial Public Offering of 24,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $240.0 million. Simultaneously with the closing of the Initial Public Offering, PC3 consummated the private placement (“Private Placement”) of 6,333,334 warrants (each, a “PC3 Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per PC3 Private Placement Warrant with the Initial Sponsor, generating gross proceeds of $9,500,000. On August 3, 2021, the underwriters notified PC3 of their intention to partially exercise the over-allotment option on August 5, 2021 (the “Over-Allotment”). As such, on August 5, 2021, PC3 consummated the sale of an additional 1,911,379 Units, at $10.00 per Unit, and the sale of an additional 254,850 PC3 Private Placement Warrants, at $1.50 per PC3 Private Placement Warrant, generating total gross proceeds of $19,113,790 and $382,275, respectively. The underwriters forfeited the balance of the over-allotment option. A total of $19,113,790 of the net proceeds was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $259,113,790.

On July 21, 2023, PC3 held an extraordinary general meeting of shareholders at which PC3’s shareholders approved two proposals to amend the Articles. The first such amendment extended the date by which PC3 must (1) consummate a Business Combination, (2) cease its operations except for the purpose of winding up if it fails to complete a Business Combination, and (3) redeem all of its Public Shares from July 23, 2023 to July 23, 2024 or such earlier date as determined by the PC3 Board to be in the best interests of PC3. The second such amendment (the “Redemption Limitation Amendment” eliminated from the Articles the limitation that the Company shall not redeem Class A ordinary shares sold in the Initial Public Offering to the extent that such redemption would cause the Company’s net tangible assets to be less than $5,000,001.

On July 21, 2023, the Initial Sponsor sold 4,215,230 Class B ordinary shares and 4,392,123 PC3 Private Placement Warrants to the Sponsor, pursuant to a Securities Purchase Agreement dated July 12, 2023 (the “Purchase Agreement”).

Effective as of July 21, 2023, each of Adam Felesky, Ajay Chowdhery, Paul Desmarais III, Steven Jay Freiberg, Stuart Charles Harvey, Jr., G. Thompson Hutton, Seraina Macia and Jason Michael Pate resigned from PC3’s board of directors in accordance with the terms of the Purchase Agreement. Each of Scott Honour, Rick Gaenzle, R. Rudolph Reinfrank, Thomas J. Abood and Karrie Willis were appointed to fill the vacancies left by the departing directors. Also on July 21, 2023, Rick Gaenzle replaced Adam Felesky as Chief Executive Officer, Corey Campbell replaced Ajay Chowdhery as Chief Financial Officer, and Tao Tan and Jim Sheridan joined PC3 as Co-Presidents. On August 11, 2023, John Stanfield was appointed Chief Financial Officer of PC3 and Corey Campbell ceased to serve in that position effective as of Mr. Stanfield’s appointment. On January 3, 2024, Mr. Sheridan resigned as Co-President of PC3.

Because the PC3 Board believes that there will not be sufficient time before July 23, 2024 to consummate an initial business combination, on June 18, 2024, PC3 filed a definitive proxy statement on Schedule 14A relating to an extraordinary general meeting in lieu of annual meeting of shareholders at which PC3’s shareholders will be asked to approve a proposal for the Second Extension Amendment to extend the date by which PC3 must (1) consummate a business combination, (2) cease its operations except for the purpose of winding up if it fails to complete a business combination, and (3) redeem all of its public shares from July 23, 2024 to April 23, 2025 or such earlier date as determined by the PC3 Board to be in the best interests of PC3 (the “Proposed Second Extension” and such date, the “Extended Date”). The public shareholders will have the right to redeem their public shares in connection with the vote for the Proposed Second Extension.

PC3’s principal executive office is located at 3109 W 50th St, #207, Minneapolis, MN. Its telephone number is (212) 380-5605.

RBio Energy Holdings Corp.

RBio Energy Holdings Corp. is a Delaware corporation and direct, wholly-owned subsidiary of PC3. NewPubco does not own any material assets or operate any business and was formed for the purpose of participating in the Business Combination.

Perception RBio Merger Sub

Perception RBio Merger Sub is a Cayman Islands exempted company and direct, wholly-owned subsidiary of NewPubco. Merger Sub does not own any material assets or operate any business and was formed for the purpose of participating in the Business Combination.

RBio Energy Corporation

RBio Energy Corporation is a nascent manufacturer and project developer in the biorefinery and sustainable energy sectors, dedicated to transforming the landscape of wood biomass utilization and high-purity cellulose production. Since its inception, RBio has focused on developing innovative biorefinery projects that integrate the production of bioenergy, biofuels, biochemicals, and biomaterials from sustainable wood fiber. The Company seeks to leverage its expertise in maximizing economic value in the extraction of high-purity cellulose (HPC) to create a diversified product portfolio and attractive economic returns from its operations.

Proposals to be Put to the Shareholders of PC3 at the Extraordinary General Meeting

The following is a summary of the proposals to be put to the extraordinary general meeting of PC3 and certain transactions contemplated by the Business Combination Agreement. Each of the Condition Precedent Proposals is cross-conditioned on the approval of the others. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus. The Non-Binding Governance Proposals are constituted of non-binding advisory proposals. The transactions contemplated by the Business Combination Agreement will be consummated only if the Condition Precedent Proposals are approved at the extraordinary general meeting.

The Business Combination Proposal

At the extraordinary general meeting, PC3 shareholders will be asked to consider and vote upon a proposal to approve and adopt the Business Combination Agreement, by and among PC3, NewPubco, Merger Sub, and RBio.

The Business Combination Agreement provides for, among other things, the following transactions: (i) the RBio Stockholders will exchange all of their RBio Common Stock for shares of common stock of NewPubco, as a result of which RBio will become a direct wholly owned subsidiary of NewPubco, and (ii) Merger Sub will merge with and into PC3, with PC3 continuing as the surviving entity of the PC3 Merger. Following the Business Combination, each of PC3 and RBio will be a subsidiary of NewPubco, and NewPubco will become a publicly traded company. At the Closing, NewPubco Common Stock is expected to be listed on the Nasdaq Capital Market under the ticker symbol “RBIO.”

The Share Exchange

On the date of Closing, and prior to the effective time of the PC3 Merger, upon the terms and subject to the conditions of the Business Combination Agreement, RBio Energy Stockholders will effect the Share Exchange, pursuant to which all of their shares of RBio Common Stock will be exchanged for a number of validly issued, fully paid and nonassessable shares of common stock of NewPubco set forth on the Payment Spreadsheet (as defined in the Business Combination Agreement, and the aggregate number of shares of NewPubco Common Stock issuable to RBio Energy Stockholders pursuant to this exchange, the “RBio Energy Exchange Consideration”); provided, that, unless as specifically agreed in writing by RBio and PC3, the Payment Spreadsheet will be substantially based on the Pro Forma Cap Table, attached as Exhibit A in the Business Combination Agreement. Upon the Share Exchange, the shares of NewPubco Common Stock issued and outstanding immediately prior to the Share Exchange will be automatically cancelled and cease to exist.

The Merger; Merger Effective Time; Effect of the Merger

Immediately after the Share Exchange and on the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the Cayman Companies Act, Merger Sub will merge with and into PC3, with PC3 surviving the Merger as a direct wholly owned subsidiary of NewPubco. Following the Merger Effective Time (as defined below), (a) the separate existence of Merger Sub will cease and PC3 will continue as a direct wholly-owned subsidiary of NewPubco and (b) PC3 will (i) become a direct, wholly owned subsidiary of NewPubco, (ii) continue to be governed by the Laws of the Cayman Islands, and (iii) succeed to and assume all of the rights, properties and obligations of Merger Sub in accordance with the Cayman Companies Act, and the shareholders of PC3 will be entitled to the PC3 Merger Consideration as set forth on the Payment Spreadsheet. The Merger will become effective at the time the plan of merger, substantially in the form to be mutually agreed by RBio Energy and PC3 after the execution of the Business Combination Agreement has been registered by the Registrar of Companies of the Cayman Islands (the “Merger Effective Time”).

For further details, see the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal.”

Closing Conditions

The consummation of the Business Combination is subject to customary closing conditions for transactions involving special purpose acquisition companies, any one or more of which may be waived (subject to compliance with applicable law) in writing by all of such parties: (i) approval by RBio’s and PC3’s respective stockholders and shareholders, (ii) no law, regulation, judgment, decree, executive order or award enjoining or prohibiting the consummation of the Business Combination, (iii) all required filings under the HSR Act will have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Business Combination under the HSR Act will have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder will have been obtained, and (iv) the Registration Statement will have been declared effective under the Securities Act.

To the extent that the PC3 Board determines that any modifications by the parties, including any waivers of any conditions to the Closing, materially change the terms of the Business Combination, PC3 will notify its shareholders in a manner reasonably calculated to inform them about the modifications as may be required by law, by publishing a press release, filing a Current Report on Form 8-K and/or circulating a supplement to this proxy statement/prospectus.

See the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Summary of the Business Combination Agreement — Conditions to Closing” for additional information.

The Merger Proposal

PC3 will also ask its shareholders to consider and vote upon a proposal to approve by special resolution the PC3 Merger and the authorization of the related Plan of Merger. For further details, see the section entitled “Shareholder Proposal No. 2 — The Merger Proposal.”

The Organizational Documents Proposals

PC3 will ask its shareholders to consider and vote upon two separate proposals to approve by special resolutions, with effect from the effective time of the PC3 Merger, (a) the change of name of PC3 to RBio Cayman Ltd and (b) the adoption of the Organizational Documents Proposals. For further details, see the section entitled “Shareholder Proposal No. 3 — The Organizational Documents Proposal.”

The Non-Binding Governance Proposals

PC3 will ask its shareholders to consider and vote upon by ordinary resolution, on a non-binding advisory basis, certain material differences between PC3’s Cayman Constitutional Documents and the Proposed Certificate of Incorporation, presented separately in accordance with the SEC (collectively, the “Non-Binding Governance Proposals”). The Proposed Certificate of Incorporation differs in certain material respects from the Cayman Constitutional Documents and PC3 encourages shareholders to carefully review the information set out in the section entitled “Shareholder Proposal No. 4 — The Non-Binding Governance Proposals,” the Cayman Constitutional Documents, attached hereto as Annex F and the Proposed Certificate of Incorporation, attached hereto as Annex H.

The Incentive Plan Proposal

PC3 will ask its shareholders to consider and vote upon a proposal to approve and assume by ordinary resolution, the RBio Energy Holdings Corp. 2024 Equity Incentive Plan (the “Equity Incentive Plan”) and the Incentive Plan Proposal. For further details, see the section entitled “Shareholder Proposal No. 5 — The Incentive Plan Proposal.”

The Adjournment Proposal

PC3 will ask its shareholders to consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient shares represented to constitute a quorum necessary to conduct business at the extraordinary general meeting or for the approval of one or more proposals at the extraordinary general meeting or to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to PC3 shareholders (the “Adjournment Proposal”). For further details, see the section entitled “Shareholder Proposal No. 6 — The Adjournment Proposal.”

The PC3 Board’s Reasons for the Business Combination

PC3 was organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

In evaluating the Business Combination, the PC3 Board consulted with PC3’s management and financial, legal and other advisors and considered a number of factors. In particular, the PC3 Board considered, among other things, the following factors, although not weighted or in any order of significance:

●	Large Addressable Market and Consolidation Growth Potential. The market for HPC stands at 8.0 million tonnes according to the CelCo, Cellulose Consulti report dated November 6, 2023. The market for biofuels is expected to be at 200 billion liters by 2028 according to the International Energy Agency (IEA). Moreover, the HPC industry is consolidating; recent plant closures including Georgia Pacific’s Foley Mill and RYAM’s Témiscaming mill has reduced global supply by over 600,000 tonnes, creating pricing power for RBio.

●	Commercial Potential of RBio Services and Products. RBio is positioned to take advantage of significant opportunities initially in the HPC markets, and in the future the biofuel and biochemical markets. DWP/HPC serve as serve as critical inputs for a variety of high-value products. These include textiles, pharmaceuticals, packaging, food additives, and specialty chemicals. Meanwhile, biofuels and biochemicals serve as an alternative to fossil fuels, offering environmental benefits by reducing greenhouse gas emissions and dependence on finite resources. These markets are growing rapidly in response to global demand from a variety of end customers.

●	Experienced and Proven Management Team. NewPubco’s management team will combine expertise and experience in high-purity cellulose (HPC). Over a three-month period, the PC3 management team has had the opportunity to engage and evaluate the RBio team. In addition, RBio CEO Richard Bassett and PC3 Chairman have a professional relationship spanning over a decade and had previously worked together on other investments. The entire senior management of RBio is expected to continue with NewPubco following the Business Combination to execute the business and strategic growth plan. NewPubco will be led by Richard Bassett as its Chief Executive Officer, and Mark Storrie as its Chief Financial Officer. Messrs. Bassett and Storrie are industry veterans who have transacted and operated extensively in the HPC space since 2005.

●	Due Diligence. PC3’s management and external advisors conducted significant due diligence investigations of RBio. This included detailed commercial, financial and tax due diligence reviews including market research and meetings and calls with RBio’s management regarding RBio’s business model, operations and forecasts. As part of its evaluation of RBio, PC3’s Board and management also considered the financial profiles of publicly traded companies in the same and adjacent sectors;

●	Lock-Up. The RBio management and certain RBio stockholders have agreed to a six-month lock-up period with respect to their shares of NewPubco Common Stock, subject to customary exceptions which will provide important stability to NewPubco for a period of time following the Business Combination;

●	Reasonableness of Merger Consideration. Following a review of the financial data provided to PC3, including the historical financial statements of RBio and PC3’s due diligence review and financial and valuation analyses of RBio, the PC3 Board considered the transaction consideration to be issued to RBio’s equityholders and determined that the consideration was reasonable in light of such data and financial information;

●	Other Alternatives. After a review of other business combination opportunities reasonably available to PC3, the PC3 Board believes that the proposed Business Combination represents the best potential business combination for PC3 and the most attractive opportunity for PC3’s shareholders based upon the process utilized to evaluate and assess other potential acquisition targets; and

●	Negotiated Transaction. The terms and conditions of the Business Combination Agreement and the related agreements and the transactions contemplated thereby, each party’s representations, warranties and covenants, the conditions to each party’s obligation to consummate the Business Combination and the termination provisions, were the product of arms-length negotiations, and, in the view of the PC3 Board, reasonable, and represent a strong commitment by PC3 and RBio to complete the Business Combination. The PC3 Board also considered the financial and other terms of the Business Combination Agreement and the fact that such terms and conditions are, in their view, reasonable and were the product of arm’s-length negotiations between PC3 and RBio.

For a more complete description of the PC3 Board’s reasons for approving the Business Combination, including other factors and risks considered by the PC3 Board, see the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — The PC3 Board’s Reasons for the Approval of the Business Combination.”

Related Agreements

This section describes certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement. For additional information, see the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Summary of the Ancillary Agreements.”

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, the Sponsor, RBio and PC3 entered into the Sponsor Support Agreement, pursuant to which, among other things, (i) Sponsor will vote its shares of PC3 in favor of the Business Combination Agreement and the Transaction, and any other proposal submitted for approval by the shareholders of PC3 in connection with the Transaction and against any action, agreement, transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of PC3 under the BCA, (ii) Sponsor will agree to not demand that PC3 redeem Sponsor’s PC3 Ordinary Shares in connection with the Transaction, and not to otherwise participate in any such redemption by tendering or submitting any of such shares for redemption, (iii) Sponsor will waive certain anti-dilution provisions of its PC3 Ordinary Shares set forth in the PC3’s amended and restated memorandum and articles of incorporation, and any and all other anti-dilution rights, in connection with the Transaction with respect to each Class B ordinary share of PC3 held by Sponsor, and (iv) at the Closing and upon the written notice of RBio, Sponsor will forfeit up to all of the private placement warrants of PC3. Thereafter, in connection with any Potential Financing, Sponsor will cause PC3 to issue new warrants exercisable at the same price per share for up to the number of PC3 Ordinary Shares for which the PC3 Private Placement Warrants so forfeited were exercisable, to such persons as RBio Energy may direct in writing in its discretion prior to the Closing.

Form of Registration Rights and Lock-Up Agreement

The Business Combination Agreement provides that, in connection with the Closing, NewPubco, RBio’s stockholders and certain PC3 Shareholders shall enter into a Registration Rights and Lock-Up Agreement, pursuant to which NewPubco will agree to register for resale certain shares of NewPubco Common Stock and other equity securities that are held by the parties thereto from time to time, and NewPubco and certain stockholders of RBio will agree to not effect any sale or other transfer of NewPubco Common Stock, subject to certain customary exceptions set forth in the Registration Rights and Lock-Up Agreement, during the period commencing at the Closing and ending on the earlier of (i) six months following the Closing, (ii) such date as NewPubco completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of NewPubco’s stockholders having the right to exchange their shares of NewPubco Common Stock for cash, securities or other property or (iii) the date on which the last sale price of NewPubco Common Stock equals or exceeds $12.50 per share (as adjusted for share splits, share consolidations, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing.

Tolling Agreement

On May 22, 2024, RBio signed a Tolling Agreement with contract manufacturer Cosmopolis Specialty Fibers Inc., a company under common control of Richard James Bassett, RBio’s Chief Executive Officer. The Tolling Agreement permits RBio to utilize Cosmo’s processing capabilities at the Cosmo facility, a 150,000-tonne annual production facility in Cosmopolis, Washington. Under the Tolling Agreement, RBio will supply feedstock, which Cosmo will process into HPC. The processed offtake will then be marketed and sold by RBio. The key provisions of the Tolling Agreement include:

●	Exclusivity and term. Cosmo is designated as the exclusive provider of HPC processing and production services for RBio. The Agreement commences on the Effective Date and continues for an initial term of six months, with the possibility of month-to-month extensions unless either Party provides a 30-day notice of termination.

●	RBio’s feedstock responsibilities. RBio will supply feedstock according to a mutually developed plan that specifies volumes and delivery schedules. If the feedstock delivered does not meet specified standards, Cosmo has the right to either reject it or process it under agreed-upon terms. Cosmo will also provide storage facilities for RBio’s feedstock and end products, exercising due care to maintain them in good condition.

●	Cosmo’s processing responsibilities. Cosmo is responsible for processing RBio’s feedstock into end products at its facilities. This includes the transportation, storage, and delivery of both feedstock and end products, along with any necessary ancillary services required to fulfill its processing obligations.

●	Ownership. RBio retains ownership of the feedstock and end products throughout the processing period, with Cosmo responsible for the care and custody of these materials. Once processed, RBio also retains ownership of all end products.

●	Specific performance. Cosmo is required to notify RBio upon accepting delivery of the feedstock and commencing processing. During processing, Cosmo must maintain a minimum processing throughput and strive to optimize product yield. Penalties will be imposed for any deviations from these requirements. Daily reports detailing volumes and inventories must be provided, and regular inspections and calibrations of meters and storage facilities are mandated to ensure accuracy and quality control.

●	Compensation. Cosmo receives a fixed monthly toll fee, plus a commodity toll fee based on the volume of end product produced. Invoices are issued before each production period, and payments are due within three business days of receipt. Any disputes over payments must be resolved within 12 months of the invoice date. The responsibility for taxes falls on each party individually. Both parties are required to maintain insurance coverage as specified in the Tolling Agreement, naming each other as additional insureds.

●	Default. In the event of a default, which includes non-payment, failure to perform obligations, or bankruptcy, the non-defaulting party has various remedies, including suspension of obligations, termination of the Tolling Agreement, and seeking damages. Additional termination events, such as prolonged mill shutdowns or force majeure events, also provide grounds for termination. Upon termination, the final inventory is determined, and a termination invoice is issued to cover all outstanding obligations. Both parties will then work together to minimize remaining inventory and ensure all obligations are met.

●	Indemnification. Both parties agree to hold each other harmless from liabilities arising from operations, excluding consequential damages. Liability is limited to direct actual damages, with no recourse beyond the parties themselves. Compliance with all applicable laws, including anti-corruption regulations, is mandatory for both parties. In the event of force majeure, obligations are suspended for the duration of the event, except for payment obligations.

●	Jurisdiction. Disputes under the Tolling Agreement are subject to negotiation and arbitration in New York, with the Tolling Agreement governed by New York law. Jury trials are waived, and each party bears its own legal costs. The Tolling Agreement also covers various miscellaneous terms, including the relationship of the parties, integration, public announcements, modifications, survival, notices, and assignments

Ownership of NewPubco Following the Business Combination

It is anticipated that, upon the completion of the Business Combination, PC3’s Public Shareholders will retain an ownership interest of approximately 8.6% of the outstanding PC3 Ordinary Shares; the Sponsor, Initial Sponsor and related parties will retain an aggregate ownership interest of approximately 11.3% of the outstanding NewPubco Common Stock, Polar will retain an ownership interest of approximately 3.0% of the outstanding NewPubco Common Stock, and the RBio stockholders will own approximately 77.1% of the outstanding NewPubco Common Stock. The foregoing ownership percentages with respect to NewPubco following the Business Combination excludes any outstanding Warrants and assumes that (i) there are no redemptions of any shares by PC3’s Public Shareholders in connection with the Business Combination, and (ii) NewPubco does not engage in any kind of additional equity financing prior to the Closing. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by PC3’s existing shareholders in NewPubco will be different.

If any of PC3’s Public Shareholders exercise their redemption rights, the percentage of PC3’s outstanding ordinary shares held by PC3’s Public Shareholders will decrease and the percentages of PC3’s outstanding Ordinary Shares held by Sponsor and related parties, by Blue Capital, and by the Rbio stockholders will increase, in each case, relative to the percentage held if none of the Public Shares are redeemed.

If any of PC3’s Public Shareholders redeem their Public Shares at Closing in accordance with the PC3 Existing Governing Documents but continue to hold Public Warrants after the Closing, the aggregate value of the Public Warrants that may be retained by them, based on the closing trading price per Public Warrant of $[●] as of [●], 2024, would be $[●] regardless of the amount of redemptions by the Public Shareholders. Upon the issuance of NewPubco Common Stock in connection with the Business Combination, the percentage ownership of PC3 by PC3’s Public Shareholders who do not redeem their Public Shares will be diluted. PC3 Public Shareholders that do not redeem their Public Shares in connection with the Business Combination will experience further dilution upon the exercise of Public Warrants that are retained after the Closing by redeeming PC3 Public Shareholders. The percentage of the total number of outstanding ordinary shares that will be owned by PC3 Public Shareholders as a group will vary based on the number of Public Shares for which the holders thereof request redemption in connection with the Business Combination.

The following table illustrates varying ownership levels of the PC3 immediately following the Business Combination(1):

	Assuming Minimum Redemptions Scenario		Assuming Mid-point Redemptions Scenario		Assuming Maximum Redemptions Scenario
Equity Capitalization Summary	Shares	%	Shares	%	Shares	%
RBio stockholders	35,000,000	77.1%	35,000,000	80.6%	35,000,000	84.4%
PC3 Public Shareholders	3,910,370	8.6%	1,955,185	4.5%	-	-%
Sponsor and related parties(2)	5,127,845	11.3%	5,127,845	11.8%	5,127,845	12.4%
Polar Capital(3)	1,350,000	3.0%	1,350,000	3.1%	1,350,000	3.3%
Total NewPubco Common Stock	45,388,215	100.0%	43,433,030	100.0%	41,477,845	100.0%

(1)	The table does not include the 8,637,126 shares underlying PC3 Public Warrants, the 6,588,184 shares underlying PC3 Private Placement Warrants and 2,500,000 shares under the RBio Equity Incentive Plan.
(2)	The shares held by Sponsor and related parties include 155,000 shares held by directors, 2,107,615 shares held by Initial Sponsor, and 2,757,615 shares held by the Sponsor.
(3)	The Sponsor entered into a subscription agreement on August 1, 2023 with Polar Capital pursuant to which Polar will extend up to $1,500,000 of capital to the Sponsor and the Sponsor will transfer the funds to PC3. At the close of the Business Combination, Polar will receive 0.9 shares for every $1 of funds outstanding.

In addition, the following table illustrates varying ownership levels in PC3 immediately following the consummation of the Business Combination based on the varying levels of redemptions by the Public Shareholders, on a fully diluted basis, showing full exercise and conversion of all securities that may be outstanding as of the Closing of the Business Combination, including the PC3 Public Warrants, PC3 Private Placement Warrants and the RBio Equity Incentive Plan(1):

	Assuming Minimum Redemptions Scenario		Assuming Mid-point Redemptions Scenario		Assuming Maximum Redemptions Scenario
Equity Capitalization Summary	Shares	%	Shares	%	Shares	%
RBio stockholders	37,500,000	59.4%	37,500,000	61.3%	37,500,000	63.3%
PC3 Public Shareholders	12,547,496	19.9%	10,592,311	17.3%	8,637,126	14.6%
Sponsor and related parties(2)	11,716,029	18.6%	11,716,029	19.2%	11,716,029	19.8%
Polar Capital(3)	1,350,000	2.1%	1,350,000	2.2%	1,350,000	2.3%
Total NewPubco Common Stock	63,113,525	100.0%	61,158,340	100.0%	59,203,155	100.0%

(1)	The table includes the 8,637,126 shares underlying PC3 Public Warrants and the 6,588,184 shares underlying PC3 private placement warrants and 2,500,000 shares under the RBio Equity Incentive Plan.
(2)	The shares held by Sponsor and related parties include 155,000 shares held by directors, 2,107,615 shares and 2,196,061 Private Placement Warrants held by Initial Sponsor, 2,107,615 shares and 4,392,123 Private Placement Warrants held by the Sponsor and 2,500,000 shares under the RBio Equity Incentive Plan.
(3)	The Sponsor entered into a subscription agreement on August 1, 2023 with Polar Capital pursuant to which Polar will extend up to $1,500,000 of capital to the Sponsor and the Sponsor will transfer the funds to PC3. At the close of the Business Combination, Polar will receive $0.9 for every $1 of funds outstanding.

See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for further information. All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions as described in the section entitled “Basis of Presentation and Glossary — Share Calculations and Ownership Percentages” and, with respect to the determination of the “Assuming Maximum Redemptions Scenario” section. Additionally, the relative percentages above assume the Business Combination was consummated on March 31, 2024. Should one or more of the assumptions prove incorrect, actual ownership percentages may vary materially from those described in this proxy statement/prospectus as anticipated, believed, estimated, expected or intended.

See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Date, Time and Place of Extraordinary General Meeting of PC3’s Shareholders

The extraordinary general meeting will be held on [●], 2024 at [●] a.m. Eastern Time, at the offices of Greenberg Traurig, LLP, located at 1750 Tyson Boulevard, McLean, VA 22102, to consider and vote upon the proposals to be put to the extraordinary general meeting, including, if necessary, the Adjournment Proposal, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting, each of the Condition Precedent Proposals has not been approved.

Voting Power; Record Date

PC3 shareholders will be entitled to vote or direct votes to be cast at the extraordinary general meeting if they owned PC3 Ordinary Shares at the close of business on [●], 2024, which is the record date for the extraordinary general meeting. Shareholders will have one vote for each ordinary share owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. PC3 Warrants do not have voting rights. As of the close of business on the record date, there were [●] PC3 Class A Ordinary Shares issued and outstanding, and 6,477,845 PC3 Class B Ordinary Shares issued and outstanding.

Quorum and Vote of PC3 Shareholders

A quorum of PC3 shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting if one or more shareholders who together hold a majority of the issued and outstanding PC3 Ordinary Shares entitled to vote at the extraordinary general meeting are represented in person or by proxy at the extraordinary general meeting. As of the record date for the extraordinary general meeting, [●] PC3 Ordinary Shares would be required to achieve a quorum.

The following votes are required for each proposal at the extraordinary general meeting:

(i)	Business Combination Proposal: The approval of the Business Combination Proposal requires an ordinary resolution under the Cayman Islands Constitutional Documents, being the affirmative vote of the holders of a majority of the PC3 Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(ii)	Merger Proposal: The approval of the Merger Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the PC3 Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(iii)	Organizational Documents Proposals: The approval of each of the Organizational Documents Proposals requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the PC3 Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(iv)	Non-Binding Governance Proposals: The Non-Binding Governance Proposals are constituted of non-binding advisory proposals, and may be approved by ordinary resolution, being the affirmative vote of the holders of a majority of the PC3 Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(v)	Incentive Plan Proposal: The approval of the Incentive Plan Proposal may be approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the PC3 Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

(vi)	Adjournment Proposal: The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the PC3 Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

Redemption Rights

Pursuant to the Cayman Constitutional Documents, a PC3 public shareholder may request of PC3 that PC3 redeem all or a portion of its PC3 Class A Ordinary Shares for cash, out of funds legally available therefore, if the Business Combination is consummated. As a holder of PC3 Class A Ordinary Shares, you will be entitled to receive cash for any PC3 Class A Ordinary Shares to be redeemed only if you:

(i)	hold PC3 Class A Ordinary Shares;

(ii)	submit a written request to CST, PC3’s transfer agent, in which you (i) request that PC3 redeem all or a portion of your PC3 Class A Ordinary Shares for cash, and (ii) identify yourself as the beneficial holder of the PC3 Class A Ordinary Shares and provide your legal name, phone number and address; and

(iii)	deliver your PC3 Class A Ordinary Shares to CST, PC3’s transfer agent, physically or electronically through DTC.

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 p.m., Eastern Time, on [●], 2024 (two business days before the extraordinary general meeting) in order for their shares to be redeemed.

The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to CST in order to validly redeem its shares. PC3’s public shareholders may elect to redeem all or a portion of the PC3 Class A Ordinary Shares held by them regardless of if or how they vote in respect of the Business Combination Proposal. If the Business Combination is not consummated, the PC3 Class A Ordinary Shares submitted for redemption will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public shareholder properly exercises its right to redeem all or a portion of the PC3 Class A Ordinary Shares that it holds and timely delivers its shares to CST, PC3’s transfer agent, PC3 will redeem such PC3 Class A Ordinary Shares for a per-share price, payable in cash, equal to the pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account and not previously released to PC3 to pay income taxes. For illustrative purposes, as of [●], 2024, this would have amounted to approximately $[●] per issued and outstanding PC3 public share. If a public shareholder exercises its redemption rights in full, then it will be electing to exchange its PC3 Class A Ordinary Shares for cash and will no longer own PC3 Class A Ordinary Shares.

If you hold the shares in “street name,” you will have to coordinate with your broker to have your shares certificated or delivered electronically. PC3 Ordinary Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through DTC’s DWAC system. The transfer agent will typically charge the tendering broker $80 and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the proposed Business Combination is not consummated this may result in an additional cost to shareholders for the return of their shares.

Any request for redemption, once made by a holder of PC3 Class A Ordinary Shares, may not be withdrawn once submitted to PC3 unless the PC3 Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part). If you submit a redemption request to CST, PC3’s transfer agent, and later decide prior to the extraordinary general meeting not to elect redemption, you may request to withdraw the redemption request. You may make such request by contacting CST, PC3’s transfer agent, at the phone number or address listed in the question entitled “Who can help answer my questions?”

Any corrected or changed written exercise of redemption rights must be received by CST, PC3’s transfer agent, prior to the vote taken on the Business Combination Proposal at the extraordinary general meeting. No request for redemption will be honored unless the holder’s PC3 Class A Ordinary Share certificates (if any) and other redemption forms have been delivered (either physically or electronically) to CST, PC3’s transfer agent, at least two business days prior to the vote at the extraordinary general meeting.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its PC3 Class A Ordinary Shares with respect to more than an aggregate of 15% of the PC3 Class A Ordinary Shares without consent of PC3.

Accordingly, if a PC3 public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the PC3 Class A Ordinary Shares without the consent of PC3, then any such shares in excess of that 15% limit would not be redeemed for cash.

The Sponsor Persons have, pursuant to the Sponsor Support Agreement, agreed to, among other things, vote all of its PC3 Class A Ordinary Shares and founder shares in favor of the proposals being presented at the extraordinary general meeting and waive its redemption rights with respect to such shares in connection with the consummation of the Business Combination. Such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. None of the Sponsor Persons received any consideration in exchange for waiving their redemption rights. As of the date of this proxy statement/prospectus, the Sponsor owns approximately [●] of the issued and outstanding PC3 Ordinary Shares. See the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Summary of the Ancillary Agreements — Sponsor Insider Agreement” in this proxy statement/prospectus for more information related to the Sponsor Agreement.

The closing price of the PC3 Class A Ordinary Shares on [●], 2024 was $[●]. For illustrative purposes, as of [●], 2024, funds in the Trust Account plus accrued interest thereon totaled approximately $[●] or approximately $[●] per issued and outstanding PC3 Class A Ordinary Share.

Prior to exercising redemption rights, PC3’s public shareholders should verify the market price of the PC3 Class A Ordinary Shares as they may receive higher proceeds from the sale of their PC3 Class A Ordinary Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. PC3 cannot assure its shareholders that they will be able to sell their PC3 Class A Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.

Appraisal Rights

Neither PC3’s shareholders nor PC3’s warrant holders have appraisal rights in connection with the Business Combination Proposal under the Cayman Islands Companies Act. However, in respect of the Merger Proposal, under section 238 of the Cayman Islands Companies Act, shareholders of a Cayman Islands company ordinarily have dissenters’ rights with respect to a statutory merger. The Cayman Islands Companies Act prescribes when dissenters’ rights will be available and provides that shareholders are entitled to receive fair value for their shares if they exercise those rights in the manner prescribed by the Cayman Islands Companies Act. Pursuant to section 239(1) of the Cayman Islands Companies Act, dissenters’ rights are not available if an open market for the shares exists on a recognized stock exchange such as Nasdaq or NYSE, for a specified period after the merger is authorized (such period being the period in which dissenter’s rights would otherwise be exercisable). It is anticipated that, if the Business Combination is approved, it may be consummated prior to the expiry of such specified period and accordingly the exemption under section 239(1) of the Cayman Islands Companies Act may not be available. Regardless of whether dissenters’ rights are or are not available in respect of PC3 Merger, Perception’s shareholders can exercise the rights of redemption described herein. See the section entitled “Redemption Rights” for a description of the procedures to be followed if you wish to redeem your public shares for cash. It is PC3’s view that the fair value of the public shares would equal the amount which PC3 shareholders would obtain if they exercise their redemption rights as described herein.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. PC3 has engaged [●] to assist in the solicitation of proxies.

If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the extraordinary general meeting. A shareholder also may change its vote by submitting a later-dated proxy as described in the section entitled “Extraordinary general meeting of PC3 — Revoking Your Proxy.”

Interests of PC3’s Directors and Executive Officers in the Business Combination

When you consider the recommendation of the PC3 Board in favor of approval of the Business Combination Proposal, you should keep in mind that the initial shareholders, including PC3’s directors and executive officers, have interests in such proposal that are different from, or in addition to, those of PC3’s shareholders generally. The PC3 Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in reaching the determination to approve the terms of the Business Combination and in recommending to PC3’s shareholders that they vote to approve the Business Combination. These interests include, among other things, the interests listed below:

●	the beneficial ownership of the Sponsor of an aggregate of 7,149,738 shares of PC3 Ordinary Shares, consisting of:

●	2,757,615 Founder Shares purchased by the Sponsor from the Initial Sponsor, after giving effect to the forfeiture of 1,457,615 Founder Shares upon closing of the Business Combination; and

●	4,392,123 shares of PC3 Class A Ordinary Shares underlying Private Warrants purchased by the Sponsor from the Initial Sponsor.

●	All of the above Founder Shares and warrants would become worthless if PC3 does not complete a business combination within the applicable time period, as the Initial Sponsor and Sponsor have waived any right to redemption with respect to these shares. Such shares and warrants have an aggregate market value of approximately $[●] million and $[●] million, respectively, based on the closing price of PC3 Class A Ordinary Shares of $[●] and the closing price of PC3 Warrants of $[●] on the Nasdaq on [●], 2024;

●	the fact that given the differential in the purchase price that the Sponsor paid for the Founder Shares as compared to the price of PC3 Units sold in the IPO and the substantial number of shares of PC3 Class A Ordinary Shares held by the initial stockholders upon conversion of the Founder Shares, they and their affiliates may earn a positive rate of return on their investment, even if public shareholders experience a negative rate of return following the completion of the Business Combination, including if the share price of NewPubco Common Stock after the Closing falls as low as $[●] per share, as the market value of the [●] Founder Shares would be approximately equal to the initial shareholders’ initial investment in PC3;

●	the economic interests in the Sponsor held directly or indirectly by PC3’s officers and directors, which gives them an indirect pecuniary interest in the securities of PC3, including the Founder Shares and Private Placement Warrants held by the Sponsor and which interest will become worthless if PC3 does not consummate an initial business combination within the applicable time period;

●	As of [●], 2024, there was no balance outstanding in Working Capital Loans extended by the Sponsor to PC3. Other than repayment of Working Capital Loans in connection with the consummation of the Business Combination, there are presently no fees that will be paid and no out-of-pocket expenses that would be reimbursed to the Sponsor upon consummation of the Business Combination;

●	the continued right of the Sponsor to hold NewPubco Common Stock and the shares of NewPubco Common Stock to be issued to the Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods and forfeiture pursuant to the Sponsor Support Agreement;

●	the fact that the Sponsor and PC3’s executive officers and directors, for no compensation, have agreed not to redeem any shares of PC3 held by them in connection with a stockholder vote to approve the Business Combination and to vote any shares of PC3 Ordinary Shares held by them in favor of the Business Combination Proposal;

●	the fact that if the Trust Account is liquidated, including in the event PC3 is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify PC3 to ensure that the proceeds in the Trust Account are not reduced below $10.00 per Public Share, or such lesser per Public Share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which PC3 has entered into an acquisition agreement or claims of any third party for services rendered or products sold to PC3, but only if such a vendor or target business has not executed a waiver (other than PC3’s independent public accountants) of any and all rights to amounts held in the Trust Account;

●	the fact that [●], the current [●] of PC3, is expected to become a director of NewPubco after the consummation of the Business Combination. As such, in the future he will receive any cash fees, stock options, stock awards or other remuneration that the NewPubco board of directors determines to pay to him for his services as a director; and

●	the continued indemnification of current directors and officers of PC3 and the continuation of directors’ and officers’ liability insurance after the Business Combination.

The members of the PC3 Board were aware of and considered these interests when approving the Business Combination Agreement and recommending that PC3 shareholders approve the Business Combination. The members of the PC3 Board determined that the overall benefits expected to be received by PC3 and its shareholders outweighed any potential risk created by the conflicts stemming from these interests. Additionally, the members of the PC3 Board determined that these interests could be adequately disclosed to shareholders in this proxy statement/prospectus and that PC3 shareholders could take them into consideration when deciding whether to vote in favor of the proposals set forth herein.

The Sponsor (including its representatives and affiliates) and PC3’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to PC3. The Sponsor and PC3’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to PC3 completing its initial business combination. Moreover, certain of PC3’s directors and officers have time and attention requirements for investment funds of which affiliates of the Sponsor are the investment managers. PC3’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to PC3, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in PC3’s favor and such potential business opportunities may be presented to other entities prior to their presentation to PC3, subject to applicable fiduciary duties under the Cayman Islands Companies Act.

PC3’s existing directors and officers will be eligible for continued indemnification and continued coverage under PC3’s directors’ and officers’ liability insurance after the Mergers and pursuant to the Business Combination Agreement.

The Sponsor Persons have agreed to vote in favor of the Business Combination, regardless of how PC3’s public shareholders vote. Unlike some other blank check companies in which the initial shareholders agree to vote their founder shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, the Initial Sponsor and Sponsor Persons have agreed to, among other things, vote in favor of the Business Combination Agreement and the transactions contemplated thereby. As of the date of this proxy statement/prospectus, the Initial Sponsor and Sponsor Persons own approximately [●]% of the issued and outstanding PC3 Ordinary Shares.

The Sponsor and PC3’s directors, officers, advisors or their respective affiliates may purchase shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination. However, they have no current commitments, plans or intentions to engage in any such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase shares or warrants in such transactions. If any such persons engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act or other federal securities laws. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of PC3’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.

In the event that the Sponsor or PC3’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares.

The purpose of such purchases would be to cause such shares not to be redeemed in connection with the initial business combination, whereas it appears that such requirement would otherwise not be met. The purpose of any such purchases of warrants could be to reduce the number of warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with the Business Combination. Any such purchases of our securities may result in the completion of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of PC3 Class A Ordinary Shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

The Sponsor and PC3’s officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom the Sponsor or PC3’s officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of Class A Ordinary Shares) following our mailing of proxy materials in connection with the Business Combination. To the extent that the Sponsor or PC3’s officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against the Business Combination but only if such shares have not already been voted at the extraordinary general meeting. The Sponsor and PC3’s officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

To the extent that the Sponsor or PC3’s officers, directors, advisors or their affiliates enter into any such private purchase, prior to the Extraordinary General Meeting, PC3 will file a current report on Form 8-K to disclose: (1) the amount of securities purchased in any such purchases, along with the purchase price; (2) the purpose of any such purchases; (3) the impact, if any, of any such purchases on the likelihood that the business combination transaction will be approved; (4) the identities or the nature of the security holders (e.g., 5% security holders) who sold their securities in any such purchases; and (5) the number of securities for which PC3 has received redemption requests pursuant to its shareholders’ redemption rights in connection with the Business Combination.

Any purchases by the Sponsor or PC3’s officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. The Sponsor and PC3’s officers, directors and/or their affiliates will not make purchases of PC3 Class A Ordinary Shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

The existence of financial and personal interests of one or more of PC3’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of PC3 and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, PC3’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Interests of PC3’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Interests of RBio’s Directors and Executive Officers in the Business Combination

The directors and executive officers of RBio and the Targets have interests in the Business Combination that are different from, or in addition to, those of their respective equity holders. The RBio Board was aware of and considered these interests, among other matters, in reaching the determination to approve the terms of the Business Combination. These interests include, among other things, the interests listed below:

●	RBio management is, or may in the future become, affiliated with entities that are engaged in a similar business to RBio. RBio’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to RBio, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in RBio’s favor and such potential business opportunities may be presented to other entities prior to their presentation to RBio, subject to applicable fiduciary duties under Delaware law.

●	Richard James Bassett is Chief Executive Officer and controlling shareholder of RBio, and is also the majority owner of Cosmo and the Cosmo facility. To the extent the proceeds of this Business Combination are used to restart, improve, develop or maintain the Cosmo facility, Mr. Bassett may benefit from his ownership thereof.

●	RBio’s management will receive material benefits from the completion of an initial business combination and may be incentivized to complete the Transactions with PC3 rather than other strategic alternatives, even if PC3 is a less favorable acquiror.

●	RBio’s existing management will be eligible for continued indemnification and continued coverage under PC3’s directors’ and officers’ liability insurance after the Business Combination and pursuant to the Business Combination Agreement.

Recommendation to Shareholders of PC3

The PC3 Board believes that the Business Combination Proposal and the other proposals to be presented at the extraordinary general meeting are in the best interest of PC3’s shareholders and unanimously recommends that its shareholders vote “FOR” the Business Combination Proposal, “FOR” the Organizational Documents Proposals, and “FOR” all of the other proposals.

The existence of financial and personal interests of one or more of PC3’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of PC3 and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, PC3’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Interests of PC3’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Material U.S. Federal Income Tax Consequences

For a discussion summarizing the material U.S. federal income tax consequences of the exercise of redemption rights and the Business Combination to PC3 shareholders, please see the section entitled “Material U.S. Federal Income Tax Consequences.”

Expected Accounting Treatment

The Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although PC3 will acquire all of the outstanding equity interests of RBio in the Business Combination, PC3 will be treated as the “acquired” company and RBio will be treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of RBio issuing stock for the net assets of PC3, accompanied by a recapitalization. The net assets of PC3 will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of RBio. See the section entitled “Business Combination Proposal — Expected Accounting Treatment of the Business Combination.”

Risk Factors

In evaluating the proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the Annexes, and especially consider the factors discussed in the section titled “Risk Factors.” The occurrence of one or more of the events or the circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect PC3’s and RBio’s ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, cash flows, financial condition or results of operations of NewPubco. These risks include the following:

●	The Sponsor Persons have agreed to vote in favor of the Business Combination, regardless of how PC3’s public shareholders vote.

●	Since the Sponsor and PC3’s directors and executive officers have interests that are different, or in addition to (and which may conflict with), the interests of PC3’s shareholders, a conflict of interest may have existed in determining whether the Business Combination with RBio is appropriate as PC3’s initial business combination. Such interests include that Sponsor will lose its entire investment in PC3 if an initial business combination is not completed.

●	The exercise price of the PC3 Warrants are subject to potential adjustment in the event PC3 issues additional ordinary shares or equity-linked for capital raising purposes in connection with the closing of a business combination at a price of less than $9.20 per share.

●	PC3’s independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about PC3’s ability to continue as a “going concern.”

●	Following the consummation of the Business Combination, NewPubco’s only significant asset will be its ownership interest in RBio.

●	If third parties bring claims against PC3, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.

●	PC3’s shareholders may be held liable for claims by third parties against PC3 to the extent of distributions received by them upon redemption of their shares.

●	PC3’s public shareholders will experience immediate dilution as a consequence of the issuance of NewPubco Common Stock as consideration in the Business Combination and due to future issuances pursuant to the Equity Incentive Plan.

●	Warrants will become exercisable for NewPubco Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to NewPubco’s shareholders.

●	There can be no assurance that the shares of NewPubco Common Stock that will be issued in connection with the Business Combination will be approved for listing on Nasdaq following the Closing, or that NewPubco will be able to comply with the continued listing rules of Nasdaq.

●	A shareholder-approved amendment to PC3’s Cayman Constitutional Documents removed the limitation that PC3 may not redeem public shares in an amount that would cause PC3’s net tangible assets to be less than $5,000,001 contained therein, and the parties to the Business Combination Agreement waived the closing condition contained therein that required NewPubco to have at least $5,000,001 of net tangible assets upon the Closing. Accordingly, the Business Combination may be consummated even if the NewPubco Common Stock would be a “penny stock” upon the Closing.

●	The combined company does not currently intend to pay dividends on its common stock.

●	Future sales of shares of the combined company’s common stock may depress its stock price.

●	Exclusive forum provisions in the combined company’s Bylaws could limit our stockholders’ ability to choose their preferred judicial forum for disputes with us or our directors, officers, or employees.

●	RBio has limited operating history and management has limited experience operating a public company.

●	RBio may have difficulty managing its growth.

●	RBio will have risks from third parties, including suppliers, subcontractors, joint venture partners and customers.

●	RBio may not be able to attract and retain qualified personnel.

●	RBio faces risks from its competition.

●	RBio will face risks associated with doing business outside of the U.S.

●	RBio will initially depend on its Tolling Agreement with Cosmo and the operation of the Cosmo facility.

●	A material disruption at the Cosmo facility or a significant delay in the restart of the Cosmo facility could prevent RBio from meeting its expected results of operations.

●	RBio is subject to changes in the availability of and prices for wood fiber.

●	Substantial capital will be required to restart, develop and maintain the Cosmo facility, and material additional costs and expenses could occur.

●	RBio will be subject to risks of regulation and litigation.

●	RBio’s actual results could differ from estimates and assumptions.

●	RBio may need to raise additional funds and these funds may not be available on attractive terms or at all.

●	RBio’s financial results may vary significantly from period to period.

●	RBio may be affected by general economic conditions and changes in the commercial and credit environments.

●	An active market for RBio’s securities may not develop.

●	RBio’s ability to maintain an effective system of disclosure controls and internal controls over financial reporting.

●	Insiders of RBio will retain significant control over the future operations of the Company.

●	Conflicts of interest of RBio’s management.

●	There could be future dilution of RBio’s common stock.

●	Anti-takeover provisions in RBio’s organizational documents could delay or prevent a change of control.

●	RBio’s may be unable to maintain listing of its securities on Nasdaq.

RISK FACTORS

Risks Related to the Business Combination and PC3

Unless the context otherwise requires, throughout this subsection, references to “we,” “us,” “our” and “the Company” refer to PC3.

PC3 has no operating history and its results of operations and those of NewPubco may differ significantly from the unaudited pro forma financial data included in this proxy statement/prospectus.

PC3 is a blank check company, and it has no operating history or results.

This proxy statement/prospectus includes unaudited pro forma combined financial statements for PC3 and RBio. The unaudited pro forma condensed combined balance sheet as of March 31, 2024 combines the historical unaudited condensed consolidated balance sheet of PC3 as of March 31, 2024, the historical unaudited condensed balance sheet of RBio as of March 31, 2024 on a pro forma basis as if the Business Combination (as described further in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this proxy statement/prospectus), had been consummated on March 31, 2024. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2024 and the year ended December 31, 2023 combines the historical statements of operations of PC3, the historical statements of operations of RBio on a pro forma basis as if the Business Combination (as described further in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this proxy statement/prospectus) had been consummated on January 1, 2023, the beginning of the earliest period presented.

The unaudited pro forma combined financial information is based upon, and should be read together with the accompanying notes to the unaudited pro forma combined financial statements, the audited financial statements of PC3 and related notes, the RBio audited consolidated financial statements and related notes, the sections of this proxy statement/prospectus entitled “PC3 Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “RBio Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and other financial information included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations would have been had the Business Combination and related transactions been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company following the consummation of the Business Combination. For more information, see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information of PC3 and RBio.”

The Sponsor Persons have agreed to vote in favor of the Business Combination, regardless of how PC3’s public shareholders vote.

Unlike some other blank check companies in which the initial shareholders agree to vote their founder shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, the Sponsor Persons have agreed to, among other things, vote in favor of the Business Combination Agreement and the transactions contemplated thereby. As of the date of this proxy statement/prospectus, the Sponsor Persons own approximately [●]% of the issued and outstanding PC3 Ordinary Shares.

PC3 may not be able to complete the Business Combination or any other business combination within the prescribed timeframe, in which case PC3 would cease all operations, except for the purpose of winding up, and PC3 would redeem the PC3 Class A Ordinary Shares and liquidate.

PC3 initially had until July 23, 2023, to consummate an initial business combination. On July 21, 2023, PC3 held an extraordinary general meeting of shareholders (the “First Extension Meeting”). At the First Extension Meeting, the shareholders approved the First Extension Amendment (as defined herein) to, among other things, extend the date by which PC3 must (1) consummate a Business Combination, (2) cease its operations except for the purpose of winding up if it fails to complete a Business Combination, and (3) redeem all of its Public Shares from July 23, 2023 to July 23, 2024 or such earlier date as determined by the PC3 Board to be in the best interests of the Company. The second such amendment, the Redemption Limitation Amendment (as defined herein) eliminated from the Articles the limitation that the Company shall not redeem Class A ordinary shares sold in the Initial Public Offering to the extent that such redemption would cause the Company’s net tangible assets to be less than $5,000,001.

Because the PC3 Board believes that there will not be sufficient time before July 23, 2024 to consummate an initial business combination, on June 18, 2024, PC3 filed a definitive proxy statement on Schedule 14A relating to an extraordinary general meeting in lieu of annual meeting of shareholders at which PC3’s shareholders will be asked to approve the Second Extension Amendment (as defined herein) to extend the date by which PC3 must (1) consummate a business combination, (2) cease its operations except for the purpose of winding up if it fails to complete a business combination, and (3) redeem all of its public shares from July 23, 2024 to April 23, 2025 or such earlier date as determined by the PC3 Board to be in the best interests of PC3 (the “Proposed Second Extension” and such date, the “Extended Date”).

If PC3 has not completed any initial business combination by July 23, 2024, or the Extended Date, if the Second Extension Amendment is approved by PC3’s shareholders, it will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 24-month time period. Our amended and restated memorandum and articles of association provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the Trust Account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Since the Sponsor and PC3’s directors and executive officers have interests that are different, or in addition to (and which may conflict with), the interests of our shareholders, a conflict of interest may have existed in determining whether the Business Combination with RBio is appropriate as our initial business combination. Such interests include that Sponsor will lose its entire investment in us if our initial business combination is not completed.

When you consider the recommendation of the PC3 Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor and PC3’s directors and officers have interests in such proposal that are different from, or in addition to, those of PC3 shareholders and warrant holders generally. The members of the PC3 Board were aware of and considered these interests when approving the Business Combination Agreement and recommending that PC3 shareholders approve the Business Combination. The members of the PC3 Board determined that the overall benefits expected to be received by PC3 and its shareholders outweighed any potential risk created by the conflicts stemming from these interests. Additionally, the members of the PC3 Board determined that these interests could be adequately disclosed to shareholders in this proxy statement/prospectus and that PC3 shareholders could take them into consideration when deciding whether to vote in favor of the proposals set forth herein. These interests include, among other things, the interests listed below:

●	the beneficial ownership of the Sponsor of an aggregate of 7,149,738 shares of PC3 Ordinary Shares, consisting of:

●	2,757,615 Founder Shares purchased by the Sponsor from the Initial Sponsor, after giving effect to the forfeiture of 1,457,615 Founder Shares upon closing of the Business Combination; and

●	4,392,123 shares of PC3 Class A Ordinary Shares underlying Private Warrants purchased by the Sponsor from the Initial Sponsor.

●	All of the above Founder Shares and warrants would become worthless if PC3 does not complete a business combination within the applicable time period, as the Initial Sponsor and Sponsor have waived any right to redemption with respect to these shares. Such shares and warrants have an aggregate market value of approximately $[●] million and $[●] million, respectively, based on the closing price of PC3 Class A Ordinary Shares of $[●] and the closing price of PC3 Warrants of $[●] on the Nasdaq on [●], 2024;

●	the fact that given the differential in the purchase price that the Sponsor paid for the Founder Shares as compared to the price of PC3 Units sold in the IPO and the substantial number of shares of PC3 Class A Ordinary Shares held by the initial stockholders upon conversion of the Founder Shares, they and their affiliates may earn a positive rate of return on their investment, even if public shareholders experience a negative rate of return following the completion of the Business Combination, including if the share price of NewPubco Common Stock after the Closing falls as low as $[●] per share, as the market value of the [●] Founder Shares would be approximately equal to the initial shareholders’ initial investment in PC3;

●	the economic interests in the Sponsor held directly or indirectly by PC3’s officers and directors, which gives them an indirect pecuniary interest in the securities of PC3, including the Founder Shares and Private Placement Warrants held by the Sponsor and which interest will become worthless if PC3 does not consummate an initial business combination within the applicable time period;

●	As of [●], 2024, there was no balance outstanding in Working Capital Loans extended by the Sponsor to PC3. Other than repayment of Working Capital Loans in connection with the consummation of the Business Combination, there are presently no fees that will be paid and no out-of-pocket expenses that would be reimbursed to the Sponsor upon consummation of the Business Combination;

●	the continued right of the Sponsor to hold NewPubco Common Stock and the shares of NewPubco Common Stock to be issued to the Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods and forfeiture pursuant to the Sponsor Support Agreement;

●	the fact that the Sponsor and PC3’s executive officers and directors, for no compensation, have agreed not to redeem any shares of PC3 held by them in connection with a stockholder vote to approve the Business Combination and to vote any shares of PC3 Ordinary Shares held by them in favor of the Business Combination Proposal;

●	the fact that if the Trust Account is liquidated, including in the event PC3 is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify PC3 to ensure that the proceeds in the Trust Account are not reduced below $10.00 per Public Share, or such lesser per Public Share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which PC3 has entered into an acquisition agreement or claims of any third party for services rendered or products sold to PC3, but only if such a vendor or target business has not executed a waiver (other than PC3’s independent public accountants) of any and all rights to amounts held in the Trust Account;

●	the fact that [●], the current [●] of PC3, is expected to become a director of NewPubco after the consummation of the Business Combination. As such, in the future he will receive any cash fees, stock options, stock awards or other remuneration that the NewPubco board of directors determines to pay to him for his services as a director; and

●	the continued indemnification of current directors and officers of PC3 and the continuation of directors’ and officers’ liability insurance after the Business Combination.

If PC3 does not consummate a business combination by the Extended Date, it would cease all operations except for the purpose of winding up, redeeming all of the issued and outstanding public shares for cash and, subject to the approval of its remaining shareholders and the PC3 Board, liquidating and dissolving, subject in each case to its obligations under the Cayman Islands Companies Act to provide for claims of creditors and the requirements of other applicable law. In such event, the 4,215,230 PC3 Class B Ordinary Shares owned by the Sponsor and PC3’s directors and executive officers would be worthless because following the redemption of the public shares, PC3 would likely have few, if any, net assets and because the Sponsor and PC3’s directors and officers have agreed to waive their respective rights to liquidating distributions from the Trust Account in respect of any PC3 Class A Ordinary Shares and PC3 Class B Ordinary Shares held by it or them, as applicable, if PC3 fails to complete a business combination within the required period. Additionally, in such event, the 4,392,123 PC3 Private Placement Warrants purchased by the Sponsor from the Initial Sponsor will also expire worthless. The 4,215,230 shares of NewPubco Common Stock into which the 4,215,230 PC3 Class B Ordinary Shares held by the Sponsor will automatically convert in connection with the Business Combination, if unrestricted and freely tradable, would have had an aggregate market value of $[●] based upon the closing price of $[●] per public share on Nasdaq on [●], 2024, the most recent practicable date prior to the date of this proxy statement/prospectus. The 4,392,123 NewPubco Warrants into which the 4,392,123 PC3 Private Placement Warrants held by the Sponsor will convert in connection with the RBio Merger, if unrestricted and freely tradable, would have had an aggregate market value of $[●] based upon the closing price of $[●] per public warrant on Nasdaq on [●], 2024, the most recent practicable date prior to the date of this proxy statement/prospectus.

If PC3 is unable to complete a business combination within the required time period, the aggregate dollar amount of non-reimbursable funds the Sponsor and its affiliates have at risk that depends on completion of a business combination is $[●], comprised of (a) $[●] representing the aggregate purchase price paid for the PC3 Class B Ordinary Shares, and (b) $[●] representing the aggregate purchase price paid for the Private Placement Warrants.

As a result of the low initial purchase price, the Sponsor, its affiliates and PC3’s management team and advisors stand to earn a positive rate of return or profit on their investment, even if other shareholders, such as PC3’s public shareholders, experience a negative rate of return because the post-business combination company subsequently declines in value. Thus, the Sponsor, our officers and directors, and their respective affiliates may have more of an economic incentive for us to, rather than liquidate if we fail to complete our initial business combination by the Extended Date, enter into an initial business combination on potentially less favorable terms with a potentially less favorable, riskier, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their Class B ordinary shares.

The Sponsor (including its representatives and affiliates) and PC3’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to PC3. The Sponsor and PC3’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to PC3 completing its initial business combination. Moreover, certain of PC3’s directors and officers have time and attention requirements for investment funds of which affiliates of the Sponsor are the investment managers. PC3’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to PC3, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in PC3’s favor and such potential business opportunities may be presented to other entities prior to their presentation to PC3, subject to applicable fiduciary duties under the Cayman Islands Companies Act. PC3’s Cayman Constitutional Documents provide that PC3 renounces its interest in any corporate opportunity offered to any director or officer of PC3 unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of PC3 and it is an opportunity that PC3 is able to complete on a reasonable basis.

PC3’s existing directors and officers will be eligible for continued indemnification and continued coverage under PC3’s directors’ and officers’ liability insurance after the Merger and pursuant to the Business Combination Agreement.

Commencing on the effective date of the prospectus filed in connection with PC3’s initial public offering, PC3 agreed to reimburse the Sponsor for out-of-pocket expenses through the completion of the Business Combination or PC3 liquidation.

In addition, PC3’s executive officers and directors, or any of their respective affiliates, including the Sponsor and other entities affiliated with PC3 and the Sponsor, are entitled to reimbursement of any out-of-pocket expenses incurred by them in connection with activities on PC3’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on PC3’s behalf. However, if PC3 fails to consummate a business combination by the Extended Date, they will not have any claim against the Trust Account for reimbursement. PC3 may not be able to reimburse these expenses if the Business Combination or another business combination, is not completed by such date.

Pursuant to the Registration Rights Agreement and Lock-Up Agreement, the Sponsor, certain stockholders of RBio, and certain shareholders of PC3 will have the right to require NewPubco, at NewPubco’s expense, to register NewPubco common stock that they hold on customary terms for a transaction of this type, including customary demand and piggyback registration rights. The Registration Rights Agreement and Lock-Up Agreement will also provide that NewPubco will pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act.

The existence of financial and personal interests of one or more of PC3’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of PC3 and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, PC3’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Interests of PC3’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

The personal and financial interests of the Sponsor as well as the PC3 Board and officers may have influenced their motivation in identifying and selecting RBio as a business combination target, completing an initial business combination with RBio and influencing the operation of the business following the Business Combination. In considering the recommendations of the PC3 Board to vote for the proposals, its shareholders should consider these interests.

The exercise of PC3’s directors’ and executive officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in PC3’s shareholders’ best interest.

In the period leading up to the Closing, events may occur that, pursuant to the Business Combination Agreement, would require PC3 to agree to amend the Business Combination Agreement, to consent to certain actions taken by RBio or to waive rights to which PC3 is entitled to under the Business Combination Agreement. Such events could arise because of changes in the course of RBio’s business or a request by RBio to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement. In any of such circumstances, it would be at PC3’s discretion to grant its consent or waive those rights. The existence of financial and personal interests of one or more of the directors described in the preceding risk factors (and described elsewhere in this proxy statement/prospectus) may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is best for PC3 and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, PC3 does not believe there will be any changes or waivers that PC3’s directors and executive officers would be likely to make after shareholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further shareholder approval, PC3 will circulate a new or amended proxy statement/prospectus and resolicit PC3’s shareholders if changes to the terms of the transaction that would have a material impact on its shareholders are required prior to the vote on the Business Combination Proposal.

PC3 and RBio will incur significant transaction and transition costs in connection with the Business Combination.

PC3 and RBio have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. PC3 and RBio may also incur additional costs to retain key employees. Certain transaction expenses incurred in connection with the Business Combination Agreement (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be paid by NewPubco following the closing of the Business Combination. We estimate transaction expenses incurred by PC3 and RBio will be $[●] million and $[●] million (without taking into account the PC3 Shareholder Redemption), respectively.

Legal proceedings in connection with the Business Combination or otherwise, the outcomes of which are uncertain, could delay or prevent the completion of the Business Combination.

In connection with business combination transactions similar to the proposed Business Combination, it is not uncommon for lawsuits to be filed against the parties and/or their respective directors and officers alleging, among other things, that the proxy statement/prospectus provided to shareholders contains false and misleading statements and/or omits material information concerning the transaction. Although no such lawsuits have yet been filed in connection with the Business Combination, it is possible that such actions may arise and, if such actions do arise, they generally seek, among other things, injunctive relief and an award of attorneys’ fees and expenses. Defending such lawsuits could require RBio and PC3 to incur significant costs and draw the attention of RBio’s and PC3’s management teams away from the consummation of the Business Combination. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the time the Business Combination is consummated may adversely affect the combined company’s business, financial condition, results of operations and cash flows. Such legal proceedings could delay or prevent the Business Combination from being consummated within the expected timeframe.

The announcement of the proposed Business Combination could disrupt RBio’s relationships with its suppliers, business partners and others, as well as its operating results and business generally.

Risks relating to the impact of the announcement of the Business Combination on RBio’s businesses include the following:

●	its employees may experience uncertainty about their future roles, which might adversely affect RBio’s ability to retain and hire key personnel and other employees;

●	suppliers, business partners and other parties with which RBio maintain business relationships may experience uncertainty about their future and seek alternative relationships with third parties, seek to alter their business relationships with RBio or fail to extend an existing relationship with RBio; and

●	RBio has expended and will continue to expend significant costs, fees and expenses for professional services and transaction costs in connection with the proposed Business Combination.

If any of the aforementioned risks were to materialize, they could lead to significant costs which may impact the combined company’s results of operations and cash available to fund its business.

Subsequent to consummation of the Business Combination, NewPubco may be exposed to unknown or contingent liabilities and may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on NewPubco’s financial condition, results of operations and NewPubco’s share price, which could cause you to lose some or all of your investment.

We cannot assure you that the due diligence conducted in relation to RBio has identified all material issues or risks associated with RBio or the industry in which it competes.

Furthermore, PC3 cannot assure you that factors outside of RBio’s and PC3’s control will not later arise. As a result of these factors, NewPubco may be exposed to liabilities and incur additional costs and expenses and NewPubco may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in NewPubco’s reporting losses. Even if PC3’s due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with PC3’s preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on the combined company’s financial condition and results of operations and could contribute to negative market perceptions about our securities or the combined company. Additionally, PC3 has no indemnification rights under the Business Combination Agreement.

Accordingly, any shareholders or warrant holders of PC3 who choose to remain NewPubco stockholders or warrant holders following the Business Combination could suffer a reduction in the value of their shares, warrants and units. Such shareholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by PC3’s directors or officers of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the registration statement or proxy statement/prospectus relating to the Business Combination contained an actionable material misstatement or material omission.

Investors may not have the same benefits as an investor in an underwritten public offering.

PC3 is already a publicly traded company. Therefore, the Business Combination and the transactions described in this proxy statement/prospectus are not an underwritten initial public offering of PC3’s securities and differ from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

Like other business combinations and spin-offs, in connection with the Business Combination, investors will not receive the benefits of the due diligence performed by the underwriters in an underwritten public offering. Investors in an underwritten public offering may benefit from the role of the underwriters in such an offering. In an underwritten public offering, an issuer initially sells its securities to the public market via one or more underwriters, who distribute or resell such securities to the public. Underwriters have liability under the U.S. securities laws for material misstatements or omissions in a registration statement pursuant to which an issuer sells securities. Because the underwriters have a “due diligence” defense to any such liability by, among other things, conducting a reasonable investigation, the underwriters and their counsel conduct a due diligence investigation of the issuer. Due diligence entails engaging legal, financial and/or other experts to perform an investigation as to the accuracy of an issuer’s disclosure regarding, among other things, its business and financial results. Auditors of the issuer will also deliver a “comfort” letter with respect to the financial information contained in the registration statement. In making their investment decision, investors have the benefit of such diligence in underwritten public offerings. PC3’s investors must rely on the information in this proxy statement/prospectus and will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering. While sponsors, private investors and management in a business combination undertake a certain level of due diligence, it is not necessarily the same level of due diligence undertaken by an underwriter in a public securities offering and, therefore, there could be a heightened risk of an incorrect valuation of PC3’s business or material misstatements or omissions in this proxy statement/prospectus.

In addition, because there are no underwriters engaged in connection with the Business Combination, prior to the opening of trading on Nasdaq on the trading day immediately following the Closing, there will be no traditional “roadshow” or book building process, and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the initial post-closing trades on Nasdaq. Therefore, buy and sell orders submitted prior to and at the opening of initial post-closing trading of our securities will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an underwritten initial public offering. There will be no underwriters assuming risk in connection with an initial resale of our securities or helping to stabilize, maintain or affect the public price of our securities following the Closing. Moreover, we will not engage in, and have not and will not, directly or indirectly, request financial advisors to engage in, any special selling efforts or stabilization or price support activities in connection with our securities that will be outstanding immediately following the Closing. In addition, since we will become public through a merger, securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on our behalf. All of these differences from an underwritten public offering of our securities could result in a more volatile price for our securities.

Further, since there will be no traditional “roadshow,” there can be no guarantee that any information made available in this proxy statement/prospectus and/or otherwise disclosed or filed with the SEC will have the same impact on investor education as a traditional “roadshow” conducted in connection with an underwritten initial public offering. As a result, there may not be efficient or sufficient price discovery with respect to the securities or sufficient demand among potential investors immediately after the Closing, which could result in a more volatile price for the securities.

In addition, the Sponsor, certain members of the PC3 Board and its officers, as well as their respective affiliates and permitted transferees, have interests in the Business Combination that are different from or are in addition to those of holders of our securities following completion of the Business Combination, and that would not be present in an underwritten public offering of our securities. Such interests may have influenced the PC3 Board in making their recommendation that PC3 shareholders vote in favor of the approval of the Business Combination and the other proposals described in this proxy statement/prospectus. See the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Interests of PC3’s Directors and Executive Officers in the Business Combination.”

Such differences from an underwritten public offering may present material risks to unaffiliated investors that would not exist if we became a publicly listed company through an underwritten initial public offering instead of upon completion of the Business Combination.

The historical financial results of RBio and unaudited pro forma financial information included elsewhere in this proxy statement/prospectus may not be indicative of what NewPubco’s actual financial position or results of operations would have been.

The historical financial results of RBio included in this proxy statement/prospectus do not reflect the financial condition, results of operations or cash flows they would have achieved as a standalone company during the periods presented or those the combined company will achieve in the future. This is primarily the result of the following factors: (i) the combined company will incur additional ongoing costs as a result of the Business Combination, including costs related to public company reporting, investor relations and compliance with the Sarbanes-Oxley Act; and (ii) the combined company’s capital structure will be different from that reflected in such historical financial statements. The combined company’s financial condition and future results of operations will be materially different from amounts reflected in PC3’s historical financial statements included elsewhere in this proxy statement/prospectus, so it may be difficult for investors to compare the combined company’s future results to historical results or to evaluate its relative performance or trends in its business.

Similarly, the unaudited pro forma financial information in this proxy statement/prospectus is presented for illustrative purposes only and has been prepared based on a number of assumptions including, but not limited to, PC3 being treated as the “acquired” company for financial reporting purposes in the Business Combination and the number of PC3 Class A Ordinary Shares that are redeemed in connection with the Business Combination. Accordingly, such pro forma financial information may not be indicative of the combined company’s future operating or financial performance and NewPubco’s actual financial condition and results of operations may vary materially from NewPubco’s pro forma results of operations and balance sheet contained elsewhere in this proxy statement/prospectus, including as a result of such assumptions not being accurate. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information of PC3 and Company.”

The calculation of the number of shares of NewPubco to be issued to RBio stockholders in the transactions will not be adjusted if there is a change in the value of RBio before the Business Combination is completed.

The number of shares of NewPubco Common Stock to be issued to RBio stockholders in the transactions will not be adjusted if there is a change in the value of RBio before the closing of the transactions. As a result, the actual value of the NewPubco Common Stock to be received by RBio’s stockholders in the transactions will depend on the value of such shares at and after the closing of the Business Combination.

Neither RBio stockholders nor PC3’s shareholders will be entitled to appraisal rights in connection with the transactions.

Appraisal rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. RBio stockholders are not entitled to appraisal rights in connection with the Business Combination.

The Business Combination is subject to the satisfaction or waiver of certain conditions, which may not be satisfied or waived on a timely basis, if at all.

The consummation of the Business Combination is subject to customary closing conditions for transactions involving special purpose acquisition companies, any one or more of which may be waived (subject to compliance with applicable law), including, among others: (i) approval by RBio’s and PC3’s respective stockholders and shareholders, (ii) no law, regulation, judgment, decree, executive order or award enjoining or prohibiting the consummation of the Business Combination, (iii) all required filings under the HSR Act will have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Business Combination under the HSR Act will have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder will have been obtained, and (iv) the Registration Statement will have been declared effective under the Securities Act.

See the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Summary of the Business Combination Agreement — Conditions to Closing” for additional information.

Following the consummation of the Business Combination, NewPubco’s only significant asset will be its ownership interest in RBio, and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on NewPubco Common Stock or satisfy our other financial obligations.

Following the consummation of the Business Combination, NewPubco will have no direct operations and no significant assets other than its ownership of RBio. PC3’s shareholders and RBio’s stockholders immediately prior to the Business Combination will become stockholders of NewPubco. We will depend on RBio for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to NewPubco Common Stock. The financial condition and operating requirements of RBio may limit our ability to obtain cash from RBio. The earnings from, or other available assets of, RBio may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on NewPubco Common Stock or satisfy our other financial obligations.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon our financial condition and results of operations.

PC3 has no specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for PC3 to complete a business combination with which a substantial majority of PC3’s shareholders do not agree.

PC3 may be able to complete the Business Combination even though a substantial majority of PC3’s public shareholders do not agree with the transaction and have redeemed their shares. However, each redemption of PC3’s public shares by PC3’s public shareholders will reduce the amount in PC3’s Trust Account.

The Sponsor, directors, executive officers, advisors and their affiliates may elect to purchase shares or warrants from public shareholders prior to the consummation of the Business Combination, which may influence the vote on the Business Combination and reduce the public “float” of our securities.

The Sponsor and PC3’s directors, officers, advisors or their respective affiliates may purchase shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination. However, they have no current commitments, plans or intentions to engage in any such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase shares or warrants in such transactions. If any such persons engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act or other federal securities laws. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of PC3’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.

In the event that the Sponsor or PC3’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares.

The purpose of such purchases would be to cause such shares not to be redeemed. The purpose of any such purchases of warrants could be to reduce the number of warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with the Business Combination. Any such purchases of our securities may result in the completion of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of PC3 Class A Ordinary Shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

The Sponsor and PC3’s officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom the Sponsor or PC3’s officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of Class A Ordinary Shares) following our mailing of proxy materials in connection with the Business Combination. To the extent that the Sponsor or PC3’s officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against the Business Combination but only if such shares have not already been voted at the extraordinary general meeting. The Sponsor and PC3’s officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

To the extent that the Sponsor or PC3’s officers, directors, advisors or their affiliates enter into any such private purchase, prior to the Extraordinary General Meeting, PC3 will file a current report on Form 8-K to disclose: (1) the amount of securities purchased in any such purchases, along with the purchase price; (2) the purpose of any such purchases; (3) the impact, if any, of any such purchases on the likelihood that the business combination transaction will be approved; (4) the identities or the nature of the security holders (e.g., 5% security holders) who sold their securities in any such purchases; and (5) the number of securities for which PC3 has received redemption requests pursuant to its shareholders’ redemption rights in connection with the Business Combination.

Any purchases by the Sponsor or PC3’s officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. The Sponsor and PC3’s officers, directors and/or their affiliates will not make purchases of PC3 Class A Ordinary Shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

If third parties bring claims against PC3, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share (which was the amount per unit initially held in the Trust Account following our initial public offering).

PC3’s placing of funds in the Trust Account may not protect those funds from third-party claims against PC3. Although PC3 has sought and will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses and other entities with which we do business execute agreements with PC3 waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary duty or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against PC3’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, PC3’s management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be significantly more beneficial to PC3 than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of PC3’s public shares, if PC3 have not completed our business combination within the required time period, or upon the exercise of a redemption right in connection with PC3’s business combination, PC3 will be required to provide for payment of claims of creditors that were not waived that may be brought against PC3 within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the Trust Account, due to claims of such creditors.

The Sponsor has agreed that it will be liable to PC3 if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which PC3 has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. PC3 has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of PC3’s company. The Sponsor may not have sufficient funds available to satisfy those obligations. PC3 has not asked the Sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for PC3’s business combination and redemptions could be reduced to less than $10.00 per public share. In such event, PC3 may not be able to complete PC3’s business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of PC3’s directors or officers will indemnify PC3 for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

If, after PC3 distributes the proceeds in the Trust Account to its public shareholders, PC3 files an insolvency or bankruptcy petition or an involuntary insolvency or bankruptcy petition is filed against PC3 that is not dismissed, a bankruptcy court may seek to recover such proceeds, and PC3 and PC3’s board of directors may be exposed to claims of punitive damages.

If, after PC3 distributes the proceeds in the Trust Account to our public shareholders, PC3 files an insolvency or bankruptcy petition or an involuntary insolvency or bankruptcy petition is filed against PC3 that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as a voidable preference. As a result, a liquidator could seek to recover some or all amounts received by PC3’s shareholders. In addition, the PC3 Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing it and PC3 to claims of punitive damages, by paying public shareholders from the Trust Account prior to addressing the claims of creditors. PC3 cannot assure you that claims will not be brought against PC3 for these reasons. PC3 and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while PC3 was unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine and imprisonment for five years in the Cayman Islands.

If, before distributing the proceeds in the Trust Account to our public shareholders, PC3 files an insolvency or bankruptcy petition or an involuntary insolvency or bankruptcy petition is filed against PC3 that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per share amount that would otherwise be received by PC3’s shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to PC3’s public shareholders, PC3 files a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against PC3 that is not dismissed, the proceeds held in the Trust Account could be subject to applicable insolvency law, and may be included in PC3’s liquidation estate and subject to the claims of third parties with priority over the claims of PC3’s shareholders. To the extent any liquidation claims deplete the Trust Account, the per share amount that would otherwise be received by PC3’s shareholders in connection with PC3’s liquidation may be reduced.

PC3’s shareholders may be held liable for claims by third parties against PC3 to the extent of distributions received by them upon redemption of their public shares.

If PC3 is forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, PC3 was unable to pay its debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by PC3’s shareholders. Furthermore, PC3’s directors may be viewed as having breached their fiduciary duties to PC3 or PC3’s creditors or may have acted in bad faith, and thereby exposing themselves and our company to claims, by paying public shareholders from the Trust Account prior to addressing the claims of creditors. PC3 cannot assure you that claims will not be brought against PC3 for these reasons.

PC3’s public shareholders will experience immediate dilution as a consequence of the issuance of NewPubco Common Stock as consideration in the Business Combination and due to future issuances pursuant to the Equity Incentive Plan. Having a minority share position may reduce the influence that PC3’s current shareholders have on the management of the combined company.

It is anticipated that, immediately following the Business Combination, on a fully-diluted basis, (1) our public shareholders are expected to own approximately 19.9% (assuming the no redemptions scenario) and 14.6% (assuming the maximum redemption scenario) of the outstanding NewPubco Common Stock, (2) the RBio stockholders are expected to collectively own approximately 59.4% (assuming the no redemptions scenario) or 63.3% (assuming the maximum redemption scenario) of the outstanding NewPubco Common Stock, (3) the Sponsor and related persons are expected to own approximately 18.6% (assuming the no redemptions scenario) or 19.8% (assuming the maximum redemption scenario) of the outstanding NewPubco Common Stock, and (4) Polar Capital expected to own approximately 2.1% (assuming the no redemptions scenario) or 2.3% (assuming the maximum redemption scenario) of the outstanding NewPubco Common Stock. These percentages (i) assume that NewPubco issues 37,500,000 shares of NewPubco Common Stock to former stockholders of RBio as of immediately prior to the Closing, (ii) include the impact of the exercise of all NewPubco Warrants that will be outstanding following the Business Combination and (iii) assume the Closing occurs on March 31, 2024. If the actual facts are different from these assumptions, the percentage ownership retained by PC3’s existing public shareholders in the combined company will be different.

In addition, RBio employees and consultants hold, and after Business Combination, are expected to be granted, equity awards under the Equity Incentive Plan. You will experience additional dilution when those equity awards become vested and settled or exercisable, as applicable, for shares of NewPubco Common Stock.

The issuance of additional common stock will significantly dilute the equity interests of existing holders of PC3 securities and may adversely affect prevailing market prices for our public shares or public warrants.

Upon completion of the Business Combination, the Sponsor will beneficially own a significant equity interest in NewPubco and may take actions that conflict with the interests of PC3’s public shareholders. The interests of the Sponsor may not align with the interests of PC3’s public shareholders in the future. The Sponsor and its affiliates are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with NewPubco. The Sponsor and its affiliates, may also pursue acquisition opportunities that may be complementary to NewPubco’s business and, as a result, those acquisition opportunities may not be available to the combined company. In addition, the Sponsor may have an interest in NewPubco pursuing acquisitions, divestitures and other transactions that, in their judgment, could enhance their investment, even though such transactions might involve risks to the combined company and its stockholders.

Warrants will become exercisable for NewPubco Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to NewPubco’s stockholders.

Outstanding warrants to purchase an aggregate of 15,225,310 shares of NewPubco Common Stock will become exercisable in accordance with the terms of the warrant agreement governing those securities. These warrants will become exercisable at any time commencing on the later of 30 days after the completion of the Business Combination and 12 months from the closing of PC3’s initial public offering. The exercise price of these warrants will be $11.50 per share, subject to certain adjustments. To the extent such warrants are exercised, additional shares of NewPubco Common Stock will be issued, which will result in dilution to the holders of NewPubco Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of NewPubco Common Stock. However, there is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless. See the section entitled “— Even if the Business Combination is consummated, the public warrants may never be in the money, and they may expire worthless and the terms of the warrants may be amended in a manner adverse to a holder if holders of at least 51% of the then outstanding public warrants approve of such amendment.”

The exercise price of the PC3 Warrants is subject to potential adjustment in the event PC3 issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a business combination at a price of less than $9.20 per share.

The Warrant Agreement governing the PC3 Warrants provides that if (x) PC3 issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with its business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the PC3 Board and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any founder shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the consummation of the Business Combination (net of redemptions), and (z) the volume weighted average trading price of PC3’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate the Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $16.50 per share redemption trigger price in the PC3 Warrants will be adjusted (to the nearest cent) to be equal to 165% of the higher of the Market Value and the Newly Issued Price. Whether or not this provision would result in anti-dilution adjustments to the PC3 Warrants cannot be determined until after the consummation of the Business Combination. However, in the event that this provision were expected to be triggered, it could: (i) have an adverse impact on the trading price of the NewPubco Common Stock, (ii) lead to an increase in the number of redemptions of PC3 Class A Ordinary Shares and (iii) make it more difficult to consummate the Business Combination.

If PC3’s shareholders fail to properly demand redemption rights, they will not be entitled to redeem their PC3 Class A Ordinary Shares for a pro rata portion of the Trust Account.

PC3’s shareholders may demand that PC3 redeem their PC3 Class A Ordinary Shares for a pro rata portion of the Trust Account in connection with the completion of the Business Combination. In order to exercise their redemption rights, PC3’s shareholders must deliver their PC3 Class A Ordinary Shares (either physically or electronically) to PC3’s transfer agent at least two (2) business days prior to the vote on the Business Combination at the extraordinary general meeting. Any PC3 public shareholder who fails to properly demand redemption rights will not be entitled to redeem his, her, or its shares for a pro rata portion of the Trust Account. See the section of this proxy statement/prospectus titled “Extraordinary General Meeting of PC3 — Redemption Rights” for the procedures to be followed if you wish to redeem your PC3 shares for cash.

PC3’s shareholders will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. PC3’s shareholders may therefore be forced to redeem or sell their PC3 Class A Ordinary Shares or PC3 Public Warrants in order to liquidate their investment, potentially at a loss.

Our public shareholders will be entitled to receive funds from the Trust Account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by July 23, 2024, or by the Extended Date if PC3’s shareholders approve the Second Extension Amendment, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity, and (iii) the redemption of our public shares if we have not consummated an initial business combination by July 23, 2024, or by the Extended Date if PC3’s shareholders approve the Second Extension Amendment, subject to applicable law and as further described herein. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the Trust Account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination by July 23, 2024, or by the Extended Date if PC3’s shareholders approve the Second Extension Amendment, with respect to such Class A ordinary shares so redeemed. In no other circumstances will a public shareholder have any right or interest of any kind in the Trust Account. Holders of warrants will not have any right to the proceeds held in the Trust Account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Even if the Business Combination is consummated, the public warrants may never be in the money, and they may expire worthless, and the terms of the warrants may be amended in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment.

The warrants were issued in registered form under a Warrant Agreement, dated July 20, 2021, by and between Continental Stock Transfer and Trust Company, as warrant agent, and PC3. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any other change that affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment.

Although PC3’s ability to amend the terms of the public warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of NewPubco Common Stock purchasable upon exercise of a warrant.

PC3 may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem the outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, we expect would be substantially less than the market value of your warrants.

In addition, we have the ability to redeem the outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that the closing price of our Class A ordinary shares equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities-Warrants-Public Shareholders’ Warrants-Anti-Dilution Adjustments”) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met, including that holders will be able to exercise their warrants prior to redemption for a number of Class A ordinary shares determined based on the redemption date and the fair market value of our Class A ordinary shares. The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of ordinary shares received is capped at 0.361 Class A ordinary shares per warrant (subject to adjustment) irrespective of the remaining life of the warrants.

None of the private placement warrants will be redeemable by us as so long as they are held by our Sponsor, our Initial Sponsor or their permitted transferees.

If PC3’s due diligence investigation of RBio was inadequate, then PC3’s shareholders (as stockholders of NewPubco following the Business Combination) could lose some or all of their investment.

Even though PC3 conducted a due diligence investigation of RBio, PC3 cannot be sure that this diligence uncovered all material issues that may be present with respect to their respective businesses, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of their respective control will not later arise that could adversely affect their respective businesses, financial condition or results of operations.

Because the market price of shares of NewPubco Common Stock will fluctuate, RBio stockholders cannot be sure of the value of the Business Combination consideration they will receive.

The market value of NewPubco securities at the effective time of the Business Combination may vary significantly from their respective values on the date the Business Combination Agreement was executed or at other dates. Because the exchange ratio with respect to the shares of NewPubco Common Stock to be issued in the Business Combination is fixed and will not be adjusted to reflect any changes in the market value of shares of PC3 Class A Ordinary Shares, the market value of the shares of NewPubco Common Stock issued in connection with the Business Combination may be higher or lower than the values of those shares on earlier dates, and may be higher or lower than the value used to determine the exchange ratio. Stock price changes may result from a variety of factors, including changes in the business, operations or prospects of PC3, regulatory considerations, and general business, market, industry or economic conditions. Many of these factors are outside of the control of PC3.

The market price of shares of NewPubco Common Stock after the Business Combination may be affected by factors different from those currently affecting the price of shares of PC3.

Upon completion of the Business Combination, RBio stockholders will become holders of shares of NewPubco Common Stock. Prior to the Business Combination, PC3 has had limited operations. Upon completion of the Business Combination, NewPubco’s results of operations will depend upon the performance of RBio, which is affected by factors that are different from those currently affecting the results of operations of PC3.

If the Business Combination’s benefits do not meet the expectations of financial analysts, the market price of NewPubco Common Stock may decline.

The market price of the NewPubco Common Stock may decline as a result of the Business Combination if the combined company does not achieve the perceived benefits of the Business Combination as rapidly, or to the extent anticipated by, financial analysts or the effect of the Business Combination on the combined company’s financial results is not consistent with the expectations of financial analysts. Accordingly, holders of PC3 securities may experience a loss as a result of a decline in the market price of NewPubco Common Stock. In addition, a decline in the market price of NewPubco Common Stock could adversely affect NewPubco’s ability to issue additional securities and to obtain additional financing in the future.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.

The completion of the Business Combination is conditioned on the resolution of certain orders, injunctions or decrees by any court or regulatory authority of competent jurisdiction that would prohibit or make illegal the completion of the Business Combination. PC3 and RBio believe that the Business Combination should not raise significant regulatory concerns and that PC3 and RBio will be able to obtain all requisite regulatory approvals in a timely manner. However, PC3 and RBio cannot be certain when or if regulatory approvals will be obtained or, if obtained, the conditions that may be imposed. In addition, neither PC3 nor RBio can provide assurance that any such conditions, terms, obligations or restrictions will not result in delay. See the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Summary of the Business Combination Agreement — Closing Conditions.”

Termination of the Business Combination Agreement could negatively impact PC3.

If the Business Combination is not completed for any reason, including as a result of PC3 shareholders declining to approve the proposals required to effect the Business Combination, the ongoing businesses of PC3 may be adversely impacted and, without realizing any of the anticipated benefits of completing the Business Combination, PC3 would be subject to a number of risks, including the following:

●	PC3 may experience negative reactions from the financial markets, including negative impacts on its share price (including to the extent that the current market price reflects a market assumption that the Business Combination will be completed);

●	PC3 will have incurred substantial expenses and will be required to pay certain costs relating to the Business Combination, whether or not the Business Combination is completed; and

●	since the Business Combination Agreement restricts the conduct of PC3’s businesses prior to completion of the Business Combination, PC3 may not have been able to take certain actions during the pendency of the Business Combination that would have benefitted it as an independent company, and the opportunity to take such actions may no longer be available (see the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Summary of the Business Combination Agreement — Covenants” of this proxy statement/prospectus for a description of the restrictive covenants applicable to PC3).

If the Business Combination Agreement is terminated and the PC3 Board seeks another business combination target, PC3 shareholders cannot be certain that PC3 will be able to find another acquisition target that would constitute a business combination or that such other business combination will be completed. See the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Summary of the Business Combination Agreement — Termination.”

PC3’s independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about PC3’s ability to continue as a “going concern.”

As of March 31, 2024 and December 31, 2023, PC3 had 255,517 and $102,925, respectively in its operating bank account and working capital deficit of $1,284,564 and $807,801, respectively. Further, PC3 has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. PC3 intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less income taxes payable), to complete its business combination. To the extent that PC3’s share capital or debt is used, in whole or in part, as consideration to complete a business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies. If PC3 does not complete the Business Combination with RBio, it intends to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

PC3 cannot assure you that its plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about PC3’s ability to continue as a going concern. The financial statements contained elsewhere in this proxy statement/prospectus do not include any adjustments that might result from PC3’s inability to continue as a going concern.

RBio will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the effect of the Business Combination on employees and other business participants may have an adverse effect on RBio and consequently on PC3. These uncertainties may impair RBio’s ability to attract, retain and motivate key personnel until the Business Combination is completed, and could cause others that deal with RBio to seek to change existing business relationships with RBio. Retention of certain employees may be challenging during the pendency of the Business Combination, as certain employees may experience uncertainty about their future roles. If key employees depart because of issues relating to the uncertainty or a desire not to remain with the business, the combined company’s business following the Business Combination could be negatively impacted. In addition, the Business Combination Agreement restricts RBio from making certain expenditures and taking other specified actions without the consent of PC3 until the Business Combination occurs. These restrictions may prevent RBio from pursuing attractive business opportunities that may arise prior to the completion of the Business Combination. See the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Summary of the Business Combination Agreement — Covenants.”

The Business Combination will result in changes to the PC3 Board that may affect the strategy of PC3.

If the parties complete the Business Combination, the composition of the NewPubco Board will change from the current PC3 Board. The NewPubco Board will consist of seven members. This new composition of the NewPubco Board may affect the business strategy and operating decisions of the combined company upon the completion of the Business Combination.

Neither PC3 nor its shareholders will have the protection of any indemnification, escrow, purchase price adjustment or other provisions that allow for a post-closing adjustment to be made to the Aggregate Merger Consideration in the event that any of the representations and warranties made by RBio in the Business Combination Agreement ultimately proves to be inaccurate or incorrect.

The representations and warranties contained in the Business Combination Agreement will not survive the completion of the Business Combination, and only the covenants and agreements that by their terms survive such time will do so. As a result, PC3 and its shareholders will not have the protection of any indemnification, escrow, purchase price adjustment or other provisions that allow for a post-closing adjustment to be made to the Aggregate Merger Consideration if any representation or warranty made by RBio in the Business Combination Agreement proves to be inaccurate or incorrect. Accordingly, to the extent such representations or warranties are incorrect, our financial condition or results of operations could be adversely affected.

The PC3 Merger may be a taxable transaction for U.S. federal income tax purposes to U.S. Holders of PC3 Class A Ordinary Shares and PC3 Warrants.

It is intended that the PC3 Merger, taken together with the Share Exchange, will qualify for tax-deferred treatment under Section 351(a) of the Code, subject to the PFIC rules. However, if the PC3 Merger does not qualify for tax-deferred treatment under Section 351(a) of the Code, or if the PC3 Merger fails to qualify for tax-deferred treatment as a result of the application of the PFIC rules, the PC3 Merger would be a taxable transaction to U.S. Holders (as defined below under “Material U.S. Federal Income Tax Considerations—U.S. Holders”) of PC3 Class A Ordinary Shares. Further, the receipt of NewPubco Warrants in exchange for PC3 Public Warrants pursuant to the PC3 Merger may cause U.S. Holders of PC3 Public Warrants to recognize taxable gain regardless of whether the PC3 Merger qualifies for tax-deferred treatment under Section 351(a) of the Code.

For a more complete discussion of the U.S. federal income tax considerations of the PC3 Merger, including the PFIC rules, see the section entitled “Material U.S. Federal Income Tax Considerations—U.S. Holders—Tax Consequences of the PC3 Merger.”

Risks Related to the Combined Company’s Common Stock Following the Business Combination

The market price of the combined company’s common stock is likely to be highly volatile, and you may lose some or all of your investment.

Following the Business Combination, the market price of the combined company’s common stock may fluctuate significantly due to a number of factors, some of which may be beyond our control, including those factors discussed in this “Risk Factors” section and many others, such as:

●	actual or anticipated fluctuations in the combined company’s financial condition and operating results, including fluctuations in its quarterly and annual results;

●	developments involving RBio’s competitors;

●	changes in laws and regulations affecting RBio’s business;

●	variations in the combined company’s operating performance and the performance of its competitors in general;

●	the public’s reaction to the combined company’s press releases, its other public announcements and its filings with the SEC;

●	additions and departures of key personnel;

●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by the combined company or its competitors;

●	the combined company’s failure to meet the estimates and projections of the investment community or that it may otherwise provide to the public;

●	publication of research reports about the combined company or its industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

●	changes in the market valuations of similar companies;

●	overall performance of the equity markets;

●	sales of the combined company’s common stock by the combined company or its stockholders in the future;

●	trading volume of the combined company’s common stock;

●	significant lawsuits, including shareholder litigation;

●	failure to comply with the requirements of Nasdaq;

●	the impact of any natural disasters or public health emergencies, such as the COVID-19 pandemic;

●	general economic, industry and market conditions other events or factors, many of which are beyond the combined company’s control; and

●	changes in accounting standards, policies, guidelines, interpretations or principle.

Volatility in the combined company’s share price could subject the combined company to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If the combined company faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm its business.

If securities or industry analysts do not publish research or reports about the combined company, or publish negative reports, then the combined company’s stock price and trading volume could decline.

The trading market for the combined company’s common stock will depend, in part, on the research and reports that securities or industry analysts publish about the combined company. The combined company does not have any control over these analysts. If the combined company’s financial performance fails to meet analyst estimates or one or more of the analysts who cover the combined company downgrade its common stock or change their opinion, then the combined company’s stock price would likely decline. If one or more of these analysts cease coverage of the combined company or fail to regularly publish reports on the combined company, it could lose visibility in the financial markets, which could cause the combined company’s stock price or trading volume to decline.

The combined company does not currently intend to pay dividends on its common stock, and, consequently, your ability to achieve a return on your investment will depend on appreciation, if any, in the price of the combined company’s common stock.

The combined company has never declared or paid any cash dividend on its common stock. The combined company currently anticipates that it will retain future earnings for the development, operation and expansion of the business and does not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock. In addition, the terms of any equity or debt instruments that the combined company may issue in the future could contain prohibitions or restrictions on the ability of the combined company to pay dividends on its common stock. There is no guarantee that shares of the combined company’s common stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

Future sales of shares of the combined company’s common stock may depress its stock price.

Subject to certain exceptions, the Registration Rights and Lock-Up Agreement will provide for certain restrictions on transfer with respect to NewPubco Common Stock held by certain stockholders of NewPubco. Such restriction will begin upon the Closing Date and end upon [the earlier of (A) the six-month anniversary after the Closing Date, and (B) subsequent to the Closing Date, (i) if the closing price of the NewPubco Common Stock equals or exceeds $12.50 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date, or (ii) the date which NewPubco completes a merger, liquidation, stock exchange, reorganization or other similar transaction after the Closing Date that results in all of the public stockholders of NewPubco having the right to exchange their NewPubco Common Stock for cash, securities or other property.

However, following the expiration of the applicable lock-up period, such equityholders will not be restricted from selling shares of the combined company’s common stock held by them, other than by applicable securities laws. As restrictions on resale end and registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in the combined company’s share price or the market price of the combined company’s common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Provisions in the Proposed Certificate of Incorporation and under Delaware law could discourage a takeover that stockholders may consider favorable and may lead to entrenchment of management.

The Proposed Certificate of Incorporation and Proposed Bylaws that will be in effect immediately prior to the Business Combination will contain provisions that could significantly reduce the value of the combined company shares to a potential acquiror or delay or prevent changes in control or changes in our management without the consent of the NewPubco Board. The provisions in the combined company’s charter documents will include the following:

●	a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the exclusive right of the combined company’s board of directors, unless the board of directors grants such a right to the holders of any series of preferred stock, to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the removal of directors only for cause and only with the affirmative vote of holders of not less than two thirds of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class;

●	the ability of the combined company’s board of directors to authorize the issuance of shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquiror;

●	the ability of the combined company’s board of directors to alter the combined company’s amended and restated bylaws without obtaining stockholder approval;

●	the required approval of at least 2/3 of the shares entitled to vote to amend or repeal the combined company’s amended and restated bylaws or amend, alter or repeal certain provisions of its amended and restated certificate of incorporation;

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●	an exclusive forum provision providing that the Court of Chancery of the State of Delaware will be the exclusive forum for certain actions and proceedings;

●	the requirement that a special meeting of stockholders may be called only by the NewPubco Board, pursuant to a resolution adopted by a majority of the NewPubco Board, NewPubco’s chief executive officer, or the chairman of the NewPubco Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to the combined company’s board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of the combined company.

The exclusive forum clause set forth in the Warrant Agreement may have the effect of limiting an investor’s rights to bring legal action against PC3 and could limit the investor’s ability to obtain a favorable judicial forum for disputes with us.

Our warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

The combined company is an emerging growth company and smaller reporting company, and the combined company cannot be certain if the reduced reporting requirements applicable to emerging growth companies and smaller reporting companies will make its shares less attractive to investors.

After the completion of the Business Combination, the combined company will be an emerging growth company, as defined in the JOBS Act. For as long as the combined company continues to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements under Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The combined company will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which the combined company has total annual gross revenue of at least $1.235 billion or (c) in which the combined company is deemed to be a large accelerated filer, which means the market value of shares of the combined company’s common stock that are held by non-affiliates exceeds $700.0 million as of the prior June 30, and (2) the date on which the combined company has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. The combined company expects to use this extended transition period for complying with new or revised accounting standards and, therefore, the combined company will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Following the Business Combination, we will also be a smaller reporting company as defined in the Exchange Act. Even after the combined company no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company,” which would allow it to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in this proxy statement/prospectus and the combined company’s periodic reports and proxy statements. The combined company will be able to take advantage of these scaled disclosures for so long as its voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of its second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and its voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of its second fiscal quarter.

The combined company cannot predict if investors will find its common stock less attractive because the combined company may rely on these exemptions. If some investors find the combined company’s common stock less attractive as a result, there may be a less active trading market for the common stock and its market price may be more volatile.

If the combined company’s estimates or judgments relating to its critical accounting policies prove to be incorrect or financial reporting standards or interpretations change, combined company’s results of operations could be adversely affected.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The combined company will base its estimates on historical experience, known trends and events, and various other factors that it believes to be reasonable under the circumstances, as provided in the section entitled “RBio Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates.” The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Significant assumptions and estimates used in preparing our financial statements include the stock-based compensation and warrant valuation. The combined company’s results of operations may be adversely affected if its assumptions change or if actual circumstances differ from those in its assumptions, which could cause its results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of its common stock.

Additionally, the combined company will regularly monitor its compliance with applicable financial reporting standards and review new pronouncements and drafts thereof that are relevant to it. As a result of new standards, changes to existing standards and changes in their interpretation, the combined company might be required to change its accounting policies, alter its operational policies, and implement new or enhance existing systems so that they reflect new or amended financial reporting standards, or the combined company may be required to restate its published financial statements. Such changes to existing standards or changes in their interpretation may have an adverse effect on its reputation, business, financial position, and profit.

Exclusive forum provisions in the combined company’s Proposed Certificate of Incorporation could limit our stockholders’ ability to choose their preferred judicial forum for disputes with us or our directors, officers, or employees.

The Proposed Certificated of Incorporation of the combined company provides that, unless the combined company consents in writing to the selection of an alternative forum, the sole and exclusive forum for specified legal actions is the Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware if the Court of Chancery does not have or declines to accept jurisdiction (collectively, “Delaware Courts”). The Proposed Certificate of Incorporation of the combined company further provides that the United States District Court for the District of Delaware shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Current and former stockholders are deemed to have consented to the personal jurisdiction of the Delaware Courts in connection with any action to enforce that exclusive forum provision and to service of process in any such action. These exclusive forum provisions will not apply to claims under the Exchange Act, but will apply to other state and federal law claims including actions arising under the Securities Act, as noted above. Section 22 of the Securities Act, however, created concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act. To the extent that these provisions of the Proposed Certificate of Incorporation limit a current or former stockholder’s ability to select a judicial forum other than the Delaware Courts, they might discourage the specified legal actions, might cause current or former stockholders to incur additional litigation-related expenses, and might result in outcomes unfavorable to current or former stockholders. A court might determine that these provisions of the Proposed Certificate of Incorporation are inapplicable or unenforceable in any particular action, in which case we may incur additional litigation related expenses in such action, and the action may result in outcomes unfavorable to us, which could have a materially adverse impact on our reputation, our business operations, and our financial position or results of operations.

Risks Related to Redemption

Public shareholders who wish to redeem their public shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their public shares for a pro rata portion of the funds held in the Trust Account.

A public shareholder will be entitled to receive cash for any public shares to be redeemed only if such public shareholder: (1)(a) holds public shares, or (b) if the public shareholder holds public shares through units, the public shareholder elects to separate its units into the underlying public shares and warrants prior to exercising its redemption rights with respect to the public shares; (2) prior to 5:00 p.m., Eastern Time on [●], 2024 (two business days before the scheduled date of the extraordinary general meeting) submits a written request to Continental, our transfer agent, that we redeem all or a portion of your public shares for cash, affirmatively certifying in your request if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other shareholder with respect to our ordinary shares; and (3) delivers its public shares to our transfer agent physically or electronically through DTC. In order to obtain a physical share certificate, a shareholder’s broker or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from our transfer agent. However, because we do not have any control over this process or over DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, public shareholders who wish to redeem their public shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

If a public shareholder fails to receive notice of our offer to redeem public shares in connection with the Business Combination or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

If, despite our compliance with the proxy rules, a public shareholder fails to receive our proxy materials, such public shareholder may not become aware of the opportunity to redeem his, her or its public shares. In addition, the proxy materials that we are furnishing to holders of public shares in connection with the Business Combination describe the various procedures that must be complied with in order to validly redeem the public shares. In the event that a public shareholder fails to comply with these procedures, its public shares may not be redeemed. Please see the section entitled “Extraordinary General Meeting of PC3 — Redemption Rights” for additional information on how to exercise your redemption rights.

If you or a “group” of shareholders of which you are a part are deemed to hold an aggregate of more than 15% of the public shares, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the public shares.

A public shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the public shares. In order to determine whether a shareholder is acting in concert or as a group with another shareholder, we will require each public shareholder seeking to exercise redemption rights to certify to us whether such shareholder is acting in concert or as a group with any other shareholder. Such certifications, together with other public information relating to stock ownership available to us at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which we make the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over our ability to consummate the Business Combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions.

Additionally, you will not receive redemption distributions with respect to such excess shares if we consummate the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the public shares and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. We cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of the public shares will exceed the per-share redemption price. Notwithstanding the foregoing, shareholders may challenge our determination as to whether a shareholder is acting in concert or as a group with another shareholder in a court of competent jurisdiction.

However, our shareholders’ ability to vote all of their shares (including such excess shares) for or against the Business Combination is not restricted by this limitation on redemption.

There is no guarantee that a shareholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the shareholder in a better future economic position.

We can give no assurance as to the price at which a shareholder may be able to sell its public shares in the future following the Closing or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a shareholder of PC3 might realize in the future had the shareholder not redeemed its shares. Similarly, if a shareholder does not redeem its shares, the shareholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a shareholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A shareholder should consult the shareholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

PC3 directors may decide not to enforce the indemnification obligation of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to public shareholders.

In the event that the proceeds in the Trust Account are reduced below (i) $10.00 per share or (ii) such lesser amount per share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, PC3’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While PC3 currently expects that its independent directors would take legal action on PC3’s behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that PC3’s independent directors in exercising their business judgment and subject to PC3’s fiduciary duties may choose not to do so in any particular instance. If PC3’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to public shareholders may be reduced below $10.00 per share.

Risks if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, our board of directors will not have the ability to adjourn the extraordinary general meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved, and, therefore, the Business Combination may not be consummated.

Our board of directors is seeking approval to adjourn the extraordinary general meeting to a later date or dates if, at the extraordinary general meeting, based upon the tabulated votes, there are insufficient votes to approve each of the Condition Precedent Proposals. If the Adjournment Proposal is not approved, our board of directors will not have the ability to adjourn the extraordinary general meeting to a later date and, therefore, will not have more time to solicit votes to approve the Condition Precedent Proposals. In such events, the Business Combination would not be completed.

We cannot assure you that the Second Extension will enable us to complete a business combination.

Even if the Second Extension is approved, we cannot assure you that a business combination will be consummated prior to the Extended Date. Our ability to consummate any business combination is dependent on a variety of factors, many of which are beyond our control. If the Second Extension is approved, we expect to seek shareholder approval of the proposed Business Combination. We are required to offer shareholders the opportunity to redeem shares in connection with the Second Extension Amendment Proposal, and we will be required to offer shareholders redemption rights again in connection with any shareholder vote to approve a business combination. Even if the Second Extension or a business combination are approved by our shareholders, it is possible that redemptions will leave us with insufficient cash to consummate a business combination on commercially acceptable terms, or at all. The fact that we will have separate redemption periods in connection with the Second Extension and a business combination vote could exacerbate these risks. Other than in connection with a redemption offer or liquidation, our shareholders may be unable to recover their investment except through sales of our shares on the open market. The price of our shares may be volatile, and there can be no assurance that shareholders will be able to dispose of our shares at favorable prices, or at all.

The Second Extension contemplated by the Second Extension Amendment Proposal contravenes Nasdaq rules and, as a result, if implemented, may lead Nasdaq to suspend trading in our securities or lead our securities to be delisted from Nasdaq. In addition, Nasdaq may delist our securities from trading on its exchange following shareholder redemptions in connection with such amendment, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our Class A ordinary shares and units are listed on Nasdaq. Nasdaq IM-5101-2 requires that a special purpose acquisition company complete one or more business combinations within 36 months of the effectiveness of its registration statement for its initial public offering, which, in the case of the Company, would be July 23, 2024 (the “Nasdaq Deadline”). The Second Extension Amendment Proposal, if approved and implemented, would extend the Company’s termination date beyond the Nasdaq Deadline. As a result, the Second Extension contemplated by the Second Extension Amendment Proposal does not comply with Nasdaq rules. There is a risk that trading in the Company’s securities may be suspended and the Company may be subject to delisting by Nasdaq if the Second Extension Amendment Proposal is approved and the Second Extension implemented, and the Company does not complete one or more business combinations by the Nasdaq Deadline. We cannot assure you that Nasdaq will not delist the Company in such event, or that we will be able to obtain a hearing with Nasdaq’s Hearings Panel to appeal the delisting determination, or that our securities will not be suspended pending the Hearing Panel’s decision.

On February 6, 2024, we received a notice (the “Notice”) from the Listing Qualifications Department of Nasdaq stating that we had failed to hold an annual meeting of shareholders within 12 months after our fiscal year end, as required by Nasdaq Listing Rule 5620(a) (the “Annual Shareholders Meeting Rule”) and therefore were not in compliance with the Annual Shareholders Meeting Rule. The Notice stated that we had 45 calendar days, or until March 25, 2024, to submit a plan to regain compliance with the Annual Shareholders Meeting Rule. On March 19, 2024, we submitted to Nasdaq a plan to regain compliance with the Annual Shareholders Meeting Rule within the required timeframe. On April 15, 2024, Nasdaq accepted our plan and granted us an extension until June 30, 2024 to regain compliance with the Annual Shareholders Meeting Rule. We expect to hold the Extraordinary Meeting in lieu of an annual meeting of shareholders by such date and to regain compliance with the Annual Shareholders Meeting Rule, but there can be no assurance that we will be able to do so.

In addition, we are subject to compliance with Nasdaq’s continued listing requirements in order to maintain the listing of our securities on Nasdaq. Such continued listing requirements for our Class A ordinary shares include, among other things, the requirement to maintain at least 300 public holders and at least 500,000 publicly held shares. Pursuant to the terms of the Articles, in the event the Second Extension Amendment Proposal is approved and the Articles are amended, Class A ordinary shareholders may elect to redeem their Class A ordinary shares and, as a result, we may not be in compliance with Nasdaq’s continued listing requirements.

We expect that if our Class A ordinary shares fail to meet Nasdaq’s continued listing requirements, our units will also fail to meet Nasdaq’s continued listing requirements for those securities. We cannot assure you that any of our Class A ordinary shares or units will be able to meet any of Nasdaq’s continued listing requirements following any shareholder redemptions of our Class A ordinary shares in connection with the amendment of our Articles pursuant to the Second Extension Amendment Proposal. If our securities do not meet Nasdaq’s continued listing requirements, Nasdaq may delist our securities from trading on its exchange. If Nasdaq delists any of our securities from trading on its exchange and we are not able to list such securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our Class A Ordinary Shares are a “penny stock” which will require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Our Class A Ordinary Shares and units qualify as covered securities under such statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by special purpose acquisition companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under such statute and we would be subject to regulation in each state in which we offer our securities.

The SEC issued final rules to regulate special purpose acquisition companies that may increase our costs and the time needed to complete an initial business combination.

On March 30, 2022, the SEC issued proposed rules (the “SPAC Rule Proposals”) relating to, among other items, enhancing disclosures in business combination transactions involving special purpose acquisition companies, or SPACs, and private operating companies; amending the financial statement requirements applicable to transactions involving shell companies; the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; the potential liability of certain participants in proposed business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act, including a proposed rule that would provide a safe harbor for such companies from the definition of “investment company” under the Investment Company Act, provided certain criteria are satisfied. On January 24, 2024, the SEC issued final rules and guidance (the “Final Rules”) relating to special purpose acquisition companies, regarding, among other things, disclosure in SEC filings in connection with initial business combination transactions; the financial statement requirements applicable to transactions involving shell companies; the use of projections in SEC filings in connection with a proposed business combination transaction; and the potential liability of certain participants in proposed business combination transactions. These Final Rules may materially adversely affect our ability to negotiate and complete our initial business combination and may increase the costs and time related thereto. The need for compliance with the Final Rules may cause us to liquidate the funds in the trust account or liquidate our company at an earlier time than we might otherwise choose. Were we to liquidate our company, our stockholders would not be able to realize the benefits of owning stock in a successor operating business, including the potential appreciation in the value of our stock and warrants following such a transaction, and our warrants would expire worthless. See the sections entitled “Risk Factors — To mitigate the risk that we could be deemed to be an investment company for purposes of the Investment Company Act, following the First Extension, we instructed the trustee to liquidate the securities held in the trust account and instead to hold the funds in the trust account in an interest-bearing bank demand deposit account until the earlier of the consummation of a business combination or our liquidation. Following the liquidation of securities in the trust account, we may receive less interest on the funds held in the trust account than the interest we would have received pursuant to our original trust account investments, which could reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.”

If we are deemed to be an investment company for purposes of the Investment Company Act, we would be required to institute burdensome compliance requirements and our activities would be severely restricted and, as a result, we may abandon our efforts to consummate an initial business combination and liquidate.

There is currently uncertainty concerning the applicability of the Investment Company Act to a special purpose acquisition company (“SPAC”), and it is possible that a claim could be made that we have been operating as an unregistered investment company. If we are deemed to be an investment company under the Investment Company Act, our activities would be severely restricted. In addition, we would be subject to burdensome compliance requirements. We do not believe that our principal activities will subject us to regulation as an investment company under the Investment Company Act. However, if we are deemed to be an investment company and subject to compliance with and regulation under the Investment Company Act, we would be subject to additional regulatory burdens and expenses for which we have not allotted funds. As a result, unless we are able to modify our activities so that we would not be deemed an investment company, we would expect to abandon our efforts to complete an initial business combination and instead to liquidate. If we are required to liquidate, our shareholders would not be able to realize the benefits of owning stock in a successor operating business, including the potential appreciation in the value of our ordinary shares and warrants following such a transaction, and our warrants would expire worthless.

To mitigate the risk that we could be deemed to be an investment company for purposes of the Investment Company Act, following the First Extension, we instructed the trustee to liquidate the securities held in the trust account and instead to hold the funds in the trust account in an interest-bearing bank demand deposit account until the earlier of the consummation of a business combination or our liquidation. Following the liquidation of securities in the trust account, we may receive less interest on the funds held in the trust account than the interest we would have received pursuant to our original trust account investments, which could reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

Until July 2023, the funds in the trust account had, since our Initial Public Offering, been held only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. However, to mitigate the risk of us being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, following the First Extension, we instructed the trustee with respect to the trust account to liquidate the U.S. government treasury obligations or money market funds held in the trust account and thereafter to hold all funds in the trust account in an interest-bearing bank demand deposit account until the earlier of consummation of an initial business combination or liquidation of the Company. Following such liquidation, we may receive less interest on the funds held in the trust account than the interest we would have received pursuant to our original trust account investments; however, interest previously earned on the funds held in the trust account still may be released to us to pay our taxes. Consequently, the transfer of the funds in the trust account to an interest-bearing demand deposit account at a bank could reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

Changes in laws or regulations, or in how such laws or regulations are interpreted or applied, or a failure to comply with any laws, regulations, interpretations or applications, may adversely affect our business, including our ability to negotiate and complete our initial business combination, investments and results of operations.

We are subject to laws and regulations, and interpretations and applications of such laws and regulations, enacted by national, regional and local governments. In particular, we are required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations, and interpretations and applications of such laws and regulations, may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, investments and results of operations.

On March 30, 2022, the SEC issued proposed rules (the “SPAC Rule Proposals”) relating to, among other items, enhancing disclosures in business combination transactions involving SPACs and private operating companies; amending the financial statement requirements applicable to transactions involving shell companies; the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; the potential liability of certain participants in proposed business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act, including a proposed rule that would provide a safe harbor for such companies from the definition of “investment company” under the Investment Company Act, provided certain criteria are satisfied. On January 24, 2024, the SEC issued final rules and guidance (the “Final Rules”) relating to special purpose acquisition companies, regarding, among other things, disclosure in SEC filings in connection with initial business combination transactions; the financial statement requirements applicable to transactions involving shell companies; the use of projections in SEC filings in connection with a proposed business combination transaction; and the potential liability of certain participants in proposed business combination transactions. These Final Rules may materially adversely affect our ability to negotiate and complete our initial business combination and may increase the costs and time related thereto.

The need for compliance with the Final Rules may cause us to liquidate our company at an earlier time than we might otherwise choose. Were we to liquidate our company, our shareholders would not be able to realize the benefits of owning stock in a successor operating business, including the potential appreciation in the value of our shares and warrants following such a transaction, and our warrants would expire worthless. See the section entitled “Risk Factors — The SEC issued final rules to regulate special purpose acquisition companies that may increase our costs and the time needed to complete an initial business combination.”

We may be subject to an excise tax under the Inflation Reduction Act of 2022 in connection with the redemption of our Class A ordinary shares after December 31, 2022.

The Inflation Reduction Act of 2022, enacted in August 2022, imposes a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by “covered corporations” occurring on or after January 1, 2023, with certain exceptions. This excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. Because we are a “blank check” Cayman Islands exempted company with no subsidiaries or previous merger or acquisition activity, we are not currently a “covered corporation” for this purpose. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain other exceptions apply to the excise tax. On April 9, 2024, the U.S. Department of the Treasury (the “Treasury”) issued proposed regulations addressing the application of the excise tax. The proposed regulations provide certain rules upon which taxpayers are generally entitled to rely until publication of final regulations.

Any redemption or other repurchase that occurs on or after January 1, 2023 in connection with a business combination that involves our combination with a U.S. entity and/or our re-domestication as a U.S. corporation may be subject to the excise tax. In the event of such a combination with a U.S. entity or re-domestication as a U.S. corporation, whether and to what extent we would be subject to the excise tax would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with any such business combination, (ii) the amount of any stock issued in connection with the business combination, (iii) the status of the target (for example, whether the target is a domestic corporation) and the structure of any such business combination, (iv) the nature and amount of any “PIPE” or other equity issuances in connection with any such business combination (or otherwise issued not in connection with such business combination but issued within the same taxable year of the business combination) and (v) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by us, and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in our ability to complete a business combination or the cash available on hand to complete a business combination.

Any business combination may be subject to U.S. foreign investment regulations, which may impose conditions on or prevent the consummation of our initial business combination. Such conditions or limitations could also potentially make our Class A ordinary shares less attractive to investors or cause our future investments to be subject to U.S. foreign investment regulations.

Investments that involve the acquisition of, or investment in, a U.S. business by a non-U.S. investor may be subject to U.S. laws that regulate foreign investments in U.S. businesses and access by foreign persons to technology developed and produced in the United States. These laws include Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018, and the regulations at 31 C.F.R. Parts 800 and 802, as amended, administered by the Committee on Foreign Investment in the United States (“CFIUS”).

Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a “U.S. business” by a “foreign person” (in each case, as such terms are defined in 31 C.F.R. Part 800) always are subject to CFIUS jurisdiction. Significant CFIUS reform legislation, which was fully implemented through regulations that became effective in 2020, expanded the scope of CFIUS’s jurisdiction to investments that do not result in control of a U.S. business by a foreign person, but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “covered investment critical infrastructure,” and/or “sensitive personal data” (in each case, as such terms are defined in 31 C.F.R. Part 800).

All of our Sponsor’s managers and officers are U.S. citizens and all owners of our Sponsor are also U.S. citizens. Our Sponsor is not controlled by, and does not have substantial ties to, any “foreign person” such that a business combination would automatically be subject to CFIUS review. However, depending on the beneficial ownership of any prospective target company and the composition and governance rights of any PIPE investors in connection with a business combination, a business combination could result in investments that would be considered by CFIUS to be covered investments or a covered control transaction that CFIUS would have authority to review.

To the extent that this occurs, CFIUS or another U.S. governmental agency could choose to review a business combination or past or proposed transactions involving new or existing foreign investors in the prospective target company, even if a filing with CFIUS is or was not required at the time of such transaction. Any review and approval of an investment or transaction by CFIUS may have outsized impacts on transaction certainty, timing, feasibility, and cost, among other things. CFIUS policies and agency practices are rapidly evolving, and in the event that CFIUS reviews a business combination or one or more proposed or existing investments by foreign investors in a prospective target company, there can be no assurances that such investors will be able to maintain, or proceed with, such investments on terms acceptable to the parties to a business combination or such investors. Among other things, CFIUS could seek to impose limitations or restrictions on, or prohibit, a business combination or investments by such investors. CFIUS could also order us to divest all or a portion of a target company if we had proceeded without first obtaining CFIUS clearance.

If CFIUS elects to review a business combination, the time necessary to complete such review of the business combination or a decision by CFIUS to prohibit the business combination could prevent us from completing a business combination prior to July 23, 2024 or the Extended Date, as applicable.

If we are not able to consummate a business combination within 36 months from the closing of the Initial Public Offering or by the Extended Date, as applicable, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Class A ordinary shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account and not previously released to the Company to pay income taxes, if any, (less up to $100,000 of interest to pay winding up and dissolution expenses), divided by the number of Class A ordinary shares then issued, which redemption will completely extinguish Class A ordinary shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board, liquidate and dissolve, subject in the case of clauses (2) and (3), to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. There will also be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless in the event of our winding up.

Risks Related to RBio

Unless the context otherwise requires, references in this subsection “— Risks Related to RBio” to “RBio,” “we,” “us,” “our” and “the Company” generally refer to RBio in the present tense or NewPubco from and after the Business Combination.

Risks Related to RBio’s Business and Industry

Our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of your investment.

We will face risks and difficulties as an early stage company with a limited operating history. If we do not successfully address these risks, our business, prospects, operating results and financial condition will be materially and adversely harmed. We have a very limited operating history on which investors can base an evaluation of our business, operating results and prospects. There are no assurances that we will be able to develop the Cosmo facility, perform under the Tolling Agreement and secure future business with potential customers and projects. As an early stage company, it is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. In the event that actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially affected.

Our success depends on our ability to obtain customers and implement our business strategy.

Initially, our Tolling Agreement with Cosmo will be our only source of business and revenue. If we fail to implement our business strategy, our financial condition and results of operations could be adversely affected. Our future financial performance and success depend in large part on our ability to successfully implement our business strategy. We cannot assure you that we will be able to successfully implement our business strategy or be able to improve our operating results. In particular, we cannot assure you that we will successfully restart operations at the Cosmo facility and negotiate and sign contracts with customers and suppliers nor can we assure you that we will be able to successfully execute our contracts if signed. Implementation of our business strategy may be impacted by factors outside of our control, including competition, commodity price fluctuations, industry, legal and regulatory changes or developments and general economic and political conditions. Any failure to successfully implement our business strategy could adversely affect our financial condition and results of operations. We may, in addition, decide to alter or discontinue certain aspects of our business strategy at any time.

Our business model has yet to be tested and any failure to commercialize our strategic plans would have an adverse effect on our operating results and business, harm our reputation and could result in substantial liabilities that exceed our resources.

Investors should be aware of the difficulties normally encountered by a new enterprise, many of which are beyond our control, including substantial risks and expenses in the course of establishing or entering new markets, organizing operations and undertaking marketing activities. The likelihood of our success must be considered in light of these risks, expenses, complications, delays and the competitive environment in which we operate. There is, therefore, nothing at this time upon which to base an assumption that our business plan will prove successful, and we may not be able to generate significant revenue, raise additional capital or operate profitably. We will continue to encounter risks and difficulties frequently experienced by early commercial stage companies, including scaling up our infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with our growth. In addition, as a result of the capital-intensive nature of our business, we can be expected to continue to sustain substantial operating expenses and may not generate sufficient revenues to cover expenditures. There is no assurance that any estimates or plans described herein will be achieved. Any investment in our Company is therefore highly speculative and could result in the loss of your entire investment.

Our management has limited experience in operating a public company.

Our management has limited experience in the management of a publicly traded company. RBio’s management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the post-combination company. RBio may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the U.S. Any fault in RBio’s finance and accounting systems could impact its ability or prevent it from timely reporting its operating results, timely filing required reports with the SEC and complying with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The development and implementation of the standards and controls necessary for RBio to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that RBio will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.

We may have difficulty managing growth in our business, which could have a material adverse effect on our business, financial condition and results of operations and our ability to execute its business plan in a timely fashion.

Because of our small size, growth in accordance with our business plans, if achieved, will place a significant strain on our financial, technical, operational and management resources. If we expand our activities, developments and production, or increase the number of projects in which we participate, there will be additional demands on our financial, technical and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties could have a material adverse effect on our business, financial condition and results of operations and our ability to execute our business plan in a timely fashion.

Our strategy to outsource various elements of the products and services we sell may subject us to the business risks of our suppliers and subcontractors, which could have a material adverse impact on our operations.

In areas where we will depend on third-party suppliers and subcontractors for outsourced equipment, products, components or services, we will be subject to the risk of customer dissatisfaction with the quality or performance of the equipment, products or services we sell due to supplier or subcontractor failure. Suppliers and subcontractors may not have the same incentives we do and may not allocate adequate or sufficient time and/or resources for performing services for us. In addition, business difficulties experienced by a third-party supplier or subcontractor could lead to the interruption of our ability to obtain outsourced equipment, products or services and ultimately our inability to supply equipment, products or services to our customers. Third-party supplier and subcontractor business interruptions may include, but are not limited to, work stoppages, union negotiations and other labor disputes. Current or future economic conditions could also impact the ability of suppliers and subcontractors to access credit and, thus, impair their ability to provide us quality products or services in a timely manner, or at all.

The inability to attract and retain qualified personnel may adversely impact our business.

If we fail to attract, hire and retain qualified personnel, we may not be able to develop, market or sell our products or successfully manage our business. We are dependent upon a highly skilled, experienced and efficient workforce to be successful. The inability to attract and hire qualified individuals or the loss of key employees in very skilled areas could have a negative effect on our financial results.

We depend on third parties for transportation services and unfavorable changes in the cost and availability of transportation could materially adversely affect our business.

Our business depends on transportation services provided by third parties, both domestically and internationally. We rely on these providers for transportation of the products we manufacture as well as delivery of raw materials to our manufacturing facilities. A significant portion of the products we manufacture and raw materials we use are transported by railroad, truck and ship.

If any of our transportation providers fail to deliver the goods we manufacture in a timely manner, or damage them during transport, we may be unable to sell those products at full value, if at all. Similarly, if any of these providers fail to deliver raw materials to us in a timely manner, we may be unable to timely manufacture our products in response to customer demand. In addition, the cost of energy, and specifically fuel, may adversely impact the cost of transporting our products. Finally, if the port system that we rely on for international shipping suffers work stoppages, slowdowns or strikes, our business could be materially adversely impacted.

Our ability to source parts and raw materials from our suppliers could be disrupted or delayed in our supply chain which could adversely affect our results of operations.

Our planned operations will require significant amounts of necessary parts and raw materials. If we are unable to source these parts or raw materials, our future operations may be disrupted, or we could experience a delay or halt in our business. Reduced availability or interruption in supplies, whether resulting from more stringent regulatory requirements, supplier financial condition, increases in duties and tariff costs, disruptions in transportation, an outbreak of a severe public health pandemic, such as the COVID-19 pandemic, including resurgences and the emergence of new variants of COVID-19, further escalation of global conflicts such as the war in Ukraine and the conflicts in the Middle East, severe weather, or the occurrence or threat of wars or other conflicts, could have an adverse effect on our financial condition, results of operations and cash flows. For example, the Company may experience supply chain issues related to future pandemics or global conflict, including but not limited to suppliers utilizing force majeure provisions under potential, future contracts. Furthermore, the ongoing global economic recovery from the COVID-19 pandemic in addition to current global conflicts has caused significant challenges for global supply chains resulting in inflationary cost pressures, component shortages, and transportation delays. We expect that these challenges could continue to have an impact on our businesses for the foreseeable future.

Inability to compete effectively could adversely impact our future sales and financial performance.

We face strong competition from large international competitors and many smaller regional competitors. Introduction by competitors of new technologies, competing products, or additional capacity could weaken demand for, or impact pricing of our products, negatively impacting financial results. In addition, competitors’ pricing policies could affect our future profitability or market share.

Some of our competitors are much larger than we are and may have the manufacturing, marketing and sales capabilities to complete research, development, and commercialization of products more quickly and effectively than we can. There are many companies engaged in all areas of traditional and alternative industrial gas generation in the United States and abroad. Additionally, established companies may decide to broaden their operations into our area of business. We believe that our business model has competitive strengths; however, if we are unable to compete in the market for our products and services, our business may be adversely affected.

We may enter into joint ventures which could impose certain restrictions on our operations in the future and could create risk related to our potential co-venturers.

In the future, we may enter into joint ventures. Depending on the terms of these potential ventures, we may be restricted in our ability to operate in certain areas or undertake certain courses of action. These potential arrangements may involve significant risks and uncertainties, including our ability to cooperate with our strategic partners, our strategic partners having interests or goals that are inconsistent with ours, and the potential that our strategic partners may be unable to meet their economic or other obligations to any future joint venture, which may negatively impact the expected benefits of any future joint venture and cause us to incur additional expense or suffer reputational damage. In addition, due to the nature of these potential arrangements, we may have limited ability to direct or influence the management of any future joint venture, which may limit our ability to assist and oversee the design and implementation of any future joint venture’s business as well as its accounting, legal, governance, human resources, information technology, and other administrative systems. This may expose us to additional risks and uncertainties because we may be dependent upon and subject to liability, losses, or reputational damage relating to systems, controls, and personnel that are not under our control.

In the future, if we develop or acquire proprietary intellectual property, protecting such intellectual property will be critical to our operations and we may suffer competitive harm from infringement on such rights.

If we develop or acquire new technologies, it will be critical that we protect our intellectual property assets against third-party infringement. Though we currently do not own any patents, we expect to own intellectual property related to our branding. If we develop or acquire intellectual property, there is a risk that our patent applications may not be granted, or we may not receive sufficient protection of our proprietary interests. We may also expend considerable resources in defending any future patents against third-party infringement. It may become critical that we protect our proprietary intellectual property interests to prevent competitive harm.

Current inflationary trends, economic downturn and weakness in the economy, market trends, and other conditions affecting the profitability and financial stability of our potential customers and suppliers could negatively impact the growth of our business and the acquisition of customers.

The demand for our products and services is sensitive to the production activity, capital spending and demand for products and services of our potential customers worldwide. Recently, we have observed increased economic uncertainty in the United States and abroad, including inflation and higher interest rates. Impacts of such economic weakness include falling overall demand for goods and services, leading to reduced profitability, reduced credit availability, higher borrowing costs, reduced liquidity, volatility in credit, equity and foreign exchange markets, and bankruptcies. These developments may lead to supply chain disruption and transportation delays which may negatively impact our business and growth. In addition, as our potential customers react to global economic conditions and the potential for a global recession, they may reduce spending on the products and services we plan to provide, which may lead to our inability to attract customers and could limit our ability to grow our business and negatively affect our operating results and financial condition. In addition, raw materials and energy costs, such as feedstock, gas and electricity, will be a significant operating expense for us. The cost of these inputs can be volatile and are susceptible to rapid and substantial increases due to factors beyond our control, such as lack of availability, changing economic and weather conditions, political, civil or other unrest or instability in energy-producing nations, and supply and demand considerations. Any material increase in the cost of inputs may have a material adverse effect on our business and results of operations.

We are subject to material risks associated with doing business outside of the U.S.

We will have large manufacturing operations in the State of Washington and a significant portion of our sales are expected to be to customers located outside of the U.S., including China, the European Union, Japan, Canada, South Korea and other international markets. The manufacture and sale of our products in non-U.S. markets will result in risks that are inherent to conducting business under international laws, regulations and customs. We expect international sales will continue to contribute significantly to our results of operations and future growth. The risks associated with our business operations outside the U.S. include:

●	maintaining and governing international subsidiaries and managing international operations;

●	complying with changes in and reinterpretations of the laws, regulations and enforcement priorities of the countries in which we manufacture and sell our products;

●	complying with anti-bribery laws, such as the U.S. Foreign Corrupt Practices Act and similar anti-bribery laws in other jurisdictions;

●	trade protection laws, policies and measures and other regulatory requirements affecting trade and investment, including loss or modification of exemptions for taxes and tariffs, imposition of new tariffs and duties and import and export licensing requirements, as discussed below in further detail;

●	complying with data privacy laws, such as the European Union’s General Data Privacy Regulation and similar data privacy laws in other jurisdictions;

●	repatriating cash from foreign countries to the U.S.;

●	changes in tax laws and their interpretations in the countries in which we do business, including the potential impact on the value of recorded and future deferred tax assets and liabilities;

●	product damage or loss incurred during shipping;

●	political instability and actual or anticipated military or political conflicts;

●	economic instability, inflation, recessions and interest rate and currency exchange rate fluctuations, as discussed below in further detail;

●	uncertainties regarding non-U.S. judicial systems, rules and procedures; and

●	minimal or limited protection of intellectual property in some countries.

These and other risks of doing business outside of the U.S. could materially adversely affect our business, financial condition and results of operations.

Restrictions on trade through tariffs, countervailing and anti-dumping duties, quotas and other trade barriers, in the U.S. and internationally, could materially adversely affect our ability to access certain markets.

We expect to initially manufacture our products in the U.S. and sell them in multiple countries. We expect that our financial results will be highly dependent on our ability to sell our products globally. Trade barriers such as tariffs, countervailing and anti-dumping duties, quotas and other similar restrictions on trade may in the future result in a material reduction in revenues and profitability. The effects of such restrictions on trade on our business in China and Canada are set forth below.

China

Trade tensions and trade-related actions, such as tariffs and duties, between China and the U.S. have previously impacted our business and our customers’ businesses and could do so in the future. For example, in 2018, in retaliation against U.S. tariffs, China imposed a tariff on certain U.S. product exports, including all wood pulp sold by us from the U.S. into China, a result of which was a significant decline in operating income for as long as the tariffs remained in place. Failure of the U.S. and Chinese governments to reach acceptable agreements regarding trade, as well as continued trade volatility and additional trade-related actions by the Chinese government, could have a material adverse impact on our business, financial condition and results of operations.

Canada

The U.S. and Canada have a history of trade disputes, dating to the early 1980s, related to the export of softwood lumber from Canada into the U.S. Each dispute has been resolved via agreement or litigation, which generally involved some combination of duties and/or quotas, as well as a return of all or most of the duties previously paid by Canadian softwood lumber producers. In October 2015, a 10-year Softwood Lumber Agreement between the U.S. and Canada, which resolved a 2001-2006 lumber dispute between the countries, expired. No agreement was reached to extend or renew it, and as a result, after a one-year cooling-off period, the U.S. commenced a dumping investigation of lumber exports from Canada into the U.S. Beginning in 2017, anti-dumping and countervailing duties were assessed by the USDOC on lumber exported into the U.S. and we were assigned an anti-dumping duty rate of six percent and a countervailing duty rate of 14 percent. These duties are being legally challenged by Canada under both the North American Free Trade Agreement and World Trade Organization dispute resolution processes. Canada has filed an appeal under Chapter 10 of the United States-Mexico-Canada Agreement on Trade to contest these revised duties. The USDOC has completed administrative reviews of the 2017, 2018, 2019, 2020 and 2021 periods and reduced rates applicable to us to a combined anti-dumping and countervailing duty rate of approximately 8 percent. Canada has filed an appeal under Chapter 10 of the United States-Mexico-Canada Agreement on Trade to contest these revised duties.

We expect that our revenues will be concentrated from a limited number of customers and the loss of all or a substantial portion of our revenue from these customers could have a material adverse effect on our business.

Initially, our revenues could be concentrated from a limited number of customers. Due to the highly competitive nature of our businesses, we expect to regularly bid to acquire new customers and retain existing customers; as such, we will be subject to the potential for material changes in revenue and sales volumes. The loss of all or a substantial portion of sales of any of our largest customers, or significant, unfavorable changes to pricing or terms contained in contracts with them, could materially adversely affect our business, financial condition and results of operations.

We will also be subject to credit risk associated with these customers. If one or more of our ten largest customers were to become bankrupt, insolvent or otherwise were unable to pay for our products, we may incur significant write-offs that may have a material adverse effect on our business, financial condition and results of operations.

Risks Related to the Tolling Agreement and the Cosmo Facility

We will initially be dependent on our Tolling Agreement with Cosmo and the operation of the Cosmo facility, and any breach, modification or termination of the Tolling Agreement or disruption in the operation of the Cosmo facility may adversely affect our business and results of operations.

Initially, our business will almost entirely consist of the operation and management of the Cosmo facility and the sale of product manufactured at the Cosmo facility under our Tolling Agreement with Cosmo.

Cosmo has the right to terminate the Tolling Agreement without penalty at any time after November 22, 2024 upon 30 days’ written notice to us. If Cosmo were to terminate, modify or otherwise breach the Tolling Agreement, it could materially adversely affect our business and results of operations.

The Tolling Agreement sets forth the economic terms of our management and operation of the Cosmo facility, including provision of feedstock and other inputs, allocation and payment of expenses, and other terms that affect our revenues. If we did not properly determine these economic terms, or the underlying assumptions that went into determining these economic terms change or turn out to be faulty, the economic benefit to us under the Tolling Agreement and our business and results of operations could be harmed.

A material disruption at the Cosmo facility, or a significant delay in the restart of the Cosmo facility could prevent us from meeting customer demand, reduce our sales and profitability, increase our cost of production and capital needs, or otherwise materially adversely affect our business, financial condition and results of operations.

Once operational, the Cosmo facility could cease operations unexpectedly or suffer a material disruption to all or a portion of its operations due to a number of material adverse events, including:

●	unscheduled outages or downtime due to the need for unexpected maintenance or equipment failure;

●	prolonged power interruptions or failures;

●	interruptions in the supply of raw materials, including chemicals and wood fiber;

●	disruptions to or failures in the transportation infrastructure, such as roads, bridges, railroad tracks and tunnels, as well as lack of availability of rail, trucking and ocean shipping equipment and service from third party transportation providers;

●	industrial accidents or other event causing impacts to the environment or human health and safety;

●	information technology system failures and cybersecurity incidents causing systems to be inaccessible or unusable;

●	natural disasters (including those as a result of climate change), including fires, floods, windstorms, earthquakes, hurricanes or other similar catastrophes;

●	labor interruptions, including strikes and short duration walk-outs;

●	terrorism or threats of terrorism;

●	new climate change or other environmental regulations, compliance with which may require significant capital expenditures to address modifications to our facilities, supply chain or other infrastructure; and

●	other operational issues resulting from these and other risks.

Some of these matters are discussed in more detail in other risk factors. Depending on the nature, magnitude and duration of any operational interruption, the event could materially adversely affect our business, financial condition and results of operations.

Operations at the Cosmo facility were suspended in 2022. Restarting operations will be capital and time intensive, and until operations are restarted, we will not receive revenue for the sale of product under the Tolling Agreement. We expect that the restart of the Cosmo facility will require approximately $50 million and 12 weeks to complete once started. We expect to use a portion of the proceeds from the Business Combination to facilitate the restart of the Cosmo facility. Cosmo may not be able to restart operations without additional expense, delay and effort of management, which could have a material adverse effect on our business and results of operations.

RBio’s Chief Executive Officer and controlling shareholder, Richard James Bassett, also controls Cosmo. Mr. Bassett may have conflicts of interest arising from his common control. To the extent we use our capital, including proceeds from this Business Combination, to help restart, develop and improve the Cosmo facility, Mr. Bassett will benefit as owner of the Cosmo facility. Although we believe the Tolling Agreement was made on arms’ length terms, Mr. Bassett was a related party to both RBio and Cosmo, and conflicts of interest may arise in connection with the Tolling Agreement.

Unfavorable changes in the availability of, and prices for, wood fiber may have a material adverse impact on our business, financial condition and results of operations.

Wood fiber is the largest volume of raw material used in the manufacturing process for virtually all of our products. Many factors can impact its availability and pricing. Regulatory developments and environmental litigation also have caused, and may cause in the future, significant reductions in the amount of timber available for commercial harvest, thereby increasing prices for these sources of wood fiber. In addition, much of the wood fiber we use is sourced by or from third party contractors who harvest, chip and/or transport the wood fiber to our manufacturing facilities, either as logs for lumber and chipping or as chips. A significant reduction in the availability of contractors experienced in harvesting and transporting logs could impact wood fiber supply, pricing and availability. Wood fiber supply and pricing may also be impacted by the proximity between available experienced logging and fiber transportation contractors and our manufacturing facilities. Sourcing wood fiber from greater distances could result in increased transportation costs.

Finally, natural conditions, including prolonged wet or cold or other weather events, timber growth cycles and restrictions on access to timberlands for harvesting, may also limit the availability, and increase the price, of wood, as may other factors, including damage by fire, insect infestation, disease, prolonged drought and natural disasters (including those as a result of climate change) such as windstorms and hurricanes. The occurrence, magnitude and duration of natural conditions and events and their impact on the availability and price of wood fiber cannot be predicted.

In sum, any sustained decrease in harvestable lands or wood supply, increase in wood fiber prices, changes in the logging and transportation supply base or significant changes to historically customary natural conditions could materially increase our costs and thereby materially adversely impact our business, financial condition and results of operations.

Substantial capital is required to restart, develop and maintain the Cosmo facility, and the cost to repair or replace equipment, as well as the associated downtime, could materially adversely affect our business.

We will operate capital intensive businesses and will require substantial capital to restart the Cosmo facility and for ongoing maintenance, repair and replacement of existing facilities and equipment. We expect that the restart of the Cosmo facility will require approximately $50 million and 12 weeks to complete once started. We expect to use a portion of the proceeds of the Business Combination to effect the restart. Although we will endeavor to maintain our production equipment with regular scheduled maintenance, key pieces of equipment and systems, some of which are large in scale, may need to be repaired or replaced periodically. The costs of repairing or replacing such equipment and the associated downtime of the affected production line could adversely affect our financial condition and results of operations. In addition, new or existing environmental regulations at times require additional capital expenditures for compliance. Our inability to provide for our operating cash requirements on reasonable economic terms could materially adversely affect our business, financial condition and results of operations.

Risks Related to Regulation and Litigation

We will be subject to extensive government regulation in the jurisdictions in which we do business. Regulations addressing, among other things, import/export restrictions, anti-bribery and corruption and taxes have the potential to negatively impact our financial condition, results of operation and cash flows.

We will be subject to government regulation in the United States and in the foreign jurisdictions where we may conduct business. The application of laws and regulations to our business is sometimes unclear. Compliance with laws and regulations may involve significant costs or require changes in business practices that could result in reduced profitability. If there is a determination that we have failed to comply with applicable laws or regulations, we may be subject to penalties or sanctions that could adversely impact our reputation and financial results. Compliance with changes in laws or regulations can result in increased operating costs and require additional, unplanned capital expenditures. Export controls or other regulatory restrictions could prevent us from shipping our products to and from some markets or increase the cost of doing so. Changes in tax laws and regulations could affect the financial results of our businesses. Increasingly aggressive enforcement of anti-bribery and anti-corruption requirements, including the U.S. Foreign Corrupt Practices Act, the United Kingdom Bribery Act and the China Anti-Unfair Competition Law, could subject us to criminal or civil sanctions if a violation is deemed to have occurred. In addition, we may be subject to laws and sanctions imposed by the U.S. and other jurisdictions where we plan to do business that may prohibit us from doing business in certain countries, or restricting the kind of business that we may conduct. Such restrictions may provide a competitive advantage to competitors who are not subject to comparable restrictions or prevent us from taking advantage of growth opportunities.

Further, we cannot guarantee that our internal controls and compliance systems will always protect us from acts committed by employees, agents, business partners or that businesses that we acquire would not violate U.S. and/or non-U.S. laws, including the laws governing payments to government officials, bribery, fraud, kickbacks and false claims, pricing, sales and marketing practices, conflicts of interest, competition, export and import compliance, money laundering, and data privacy. Any such improper actions or allegations of such acts could damage our reputation and subject us to civil or criminal investigations in the U.S. and in other jurisdictions and related stockholder lawsuits, could lead to substantial civil and criminal, monetary and non-monetary penalties, and could cause us to incur significant legal and investigatory fees. In addition, governments may seek to hold us liable as a successor for violations committed by companies in which we invest or that we acquire.

We will be subject to various environmental laws and regulations that could impose substantial costs upon us and cause delays in building production facilities.

Our operations will be subject to federal, state and local environmental laws and regulations, including laws relating to the use, handling, storage, disposal of and human exposure to hazardous materials. Environmental and health and safety laws and regulations can be complex, and we have limited experience complying with them. Moreover, we expect that we will be affected by future amendments to such laws or other new environmental and health and safety laws and regulations which may require us to change our operations, potentially resulting in a material adverse effect on its business, prospects, financial condition and operating results. These laws can give rise to liability for administrative oversight costs, cleanup costs, property damage, bodily injury, fines and penalties. Capital and operating expenses needed to comply with environmental laws and regulations can be significant, and violations may result in substantial fines and penalties, third-party damages, suspension of production or a cessation of our operations.

Contamination at properties we may own or operate may result in liability for us under environmental laws and regulations, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, which can impose liability for the full amount of remediation-related costs without regard to fault, for the investigation and cleanup of contaminated soil and ground water, for building contamination and impacts to human health and for damages to natural resources. The costs of complying with environmental laws and regulations and any claims concerning noncompliance, or liability with respect to contamination in the future, could have a material adverse effect on our financial condition or operating results. We may face unexpected delays in obtaining the required permits and approvals in connection with our potential production facilities that could require significant time and financial resources and delay our ability to operate such facilities, which would adversely impact our business, prospects, financial condition and operating results.

Legislative, regulatory, societal and market efforts to address global climate change may impact our business and create financial risk.

Standards for tracking and reporting environmental, social and governance (“ESG”) matters continue to evolve. New laws, regulations, policies and international accords relating to ESG matters, including sustainability, climate change, human capital and diversity, are being developed and formalized in Europe, the United States, Asia and elsewhere, which may entail specific, target-driven frameworks and/or disclosure requirements. If our ESG practices do not meet evolving investor or other stakeholder expectations and standards, then our reputation or our attractiveness as an investment, business partner, acquirer, service provider or employer could be negatively impacted.

Costs and expenses resulting from compliance with environmental regulations may negatively impact our operations and financial results.

We will be subject to extensive federal, state, local and foreign environmental and safety laws and regulations concerning, among other things, emissions in the air, discharges to land and water and the generation, handling, treatment and disposal of hazardous waste and other materials. We take our environmental responsibilities very seriously, but there is a risk of adverse environmental impact inherent in our manufacturing operations and in the transportation of our products. Future developments and more stringent environmental regulations may require us to make additional unforeseen environmental expenditures. In addition, laws and regulations may require significant expenditures for environmental protection equipment, compliance and remediation. These additional costs may adversely affect our financial results.

We expect to incur costs to comply with these laws and regulations. Federal, state, and local governments are increasingly regulating and restricting the use of certain chemicals, substances, and materials. For example, laws, regulations, or other policy initiatives might address substances found within component parts to our products, in which event we would be required to comply with such requirements.

Our business may become subject to increased government regulation.

We do not know the extent to which any such regulations may impact our ability to manufacture, distribute, install and service our products. Any regulation of our facilities or products, whether at the federal, state, local or foreign level, including any regulations relating to the production, operation, installation, and servicing of our products may increase our costs and the price of our products, and noncompliance with applicable laws and regulations could subject us to investigations, sanctions, enforcement actions, fines, damages, civil and criminal penalties, or injunctions. Furthermore, certain business activities may require the Company to navigate a myriad of state- or local-level laws and regulations. If any governmental sanctions are imposed, our business, operating results, and financial condition could be materially adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could harm our business, operating results and financial condition.

Risks Related to Cybersecurity and Data Privacy

Our business and operations would suffer in the event of computer system failures, cyber-attacks or deficiencies in our or third parties’ cybersecurity.

We will be increasingly dependent upon information technology systems, infrastructure and data to operate our business. In the ordinary course of business, we may collect, store and transmit confidential information, including, but not limited to, information related to our intellectual property and proprietary business information, personal information and other confidential information. We may outsource elements of our operations to third party vendors, who each have access to our confidential information, which increases our disclosure risk. Although we plan to implement internal security and business continuity measures, our information technology and other internal infrastructure systems may breakdown, incur damage or be interrupted by system malfunctions, natural disasters, terrorism, war or telecommunication and electrical failures, as well as by inadvertent or intentional security breaches by our employees, contractors, consultants, business partners and/or other third parties, or from cyber-attacks by malicious third parties, each of which could compromise our system infrastructure or lead to the loss, destruction, alteration, disclosure or dissemination of, or damage or unauthorized access to, our data or other assets. Such a security breach may cause loss, damage or disclosure of proprietary or confidential information, which could in turn result in significant legal and financial exposure and reputational damage that could adversely affect our business.

The costs related to significant security breaches or disruptions could be material and our insurance policies may not be adequate to compensate us for the potential losses arising from any such security breach. In addition, such insurance may not be available to us on economically reasonable terms, if at all, may not cover all claims made against us, and may have high deductibles. Furthermore, if the information technology systems of our third-party vendors and other contractors and consultants become subject to disruptions or security breaches, we may have insufficient recourse against such third parties and we may have to expend significant resources to mitigate the impact of such an event, and to develop and implement protections to prevent future events of this nature from occurring.

Risks Related to Finance, Accounting and Tax Matters

Our actual results could differ from the estimates and assumptions used to prepare our financial statements.

The preparation of our consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of certain assets, liabilities, revenues and expenses for the periods covered and certain amounts disclosed in the notes to our consolidated financial statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates, which could have a material adverse impact on our financial condition, results of operations and cash flows.

We may need to raise additional funds and these funds may not be available to us when we need them. If we cannot raise additional funds when we need them, our business, prospects, financial condition and operating results could be negatively affected.

The sourcing, purchasing, development, and servicing of our projects may be capital-intensive. We may determine that additional funds are necessary. This capital may be necessary to fund our future operations and to locate new opportunities. We may raise additional funds through the issuance of equity, equity related or debt securities or through obtaining credit from government or financial institutions. We cannot be certain that additional funds will be available on favorable terms when required, or at all. If we cannot raise additional funds when we need them, our business, prospects, financial condition and operating results could be materially adversely affected.

Our financial results may vary significantly from quarter to quarter.

We expect our revenue and operating results to vary from quarter to quarter. We may incur significant operating expenses during the start-up and early stages of large contracts and may not be able to recognize corresponding revenue in that same quarter. We may also incur additional expenses when contracts are terminated or expire and are not renewed. We may also incur additional expenses when companies or facilities are newly acquired. Payments that may be due to us from our future customers may be delayed due to billing cycles or as a result of failures of government budgets to gain congressional and administration approval in a timely manner.

Additional factors that may cause our financial results to fluctuate from quarter to quarter include those addressed elsewhere in this “Risk Factors” section, and the following factors, among others:

●	variability in demand for our services and solutions;

●	timing of award or performance incentive fee notices;

●	timing of shipments and deliveries to potential future customers;

●	variable purchasing patterns under blanket purchase agreements and other indefinite delivery/ indefinite quantity contracts;

●	terms of potential future contracts which may affect the timing of revenue recognition;

●	costs related to government inquiries;

●	strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs and joint ventures;

●	strategic investments or changes in business strategy;

●	changes in the extent to which we use subcontractors;

●	potential performance errors in our systems;

●	seasonal fluctuations in our staff utilization rates;

●	changes in our effective tax rate, including changes in our judgment as to the necessity of the valuation allowance recorded against our deferred tax assets; and

●	the length of sales cycles.

Challenges in the commercial and credit environments may materially adversely affect our future access to capital.

Our ability to issue debt or equity or enter into other financing arrangements on acceptable terms could be materially adversely affected if there is a material decline in the pricing or sales volume of our products, or if significantly unfavorable changes in economic conditions occur. Volatility in the world financial markets could increase borrowing or other costs of capital or affect our ability to gain access to the capital markets, which could have a material adverse effect on our competitive position, business, financial condition, results of operations and cash flows.

We may require additional financing in the future to meet our capital needs or to make acquisitions, and such financing may not be available on favorable terms, if at all, and may be dilutive to existing stockholders.

We may require additional financing in the future for general corporate purposes, such as to make strategic investments in our facilities, invest in joint ventures or make acquisitions. We may be unable to obtain desired additional financing on terms favorable to us, if at all. For example, during periods of volatile credit markets, there is a risk that lenders, even those with strong balance sheets and sound lending practices, could fail or refuse to honor their credit commitments and obligations, including, but not limited to, extending credit up to the maximum permitted by a credit facility and otherwise accessing capital and/or honoring loan commitments. If our lenders are unable to fund borrowings under their loan commitments or we are unable to borrow, it could be difficult to replace such loan commitments on similar terms or at all. If adequate funds are not available on acceptable terms, we may be unable to fund growth opportunities, successfully develop or enhance products or respond to competitive pressures, any of which could negatively affect our business. If we raise additional funds through the issuance of equity securities, our stockholders will experience dilution of their ownership interest. If we raise additional funds by issuing debt, the terms of such debt may subject us to further limitations on our operations and ability to pay dividends or repurchase stock than are currently in place pursuant to our existing indebtedness.

Risks Related to RBio’s Shares Following the Transactions

An active market for RBio’s securities may not develop, which would adversely affect the liquidity and price of RBio’s securities.

The price of RBio’s securities may vary significantly due to factors specific to RBio as well as to general market or economic conditions. Furthermore, an active trading market for RBio’s securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

RBio will qualify as an “emerging growth company” within the meaning of the Securities Act, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make RBio Common Stock less attractive to investors and may make it more difficult to compare RBio’s performance to the performance of other public companies.

PC3 currently is, and following the Business Combination, RBio will be, an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. For as long as it continues to be an emerging growth company, RBio may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including:

●	the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act;

●	the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and

●	reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements.

As a result, stockholders may not have access to certain information that they may deem important. RBio’s status as an emerging growth company will end upon the earliest of:

●	the last day of the fiscal year in which RBio has at least $1.235 billion in annual revenue, as indexed for inflation by the SEC;

●	the first day of the fiscal year in which RBio qualifies as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates as of the last business day of RBio’s last completed second fiscal quarter;

●	the date on which RBio has issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

●	the last day of the fiscal year ending after the fifth anniversary of PC3’s IPO.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. RBio may elect to take advantage of this extended transition period and as a result, its financial statements may not be comparable with similarly situated public companies.

RBio cannot predict if investors will find RBio Common Stock less attractive if it chooses to rely on any of the exemptions afforded emerging growth companies. If some investors find RBio Common Stock less attractive because RBio relies on any of these exemptions, there may be a less active trading market for RBio Common Stock and the market price of RBio Common Stock may be more volatile and may decline.

If RBio fails to maintain an effective system of disclosure controls and internal control over financial reporting, RBio’s ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired, which may adversely affect investor confidence in RBio and, as a result, the market price of RBio Common Stock.

As a public company, RBio will be required to comply with the requirements of the Sarbanes-Oxley Act, including, among other things, that RBio maintain effective disclosure controls and procedures and internal control over financial reporting. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of RBio as a privately held company. The Company continues to develop and refine its disclosure controls and other procedures that are designed to ensure that information RBio is required to disclose in the reports that RBio will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to RBio’s management, including RBio’s principal executive and financial officers.

The Company must continue to improve its internal control over financial reporting. RBio will be required to make a formal assessment of the effectiveness of its internal control over financial reporting and once RBio ceases to be an emerging growth company, RBio will be required to include an attestation report on internal control over financial reporting issued by RBio’s independent registered public accounting firm. To achieve compliance with these requirements within the prescribed time period, RBio will be engaging in a process to document and evaluate RBio’s internal control over financial reporting, which is both costly and challenging. In this regard, RBio will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of RBio’s internal control over financial reporting, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. There is a risk that RBio will not be able to conclude, within the prescribed time period or at all, that RBio’s internal control over financial reporting is effective as required by Section 404 of the Sarbanes-Oxley Act. Moreover, RBio’s testing, or the subsequent testing by RBio’s independent registered public accounting firm, may reveal additional deficiencies in RBio’s internal control over financial reporting that are deemed to be material weaknesses.

Any failure to implement and maintain effective disclosure controls and procedures and internal control over financial reporting, including the identification of one or more material weaknesses, could cause investors to lose confidence in the accuracy and completeness of RBio’s financial statements and reports, which would likely adversely affect the market price of RBio Common Stock. In addition, RBio could be subject to sanctions or investigations by Nasdaq, the SEC and other regulatory authorities.

If the perceived benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of PC3’s securities prior to the Closing may decline. The market values of RBio’s securities at the time of the Business Combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement, or the date on which PC3’s stockholders vote on the Business Combination Proposal and the other proposals presented to them.

Following the Business Combination, fluctuations in the price of RBio’s securities could contribute to the loss of all or part of your investment. The valuation PC3 has ascribed to the Company in the Business Combination may not be indicative of the price that will be implied in the trading market for RBio’s securities following the Business Combination. If an active market for RBio’s securities develops and continues after the Business Combination, the trading price of such securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond RBio’s control. Any of the factors listed below could have a material adverse effect on your investment in RBio’s securities and RBio’s securities may trade at prices significantly below the price you paid for them or that were implied by the conversion of the Company’s capital stock you owned into RBio’s securities as a result of the Business Combination. In such circumstances, the trading price of RBio’s securities may not recover and may experience a further decline.

Factors affecting the trading price of RBio’s securities may include:

●	general economic and political conditions such as recessions, inflation, fuel prices, prices of feedstock, international currency fluctuations and acts of war or terrorism;

●	actual or anticipated changes or fluctuations in RBio’s operating results, changes in the market’s expectations about RBio’s operating results; or failure to meet the expectation of securities analysts or investors in a particular period;

●	competitors’ performance;

●	changes in demand or use cases for our products;

●	developments or disputes concerning RBio’s intellectual property or other proprietary rights;

●	actual or perceived data security breaches or other data security incidents;

●	announced or completed acquisitions of businesses by RBio or its competitors;

●	actual or anticipated fluctuations in RBio’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

●	any actual or anticipated changes in the financial guidance RBio may provide to the public or RBio’s failure to meet this guidance;

●	any major change in RBio’s Board or management;

●	changes in laws and regulations affecting RBio’s business actual or anticipated developments in RBio’s business, its competitors’ businesses, or the competitive landscape generally and any related market speculation;

●	litigation involving RBio, its industry or both;

●	governmental or regulatory actions or audits;

●	regulatory or legal developments in the United States;

●	announcement or expectation of additional financing efforts;

●	changes in accounting standards, policies, guidelines, interpretations, or principles;

●	RBio’s ability to meet compliance requirements;

●	investor perceptions of us and the industries in which we or our customers operate, including perceptions of our ESG attributes;

●	the impact of the ongoing COVID-19 pandemic on RBio’s business;

●	the public’s reaction to RBio’s press releases, other public announcements, and filings with the SEC;

●	operating and share price performance of other companies that investors deem comparable to RBio;

●	price and volume fluctuations in the overall stock market from time to time;

●	changes in operating performance and stock market trading volumes and trading prices of other energy companies generally, or those in the renewables or industrial gas industries in particular;

●	changes in financial estimates and recommendations by securities analysts concerning RBio or the energy industry in general;

●	changes in RBio’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of RBio Common Stock available for public sale;

●	sales of shares of RBio Common Stock by RBio or its stockholders;

●	expiration of market stand-off or lock-up agreements;

●	sales of substantial amounts of shares of RBio Common Stock by RBio’s directors, executive officers, or significant stockholders or the perception that such sales could occur;

●	failure of securities analysts to maintain coverage of RBio; and

●	the other risk factors under “Risk Factors”.

Broad market and industry factors may materially harm the market price of RBio’s securities irrespective of RBio’s operating performance. The stock markets in general, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. In addition, in recent years, the market price of companies has trended downward following completion of a business combination with a SPAC. The trading prices and valuations of these stocks and of RBio’s securities may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to RBio could depress RBio’s share price regardless of RBio’s business, prospects, financial conditions, or results of operations. A decline in the market price of RBio’s securities also could adversely affect RBio’s ability to issue additional securities and RBio’s ability to obtain additional financing in the future.

Insiders will continue to have substantial influence over RBio after the Closing, which could limit your ability to affect the outcome of key transactions, including a change of control.

Upon the Closing, and assuming minimum redemptions from PC3’s Trust Account, RBio’s executive officers, directors and their affiliates will beneficially own approximately [●]% of RBio Common Stock outstanding, representing approximately [●]% of the voting power thereof.

As a result, these stockholders, if they act together, will be able to significantly influence RBio’s management and affairs and all matters requiring stockholder approval, including the election of directors, amendments of RBio’s organizational documents, and approval of significant corporate transactions. They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing, or deterring a change in control of RBio and might affect the market price of RBio Common Stock. This control could have the effect of delaying or preventing a change of control of RBio or changes in its management and will make the approval of certain transactions difficult or impossible without the support of these stockholders and their votes.

The numbers of shares and percentage interests set forth above are based on a number of assumptions, including: (1) that PC3 does not issue any additional equity securities prior to the Business Combination; and (2) that there are no future exercises of PC3’s warrants. If the actual facts differ from these assumptions, the numbers of shares and percentage interests set forth above will be different.

If securities or industry analysts either do not publish research about RBio or publish inaccurate or unfavorable research about RBio, RBio’s business or RBio’s market, or if they adversely change their recommendations regarding RBio Common Stock, the trading price or trading volume of RBio Common Stock could decline.

The trading market for RBio Common Stock will be influenced in part by the research and reports that securities or industry analysts may publish about us, RBio’s business, RBio’s market, or RBio’s competitors. If one or more securities analysts initiate research with an unfavorable rating or downgrade RBio Common Stock, provide a more favorable recommendation about RBio’s competitors or publish inaccurate or unfavorable research about RBio’s business, RBio Common Stock price would likely decline. If few securities analysts commence coverage of us, or if one or more of these analysts cease coverage of RBio, or fail to publish reports on RBio regularly, RBio could lose visibility in the financial markets and demand for RBio’s securities could decrease, which in turn could cause the price and trading volume of RBio Common Stock to decline.

Management of RBio have potential conflicts of interest in negotiating the transaction.

When you consider RBio’s management’s position and negotiation in favor of the Business Combination, you should keep in mind that RBio’s management has interests in the Business Combination. These interests include, among other things, the interests listed below:

●	RBio management is, or may in the future become, affiliated with entities that are engaged in a similar business to RBio. RBio’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to RBio, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in RBio’s favor and such potential business opportunities may be presented to other entities prior to their presentation to RBio, subject to applicable fiduciary duties under Delaware law.

●	Richard James Bassett is Chief Executive Officer and controlling shareholder of RBio, and is also the majority owner of Cosmo and the Cosmo facility. To the extent the proceeds of this Business Combination are used to restart, improve, develop or maintain the Cosmo facility, Mr. Bassett may benefit from his ownership thereof.

●	RBio’s management will receive material benefits from the completion of an initial business combination and may be incentivized to complete the Transactions with PC3 rather than other strategic alternatives, even if PC3 is a less favorable acquiror.

●	RBio’s existing management will be eligible for continued indemnification and continued coverage under PC3’s directors’ and officers’ liability insurance after the Business Combination and pursuant to the Business Combination Agreement.

A significant portion of RBio’s total outstanding shares is restricted from immediate resale but may be sold into the market in the near future, which could cause the market price of RBio Common Stock to decline significantly, even if RBio’s business is doing well.

The market price of RBio Common Stock could decline as a result of sales of a large number of shares of RBio Common Stock in the market after the Closing, or the perception that these sales could occur. At any time after the expiration of a lock-up to which such shares are subject, certain stockholders will be entitled, under the Registration Rights Agreement, to certain rights with respect to the registration of the offer and sale of those shares under the Securities Act, including requesting RBio file a registration statement to register the offer and sale of their shares. Immediately following completion of the Business Combination, the outstanding shares covered by registration rights will represent approximately [●]% of RBio’s outstanding common stock, assuming no redemptions from PC3’s Trust Account.

In addition, RBio intends to file a registration statement to register shares reserved for future issuance under RBio’s equity compensation plans. Upon effectiveness of that registration statement, subject to the satisfaction of applicable vesting restrictions and the expiration or waiver of the market standoff agreements and lock-up agreements referred to above, the shares issued upon exercise of outstanding stock options, restricted stock unit awards, and warrants or the vesting of other equity awards granted under such plans will be available for immediate resale in the public market.

Sales of RBio Common Stock as restrictions end or pursuant to registration rights may make it more difficult for RBio to sell equity securities in the future at a time and at a price that RBio deems appropriate. These sales also could cause the trading price of RBio Common Stock to fall and make it more difficult for you to sell shares of RBio Common Stock at a time and price that you deem appropriate.

PC3’s Sponsor, directors, officers, advisors or their affiliates may enter into certain transactions, including purchasing shares or warrants from the public, which may influence the outcome of the Business Combination and reduce the public “float” of the shares of common stock of PC3.

At any time at or prior to the Business Combination, subject to applicable securities laws (including with respect to material nonpublic information), PC3’s Sponsor, directors, officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares or vote their public shares in favor of the Business Combination. Any such transactions would only be made in compliance with the Exchange Act and the applicable rules, including Rule 14e-5, and regulations promulgated thereunder. However, PC3’s Sponsor, directors, officers, advisors or their affiliates have no current commitments, plans, or intentions to engage in such purchases of additional public shares in privately negotiated transactions or in the open market and have not formulated any plans or proposals for any such transactions. The purpose of these purchases would be to increase the amount of cash available to PC3 for use in the Business Combination.

In the event that PC3’s Sponsor, directors, officers, advisors or their affiliates purchase public shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their public shares. To the extent that the redemption of public shares would constitute a tender offer under the Exchange Act, any purchases of public shares by PC3’s Sponsor, directors, officers, advisors or their affiliates outside of the tender offer will be made in compliance with the rules, regulations and interpretations promulgated by the SEC with respect to such purchases and any public shares purchased by PC3’s Sponsor, directors, officers, advisors or their affiliates during the tender offer period but outside of the tender offer will not be voted in favor of the Business Combination.

In addition, if such purchases are made, the public “float” of shares of common stock of PC3 or PC3 warrants and the number of beneficial holders of PC3’s securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing, or trading of PC3’s securities on a national securities exchange.

Because there are no current plans to pay cash dividends on RBio Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your RBio Common Stock at a price greater than what you paid for it.

RBio intends to retain future earnings, if any, for future operations, expansion, and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of RBio Common Stock will be at the sole discretion of RBio’s Board. RBio’s Board may take into account general and economic conditions, RBio’s financial condition and results of operations, RBio’s available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications of the payment of dividends by RBio to its stockholders or by its subsidiaries to it, and such other factors as RBio’s Board may deem relevant. As a result, you may not receive any return on an investment in RBio Common Stock unless you sell your RBio Common Stock for a price greater than that which you paid for it.

RBio stockholders may experience dilution in the future.

The percentage of shares of RBio Common Stock owned by current stockholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions, or otherwise, including, without limitation, equity awards that RBio may grant to its directors, officers, and employees, exercise of RBio warrants.

The Proposed Certificate of Incorporation provides, subject to limited exceptions, that the Court of Chancery will be the sole and exclusive forum for certain stockholder litigation matters, which could limit NewPubco’s stockholders’ ability to obtain a chosen judicial forum for disputes with NewPubco or its directors, officers, employees or stockholders.

The Proposed Certificate of Incorporation of NewPubco will require, to the fullest extent permitted by law, that derivative actions brought in NewPubco’s name, actions against directors, officers and employees for breach of fiduciary duty, actions asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, and other similar actions may be brought in the Court of Chancery or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of NewPubco’s capital stock shall be deemed to have notice of and consented to the forum provisions in the Proposed Certificate of Incorporation. In addition, the Proposed Certificate of Incorporation and Proposed Bylaws will provide that the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act and the Exchange Act. While the exclusive forum provision does not restrict the ability of stockholders to bring claims under the Securities Act, it may limit stockholders’ ability to bring a claim in the judicial forum that they find favorable and may increase certain litigation costs on the stockholders, which may discourage the filing of claims under the Securities Act against NewPubco, its directors and officers.

In March 2020, the Delaware Supreme Court issued a decision in Salzburg et al. v. Sciabacucchi, which found that an exclusive forum provision providing for claims under the Securities Act to be brought in federal court is facially valid under Delaware law. It is unclear whether this decision will be appealed, or what the final outcome of this case will be. NewPubco intends to enforce this provision, but it does not know whether courts in other jurisdictions will agree with this decision or enforce it.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with NewPubco or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in the Proposed Certificate of Incorporation to be inapplicable or unenforceable in an action, NewPubco may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, operating results and financial condition.

Additionally, it is uncertain whether this choice of forum provision is enforceable. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. In light of this uncertainty, investors bringing a claim may face certain additional risks, including increased costs and uncertainty of litigation outcomes.

Anti-takeover provisions in NewPubco’s organizational documents could delay or prevent a change of control.

Certain provisions of the Proposed Certificate of Incorporation and the Proposed Bylaws to become effective upon the consummation of the Business Combination may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by NewPubco's stockholders.

These provisions provide for, among other things:

●	the ability of NewPubco's board of directors to issue one or more series of preferred stock;

●	a classified board;

●	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at NewPubco's annual meetings;

●	certain limitations on convening special stockholder meetings;

●	limiting the persons who may call special meetings of stockholders;

●	limiting the ability of stockholders to act by written consent; and

●	NewPubco's board of directors have the express authority to make, alter or repeal the Proposed Bylaws.

These anti-takeover provisions could make it more difficult or frustrate or prevent a third party from acquiring NewPubco, even if the third party’s offer may be considered beneficial by many of NewPubco's stockholders. Additionally, the provisions may frustrate or prevent any attempts by NewPubco stockholders to replace or remove its current management by making it more difficult for stockholders to replace members of NewPubco's board of directors, which is responsible for appointing the members of its management. As a result, NewPubco's stockholders may be limited in their ability to obtain a premium for their shares. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause NewPubco to take other corporate actions you desire. See “Description of NewPubco Securities”.

Claims for indemnification by NewPubco’s directors and officers may reduce NewPubco’s available funds to satisfy successful third-party claims against NewPubcoand may reduce the amount of money available to NewPubco.

NewPubco’s Proposed Organizational Documents will provide that NewPubco will indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law.

In addition, as permitted by Section 145 of the DGCL, the amended and restated bylaws and its indemnification agreements that it will enter into with its directors and officers will provide that:

●	NewPubco will indemnify its directors and officers for serving NewPubco in those capacities or for serving other business enterprises at its request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

●	NewPubco may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;

●	NewPubcowill be required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;

●	NewPubco will not be obligated pursuant to the Proposed Bylaws to indemnify a person with respect to proceedings initiated by that person against NewPubco or its other indemnitees, except with respect to proceedings authorized by its board of directors or brought to enforce a right to indemnification;

●	the rights conferred in the amended and restated bylaws are not exclusive, and NewPubco is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons; and

●	NewPubco may not retroactively amend its bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

We may incur debt in the future, and our ability to satisfy our obligations thereunder remains subject to a variety of factors, many of which are not within our control.

We may seek to incur debt in the future in order to fund our development and operational programs, which would reduce our financial flexibility and could have a material adverse effect on our business, financial condition or results of operation.

Should we incur debt, our ability to satisfy any resulting debt obligations and to reduce our level of indebtedness will depend on future performance. General economic conditions, and financial, business and other factors will have an impact on our operations and future performance, and many of these factors are beyond our control. As such, we cannot assure investors that we will be able to generate sufficient cash flow to pay the interest on any debt, or that future working capital, borrowings, or equity financing will be available to pay or refinance such debt or meet future debt covenants. Factors that will affect our ability to raise cash through an offering of securities or a refinancing of any debt include financial market conditions, the value of our assets, and our performance at the time we are seeking to raise capital. We cannot assure investors that we will have sufficient funds to make such payments. If we do not have sufficient funds and are otherwise unable to negotiate renewals of our current borrowings or to arrange for new financing, we might be required to take measures to generate liquidity, such as selling some or all of our assets. Any such sales could have a material adverse effect on our business, operations and financial results. Moreover, failure to obtain additional financing, if required, on a timely basis, could cause us to reduce or delay our proposed operations.

We may need to raise additional capital in order to complete our programs and commence commercial operations and there is no assurance that we will be able to obtain adequate financing in the future or that such financing will be available to us on advantageous terms.

Nasdaq may delist NewPubco’s securities from trading on its exchange, which could limit investors’ ability to make transactions in NewPubco’s securities and subject NewPubco to additional trading restrictions.

PC3’s securities are currently listed on Nasdaq and it is anticipated that, following the Business Combination, NewPubco’s securities will be listed on Nasdaq. However, PC3 cannot assure you that its securities will continue to be listed on Nasdaq prior to the Business Combination or that NewPubco’s securities will continue to be listed on Nasdaq following the Business Combination. In order to continue listing its securities on Nasdaq, PC3 must maintain certain financial, distribution and stock price levels. Generally, PC3 must maintain a minimum number of holders of its securities (generally 300 public holders). Additionally, in connection with the Business Combination, NewPubco will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of NewPubco’s securities on Nasdaq. Generally, NewPubco must maintain a minimum amount of stockholders’ equity (generally $4.0 million) and a minimum number of holders of its securities (generally 300 unrestricted, round-lot holders). We may be unable to meet those initial listing requirements at that time, and PC3 cannot assure you that NewPubco will be able to meet those initial listing requirements at that time.

If we redeem our public shares in an amount in excess of the current Redemption Limitation and our securities do not meet Nasdaq’s continued listing requirements, Nasdaq may delist our securities from trading on its exchange. If Nasdaq delists any of our securities from trading on its exchange and we are not able to list such securities on another approved national securities exchange, we expect that such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including: (i) a limited availability of market quotations for our securities, (ii) reduced liquidity for our securities, (iii) a determination that our public shares are “penny stocks” which will require brokers trading in our public shares to adhere to more stringent rules, including being subject to the depository requirements of Rule 419 of the Securities Act, and possibly result in a reduced level of trading activity in the secondary trading market for our securities, (iv) a decreased ability to issue additional securities or obtain additional financing in the future, and (v) a less attractive acquisition vehicle to a target business in connection with an initial business combination. The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” PC3’s public shares, units and warrants qualify as covered securities under such statute. If we were no longer listed on Nasdaq, our securities would not qualify as covered securities under such statute and we would be subject to regulation in each state in which we offer our securities.

If Nasdaq delists NewPubco's securities from trading on its exchange and NewPubco is not able to list its securities on another national securities exchange, PC3 expects NewPubco's securities could be quoted on an over-the-counter market. If this were to occur, NewPubco could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	reduced liquidity for its securities;

●	a determination that NewPubco Common Stock constitutes a “penny stock” which will require brokers trading in NewPubco Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for NewPubco’s securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

NewPubco will be a “controlled company” within the meaning of the Nasdaq rules, and, as a result, NewPubco stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.

Following completion of the Business Combination, NewPubco will become a “controlled company” within the meaning of the Nasdaq corporate governance standards. Mr. Richard James Bassett, NewPubco's Chief Executive Officer is expected to hold approximately [●]% of the combined voting power of NewPubco immediately following the Closing, assuming no options or warrants to purchase shares of NewPubco Common Stock are exercised and assuming no redemptions.

As a result, NewPubco will not be subject to certain requirements that would otherwise require it to have, among other things: (i) a majority of its board of directors consist of “independent directors” as defined under the rules of Nasdaq; (ii) a compensation committee that is composed entirely of directors who meet the Nasdaq independence standards for compensation committee members; and (iii) director nominations made, or recommended to the full board of directors, by its independent directors or by a nominations committee that consists entirely of independent directors.

Following the Closing, NewPubco will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and operating results.

Following the consummation of the Business Combination, NewPubco will face increased legal, accounting, administrative and other costs and expenses as a public company that it does not incur as a private company and these expenses may increase even more after NewPubco is no longer an “emerging growth company.” The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board (United States) and the securities exchanges and the listing standards of the Nasdaq, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time consuming and could require the management team of NewPubco to devote significant time and resources to such compliance. A number of those requirements will require NewPubco to carry out activities it has not done previously as a private company. For example, NewPubco will create new board committees, enter into new insurance policies and adopt new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. NewPubco may be required to expand its staff to ensure that its workforce has the requisite experience to implement these changes.

Furthermore, if any issues in complying with those requirements are identified (for example, if management or NewPubco's independent registered public accounting firm identifies a material weakness or significant deficiency in the internal control over financial reporting), NewPubco could incur additional costs rectifying those issues, the existence of those issues could adversely affect NewPubco's reputation or investor perceptions of it and it may be more expensive to obtain director and officer liability insurance. Risks associated with NewPubco's status as a public company may make it more difficult to attract and retain qualified persons to serve on the NewPubco Board or as executive officers.

In addition, as a public company, NewPubco may be subject to stockholder activism, which can lead to substantial costs, distract management and impact the manner in which NewPubco operates its business in ways it does not currently anticipate. As a result of disclosure of information in this proxy statement and in filings required of a public company, NewPubco's business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, NewPubco's business and results of operations could be materially adversely affected and even if the claims do not result in litigation or are resolved in NewPubco's favor, these claims and the time and resources necessary to resolve them could divert the resources of NewPubco's management and adversely affect its business and results of operations. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require NewPubco to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

MARKET PRICE AND DIVIDEND INFORMATION

PC3

Market Information

PC3 Units began trading on Nasdaq on July 20, 2021. Each PC3 Unit consists of one PC3 Class A Ordinary Share and one-third of one redeemable warrant to purchase one PC3 Class A Ordinary Share at a price of $11.50 per share, subject to adjustment. On September 10, 2021, PC3 Class A Ordinary Shares and PC3 Public Warrants began separate trading. Any PC3 Units not separated continue to trade on Nasdaq under the symbol “PFTAU.” Any underlying PC3 Class A Ordinary Shares and PC3 Public Warrants that were separated trade on Nasdaq under the symbols “PFTA” and “PFTAW,” respectively. Each warrant entitles the holder to purchase one PC3 Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as described in PC3’s final prospectus dated July 20, 2021, which was filed with the SEC on July 22, 2021. The PC3 Warrants will become exercisable on the later of thirty (30) days after the completion of the Business Combination or twelve (12) months after the initial public offering closing date and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

Holders

On [●], 2024, there were [●] holders of record of PC3 Units, [●] holder of record of PC3’s separately traded PC3 Class A Ordinary Shares, [●] holder of record of PC3’s Warrants and [●] holders of record of PC3’s Class B Ordinary Shares.

Dividends

PC3 has not paid any cash dividends on its PC3 Class A Ordinary Shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon NewPubco’s revenues and earnings, if any, capital requirements and general financial condition subsequent to the completion of the Business Combination. In addition, the terms of any equity or debt instruments that NewPubco may issue in the future could contain prohibitions or restrictions on the ability of the combined company to pay dividends on its common stock. The payment of any cash dividends subsequent to the consummation of the Business Combination will be within the discretion of the NewPubco Board. In addition, the PC3 Board is not currently contemplating and does not anticipate declaring stock dividends in the foreseeable future nor is it currently expected that the PC3 Board will declare any dividends.

RBio

Summary Historical Market Price

Historical market price data for RBio is not provided because RBio is currently a privately-held company. As such, RBio Common Shares are not currently listed on a public stock exchange and are not publicly traded. Therefore, no market data is available for RBio.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE
FINANCIAL INFORMATION

The following table sets forth the historical comparative share information for PC3 and RBio on a stand-alone basis and the unaudited pro forma combined share information for the three months ended March 31, 2024 and year ended December 31, 2023, after giving effect to the Business Combination, assuming (i) no PC3 Public Shareholders exercise redemption rights with respect to their Public Shares upon the consummation of the Business Combination; and (ii) the PC3 Public Shareholders exercise their redemption rights with respect to a maximum of 3,910,370 Public Shares, or approximately $10.77 per share or $42.1 million. This scenario includes all adjustments contained in the “Assuming Minimum Redemptions Scenario” and presents additional adjustments to reflect the effect of the “Assuming Maximum Redemptions Scenario.”

This information is only a summary and should be read together with the selected historical financial information summary of PC3 and RBio and the historical financial statements and related notes of each of PC3 and RBio, in each case, that are included elsewhere in this proxy statement. The unaudited pro forma combined per share information of PC3 and RBio is derived from, and should be read in conjunction with, the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had PC3 and RBio consummated a business combination during the period presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of PC3 and RBio would have been had PC3 and RBio consummated a business combination during the period presented.

	RBio (Historical)	PC3 (Historical)	Pro Forma Combined (Assuming Minimum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
As of and for the Three Months Ended March 31, 2024
Book (deficit) value per share(1)	$(0.00)	$(0.30)	$0.74	$(0.17)
Weighted average Class A ordinary shares outstanding – basic and diluted	1,000	3,910,370	45,388,215	41,477,845
Net (loss) income per share – basic and diluted	$(50.27)	$0.06	$0.00	$0.00
Weighted average Class B ordinary shares outstanding – basic and diluted		6,477,845
Net income per share – basic and diluted		$0.06

(1)	The book (deficit) value per share is equal to the total shareholders’ (deficit) equity divided by the total number of basic (or diluted) outstanding shares.

	RBio (Historical)	PC3 (Historical)	Pro Forma Combined (Assuming Minimum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
As of and for the Year Ended December 31, 2023
Weighted average Class A shares outstanding – basic and diluted	1,000	16,206,824	45,388,215	41,477,845
Net (loss) income per share – basic and diluted	$(5.00)	$0.32	$(0.25)	$(0.27)
Weighted average Class B shares outstanding – basic and diluted		6,477,845
Net income per share – basic and diluted		$0.32

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of PC3 and RBio, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). PC3 has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2024 assumes that the Business Combination occurred on March 31, 2024. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2024 and the year ended December 31, 2023, assume that the Business Combination occurred on January 1, 2023.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the NewPubco’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the NewPubco. The actual financial position and results of operations of the NewPubco may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of PC3 was derived from the unaudited financial statements of PC3 as of and for the three months ended March 31, 2024 and from the audited financial statements of PC3 as of and for the year ended December 31, 2023, included elsewhere in this proxy statement/prospectus. The historical financial information of RBio was derived from the unaudited financial statements of RBio as of and for the three months ended March 31, 2024 and from the audited financial statements of RBio as of and for the period from December 13, 2023 (inception) to December 31, 2023, which are included elsewhere in this proxy statement/prospectus. This information should be read together with PC3’s and RBio’s financial statements, and related notes, the sections titled “PC3 Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “RBio’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

Description of the Business Combination

On February 6, 2024, PC3, RBio, and Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of NewPubco, collectively referred to as the “Parties” entered into a Business Combination Agreement.

Pursuant to the Business Combination Agreement, among other things, (i) the holders (whether one or more) of the common stock of the RBio will participate in the Share Exchange, as a result of which RBio will become a direct wholly owned subsidiary of NewPubco, and (ii) Merger Sub will merge with and into PC3, with PC3 surviving such merger as a wholly-owned subsidiary of NewPubco (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination” and the closing of the Business Combination, the “Closing”).

The proposed Merger is expected to be consummated after receipt of the required approvals by the shareholders of PC3 and stockholders of the Company and the satisfaction or waiver of certain other customary conditions, as summarized below.

The following table illustrates varying ownership levels of PC3 immediately following the consummation of the Business Combination(1):

	Assuming Minimum Redemptions Scenario		Assuming Mid-point Redemptions Scenario		Assuming Maximum Redemptions Scenario
Equity Capitalization Summary	Shares	%	Shares	%	Shares	%
RBio stockholders	35,000,000	77.1%	35,000,000	80.6%	35,000,000	84.4%
PC3 Public Shareholders	3,910,370	8.6%	1,955,185	4.5%	-	-%
Sponsor and related parties(2)	5,127,845	11.3%	5,127,845	11.8%	5,127,845	12.4%
Polar Capital(3)	1,350,000	3.0%	1,350,000	3.1%	1,350,000	3.3%
Total NewPubco Common Stock	45,388,215	100.0%	43,433,030	100.0%	41,477,845	100.0%

(1)	The table does not include the 8,627,126 shares underlying PC3 Public Warrants, the 6,588,184 shares underlying PC3 Private Placement Warrants and 2,500,000 shares under the RBio Equity Incentive Plan.
(2)	The shares held by Sponsor and related parties include 155,000 shares held by directors, 2,107,615 shares held by Initial Sponsor, and 2,757,615 shares held by the Sponsor.
(3)	The Sponsor entered into a subscription agreement on August 1, 2023 with Polar Capital pursuant to which Polar will extend up to $1,500,000 of capital to the Sponsor and the Sponsor will transfer the funds to PC3. At the close if the Business Combination, Polar will receive 0.9 shares for every $1 of funds outstanding.

In addition, the following table illustrates varying ownership levels in PC3 immediately following the consummation of the Business Combination based on the varying levels of redemptions by the Public Shareholders, on a fully diluted basis, showing full exercise and conversion of all securities that may be outstanding as of the Closing of the Business, including the PC3 Public Warrants, PC3 Private Placement Warrants and the RBio Equity Incentive Plan:

Additional Dilution Sources(1)	Assuming Minimum Redemptions Scenario	% of Total(2)	Assuming Maximum Redemptions Scenario	% of Total(2)
Shares underlying PC3 Private Placement Warrants(3)	6,588,184	12.7%	6,588,184	13.7%
Shares underlying PC3 Public Warrants(4)	8,637,126	16.0%	8,637,126	17.2%
Shares underlying the RBio Equity Incentive Plan(5)	2,500,000	5.2%	2,500,000	5.7%

(1)	All share numbers and percentages for the Additional Dilution Sources are presented without the potential reduction of any amounts paid by the holders of the given Additional Dilution Sources and therefore may overstate the presentation of dilution.
(2)	The Percentage of Total with respect to each Additional Dilution Source set forth below, including the Total Additional Dilutive Sources, includes the full amount of shares issued with respect to the applicable Additional Dilution Source in both the numerator and denominator. For example, in the illustrative redemption scenario, the Percentage of Total with respect to the shares underlying the PC3 Private Placement Warrants would be calculated as follows: (a) 6,588,184 shares issued pursuant to the PC3 Private Placement Warrants; divided by (b) (i) 45,388,215 shares (the number of shares outstanding prior to any issuance pursuant to the shares underlying the PC3 Private Placement Warrants) plus (ii) 6,588,184 shares issued pursuant to the shares underlying the Private Placement Warrants.
(3)	Assumes exercise of all PC3 Private Placement Warrants to purchase 6,588,184 shares of the Combined Company.
(4)	Assumes exercise of all PC3 Public Warrants to purchase 8,637,126 shares of the Combined Company.
(5)	Assumes purchase of 2,500,000 shares of the Combined Company under the RBio Equity Incentive Plan.

In addition to the changes in percentage ownership depicted above, variation in the levels of redemptions will impact the dilutive effect of certain equity issuances related to the Business Combination, which would not otherwise be present in an underwritten public offering. Increasing levels of redemptions will increase the dilutive effect of these issuances on non-redeeming holders of Public Shares.

The following table shows the dilutive effect and the effect on the per share value of shares held by non-redeeming holders of Public Shares under a range of redemption scenarios and dilutive securities exercise scenarios:

	Assuming Minimum Redemptions Scenario		Assuming Maximum Redemptions Scenario
	Shares	Value Per Share(1)	Shares	Value Per Share(2)
Base Scenario(3)	45,388,215	$0.74	41,477,845	$(0.17)
Excluding Sponsor and related parties shares(4)	40,260,370	$0.83	36,350,000	$(0.19)
Exercising PC3 Public Warrants(5)(6)	54,025,341	$0.62	50,114,971	$(0.14)
Exercising PC3 Private Placement Warrants(5)(7)	51,976,399	$0.64	48,066,029	$(0.15)
Vesting and issue of Shares under the EIP(6)	47,888,215	$0.70	43,977,845	$(0.16)
Exercising All PC3 Warrants issue of Shares under the EIP(5)(7)	63,113,525	$0.53	59,203,155	$(0.12)

(1)	Based on a post-transaction equity value of the Combined Company of $33.4 million.
(2)	Based on a post-transaction equity value of the Combined Company of $(7.0) million.
(3)	Represents the post-Closing share ownership of the Combined Company assuming various levels of redemption by holders of Public Shares.
(4)	Represents the Base Scenario excluding the shares held by the Sponsor and related parties.
(5)	Represents the Base Scenario plus the full exercise of the PC3 Warrants. PC3 Warrants are exercisable up to 15,225,310 shares. Of these, PC3 Public Warrants are exercisable for 8,637,126 shares, and PC3 Private Placement Warrants are exercisable for 6,588,184 shares. PC3 Public Warrants and Private Placement Warrants are only exercisable after the consummation of the Business Combination.
(6)	Represents maximum shares to be issued under the RBio Executive Incentive Plan
(7)	Does not account for proceeds paid to the Combined Company, if any, in connection with payment of the exercise prices for warrants, which may be exercisable, in the case of PC3 Public Warrants, by payment either of an exercise price or on a cashless basis under certain circumstances.

All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions as described in the section entitled “Basis of Presentation and Glossary — Share Calculations and Ownership Percentages” and, with respect to the determination of the Assuming Maximum Redemptions Scenario in this section. Additionally, the relative percentages above assume the Business Combination was consummated on December 31, 2023. Should one or more of the assumptions prove incorrect, actual ownership percentages may vary materially from those described in this proxy statement/prospectus as anticipated, believed, estimated, expected or intended.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although PC3 will acquire all of the outstanding equity interests of RBio in the Business Combination, PC3 will be treated as the “acquired” company and RBio will be treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of RBio issuing stock for the net assets of PC3, accompanied by a recapitalization. The net assets of PC3 will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of RBio.

RBio has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the Assuming Minimum Redemptions Scenario and the Assuming Maximum Redemptions Scenario:

●	The RBio’s stockholders will have the greatest voting interest in the NewPubco;

●	The RBio’s stockholders will have the ability to control decisions regarding election and removal of directors and officers of the NewPubco;

●	RBio will comprise the ongoing operations of the NewPubco; and

●	RBio’s existing senior management will be the senior management of the NewPubco.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption for cash of Public Shares:

●	Assuming Minimum Redemptions Scenario: This presentation assumes that no PC3 Public Shareholders will exercise redemption rights with respect to the Public Shares for a pro rata share of the funds in the Trust Account.

●	Assuming Maximum Redemptions Scenario: This presentation assumes that 3,910,370 Public Shares are redeemed for aggregate redemption payments of $42.1 million, assuming a $10.77 per share redemption price. This scenario includes all adjustments contained in the “Assuming Minimum Redemptions Scenario” and presents additional adjustments to reflect the effect of the “Assuming Maximum Redemptions Scenario”.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2024, and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2024 and the year ended December 31, 2023, are based on the unaudited and audited historical financial statements of PC3 and RBio. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information and include immaterial rounding differences.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
MARCH 31, 2024
(in thousands, except share and per share data)

			Assuming Minimum Redemptions			Assuming Maximum Redemptions
	(1) RBio (Historical)	(2) PC3 (Historical)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash	$1	$256	$42,112	(A)	$34,768	$(42,112)	(G)	$-
			525	(B)		6,621	(I)
			(6,621)	(C)		723	(D)
			(1,505)	(D)
Prepaid expenses and other current assets	59	235	500	(C)	794	(500)	(I)	294
Total current assets	60	491	35,011		35,562	(35,268)		294
Cash held in Trust Account	-	42,112	(42,112)	(A)	-	-		-
Total Assets	$60	$42,603	$(7,101)		$35,652	$(35,268)		$294

LIABILITIES, REDEEMABLE CLASS A ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$-	$1,775	$(557)	(C)	$1,218	$5,134	(I)	$6,352
Due to related party	114	-	-		114			114
Total current liabilities	114	1,775	(557)		1,332	5,134		6,466

Non-current liabilities
Subscription agreement liability	-	975	525	(C)	-	-		-
			(1,500)	(D)
Warrant liabilities	-	836	-		836			836
Total non-current liabilities	-	1,811	(975)		836	-		836
Total Liabilities	114	3,586	(1,532)		2,168	5,134		7,302

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
MARCH 31, 2024
(in thousands, except share and per share data) — (Continued)

			Assuming Minimum Redemptions			Assuming Maximum Redemptions
	(1) RBIO (Historical)	(2) PC3 (Historical)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
REDEEMABLE CLASS A ORDINARY SHARES
PC3 Redeemable Class A shares subject to possible redemption	-	42,112	(42,112)	(G)	-	-		-

SHAREHOLDERS’ DEFICIT
PC3 preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	-	-	-		-	-		-
PC3 Class A Ordinary Shares, $0.0001 par value; 300,000,000 shares authorized; no shares issued or outstanding (excluding 3,910,370 shares subject to possible redemption)	-	-	4	(E)	5	-		5
			1	(G)
PC3 Class B ordinary shares, $0.0001 par value; 30,000,000 shares authorized; 6,477,845 shares issued and outstanding	-	1	(1)	(G)	-	-		-
RBio common stock	-	-	-	(E)	-	-		-

Additional paid-in capital	1	-	(430)	(C)	39,096	(42,112)	(G)	-
			(8,235)	(F)		987	(H)
			(4)	(F)		723	(D)
			42,112	(G)		1,326	(I)
			5,632	(J)
Accumulated deficit	(55)	(3,096)	(5,134)	(C)	(5,687)	(1,326)	(I)	(7,013)
			(5)	(D)
			8,235	(F)
			(5,632)	(J)
Total Shareholders’ Deficit	(54)	(3,095)	36, 543		33,394	(40,402)		(7,008)
Total Liabilities, Redeemable Class A Ordinary Shares and Shareholders’ Deficit	$60	$42,603	$(7,101)		$35,562	$(35,268)		$294

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(1)	Derived from the unaudited condensed balance sheet of RBio as of March 31, 2024.
(2)	Derived from the unaudited condensed balance sheet of PC3 as of March 31, 2024.

(A)	Reflects the transfer of cash held in Trust Account to cash account.
(B)	Reflects the receipt of funds under the subscription agreement.
(C)

Represents preliminary estimated transaction costs expected to be incurred by PC3 and RBio of approximately $6.3 million and $0.5 million, respectively. These costs are accounted for as reduction in the combined cash account with a corresponding reduction in additional paid-in capital or accumulated deficit consistent with the treatment described in SEC Staff Accounting Bulletin Topic 5.A. These transaction costs will not recur in the NewPubco’s income beyond 12 months after the transaction.

For the PC3 transaction costs, $0.6 million is accrued at March 31, 2024 and $0.1 million is paid as of March 31, 2024. The remaining amount of $5.6 million is reflected as an adjustment to accumulated deficit.

For the RBio transaction costs, $0.1 million is accrued as of March 31, 2024. The remaining amount of $0.4 million is included as an adjustment to additional paid-in capital.

(D)	Reflects the repayment of subscription liability and forfeiture and reissuance of 1,350,000 common shares at the close of the Business Combination under the subscription agreement and the payment of legal costs of $5,000 related to the agreement.
(E)	Represents the issuance of 35,000,000 PC3 Class A Ordinary Shares to the existing RBio’s stockholders upon the Closing of the Business Combination.
(F)	Reflects the elimination of PC3’s historical accumulated deficit after recording the transaction costs as described in (C) above and the payment of legal costs as described in (D) above.
(G)	Reflects the redemption of shares for cash by the PC3 Public Shareholders upon consummation of the Business Combination. In Scenario 1, it assumes that no PC3 Public Shareholders will exercise redemption rights with respect to their Public Shares for a pro rata share of the funds in the Trust Account. In Scenario 2, it assumes that holders of 3,910,370 Public Shares redeem all of their Public Shares for approximately $10.77 per share, resulting in an aggregate redemption payment of $42.1 million. In addition, assuming maximum redemptions, PC3 would not have sufficient funds available to pay for the transaction costs and deferred underwriting commissions, which would remain due and payable at the Closing of the Business Combination.
(H)	Reflects, under maximum redemption scenario, the reversal of payments of payables and estimated transactional related fees and expenses due to the shortfall in the operating bank account.
(I)	Reflects the reclassification of negative additional paid-in capital to equity.
(J)	Reflects the forfeiture and reissuance of 650,000 Sponsor shares in connection with the Non-redemption agreements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2024
(in thousands, except share and per share data)

			Assuming Minimum Redemptions			Assuming Maximum Redemptions
	(1) RBio (Historical)	(2) PC3 (Historical)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments	Pro Forma Combined
EXPENSES
General and administrative expense	$50	$802	$-		$852	$-	$852
Total operating expenses	50	-	-		852	-	852

Loss from operations	(50)	(802)	-		(852)	-	(852)

OTHER INCOME
Change in fair value of warrant liabilities	-	991	-		991	-	991
Interest earned marketable securities held in Trust Account	-	434	(434)	(AA)	-	-	-
Total other income	-	1,425	(434)		991	-	991
Net (loss) income	$(50)	$623	$(434)		$139	$-	$139
Loss per share – basic and fully diluted	$(50.27)
Basic and diluted net income per share, redeemable Class A Ordinary Shares		$0.06
Basic and diluted net income per share, Class B ordinary shares		$0.06
Weighted average number of shares outstanding, basic and diluted					45,388,215		41,477,845
Net income per share, basic and diluted					$0.00		$0.00

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

(1)	Derived from the unaudited condensed statement of operations of RBio for the three months ended March 31, 2024.
(2)	Derived from the unaudited condensed statement of operations of PC3 for the three months ended March 31, 2024.

(AA)	Represents an adjustment to eliminate interest earned on cash held in Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2023.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands, except share and per share data)

			Assuming Minimum Redemptions			Assuming Maximum Redemptions
	(1) RBio (Historical)	(2) PC3 (Historical)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments	Pro Forma Combined
EXPENSES
General and administrative expense	$4	$3,285	$5,134	(BB)	$14,060	$-	$14,060
			5	(CC)
			5,632	(DD)
Start up costs	1	-	-		1	-	1
Total operating expenses	5	3,285	10,771		14,061	-	14,061

Loss from operations	(5)	(3,285)	(10,771)		(14,061)	-	(14,061)

OTHER INCOME
Change in fair value of warrant liabilities	-	1,218	-		1,218	-	1,218
Other income attributable to derecognition of deferred underwriting fee allocated to offering costs	-	353	-		353	-	353
Forgiveness of debt	-	1,334	-		1,334	-	1,334
Interest earned in Trust Account	-	7,529	(7,529)	(AA)	-	-	-
Total other income	-	10,434	(7,529)		2,905	-	2,905
Net (loss) income	$(5)	$7,149	$(18,300)		$(11,156)	$-	$(11,156)
Loss per share – basic and fully diluted	$(5.00)
Basic and diluted net income per share, redeemable Class A Ordinary Shares		$0.32
Basic and diluted net income per share, Class B ordinary shares		$0.32
Weighted average number of shares outstanding, basic and diluted					45,388,215		41,477,845
Net loss per share, basic and diluted					$(0.25)		$(0.27)

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

(1)	Derived from the audited statement of operations of RBio for the period from December 13, 2023 (inception) to December 31, 2023.
(2)	Derived from the audited statement of operations of PC3 for the year ended December 31, 2023.

(AA)	Represents an adjustment to eliminate interest earned on cash held in Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2023.
(BB)

Represents an adjustment to eliminate the effect of the pro forma balance sheet adjustment presented in (C) above in the aggregate amount of $5.1 million for the direct, incremental costs of the Business Combination expected to be incurred by PC3, assuming those adjustments were made as of the beginning of the fiscal year presented. As these costs are directly related to the Business Combination, they are not expected to recur in the income of the NewPubco beyond 12 months after the Business Combination.

(CC)	Reflects the recognition of legal fees related to the Subscription Agreement as presented in (D) above.
(DD)	Represents stock-based compensation expense related to the transfer of 650,000 shares under the Non redemption agreements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP as RBio has been determined to be the accounting acquirer, primarily due to the fact that RBio’s stockholders will continue to control the NewPubco. Under this method of accounting, although PC3 will acquire all of the outstanding equity interests of RBio in the Business Combination, PC3 will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of RBio issuing stock for the net assets of PC3, accompanied by a recapitalization. The net assets of PC3 will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of RBio.

The unaudited pro forma condensed combined balance sheet as of March 31, 2024, assumes that the Business Combination and related transactions occurred on March 31, 2024. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2024 and year ended December 31, 2023, presents pro forma effect to the Business Combination as if it had been completed on January 1, 2023.

The unaudited pro forma condensed combined balance sheet as of March 31, 2024, has been prepared using, and should be read in conjunction with, the following:

●	PC3’s unaudited balance sheet as of March 31, 2024 and the related notes for the three months ended March 31, 2024, included elsewhere in this proxy statement/prospectus; and

●	RBio’s unaudited balance sheet as of March 31, 2024 and the related notes for the three months ended March 31, 2024, included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2024, has been prepared using, and should be read in conjunction with, the following:

●	PC3’s unaudited condensed statement of operations for the three months ended March 31, 2024, and the related notes, included elsewhere in this proxy statement/prospectus; and

●	RBio’s unaudited condensed statement of operations for the three months ended March 31, 2024, and the related notes, included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, has been prepared using, and should be read in conjunction with, the following:

●	PC3’s audited statement of operations for the year ended December 31, 2023, and the related notes, included elsewhere in this proxy statement/prospectus; and

●	RBio’s audited statement of operations for the period from December 13, 2023 (inception) to December 31, 2023, and the related notes, included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption for cash of Public Shares:

●	Assuming Minimum Redemptions Scenario: This presentation assumes that no PC3 Public Shareholders will exercise redemption rights with respect to the Public Shares for a pro rata share of the funds in the Trust Account.

●	Assuming Maximum Redemptions Scenario: This presentation assumes that 3,910,370 Public Shares are redeemed for aggregate redemption payments of $42.1 million, assuming a $10.77 per share redemption price. This scenario includes all adjustments contained in the “Assuming Minimum Redemptions Scenario” and presents additional adjustments to reflect the effect of the “Assuming Maximum Redemptions Scenario”. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that PC3 believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. PC3 believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position of the NewPubco would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the NewPubco. They should be read in conjunction with the historical financial statements and notes thereto of PC3 and RBio.

2. Accounting Policies

Upon consummation of the Business Combination, management of the NewPubco will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management of the NewPubco may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the NewPubco. Based on its initial analysis, management of the NewPubco did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the Transaction Accounting Adjustments and present the Management’s Adjustments. PC3 has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

The audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to Transaction Accounting Adjustments that reflect the accounting for the transaction under GAAP. RBio and PC3 have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined statement of operations does not reflect a provision for income taxes or any amounts that would have resulted had the NewPubco filed consolidated income tax returns during the period presented. The pro forma condensed combined balance sheet does not reflect the deferred taxes of the NewPubco as a result of the Business Combination. Since it is likely that the NewPubco will record a valuation allowance against the total U.S. and state deferred tax assets given the net operating losses as the recoverability of the tax assets is uncertain, the tax provision is zero.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the NewPubco’s shares outstanding, assuming the Business Combination occurred on January 1, 2023.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption for cash of Public Shares as of March 31, 2024 and December 31 2023:

	As of March 31, 2024
(in thousands, except share and per share data)	Scenario 1 Assuming Minimum Redemptions	Scenario 2 Assuming Maximum Redemptions
Net profit	$139	$139
Shareholders’ equity (deficit)	33,394	(7,008)
Weighted average shares outstanding of shares(1)	45,388,215	41,477,845
Net income per share, basic and diluted	$0.00	$0.00
Book value (deficit) per share	$0.74	$(0.17)

	As of December 31, 2023
(in thousands, except share and per share data)	Scenario 1 Assuming Minimum Redemptions	Scenario 2 Assuming Maximum Redemptions
Net loss	$(11,156)	$(11,156)
Weighted average shares outstanding of shares(1)	45,388,215	41,477,845
Net loss per share, basic and diluted	$(0.25)	$(0.27)

(1)	For the purposes of calculating diluted earnings per share, all outstanding 8,637,126 shares of PC3 Public Warrants and 6,588,184 shares of PC3 Private Placement Warrants and all outstanding 2,500,000 shares of RBio EIP should have been assumed to have been exercised. However, since this results in anti-dilution, the effect of such exercise was not included in calculation of diluted loss per share.

EXTRAORDINARY GENERAL MEETING OF PC3

General

PC3 is furnishing this proxy statement/prospectus to the PC3 shareholders as part of the solicitation of proxies by the PC3 Board for use at the extraordinary general meeting to be held on [●], 2024, and at any adjournment or postponement thereof. This proxy statement is first being furnished to the PC3 shareholders on or about [●], 2024 in connection with the vote on the proposals described in this proxy statement/prospectus. This proxy statement provides the PC3 shareholders with information they need to know to be able to vote or instruct their vote to be cast at the extraordinary general meeting.

Date, Time and Place

The extraordinary general meeting will be held on [●], 2024 at [●] a.m. Eastern Time, at the offices of Greenberg Traurig, LLP, located at 1750 Tysons Boulevard, Suite 1000, McLean, VA 22102.

Purpose of the Extraordinary General Meeting

At the extraordinary general meeting, PC3 is asking PC3 shareholders to consider and vote upon:

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve by ordinary resolution (i) the Business Combination, (ii) the adoption of the Business Combination Agreement, dated as of February 6, 2024 (as may be amended from time to time, the “Business Combination Agreement”), by and among PC3, NewPubco, Merger Sub, and RBio, and (iii) the transactions contemplated by the Business Combination Agreement (the “Business Combination Proposal”);

Proposal No. 2 — The Merger Proposal — to consider and vote upon a proposal to approve by special resolution the PC3 Merger and the authorization of the related Plan of (the form of the Plan of Merger is attached to this proxy statement/prospectus as Annex B) (the “Merger Proposal”);

Proposal No. 3 — The Organizational Documents Proposals — to consider and vote upon two separate proposals to approve by special resolutions, with effect from the effective time of the PC3 Merger, (a) the change of name of PC3 to RBio Cayman Ltd and (b) the adoption of the Proposed Cayman Constitutional Documents (a copy of the Proposed Cayman Constitutional Documents is attached to this proxy statement/prospectus as Annex G) (the “Organizational Documents Proposals”);

Proposal No. 4 — The Non-Binding Governance Proposals — to consider and vote upon by ordinary resolution, on a non-binding advisory basis, certain material differences between PC3’s Cayman Constitutional Documents and the Proposed Organizational Documents, presented separately in accordance with the United States Securities and Exchange Commission requirements (collectively, the “Non-Binding Governance Proposals”);

Proposal No. 5 — The Incentive Plan Proposal — to consider and vote upon a proposal to approve and assume by ordinary resolution, the RBio Energy Holdings Corp. 2024 Equity Incentive Plan (the “Equity Incentive Plan”) and any grants or awards issued thereunder (the “Incentive Plan Proposal”); and

Proposal No. 6 — The Adjournment Proposal — to consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient shares represented to constitute a quorum necessary to conduct business at the extraordinary general meeting or for the approval of one or more proposals at the extraordinary general meeting or to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to PC3 shareholders (the “Adjournment Proposal”).

Each of Proposals No. 1, 2, 3, and 5 (the “Condition Precedent Proposals”) is cross-conditioned on the approval of the others. Proposal No. 6 is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus. Proposal No. 4 consists of non-binding advisory proposals. If our shareholders do not approve each of the Condition Precedent Proposals, then unless certain conditions in the Business Combination Agreement are waived by the applicable parties to the Business Combination Agreement, the Business Combination Agreement may be terminated and the Business Combination may not be consummated.

Recommendation of the PC3 Board

The PC3 Board believes that the Business Combination Proposal and the other proposals to be presented at the extraordinary general meeting are in the best interest of PC3 and its shareholders and recommends that its shareholders vote “FOR” the Business Combination Proposal, “FOR” the Merger Proposal, “FOR” the Organizational Documents Proposals, “FOR” the Non-Binding Governance Proposals, “FOR” the Incentive Plan Proposal, and “FOR” the Adjournment Proposal, in each case, if presented to the extraordinary general meeting.

The existence of financial and personal interests of one or more of PC3’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of PC3 and its shareholders and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the proposals. In addition, PC3’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Interests of PC3’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

Record Date; Who Is Entitled to Vote

PC3 shareholders will be entitled to vote or direct votes to be cast at the extraordinary general meeting if they owned PC3 Ordinary Shares at the close of business on [●], 2024, which is the record date for the extraordinary general meeting. Shareholders will have one vote for each PC3 ordinary share owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. As of the close of business on the record date, there were [●] PC3 Class A Ordinary Shares issued and outstanding, and [●] PC3 Class B Ordinary Shares issued and outstanding.

Quorum

A quorum of PC3 shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting if one or more shareholders who together hold a majority of the issued and outstanding PC3 Ordinary Shares entitled to vote at the extraordinary general meeting are represented in person or by proxy at the extraordinary general meeting. As of the record date for the extraordinary general meeting, [●] PC3 Ordinary Shares would be required to achieve a quorum.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to PC3 but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on a particular proposal. If a shareholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non- routine” proposals, such as the Business Combination Proposal or any of the other Condition Precedent Proposals.

Vote Required for Approval

The approval of each of the Business Combination Proposal, the Non-Binding Governance Proposals, the Incentive Plan Proposal and the Adjournment Proposal require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the PC3 Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

The approval of each of the Merger Proposal and the Organizational Documents Proposals require a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the PC3 Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

Each of the Business Combination Proposal, the Merger Proposalthe Organizational Documents Proposals and the Incentive Plan Proposal is conditioned on the approval and adoption of each of the other Condition Precedent Proposals unless such condition is waived by the parties to the Business Combination Agreement. The Adjournment Proposal and the Non-Binding Governance Proposals are not conditioned on any other approval.

Voting Your Shares

Each PC3 ordinary share that you own in your name entitles you to one vote. Your proxy card shows the number of PC3 Ordinary Shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

There are four ways to vote your PC3 Ordinary Shares at the extraordinary general meeting:

You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the PC3 Board “FOR” the Business Combination Proposal, “FOR” the Merger Proposal, “FOR” the Organizational Documents Proposal, “FOR” the Non-Binding Governance Proposals, “FOR” the Incentive Plan Proposal, and “FOR” the Adjournment Proposal, in each case, if presented to the extraordinary general meeting. Votes received after a matter has been voted upon at the extraordinary general meeting will not be counted.

You can vote online by visiting www. [●].com, 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time on [●], 2024 (have your proxy card in hand when you visit the website).

You can vote by phone by calling toll-free (within the U.S. or Canada) [●] (have your proxy card in hand when you call).

You can attend the extraordinary general meeting in person.

Revoking Your Proxy

If you are a PC3 shareholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date;

●	you may notify PC3’s president in writing before the extraordinary general meeting that you have revoked your proxy; or

●	you may attend the extraordinary general meeting in person or electronically, revoke your proxy, and vote in person or electronically, as indicated above.

Who Can Answer Your Questions About Voting Your PC3 Ordinary Shares

If you are a shareholder and have any questions about how to vote or direct a vote in respect of your PC3 Ordinary Shares, you may call [●], PC3’s proxy solicitor, by calling [●], or call collect at [●], or by emailing [●].

Redemption Rights

Pursuant to the Cayman Constitutional Documents, a PC3 shareholder may request of PC3 that PC3 redeem all or a portion of its PC3 Class A Ordinary Shares for cash, out of funds legally available therefor, if the Business Combination is consummated. As a holder of PC3 Class A Ordinary Shares, you will be entitled to receive cash for any PC3 Class A Ordinary Shares to be redeemed only if you:

(i)	hold PC3 Class A Ordinary Shares;

(ii)	submit a written request to CST, PC3’s transfer agent, in which you (i) request that PC3 redeem all or a portion of your PC3 Class A Ordinary Shares for cash, and (ii) identify yourself as the beneficial holder of the PC3 Class A Ordinary Shares and provide your legal name, phone number and address; and

(iii)	deliver your PC3 Class A Ordinary Shares to CST, PC3’s transfer agent, physically or electronically through DTC.

Holders must complete the procedures for electing to redeem their PC3 Class A Ordinary Shares in the manner described above prior to 5:00 p.m., Eastern Time, on [●], 2024 (two business days before the extraordinary general meeting) in order for their shares to be redeemed.

The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to CST in order to validly redeem its shares. PC3’s public shareholders may elect to redeem all or a portion of the PC3 Class A Ordinary Shares held by them regardless of if or how they vote in respect of the Business Combination Proposal. If the Business Combination is not consummated, the PC3 Class A Ordinary Shares submitted for redemption will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public shareholder properly exercises its right to redeem all or a portion of the PC3 Class A Ordinary Shares that it holds and timely delivers its shares to CST, PC3’s transfer agent, PC3 will redeem such PC3 Class A Ordinary Shares for a per-share price, payable in cash, equal to the pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account and not previously released to PC3 to pay income taxes. For illustrative purposes, as of [●], 2024, this would have amounted to approximately $[●] per issued and outstanding PC3 public share. If a public shareholder exercises its redemption rights in full, then it will be electing to exchange its PC3 Class A Ordinary Shares for cash and will no longer own PC3 Class A Ordinary Shares.

If you hold the shares in “street name,” you will have to coordinate with your broker to have your shares certificated or delivered electronically. PC3 Ordinary Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through DTC’s DWAC system. The transfer agent will typically charge the tendering broker $80 and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the proposed Business Combination is not consummated this may result in an additional cost to shareholders for the return of their shares.

Any request for redemption, once made by a holder of PC3 Class A Ordinary Shares, may not be withdrawn once submitted to PC3 unless the PC3 Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part). If you submit a redemption request to CST, PC3’s transfer agent, and later decide prior to the extraordinary general meeting not to elect redemption, you may request to withdraw the redemption request. You may make such request by contacting CST, PC3’s transfer agent, at the phone number or address listed in the question entitled “Who can help answer my questions?”

Any corrected or changed written exercise of redemption rights must be received by CST, PC3’s transfer agent, prior to the vote taken on the Business Combination Proposal at the extraordinary general meeting. No request for redemption will be honored unless the holder’s PC3 Class A Ordinary Share certificates (if any) and other redemption forms have been delivered (either physically or electronically) to CST, PC3’s transfer agent, at least two business days prior to the vote at the extraordinary general meeting.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its PC3 Class A Ordinary Shares with respect to more than an aggregate of 15% of the PC3 Class A Ordinary Shares without the consent of PC3.

Accordingly, if a PC3 public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the PC3 Class A Ordinary Shares without the consent of PC3, then any such shares in excess of that 15% limit would not be redeemed for cash.

The Sponsor Persons have, pursuant to the Sponsor Support Agreement, agreed to, among other things, vote all of its PC3 Class A Ordinary Shares and founder shares in favor of the proposals being presented at the extraordinary general meeting and waive its redemption rights with respect to such shares in connection with the consummation of the Business Combination. Such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. None of the Sponsor Persons received any consideration in exchange for waiving their redemption rights. As of the date of this proxy statement/prospectus, the Sponsor owns approximately [●] of the issued and outstanding PC3 Ordinary Shares. See the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Summary of the Ancillary Agreements — Sponsor Insider Agreement” in this proxy statement/prospectus for more information related to the Sponsor Agreement.

The closing price of the PC3 Class A Ordinary Shares on [●], 2024 was $[●]. For illustrative purposes, as of [●], 2024, funds in the Trust Account plus accrued interest thereon totaled approximately $[●] or approximately $[●] per issued and outstanding PC3 Class A Ordinary Share.

Prior to exercising redemption rights, PC3’s public shareholders should verify the market price of the PC3 Class A Ordinary Shares as they may receive higher proceeds from the sale of their PC3 Class A Ordinary Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. PC3 cannot assure its shareholders that they will be able to sell their PC3 Class A Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.

Appraisal Rights

Neither PC3’s shareholders nor PC3’s warrant holders have appraisal rights in connection with the Business Combination Proposal under the Cayman Islands Companies Act. However, in respect of the Merger Proposal, under section 238 of the Cayman Islands Companies Act, shareholders of a Cayman Islands company ordinarily have dissenters’ rights with respect to a statutory merger. The Cayman Islands Companies Act prescribes when dissenters’ rights will be available and provides that shareholders are entitled to receive fair value for their shares if they exercise those rights in the manner prescribed by the Cayman Islands Companies Act. Pursuant to section 239(1) of the Cayman Islands Companies Act, dissenters’ rights are not available if an open market for the shares exists on a recognized stock exchange, such as Nasdaq or NYSE, for a specified period after the merger is authorized (such period being the period in which dissenter’s rights would otherwise be exercisable). It is anticipated that, if the Business Combination is approved, it may be consummated prior to the expiry of such specified period and accordingly the exemption under section 239(1) of the Cayman Islands Companies Act may not be available.

Regardless of whether dissenters’ rights are or are not available in respect of PC3 Merger, PC3’s shareholders can exercise the rights of redemption described herein. See the section entitled “Redemption Rights” for a description of the procedures to be followed if you wish to redeem your public shares for cash. It is PC3’s view that the fair value of the public shares would equal the amount which PC3 shareholders would obtain if they exercise their redemption rights as described herein.

Proxy Solicitation Costs

PC3 is soliciting proxies on behalf of the PC3 Board. This solicitation is being made by mail but also may be made by telephone or in person. PC3 and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. PC3 will bear the cost of the solicitation.

PC3 has engaged [●] to assist in the proxy solicitation process. PC3 will pay [●] a fee of $[●] plus disbursements.

PC3 will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. PC3 will reimburse them for their reasonable expenses.

SHAREHOLDER PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL

Summary of the Business Combination Agreement

The summary of the material provisions of the Business Combination Agreement set forth below and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, and which is incorporated by reference in this proxy statement/prospectus. All shareholders are encouraged to read the Business Combination Agreement in its entirety for a more complete description of the terms and conditions of the Business Combination.

On February 6, 2024, PC3 entered into the Business Combination Agreement. Pursuant to the Business Combination Agreement, the parties thereto will enter into a business combination transaction (the “Business Combination” and together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”), pursuant to which, among other things, (i) the RBio Stockholders will exchange all of their RBio Common Stock for shares of common stock of NewPubco, as a result of which RBio will become a direct wholly owned subsidiary of NewPubco, and (ii) Merger Sub will merge with and into PC3, with PC3 continuing as the surviving entity of the PC3 Merger. Following the Business Combination, each of PC3 and RBio will be a subsidiary of NewPubco, and NewPubco will become a publicly traded company. At the Closing, NewPubco Common Stock is expected to be listed on the Nasdaq Capital Market under the ticker symbol “RBIO.”

Closing of the Business Combination

The Closing is expected to take place following the satisfaction or waiver of the conditions described below under the subsection entitled “— Conditions to Closing,” unless PC3 or RBio agree in writing to another time or unless the Business Combination Agreement is terminated. The Business Combination is expected to be consummated promptly after the approval by PC3’s public shareholders at the extraordinary general meeting of such shareholders described in this proxy statement/prospectus.

The Share Exchange

On the date of Closing, and prior to the effective time of the Merger, upon the terms and subject to the conditions of the Business Combination Agreement, RBio Stockholders will effect the Share Exchange, pursuant to which all of their shares of RBio Common Stock will be exchanged for a number of validly issued, fully paid and nonassessable shares of NewPubco Common Stock set forth on the Payment Spreadsheet (as defined in the Business Combination Agreement,); provided, that, unless as specifically agreed in writing by RBio and PC3, the Payment Spreadsheet will be substantially based on the Pro Forma Cap Table, attached as Exhibit A in the Business Combination Agreement. Upon the Share Exchange, the shares of NewPubco Common Stock issued and outstanding immediately prior to the Share Exchange will be automatically cancelled and cease to exist.

The Merger; Merger Effective Time; Effect of the Merger

Immediately after the Share Exchange and on the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the Cayman Companies Act, Merger Sub will merge with and into PC3, with PC3 surviving the Merger as a direct wholly owned subsidiary of NewPubco. Following the Merger Effective Time, (a) the separate existence of Merger Sub will cease and PC3 will continue as a direct wholly-owned subsidiary of NewPubco and (b) PC3 will (i) become a direct, wholly owned subsidiary of NewPubco, (ii) continue to be governed by the Laws of the Cayman Islands, and (iii) succeed to and assume all of the rights, properties and obligations of Merger Sub in accordance with the Cayman Companies Act, and the shareholders of PC3 will be entitled to the PC3 Merger Consideration as set forth on the Payment Spreadsheet. The Merger will become effective at the time the plan of merger, substantially in the form to be mutually agreed by RBio Energy and PC3 after the Merger Effective Time.

Representations and Warranties

The Business Combination Agreement contains representations and warranties of RBio, relating, among other things, to:

●	Organization and Qualification;

●	Certificate of Incorporation and Bylaws;

●	Capitalization;

●	Authority Relative to the Business Combination Agreement;

●	No Conflict; Required Filings and Consents;

●	Permits; Compliance;

●	Required Financials; No Undisclosed Liabilities;

●	Absence of Certain Changes or Events;

●	Absence of Litigation;

●	Employee Benefit Plans;

●	Labor and Employment Matters;

●	Real Property; Title to Assets;

●	Intellectual Property; Privacy and Data Security;

●	Taxes;

●	Environmental Matters;

●	Material Contracts;

●	Insurance;

●	RBio Stockholder and Board Approvals;

●	Anti-Corruption Compliance; Certain Business Practices;

●	Sanctions and Export Control Compliance;

●	Interested Party Transactions;

●	Brokers;

●	Registration Statement; and

●	Exclusivity of Representations and Warranties

The Business Combination Agreement contains representations and warranties of PC3, NewPubco and Merger Sub relating, among other things, to:

●	Corporate Organization;

●	Memorandum of Association, Certificate of Incorporation and Bylaws;

●	Capitalization;

●	Authority Relative to the Business Combination Agreement;

●	No Conflict; Required Filings and Consents;

●	Compliance;

●	SEC Filings; Financial Statements; Sarbanes-Oxley;

●	Absence of Certain Changes or Events;

●	Absence of Litigation;

●	Board Approval; Vote Required;

●	No Prior Operations of NewPubco and Merger Sub;

●	Brokers;

●	PC3 Trust Fund;

●	Employees;

●	Taxes;

●	Listing;

●	PC3’s, NewPubco’s and Merger Sub’s Investigation and Reliance;

●	Certain Business Practices; and

●	Exclusivity of Representations and Warranties.

Material Adverse Effect

Under the Business Combination Agreement, certain representations and warranties of RBio are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred.

Pursuant to the Business Combination Agreement, a material adverse effect with respect to RBio (“Material Adverse Effect”) means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, (a) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of RBio, or (b) would prevent, materially delay or materially impede the performance by RBio of its obligations under this Agreement or the consummation of the Merger and the other Transactions; provided, however, solely with respect to clause (a), that none of the following (or the effect of any of the following) shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (i) any change or proposed change in, or change in the interpretation of, any Law or GAAP; (ii) events or conditions generally affecting the industries or geographic areas in which RBio operate; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, wild fire or other natural disaster, epidemic, disease outbreak, pandemic, or acts of God, (vi) any actions taken or not taken by RBio as required by this Agreement or any Ancillary Agreement, (vii) any effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transaction (including the impact thereof on RBio’s relationships with customers, suppliers, employees or Governmental Authorities), (viii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions, provided that this clause (viii) shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Company Material Adverse Effect or (ix) any actions taken, or failures to take action, or such other changed or events, in each case, which PC3 has requested in writing or to which it has consented in writing or which actions are expressly contemplated by this Agreement, except in the cases of clauses (i) through (v), to the extent that RBio is disproportionately affected thereby as compared to other participants in the industries in which RBio operates

Non-Survival of Representations, Warranties and Covenants

Except in the case of claims against a party in respect of such party’s fraud, none of the representations, warranties, covenants, obligations or other agreements in the Business Combination Agreement or in any certificate, statement or instrument delivered pursuant to the Business Combination Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, will survive the Closing and all such representations, warranties, covenants, obligations or other agreements will terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and any corresponding definitions set forth in Article I of the Business Combination Agreement.

Conditions to Closing

General Conditions

The obligations of the parties to consummate, or cause to be consummated, the Business Combination are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such parties:

●	RBio Stockholders’ Approval;

●	PC3 Shareholders’ Approval;

●	No governmental authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Business Combination illegal or otherwise prohibiting consummation of the Business Combination;

●	All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Business Combination under the HSR Act shall have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder shall have been obtained; and

●	The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened by the SEC.

PC3, NewPubco and Merger Sub Conditions to Closing

The obligations of PC3, NewPubco and Merger Sub to consummate, or cause to be consummated, the Business Combination are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by PC3:

●	Representations and Warranties;

●	Agreements and Covenants;

●	Officer Certificate;

●	Material Adverse Effect;

●	FIRPTA Tax Certificates; and

●	Registration Rights and Lock-Up Agreement

RBio Conditions to Closing

The obligation of RBio to consummate or cause to be consummated the Business Combination is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by RBio.

●	Agreements and Covenants;

●	Officer Certificate;

●	FIRPTA Tax Certificates;

●	Stock Exchange Listing;

●	Resignations of officers and members of board of directors; and

●	Registration Rights and Lock-Up Agreement

Waiver

At any time prior to the Merger Effective Time, (i) PC3 may (a) extend the time for the performance of any obligation or other act of PC3, (b) waive any inaccuracy in the representations and warranties of RBio contained herein or in any document delivered by RBio pursuant hereto and (c) waive compliance with any agreement of RBio or any condition to its own obligations contained herein and (ii) RBio may (a) extend the time for the performance of any obligation or other act of PC3 or Merger Sub, (b) waive any inaccuracy in the representations and warranties of PC3, NewPubco or Merger Sub contained herein or in any document delivered by PC3, NewPubco and/or Merger Sub pursuant hereto and (c) waive compliance with any agreement of PC3, NewPubco or Merger Sub or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Termination

The Business Combination Agreement may be terminated, and the Transaction may be abandoned at any time prior to the Closing, notwithstanding any requisite approval and adoption of the Business Combination Agreement and the Transaction by RBio Energy Stockholder or PC3, among other things, (i) by mutual written consent of PC3 and RBio Energy, (ii) by either PC3 or RBio Energy if the Merger Effective Time will not have occurred prior to July, 22, 2024, (iii) by either PC3 or RBio Energy if any Governmental Authority (as defined in the Business Combination Agreement) in the United States will have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transaction, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transaction, including the Merger, (iv) by either PC3 or RBio Energy if any of the PC3 Proposals (as defined in the Business Combination Agreement) will fail to receive the required shareholder approval from PC3, (v) by PC3 upon a breach of any representation, warranty, covenant or agreement on the part of RBio Energy set forth in the Business Combination Agreement, or if any representation or warranty of RBio Energy will have become untrue, in either case such that the conditions set forth in the Business Combination Agreement would not be satisfied, subject to further conditions, (vi) by RBio Energy upon a breach of any representation, warranty, covenant or agreement on the part of PC3 and Merger Sub set forth in the Business Combination Agreement, or if any representation or warranty of PC3 and Merger Sub will have become untrue, in either case such that the conditions set forth in the Business Combination Agreement would not be satisfied, subject to further conditions, (vii) by PC3 if the Required Financials will not have been delivered to PC3 by RBio Energy on or before not later than thirty (30) days in which the funding required to prepare and finalize such Required Financials has been provided by PC3 to RBio Energy, unless otherwise agreed in writing by PC3 and RBio Energy, or (viii) by PC3 if the Tolling Agreement will not have been executed and delivered to PC3 by no later than March 31, 2024.

Effect of Termination

In the event of the termination of the Business Combination Agreement, the Business Combination Agreement will forthwith become null and void, and there will be no liability under the Business Combination Agreement on the part of any party thereto, except as set forth in the Business Combination Agreement and any corresponding definitions, or in the case of termination subsequent to a willful material breach of the Business Combination Agreement by a party.

Expenses

If the Closing occurs, the unpaid transaction expenses of PC3 and RBio will be paid in accordance with the Business Combination Agreement. If the Business Combination will not be consummated, all expenses (including the fees and expenses of any outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers) incurred in connection with the Business Combination Agreement and the Business Combination will be paid by the party incurring such expenses, provided that, notwithstanding the foregoing, prior to the Closing (and regardless of whether the Closing occurs), PC3 will pay, or cause to be paid, up to $100,000 of legal counsel fees and expenses incurred by RBio (or its stockholders or affiliates for the benefit of RBio) in connection with the negotiation and execution of the Business Combination and/or the transactions contemplated under the Tolling Agreement, the negotiation and preparation of the Transaction Documents (as defined in the Business Combination Agreement) and/or the Tolling Agreement, due diligence efforts relating to the Business Combination and/or the transactions contemplated under the Tolling Agreement, and any and all other related activities, from time to time within five business days after receipt of such counsel’s summary invoice therefor.

Amendments

The Business Combination Agreement may be amended in writing by the parties to the Business Combination Agreement at any time prior to the Merger Effective Time.

Governing Law

The Business Combination Agreement is governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without regard to conflict of laws principles. All Actions arising out of or relating to the Business Combination Agreement shall be heard and determined exclusively in any Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court.

Waiver of Trial by Jury

Each of the parties to the Business Combination Agreement waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with the Business Combination or the Business Combination.

Summary of the Ancillary Agreements

This section describes certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the agreements. The Sponsor Support Agreement, the form of Registration Rights and Lock-Up Agreement are attached hereto as Annex C, Annex D, Annex E and Annex E respectively. You are urged to read such agreements in their entirety prior to voting on the proposals presented at the extraordinary general meeting.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, the Sponsor, RBio and PC3 entered into the Sponsor Support Agreement, pursuant to which, among other things, (i) Sponsor will vote its shares of PC3 in favor of the Business Combination Agreement and the Business Combination, and any other proposal submitted for approval by the shareholders of PC3 in connection with the Transaction and against any action, agreement, transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of PC3 under the Business Combination Agreement, (ii) Sponsor will agree to not demand that PC3 redeem Sponsor’s PC3 Ordinary Shares in connection with the Business Combination, and not to otherwise participate in any such redemption by tendering or submitting any of such shares for redemption, (iii) Sponsor will waive certain anti-dilution provisions of its PC3 Ordinary Shares set forth in the PC3’s amended and restated memorandum and articles of incorporation, and any and all other anti-dilution rights, in connection with the Business Combination with respect to each Class B ordinary share of PC3 held by Sponsor, and (iv) at the Closing and upon the written notice of RBio, Sponsor will forfeit up to all of the PC3 Private Placement Warrants. Thereafter, in connection with any Potential Financing, Sponsor will cause PC3 to issue new warrants exercisable at the same price per share for up to the number of PC3 Ordinary Shares for which the PC3 Private Placement Warrants so forfeited were exercisable, to such persons as RBio Energy may direct in writing in its discretion prior to the Closing.

Registration Rights and Lock-Up Agreement

The Business Combination Agreement provides that, in connection with the Closing, NewPubco, RBio’s stockholders and certain PC3 Shareholders shall enter into a Registration Rights and Lock-Up Agreement, pursuant to which NewPubco will agree to register for resale certain shares of NewPubco Common Stock and other equity securities that are held by the parties thereto from time to time, and NewPubco and certain stockholders of RBio will agree to not effect any sale or other transfer of NewPubco Common Stock, subject to certain customary exceptions set forth in the Registration Rights and Lock-Up Agreement, during the period commencing at the Closing and ending on the earlier of (i) six months following the Closing, (ii) such date as NewPubco completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of NewPubco’s stockholders having the right to exchange their shares of NewPubco Common Stock for cash, securities or other property or (iii) the date on which the last sale price of NewPubco Common Stock equals or exceeds $ [●] per share (as adjusted for share splits, share consolidations, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing.

Tolling Agreement

On May 22, 2024, RBio signed a Tolling Agreement with contract manufacturer Cosmopolis Specialty Fibers Inc., a company under common control of Richard James Bassett, RBio’s Chief Executive Officer. The Tolling Agreement permits RBio to utilize Cosmo’s processing capabilities at the Cosmo facility, a 150,000-tonne annual production facility in Cosmopolis, Washington. Under the Tolling Agreement, RBio will supply feedstock, which Cosmo will process into HPC. The processed offtake will then be marketed and sold by RBio. The key provisions of the Tolling Agreement include:

●	Exclusivity and term. Cosmo is designated as the exclusive provider of HPC processing and production services for RBio. The Agreement commences on the Effective Date and continues for an initial term of six months, with the possibility of month-to-month extensions unless either Party provides a 30-day notice of termination.

●	RBio’s feedstock responsibilities. RBio will supply feedstock according to a mutually developed plan that specifies volumes and delivery schedules. If the feedstock delivered does not meet specified standards, Cosmo has the right to either reject it or process it under agreed-upon terms. Cosmo will also provide storage facilities for RBio’s feedstock and end products, exercising due care to maintain them in good condition.

●	Cosmo’s processing responsibilities. Cosmo is responsible for processing RBio’s feedstock into end products at its facilities. This includes the transportation, storage, and delivery of both feedstock and end products, along with any necessary ancillary services required to fulfill its processing obligations.

●	Ownership. RBio retains ownership of the feedstock and end products throughout the processing period, with Cosmo responsible for the care and custody of these materials. Once processed, RBio also retains ownership of all end products.

●	Specific performance. Cosmo is required to notify RBio upon accepting delivery of the feedstock and commencing processing. During processing, Cosmo must maintain a minimum processing throughput and strive to optimize product yield. Penalties will be imposed for any deviations from these requirements. Daily reports detailing volumes and inventories must be provided, and regular inspections and calibrations of meters and storage facilities are mandated to ensure accuracy and quality control.

●	Compensation. Cosmo receives a fixed monthly toll fee, plus a commodity toll fee based on the volume of end product produced. Invoices are issued before each production period, and payments are due within three business days of receipt. Any disputes over payments must be resolved within 12 months of the invoice date. The responsibility for taxes falls on each party individually. Both parties are required to maintain insurance coverage as specified in the Tolling Agreement, naming each other as additional insureds.

●	Default. In the event of a default, which includes non-payment, failure to perform obligations, or bankruptcy, the non-defaulting party has various remedies, including suspension of obligations, termination of the Tolling Agreement, and seeking damages. Additional termination events, such as prolonged mill shutdowns or force majeure events, also provide grounds for termination. Upon termination, the final inventory is determined, and a termination invoice is issued to cover all outstanding obligations. Both parties will then work together to minimize remaining inventory and ensure all obligations are met.

●	Indemnification. Both parties agree to hold each other harmless from liabilities arising from operations, excluding consequential damages. Liability is limited to direct actual damages, with no recourse beyond the parties themselves. Compliance with all applicable laws, including anti-corruption regulations, is mandatory for both parties. In the event of force majeure, obligations are suspended for the duration of the event, except for payment obligations.

●	Jurisdiction. Disputes under the Tolling Agreement are subject to negotiation and arbitration in New York, with the Tolling Agreement governed by New York law. Jury trials are waived, and each party bears its own legal costs. The Tolling Agreement also covers various miscellaneous terms, including the relationship of the parties, integration, public announcements, modifications, survival, notices, and assignments

Background of the Business Combination

The terms of the Business Combination Agreement are the result of arm’s-length negotiations between representatives of PC3 and RBio. The following is a brief discussion of the background of these negotiations, the Business Combination Agreement and related transactions.

PC3 is a blank check company incorporated in the Cayman Islands on March 17, 2021. Effective October 11, 2023, PC3 changed its name from “Portage Fintech Acquisition Corporation” in connection with a change in its primary sponsor, board of directors and management. PC3 was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. PC3 may pursue business combination opportunities in any industry, sector or geographic area, except that it will not, under its amended and restated memorandum and articles of association, be permitted to effectuate our initial business combination solely with another blank check company or similar company with nominal operations. PC3 has historically focused its search on intend to target assets or businesses of scale across the critical minerals value chain that are poised to benefit over the long-term from the substantial market opportunity created by the global energy transition. PC3’s management considered a variety of factors in evaluating prospective target businesses, including, but not limited to, the following:

●	size of market;

●	growth potential and outlook;

●	attractiveness of the business model;

●	innovative product and/or service offerings;

●	lack of competition;

●	experience and skill of management;

●	capital requirements;

●	competitive position;

●	barriers to entry;

●	stage of development of the products, processes or services;

●	existing distribution and potential for expansion;

●	degree of current or potential market acceptance of the products, processes or services;

●	impact of regulation on the business;

●	regulatory environment of the industry;

●	costs associated with effecting the business combination;

●	ability to benefit from potential government support;

●	ability to benefit from being a public company;

●	industry leadership, sustainability of market share and attractiveness of market industries in which a target business participates; and

●	macro competitive dynamics in the industry within which the target company competes.

The Business Combination with RBio is a result of an extensive search for a potential transaction utilizing PC3 management’s relationships with management teams of public and private companies, investment professionals at private equity firms, family offices and other financial sponsors, owners of private businesses, investment bankers, consultants and attorneys.

On an ongoing basis, PC3 and its board of directors, together with their legal and financial advisors, have reviewed and evaluated strategic opportunities and alternatives with a view to enhancing stockholder value. Such opportunities and alternatives included, among other things, mergers, acquisitions and various capital markets transactions.

On July 23, 2021, PC3 consummated its Initial Public Offering of 24,000,000 Units at $10.00 per Unit, generating gross proceeds of $240.0 million. Simultaneously with the closing of the Initial Public Offering, PC3 consummated the private placement of 6,333,334 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant with the Initial Sponsor, generating gross proceeds of $9,500,000. Upon the closing of the Initial Public Offering and the Private Placement, $240.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in the Trust Account with CST.

On August 3, 2021, the underwriters notified the Company of their intention to partially exercise the over-allotment option on August 5, 2021. As such, on August 5, 2021, PC3 consummated the sale of an additional 1,911,379 Units, at $10.00 per Unit, and the sale of an additional 254,850 Private Placement Warrants, at $1.50 per Private Placement Warrant, generating total gross proceeds of $19,113,790 and $382,275, respectively. The underwriters forfeited the balance of the over-allotment option. A total of $19,113,790 of the net proceeds was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $259,113,790.

On August 15, 2022, one of the underwriters, Goldman Sachs & Co. LLC (“Goldman Sachs”), waived all rights to the Deferred Discount (as defined in the underwriting agreement, dated July 20, 2021, among the Company, Goldman Sachs and BTIG, LLC). The Deferred Discount was for an amount of approximately $6.5 million and was owed upon consummation by the Company of an initial business combination.

On July 21, 2023, the Company held an extraordinary general meeting of shareholders at which the Company’s shareholders approved two proposals to amend the Articles. The first such amendment extended the date by which the Company must (1) consummate a Business Combination, (2) cease its operations except for the purpose of winding up if it fails to complete a Business Combination, and (3) redeem all of its Public Shares from July 23, 2023 to July 23, 2024 or such earlier date as determined by the PC3 Board to be in the best interests of PC3. The second such amendment eliminated from the Articles the limitation that PC3 shall not redeem Class A ordinary shares sold in the Initial Public Offering to the extent that such redemption would cause PC3’s net tangible assets to be less than $5,000,001. In connection with the vote to approve the proposals, holders of an aggregate of 22,001,009 Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.41 per share, for an aggregate redemption amount of approximately $229.1 million, leaving approximately $40.7 million in the Trust Account and 3,910,370 Class A ordinary shares outstanding after such redemption.

On July 21, 2023, the Initial Sponsor sold 4,215,230 Class B ordinary shares and 4,392,123 Private Placement Warrants to the Sponsor, pursuant to the Purchase Agreement. Effective as of July 21, 2023, each of Adam Felesky, Ajay Chowdhery, Paul Desmarais III, Steven Jay Freiberg, Stuart Charles Harvey, Jr., G. Thompson Hutton, Seraina Macia and Jason Michael Pate resigned from the Company’s board of directors in accordance with the terms of the Purchase Agreement. Each of Scott Honour, Rick Gaenzle, R. Rudolph Reinfrank, Thomas J. Abood and Karrie Willis were appointed to fill the vacancies left by the departing directors. Also on July 21, 2023, Rick Gaenzle replaced Adam Felesky as Chief Executive Officer, Corey Campbell replaced Ajay Chowdhery as Chief Financial Officer, and Tao Tan and Jim Sheridan joined the Company as Co-Presidents. On August 11, 2023, John Stanfield was appointed Chief Financial Officer of the Company and Corey Campbell ceased to serve in that position effective as of Mr. Stanfield’s appointment. On January 3, 2024, Mr. Sheridan resigned as Co-President and on May 17, 2024, Mr. Tan resigned as Co-President of PC3 and on May 17, 2024, Mr. Tan resigned as Co-President of PC3.

On July 14, 2023, July 17, 2023, July 18, 2023 and July 19, 2023, PC3 and the Initial Sponsor entered into non-redemption agreements (each, a “Non-Redemption Agreement”) with certain unaffiliated third parties in exchange for such holders agreeing either not to request redemption in connection with the First Extension or to reverse any previously submitted redemption demand in connection with the First Extension with respect to an aggregate of 2,166,667 Class A ordinary shares. In consideration of the Non-Redemption Agreements, immediately prior to, and substantially concurrently with, the closing of an initial Business Combination, (i) the Sponsor (or its designees or transferees) has agreed to surrender and forfeit to PC3 for no consideration an aggregate of approximately 0.6 million Class B ordinary shares held by the Sponsor (the “Forfeited Shares”) and (ii) the Company shall issue to such holders a number of Class A ordinary shares equal to those underlying the Forfeited Shares.

Except for a portion of the interest earned on the funds held in the Trust Account that may be released to PC3 to pay taxes, none of the funds held in the Trust Account will be released until the earlier of the completion of PC3’s initial business combination and the redemption of 100% of its Public Shares if PC3 is unable to consummate a business combination by July 23, 2024, or such earlier date as may be determined by the PC3 Board, unless such date is extended upon approval by the PC3 stockholders.

Prior to the consummation of the Initial Public Offering, neither PC3, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with PC3.

From PC3’s Initial Public Offering on July 23, 2021 to the signing of the Purchase Agreement on July 21, 2023 (the period of which PC3 under the control of the Initial Sponsor), PC3 reviewed over 275 business combination opportunities. Of these, PC3 conducted detailed due diligence on approximately 100 business combination opportunities. PC3 submitted non-binding letters of intent to 11 potential acquisition targets. One of such letters of intent was accepted and parties entered into advanced negotiations. The opportunity was terminated due to insufficient PIPE demand.

Following the execution of the Purchase Agreement, representatives of PC3 further engaged in significant due diligence and detailed discussions directly with the senior executives and/or shareholders of each of the potential business combination targets (including RBio) that received non-binding letters of intent from PC3. PC3 did not pursue a potential transaction with the other potential acquisition targets for a variety of factors, including PC3’s views of industry, PC3’s ability to add value to the target companies, the sector and/or business prospects, the target companies’ preparedness to become publicly listed, and valuation.

PC3 decided to pursue a combination with RBio because it determined that the industry opportunity was compelling, PC3 had significant ability to add value in an industrial context, the target company had a clear path to revenue given its products were sold in a global commodity market, the target company’s management was familiar with public market requirements, and the valuation. Compared to RBio, PC3 and its advisors did not consider the other alternative combination targets to be as compelling when taking into consideration their business prospects, strategy, management teams, structure, likelihood of execution and valuation considerations.

Representatives of PC3 involved in the discussions and negotiations referenced herein included one or more of Mr. Rick Gaenzle, Chief Executive Officer and Director of PC3, Mr. Scott Honour, Chairman of the PC3 Board, and Mr. Tao Tan, President of PC3 at the time of discussions. Representatives of RBio involved in the discussions and negotiations referenced herein included one or more of Mr. Richard Bassett, Chairman and Chief Executive Officer of RBio and Mr. Mark Storrie, Chief Financial Officer of RBio.

Subsequent to the execution of the Purchase Agreement, PC3 and the Sponsor reviewed information from two potential targets other than RBio. One of the potential targets (“Candidate 1”) proceeded to advanced negotiations and the signing of a non-binding letter of intent, as detailed below.

On July 22, 2023, Mr. Gaenzle and Mr. Tan were contacted by one of Candidate 1’s investors regarding a possible business combination opportunity.

Candidate 1’s investor arranged an introductory call between representatives of PC3 and Candidate 1’s management on July 24, 2023. Prior to such discussion, PC3 and Candidate 1 executed a non-disclosure agreement and exchanged preliminary information. Candidate 1’s management then facilitated PC3’s preliminary due diligence of Candidate 1.

On July 27, 2023, the parties executed a non-binding letter of intent regarding a potential business combination between PC3 and Candidate 1. The non-binding letter of intent proposed a pro forma enterprise valuation of $180 million of Candidate 1 and that PC3 would acquire 100% of the outstanding equity and equity equivalents of Candidate 1 in exchange for consideration in the form of shares of the surviving company and additional shares of the surviving company as earnout consideration with the transaction structure to be determined by Candidate 1, subject to confirmation by PC3. Subsequently, PC3 retained a subject matter expert to continue detailed technical diligence of Candidate 1.

On August 18, 2023 and on October 9, 2023, the parties revised the letter of intent without changing valuation, but revising the structure of the earnout consideration and addressing debt refinancing efforts. In parallel, the parties worked on drafting the definitive agreements.

On November 21, 2023, Candidate 1’s management informed PC3 that its senior lender had denied consent for the business combination to proceed, which was required for a change-of-control transaction. The potential transaction with Candidate 1 was not subsequently pursued.

Mr. Bassett and Mr. Honour first met in 2011, when Mr. Honour was a Senior Managing Director at The Gores Group and Mr. Bassett was a consultant and then an independent director of Cosmopolis Specialty Fibers, Inc. (“Cosmo”). The Gores Group was the private equity owner of Cosmo at the time and Mr. Honour was the investment professional responsible for making the private equity investment.

Subsequently, Mr. Bassett became the principal owner of Cosmo in late 2022, when operations of Cosmo also ceased. Knowing Mr. Honour remained an active investment professional, Mr. Bassett reached out to Mr. Honour on November 3, 2023 to introduce his idea of forming a company to partner with Cosmo to develop bioenergy projects. As PC3 was still under exclusivity with Candidate 1 at the time, Mr. Honour did not pursue the discussion further.

On December 7, 2023, Mr. Honour contacted Mr. Bassett and discussed business plans to pursue certain bioenergy projects. Later that day, Mr. Honour, Mr. Gaenzle, and Mr. Tan from PC3, Mr. Bassett and Mr. Storrie met via videoconference. Mr. Bassett proposed a transaction whereupon he would form a new entity, later known as RBio, as a bioenergy project developer, which may, among other things, contract with Cosmo, an entity controlled by Mr. Bassett, in the form of a tolling agreement to produce biofuels as a critical input to bioenergy projects. Mr. Bassett also expressed his belief that bioenergy projects would attract U.S. government support and funding, particularly through provisions of the Inflation Reduction Act (IRA). The parties mutually expressed interest in a transaction and agreed to exchange non-disclosure agreements and commence diligence. Mr. Tan described the deSPAC process, requirements, and timeline. Mr. Bassett and Mr. Storrie subsequently requested introductions to service providers.

On December 9, 2023, Mr. Storrie sent a preliminary financial model for RBio and a draft non-disclosure agreement.

Between December 9, 2023 and December 13, 2023, Mr. Tan introduced Mr. Storrie to Calabrese Consulting LLC, an accounting firm, two potential auditors, and two potential deSPAC legal counsels. Subsequently, Mr. Bassett and Mr. Storrie conducted further diligence, held internal discussions, and retained Calabrese as accountant, Nelson Mullins LLP as counsel, and Fruci & Associates II, PLLC as auditor.

On December 10, 2023, the parties executed the non-disclosure agreement, subsequently to which Mr. Storrie provided virtual data room access to Mr. Tan and Mr. Gaenzle.

On December 11, 2023, Mr. Honour, Mr. Gaenzle, Mr. Tan, and Mr. Bassett met via videoconference and held a fulsome discussion on the proposed company’s business model.

Between December 11, 2023 and January 31, 2024, Mr. Honour, Mr. Gaenzle, and Mr. Tan individually or collectively participated in over 20 calls with Mr. Bassett and Mr. Storrie on diligence topics.

On December 13, 2023, RBio was incorporated as a Delaware corporation. Later on December 13, 2023, Mr. Honour, Mr. Gaenzle, Mr. Tan, and Mr. Bassett met via videoconference. Mr. Bassett introduced Mr. Dimitri Racklin, corporate counsel to RBio. Mr. Racklin expressed skepticism that he could adequately represent the company in capital markets matters and recommended Mr. Bassett retain counsel with deSPAC expertise. The parties executed a non-binding letter of intent for the transaction envisioning a pre-money valuation of $250 million and with earnouts for both the seller and sponsor.

On December 18, 2023, Mr. Honour and Mr. Bassett met in person in London. The parties discussed potential financing parties and the outlines of a transaction. Notwithstanding the executed letter of intent, Mr. Bassett proposed a pro forma valuation of $600 million. Mr. Honour suggested that the valuation had to be more attractive to investors to attract capital.

On December 15, 2023, Greenberg Traurig LLP (“Greenberg Traurig”), as PC3’s counsel, sent a diligence request list to Mr. Storrie and to Mr. Racklin.

On December 20, 2023, Mr. Honour, Mr. Bassett, Mr. Storrie met in person in London. The parties discussed a pro forma valuation of approximately $400 million (equating to a pre-money valuation of $350 million). The parties discussed various earnout structures to incentivize capital providers.

On December 22, 2023, Greenberg Traurig shared an initial draft of a business combination agreement with RBio’s counsel, Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”).

On December 26, 2023, Mr. Bassett and Mr. Honour exchanged correspondence on the North American Electric Reliability Corporation’s (NERC), an industry association, forecasts on electrical supply and demand in regional areas. Mr. Bassett expressed his conviction that RBio could make a positive contribution to overall electrical reliability.

On December 27, 2023, Mr. Bassett sent a letter to Mr. Honour via e-mail. In the letter, Mr. Bassett expressed concern about the dilutive effect of the existing warrants and of potential earnouts, and how they were not being fully utilized to incentivize capital providers.

On December 29, 2023, Mr. Honour replied to Mr. Bassett’s letter providing a range of different earnout scenarios to address Mr. Bassett’s concerns.

Between December 29, 2023 and January 12, 2024, Mr. Honour and Mr. Bassett spoke more than 10 times by phone to discuss different earnout structure. On January 12, 2024, Mr. Honour and Mr. Bassett agreed that up to all of the 4,392,123 Private Placement Warrants held by the Sponsor would be used to incentivize investment, at RBio’s sole discretion.

On January 10, 2024, Greenberg Traurig shared a revised draft of a business combination agreement with Nelson Mullins incorporating Mr. Honour and Mr. Bassett’s points of agreement.

On January 15, 2024, Mr. Bassett wrote to Mr. Honour with his comments on the business combination agreement. Mr. Bassett expressed his concerns about being personally named, on the scope of representations and warranties, on the division of fees, and on control provisions.

On January 24, 2024, Greenberg Traurig shared a revised draft of the business combination agreement with Nelson Mullins.

On January 28, 2024, Mr. Bassett returned his comments on the revised draft of the business combination agreement with comments from Mr. Racklin.

Between January 28, 2024 and February 2, 2024, Greenberg Traurig, Nelson Mullins, and Mr. Racklin exchanged over 10 revisions of the business combination agreement addressing comments from the counsels.

On January 30, 2024, Mr. Honour, Mr. Gaenzle, Mr. Tan, Mr. Bassett, Greenberg Traurig, and Mr. Racklin met via videoconference to discuss Mr. Racklin’s concerns. The discussion focused on answering Mr. Racklin’s questions.

On February 2, 2024, Mr. Honour, Mr. Gaenzle, Mr. Tan, Mr. Bassett, Mr. Storrie, Greenberg Traurig, Nelson Mullins, and Mr. Racklin spoke twice via videoconference to discuss Mr. Racklin’s concerns. The concerns were not material and were subsequently resolved.

On February 3, 2024, Mr. Racklin wrote to Mr. Honour, Mr. Gaenzle, Mr. Tan, Mr. Bassett, Mr. Storrie, and Greenberg Traurig and expressed further concerns with several provisions of the business combination agreement, but also caveated that he “lack[ed] expertise in many of the areas the agreements touched on (both specialist areas such as tax, antitrust, IP, environmental, etc., as well as SPAC and other public securities rules and custom and practice).” Between February 3, 2024, and February 5, 2024, Greenberg Traurig subsequently traded extensive correspondence with Mr. Racklin answering his questions.

On February 5, 2024, Mr. Honour, Mr. Gaenzle, Mr. Tan, Mr. Bassett, Mr. Storrie, Greenberg Traurig, Nelson Mullins, and Mr. Racklin spoke via videoconference to discuss final open items related to the business combination agreement. These open items were not material.

On February 6, 2024, Greenberg Traurig sent their due diligence findings to PC3. The memorandum stated that counsel had not identified any “red flag” issues that would reasonably be expected to materially impact the transaction. The memorandum was subsequently forwarded to PC3’s board. Later on February 6, 2024, PC3 held a special board meeting. Representatives from Greenberg Traurig briefed the board on provisions of the business combination agreement and their due diligence findings. Members of the board asked several questions about the company and transaction structure and there followed a fulsome discussion. The board voted unanimously in favor of the transaction. Later that evening, the parties signed the business combination agreement.

On February 7, 2024, PC3 issued a Form 8-K and press release announcing the execution of the business combination agreement.

Since February 7, 2024, the parties have continued and expect to continue regular discussions regarding the execution and timing of the Business Combination and to take actions and exercise their respective rights under the Business Combination Agreement to facilitate completing the Business Combination.

The PC3 Board’s Reasons for the Approval of the Business Combination

PC3 was organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

In evaluating the Business Combination, the PC3 Board consulted with PC3’s management and financial, legal and other advisors and considered a number of factors. In particular, the PC3 Board considered, among other things, the following factors, although not weighted or in any order of significance:

●	Large Addressable Market and Consolidation Growth Potential. The market for HPC stands at 8.0 million tonnes according to the CelCo, Cellulose Consulting report dated November 6, 2023. The market for biofuels is expected to be at 200 billion liters by 2028 according to the International Energy Agency (IEA). Moreover, the HPC industry is consolidating; recent plant closures including Georgia Pacific’s Foley Mill and RYAM’s Témiscaming mill has reduced global supply by over 600,000 tonnes, creating pricing power for RBio.

●	Commercial Potential of RBio Services and Products. RBio is positioned to take advantage of significant opportunities initially in the HPC markets, and in the future the biofuel and biochemical markets. DWP/HPC serve as serve as critical inputs for a variety of high-value products. These include textiles, pharmaceuticals, packaging, food additives, and specialty chemicals. Meanwhile, biofuels and biochemicals serve as an alternative to fossil fuels, offering environmental benefits by reducing greenhouse gas emissions and dependence on finite resources. These markets are growing rapidly in response to global demand from a variety of end customers.

●	Experienced and Proven Management Team. NewPubco’s management team will combine expertise and experience in high-purity cellulose (HPC). Over a three-month period, the PC3 management team has had the opportunity to engage and evaluate the RBio team. In addition, RBio CEO Richard Bassett and PC3 Chairman have a professional relationship spanning over a decade and had previously worked together on other investments. The entire senior management of RBio is expected to continue with NewPubco following the Business Combination to execute the business and strategic growth plan. NewPubco will be led by Richard Bassett as its Chief Executive Officer, and Mark Storrie as its Chief Financial Officer. Messrs. Bassett and Storrie are industry veterans who have transacted and operated extensively in the HPC space since 2005.

●	Due Diligence. PC3’s management and external advisors conducted significant due diligence investigations of RBio. This included detailed commercial, financial and tax due diligence reviews including market research and meetings and calls with RBio’s management regarding RBio’s business model, operations and forecasts. As part of its evaluation of RBio, PC3’s Board and management also considered the financial profiles of publicly traded companies in the same and adjacent sectors;

●	Lock-Up. The RBio management and certain RBio stockholders have agreed to a six-month lock-up period with respect to their shares of NewPubco Common Stock, subject to customary exceptions which will provide important stability to NewPubco for a period of time following the Business Combination;

●	Reasonableness of Merger Consideration. Following a review of the financial data provided to PC3, including the historical financial statements of RBio and PC3’s due diligence review and financial and valuation analyses of RBio, the PC3 Board considered the transaction consideration to be issued to RBio’s equityholders and determined that the consideration was reasonable in light of such data and financial information;

●	Other Alternatives. After a review of other business combination opportunities reasonably available to PC3, the PC3 Board believes that the proposed Business Combination represents the best potential business combination for PC3 and the most attractive opportunity for PC3’s shareholders based upon the process utilized to evaluate and assess other potential acquisition targets; and

●	Negotiated Transaction. The terms and conditions of the Business Combination Agreement and the related agreements and the transactions contemplated thereby, each party’s representations, warranties and covenants, the conditions to each party’s obligation to consummate the Business Combination and the termination provisions, were the product of arms-length negotiations, and, in the view of the PC3 Board, reasonable, and represent a strong commitment by PC3 and RBio to complete the Business Combination. The PC3 Board also considered the financial and other terms of the Business Combination Agreement and the fact that such terms and conditions are, in their view, reasonable and were the product of arm’s-length negotiations between PC3 and RBio.

Although the PC3 Board believes that the Business Combination with RBio presents an attractive business combination opportunity and is in the best interests of PC3 and its shareholders, the PC3 Board did consider certain potentially material negative factors in arriving at that conclusion, including, among others:

●	RBio Business Risks. The PC3 Board considered that PC3 ordinary shareholders would be subject to the execution risks associated with the combined company if they retained their public shares following the Closing, which will be different from the risks related to holding ordinary shares of PC3 prior to the Closing. In this regard, the PC3 Board considered that there were risks associated with successful implementation of RBio’s long-term business plan and strategy (including supply chain disruptions, regulatory compliance, and competitive pressures) and the combined company realizing the anticipated benefits of the Business Combination on the timeline expected or at all, including due to factors outside of the parties’ control such as new regulatory requirements or changes to existing regulatory requirements and changes in the market for RBio’s business generally. The PC3 Board considered that the failure of any of these activities to be completed successfully may decrease the actual benefits of the Business Combination and that PC3 shareholders may not fully realize these benefits to the extent that they expected following the completion of the Business Combination. For additional description of these risks, please see the section entitled “Risk Factors;”

●	Macroeconomic Risks. Macroeconomic uncertainty and the effects it could have on the combined company’s financial condition and results of operation;

●	Closing Conditions. The fact that the completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within PC3’s control;

●	Shareholder Vote. The risk that PC3’s ordinary shareholders may fail to approve the Condition Precedent Proposals;

●	Redemption Risk. The potential that a significant number of PC3 ordinary shareholders elect to redeem their public shares prior to the consummation of the Business Combination pursuant to the Cayman Constitutional Documents, which would provide less capital to NewPubco after Closing;

●	Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination;

●	Listing Risks. The challenges associated with preparing NewPubco and its subsidiaries for the applicable disclosure and listing requirements to which NewPubco will be subject as a publicly traded company on the Nasdaq;

●	Liquidation of PC3. The risks and costs to PC3 if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in PC3 being unable to effect an initial business combination by the termination date; and

●	Fees and Expenses. The fees and expenses associated with completing the Business Combination.

In addition to considering the factors above, the PC3 Board also considered other factors including, without limitation:

●	Interests of Certain Persons. Some officers and directors of PC3 have interests in the Business Combination. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of PC3’s Directors and Officers and Others in the Business Combination”; and

●	Other Risk Factors. Various other risk factors associated with RBio’s business, as described in the section entitled “Risk Factors.”

The PC3 Board concluded that the potential benefits that it expected PC3 and PC3’s shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors and other risks associated with the Business Combination. The PC3 Board also noted that PC3 shareholders would have a substantial economic interest in the combined company (depending on the level of redemptions by PC3 public shareholders). Accordingly, the PC3 Board unanimously determined that the Business Combination Agreement, the Transaction Agreements referenced therein, and the transactions contemplated thereby were advisable to and in the best interests of PC3 and its shareholders.

Interests of PC3’s Directors and Executive Officers in the Business Combination

When you consider the recommendation of the PC3 Board in favor of approval of the Business Combination Proposal, you should keep in mind that the initial shareholders, including PC3’s directors and executive officers, have interests in such proposal that are different from, or in addition to, those of PC3’s shareholders generally. The members of the PC3 Board were aware of and considered these interests when approving the Business Combination Agreement and recommending that PC3 shareholders approve the Business Combination. The members of the PC3 Board determined that the overall benefits expected to be received by PC3 and its shareholders outweighed any potential risk created by the conflicts stemming from these interests.

Additionally, the members of the PC3 Board determined that these interests could be adequately disclosed to shareholders in this proxy statement/prospectus and that PC3 shareholders could take them into consideration when deciding whether to vote in favor of the proposals set forth herein. These interests include, among other things, the interests listed below:

●	the beneficial ownership of the Sponsor of an aggregate of 7,149,738 shares of PC3 Ordinary Shares, consisting of:

●	2,757,615 Founder Shares purchased by the Sponsor from the Initial Sponsor; and

●	4,392,123 shares of PC3 Class A Ordinary Shares underlying Private Warrants purchased by the Sponsor from the Initial Sponsor.

●	All of the above Founder Shares and warrants would become worthless if PC3 does not complete a business combination within the applicable time period, as the Initial Sponsor and Sponsor have waived any right to redemption with respect to these shares. Such shares and warrants have an aggregate market value of approximately $[●] million and $[●] million, respectively, based on the closing price of PC3 Class A Ordinary Shares of $[●] and the closing price of PC3 Warrants of $[●] on the Nasdaq on [●], 2024;

●	the fact that given the differential in the purchase price that the Sponsor paid for the Founder Shares as compared to the price of PC3 Units sold in the IPO and the substantial number of shares of PC3 Class A Ordinary Shares held by the initial stockholders upon conversion of the Founder Shares, they and their affiliates may earn a positive rate of return on their investment, even if public shareholders experience a negative rate of return following the completion of the Business Combination, including if the share price of NewPubco Common Stock after the Closing falls as low as $[●] per share, as the market value of the [●] Founder Shares would be approximately equal to the initial shareholders’ initial investment in PC3;

●	the economic interests in the Sponsor held directly or indirectly by PC3’s officers and directors, which gives them an indirect pecuniary interest in the securities of PC3, including the Founder Shares and Private Warrants held by the Sponsor and which interest will become worthless if PC3 does not consummate an initial business combination within the applicable time period;

●	As of [●], 2024, there was no balance outstanding in Working Capital Loans extended by the Sponsor to PC3. Other than repayment of Working Capital Loans in connection with the consummation of the Business Combination, there are presently no fees that will be paid and no out-of-pocket expenses that would be reimbursed to the Sponsor upon consummation of the Business Combination;

●	the continued right of the Sponsor to hold NewPubco Common Stock and the shares of NewPubco Common Stock to be issued to the Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods and forfeiture pursuant to the Sponsor Support Agreement;

●	the fact that the Sponsor and PC3’s executive officers and directors, for no compensation, have agreed not to redeem any shares of PC3 held by them in connection with a stockholder vote to approve the Business Combination and to vote any shares of PC3 Ordinary Shares held by them in favor of the Business Combination Proposal;

●	the fact that if the Trust Account is liquidated, including in the event PC3 is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify PC3 to ensure that the proceeds in the Trust Account are not reduced below $10.00 per Public Share, or such lesser per Public Share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which PC3 has entered into an acquisition agreement or claims of any third party for services rendered or products sold to PC3, but only if such a vendor or target business has not executed a waiver (other than PC3’s independent public accountants) of any and all rights to amounts held in the Trust Account;

●	the fact that [●], the current [●] of PC3, is expected to become a director of NewPubco after the consummation of the Business Combination. As such, in the future he will receive any cash fees, stock options, stock awards or other remuneration that the NewPubco board of directors determines to pay to him for his services as a director; and

●	the continued indemnification of current directors and officers of PC3 and the continuation of directors’ and officers’ liability insurance after the Business Combination.

The Sponsor (including its representatives and affiliates) and PC3’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to PC3. The Sponsor and PC3’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to PC3 completing its initial business combination. Moreover, certain of PC3’s directors and officers have time and attention requirements for investment funds of which affiliates of the Sponsor are the investment managers. PC3’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to PC3, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in PC3’s favor and such potential business opportunities may be presented to other entities prior to their presentation to PC3, subject to applicable fiduciary duties under the Cayman Islands Companies Act.

PC3’s existing directors and officers will be eligible for continued indemnification and continued coverage under PC3’s directors’ and officers’ liability insurance after the Mergers and pursuant to the Business Combination Agreement.

The Sponsor Persons have agreed to vote in favor of the Business Combination, regardless of how PC3’s public shareholders vote. Unlike some other blank check companies in which the initial shareholders agree to vote their founder shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, the Sponsor Persons have agreed to, among other things, vote in favor of the Business Combination Agreement and the transactions contemplated thereby. As of the date of this proxy statement/prospectus, the Sponsor Persons own approximately [●]% of the issued and outstanding PC3 Ordinary Shares.

The Sponsor and PC3’s directors, officers, advisors or their respective affiliates may purchase shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination. However, they have no current commitments, plans or intentions to engage in any such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase shares or warrants in such transactions. If any such persons engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act or other federal securities laws. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of PC3’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.

In the event that the Sponsor or PC3’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares.

The purpose of such purchases would be to cause such shares not to be redeemed in connection with the initial business combination, whereas it appears that such requirement would otherwise not be met. The purpose of any such purchases of warrants could be to reduce the number of warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with the Business Combination. Any such purchases of our securities may result in the completion of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of PC3 Class A Ordinary Shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

The Sponsor and PC3’s officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom the Sponsor or PC3’s officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of Class A Ordinary Shares) following our mailing of proxy materials in connection with the Business Combination. To the extent that the Sponsor or PC3’s officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against the Business Combination but only if such shares have not already been voted at the extraordinary general meeting. The Sponsor and PC3’s officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

To the extent that the Sponsor or PC3’s officers, directors, advisors or their affiliates enter into any such private purchase, prior to the Extraordinary General Meeting, PC3 will file a current report on Form 8-K to disclose: (1) the amount of securities purchased in any such purchases, along with the purchase price; (2) the purpose of any such purchases; (3) the impact, if any, of any such purchases on the likelihood that the business combination transaction will be approved; (4) the identities or the nature of the security holders (e.g., 5% security holders) who sold their securities in any such purchases; and (5) the number of securities for which PC3 has received redemption requests pursuant to its shareholders’ redemption rights in connection with the Business Combination.

Any purchases by the Sponsor or PC3’s officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. The Sponsor and PC3’s officers, directors and/or their affiliates will not make purchases of PC3 Class A Ordinary Shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

The existence of financial and personal interests of one or more of PC3’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of PC3 and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, PC3’s officers have interests in the Business Combination that may conflict with your interests as a shareholder.

Board of Directors Following the Business Combination

Following the completion of the Business Combination, the board of directors will consist of Richard Bassett, Mark Storrie, [●]. See the section entitled “Management of NewPubco After the Business Combination” for more information.

Redemption Rights

Pursuant to the Cayman Constitutional Documents, a PC3 shareholder may request of PC3 that PC3 redeem all or a portion of its PC3 Class A Ordinary Shares for cash, out of funds legally available therefor, if the Business Combination is consummated. As a holder of PC3 Class A Ordinary Shares, you will be entitled to receive cash for any PC3 Class A Ordinary Shares to be redeemed only if you:

(i)	hold PC3 Class A Ordinary Shares;

(ii)	submit a written request to Continental, PC3’s transfer agent, in which you (i) request that PC3 redeem all or a portion of your PC3 Class A Ordinary Shares for cash, and (ii) identify yourself as the beneficial holder of the PC3 Class A Ordinary Shares and provide your legal name, phone number and address; and

(iii)	deliver your PC3 Class A Ordinary Shares to Continental, PC3’s transfer agent, physically or electronically through DTC.

Holders must complete the procedures for electing to redeem their PC3 Class A Ordinary Shares in the manner described above prior to 5:00 p.m., Eastern Time, on [●], 2024 (two business days before the Extraordinary General Meeting) in order for their shares to be redeemed.

The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental in order to validly redeem its shares.

PC3’s public shareholders may elect to redeem all or a portion of the public shares held by them regardless of if or how they vote in respect of the Business Combination Proposal. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its shares to Continental, PC3’s transfer agent, PC3 will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account and not previously released to PC3 to pay income taxes. For illustrative purposes, as of [●], 2024, this would have amounted to approximately $[●] per issued and outstanding public share. If a public shareholder exercises its redemption rights in full, then it will be electing to exchange its PC3 Class A Ordinary Shares for cash and will no longer own PC3 Class A Ordinary Shares.

If you hold the shares in “street name,” you will have to coordinate with your broker to have your shares certificated or delivered electronically. Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through DTC’s DWAC system. The transfer agent will typically charge the tendering broker $80 and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the proposed Business Combination is not consummated this may result in an additional cost to shareholders for the return of their shares.

Any written request for redemption, once made by a holder of PC3 Class A Ordinary Shares, may not be withdrawn once submitted to PC3 unless the PC3 Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part). If you submit a redemption request to Continental, PC3’s transfer agent, and later decide prior to the extraordinary general meeting not to elect redemption, you may request to withdraw the redemption request. You may make such request by contacting Continental, PC3’s transfer agent, at the phone number or address listed in see the question entitled “Who can help answer my questions?”

Any corrected or changed written exercise of redemption rights must be received by Continental, PC3’s transfer agent, prior to the vote taken on the Business Combination Proposal at the extraordinary general meeting. No request for redemption will be honored unless the holder’s PC3 Class A Ordinary Share certificates (if any) and other redemption forms have been delivered to Continental, PC3’s transfer agent, physically or electronically through DTC, at least two business days prior to the vote at the extraordinary general meeting.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its PC3 Class A Ordinary Shares with respect to more than an aggregate of 15% of the PC3 Class A Ordinary Shares without the consent of PC3.

Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the PC3 Class A Ordinary Shares without the consent of PC3, then any such shares in excess of that 15% limit would not be redeemed for cash.

The Initial Sponsor and Sponsor Persons have agreed to, among other things, vote all of their founder shares and any other PC3 Class A Ordinary Shares purchased during PC3’s initial public offering in favor of the proposals being presented at the extraordinary general meeting and, in order to induce the underwriters to executed the underwriting agreement entered into in connection with the IPO, the Sponsor and each of the officers and directors of PC3 entered into agreements with PC3, pursuant to which each of them they agreed to waive their redemption rights with respect to their founder shares and public shares and to vote in favor of the Business Combination. These agreements were reaffirmed in the Sponsor Agreement. The PC3 Class B Ordinary Shares held by the Sponsor and such other persons will be excluded from the pro rata calculation used to determine the per-share redemption price. None of the Sponsor Persons received any consideration in exchange for waiving their redemption rights. As of the date of this proxy statement/prospectus, the Initial Sponsor, Sponsor and PC3’s directors and executive officers, collectively, own approximately [●]% of the issued and outstanding PC3 Ordinary Shares.

The closing price of PC3 Class A Ordinary Shares on [●], 2024 was $[●]. For illustrative purposes, as of [●], 2024, funds in the Trust Account plus accrued interest thereon totaled approximately $[●] or approximately $[●] per issued and outstanding PC3 Class A Ordinary Share.

Prior to exercising redemption rights, PC3’s public shareholders should verify the market price of PC3 Class A Ordinary Shares as they may receive higher proceeds from the sale of their PC3 Class A Ordinary Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. PC3 cannot assure its shareholders that they will be able to sell their PC3 Class A Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.

Satisfaction of 80% Test

It is a requirement under the Nasdaq listing requirements that any business acquired by PC3 have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding any deferred underwriting commissions) at the time of the execution of a definitive agreement for an initial business combination. Based on the pre-Business Combination valuation of $350 million for RBio compared to the approximately $[●] million in the Trust Account, the PC3 Board determined that this requirement was met. The PC3 Board determined that the terms of the Business Combination, which were negotiated at arms-length, were advisable and in the best interests of PC3 and its shareholders.

Expected Accounting Treatment of the Business Combination

Expected Accounting Treatment of the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although PC3 will acquire all of the outstanding equity interests of RBio in the Business Combination, PC3 will be treated as the “acquired” company and RBio will be treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of RBio issuing stock for the net assets of PC3, accompanied by a recapitalization. The net assets of PC3 will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of RBio.

RBio has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the Assuming Minimum Redemptions Scenario and the Assuming Maximum Redemptions Scenario:

●	The RBio’s stockholders will have the greatest voting interest in the NewPubco;

●	The RBio’s stockholders will have the ability to control decisions regarding election and removal of directors and officers of the NewPubco;

●	RBio will comprise the ongoing operations of the NewPubco; and

●	RBio’s existing senior management will be the senior management of the NewPubco.

Vote Required for Approval

The approval of the Business Combination Proposal requires an ordinary resolution under Cayman Islands Constitutional Documents, being the affirmative vote of holders of a majority of PC3 Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on the proposal.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the entry by Perception Capital Corp. III (“PC3”) into the Business Combination Agreement, dated as of February 6, 2024, with RBio Energy Holdings Corp., a Delaware corporation and direct, wholly-owned subsidiary of PC3, Perception RBio Merger Sub, a Cayman Islands exempted company and direct, wholly-owned subsidiary of NewPubco (“Merger Sub”), and RBio Energy Corporation, a Delaware corporation (“RBio”), a copy of which is attached to this proxy statement/prospectus as Annex A, pursuant to which, among other things, (i) Merger Sub will merge with and into PC3, with PC3 continuing as the surviving entity of the PC3 Merger and (ii) the holders (whether one or more) of the common stock of RBio (the “RBio Stockholders”) will exchange all of their shares of common stock of RBio (“RBio Common Stock”) for shares of common stock of NewPubco (the “Share Exchange”), as a result of which RBio will become a direct wholly owned subsidiary of NewPubco, and the transactions contemplated thereby be approved, ratified and confirmed in all respects.”

Recommendation of the PC3 Board

THE PC3 BOARD UNANIMOUSLY RECOMMENDS THAT PC3 SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

The existence of financial and personal interests of one or more of PC3’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of PC3 and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, PC3’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Interests of PC3’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

SHAREHOLDER PROPOSAL NO. 2 — THE MERGER PROPOSAL

Overview

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the PC3 Effective Time, Merger Sub will merge with and into PC3, with PC3 continuing as the surviving entity. See the section titled “Shareholder Proposal No. 1 — The Business Combination Proposal — PC3 Merger Effective Time” for a description of this merger as it relates to the Business Combination.

Resolutions to be Voted Upon

The full text of the resolutions to be voted upon is as follows:

“RESOLVED, as a special resolution, that:

(a) PC3 be authorized to merge with Merger Sub so that PC3 continue as the surviving entity and all the undertaking, property and liability of Merger Sub vest in PC3 by virtue of such merger pursuant to the Companies Act (as amended) of the Cayman Islands;

(b) the plan of merger relating to the PC3 Merger, the form of which is attached to this proxy statement/prospectus as Annex B (the “Plan of Merger”), be authorized, approved and confirmed in all respects and PC3 be authorized to enter into the Plan of Merger.”

Vote Required for Approval

The approval of the Merger Proposal will require a special resolution, being a resolution passed by the affirmative vote of at least two-thirds of the votes cast by the shareholders present or represented by proxy and entitled to vote at the meeting, as set out above. Accordingly, assuming that a quorum is present, a PC3 shareholder’s failure to vote, as well as an abstention or a broker non-vote, will have no effect on the outcome of the Merger Proposal. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum but will not count as votes cast at the extraordinary general meeting. The approval of the Business Combination Proposal and the Merger Proposal is a condition to the consummation of the Business Combination.

Recommendation of the PC3 Board

THE PC3 BOARD UNANIMOUSLY RECOMMENDS THAT PC3 SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL

The existence of financial and personal interests of one or more of PC3’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of PC3 and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, PC3’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Interests of PC3’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

SHAREHOLDER PROPOSAL NO. 3 — THE ORGANIZATIONAL DOCUMENTS PROPOSALS

Overview

PC3 is asking its shareholders to approve (a) the change of name of PC3 to RBio Cayman Ltd and (b) the amendment and restatement of PC3’s Amended and Restated Memorandum and Articles of Association in the form attached hereto as Annex G (the “Proposed Cayman Constitutional Documents”), which, in the judgment of the PC3 Board, is necessary to adequately address the needs of PC3 following the consummation of the Business Combination. The Proposed Cayman Constitutional Documents will replace PC3’s current Cayman Constitutional Documents, as described above in the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal.”

The following is a summary of the key changes effected by the Proposed Cayman Constitutional Documents, but this summary is qualified in its entirety by reference to the full text of the Proposed Cayman Constitutional Documents, a copy of which is included as Annex G:

●	change the name of PC3 to “RBio Cayman Ltd”;

●	delete the provisions relating to PC3’s status as a blank check company and retain the default of perpetual existence under the Cayman Islands Companies Act; and

●	provide for only one class of directors on the PC3 Board.

Reasons for the Amendments

Each of these amendments was negotiated as part of the Business Combination. The PC3 Board’s reasons for proposing each of these key changes effected by the Proposed Cayman Constitutional Documents are set forth below.

●	Changing the name from “Perception Capital Corp. III” to “RBio Cayman Ltd”.

●	Deleting provisions specific to PC3’s status as a blank check company. This revision is desirable because such provisions will serve no purpose following the Business Combination.

●	The PC3 Board believes that a classified board of directors is not necessary given that PC3, after the Business Combination, will be a wholly-owned subsidiary of NewPubco.

Vote Required for Approval

The approval of each of the Organizational Documents Proposals requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of two-thirds of the PC3 Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions, and broker non-votes will count as present for the purposes of establishing a quorum, but will not count as votes cast at the extraordinary general meeting.

The Organizational Documents Proposals are conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the other Condition Precedent Approvals is not approved, the Organizational Documents Proposals will have no effect, even if approved by holders of PC3 Ordinary Shares.

Resolution

The full text of the resolutions to be passed is as follows:

“RESOLVED, as a special resolution, that, with effect from the effective time of the PC3 Merger, the name of PC3 be changed from “Perception Capital Corp. III” to “RBio Cayman Ltd”.

RESOLVED, as a special resolution, that, with effect from the effective time of the PC3 Merger, the amended and restated memorandum and articles of association of PC3 currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association attached to this proxy statement/prospectus as Annex G.”

Recommendation of the PC3 Board

THE PC3 BOARD UNANIMOUSLY RECOMMENDS THAT PC3 SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSALS.

SHAREHOLDER PROPOSAL NO. 4 — THE NON-BINDING GOVERNANCE PROPOSALS

Overview

PC3 is asking its shareholders to vote on the governance provisions referred to below, which are included in the Proposed Certificate of Incorporation and the Proposed Bylaws of NewPubco (the “Proposed Organizational Documents”). In accordance with SEC guidance, this proposal is being presented as separate sub-proposals to give shareholders the opportunity to present their separate views on important corporate governance provisions. Each sub-proposal will be voted upon on a non-binding advisory basis.

In the judgment of the PC3 Board, these provisions are necessary to adequately address the needs of NewPubco and its stockholders following the consummation of the Business Combination. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, PC3 intends that the Proposed Organizational Documents, in the forms set forth on Annex H and Annex I, will take effect at consummation of the Business Combination.

Proposal No. 4A: Change the Authorized Capital Stock

Description of Provision

The Proposed Certificate of Incorporation provides for a single class of common stock of the post-combination company entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote (other than certain amendments relating to preferred stock). Further, the Proposed Certificate of Incorporation will provide that the number of authorized shares of common stock will be [●]. The Proposed Certificate of Incorporation would also provide for [●] shares of preferred stock, which is the same as [●] preference shares of PC3 currently authorized.

Reasons for Provision

Our Board believes this provision of the Proposed Certificate of Incorporation will simplify our corporate structure to a single class of common stock, while also providing us with flexibility in meeting future corporate needs and requirements by providing authorized shares of common stock and preferred stock. These shares will be available for issuance from time to time as determined by the NewPubco Board for any proper corporate purpose, including additional equity financings, without the expense and delay associated with a special stockholders’ meeting, except where required by applicable rules, regulations and laws.

Proposal No. 4B: Change the Process to Amend the Bylaws

Description of Provision

We have proposed in the Proposed Certificate of Incorporation that the NewPubco Board have the power to adopt, amend, alter or repeal the Proposed Bylaws. The Proposed Bylaws also may be adopted, amended, altered or repealed by the stockholders by the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of capital stock of NewPubco entitled to vote generally in the election of directors, voting together as a single class.

Reasons for Provision

Our Board believes that that these changes will protect key provisions of the post-combination company’s bylaws and prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders. The Board has determined that the provisions of Article VIII of the Proposed Certificate of Incorporation are in the best interests of NewPubco and its stockholders.

Proposal No. 4C: No Right to Call Special Meetings

Description of Provision

The Proposed Certificate of Incorporation stipulates that, subject to the rights of Preferred Stockholders and unless required by law, special meetings of stockholders may only be called by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board. Under the Proposed Organizational Documents, stockholders have no power to call a special meeting.

Reasons for Provision

Limiting the stockholders’ ability to call a special meeting limits the opportunities for minority stockholders to remove directors, amend organizational documents or take other actions without the NewPubco Board’s consent or to call a stockholders’ meeting to otherwise advance a minority stockholder’s agenda. This provision is intended to avoid distraction of management caused by holding meetings in addition to the annual meeting unless a majority of NewPubco Board determines such expense and management focus is warranted.

Proposal No. 4D: Action by Written Consent of the Stockholders

Description of Provision

The Proposed Certificate of Incorporation and the Proposed Bylaws provide that no action shall be taken by the stockholders of NewPubco except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent.

Reasons for Provision

NewPubco Board believes that it is desirable to prohibit stockholder action by written consent as a prudent corporate governance measure to reduce the possibility that a block of stockholders could take corporate actions without the benefit of a stockholder meeting to consider important corporate issues.

Proposal No. 4E: Appointment and Removal of Directors

Description of Provision

The Proposed Certificate of Incorporation provides that, except as otherwise required by law and subject to any rights of holders of any then-outstanding series of NewPubco preferred stock to elect directors under specified circumstances, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the NewPubco Board may only be filled (and in the case of a newly created directorship, their class chosen) by the affirmative votes of a majority of the members of the NewPubco Board, although less than a quorum, or by a sole remaining director. The Proposed Certificate of Incorporation further provides that a director may be removed from office at any time, but only for cause, by a vote of at least two thirds of the shares of capital stock of NewPubco then entitled to vote at an election of directors.

Reasons for Provision

The NewPubco Board believes that this provision protects all stockholders against the potential self-interested actions by one or a few large stockholders, thereby enhancing the likelihood of continuity and stability in the composition of NewPubco Board.

Proposal No. 4F: Delaware as Exclusive Forum

Description of Provision

The Proposed Certificate of Incorporation provides that, unless NewPubco consents in writing to the selection of an alternative forum (which would require the approval of a majority of the NewPubco Board), (A) (i) any derivative action or proceeding brought on behalf of NewPubco, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of NewPubco to NewPubco or NewPubco’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Proposed Certificate of Incorporation or the Proposed Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the United States District Court for the District of Delaware; and (B) the United States District Court for the District of Delaware shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision in the Proposed Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, which suits must be brought in the United States District Court for the District of Delaware.

Reasons for Provision

Adopting Delaware as the exclusive forum for certain stockholder litigation is intended to assist NewPubco in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to ensure consistent consideration of the issues, the application of a well-known body of case law and high level of judicial expertise, and should promote efficiency and cost savings in the resolutions of such claims. The NewPubco Board believes that the Delaware courts are best suited to address disputes involving such matters, given that, after the Business Combination, NewPubco will be incorporated in Delaware.

Vote Required

The approval of the Non-Binding Governance Proposals requires an ordinary resolution, being the affirmative vote of the holders of a majority of the PC3 Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting. A broker non-vote, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the extraordinary general meeting.

As discussed above, a vote to approve the Non-Binding Governance Proposals is an advisory vote, and therefore, is not binding on PC3, NewPubco or their respective boards of directors. Accordingly, regardless of the outcome of the non-binding advisory vote, PC3 and NewPubco intend that the Proposed Certificate of Incorporation, in the form set forth on Annex H, and the Proposed Bylaws, in the form set forth on Annex I, and containing the provisions noted above, will take effect at consummation of the Business Combination, assuming adoption of the Condition Precedent Approvals.

Resolution to Be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, on a non-binding advisory basis, to approve each of the following proposals 4A–4F:

Proposal No. 4A: Change the Authorized Capital Stock

To approve and adopt provisions in the Proposed Certificate of Incorporation to authorize [●] shares of NewPubco Common Stock and [●] shares of NewPubco preferred stock, par value $0.0001 per share, compared to the currently authorized share capital of PC3 of 300,000,000 PC3 Class A Ordinary Shares, 30,000,000 PC3 Class B Ordinary Shares and 1,000,000 preference shares, par value $0.0001 per share.

Proposal No. 4B: Change the Process to Amend the Bylaws

To approve and adopt provisions in the Proposed Certificate of Incorporation to provide that the NewPubco Board have the power to adopt, amend, alter or repeal the Proposed Bylaws and that the Proposed Bylaws may also be adopted, amended, altered or repealed by the stockholders by the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of capital stock of NewPubco entitled to vote generally in the election of directors, voting together as a single class.

Proposal No. 4C: No Right to Call Special Meetings

To approve and adopt provisions in the Proposed Certificate of Incorporation providing that, unless required by law, special meetings of stockholders may only be called by the NewPubco Board. NewPubco’s chief executive officer, or the chairman of the NewPubco Board.

Proposal No. 4D: Action by Written Consent of the Stockholders

To approve and adopt provisions in the Proposed Certificate of Incorporation and Proposed Bylaws to provide that (i) no action shall be taken by the stockholders of NewPubco except at an annual or special meeting of stockholders called in accordance with the Bylaws, and (ii) no action shall be taken by the stockholders by written consent.

Proposal No. 4E: Appointment and Removal of Directors

To approve and adopt provisions in the Proposed Certificate of Incorporation to provide that (i) a person may be appointed to be a director, either to fill a vacancy or as an additional director, only by affirmative vote of a majority of NewPubco Board and that (ii) a director may be removed from office at any time, but only for cause, by the affirmative vote of holders of not less than two thirds of the voting power of the shares of capital stock of NewPubco then entitled to vote at an election of directors.

Proposal No. 4F: Delaware as Exclusive Forum

To approve and adopt provisions in the Proposed Certificate of Incorporation to provide that, unless a majority of the NewPubco Board consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the United States District Court for the District of Delaware), to the fullest extent permitted by law, will be the sole and exclusive forum for the types of actions or proceedings under Delaware statutory or common law, and the United States District Court for the District of Delaware will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.”

Recommendation of the PC3 Board

THE PC3 BOARD UNANIMOUSLY RECOMMENDS THAT PC3 SHAREHOLDERS VOTE “FOR” THE NON-BINDING GOVERNANCE PROPOSALS.

SHAREHOLDER PROPOSAL NO. 5 — THE INCENTIVE PLAN PROPOSAL

PC3 is asking its shareholders to approve by ordinary resolution the assumption of the Equity Incentive Plan and any grants or awards issued thereunder.

The following is a summary of the material features of the Equity Incentive Plan. This summary is qualified in its entirety by the full text of the Equity Incentive Plan, a copy of which is attached to this proxy statement/prospectus as Annex J.

Summary of the Equity Incentive Plan

The Equity Incentive Plan will be adopted by the PC3 Board prior to the Closing, subject to PC3 shareholder approval, and will become effective upon the date immediately prior to the Closing (the “Equity Incentive Plan Effective Date”).

Pursuant to the Business Combination Agreement, NewPubco will reserve [●] percent ([●]%) of the fully diluted, and as converted, outstanding shares of NewPubco Common Stock immediately following the Closing of the Business Combination, for issuance to officers, directors, employees, consultants, and advisors of NewPubco pursuant to an equity incentive plan, which will be duly adopted by the PC3 Board of directors and approved by the PC3 shareholders. The Equity Incentive Plan will be adopted in connection with the Business Combination.

This section summarizes certain principal features of the Equity Incentive Plan, which may be subject to change. The summary is qualified in its entirety by reference to the complete text of the Equity Incentive Plan.

Awards

The Equity Incentive Plan allows the NewPubco to make equity and equity-based incentive awards to officers, employees, directors, consultants, and advisors. The PC3 Board anticipates that providing such persons with a direct stake in the NewPubco will assure a closer alignment of the interests of such individuals with those of the NewPubco and its stockholders, thereby stimulating their efforts on the NewPubco’s behalf and strengthening their desire to remain with the NewPubco.

The Equity Incentive Plan will provide for the grant of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Compensation Awards. No determination has been made as to the types or amounts of awards that will be granted to certain individuals pursuant to the Equity Incentive Plan. All awards will be set forth in an award agreement which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations.

A brief description of each award type follows.

●	Non-Qualified Stock Options or “NQSO” means the right to purchase shares pursuant to terms and conditions that are not intended to be, or do not qualify as, an Incentive Stock Options;

●	Incentive Stock Options or “ISO” means the right to purchase shares pursuant terms and conditions that are intended to qualify as, and that satisfy the requirements applicable to, an incentive equity option within the meaning of Code Section 422 of the United States Internal Revenue Code of 1986, as amended;

●	Stock Appreciation Rights or “SAR” means a right, designated as an SAR, to receive the appreciation in the fair market value of shares;

●	Restricted Stock means an award of shares subject to vesting conditions;

●	Restricted Stock Units or “RSUs” shall mean a right to receive shares or cash upon vesting; and

●	Performance Compensation Awards means an award granted to a participant that entitles the participant to delivery of shares upon achievement of performance goals.

It is expected that [●] percent ([●]%) of the fully diluted, and as converted, outstanding shares of NewPubco Common Stock immediately following the Closing, will be initially reserved for the issuance of awards under the Equity Incentive Plan (the “Initial Limit”). The Initial Limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in the NewPubco’s capitalization. The maximum aggregate number of shares of NewPubco Common Stock that may be issued upon exercise of incentive stock options under the Equity Incentive Plan shall not exceed the Initial Limit, as adjusted. Shares underlying any awards under the Equity Incentive Plan that are forfeited, cancelled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the Equity Incentive Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares that may be issued as incentive stock options.

The Equity Incentive Plan contains a limitation whereby the value of all awards under the Equity Incentive Plan and all other cash compensation paid by the NewPubco to any non-employee director may not exceed seven hundred fifty thousand dollars ($750,000) in any calendar year.

The Equity Incentive Plan will be administered by the compensation committee of the NewPubco’s Board, the NewPubco’s Board or such other similar committee pursuant to the terms of the Equity Incentive Plan. The plan administrator, which initially will be the compensation committee of the NewPubco’s Board, will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Equity Incentive Plan. The plan administrator may delegate to a committee consisting of one or more officers of the NewPubco, including the Chief Executive Officer of the NewPubco, the authority to awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not members of the delegated committee, subject to certain limitations and guidelines.

Persons eligible to participate in the Equity Incentive Plan will be officers, employees, non-employee directors, consultants, and advisors of the NewPubco and its subsidiaries as selected from time to time by the plan administrator in its discretion. After giving effect to the Business Combination, it is expected that approximately [●] individuals will be eligible to participate in the Equity Incentive Plan, which includes approximately [●] officers, [●] employees who are not officers, [●] non-employee directors, and [●] consultants/independent contractors.

The Equity Incentive Plan permits the granting of both options to purchase NewPubco Common Stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the Equity Incentive Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the NewPubco and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive awards under the Equity Incentive Plan. The option exercise price of each option will be determined by the plan administrator but generally may not be less than 100% of the fair market value of the common stock of the NewPubco on the date of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. The term of each option will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the plan administrator or by delivery (or attestation to the ownership) of NewPubco Common Stock that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the plan administrator may permit non-qualified options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.

The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to NewPubco Common Stock, or cash, equal to the value of the appreciation in the NewPubco’s stock price over the exercise price. The exercise price generally may not be less than 100% of the fair market value of the NewPubco Common Stock on the date of grant. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

The plan administrator may award restricted shares of NewPubco Common Stock and restricted stock units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the NewPubco through a specified vesting period. The plan administrator may also grant shares of NewPubco Common Stock that are free from any restrictions under the Equity Incentive Plan. Unrestricted stock may be granted to participants in recognition of past services or for other valid consideration and may be issued in lieu of cash compensation due to such participant. The plan administrator may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares NewPubco. Common Stock

The plan administrator may grant cash-based awards under the Equity Incentive Plan to participants, subject to the achievement of certain performance goals, including continued employment with the NewPubco. The Equity Incentive Plan requires the plan administrator to make appropriate adjustments to the number of shares of NewPubco Common Stock that are subject to the Equity Incentive Plan, to certain limits in the Equity Incentive Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Except as set forth in a stock award agreement issued under the Equity Incentive Plan, in the event of (i) a transfer of all or substantially all of the NewPubco’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the NewPubco with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of NewPubco’s then outstanding capital stock, each outstanding stock award (vested or unvested) will be treated as the plan administrator determines, which may include (a) NewPubco’s continuation of such outstanding stock awards (if NewPubco is the surviving corporation); (b) the assumption of such outstanding stock awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (d) the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); or (e) the opportunity for participants to exercise the stock options prior to the occurrence of the corporate transaction and the termination (for no consideration) upon the consummation of such corporate transaction of any stock options not exercised prior thereto.

The Equity Incentive Plan provides that a stock award may be subject to additional acceleration of vesting and exercisability upon or after a “Change in Control” (as defined in the Equity Incentive Plan) as may be provided in the award agreement for such stock award or as may be provided in any other written agreement between the NewPubco or any affiliate and the participant, but in the absence of such provision, no such acceleration will occur.

Participants in the Equity Incentive Plan are responsible for the payment of any federal, state or local taxes that the NewPubco or its subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation of the NewPubco or its subsidiaries to be satisfied, in whole or in part, by the applicable entity withholding from shares of NewPubco Common Stock to be issued pursuant to award shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of the NewPubco or its subsidiaries to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the NewPubco or its subsidiaries in an amount that would satisfy the withholding amount due.

The Equity Incentive Plan generally does not allow for the transfer or assignment of awards, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; however, the plan administrator may permit the transfer of non-qualified stock options by gift to an immediate family member, to trusts for the benefit of family members, or to partnerships in which such family members are the only partners.

The plan administrator may amend or discontinue the Equity Incentive Plan and the plan administrator may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may materially and adversely affect rights under an award without the holder’s consent. Certain amendments to the Equity Incentive Plan will require the approval of the NewPubco’s stockholders. Generally, without shareholder approval, (i) no amendment or modification of the Equity Incentive Plan may reduce the exercise price of any stock option or the strike price of any stock appreciation right, (ii) the plan administrator may not cancel any outstanding stock option or stock appreciation right where the fair market value of the common stock underlying such stock option or stock appreciation right is less than its exercise price and replace it with a new option or stock appreciation right, another award or cash and (iii) the plan administrator may not take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange.

All stock awards granted under the Equity Incentive Plan will be subject to recoupment in accordance with any clawback policy that NewPubco is required to adopt pursuant to the listing standards of any national securities exchange or association on which NewPubco securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the NewPubco board may impose such other clawback, recovery or recoupment provisions in a stock award agreement as the NewPubco Board determines necessary or appropriate. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with NewPubco.

No awards may be granted under the Equity Incentive Plan after the date that is ten years from the Equity Incentive Plan Effective Date. No awards under the Equity Incentive Plan have been made prior to the date of this proxy statement/prospectus.

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the Equity Incentive Plan, a copy of which is attached to the proxy statement/prospectus as Annex J be adopted and approved.”

Recommendation of the PC3 Board

THE PC3 BOARD UNANIMOUSLY RECOMMENDS THAT THE PC3 STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE EQUITY INCENTIVE PLAN PROPOSAL.

The existence of financial and personal interests of one or more of NewPubco’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of NewPubco and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, NewPubco’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section titled “Business Combination Proposal — Interests of NewPubco’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

SHAREHOLDER PROPOSAL NO. 6 — THE ADJOURNMENT PROPOSAL

The Adjournment Proposal allows the PC3 Board to submit a proposal to approve, by ordinary resolution, the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the extraordinary general meeting to constitute a quorum or to approve any of the proposals presented at the extraordinary general meeting. The purpose of the Adjournment Proposal is to permit further solicitation of proxies and votes that would increase the likelihood of obtaining a favorable vote on the proposals presented at the extraordinary general meeting. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of PC3’s Directors and Executive Officers in the Business Combination.”

Consequences if the Adjournment Proposal Is Not Approved

If the Adjournment Proposal is presented to the extraordinary general meeting and is not approved by the shareholders, the PC3 Board may not be able to adjourn the extraordinary general meeting to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the extraordinary general meeting to constitute a quorum or to approve any of the proposals presented at the extraordinary general meeting. In such events, the Business Combination would not be completed.

Vote Required for Approval

The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the PC3 Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting.

The Adjournment Proposal is not conditioned upon any other proposal.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes to constitute a quorum or to approve one or more proposals at the extraordinary general meeting be approved.”

Recommendation of the PC3 Board

THE PC3 BOARD UNANIMOUSLY RECOMMENDS THAT PC3 SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of one or more of PC3’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of PC3 and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, PC3’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Shareholder Proposal No. 1 — The Business Combination Proposal — Interests of PC3’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax considerations applicable to (i) U.S. Holders (as defined below) of PC3 Class A Ordinary Shares or PC3 Public Warrants (collectively, “PC3 securities”), as a consequence of (A) electing to have your shares redeemed for cash, and (B) the PC3 Merger; and (ii) non-U.S. Holders as a consequence of the ownership and disposition of NewPubco Common Stock and NewPubco Warrants (collectively, “NewPubco securities”) after the Business Combination. This discussion addresses only those holders that hold PC3 securities or NewPubco securities, as applicable, as capital assets within the meaning of Section 1221 of the Code (generally property held for investment).

This discussion does not address the U.S. federal income tax consequences to the Sponsor, the Sponsor Persons, or any holders of PC3 Class B Ordinary Shares and/or PC3 Private Placement Warrants. In addition, this discussion does not address all U.S. federal income tax considerations that may be relevant to any particular investor’s particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply to investors subject to special rules under U.S. federal income tax law, such as:

●	banks, financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market tax accounting rules;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	pension funds;

●	mutual funds;

●	regulated investment companies;

●	real estate investment trusts;

●	persons that acquired PC3 securities or who will hold NewPubco securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	tax-exempt organizations (including private foundations);

●	persons that hold PC3 securities or who will hold NewPubco securities as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale,” “wash sale,” or other integrated or similar transaction for U.S. federal income tax purposes;

●	persons that have a functional currency other than the U.S. dollar;

●	U.S. expatriates or former long-term residents of the U.S.;

●	persons owning or considered as owning (directly, indirectly, or through attribution) five percent (5%) (measured by vote or value) or more of the PC3 Class A Ordinary Shares, or, following the Business Combination, NewPubco Common Stock (except as specifically provided below);

●	persons who acquire NewPubco securities as part of or in connection with any Financing Agreement;

●	accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the Code;

●	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes, including S corporations) and any beneficial owners of such partnerships or other pass-through entities; and

●	controlled foreign corporations or passive foreign investment companies, all of whom may be subject to tax rules that differ materially from those summarized below.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entity holds PC3 securities or NewPubco securities, the tax treatment of a partner or other member in such partnership or other pass-through entity generally will depend upon the status of the partner or other member, the activities of the partnership or other pass-through entity and certain determinations made at the partner or member level. If you are a partner or member of a partnership or other pass-through entity holding PC3 securities or NewPubco securities, you are urged to consult your tax advisor regarding the tax consequences to you of a redemption, the PC3 Merger, and/or the ownership and disposition of NewPubco securities by the partnership or other pass-through entity.

This discussion is based on the Code, the Treasury Regulations, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. PC3 has not sought, and does not intend to seek, any rulings from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax considerations described herein. Accordingly, there can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH HOLDER OF THE BUSINESS COMBINATION AND THE OWNERSHIP AND DISPOSITION OF HOLDCO SECURITIES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a U.S. Holder. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of PC3 securities or NewPubco securities, as the case may be, that is, for U.S. federal income tax purposes:

●	an individual who is a U.S. citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Tax Consequences of Exercising Redemption Rights

If you are a U.S. Holder and elect to redeem some or all of your PC3 Class A Ordinary Shares pursuant to the redemption provisions described in this proxy statement/prospectus (a “Redemption”), subject to the discussion below of the rules applicable to a PFIC, the treatment of the transaction for U.S. federal income tax purposes generally will depend on whether the Redemption qualifies as a sale of the PC3 Class A Ordinary Shares under Section 302 of the Code that is taxable as described below under the heading “—Taxation of Sale or Exchange,” or rather as a distribution that is taxable as described below under the heading “ —Taxation of Distributions.” Generally, whether the Redemption qualifies for sale or distribution treatment will depend largely on the total number of PC3 shares held or treated as held by the U.S. Holder immediately after the Redemption (including any shares constructively owned by the U.S. Holder as a result of owning PC3 Public Warrants and taking into account any ownership in NewPubco Common Stock and/or NewPubco Warrants immediately after the Business Combination) relative to the total number of PC3 shares held or treated as held by the U.S. Holder immediately before such Redemption. A Redemption generally will be treated as a sale of PC3 Class A Ordinary Shares (rather than as a distribution) if the Redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in PC3 or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder generally takes into account not only stock actually owned by the U.S. Holder, but also PC3 shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include PC3 Class A Ordinary Shares which could be acquired pursuant to the exercise of any PC3 Public Warrants held by it (and, after the completion of the Business Combination, NewPubco Common Stock which could be acquired by exercise of NewPubco Warrants). In order to meet the substantially disproportionate test, the percentage of outstanding voting stock of PC3 (including the NewPubco Common Stock received in exchange therefor) actually and constructively owned by the U.S. Holder immediately following the Redemption must, among other requirements, be less than 80% of such voting stock actually and constructively owned by the U.S. Holder immediately before the Redemption. Because, prior to the PC3 Merger, the PC3 Class A Ordinary Shares may not be considered voting stock, it is unclear whether this test could be satisfied by a U.S. Holder. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the PC3 shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the PC3 Class A Ordinary Shares actually owned by the U.S. Holder are redeemed, and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members, the U.S. Holder does not constructively own any other stock and certain other requirements are met. A Redemption will not be essentially equivalent to a dividend if such Redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in PC3. Whether the Redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in PC3 will depend on the particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the Redemption will be treated as a distribution and the tax effects will be as described below under “—Taxation of Distributions.”

U.S. Holders of the PC3 Class A Ordinary Shares considering exercising their redemption rights are urged to consult their tax advisors to determine whether the Redemption would be treated as a sale or as a distribution under the Code.

Taxation of Sale or Exchange

Subject to the PFIC rules discussed below, if a Redemption qualifies as a sale of a PC3 Class A Ordinary Share (rather than a distribution with respect to such PC3 Class A Ordinary Share), a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the cash received in the Redemption and (ii) the U.S. Holder’s adjusted tax basis in such PC3 Class A Ordinary Share. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such PC3 Class A Ordinary Share exceeds one year. It is unclear, however, whether the redemption rights of a U.S. Holder with respect to the PC3 Class A Ordinary Shares may suspend the running of the applicable holding period for this purpose. Net short-term capital gain generally is taxed at regular ordinary income tax rates. Long-term capital gain realized by a non-corporate U.S. Holder generally may be taxable at reduced rates. The deductibility of capital losses is subject to limitations.

Taxation of Distributions

Subject to the PFIC rules discussed below, if a Redemption is taxable as a distribution for U.S. federal income tax purposes, such distribution generally will be taxable as a dividend for U.S. federal income tax purposes to the extent paid from PC3’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of PC3’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its PC3 Class A Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the PC3 Class A Ordinary Shares and will be treated as described above under “—Taxation of Sale or Exchange.”

Amounts treated as dividends that PC3 pays to a U.S. Holder that is a taxable corporation generally will be taxed at regular rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate only if the PC3 Class A Ordinary Shares are readily tradable on an established securities market in the United States, PC3 is not treated as a PFIC at the time the dividend was paid or in the preceding year and provided certain holding period requirements are met. Because PC3 believes that it has been a PFIC since its first taxable year and that it will be a PFIC for its current taxable year (as discussed below under “PFIC Rules”), dividends that PC3 pays to a non-corporate U.S. Holder will not constitute “qualified dividends” that would be taxable at a reduced rate.

Tax Consequences of the PC3 Merger

In General

It is intended that the PC3 Merger, taken together with the Share Exchange, will constitute an integrated transaction that qualifies under Section 351(a) of the Code (the “Intended Tax Treatment”). The parties to the Business Combination Agreement have agreed to report PC3 Merger, together with the Share Exchange, consistently with the Intended Tax Treatment for U.S. federal income tax purposes.

The closing of the Business Combination is not conditioned upon the receipt of an opinion of counsel or a ruling from the IRS regarding the U.S. federal income tax treatment of the Business Combination, and no opinion of counsel or ruling from the IRS will be requested regarding such treatment. Accordingly, no assurance can be given that the IRS will not challenge the qualification of the PC3 Merger for the Intended Tax Treatment or that a court will not sustain such a challenge by the IRS.

U.S. Holders of PC3 Class A Ordinary Shares

If the PC3 Merger, taken together with the Share Exchange, qualifies for the Intended Tax Treatment, a U.S. Holder that exchanges PC3 Class A Ordinary Shares in the PC3 Merger for NewPubco Common Stock generally should not recognize any gain or loss on such exchange, subject to the PFIC rules discussed below and subject to the discussion below regarding the treatment of U.S. Holders that exchange both PC3 Class A Ordinary Shares and PC3 Public Warrants. In such case, assuming gain recognition is not required under the PFIC rules as described below, the aggregate adjusted tax basis of the NewPubco Common Stock received in the PC3 Merger by a U.S. Holder should be equal to the adjusted tax basis of the PC3 Class A Ordinary Shares surrendered in the PC3 Merger in exchange therefor and the holding period of the NewPubco Common Stock should include the holding period during which the PC3 Class A Ordinary Shares surrendered in the PC3 Merger in exchange therefor.

If the PC3 Merger, taken together with certain related transactions, does not qualify for the Intended Tax Treatment, a U.S. Holder that exchanges PC3 Class A Ordinary Shares in the PC3 Merger for NewPubco Common Stock generally would be required to recognize gain or loss equal to the difference, if any, between (i) the fair market value of the NewPubco Common Stock received by such U.S. Holder and (ii) such U.S. Holder’s adjusted tax basis in the PC3 Class A Ordinary Shares exchanged therefor. Subject to the PFIC rules discussed below, such gain or loss would be capital gain or loss and generally would be long-term capital gain or loss if the U.S. Holder’s holding period for such PC3 Class A Ordinary Shares exceeds one year. It is unclear, however, whether the redemption rights of a U.S. Holder with respect to the PC3 Class A Ordinary Shares may suspend the running of the applicable holding period for this purpose. Net short-term capital gain generally is taxed at regular ordinary income tax rates. Long-term capital gain recognized by non-corporate U.S. Holders may be taxed at reduced rates. The deductibility of capital losses is subject to limitations. A U.S. Holder would have an aggregate tax basis in any NewPubco Common Stock received in the PC3 Merger that is equal to the fair market value of such NewPubco Common Stock as of the effective date of the PC3 Merger, and the holding period of such NewPubco Common Stock would begin on the day following the PC3 Merger.

U.S. Holders of PC3 Public Warrants

The PC3 Public Warrants are currently each exercisable for one PC3 Class A Ordinary Share and will become, pursuant to the PC3 Merger, NewPubco Warrants each exercisable for one NewPubco Ordinary Share following the Business Combination.

A U.S. Holder of PC3 Public Warrants that does not also exchange PC3 Class A Ordinary Shares for NewPubco Common Stock in the PC3 Merger generally would recognize gain or loss in an amount equal to the difference between the fair market value of the NewPubco Warrants deemed received and such holder’s tax basis in the PC3 Public Warrants deemed exchanged therefor.

If a U.S. Holder of PC3 Public Warrants also exchanges PC3 Class A Ordinary Shares for NewPubco Common Stock in the PC3 Merger, and if the PC3 Merger, taken together with certain related transactions, qualifies for the Intended Tax Treatment, such holder generally would recognize gain, but not loss, equal to the lesser of (i) such holder’s “realized gain” from the exchange (generally the excess of the fair market value of the NewPubco securities received over such stockholder’s aggregate tax basis in the PC3 securities exchanged therefor), and (ii) the fair market value of the NewPubco Warrants deemed received.

Subject to the PFIC rules discussed below, any gain recognized by a U.S. Holder whose PC3 Public Warrants become NewPubco Warrants pursuant to the PC3 Merger would generally be long-term capital gain if the holder’s holding period for the PC3 Public Warrants was more than one year at the time of the PC3 Merger, and the holder’s holding period in the NewPubco Warrants would begin on the day following the exchange. The U.S. Holder’s tax basis in the NewPubco Warrants received in the exchange would be equal to their fair market value at the time of the PC3 Merger.

PFIC Rules

In General

The treatment of U.S. Holders of PC3 securities could be materially different from that described above if PC3 is treated as a PFIC for U.S. federal income tax purposes.

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Cash and cash equivalents generally are passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation, and received directly its proportionate share of the income of the other corporation.

The application of the PFIC rules to warrants is uncertain. The Code provides that, to the extent provided in Treasury Regulations, if any person has an option to acquire shares of a PFIC, the shares will be considered as owned by that person for purposes of the PFIC rules. Under proposed Treasury Regulations that have a retroactive effective date, an option to acquire shares of a PFIC is generally treated as ownership of those PFIC shares. The remainder of this discussion assumes that the PFIC rules will apply to PC3 Public Warrants if PC3 were a PFIC. However, U.S. Holders should consult their tax advisers regarding the application of the PFIC rules to PC3 Public Warrants prior to the finalization of the proposed Treasury Regulations.

If non-U.S. corporation is treated as a PFIC during a U.S. Holder’s holding period, it will, with respect to such U.S. Holder, always be treated as a PFIC, regardless of whether it satisfied either of the qualification tests in subsequent years, subject to certain exceptions (such as upon making a “deemed sale” election).

The adverse impact of the PFIC rules on a U.S. Holder that holds shares in a PFIC may generally be mitigated if the U.S. Holder makes a timely qualified electing fund (“QEF”) election or mark-to-market election for the PFIC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) shares, or a QEF election along with an applicable purging election (each, a “PFIC Election”).

PFIC Status of PC3

Because PC3 is a blank check company with no current active business (as determined for purposes of the PFIC rules), PC3 believes that it has been a PFIC since its first taxable year and that it will be a PFIC for its current taxable year.

Application of the PFIC Rules to a Redemption

If a U.S. Holder does not make or is not eligible to make a PFIC Election, the U.S. Holder will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition PC3 securities, and (ii) any “excess distribution” on PC3 securities (generally, any distributions in excess of 125% of the average of the annual distributions on PC3 securities during the preceding three taxable years or the U.S. Holder’s Holding period, for the PC3 securities that preceded the taxable year of the distribution whichever is shorter). Generally, under this excess distribution regime

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the PC3 securities;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of PC3’s first taxable year in which PC3 is a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

●	an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

Assuming that PC3 is a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of PC3 Class A Ordinary Shares and that such U.S. Holder has not made a PFIC Election, such U.S. Holder generally will be subject to PFIC rules described above in connection with a Redemption. The application of such rules will depend upon whether the Redemption qualifies for sale or distribution treatment under the rules discussed above under “Tax Consequences of Exercising Redemption Rights.”

U.S. Holders should consult their tax advisers regarding the application of the PFIC rules to the exercise of their redemption rights, including with regard to any PFIC Elections that may be available.

Application of PFIC Rules to the PC3 Merger

Even if the exchange of PC3 Class A Ordinary Shares in the PC3 Merger for NewPubco Common Stock qualifies for the Intended Tax Treatment, a U.S. Holder that transfers PC3 securities pursuant to the PC3 Merger could nevertheless recognize gain if PC3 is a PFIC for any taxable year (or portion thereof) that is included in that U.S. Holder’s holding period. Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a U.S. Holder who disposes of stock of a PFIC recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed Treasury Regulations under Section 1291(f) of the Code have been promulgated with a retroactive effective date. If finalized in their current form or if the IRS successfully asserts that Section 1291(f) of the Code is self- executing notwithstanding the absence of final or temporary Treasury Regulations, a U.S. Holder of PC3 Class A Ordinary Shares may recognize gain in connection with the PC3 Merger if: (i) such U.S. Holder has not made a PFIC Election and (ii) NewPubco is not a PFIC in the taxable year that includes the day after the PC3 Merger. Any such gain generally would be subject to the PFIC rules described above under “—Application of the PFIC Rules to a Redemption.”

It is not possible to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code will be adopted and whether the IRS would assert that Section 1291(f) of the Code is self-executing notwithstanding the absence of final or temporary Treasury Regulations. Therefore, U.S. Holders of PC3 Class A Ordinary Shares that have not made a timely PFIC Election may, pursuant to the proposed Treasury Regulations, be subject to taxation under the PFIC rules on the PC3 Merger. Moreover, if the exchange of PC3 Class A Ordinary Shares in the PC3 Merger for NewPubco Common Stock does not qualify for the Intended Tax Treatment, or if a U.S. Holder recognizes gain on the deemed exchange of PC3 Public Warrants for NewPubco Warrants pursuant to the PC3 Merger, any gain recognized on such exchange generally would be subject to the PFIC rules described above under “—Application of the PFIC Rules to a Redemption.”

THE RULES DEALING WITH PFICS IN THE CONTEXT OF THE PC3 MERGER ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE CONSEQUENCES TO THEM OF THE PFIC RULES, AND WHETHER A QEF ELECTION, A MARK-TO-MARKET ELECTION OR ANY OTHER ELECTION IS AVAILABLE AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION, AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

PFIC Reporting Requirements

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder generally is required to file an IRS Form 8621 with such U.S. Holder’s U.S. federal income tax return and provide such other information as the IRS may require. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. Holder’s taxable years being open to audit by the IRS until such forms are properly filed.

Non-U.S. Holders

This section applies to you if you are a non-U.S. Holder. For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of PC3 securities or NewPubco securities, as the case may be, that is, for U.S. federal income tax purposes:

●	a nonresident alien individual, other than certain former citizens and residents of the United States;

●	a foreign corporation; or

●	a foreign estate or trust estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of a disposition of PC3 securities or NewPubco securities. A holder that is such an individual should consult its tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of PC3 securities or NewPubco securities.

Ownership of NewPubco Securities

Distributions on NewPubco Common Stock

The gross amount of any distribution on NewPubco Common Stock to a non-U.S. holder will, to the extent paid out of NewPubco’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), constitute a dividend and will be subject to a U.S. federal withholding tax on the gross amount of the dividend at a rate of 30%, unless (i) such dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), or (ii) such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). To the extent that the amount of the distribution exceeds NewPubco’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in its NewPubco Common Stock, and thereafter as gain realized from the sale of NewPubco Common Stock, the tax consequences of which would be the same as the consequences of recognizing gain on a sale or other disposition of NewPubco Common Stock as described below under the heading “— Sale, Exchange, Redemption or Other Taxable Disposition of NewPubco Securities.”

Dividends paid by NewPubco to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) will generally not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, the effectively connected income will be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. resident, unless an applicable income tax treaty provides otherwise. A corporate non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Sale, Exchange, Redemption or Other Taxable Disposition of NewPubco Securities

Subject to the discussion below under “Information Reporting and Backup Withholding” and “FATCA”, non-U.S. holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, redemption or other taxable disposition of NewPubco securities, unless either:

●	the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder); or

●	NewPubco is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for the applicable NewPubco security, except, in the case where shares of the NewPubco Common Stock are “regularly traded on an established securities market” (within the meaning of applicable U.S. Treasury regulations, referred to herein as “regularly traded”), (i) the non-U.S. holder is disposing of NewPubco Common Stock and has owned at all times, whether actually or based on the application of constructive ownership rules, 5% or less of the total shares of NewPubco Common Stock outstanding within the shorter of the five-year period preceding such disposition of NewPubco Common Stock or such non-U.S. holder’s holding period for such NewPubco Common Stock or (ii) the non-U.S. holder is disposing of NewPubco Public Warrants and has owned at all times, whether actually or based on the application of constructive ownership rules, 5% or less of the total fair market value of NewPubco Public Warrants (provided NewPubco Public Warrants are considered to be regularly traded) within the shorter of the five-year period preceding such disposition of such NewPubco Public Warrants or such non-U.S. holder’s holding period for such NewPubco Public Warrants.

Gain described in the first bullet point above will be subject to U.S. federal income tax as if the non-U.S. holder were a U.S. resident, unless an applicable income tax treaty provides otherwise. A corporate non-U.S. holder may also be subject to an additional “branch profits tax” at a rate of 30% (or a lower treaty rate).

With respect to the second bullet point above, NewPubco does not believe that it will be a USRPHC immediately after the Business Combination and does not anticipate becoming a USPRHC. However, because the determination of whether NewPubco is a USRPHC depends on the fair market value of its “United States real property interests,” relative to the fair market value of its non-U.S. real property interests and other business assets, there can be no assurance NewPubco will not become a USPRHC in the future. If, contrary to expectations, the second bullet point above applies to a non-U.S. holder, gain recognized by such holder will be subject to U.S. federal income tax as if the non-U.S. holder were a U.S. resident. In addition, the transferee in the sale, exchange, redemption or other taxable disposition may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such sale, exchange, redemption or other taxable disposition.

Possible Constructive Distributions

The terms of each NewPubco Warrant may provide for an adjustment to the number of shares of NewPubco Common Stock for which the NewPubco Warrant may be exercised or to the exercise price of the NewPubco Warrant in certain events. An adjustment that has the effect of preventing dilution generally is not taxable. A non-U.S. Holder of a NewPubco Warrant would, however, be treated as receiving a constructive distribution from NewPubco if, for example, the adjustment increases the holder’s proportionate interest in NewPubco’s assets or earnings and profits (e.g., through an increase in the number of shares of NewPubco Common Stock that would be obtained upon exercise of such warrant) as a result of a distribution of cash to the holders of the NewPubco Common Stock that is taxable to the non-U.S. Holders of such shares as described under “—Distributions on NewPubco Common Stock” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holder of such warrant received a cash distribution from NewPubco equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

Information reporting requirements may apply to cash received in redemption of PC3 Class A Ordinary Shares, dividends received or deemed received with respect to PC3 securities or NewPubco securities, and the proceeds received on the disposition of PC3 securities or NewPubco securities effected within the United States (and, in certain cases, outside the United States), in each case other than in the case of U.S. Holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent) or is otherwise subject to backup withholding. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and non-U.S. holders may be subject to backup withholding on amounts received in respect of their PC3 securities or NewPubco securities, in transactions effected in the United States or through certain U.S.-related financial intermediaries, unless the non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the holder’s U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

FATCA

Sections 1471 to 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) impose a 30% withholding tax on payments of U.S.-source dividends (including amounts treated as dividends received pursuant to a redemption of stock or a constructive distribution), and subject to the discussion of certain proposed Treasury Regulations below, on the gross proceeds from a sale, exchange or other taxable disposition of stock (including a redemption treated as a sale), in each case if paid to “foreign financial institutions” (which is broadly defined for this purpose and generally includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, certain non-U.S. Holders may be able to obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Non-U.S. Holders located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. Holders should consult their tax advisers regarding the possible implications of FATCA to the sale, exchange, or other taxable disposition of, or distribution (including constructive distribution) with respect to, the NewPubco securities. The IRS has released proposed Treasury Regulations that, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds from the sale, exchange or other taxable disposition of stock (including a redemption treated as a sale). In its preamble to such proposed Treasury Regulations, the IRS stated that taxpayers may generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued.

INFORMATION ABOUT PC3, NEWPUBCO AND PC3 MERGER SUBS

PC3

Overview

We are a blank check company incorporated in the Cayman Islands on March 17, 2021. Effective October 11, 2023, PC3 changed its name from “Portage Fintech Acquisition Corporation” in connection with a change in its primary sponsor, board of directors and management, as discussed below. PC3 was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. PC3 is an early stage and emerging growth company and, as such, PC3 is subject to all of the risks associated with early stage and emerging growth companies.

Initial Public Offering

The registration statement for the IPO was declared effective by the SEC on July 20, 2021. On July 23, 2021, PC3 consummated its IPO of 24,000,000 PC3 Units at $10.00 per unit, generating gross proceeds of $240.0 million.

PC3 incurred offering costs in the IPO totaling $14,355,016, consisting of $4,800,000 of underwriting fees, $8,400,000 of deferred underwriting fees, and $1,155,016 of other offering cost. PC3 granted the underwriters a 45-day option to purchase up to an additional 3,600,000 PC3 Units at the IPO price to cover over-allotments.

Simultaneously with the closing of the IPO, PC3 consummated the private placement of 6,333,334 PC3 Private Placement Warrants, at a price of $1.50 per private placement warrant with the Initial Sponsor, generating gross proceeds of $9,500,000.

Offering Proceeds Held in Trust

Upon the closing of the IPO and the private placement, $240.0 million ($10.00 per PC3 Unit) of the net proceeds of the IPO and certain of the proceeds of the private placement were placed in the Trust Account with CST acting as trustee and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by PC3, until the earlier of: (i) the completion of a business combination and (ii) the distribution of the Trust Account as described below. Per the trust amendment agreement dated July 27, 2023, PC3 has the authority to retain funds in an interest-bearing bank demand deposit account, where all trust funds are currently held.

On August 3, 2021, the underwriters notified PC3 of their intention to partially exercise the over-allotment option on August 5, 2021. As such, on August 5, 2021, PC3 consummated the sale of an additional 1,911,379 PC3 Units, at $10.00 per unit, and the sale of an additional 254,850 PC3 Private Placement Warrants, at $1.50 per private placement warrant, generating total gross proceeds of $19,113,790 and $382,275, respectively. The underwriters forfeited the balance of the over-allotment option. A total of $19,113,790 of the net proceeds was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $259,113,790. PC3 incurred additional offering costs of $1,051,258 in connection with the Over-Allotment (of which $668,983 was for deferred underwriting fees).

On August 15, 2022, one of the underwriters, Goldman Sachs, waived all rights to the Deferred Discount (as defined in the underwriting agreement, dated July 20, 2021, among PC3, Goldman Sachs and BTIG, LLC). The Deferred Discount was for an amount of approximately $6.5 million and was owed upon consummation by PC3 of an initial business combination.

First Extension

On July 21, 2023, PC3 held an extraordinary general meeting of shareholders at which PC3’s shareholders approved two proposals to amend the Articles. The first such amendment (the “First Extension Amendment”) extended the date by which PC3 must (1) consummate a business combination, (2) cease its operations except for the purpose of winding up if it fails to complete a Business Combination, and (3) redeem all of its public shares from July 23, 2023 to July 23, 2024 or such earlier date as determined by our Board to be in the best interests of PC3 (the “First Extension”). The second such amendment (the “Redemption Limitation Amendment” eliminated from the Articles the limitation that PC3 shall not redeem PC3 Class A Ordinary Shares sold in the IPO to the extent that such redemption would cause PC3’s net tangible assets to be less than $5,000,001.

In connection with the vote to approve the First Extension Amendment, holders of an aggregate of 22,001,009 PC3 Class A Ordinary Shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.41 per share, for an aggregate redemption amount of approximately $229.1 million, leaving approximately $40.7 million in the Trust Account and 3,910,370 PC3 Class A Ordinary Shares outstanding after such redemption.

Proposed Second Extension

Because the PC3 Board believes that there will not be sufficient time before July 23, 2024 to consummate an initial business combination, on June 18, 2024, PC3 filed a definitive proxy statement on Schedule 14A relating to an extraordinary general meeting in lieu of annual meeting of shareholders at which PC3’s shareholders will be asked to approve a proposal for the Second Extension Amendment to extend the date by which PC3 must (1) consummate a business combination, (2) cease its operations except for the purpose of winding up if it fails to complete a business combination, and (3) redeem all of its public shares from July 23, 2024 to April 23, 2025 or such earlier date as determined by the PC3 Board to be in the best interests of PC3 (the “Proposed Second Extension” and such date, the “Extended Date”). The public shareholders will have the right to redeem their public shares in connection with the vote for the Proposed Second Extension.

Non-Redemption Agreements

On July 14, 2023, July 17, 2023, July 18, 2023 and July 19, 2023, PC3 and the Initial Sponsor entered into non-redemption agreements (each, a “Non-Redemption Agreement”) with certain unaffiliated third parties in exchange for such holders agreeing either not to request redemption in connection with the First Extension or to reverse any previously submitted redemption demand in connection with the First Extension with respect to an aggregate of 2,166,667 PC3 Class A Ordinary Shares. In consideration of the Non-Redemption Agreements, immediately prior to, and substantially concurrently with, the closing of an initial business combination, (i) the Sponsor (or its designees or transferees) has agreed to surrender and forfeit to PC3 for no consideration an aggregate of approximately 0.6 million Class B ordinary shares held by the Sponsor (the “Forfeited Shares”) and (ii) PC3 will issue to such holders a number of PC3 Class A Ordinary Shares equal to those underlying the Forfeited Shares.

Change in Primary Sponsor, Board, and Management; Securities Purchase Agreement

On July 21, 2023, Initial Sponsor sold 4,215,230 Class B ordinary shares and 4,392,123 PC3 Private Placement Warrants to Sponsor, pursuant to the Purchase Agreement.

Effective as of July 21, 2023, each of Adam Felesky, Ajay Chowdhery, Paul Desmarais III, Steven Jay Freiberg, Stuart Charles Harvey, Jr., G. Thompson Hutton, Seraina Macia and Jason Michael Pate resigned the PC3 Board in accordance with the terms of the Purchase Agreement. Each of Scott Honour, Rick Gaenzle, R. Rudolph Reinfrank, Thomas J. Abood and Karrie Willis were appointed to fill the vacancies left by the departing directors. Also on July 21, 2023, Rick Gaenzle replaced Adam Felesky as Chief Executive Officer, Corey Campbell replaced Ajay Chowdhery as Chief Financial Officer, and Tao Tan and Jim Sheridan joined PC3 as Co-Presidents. On August 11, 2023, John Stanfield was appointed Chief Financial Officer of PC3 and Corey Campbell ceased to serve in that position effective as of Mr. Stanfield’s appointment. On January 3, 2024, Mr. Sheridan resigned as Co-President of PC3 and on May 17, 2024, Mr. Tan resigned as Co-President of PC3.

Nasdaq Delisting Notice

On February 6, 2024, PC3 received the Notice from the Listing Qualifications Department of Nasdaq stating that PC3 had failed to hold an annual meeting of shareholders within 12 months after its fiscal year end, as required by Nasdaq Listing Rule 5620(a) (the “Annual Shareholders Meeting Rule”) and therefore was not in compliance with the Annual Shareholders Meeting Rule. The Notice stated that PC3 had 45 calendar days, or until March 25, 2024, to submit a plan to regain compliance with the Annual Shareholders Meeting Rule. On March 19, 2024, PC3 submitted to Nasdaq a plan to regain compliance with the Annual Shareholders Meeting Rule within the required timeframe. On April 15, 2024, Nasdaq accepted PC3’s plan and granted us an extension until June 30, 2024 to regain compliance with the Annual Shareholders Meeting Rule. We expect to hold an extraordinary general meeting in lieu of annual meeting of shareholders by such date, as discussed above, and to regain compliance with the Annual Shareholders Meeting Rule, but there can be no assurance that we will be able to do so.

Effecting Our Initial Business Combination

Sources of Target Businesses

While we may have pursued an acquisition opportunity in any business, industry, sector or geographical location, we initially focused on industries that complemented our team’s background and capitalized on our ability to source and acquire a business in the FinTech or financial services ecosystem, including key verticals such as Wealth and Asset Management, Consumer and SME Finance, Insurance, Payments, Information Services and FinTech Infrastructure, that would benefit from our expertise in developing and executing value creation plans in those areas, thereby positioning a target company for compounding growth over the long-term, but we remained open to evaluating other potential targets. While our sourcing efforts were primarily concentrated in the United States, PC3 has also leveraged our extensive global network to expand our pool of opportunities in several other geographies including Western Europe and Canada.

Fair Market Value of Target Business

So long as our securities are then listed on Nasdaq, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of signing a definitive agreement in connection with our initial business combination. The PC3 Board has determined that this test is met in connection with the proposed Business Combination. Notwithstanding the foregoing, if we are not then listed on Nasdaq, these rules will not be applicable to us.

Shareholder Approval of Business Combination

Under the Articles, in connection with any proposed business combination, we must seek shareholder approval of an initial business combination at a meeting called for such purpose at which public shareholders may seek to redeem their public shares, regardless of whether they vote for or against the proposed business combination. Accordingly, in connection with the Business Combination, the public shareholders may seek to redeem their public shares in accordance with the procedures set forth in this proxy statement/prospectus.

Permitted Purchases and Other Business Combinations with Respect to Our Securities

No directors or officers of PC3 have purchased any securities of PC3 in any open market transactions. However, at any time prior to the extraordinary general meeting, during a period when they are not then aware of any material nonpublic information regarding PC3 or its securities, the Sponsor, our directors, officers, advisors and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or execute agreements to purchase such shares from them in the future, or they may enter into transactions with such persons and others to provide them with incentives to acquire public shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of approval of the Business Combination Proposal and other proposals and to reduce redemptions. Any shares purchased by the Sponsor or PC3’s directors, officers, advisors or their affiliates would be purchased at a price no higher than the per share pro rata portion of the Trust Account. Any shares so purchased would not be voted in favor of the Business Combination Proposal at the special meeting and would not be redeemable by the Sponsor or PC3’s directors, officers, advisors or their affiliates. PC3 will file a Current Report on Form 8-K to disclose arrangements entered into or purchases made by any of the aforementioned persons, which report will include the number of shares or warrants purchased, the purchase price, the purpose of the purchase, the impact that such purposes would have on the likelihood that the Business Combination Proposal will be approved, the identity (if not purchased in the open market) or nature of the security holders who sold to the Sponsor or PC3’s directors, officers, advisors or their affiliates, and the number of public shares then redeemed. As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder.

Redemption Rights for Public Shareholders upon Completion of Our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their PC3 Class A Ordinary Shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, if any, divided by the number of then-outstanding public shares, subject to the limitations described herein. The amount in the Trust Account is initially anticipated to be $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Further, we will not proceed with redeeming our public shares, even if a public shareholder has properly elected to redeem its shares, if a business combination does not close. Our Initial Sponsor, Sponsor, each member of our management team and our advisors have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our PC3 Class A Ordinary Shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to the rights of holders of our PC3 Class A Ordinary Shares or pre-initial business combination activity.

Redemption of Public Shares and Liquidation If No Initial Business Combination

Our amended and restated memorandum and articles of association provide that we will have until July 23, 2024, only 36 months from the closing of the Initial Public Offering, to consummate an initial business combination. If PC3 has not consummated an initial business combination by July 23, 2024, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and the PC3 Board, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 24-month time period. Our amended and restated memorandum and articles of association provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the Trust Account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Employees

We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until PC3 has completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.

Available Information

We are required to file Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with the SEC on a regular basis, and are required to disclose certain material events (e.g., changes in corporate control, acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business and bankruptcy) in a Current Report on Form 8-K. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The SEC’s Internet website is located at http://www.sec.gov. In addition, PC3 will provide copies of these documents without charge upon request from us in writing at 3109 W. 50th Street, #207, Minneapolis, MN 55410 or by telephone at (212) 380-5605.

Legal Proceedings

To the knowledge of our management, there is no material litigation, arbitration or governmental proceeding currently pending against PC3 or any members of the management team in their capacity as such.

RBio Energy Holdings Corp.

RBio Energy Holdings Corp., (“NewPubco”) is a Delaware corporation and direct, wholly-owned subsidiary of PC3. NewPubco does not own any material assets or operate any business and was formed for the purpose of participating in the Business Combination.

Perception RBio Merger Sub

Perception RBio Merger Sub (“Merger Sub”) is a Cayman Islands exempted company and direct, wholly-owned subsidiary of NewPubco. Merger Sub does not own any material assets or operate any business and was formed for the purpose of participating in the Business Combination.

PC3 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This proxy statement/prospectus includes “forward-looking statements” that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this proxy statement/prospectus including, without limitation, statements in this “PC3’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding PC3’s financial position, business strategy and the plans and objectives of management for future operations, are forward- looking statements. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations thereof and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” beginning on page 43 of this proxy statement/prospectus. PC3’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, PC3 disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Unless the context otherwise requires, throughout this subsection, references to “we,” “us,” “our” and “the Company” refer to PC3 prior to the consummation of the Business Combination.

Overview

We are a blank check company incorporated as a Cayman Islands exempted company on March 17, 2021 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We intend to effectuate our Business Combination using cash from the proceeds of our IPO and the sale of the PC3 Private Placement Warrants, our PC3 ordinary shares, debt or a combination of cash, shares and debt.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete a Business Combination will be successful.

Recent Developments

Proposed Business Combination

See “The Business Combination” elsewhere in this proxy statement/prospectus, which disclosure is incorporated herein by reference.

Business Combination Agreement

See “The Business Combination Agreement” elsewhere in this proxy statement/prospectus, which disclosure is incorporated herein by reference.

Sponsor Support Agreement

See “Sponsor Support Agreement” elsewhere in this proxy statement/prospectus, which disclosure is incorporated herein by reference.

Tolling Agreement

See “Tolling Agreement” elsewhere in this proxy statement/prospectus, which disclosure is incorporated herein by reference.

Registration Rights and Lock-Up Agreement

See “Registration Rights and Lock-Up Agreement” elsewhere in this proxy statement/prospectus, which disclosure is incorporated herein by reference.

First Extension

On July 21, 2023, PC3 held an extraordinary general meeting of shareholders at which PC3’s shareholders approved two proposals to amend the Articles. The First Extension Amendment extended the date by which PC3 must (1) consummate a business combination, (2) cease its operations except for the purpose of winding up if it fails to complete a Business Combination, and (3) redeem all of its public shares from July 23, 2023 to July 23, 2024 or such earlier date as determined by our Board to be in the best interests of PC3. The second such amendment (the “Redemption Limitation Amendment” eliminated from the Articles the limitation that PC3 shall not redeem PC3 Class A Ordinary Shares sold in the IPO to the extent that such redemption would cause PC3’s net tangible assets to be less than $5,000,001. In connection with the vote to approve the First Extension Amendment, holders of an aggregate of 22,001,009 PC3 Class A Ordinary Shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.41 per share, for an aggregate redemption amount of approximately $229.1 million, leaving approximately $40.7 million in the Trust Account and 3,910,370 PC3 Class A Ordinary Shares outstanding after such redemption.

Proposed Second Extension

Because the PC3 Board believes that there will not be sufficient time before July 23, 2024 to consummate an initial business combination, on June 18, 2024, PC3 filed a definitive proxy statement on Schedule 14A relating to an extraordinary general meeting in lieu of annual meeting of shareholders at which PC3’s shareholders will be asked to approve a proposal to amend the Articles to extend the date by which PC3 must (1) consummate a business combination, (2) cease its operations except for the purpose of winding up if it fails to complete a business combination, and (3) redeem all of its public shares from July 23, 2024 to April 23, 2025 or such earlier date as determined by the PC3 Board to be in the best interests of PC3. The public shareholders will have the right to redeem their public shares in connection with the vote for the Proposed Second Extension.

Non-Redemption Agreements

On July 14, 2023, July 17, 2023, July 18, 2023 and July 19, 2023, PC3 and the Initial Sponsor entered into Non-Redemption Agreements with certain unaffiliated third parties in exchange for such holders agreeing either not to request redemption in connection with the Extension or to reverse any previously submitted redemption demand in connection with the Extension with respect to an aggregate of 2,166,667 PC3 Class A Ordinary Shares. In consideration of the Non-Redemption Agreements, immediately prior to, and substantially concurrently with, the closing of an initial Business Combination, (i) the Sponsor (or its designees or transferees) has agreed to surrender and forfeit to PC3 for no consideration an aggregate of approximately 0.6 million PC3 Class B Ordinary Shares held by the Sponsor and (ii) PC3 shall issue to such holders a number of PC3 Class A Ordinary Shares equal to those underlying the Forfeited Shares.

Subscription Agreement

On August 1, 2023, we entered into a Subscription Agreement (the “Subscription Agreement”) with Polar Multi-Strategy Master Fund (the “Investor”) and the Sponsor, pursuant to which the parties agreed, among other things, that: (i) the Investor will make a cash contribution to Sponsor in an aggregate amount of $1,300,000 (the “Investor Capital Contribution”) as follows: (i) an initial tranche of $650,000, to be paid within five business days of the date of the Subscription Agreement, (ii) a second tranche of up to $325,000, to be paid following PC3’s announcement of executing an agreement for PC3’s initial business combination, and (iii) a third tranche of up to $325,000, to be paid after PC3 files an initial registration statement with the SEC related to initial business combination. At the request of the Sponsor, the Investor may agree, in its sole discretion, to fund up to an additional $200,000 at any time; (ii) the Investor Capital Contribution will in turn be loaned by the Sponsor to PC3 to cover working capital expenses (the “SPAC Loan”). The SPAC Loan will not accrue interest and will be repaid by PC3 upon the closing of PC3’s initial business combination (the “De-SPAC Closing”). The Sponsor will pay to the Investor all repayments of the SPAC Loan the Sponsor has received within five business days of the date of receipt. The Investor may elect at the De-SPAC Closing to receive such payments in cash or shares of Class A common stock of PC3 (“Class A common stock”) at a rate of one share of Class A common stock for each $10 of the Capital Contribution; (iii) in consideration of the Investor Capital Contribution, at the De-SPAC Closing PC3 will issue to the Investor 0.9 shares of Class A Common Stock for each dollar of the Investor Capital Contribution funded by the Investor, which shares shall be subject to no transfer restrictions or any other lock-up provisions, earn outs, or other contingencies and shall be registered as part of any registration statement to be filed in connection with the De-SPAC Closing or, if no such registration statement is filed in connection with the De-SPAC Closing, pursuant to the first registration statement to be filed by PC3 or the surviving entity following the De-SPAC Closing; and (iv) if PC3 liquidates without consummating a De-SPAC, any amounts remaining in the Sponsor or PC3’s cash accounts, not including the Trust Account, will be paid to the Investor within five days of the liquidation.

Nasdaq Delisting Notice

On February 6, 2024, we received a Notice from the Listing Qualifications Department of Nasdaq stating that we had failed to hold an annual meeting of shareholders within 12 months after our fiscal year end, as required by Nasdaq Listing Rule 5620(a) and therefore were not in compliance with the Annual Shareholders Meeting Rule. The Notice stated that we had 45 calendar days, or until March 25, 2024, to submit a plan to regain compliance with the Annual Shareholders Meeting Rule. On March 19, 2024, we submitted to Nasdaq a plan to regain compliance with the Annual Shareholders Meeting Rule within the required timeframe. On April 15, 2024, Nasdaq accepted our plan and granted us an extension until June 30, 2024 to regain compliance with the Annual Shareholders Meeting Rule. We expect to hold an annual meeting of shareholders by such date and to regain compliance with the Annual Shareholders Meeting Rule, but there can be no assurance that we will be able to do so.

Results of Operations

We have neither engaged in any operations nor generated any operating revenues to date. Our only activities from inception through March 31, 2024 were organizational activities, those necessary to prepare for our Initial Public Offering, described below, and our search for a target company for a Business Combination. We do not expect to generate any operating revenues until after the completion of our Business Combination. We generate non-operating income in the form of interest income on investments held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with searching for, and completing, a Business Combination.

For the three months ended March 31, 2024, we had net income of $622,961, which consisted of $433,556 of investment income earned on the Trust Account and $991,168 of other income due to change in the fair value of the warrant liabilities, offset by $801,763 of general and administrative expenses.

For the three months ended March 31, 2023, we had net income of $3,222,697, which consisted of $2,747,359 of investment income earned on the Trust Account, $1,065,772 of other income due to change in the fair value of the warrant liabilities, offset by $590,434 of general and administrative expenses.

For the year ended December 31, 2023, we had net income of $7,148,065, which consisted of $7,528,510 of investment income earned on the Trust Account, $1,218,025 of other income due to change in the fair value of the warrant liabilities, forgiveness of debt of $1,333,584, and $352,969 of reduction of deferred underwriter fees, offset by $3,285,023 of general and administrative expenses which is primarily composed of professional fees and D&O insurance expense.

For the year ended December 31, 2022, we had net income of $8,556,001, which consisted of $4,120,869 of investment income earned on the Trust Account, $6,857,978 of other income due to change in the fair value of the warrant liabilities and $298,484 of reduction of deferred underwriter fee payable, offset by $2,721,330 of general and administrative expenses.

Liquidity and Capital Resources

On July 23, 2021, we consummated the IPO with the sale and issuance of 24,000,000 PC3 Units, generating gross proceeds of $240,000,000. Simultaneously with the closing of the IPO, we consummated the sale of 6,333,334 PC3 Private Placement Warrants at a price of $1.50 per private placement warrant in a private placement to our Initial Sponsor, generating gross proceeds of $9,500,000. On August 3, 2021, the underwriters notified PC3 of their intention to partially exercise their over-allotment option. As such, on August 5, 2021, PC3 consummated the sale of an additional 1,911,379 PC3 Units, at $10.00 per PC3 Unit, and the sale of an additional 254,850 PC3 Private Placement Warrants, at $1.50 per Private Placement Warrant, generating total gross proceeds of $19,496,065.

Following the IPO, the sale of the PC3 Private Placement Warrants, and the exercise of the over-allotment option by the underwriters, a total of $259,113,790 ($10.00 per unit) was placed in the Trust Account. We incurred $15,406,275 in IPO related costs, including $5,182,276 of underwriting fees, $9,068,983 of deferred underwriting fees and $1,155,016 of other costs.

For the three months ended March 31, 2024, cash used in operating activities was $172,408. Net income of $622,961 was affected by investment income earned on the Trust Account of $433,556 and changes in the fair value of warrants liabilities of $991,168. Changes in operating assets and liabilities provided $629,355 of cash for operating activities.

For the three months ended March 31, 2023, cash used in operating activities was $115,892. Net income of $3,222,697 was affected by investment income earned on the Trust Account of $2,747,359, and changes in the fair value of warrants liabilities of $1,065,772. Changes in operating assets and liabilities provided $474,542 of cash for operating activities.

For the year ended December 31, 2023, cash used in operating activities was $2,165,762. Net income of $7,148,065 was affected by investment income earned on the Trust Account of $7,528,510, changes in the fair value of warrants liabilities of $1,218,025, forgiveness of debt of $1,333,584, and reduction of deferred underwriter fees of $352,969. Changes in operating assets and liabilities provided $1,119,261 of cash for operating activities.

For the year ended December 31, 2022, cash used in operating activities was $801,362. Net income of $8,556,001 was affected by reduction of deferred underwriter fee payable of $298,484, investment income earned on the Trust Account of $4,120,869, and changes in the fair value of warrants liabilities of $6,857,978. Changes in operating assets and liabilities provided $1,919,968 of cash for operating activities.

As of March 31, 2024 and December 31, 2023, we had cash held in the Trust Account of $42,112,451 and $41,678,895, respectively. We intend to use the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less taxes payable), to complete our Business Combination. To the extent that our share capital or debt is used, in whole or in part, as consideration to complete our Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies. In connection with the vote to approve the First Extension Amendment Proposal, holders of PC3 Class A Ordinary Shares exercised their right to redeem their shares for an aggregate redemption amount of approximately $229.1 million in cash. As a result, approximately $40.7 million remained in the Trust Account after the completion of those redemptions on July 21, 2023.

As of March 31, 2024 and December 31, 2023, we had operating cash of $255,517 and $102,925, respectively. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a Business Combination.

In order to fund any working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor, or certain of our officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we complete a Business Combination, we would repay such loaned amounts. In the event that a Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans (“Working Capital Loans”) may be convertible into warrants upon consummation of the Business Combination at a price of $1.50 per warrant. The warrants would be identical to the PC3 Private Placement Warrants. There are no Working Capital Loans outstanding. On April 5, 2023, PC3 issued a promissory note (the “Promissory Note”) to the Initial Sponsor, pursuant to which PC3 may borrow up to $1,250,000 from the Initial Sponsor to fund PC3’s working capital expenses prior to completion of any potential initial Business Combination. Also on April 5, 2023, PC3 made a draw on the Promissory Note of $1,250,000. The Promissory Note was non-interest bearing and payable on the earlier of July 23, 2023 and the date on which PC3 consummates a Business Combination. On July 21, 2023, the Initial Sponsor cancelled and forgave the outstanding balance on the Promissory Note of $1,250,000 in connection with the closing under the Purchase Agreement.

On August 1, 2023, we entered into a Subscription Agreement with Investor and the Sponsor, pursuant to which the parties agreed, among other things, that: (i) the Investor will make the Investor Capital Contribution as follows: (i) an initial tranche of $650,000, to be paid within five business days of the date of the Subscription Agreement, (ii) a second tranche of up to $325,000, to be paid following PC3’s announcement of executing an agreement for PC3’s initial business combination, and (iii) a third tranche of up to $325,000, to be paid after PC3 files an initial registration statement with the SEC related to initial business combination. At the request of the Sponsor, the Investor may agree, in its sole discretion, to fund up to an additional $200,000 at any time; (ii) the Investor Capital Contribution will in turn be loaned by the Sponsor to PC3 to cover working capital expenses (the “SPAC Loan”). The SPAC Loan will not accrue interest and will be repaid by PC3 upon the closing of PC3’s initial business combination. As of March 31, 2024 and December 31, 2023, the Subscription Agreement liability is $975,000 and $650,000 and included on the balance sheets, respectively.

Going Concern

In connection with PC3’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) ASC Subtopic 205-40, “Presentation of Financial Statements - Going Concern,” PC3 has until July 23, 2024 to consummate a Business Combination. It is uncertain whether PC3 will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of PC3. Management has determined that the liquidity conditions and mandatory liquidation, should a Business Combination not occur, raises substantial doubt about PC3’s ability to continue as a going concern through approximately one year from the date these financial statements were issued. Management intends to consummate a Business Combination prior to July 23, 2024, but will seek a shareholder vote to extend such deadline as described above under “Proposed Second Extension.” These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should PC3 be unable to continue as a going concern.

Contractual Obligations

Pursuant to an administrative services agreement, we had agreed to pay the Initial Sponsor a total of $10,000 per month for office space, utilities, secretarial and administrative support services provided to members of our management team. Upon completion of the initial Business Combination or our liquidation, we would have ceased paying those monthly fees. In addition, until completion of our Business Combination or liquidation, we were required to reimburse the Initial Sponsor or its affiliates monthly for compensation expenses of employees dedicated to us (including the Chief Financial Officer) not to exceed $900,000 per year. We recognized $0 for administrative support services and approximately $0 for reimbursement of compensation expenses for the three months ended March 31, 2024. We recognized approximately $30,000 for administrative support services and approximately $198,000 for reimbursement of compensation expenses for the three months ended March 31, 2023. The administrative services agreement was terminated in connection with the closing under the Purchase Agreement on July 21, 2023.

The holders of founder shares, PC3 Private Placement Warrants, and securities that may be issued upon conversion of Working Capital Loans, if any, are entitled to registration rights pursuant to a registration rights agreement. These holders will be entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, these holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

The underwriters are entitled to a deferred fee of three and half percent (3.50%) of the gross proceeds of the Initial Public Offering, or $9,068,983. On August 15, 2022, one of the underwriters, Goldman Sachs, waived its entitlement to the payment of any deferred fee to be paid under the terms of the underwriting agreement and is no longer serving in an advisor capacity. As a result of Goldman Sachs waiving all of its $6,529,668 of deferred underwriting fees, the deferred underwriting fee payable was $2,539,315 as of December 31, 2022. In June of 2023, the remaining underwriters waived their entitlement to the payment of any deferred fee to be paid under the terms of the underwriting agreement and is no longer serving in an advisor capacity. As a result, PC3 recognized $352,969 of income and $2,186,346 was recorded to additional paid-in capital in relation to the reduction of the deferred underwriter fee. As of March 31, 2024 and December 31, 2023, the deferred underwriting fee payable was $0.

On July 17, 2023, PC3 entered into an engagement letter with J.V.B Financial Group, acting through its Cohen & Company Capital Markets division (“CCM”) to obtain capital markets advisory services in connection with seeking an extension for completing a business combination, capital market advisory services in connection with a possible business combination transaction with an unaffiliated third party (the “Target”) and to act as PC3’s placement agent in connection with raising capital. CCM would be entitled to an advisor fee of $2.0 million and a transaction fee of an amount equal to 5% of the sum of the gross proceeds raised from investors and received by PC3 or Target plus proceeds released from the Trust Account with respect to any of the PC3 Class A Ordinary Shares that did not redeem such shares in connection with the extension or the business combination. If the gross proceeds raised from investors is $3,000,000 or less, PC3 may elect to pay the portion of the fee related to the offering in the form of an equivalent dollar amount of PC3 Class A Ordinary Shares or equivalent equity of the post-business combination company, which shares shall be delivered four (4) business days following the closing of the sale transaction as determined by PC3. The shares, if issued, shall be duly authorized, validly issued, paid and non-assessable and shall be registered for resale under the Act, or otherwise freely tradeable, as of the delivery of the shares and will be delivered in book entry form in the name of and delivered to CCM (or its designee) four (4) business days following the closing of the transaction. In addition, up to 50% of the advisor fee may be paid in shares as described above in the case of gross proceeds raised from investors. Pursuant to the engagement letter, the advisor fee cannot be less than $1,000,000.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the PC3 United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the period reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Warrant Liabilities

We evaluated the Public Warrants and the PC3 Private Placement Warrants in accordance with ASC 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity” and concluded that a provision in the warrant agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants are recorded as derivative liabilities on the balance sheets and measured at fair value at inception (on the date of the Initial Public Offering) and at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the statements of operations in the period of change.

MANAGEMENT OF PC3

Directors and Executive Officers

PC3’s current directors and executive officers are as follows:

Name	Age	Position
Rick Gaenzle	58	Chief Executive Officer and Director
John Stanfield	42	Chief Financial Officer
Scott Honour	57	Chairman of the Board
R. Rudolph Reinfrank	68	Director
Thomas J. Abood	59	Director
Karrie Willis	51	Director

Rick Gaenzle has been our Chief Executive Officer and a director since July 2023. Mr. Gaenzle has over 30 years of private equity investment and corporate finance experience; he is a co-founder and currently serves as a Managing Director of Gilbert Global Equity Capital, L.L.C., the principal investment advisor to Gilbert Global Equity Partners, L.P. and related entities, a $1.2 billion leveraged buyout and private equity fund. Mr. Gaenzle has spent the last 28 years at Gilbert Global and its predecessor entity, completing over 110 direct equity investments, co-investments and add-on acquisitions for portfolio companies. He also serves as the Chief Executive Officer and a member of the PC3 Board of Perception Capital Corp. II. Previously, Mr. Gaenzle was a Principal of Soros Capital L.P., the principal venture capital and leveraged equity entity of the Quantum Group of Funds and a principal advisor to Quantum Industrial Holdings Ltd. Prior to joining Soros Capital, Mr. Gaenzle held various positions at PaineWebber Inc. Mr. Gaenzle currently serves as an Operating Partner of NPGand Chairman of Lake Street Homes, a single-family rental investment vehicle. Mr. Gaenzle previously served on the boards of CPM Holdings, Inc., True Temper Corp, Optical Capital Group, Inc., Birch Telecommunications, Inc., E-via S.p.A., Tinka-ServiCos de Consultoria, S.A., the LaserSharp Corporation and Sustainable Opportunities Acquisition Corp. (“SOAC”), where he also served as Chairman of the Audit Committee. Mr. Gaenzle holds a B.A. from Hartwick College and an M.B.A. from Fordham University.

John Stanfield has been our Chief Financial Officer since August 2023. Mr. Stanfield has significant experience with U.S. GAAP, finance, operations, and taxation demonstrated over several years and several billion dollars of enterprise value in the private equity and alternative asset industry. He has been a Certified Public Accountant since 2006, and has served as senior principal with Stanfield & Associates, a public accounting firm specializing in the private equity industry and international taxation, since 2011. Mr. Stanfield has also served as Chief Executive Officer at Aequum Capital, LLC, a tech-enabled commercial lender, since August 2023 and Chief Financial Officer at Welsbach Technology Metals Acquisition Corp. (Nasdaq:WTMAU) since December 2021. He held the role of Co-President at Aequum from September 2021 to August 2023. Previously, he served as Chief Executive Officer of Lorem LLC, a provider of accounting services for special purpose acquisition companies, from May 2021 to September 2022, and as Chief Financial Officer at LQD Business Finance, a national fintech startup, from 2018 to September 2020. Mr. Stanfield holds a B.A. and an M.S.T. from the University of Illinois Urbana-Champaign and an M.S.A from DePaul University.

Scott Honour has served as Chairman of the PC3 Board since July 2023. Mr. Honour has over 30 years of private equity investment experience and has been involved in over 100 transactions totaling over $20 billion in transaction value. Mr. Honour is the Managing Partner of NPG, a private equity firm, which he co-founded in 2012. He also serves as Chairman of EVO, the Chairman of Perception Capital Corp. II and previously served as Chairman of Sustainable Opportunities Acquisition Corp., the first ESG focused SPAC. Prior to that, Mr. Honour was at The Gores Group, a Los Angeles-based private equity firm, for 10 years, serving as Senior Managing Director and as one of the firm’s top executives. Mr. Honour also served on the investment committee for The Gores Group. During his time at The Gores Group, the firm raised four funds, totaling $4 billion in aggregate, and made over 35 investments. Prior to joining The Gores Group, Mr. Honour was a Managing Director at UBS Investment Bank from 2000 to 2002 and was an investment banker at Donaldson, Lufkin & Jenrette from 1991 to 2000. Mr. Honour began his career at Trammell Crow Company in 1988. Mr. Honour has served on the PC3 Board of several public and private companies, including Anthem Sports & Entertainment Inc., 1st Choice Delivery, United Language Group, Renters Warehouse, Real Dolmen (REM:BB) and Westwood One, Inc. (formerly Nasdaq: WWON), and is a co-founder of Titan CNG LLC and YapStone Inc. Mr. Honour also served on the boards of EVO Transportation & Energy Services (OTC: EVOA) from 2016 to 2022; Sustainable Opportunities Acquisition Corp. from 2020 to 2021; Appreciate Holdings, Inc. (Nasdaq: SFR) since 2015; Perception Capital Corp. IV since 2023 and Pineapple Energy, Inc. (Nasdaq: PEGY) since 2017. Mr. Honour has served as a director of Spectaire Holdings, Inc. (Nasdaq: SPEC) since November 2023, following its business combination with Perception Capital Corp. II, for which Mr. Honour served as chairman of the board from 2021 to November 2023. Mr. Honour earned a B.S. and B.A., cum laude, in Business Administration and Economics from Pepperdine University and an M.B.A. in Finance and Marketing from the Wharton School of the University of Pennsylvania.

R. Rudolph Reinfrank has served on the PC3 Board since July 2023. Mr. Reinfrank is the Managing General Partner of Riverford Partners, LLC, a strategic advisory and investment firm which acts as an investor, board member and strategic advisor to growth companies and companies in transition. Prior to founding Riverford, Mr. Reinfrank was a co-founder and a Managing General Partner of Clarity Partners L.P., an $800 million private equity firm focused on media and communications, and a co-founder of Clarity China, L.P., a $220 million private equity partnership with investments in Greater China. Prior to joining Clarity, he was a co-founder and a Managing General Partner of Rader Reinfrank & Co., a private equity fund. His prior experience includes roles as an executive, investor, and advisor across a wide range of industries for the Roy E. Disney and Marvin Davis families. Mr. Reinfrank is a member of the PC3 Board of MidCap Financial Investment Corp. (formerly Apollo Investment Corporation), a registered investment company and publicly-traded financial services company. Mr. Reinfrank is also a member of the PC3 Board of Perception Capital Corp. II, Mount Logan Capital, a publicly traded Canadian based asset manager. Mr. Reinfrank was a Senior Advisor to Grafine Partners and an Operating Partner of Nile Capital Group, both private asset management firms. Until 2021, Mr. Reinfrank was a Senior Advisor to BC Partners, a private equity and credit firm. Until November 2018, Mr. Reinfrank was a member of the PC3 Board of Kayne Anderson Acquisition Corp., and chairman of its audit committee and a member of its compensation committee. Mr. Reinfrank earned a B.A. from Stanford University and an M.B.A from the UCLA Graduate School of Management.

Thomas J. Abood has served on the PC3 Board since July 2023. Since January 2024, Mr. Abood is a founder, owner and President of Artom Residential Group LLC, a multi-family residential real estate development company. From September 2019 to September 2022, Mr. Abood was CEO and a director of EVO, a national trucking firm serving the USPS and other freight customers. Currently, he sits on the PC3 Board of Nelson Worldwide LLC, a national architecture, engineering and interior design firm, Perception Capital Corp. IV, and SBH Funds, a mutual fund complex sponsored by Segall Bryant and Hamill and since November 2023, BuilderFax, Inc. He previously served as a director of Perception Capital Corp. II until its business combination in October 2023. From 1994 to 2014, Mr. Abood was an owner and Executive Vice President, General Counsel and Secretary of Dougherty Financial Group LLC. From 1988 to 1994, Mr. Abood was an associate with the law firm of Skadden Arps. Mr. Abood is past Chair of the Archdiocesan Finance Council and Corporate Board of the Archdiocese of St. Paul and Minneapolis, past Chair of the PC3 Board and executive committee member of Citation Jet Pilots, Inc. owner pilot association, past Chair of the Board and director of MacPhail Center for Music, past Chair of the Board and governor of the University of St. Thomas School of Law, past Chair of the Board and director of the Minnesota Children’s Museum and past President and Governor of The Minikahda Club. Mr. Abood received his J.D. from Georgetown University Law Center, cum laude and his B.B.A. from the University of Notre Dame, magna cum laude.

Karrie Willis has served on the PC3 Board since July 2023. Ms. Willis is the CFO of SMITH, a full-service digital agency with expertise in commerce, technology, custom architecture and software development. Prior to joining SMITH in 2020, Ms. Willis was the CFO of United Language Group, where she worked for four years. Currently, she is an independent board member and chair of the audit committee of Perception Capital Corp. II, as well as MSA Engineering, a board member and treasurer of The Heroes Journey and executive chair of the Diversity & Inclusion Committee of SMITH, where she also attends all board meetings and presents content as a non-board member. During Ms. Willis’ tenure at United Language Group, she attended all board meetings and presented content as a non-board member. Ms. Willis has over 25 years of experience in financial and board leadership in private, private-equity and family fund sponsored structures. She earned a B.S. in Accounting from the University of Wisconsin LaCrosse and is licensed as a Certified Public Accountant in Minnesota.

Change in Board and Management

Effective as of July 21, 2023, each of Adam Felesky, Ajay Chowdhery, Paul Desmarais III, Steven Jay Freiberg, Stuart Charles Harvey, Jr., G. Thompson Hutton, Seraina Macia and Jason Michael Pate resigned from the PC3 Board in accordance with the terms of the Purchase Agreement. Each of Scott Honour, Rick Gaenzle, R. Rudolph Reinfrank, Thomas J. Abood and Karrie Willis were appointed to fill the vacancies left by the departing directors. Also on July 21, 2023, Rick Gaenzle replaced Adam Felesky as Chief Executive Officer, Corey Campbell replaced Ajay Chowdhery as Chief Financial Officer, and Tao Tan and Jim Sheridan joined PC3 as Co-Presidents. On August 11, 2023, John Stanfield was appointed Chief Financial Officers of PC3 and Corey Campbell ceased to serve in that position effective as of Mr. Stanfield’s appointment. On January 3, 2024, Mr. Sheridan resigned as Co-President of PC3 and on May 17, 2024, Mr. Tao resigned as Co-President of PC3.

Number and Terms of Office of Officers and Directors

The PC3 Board is divided into three classes, with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term. In accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. The term of office of the first class of directors, consisting of R. Rudolph Reinfrank and Thomas J. Abood, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Scott Honour and Karrie Willis, will expire at our second annual meeting of shareholders. The term of office of the third class of directors, consisting of Rick Gaenzle, will expire at our third annual meeting of shareholders.

Prior to the completion of an initial business combination, any vacancy on the PC3 Board may be filled by a nominee chosen by holders of a majority of our Founder Shares. In addition, prior to the completion of an initial business combination, holders of a majority of our Founder Shares may remove a member of the PC3 Board for any reason. Incumbent directors will also have the ability to appoint additional directors or to appoint replacement directors in the event of a vacancy.

Pursuant to an amended and restated registration and shareholder rights agreement entered into on July 21, 2023, upon and following consummation of an initial business combination, the Sponsor will be entitled to nominate three individuals for election to the PC3 Board, as long as the Sponsor holds any securities covered by such agreement.

Our officers are appointed by the PC3 Board and serve at the discretion of the PC3 Board, rather than for specific terms of office. The PC3 Board is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association will provide that our officers may consist of one or more chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the PC3 Board.

Director Independence

Nasdaq listing standards require that a majority of PC3 Board be independent. The PC3 Board has determined that R. Rudolph Reinfrank, Thomas Abood and Karrie Willis are “independent directors” as defined in the Nasdaq listing standards. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Board Committees

Audit Committee

PC3 has an audit committee comprised of R. Rudolph Reinfrank, Thomas Abood, and Karrie Willis, with Mr. Reinfrank serving as the Chairperson of the audit committee. The PC3 Board has determined that each of R. Rudolph Reinfrank, Thomas Abood, and Karrie Willis are independent under the Nasdaq listing standards and applicable SEC rules. Each member of the audit committee is financially literate and the PC3 Board has determined that Mr. Reinfrank qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We adopted an audit committee charter, which details the principal functions of the audit committee, including:

●	meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

●	monitoring the independence of the independent registered public accounting firm;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

●	appointing or replacing the independent registered public accounting firm;

●	determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

●	monitoring compliance on a quarterly basis with the terms of the Initial Public Offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of the Initial Public Offering; and

●	reviewing and approving all payments made to our existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by the PC3 Board, with the interested director or directors abstaining from such review and approval.

Nominating and Corporate Governance Committee

PC3 has adopted a nominating and corporate governance committee of the PC3 Board. The members of our nominating and corporate governance are R. Rudolph Reinfrank, Thomas Abood and Karrie Willis, with Mr. Reinfrank serving as Chairperson of the nominating committee. The PC3 Board has determined that each member of the nominating committee is independent.

We adopted a nominating and corporate governance committee charter, which details the purpose and responsibilities of the nominating and corporate governance committee, including overseeing the selection of persons to be nominated to serve on the PC3 Board. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees are specified in the nominating and corporate governance committee charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the PC3 Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the PC3 Board. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

PC3 has established a compensation committee of the PC3 Board. Thomas Abood, R. Rudolph Reinfrank and Karrie Willis serve as members of our compensation committee, with Mr. Abood serving as the Chairperson of the compensation committee. Under the Nasdaq listing standards, we are required to have a compensation committee composed entirely of independent directors. The PC3 Board has determined that each member of the compensation committee is independent.

PC3 has adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer and Chief Financial Officer, evaluating their performance in light of such goals and objectives and determining and approving the remuneration (if any) of such officers based on such evaluation;

●	reviewing and approving the compensation of all of our other Section 16 executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the Nasdaq and the SEC.

Code of Ethics and Committee Charters

We adopted a Code of Ethics applicable to our directors, officers and employees. A copy of the Code of Ethics and the charters of the committees of the PC3 Board will be provided without charge upon request from us. If we make any amendments to our Code of Ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics applicable to our principal executive officer, principal financial officer principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC or Nasdaq rules, we will disclose the nature of such amendment or waiver on our website. In addition, a copy of the code of ethics is posted on our website: www.perceptioncapitalpartners.com.

Officer and Director Compensation

Until the earlier of consummation of our initial business combination and our liquidation, we will (a) reimburse an affiliate of the Sponsor for office space and secretarial, administrative and other services provided to us in the amount of $10,000 per month; and (b) reimburse the Sponsor or any of its affiliates for any out-of-pocket expenses (or an allocable portion thereof), to the extent that any of them incurs expenses related to identifying, investigating, negotiating and completing an initial business combination (including any travel expenses). Our executive officers and directors, or their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to the Sponsor, executive officers or directors, or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the Trust Account. Other than quarterly audit committee review of such reimbursements, we do not have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by PC3 to the Sponsor, executive officers and directors, or their respective affiliates, prior to completion of our initial business combination.

Effective as of August 11, 2023, we entered into a twelve-month consultant agreement with John Stanfield pursuant to which he agreed to serve as Chief Financial Officer of PC3 in exchange for the ability to acquire 5 Class B Units of the Sponsor, which will correspond to one half of one percent (0.5%) of PC3 Class B Ordinary Shares held by the Sponsor. PC3 determined the value of the services performed will be recognized over the engagement period. As of March 31, 2024, the share-based compensation expense for this consultant agreement is considered de minimis.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the PC3 Board for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on the PC3 Board.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Compensation Committee Interlocks and Insider Participation

None.

INFORMATION ABOUT RBIO

Unless the context otherwise requires, all references in this section to “RBio,” “we,” “us,” “our” or “the Company” refer to the business of RBio Energy Corporation. prior to the consummation of the Business Combination, which will become the business of NewPubco and its subsidiaries following the consummation of the Business Combination.

Overview

RBio Energy Corporation (“RBio” or the “Company”) is a nascent manufacturer and project developer in the biorefinery and sustainable energy sectors, dedicated to transforming the landscape of wood biomass utilization and high-purity cellulose production. Since its inception, RBio has focused on developing innovative biorefinery projects that integrate the production of bioenergy, biofuels, biochemicals, and biomaterials from sustainable wood fiber. The Company seeks to leverage its expertise in maximizing economic value in the extraction of high-purity cellulose (HPC) to create a diversified product portfolio and attractive economic returns from its operations.

HPC is the highest purity wood pulp in the mainstream market today and is sold for a broad range of applications in the textile, chemicals, materials, energy, coating, pharmaceutical and other industrial sectors. HPC’s applications often compete with or are substitutes for fossil fuel-based products. The chemical composition of wood fiber is approximately 40% cellulose, 35% lignin and 25% sugars. The purpose of the pulping process is to separate the cellulose from the lignin and sugars by refining the pulp to as high a level of purity as possible. For example, paper grades are approximately 82 Alpha (a measure of purity), while HPC generally has a range from 93 to 98 Alpha. As higher purity results in more lignin and sugars being removed, HPC mills generate the most lignin and sugars from the pulping process for use in downstream products and making HPC mills excellent candidates for conversion to a biorefinery model.

RBio will initially seek to manufacture and sell HPC with its asset-light business model via tolling agreements with contract manufacturers. RBio’s business model focuses on maximizing the value extracted from raw material by integrating various downstream processes and applying its proprietary information and knowledge capabilities. This approach will allow the Company to produce a wide range of products, including bioethanol, lignosulfonates, formic acid, and renewable electricity. By utilizing established biorefinery technologies, RBio aims to offer attractive pricing and reliable supply to its customers. As RBio expands its operations, it intends to (i) plan, structure, finance, and manage additional projects, (ii) expand its repertoire of offtake to include additional biochemicals and biomaterials, and (iii) consolidate the industry via acquisitions. Management believes that RBio is well-positioned to apply for and receive U.S. federal government support from the Inflation Reduction Act and other existing legislation which will further allow it to expand its operations, further capitalizing on the growing demand for green energy and sustainable products, driven by stringent environmental regulations and increasing consumer awareness. RBio’s team of seasoned professionals have extensive experience and a track record in the sector. The Company’s leadership is dedicated to driving growth and innovation in the biorefinery sector, and obtaining sustainable and profitable operations.

RBio has commenced initial operations and in May 2024 signed a tolling agreement (the “Tolling Agreement”) with contract manufacturer Cosmopolis Specialty Fibers, Inc. (“Cosmo”), a company under common control of Richard James Bassett, RBio’s Chief Executive Officer. This Tolling Agreement allows RBio to launch its downstream bioenergy and biorefinery business at the Cosmo facility, a 150,000-tonne annual production capacity facility in Cosmopolis, Washington. RBio believes that the Cosmo facility has the lowest wood cost of any softwood producer. Cosmo’s mill has existing air and water emissions permits, site facilities, water supplies, professional staff, logistics capabilities, and raw material flows from the pulping process. Cosmo’s operations were suspended in 2022 and the Cosmo management is currently pursuing a restart. Upon Cosmo’s successful restart, RBio is expected to start generating revenue promptly by way of its Tolling Agreement. RBio estimates that the restart of Cosmo’s operations will require approximately $50 million and approximately 12 weeks. RBio expects to use a portion of the proceeds from the Business Combination to help fund the restart. RBio’s management team has experience with restarts of mills, having completed restarts in 2006 and 2011.

To date, RBio does not have any customers and has not generated any revenue. RBio plans to initially focus primarily on the restart of the Cosmo facility and the sale of offtake, and anticipates generating revenue from such sales in the future. In these activities, RBio anticipates hiring additional personnel with relevant skills and experiences.

RBio was organized as a Delaware corporation in December 2023. RBio is headquartered in Aberdeen, Washington and its corporate website is RbioEnergy.com. RBio’s website and the information contained on, or that can be accessed through, such website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement.

Feedstock Characteristics

RBio’s primary feedstock will be wood fiber, sourced from sustainable forests. This feedstock will be used in the biorefinery processes to produce HPC and downstream products. A significant portion of RBio’s feedstock at the Cosmopolis mill is anticipated to be Western Hemlock, a preferred species for producing HPC. Western Hemlock is known for its superior quality in pulp production, making it highly suitable for specialty grades of HPC. The Company plans to use sawmill residuals and pulp quality whole logs, which are by-products of other wood processing activities. This approach not only ensures a steady supply of feedstock but also supports sustainable forest management by utilizing wood materials that might otherwise go to waste. The Company plans to source its feedstock locally, particularly from regions near its contract manufacturers. This local sourcing reduces transportation costs and emissions, contributing to the overall sustainability of their operations.

The chemical composition of a tree is typically approximately 40% cellulose, approximately 25% sugars, and approximately 35% lignin. The focus for many HPC players is to refine the cellulose to a high level of purity by removing the lignin and sugars from the product mix. The focus on cellulose leaves up to 60% of a tree’s composition to be relegated to low-value products or becoming waste streams. However, the growth in demand for sustainable decarbonization has expanded economic opportunities for biofuels and biochemicals, of which lignin and sugars are input materials.

RBio’s integrated approach will help ensure that the maximum economic value of the feedstock is captured, creating multiple products and enhancing the sustainability of operations. RBio believes that this model not only optimizes the economic returns from feedstock but also aligns with sustainable practices by minimizing waste and optimizing resource efficiency, contributing to the development of a circular bioeconomy. RBio’s management believes that the ability to produce a wide array of products from a single feedstock stream will position RBio advantageously in the market, enabling the Company to differentiate itself from traditional commoditized pulp and paper manufacturers, and to cater to various industries with diverse needs.

Contract Manufacturing

On May 22, 2024, RBio signed a Tolling Agreement with contract manufacturer Cosmo Specialty Fibers, a company under common control of Richard James Bassett, RBio’s Chief Executive Officer. The Tolling Agreement permits RBio to utilize Cosmo’s processing capabilities. Under the Tolling Agreement, RBio will supply feedstock, which Cosmo will process into HPC. The processed offtake will then be marketed and sold by RBio. The key provisions of the Tolling Agreement include:

●	Exclusivity and term. Cosmo is designated as the exclusive provider of HPC processing and production services for RBio. The Agreement commences on the Effective Date and continues for an initial term of six months, with the possibility of month-to-month extensions unless either Party provides a 30-day notice of termination.

●	RBio’s feedstock responsibilities. RBio will supply feedstock according to a mutually developed plan that specifies volumes and delivery schedules. If the feedstock delivered does not meet specified standards, Cosmo has the right to either reject it or process it under agreed-upon terms. Cosmo will also provide storage facilities for RBio’s feedstock and end products, exercising due care to maintain them in good condition.

●	Cosmo’s processing responsibilities. Cosmo is responsible for processing RBio’s feedstock into end products at its facilities. This includes the transportation, storage, and delivery of both feedstock and end products, along with any necessary ancillary services required to fulfill its processing obligations.

●	Ownership. RBio retains ownership of the feedstock and end products throughout the processing period, with Cosmo responsible for the care and custody of these materials. Once processed, RBio also retains ownership of all end products.

●	Specific performance. Cosmo is required to notify RBio upon accepting delivery of the feedstock and commencing processing. During processing, Cosmo must maintain a minimum processing throughput and strive to optimize product yield. Penalties will be imposed for any deviations from these requirements. Daily reports detailing volumes and inventories must be provided, and regular inspections and calibrations of meters and storage facilities are mandated to ensure accuracy and quality control.

●	Compensation. Cosmo receives a fixed monthly toll fee, plus a commodity toll fee based on the volume of end product produced. Invoices are issued before each production period, and payments are due within three business days of receipt. Any disputes over payments must be resolved within 12 months of the invoice date. The responsibility for taxes falls on each party individually. Both parties are required to maintain insurance coverage as specified in the Tolling Agreement, naming each other as additional insureds.

●	Default. In the event of a default, which includes non-payment, failure to perform obligations, or bankruptcy, the non-defaulting party has various remedies, including suspension of obligations, termination of the Tolling Agreement, and seeking damages. Additional termination events, such as prolonged mill shutdowns or force majeure events, also provide grounds for termination. Upon termination, the final inventory is determined, and a termination invoice is issued to cover all outstanding obligations. Both parties will then work together to minimize remaining inventory and ensure all obligations are met.

●	Indemnification. Both parties agree to hold each other harmless from liabilities arising from operations, excluding consequential damages. Liability is limited to direct actual damages, with no recourse beyond the parties themselves. Compliance with all applicable laws, including anti-corruption regulations, is mandatory for both parties. In the event of force majeure, obligations are suspended for the duration of the event, except for payment obligations.

●	Jurisdiction. Disputes under the Tolling Agreement are subject to negotiation and arbitration in New York, with the Tolling Agreement governed by New York law. Jury trials are waived, and each party bears its own legal costs. The Tolling Agreement also covers various miscellaneous terms, including the relationship of the parties, integration, public announcements, modifications, survival, notices, and assignments

Products (Offtake), Services, and Customer Characteristics

RBio plans to produce over time several offtake streams, derived from its biorefinery processes. These products are expected to initially include high-purity cellulose (HPC), and in the future may include bioethanol, lignosulfonates, formic acid, and renewable energy, all of which have specific and compelling characteristics that appeal to a broad range of industries.

RBio also plans to sell HPC to industrial customers that will use HPC as a feedstock. RBio’s selling efforts are focused on the United States, Europe, Japan, South Korea and China. RBio plans to adapt its biorefinery model to meet a wide range of customer requirements, including producing different types of offtake such as bioethanol, biogas, and various other biomaterials, as described below. We expect that nearly all of our biorefinery products would be sold within 500 miles of the Cosmo facility. In the future, RBio may sell directly to, or partner with, utilities, merchant power operators, and industrial chemical end users as its product offerings evolve.

HPC will initially be RBio’s primary product, which caters to several market segments. Potential customers for these products include manufacturers in the textile industry, where HPC is used to produce viscose, lyocell, and other cellulose-based fibers. These fibers are prized for their softness, strength, and biodegradability, making them ideal for sustainable fashion and technical textiles. Additionally, HPC is a core material in the production of cellulose ethers and esters, which are used in pharmaceuticals, food additives, specialty chemicals and acetate, which is used for filters, plastics and textiles, as well as nitration grades used in paints, varnishes and polishes. These industries demand high-quality, pure cellulose with specific chemical and physical properties.

Bioethanol is another potential offtake product, with potential customers in the energy and automotive sectors. Bioethanol serves as a renewable fuel additive, helping to reduce greenhouse gas emissions and dependence on fossil fuels. Its high octane rating and cleaner-burning properties make it a preferred choice for blending with gasoline, particularly in regions with stringent environmental regulations. Bioethanol’s compelling characteristics include its renewable nature, ability to lower carbon footprints, and contribution to energy security, making it attractive to both policymakers and consumers.

Lignosulfonates, another potential byproduct of RBio’s biorefinery process, are versatile chemicals used in a wide array of applications. Potential customers for lignosulfonates include the construction industry, where they are used as concrete admixtures to improve workability and strength. Additionally, they serve as dispersants in agricultural chemicals, binding agents in animal feed, and additives in oil drilling fluids. The characteristics of lignosulfonates lie in their multifunctionality, cost-effectiveness, and environmental friendliness. They are derived from renewable resources and provide an alternative to synthetic chemicals, aligning with the growing demand for sustainable and green products.

Formic acid, another potential offtake product, has potential customers in the agriculture, leather, and textile industries. It is used as a preservative and antibacterial agent in livestock feed, a coagulant in the rubber industry, and a pH adjuster in textile dyeing and finishing. Formic acid’s compelling characteristics include its high efficiency as a preservative, biodegradability, and minimal environmental impact. These attributes make it an attractive option for companies seeking effective and eco-friendly solutions.

Biomass and biogas are also potential offtake products, catering to the growing demand for clean and sustainable power sources. Potential customers include utility companies, merchant producers, and industrial players looking to reduce their carbon footprints and comply with renewable energy mandates. The characteristics of ’this renewable energy include its reliability, sustainability, and ability to provide dispatchable power as opposed to intermittent sources like wind and solar. This makes it an attractive option for base-load power generation and for companies aiming to enhance their renewable energy portfolios.

Finally, RBio also plans to in the future offer services related to the sale of its products. Depending on the product sold, these services could include professional services, plant commissioning and startup services, or plant operation services.

Market Opportunity

The President’s Council of Advisors on Science and Technology (PCAST) defines the U.S. bioeconomy as the, “utilisation, conservation and regeneration of biological resources, including related knowledge, science, technology, and innovation, to provide sustainable solutions to enable a transformation to a sustainable economy.” The U.S. National Academies of Science, Engineering, and Medicine estimated that the value of the direct economic inputs from the U.S. bioeconomy to be over $400 billion in 2016. PCAST expects that “as companies continue to shift to biologically based processes or develop novel bioproducts, the bioeconomy is poised for enormous growth over the coming decades.”

The wood fiber based portion of the bioeconomy accounts for roughly one-third of the current U.S. bioeconomy. According to the American Forest and Paper Association, the U.S. wood fiber industries currently contribute more than $300 billion annually to the U.S. economy, primarily from the production of lumber and pulp products. This $300 billion economic contribution is derived from more than 350 pulp mills and over 500 sawmills in the United States. RBio believes that every one of these facilities has the potential to increase their revenue flows over their current level by extracting more economic value from their existing wood raw material; primarily by utilizing their residual and waste streams.

As the U.S. economy moves towards decarbonization, RBio sees the opportunity to leverage our intellectual capital from financial analysis, market analysis, engineering and chemical knowledge to profit from the forest industry’s efforts to extract the highest economic value from every kilo of wood fiber.

RBio plans to execute its partnership strategy through a combination of joint ventures, acquisitions and brownfield site developments. RBio believes that its development of financial analysis tools, market databases, engineering and wood processing methodologies together with its distribution channels will make RBio a “go to” partner for many existing forest based industries. RBio’s management believes that it is positioned to take advantage of significant opportunities initially in the HPC markets, and in the future the biofuel and biochemical markets. These markets are growing rapidly in response to global demand from a variety of end customers.

In the wood fiber segment of the bioeconomy, RBio believes that its business opportunity is informed by RBio’s management’s decades of experience in the wood based pulp markets in North America and Europe. Specifically, RBio believes that its knowledge about how the current forestry based industries utilize their wood resources is a competitive advantage:

1. For sawmills the primary objective is to produce lumber, but the yield of square or rectangular lumber from a round tree rarely approaches 60% of a log; the remaining 40% is currently sold for low value applications or, in some cases, burnt; and

2. In pulp companies the objective is to separate the cellulose content, approximately 40% of each tree, from its lignin and sugars content, which accounts for up to 60% of the composition of the wood fiber. Today the high value product is the wood pulp, but RBio’s proposition is that the low-value or waste streams from lignin and sugars will become more profitable over time.

RBio’s goal is to increase the value of the 40% of sawmill residuals that aren’t lumber and the 60% of wood resource not needed for pulp production.

HPC

The Cosmopolis mill produces both commodity and specialty grades of high purity cellulose, the commodity grades are often referred to as dissolving wood pulp (DWP). Both qualities of HPC are integral to various chemical industries, serving as key raw materials for products such as viscose, lyocell, and other specialty cellulose products. According to CelCo Cellulose Consulting, as shown below in Figure 1, the total global demand for HPC in 2023 was approximately 8.5 million tonnes and for specialty grade HPC approximately 1.5 million tonnes. The growth trajectories of HPC has a historical compound annual growth rate of approximately 2-3%.

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Figure 1: Total Global Demand for HPC (inclusive of 2024 and 2025 projections). Source: CelCo Cellulose Consulting

The HPC market is highly competitive, with significant barriers to entry. These barriers include the need for specialized equipment, stringent purity requirements, demanding customer specifications and government issued operating permits. Currently, approximately four key players dominate the specialty grade HPC market, controlling around 80% of the market share. The key barrier to entry is the pulp purity in the percentage of cellulose content, which is referred to as “Alpha.”. Commodity grade HPC has a 91 to 93 Alpha and the specialty grades have Alphas that generally range from 93.5 to 98. While these gradations may seem small, each unit of increased Alpha requires at least a 3% increase in mill refining capabilities and production costs. Consequently, even small difference of purity creates significant additional engineering, capital investment, permitting requirements and production costs.

Moreover, the softwood segment of the global HPC market faces significant supply constraints in the near term. The closure of several mills, including Georgia Pacific’s Foley Mill in 2023 and RYAM’s Témiscaming Mill in 2024, has reduced global supply by over 600,000 tonnes, increasing customer opportunities for RBio as well as potentially creating pricing power for RBio.

As described above, HPC serves as a critical input for a variety of high-value products. These include textiles, pharmaceuticals, packaging, food additives, and specialty chemicals.

Biofuels and Biochemicals

Biofuels are renewable energy sources derived from biological materials such as plants, agricultural residues, and organic waste. They serve as an alternative to fossil fuels, offering environmental benefits by reducing greenhouse gas emissions and dependence on finite resources. The primary biofuels include bioethanol, biodiesel, and biogas.

The global biofuels market has experienced significant growth over the past decade, driven by increasing environmental awareness, governmental policies, and technological advancements. According to the International Energy Agency (IEA), global biofuel demand is expected to expand by 38 billion liters over 2023-2028, to a total of 200 billion liters by 2028.

North America, Europe, and Asia-Pacific are the leading regions in biofuel production and consumption. The United States and Brazil dominate the bioethanol market, while Europe leads in biodiesel production. The Asia-Pacific region is witnessing rapid growth in biofuel demand, particularly in countries like China and India, due to increasing energy needs and stringent environmental regulations.

Government policies play a pivotal role in driving the biofuels market. In the United States, the Renewable Fuel Standard (RFS) mandates the blending of biofuels with gasoline, creating a steady demand for bioethanol and biodiesel. Similarly, the European Union’s Renewable Energy Directive (RED) sets targets for renewable energy consumption in transport, promoting the use of biofuels. The Inflation Reduction Act (IRA) of 2022 in the United States further supports the biofuels sector by offering Investment Tax Credits (ITCs), Production Tax Credits (PTC’s) and low-interest loans to eligible projects. These incentives aim to reduce capital costs and/or operating costs to promote the establishment of sustainable energy projects, as further described below.

Bioethanol is a renewable fuel produced from plant materials such as corn, sugarcane, and cellulosic biomass. It is primarily used as a blending component in gasoline to improve octane levels and reduce emissions. In the United States, bioethanol production is expected to grow significantly, supported by federal mandates and the IRA’s incentives. The U.S. Environmental Protection Agency (EPA) was directed by Congress under the Energy Independence and Security Act of 2007 to maintain a target of 16 billion gallons of cellulosic biofuel in 2022. RBio’s focus on bioethanol production from non-food feedstocks, i.e. sawmill residuals and pulp mill waste streams, positions it to benefit from higher market prices and government incentives.

Biodiesel is another major biofuel that can be produced from wood based biomass as well as a range of other oils. It is used as a substitute for petroleum diesel in transportation and heating applications. The biodiesel market is driven by similar factors as bioethanol, including government mandates and incentives. RBio’s strategic focus on producing biodiesel from sustainable feedstocks aligns with market trends and regulatory requirements.

Biogas, produced from the anaerobic digestion of organic materials, is a versatile renewable energy source used for electricity generation, heating, and as a vehicle fuel. The biogas market is expanding rapidly, driven by the need for sustainable waste management and renewable energy solutions. In the United States, the IRA provides incentives for biogas projects, further boosting the market. RBio’s potential capability to produce biogas from forestry residues and other organic waste positions it well to capitalize on this growing market.

Potential for Federal Funding

RBio has engaged with multiple stakeholders regarding potential U.S. federal funding through the Inflation Reduction Act (IRA) of 2022. This legislation aims to support the development of renewable energy, sustainable fuels, and green materials by providing significant financial incentives. RBio believes that it is well-positioned to benefit from these incentives, which will play a crucial role in advancing its biorefinery projects and enhancing its operational capacity.

The IRA offers two primary forms of financial assistance that are relevant to RBio: Investment Tax Credits (ITCs) and government-backed low-interest loans. These provisions are designed to offset capital costs and support the establishment of sustainable energy projects. RBio has been proactive in engaging with local, state, and federal authorities regarding these potential funds.

Specifically, RBio is preparing formal applications for both ITCs and the low-interest loans. These applications detail the Company’s planned investments, projected outcomes, and compliance with the IRA’s requirements. The ITCs can cover up to 50% of a qualifying project’s capital costs, which may provide a substantial support for RBio’s future initiatives. Additionally, the Department of Energy (DOE) offers loans that can cover up to 50% of a project’s funding, potentially ensuring access to necessary capital to expand and its operations.

To date, RBio has received positive indications from federal authorities regarding its eligibility for these funding mechanisms. Based on discussions between RBio management and senior Government officials, RBio believes that up to $350 million in Investment Tax Credits alongside a further $350 million in low-interest, low-covenant loans from the DOE may be available for the Cosmopolis site. These funds would be instrumental in supporting the development of RBio’s downstream bioenergy and biofuels projects.

The next stage involves detailed negotiations and the finalization of funding terms. RBio is currently working closely with government officials and consultants to ensure that all requirements are met and that the funding agreements are structured to support the Company’s long-term strategic goals. This phase also includes compliance with additional criteria under the IRA, such as demonstrating that RBio is among the highest paying entities in its community, contributing to local economic development, and sourcing engineering and equipment domestically where possible.

RBio’s Competitive Strengths

RBio believes that it will have several competitive strengths. First, RBio believes that other potential suppliers of HPC have a forestry orientation and have not taken advantage of the energy and chemical market opportunities. In this fragmented competitive backdrop, RBio can take advantage of pricing power. Second, RBio intends to seek to extract maximum value from raw material by integrating downstream materials. Third, RBio intends to initially operate as a “capital-light” business by acquiring production capabilities via tolling agreements with contract manufacturers as described above.

Human Capital Resources

As of May 31, 2024, RBio has two full-time employees, its Chief Executive Officer, Richard James Bassett, and its Chief Operating Officer and Chief Financial Officer, Mark Storrie. RBio’s human capital management objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating future employees.

Competition

RBio will compete with other chemical suppliers who sell HPC and related offtake, including Norway-based Borregaard, targeting customers in North America. RBio believes that Cosmo will be one of the few biorefineries able to produce HPC and related offtake at scale.

Customers

RBio’s immediate HPC target customers are industrial customers that have been buying products from Cosmopolis for decades. In the future, RBio may also sell directly to, or partner with, utilities, merchant power producers, and direct industrial chemical end users as its product offerings evolve. RBio plans to contract and produce on an on-demand basis; providing product on a sell-first, produce-second basis.

Facilities

RBio’s headquarters are located in Aberdeen, Washington. RBio believes that its current facilities are adequate for its current operating needs.

Legal Proceedings

There are no claims, lawsuits, or proceedings currently pending against RBio. However, it may be subject from time to time to various claims, lawsuits, and other legal and administrative proceedings that may arise in the ordinary course of business. Some of these claims, lawsuits, and other proceedings may range in complexity and result in substantial uncertainty; it is possible that they may result in damages, fines, penalties, non-monetary sanctions, or relief.

RBIO MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be read in conjunction with our financial statements for the three months ended March 31, 2024 and the period from December 13, 2023 (inception) to December 31, 2023 and other information included elsewhere in this report. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from such forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this report. Additionally, our historical results are not necessarily indicative of the results that may be expected in any future period. Amounts are presented in U.S. dollars.

Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we,” “us,” “our” and “the Company” generally refer to RBio Energy Corporation in the present tense or RBio Energy Corporation from and after the Business Combination.

Cautionary Note Regarding Forward-Looking Statements

This report contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “shall,” “seek,” “result,” “become,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean a statement is not forward looking. Indications of, and guidance or outlook on, future earnings, dividends or financial position or performance are also forward looking statements. These forward-looking statements include, but are not limited to: (1) references with respect to the anticipated benefits of the proposed Business Combination and anticipated closing timing; (2) the anticipated capitalization and enterprise value of the combined company following the consummation of the proposed Business Combination; (3) current and future potential commercial and customer relationships; and (4) anticipated demand for RBio Energy Corporation product offerings.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially, and potentially adversely, from those expressed or implied in the forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) risks relating to the uncertainty of the projected financial information with respect to RBio Energy Corporation; (ii) the impact of the COVID-19 pandemic on RBio Energy Corporation’s business and/or the ability of the parties to complete the proposed Business Combination; (iii) the inability to maintain the listing of the Company’s shares on Nasdaq following the proposed Business Combination; (iv) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of RBio Energy Corporations to grow and manage growth profitably, sell and expand its product and service offerings, implement its growth strategy and retain its key employees; (v) risks relating to RBio Energy Corporation’s operations and business, including the combined company’s ability to raise financing, hire employees, secure supplier, customer and other commercial contracts, obtain licenses and information technology and protect itself against cybersecurity risks; (vi) intense competition and competitive pressures from other companies worldwide in the industries in which the combined company will operate; (vii) litigation; (viii) costs related to the Business Combination; (ix) changes in applicable laws or regulations; and (x) the possibility that RBio Energy Corporation may be adversely affected by other economic, business and/or competitive factors.

These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this report. Accordingly, undue reliance should not be placed upon the forward-looking statements.

The PSLRA provides a safe harbor for forward-looking statements made with respect to certain securities offerings, but excludes such protection for statements made in connection with certain other securities offerings, such as tender offers and initial public offerings. The term “initial public offering” is not defined in the PSLRA. Given the particular characteristics of mergers and business combinations completed by special purpose acquisition companies, there has been some question regarding whether such mergers and business combinations are “initial public offerings,” and therefore not subject to the protection of the PSLRA. There is currently no relevant case law on this matter, and accordingly, there can be no assurances that the safe harbor is applicable to forward-looking statements made by PC3 and RBio Energy Corporation in connection with the Business Combination, and the protections of the safe harbor provided by the PSLRA to PC3 and RBio Energy Corporation may not be available.

Business Overview

RBio Energy Corporation (the “Company” or “RBio Energy”), a Delaware private domestic corporation that was formed to enter into the business of acquiring existing dissolving wood pulp (DWP) and high purity cellulose (HPC) businesses and developing these into producers of sustainable bioenergy, biofuels, biochemicals and biomaterials producers.

Recent Developments

Recent events impacting our business are as follows:

Business Combination Agreement:

On February 6, 2024, the Company entered into a Business Combination Agreement with Perception Capital Corp. III, a Cayman Islands exempted company, RBio Energy Holdings Corp., a Delaware corporation and Perception RBio Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of NewPubco, collectively referred to as the “Parties”.

Pursuant to the Business Combination Agreement, among other things, (i) the holders (whether one or more) of the common stock of the Company will exchange all of their shares of common stock of the Company for shares of common stock of NewPubco, as a result of which the Company will become a direct wholly owned subsidiary of NewPubco, and (ii) Merger Sub will merge with and into PC3, with PC3 surviving such merger as a wholly-owned subsidiary of NewPubco (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Transaction” and the closing of the Transaction, the “Closing”).

The proposed Merger is expected to be consummated after receipt of the required approvals by the shareholders of PC3 and stockholders of the Company and the satisfaction or waiver of certain other customary conditions, as summarized below.

The Share Exchange

On the Closing Date and prior to the effective time of the Merger, upon the terms and subject to the conditions of the Business Combination Agreement and a stock exchange agreement to be entered into among the Company’ Stockholders, the Company and NewPubco, the terms of which will be mutually agreed by the Company and PC3 (the “Exchange Agreement”), the Company’s Stockholders will effect the Share Exchange, pursuant to which all of their shares of the Company’s Common Stock will be exchanged for a number of validly issued, fully paid and nonassessable shares of NewPubco Common Stock set forth on the payment spreadsheet (as defined in the Business Combination Agreement, and the aggregate number of shares of NewPubco Common Stock issuable to the Company’s Stockholders pursuant to this exchange, the “RBio Energy Exchange Consideration”); provided, that, unless as specifically agreed in writing by the Company and PC3, the payments spreadsheet will be substantially based on the pro forma cap table, attached as Exhibit A in the Business Combination Agreement. Upon the Share Exchange, the shares of NewPubco Common Stock issued and outstanding immediately prior to the Share Exchange will be automatically cancelled and cease to exist.

The Merger; Merger Effective Time; Effect of the Merger

Immediately after the Share Exchange and on the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the Cayman Companies Act, Merger Sub will merge with and into PC3, with PC3 surviving the Merger as a direct wholly owned subsidiary of NewPubco. Following the Merger Effective Time (as defined below), (a) the separate existence of Merger Sub will cease and PC3 will continue as a direct wholly-owned subsidiary of NewPubco and (b) PC3 will (i) become a direct, wholly owned subsidiary of NewPubco, (ii) continue to be governed by the Laws of the Cayman Islands, and (iii) succeed to and assume all of the rights, properties and obligations of Merger Sub in accordance with the Cayman Companies Act, and the shareholders of PC3 (the “PC3 Shareholders”) will be entitled to the PC3 Merger Consideration as set forth on the Payment Spreadsheet. The Merger will become effective at the time the plan of merger, substantially in the form to be mutually agreed by the Company and PC3 after the Merger Effective Time.

Exchange of Certificates

On the Closing Date, PC3 and the Company will enter into an exchange agent agreement with a bank or trust company (the “Exchange Agent”), it being agreed that Continental Stock Transfer and Trust Company (“CST”) is satisfactory to all parties, for the purpose of (i) exchanging ordinary shares of PC3 (“PC3 Ordinary Shares”) on the transfer books of PC3 immediately prior to the Merger Effective Time for NewPubco Common Stock, (ii) exchanging warrants of PC3 (“PC3 Warrants”) on the transfer books of PC3 immediately prior to the Merger Effective Time for warrants of NewPubco (“NewPubco Warrants”) pursuant to the terms and subject to the other conditions set forth in the Business Combination Agreement, and (iii) exchanging each share of the Company’s Common Stock issued and outstanding immediately prior to the Share Exchange for NewPubco Common Stock pursuant to the terms and subject to the other conditions set forth in the Business Combination Agreement.

On the Closing Date, and prior to the Merger Effective Time, NewPubco will deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Company’s stockholders through the Exchange Agent, shares of NewPubco Common Stock in book-entry form representing RBio Energy Exchange Consideration, and at the Merger Effective Time, NewPubco will deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of PC3 Ordinary Shares and PC3 Warrants through the Exchange Agent, (x) shares of NewPubco Common Stock in book-entry form representing the number of shares of NewPubco Common Stock issuable in exchange for the PC3 Ordinary Shares outstanding immediately prior to the Merger Effective Time and (y) NewPubco Warrants in book-entry form representing the NewPubco Warrants in exchange for the PC3 Warrants outstanding immediately prior to the Merger Effective Time, in each case after giving effect to any required tax withholding.

Commercial/Supply Agreement

After the execution of the Business Combination Agreement but prior to March 31, 2024, the Company plans to negotiate and execute a commercial supply and/or fulfillment agreement with a supplier or other vendor to produce the Bioenergy, Biofuels and Biomaterials and, to the extent necessary and appropriate, lease, license or acquire certain of such supplier’s or other vendor’s assets (the “C/S Agreement,” together with any agreements, documents, certificates or instruments relating thereto or executed or delivered in connection therewith, the “Tolling Agreement,” and the transactions contemplated by the Tolling Agreement, the “transactions contemplated under the Tolling Agreement”), all on the terms and conditions to be agreed by, and subject to the approval of the Company’s Stockholders.

Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations and warranties of the Company, the Company’s Stockholders, PC3, NewPubco and Merger Sub relating to, among other things, their organization and qualification, outstanding capitalization, the absence of certain changes or events, tax matters, material contracts, and other matters relating to their respective businesses and authority to consummate the Transaction.

The Business Combination Agreement also contains covenants by the Company, PC3, NewPubco and Merger Sub relating to, among other things, (i) conduct businesses in the ordinary course and consistent with past practice during the period between the execution of the Business Combination Agreement and consummation of the Transaction and to refrain from taking certain actions specified in the Business Combination Agreement, subject to certain exceptions, (ii) prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”) with respect to the NewPubco Common Stock and NewPubco Warrants to be offered and issued in connection with the Merger, (iii) call, notice and hold the PC3 Shareholders’ Meeting as promptly as practicable after the date on which the Registration Statement becomes effective for the purpose of voting solely upon the PC3 Proposals (as defined in the Business Combination Agreement), (iv) non-solicitation of the Company during the period between the date of the Business Combination Agreement and the Merger Effective Time or the earlier termination of the Business Combination Agreement, (v) directors and officers indemnification and “tail” or “runoff” policy for certain directors and officers at the Closing, (vi) stock exchange listing, (vii) the Required Financials (as defined in the Business Combination Agreement) to be provided by the Company, (viii) certain equity incentive plan to be approved and adopted by NewPubco, and (ix) additional financing activities PC3 and the Company may conduct as contemplated under the Business Combination Agreement (the “Potential Financing”).

Conditions to the Merger

The obligations of the Company, PC3, NewPubco and Merger Sub to consummate the Transaction, including the Share Exchange and the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing, among other things, (i) approval by the Company’s and PC3’s respective stockholders and shareholders, (ii) no law, regulation, judgment, decree, executive order or award enjoining or prohibiting the consummation of the Transaction, (iii) all required filings under the HSR Act will have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Transaction under the HSR Act will have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder will have been obtained, and (iv) the Registration Statement will have been declared effective under the Securities Act.

Termination

The Business Combination Agreement may be terminated, and the Transaction may be abandoned at any time prior to the Closing, notwithstanding any requisite approval and adoption of the Business Combination Agreement and the Transaction by the Company’s Stockholder or PC3, among other things, (i) by mutual written consent of PC3 and the Company, (ii) by either PC3 or the Company if the Merger Effective Time will not have occurred prior to July, 22, 2024, (iii) by either PC3 or the Company if any Governmental Authority (as defined in the Business Combination Agreement) in the United States will have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transaction, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transaction, including the Merger, (iv) by either PC3 or the Company if any of the PC3 Proposals (as defined in the Business Combination Agreement) will fail to receive the required shareholder approval from PC3, (v) by PC3 upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in the Business Combination Agreement, or if any representation or warranty of the Company will have become untrue, in either case such that the conditions set forth in the Business Combination Agreement would not be satisfied, subject to further conditions, (vi) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of PC3 and Merger Sub set forth in the Business Combination Agreement, or if any representation or warranty of PC3 and Merger Sub will have become untrue, in either case such that the conditions set forth in the Business Combination Agreement would not be satisfied, subject to further conditions, (vii) by PC3 if the Required Financials will not have been delivered to PC3 by the Company on or before not later than thirty (30) days in which the funding required to prepare and finalize such Required Financials has been provided by PC3 to the Company, unless otherwise agreed in writing by PC3 and the Company, or (viii) by PC3 if the Tolling Agreement will not have been executed and delivered to PC3 by no later than March 31, 2024.

Effect of Termination

In the event of the termination of the Business Combination Agreement, the Business Combination Agreement will forthwith become null and void, and there will be no liability under the Business Combination Agreement on the part of any party thereto, except as set forth in the Business Combination Agreement and any corresponding definitions, or in the case of termination subsequent to a willful material breach of the Business Combination Agreement by a party.

Expenses

If the Closing occurs, the unpaid transaction expenses of PCR and the Company will be paid in accordance with the Business Combination Agreement. If the Share Exchange, the Merger and the Transaction will not be consummated, all expenses (including the fees and expenses of any outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers) incurred in connection with the Business Combination Agreement and the Transaction will be paid by the party incurring such expenses, provided that, notwithstanding the foregoing, prior to the Closing (and regardless of whether the Closing occurs), PC3 will pay, or cause to be paid, up to $100,000 of legal counsel fees and expenses incurred by the Company (or its stockholders or affiliates for the benefit of the Company) in connection with the negotiation and execution of the Transaction and/or the transactions contemplated under the Tolling Agreement, the negotiation and preparation of the Transaction Documents (as defined in the Business Combination Agreement) and/or the Tolling Agreement, due diligence efforts relating to the Transaction and/or the transactions contemplated under the Tolling Agreement, and any and all other related activities, from time to time within five business days after receipt of such counsel’s summary invoice therefor.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, Perception Capital Partners IIIA LLC, a Delaware limited liability company (“Sponsor”), the Company and PC3 entered into the Sponsor Support Agreement, pursuant to which, among other things, (i) Sponsor will vote its shares of PC3 in favor of the Business Combination Agreement and the Transaction, and any other proposal submitted for approval by the shareholders of PC3 in connection with the Transaction and against any action, agreement, transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of PC3 under the BCA, (ii) Sponsor will agree to not demand that PC3 redeem Sponsor’s PC3 Ordinary Shares in connection with the Transaction, and not to otherwise participate in any such redemption by tendering or submitting any of such shares for redemption, (iii) Sponsor will waive certain anti-dilution provisions of its PC3 Ordinary Shares set forth in the PC3’s amended and restated memorandum and articles of incorporation, and any and all other anti-dilution rights, in connection with the Transaction with respect to each Class B ordinary share of PC3 held by Sponsor, and (iv) at the Closing and upon the written notice of the Company, Sponsor will forfeit up to all of the private placement warrants of PC3 (the “PC3 Private Placement Warrants”). Thereafter, in connection with any Potential Financing, Sponsor will cause PC3 to issue new warrants exercisable at the same price per share for up to the number of PC3 Ordinary Shares for which the PC3 Private Placement Warrants so forfeited were exercisable, to such persons as the Company may direct in writing in its discretion prior to the Closing.

Results of Operations

For the period from December 13, 2023 (inception) to December 31, 2023 and the three months ended March 31, 2024, the Company did not generate any revenues. As of March 31, 2024, the Company’s expenses are associated with start-up and costs related to the potential Business Combination as described above.

The following table summarizes our financial results for the three months ended March 31, 2024 (in dollars):

	For the three months ended March 31, 2024	For the period from December 13, 2023 (inception) to December 31, 2023
Operating Expenses:
General and administrative	$50,267	$3,533
Start up costs	-	1,340
Loss from operations	$(50,267)	$(4,873)

Liquidity and Capital Resources

Since inception, the Company’s primary sources of liquidity have been cash flows provided by an affiliated company. For the period from December 13, 2023 (inception) to December 31, 2023, and the three months ended March 31, 2024, the Company reported net losses of $4,873 and $50,267 respectively. As of December 31, 2023 and March 31, 2024, the Company had an aggregate cash of $1,000 for both periods, a net working capital deficit of $3,873 and $54,140 and accumulated deficit of $4,783 and $55,140.

On December 31, 2023, the Company entered into loan agreement with an affiliate entity pursuant to which the affiliate agreed to make vendor payments to cover start-up and other operating costs on behalf of the Company.

The Company’s future capital requirements will depend on many factors, including the Company’s revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through completion of additional equity raises, as well as through the Business Combination. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these financial statements are available to be issued. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Critical Accounting Policies

Basis of Accounting

The accompanying financial statements have been prepared in accordance with GAAP, expressed in U.S. dollars. References to GAAP issued by the FASB in these accompanying notes to the financial statements are to the FASB Accounting Standards Codification (“ASC”).

Emerging Growth Company Status

The Company is expected to be an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the JOBS Act of 2012. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, the Company will not be subject to the same implementation timeline for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of the Company’s financial statements to those of other public companies more difficult.

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are adjusted to reflect actual experience when necessary. There were no significant estimates for the period from December 13, 2023 (inception) to December 31, 2023 or the three months ended March 31, 2024.

Cash and cash equivalents

Cash is comprised of cash in the bank which is subject to an insignificant risk of changes in value. The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. At March 31, 2024 and December 31, 2023, cash amounted to $1,000 and $1,000. There were no cash equivalents at March 31, 2024 and December 31, 2023.

Prepaid expenses

Prepaid expenses comprised advance payments and retainers made by the Company or by an affiliate on behalf of the Company for services to be performed at a later date. Upon completion of the services, the invoiced or accrued amounts are expensed on the statement of income.

Net loss Per Share

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock of the Company outstanding during the period. Diluted net loss per share is computed by giving effect to all potential shares of common stock, including preferred stock and convertible notes, to the extent dilutive. There were no potential dilutive common stock equivalents for the period ended December 31, 2023 or the quarter ended March 31, 2024

EXECUTIVE AND DIRECTOR COMPENSATION OF RBIO

Throughout this section, unless otherwise noted, references to “we,” “us,” “our,” “RBio,” the “Company” and similar terms refer to RBio prior to the consummation of the Business Combination, and to NewPubco and its subsidiaries after the Business Combination.

Upon the consummation of the Business Combination, NewPubco will be considered an emerging growth company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, NewPubco will be required to provide tabular disclosure of summary compensation and outstanding equity awards at fiscal year-end, as well as limited narrative disclosures. In general, this disclosure will be required for each individual who served as principal executive officer during the year and the company’s two most highly compensated executive officers other than the principal executive officer whose total compensation for the applicable year exceeded $100,000 and who were serving as executive officers as of the applicable year end. For 2023, we did not have any executive officers.

Employment Agreement with Mr. Bassett

RBio will enter into an employment agreement with Mr. Bassett (the “Bassett Employment Agreement”) that will become effective concurrently with the Closing. Under the terms of the Bassett Employment Agreement, Mr. Bassett will hold the position of Chief Executive Officer and will receive a base salary of $[●] annually. In addition to the base salary, beginning in 2024, Mr. Bassett will be eligible to earn a bonus of up to $[●], with any payout subject to the achievement of performance goals established by our board of directors and the terms included in the Bassett Employment Agreement. While employed pursuant to the Bassett Employment Agreement, Mr. Bassett will be eligible to receive awards pursuant to the Equity Incentive Plan. Beginning in 2024, Mr. Bassett will be eligible to receive awards with respect to up to [●] shares based upon the achievement of performance goals established by our board of directors and the terms included in the Bassett Employment Agreement.

The Bassett Employment Agreement will continue until [●], 202[●], unless terminated or not renewed. The Bassett Employment Agreement includes an automatic renewable mechanism for additional 12-month terms unless either party provides written notice of non-renewal.

MANAGEMENT OF NEWPUBCO AFTER THE BUSINESS COMBINATION

Board of Directors and Management

The following is a list of the persons who are anticipated to be NewPubco’s directors and executive officers following the Business Combination and their ages and anticipated positions following the Business Combination.

Name	Age	Position
Richard Bassett	67	Chief Executive Officer and Director — Class III
Mark Storrie	[●]	Chief Financial Officer

Richard Bassett has served as Chairman and CEO for RBio since January, 2024, and is the owner and founder of Cosmopolis Specialty Fibers, where he has served as Chairman and CEO since January, 2023. Mr. Bassett is also the Managing Partner of Charlestown Investments since 2005. From 1988 to 2005 he was the Managing Director of CPS Alcar, a boutique corporate finance consulting firm focused on shareholder value. At CPS Alcar he had the opportunity to advise on more than $65 billion in M&A transactions as well as more than $100 billion of internal investments at Fortune 500 companies including Citibank, Credit Suisse, Daimler Benz, Shell, Hoechst/Aventis, ABB, BP, BMW, Elf, Glaxo, Ciba-Geigy, and more. Mr. Bassett has also invested in private companies and property at Charlestown Investments, which include purchasing the Neucel mill in British Columbia from bankruptcy in 2005 and selling it in 2011, and purchasing the Cosmopolis mill in both 2010 and 2022. Mr. Bassett’s experience in joint ventures and technology while at Charlestown Investments includes a joint venture with Think Tools, Switzerland and with NeXT computers in the UK. He has also directed the development of a financial analysis software development for Deutsche Bank with additional development support provided by McKinsey, Citibank, and others.

Mr. Bassett has additional transaction experience in High Purity Cellulose markets including the sale of the Hallein, Austria HPC mill for the owner, Schweighofer Fiber GmbH to Towerbrook Capital in 2017. Mr. Bassett has a number of years of experience in the Government of British Columbia where he as Executive Assistant to the Minister of Health, and Community Relations Secretary in the Government Cabinet Office. Subsequently he worked in the Government of Canada as the Senior Advisor to the Minister of Fisheries and Oceans.

Mark Storrie has served as Treasurer and Chief Operating Officer for RBio since January, 2024. Prior to RBio, Mr. Storrie was the Chief Finance Officer and co-founder of Qovarian Holdings Ltd., which explored the international payments and remittance market. Mr. Storrie served as the Chief Technology Officer at IBG Financial Markets from 2009 to 2019, and the Principal and Risk Officer for Agility Fund Management from 2012 to 2018. Mr. Storrie has extensive experience in specialty cellulose, including as a co-founder of Neucel Specialty Cellulose in 2005, where he was responsible for developing a business and strategic investment plan, development, and oversight of the restart of the Neucel HPC mill in Port Alice, British Columbia, including production of more specialized products. Mr. Storrie is also a Co-Founder of Cosmopolis Specialty Cellulose in 2010, where he led capital budgeting and project planning for the Cosmopolis HPC mill restart. Mr. Storrie developed the Hallein, Austria (Austrocel) mill conversion plan in 2011, and participated on the Austrocel mill’s M&A sales team from 2016-2017.

Board of Directors

In accordance with the Amended Charter, the Board is divided into three classes, Classes I, II and III, each to serve a three year term, except for the initial term after the Closing, for which the Class I directors will be up for reelection at the first annual meeting of stockholders occurring after the Closing, and for which the Class II directors will be up for reelection at the second annual meeting of stockholders occurring after the Closing. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. Directors will not be able to be removed during their term except for cause, and then only by the affirmative vote of the holders of not less than two thirds (2/3) of the outstanding shares of capital stock then entitled to vote at an election of directors. The directors are divided among the three classes as follows:

●	the Class I directors are [●] and [●], and their terms expire at the annual meeting of stockholders to be held in 2025;

●	the Class II directors are [●] and [●], and their terms expire at the annual meeting of stockholders to be held in 2026;

●	the Class III directors are Richard Bassett and [●], and their terms expire at the annual meeting of stockholders to be held in 2027;

We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the Board into three classes with staggered three-year terms may delay or prevent a change of our Board or a change in control.

Director Independence

Controlled Company

After the completion of the Business Combination, [Richard Bassett] will beneficially own more than 50% of the combined voting power of NewPubco common stock. As a result, NewPubco will be a “controlled company” within the meaning of the Nasdaq corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or other company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of NewPubco’s board of directors consist of independent directors, (2) that NewPubco’s board of directors have a compensation committee that consists entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (3) that NewPubco’s director nominations be made, or recommended to NewPubco’s full board of directors, by NewPubco’s independent directors or by a nominations committee that consists entirely of independent directors and that NewPubco adopts a written charter or board resolution addressing the nominations process. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to these corporate governance requirements. In the event that NewPubco ceases to be a “controlled company” and its common stock continues to be listed on the Nasdaq, NewPubco will be required to comply with these provisions within the applicable transition periods.

We do not currently intend to rely on the exemptions to the corporate governance standards enumerated above. If at any time we cease to be a controlled company, we will take all action necessary to comply with the Sarbanes-Oxley Act and Nasdaq corporate governance standards, subject to any other permitted exemptions. See “Risk Factors - NewPubco will be a “controlled company” within the meaning of Nasdaq Capital Market rules and, as a result, will qualify for exemptions from certain corporate governance requirements. You may not have the same protections afforded to stockholders of companies that are not exempt from such corporate governance requirements.”

Committees of NewPubco Board of Directors

NewPubco’s Board will have the authority to appoint committees to perform certain management and administration functions. PC3’s current board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of the audit committee, compensation committee and nominating and corporate governance committee of NewPubco are described below. Members will serve on the audit committee, compensation committee and nominating and corporate governance committee until their resignation or until otherwise determined by the board of directors. Following the Closing the charters for the audit committee, compensation committee, and nominating and corporate governance committee of NewPubco will be available on NewPubco’s website.

Audit Committee

NewPubco’s audit committee will consist of [●] (Chair), [●] and [●]. Each of the members of the NewPubco audit committee will satisfy the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of the NewPubco audit committee is able to read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. The NewPubco Board will appoint a Chair from among the members of the audit committee, one of whom is also expected to be designated as an “audit committee financial expert” within the meaning of SEC regulations.

The primary purpose of the NewPubco audit committee will be to discharge the responsibilities of the NewPubco Board with respect to corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee NewPubco’s independent registered public accounting firm. Specific responsibilities of NewPubco’s audit committee include:

●	helping the NewPubco’s Board oversee NewPubco’s corporate accounting and financial reporting processes;

●	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit NewPubco’s financial statements;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, NewPubco’s interim and year-end operating results;

●	overseeing the procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing related person transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes NewPubco’s internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

●	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

NewPubco’s audit committee will operate under an amended and restated written charter that satisfies the applicable listing standards of Nasdaq.

Compensation Committee

The compensation committee of NewPubco’s Board is expected to consist of [●], [●] and [●]. It is expected that each member of the NewPubco compensation committee (“the “Compensation Committee’) will be an independent director under the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chairperson of the Compensation Committee is expected to be [●]. The primary purpose of the Compensation Committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to NewPubco’s executive officers, directors and other senior management, as appropriate.

Specific responsibilities of the Compensation Committee will include:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to NewPubco’s Chief Executive Officer’s compensation, evaluating NewPubco’s Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of NewPubco’s Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of NewPubco’s other executive officers;

●	reviewing and recommending to NewPubco’s Board the compensation of NewPubco’s directors;

●	reviewing NewPubco’s executive compensation policies and plans;

●	reviewing and approving, or recommending that NewPubco’s Board approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for NewPubco’s executive officers and other senior management, as appropriate;

●	administering NewPubco’s incentive compensation equity-based incentive plans;

●	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

●	assisting management in complying with NewPubco’s proxy statement and annual report disclosure requirements;

●	if required, producing a report on executive compensation to be included in NewPubco’s Annual Report on Form 10-K and annual proxy statement;

●	reviewing and establishing general policies relating to compensation and benefits of NewPubco’s employees; and

●	reviewing NewPubco’s overall compensation philosophy.

Compensation Committee Interlocks and Insider Participation

No member of NewPubco’s compensation committee has ever been an officer or employee of either company. None of NewPubco’s expected executive officers serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on either company’s compensation committee.

Nominating and Governance Committee

NewPubco’s nominating and governance committee will consist of [●] (Chair), [●] and [●]. The NewPubco Board will appoint a Chair from among the members of the nominating and governance committee.

Specific responsibilities of the nominating and corporate governance committee include:

●	identifying, evaluating and selecting, or recommending that NewPubco’s Board approve, nominees for election to NewPubco’s Board;

●	evaluating the performance of NewPubco’s Board and of individual directors;

●	reviewing developments in corporate governance practices;

●	evaluating the adequacy of NewPubco’s corporate governance practices and reporting;

●	reviewing management succession plans; and

●	developing and making recommendations to NewPubco’s Board regarding corporate governance guidelines and matters.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table and accompanying footnotes set forth information with respect to (i) the beneficial ownership of PC3 Class A Ordinary Shares and PC3 Class B Ordinary Shares, as of [●], the record date for the extraordinary general meeting and (ii) the expected beneficial ownership of NewPubco Common Stock immediately following the consummation of the Business Combination, assuming the no redemption scenario, and alternatively, assuming the maximum redemption scenario, for:

●	each person known by PC3 to be, or who is expected to be upon consummation of the Business Combination, the beneficial owner of more than 5% of any class of outstanding NewPubco Common Stock;

●	each member of the PC3 Board and each of PC3’s executive officers who beneficially owns PC3 Ordinary Shares;

●	each person who will become a member of the NewPubco Board or an executive officer of NewPubco upon the consummation of the Business Combination who is expected to beneficially own shares of NewPubco Common Stock; and

●	all of the members of the PC3 Board and PC3’s executive officers as a group, and all members of the NewPubco Board and the executive officers of NewPubco following consummation of the Business Combination, as a group.

As of [●], 2024, PC3 had [●] PC3 Ordinary Shares issued and outstanding, consisting of (i) [●] PC3 Class A Ordinary Shares and (ii) 6,477,845 PC3 Class B Ordinary Shares. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

The number of shares and the percentages of beneficial ownership below on a pre-Business Combination basis are based on the number of PC3 Ordinary Shares issued and outstanding as of [●]. In computing the number of PC3 Ordinary Shares beneficially owned by a person and the percentage ownership of such person, PC3 deemed to be outstanding all PC3 Ordinary Shares subject to options held by the person that are currently exercisable or exercisable within 60 days of [●]. PC3 did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The expected beneficial ownership of shares of NewPubco Common Stock post-Business Combination, assuming the no redemption scenario, has been determined based upon the assumptions: (i) no public shareholder has exercised its redemption rights to receive cash from the trust account in exchange for its public shares, (ii) 37,500,000 shares of NewPubco Common Stock are issued to the former equityholders of RBio as consideration in the Business Combination, (ii) all 6,477,845 PC3 Class B Ordinary Shares shall have converted into 6,477,845 shares of NewPubco Common Stock, (iii) none of the PC3 Public Warrants have been exercised, (iv) none of the Private Placement Warrants held by the Sponsor was forfeited, , and (v) there will be an aggregate of 63,113,525 shares of NewPubco Common Stock issued and outstanding at the closing of the Business Combination.

The expected beneficial ownership of shares of NewPubco Common Stock post-Business Combination, assuming the maximum redemption scenario, has been determined based upon the same assumptions set forth above, except that the maximum redemption scenario assumes that (i) public shareholders have exercised their redemption rights to receive cash from the trust account in exchange for the 3,910,370 public shares in the aggregate, (ii) all remaining 6,477,845 PC3 Class B Ordinary Shares shall have converted into 6,477,845 shares of NewPubco Common Stock, (iii) none of the PC3 Public Warrants have been exercised, (iv) none of the Private Placement Warrants held by the Sponsor was forfeited, and (v) there will be an aggregate of 59,203,155 shares of NewPubco Common Stock issued and outstanding at the closing of the Business Combination.

If the actual facts are different from the foregoing assumptions, ownership figures in the combined company and the columns under the title “After the Business Combination” in the following table will be different.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned ordinary shares or common stock, as applicable.

	Pre-Business Combination		Post-Business Combination
	Number of Shares		Assuming No Redemptions		Assuming Maximum Redemptions
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Outstanding Owned	% of Ordinary Shares(2)	Number of Shares Outstanding	% of Common Stock	Number of Shares Outstanding	% of Common Stock
Pre-Business Combination directors and officers(1)
Rick Gaenzle	-	-	-	-	-	-
John Stanfield	-	-	-	-	-	-
Tao Tan	-	-	-	-	-	-
Scott Honour	-	-	-	-	-	-
R. Rudolph Reinfrank	-	-	-	-	-	-
Thomas J. Abood	-	-	-	-	-	-
Karrie Willis	-	-	-	-	-	-
All pre-Business Combination officers and directors as a group (7 individuals)(2)	-	-	-	-	-	-
Five Percent Holders
Perception Capital Partners IIIA LLC(3)	4,215,230	40.6%	6,499,738	10.3%	6,499,738	11.0%
PFTA I LP(4)	2,107,615	20.3%	4,303,676	6.8%	4,303,676	7.3%
Richard Bassett	-	-	31,500,000	49.9%	31,500,000	53.2%
Post-Business Combination directors and officers
Richard Bassett	-	-	31,500,000	49.9%	31,500,000	53.2%
Mark Storrie	-	-	3,500,000	5.5%	3,500,000	5.9%
All post-Business Combination officers and directors as a group ([●] individuals)	-	-	[●]	[●] %	[●]	[●] %

*	Represents less than 1% of beneficial ownership

(1)	Unless otherwise noted, the business address of each of our shareholders is 3109 W. 50th Street, #207, Minneapolis, MN 55410.
(2)	Interests shown consist of Class A ordinary shares and Class B ordinary shares, as applicable. Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination or earlier at the option of the holders thereof.
(3)	Perception Capital Partners IIIA LLC, the New Sponsor, is the record holder of such shares. On July 21, 2023, the Initial Sponsor sold 4,215,230 Class B ordinary shares to the New Sponsor, pursuant to the Purchase Agreement.
(4)	PFTA I LP, the Initial Sponsor, is the record holder of such shares. The Initial Sponsor is controlled by its general partner, PFTA I GP, Inc. (“PFTA GP”). PFTA GP is managed by a board of directors, comprised of three members, Adam Felesky, Sacha Haque and Stephan Klee. Each director has one vote, and the approval of a majority is required to approve any action of PFTA GP, in its individual capacity or its capacity as the general partner of the Initial Sponsor. Under the “rule of three”, if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to the Initial Sponsor. Based upon the foregoing analysis, no individual director of PFTA GP exercises voting or dispositive control over any of the securities held by PFTA GP or our Sponsor, even those in which he or she holds a direct pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

PC3

Founder Shares

On March 22, 2021, the Initial Sponsor paid an aggregate of $25,000 for certain expenses on PC3’s behalf in exchange for our issuance of 7,187,500 PC3 Class B Ordinary Shares. On June 15, 2021, the Initial Sponsor surrendered 1,437,500 PC3 Class B Ordinary Shares to PC3 for cancellation for no consideration. On July 20, 2021, the Initial Sponsor received an additional 1,150,000 PC3 Class B Ordinary Shares resulting in an aggregate of 6,900,000 PC3 Class B Ordinary Shares issued and outstanding. Up to 900,000 PC3 Class B Ordinary Shares were subject to forfeiture by the Initial Sponsor depending on the extent to which the underwriters’ over-allotment option was exercised. On August 5, 2021, the underwriters partially exercised the over-allotment option to purchase an additional 1,911,379 Units; thus, 422,155 PC3 Class B Ordinary Shares were forfeited. As of June 7, 2024, PC3 had 6,477,845 PC3 Class B Ordinary Shares issued and outstanding.

The holders of PC3 Class B Ordinary Shares agreed not to transfer, assign or sell any of their PC3 Class B Ordinary Shares until the earliest of (a) one year after the completion of our initial business combination and (b) subsequent to our initial business combination, (x) if the closing price of our PC3 Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our holders of PC3 Class A Ordinary Shares having the right to exchange their PC3 Class A Ordinary Shares for cash, securities or other property.

On July 21, 2023, our Initial Sponsor sold 4,215,230 PC3 Class B Ordinary Shares and 4,392,123 PC3 Private Placement Warrants to our Sponsor, pursuant to a Securities Purchase Agreement, dated July 12, 2023. There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares or PC3 Private Placement Warrants, which will expire worthless if we do not consummate a business combination by July 23, 2024 or, if the Second Extension Amendment Proposal is approved and the Second Extension is implemented, the Extended Date.

Private Placement Warrants

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 6,333,334 PC3 Private Placement Warrants at a price of $1.50 per warrant (for consideration of $9,500,000 in the aggregate). On August 5, 2021, simultaneously with the issuance and sale of the over-allotment units, PC3 consummated the sale of an additional 254,850 PC3 Private Placement Warrants at $1.50 per PC3 Private Placement Warrant, generating additional gross proceeds of $382,275. On July 21, 2023, our Initial Sponsor sold 4,392,123 PC3 Private Placement Warrants to our Sponsor, pursuant to a Securities Purchase Agreement, dated July 12, 2023.

Share Based Compensation

Effective as of August 11, 2023, PC3 entered into a twelve-month consultant agreement with John Stanfield, pursuant to which he has agreed to serve as Chief Financial Officer of PC3 in exchange for the ability to acquire 5 Class B Units of the Sponsor, which will correspond to one half of one percent (0.5%) of our PC3 Class B Ordinary Shares held by the Sponsor. PC3 determined the value of the services performed will be recognized over the engagement period. As of March 31, 2024, the share-based compensation expense for this consultant agreement is considered de minimis.

Promissory Notes

On March 22, 2021, the Initial Sponsor agreed to loan PC3 an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note (the “March 2021 Note”). The Note was non-interest bearing, unsecured and due upon the earlier of (i) September 30, 2021 or (ii) the consummation of the IPO. We borrowed approximately $181,000 under the March 2021 Note. On August 31, 2021, we repaid the March 2021 Note in full.

On April 5, 2023, PC3 issued a promissory note (the “April 2023 Note”) to the Initial Sponsor, pursuant to which PC3 was entitled to borrow up to $1,250,000 from the Initial Sponsor to fund PC3’s working capital expenses prior to completion of any potential initial Business Combination. Also on April 5, 2023, PC3 made a draw on the April 2023 Note of $1,250,000. The April 2023 Note was non-interest bearing and payable on the earlier of July 23, 2023 and the date on which PC3 consummates a business combination. On July 21, 2023, the Initial Sponsor cancelled and forgave the April 2023 Note in connection with the closing under the Purchase Agreement. As of March 31, 2024 and December 31, 2023, there were no amounts outstanding under the April 2023 Note.

Related Party Loans

In addition, in order to finance transaction costs in connection with a business combination, our Sponsor, an affiliate of the Sponsor, or PC3’s officers and directors may, but are not obligated to, loan us funds as may be required. Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a business combination into warrants at a price of $1.50 per warrant. The warrants will be identical to the PC3 Private Placement Warrants. In the event that a business combination does not close, PC3 may use a portion of proceeds held outside the trust account to repay the Working Capital Loans but no proceeds held in the trust account would be used to repay the Working Capital Loans.

Registration Rights Agreement

Pursuant to a registration rights agreement originally entered into on July 21, 2021, the holders of the founder shares, PC3 Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and in each case holders of their component securities, as applicable) are entitled to registration rights requiring PC3 to register such securities for resale (in the case of the founder shares, only after conversion to our PC3 Class A Ordinary Shares). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that PC3 register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination and rights to require PC3 to register for resale such securities pursuant to Rule 415 under the Securities Act. PC3 will bear the expenses incurred in connection with the filing of any such registration statements.

Administrative Services and Reimbursement Agreement

Pursuant to an administrative services and reimbursement agreement, on or prior to the closing of the business combination, PC3 was obligated to reimburse the Initial Sponsor or its affiliates for formation and other pre-IPO expenses incurred on PC3’s behalf not to exceed $900,000. Further, commencing on July 21, 2021 and until completion of PC3’s initial business combination or liquidation, PC3 was required to (a) reimburse the Initial Sponsor or its affiliates up to an amount of $10,000 per month for office space and secretarial, administrative and other services and (b) reimburse the Initial Sponsor or its affiliates for any out-of-pocket expenses (or an allocable portion thereof), to the extent that any of them incurs expenses related to identifying, investigating, negotiating and completing an initial Business Combination (including any travel expenses). In addition, commencing on July 21, 2021 and until completion of PC3’s initial business combination or liquidation, PC3 was required to reimburse the Initial Sponsor or its affiliates monthly for compensation expenses of employees dedicated to PC3 (including the Chief Financial Officer) not to exceed $900,000 per year. Under the agreement, PC3 was also required to indemnify the Initial Sponsor and its affiliates for any claims made by PC3 or a third party and resulting liabilities in respect of any investment opportunities sourced by them and any liability arising with respect to their activities in connection with PC3’s affairs. Such indemnity provides that the indemnified parties cannot access the funds held in the Trust Account.

PC3 recognized approximately $514,000 and $998,000 in connection with such services for the year ended December 31, 2023 and 2022, respectively, which is included in general and administrative expenses in the accompanying statements of operations. PC3 owe the Initial Sponsor approximately $0 and $741,000 for the period ended December 31, 2023 and 2022, respectively, for reimbursement of out-of-pocket expenses which is included in accrued expenses on the balance sheets. The administrative services agreement was terminated in connection with the closing under the Purchase Agreement.

The Initial Sponsor had paid expenses on behalf of PC3 prior to the IPO in an amount of approximately $433,000, for which approximately $272,000 was related to offering costs. PC3 repaid the amount to the Initial Sponsor on August 1, 2021. As of December 31, 2023 and 2022, there were no amounts outstanding due to any sponsor for offering costs.

Non-Redemption Agreements

On July 14, 2023, July 17, 2023, July 18, 2023 and July 19, 2023, PC3 and the Initial Sponsor entered into Non-Redemption Agreements with certain unaffiliated third parties in exchange for the Holder or Holders agreeing either not to request redemption in connection with the First Extension or to reverse any previously submitted redemption demand in connection with the First Extension with respect to an aggregate of 2,166,667 PC3 Class A Ordinary Shares at the extraordinary general meeting called by PC3 to, among other things, the First Extension. In consideration of the Non-Redemption Agreements, immediately prior to, and substantially concurrently with, the closing of an initial business combination, (i) the Sponsor (or its designees or transferees) has agreed to surrender and forfeit to PC3 for no consideration an aggregate of approximately 0.6 million PC3 Class B Ordinary Shares held by the Sponsor and (ii) PC3 shall issue to the Holders a number of PC3 Class A Ordinary Shares equal to those underlying the Forfeited Shares.

Subscription Agreement

On August 1, 2023, PC3 entered into the Subscription Agreement with Polar Multi-Strategy Master Fund and the Sponsor, pursuant to which the parties agreed, among other things, that: (i) the Investor will make Investor Capital Contribution (as defined in the Subscription Agreement) to Sponsor in an aggregate amount of $1,300,000 as follows: (i) an initial tranche of $650,000, to be paid within five business days of the date of the Subscription Agreement, (ii) a second tranche of up to $325,000, to be paid following PC3’s announcement of executing an agreement for PC3’s initial business combination, and (iii) a third tranche of up to $325,000, to be paid after PC3 files an initial registration statement with the SEC related to initial business combination. At the request of the Sponsor, the Investor may agree, in its sole discretion, to fund up to an additional $200,000 at any time; (ii) the Investor Capital Contribution will in turn be loaned the SPAC Loan (as defined in the Subscription Agreement) by the Sponsor to PC3 to cover working capital expenses. The SPAC Loan will not accrue interest and will be repaid by PC3 upon the De-SPAC Closing (as defined in the Subscription Agreement). The Sponsor will pay to the Investor all repayments of the SPAC Loan the Sponsor has received within five business days of the date of receipt. The Investor may elect at the De-SPAC Closing to receive such payments in cash or shares of Class A common stock at a rate of one [share of Class A common stock] for each $10 of the Capital Contribution; (iii) in consideration of the Investor Capital Contribution, at the De-SPAC Closing PC3 will issue to the Investor 0.9 shares of Class A Common Stock] for each dollar of the Investor Capital Contribution funded by the Investor, which shares shall be subject to no transfer restrictions or any other lock-up provisions, earn outs, or other contingencies and shall be registered as part of any registration statement to be filed in connection with the De-SPAC Closing or, if no such registration statement is filed in connection with the De-SPAC Closing, pursuant to the first registration statement to be filed by PC3 or the surviving entity following the De-SPAC Closing; and (iv) if PC3 liquidates without consummating a De-SPAC, any amounts remaining in the Sponsor or PC3’s cash accounts, not including the Trust Account, will be paid to the Investor within five days of the liquidation.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, the Sponsor, RBio Energy and PC3 entered into the Sponsor Support Agreement, pursuant to which, among other things, (i) the Sponsor will vote its shares in favor of the Business Combination Agreement and the Business Combination, and any other proposal submitted for approval by our shareholders in connection with the Business Combination and against any action, agreement, transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of PC3 under the Business Combination Agreement, (ii) the Sponsor will agree to not demand that we redeem the Sponsor’s PC3 Class B Ordinary Shares in connection with the Business Combination, and not to otherwise participate in any such redemption by tendering or submitting any of such shares for redemption, (iii) the Sponsor will waive certain anti-dilution provisions of its PC3 Class B Ordinary Shares set forth in the Articles, and any and all other anti-dilution rights, in connection with the Business Combination with respect to each Class B ordinary share held by the Sponsor, and (iv) at the closing of the Business Combination (the “Closing”) and upon the written notice of RBio Energy, the Sponsor will forfeit up to all of the PC3 Private Placement Warrants. Thereafter, in connection with any potential financing, the Sponsor will cause PC3 to issue new warrants exercisable at the same price per share for up to the number of ordinary shares for which the PC3 Private Placement Warrants so forfeited were exercisable, to such persons as RBio Energy may direct in writing in its discretion prior to the Closing.

Policy for Approval of Related Party Transactions

The audit committee of the PC3 Board has adopted a charter, providing for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that PC3 has already committed to, the business purpose of the transaction, and the benefits of the transaction to PC3 and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction.

RBio

Tolling Agreement

On May 31, 2024, RBio entered into a tolling agreement with Cosmo Specialty Fibers, Inc. (“Cosmo”), whereby Cosmo agrees that it shall be the exclusive provider of processing and production of high purity cellulose (“HPC”) pulp for RBio at the pulp mill in Cosmopolis, Washington (the “Mill”). RBio has agreed to market the HPC. RBio’s Chief Executive Officer, Richard Bassett, owns a controlling stake in both RBio and Cosmo, while RBio’s Chief Financial Officer, Mark Storrie, owns a minority stake in Cosmo. Further details about the Tolling Agreement may be found at “Shareholder Proposal No. 1 – The Business Combination Proposal – Summary of the Ancillary Agreements – Tolling Agreement.” See also “Risk Factors—Risks Related to the Tolling Agreement and the Cosmo Facility.”

DESCRIPTION OF NEWPUBCO SECURITIES

As a result of the Business Combination, PC3 shareholders who receive shares of NewPubco Common Stock in the transactions will become NewPubco stockholders. Your rights as NewPubco stockholders will be governed by Delaware law, the Proposed Certificate of Incorporation and the Proposed Bylaws. The following description of the material terms of NewPubco’s securities reflects the anticipated state of affairs upon completion of the Business Combination.

In connection with the reorganization as part of the Business Combination, PC3 will amend and restate its charter and bylaws. The following summary of the material terms of NewPubco’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Proposed Certificate of Incorporation and Proposed Bylaws are attached as Annex H and Annex I, respectively, to this proxy statement/prospectus. You are encouraged to read the applicable provisions of Delaware law, the Proposed Certificate of Incorporation and the Proposed Bylaws in their entirety for a complete description of the rights and preferences of the NewPubco securities following the Business Combination.

Capital Stock of NewPubco after the Business Combination

The following summary is qualified in its entirety by reference to the complete text of the Proposed Certificate of Incorporation and Proposed Bylaws (together the “Proposed Organizational Documents”), in the forms attached hereto as Annex H and Annex I, respectively. We urge you to read the Proposed Certificate of Incorporation and Proposed Bylaws in their entirety for a complete description of the rights and preferences of NewPubco’s capital stock following the Business Combination.

For more information about the Proposed NewPubco Governing Documents, see “Shareholder Proposal No. 3 -Organizational Proposal.”

Authorized Capitalization

The Proposed Certificate of Incorporation will authorize the issuance of [       ] shares of capital stock, consisting of [       ] shares of NewPubco Common Stock and [       ] shares of preferred stock, each having a par value of $0.0001. Immediately after the consummation of the Business Combination, we expect there to be approximately [       ] shares of NewPubco Common Stock outstanding, assuming none of the outstanding public shares are redeemed in connection with the Business Combination; approximately [       ] shares of NewPubco Common Stock outstanding, assuming 50% of the outstanding public shares are redeemed in connection with the Business Combination; and approximately [       ] shares of NewPubco Common Stock outstanding, assuming maximum redemptions by our public shareholders in connection with the Business Combination.

Common Stock

Upon the consummation of the Business Combination, NewPubco will be authorized to issue one class of common stock. Holders of NewPubco Common Stock are entitled to one vote for each share of NewPubco Common Stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Except as described under “Anti-Takeover Effects of Delaware Law and Provisions of Proposed Organizational Documents” below, a majority vote of the holders of NewPubco Common Stock is generally required to take action under the Proposed Certificate of Incorporation. Holders of NewPubco Common Stock are entitled to receive dividends ratably, if any, as may be declared by the NewPubco Board out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon NewPubco’s dissolution, liquidation or winding up, holders of NewPubco Common Stock are entitled to share ratably in NewPubco’s net assets legally available after the payment of all debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of NewPubco Common Stock have no preemptive, subscription, redemption, or conversion rights, and no sinking fund provisions are applicable to NewPubco Common Stock. The rights, preferences, and privileges of holders of NewPubco Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that NewPubco may designate and issue in the future.

Preferred Stock

Upon consummation of the Business Combination, the NewPubco Board will be authorized, without action by the stockholders, to designate and issue up to an aggregate of [       ] shares of preferred stock in one or more series. The NewPubco Board can designate the rights, preferences, and privileges of the shares of each series and any of its qualifications, limitations, or restrictions. The NewPubco Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of NewPubco Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes, could have the effect, under certain circumstances, of restricting dividends on NewPubco Common Stock, diluting the voting power of the NewPubco Common Stock, impairing the liquidation rights of the NewPubco Common Stock, or delaying, deferring, or preventing a change in control of NewPubco, which might harm the market price of NewPubco Common Stock. See also “Anti-Takeover Effects of Delaware Law and Provisions of Proposed Organizational Documents” below.

The NewPubco Board will make any determination to issue such shares based on its judgment as to NewPubco’s best interests and the best interests of NewPubco stockholders. Upon the completion of the Business Combination, NewPubco will have no shares of preferred stock outstanding and no current plans to issue any shares of preferred stock following completion of the Business Combination.

Warrants

The NewPubco warrants after the Business Combination shall be identical to the PC3 Public Warrants prior to the Business Combination, except NewPubco Warrants will entitle the registered holder to purchase one share of NewPubco Common Stock at a price of $11.50 per full share, subject to adjustment as discussed below, at any time 30 days after the completion of the Business Combination. For a comprehensive description of the terms of the NewPubco Warrants, please see “Description of PC3 Securities Prior to the Business Combination — Warrants.”

Anti-Takeover Effects of Delaware Law and Provisions of Proposed Organizational Documents

Certain provisions of the DGCL and the NewPubco Governing Documents could have the effect of delaying, deferring or discouraging another party from acquiring control of NewPubco. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of NewPubco Common Stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of NewPubco to first negotiate with the NewPubco Board. These provisions might also have the effect of preventing changes in the NewPubco Board or management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting NewPubco’s ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of NewPubco Common Stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Delaware Takeover Statute

Upon completion of the Business Combination, NewPubco will be subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Provisions of Proposed Organizational Documents

The Proposed Organizational Documents will include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of NewPubco and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the NewPubco Board rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board composition and filling vacancies. In accordance with the Proposed Certificate of Incorporation, the NewPubco Board will be divided into three classes serving staggered three-year terms, with one class being elected each year. The Proposed Certificate of Incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on the NewPubco Board, however occurring, including a vacancy resulting from an increase in the size of the board, may only be filled by the affirmative vote of a majority of directors then in office even if less than a quorum.

Meetings of stockholders. The Proposed Bylaws provide that only the Chairman of the Board, Chief Executive Officer of NewPubco, or a majority of the members of the NewPubco Board then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. The Proposed Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance notice requirements. The Proposed Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of NewPubco stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at NewPubco’s principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the Proposed Bylaws.

Amendment to Proposed Organizational Documents. As required by the DGCL, any amendment of the Proposed Certificate of Incorporation must first be approved by a majority of the NewPubco Board, and if required by law or the Proposed Certificate of Incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to directors, the bylaws, stockholder action, limitation of liability, business combinations and the amendment of the Proposed Certificate of Incorporation must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class. The Proposed Bylaws may be amended by the affirmative vote of at least two-thirds of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the capital stock of NewPubco entitled to vote generally in the election of directors, voting together as a single class, or, if the NewPubco Board recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated preferred stock. The Proposed NewPubco Charter provides for authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the NewPubco Board to render more difficult or to discourage an attempt to obtain control of NewPubco by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the NewPubco Board were to determine that a takeover proposal is not in the best interests of NewPubco or its stockholders, the NewPubco Board could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, the Proposed Certificate of Incorporation grants the NewPubco Board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of NewPubco Common Stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of NewPubco.

Exclusive forum. The Proposed Certificate of Incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of NewPubco, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of the NewPubco Board or officers to NewPubco or its stockholders, (iii) any action asserting a claim against NewPubco arising pursuant to any provision of the DGCL or the Proposed Organizational Documents, (iv) any action to interpret, apply, enforce, or determine the validity of the Proposed Organizational Documents, or (v) any action asserting a claim against NewPubco governed by the internal affairs doctrine. In addition, the Proposed Certificate of Incorporation provides that, unless NewPubco consents in writing to the selection of an alternative forum, the U.S. federal district courts shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act; provided, however, that NewPubco stockholders cannot and will not be deemed to have waived NewPubco’s compliance with the U.S. federal securities laws and the rules and regulations thereunder. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in NewPubco’s securities shall be deemed to have notice of and consented to these provisions. These forum provisions may impose additional costs on stockholders, may limit stockholders’ ability to bring a claim in a forum they find favorable, and the designated courts may reach different judgments or results than other courts. In addition, there is uncertainty as to whether the federal forum provision for Securities Act claims will be enforced. It is possible that a court could rule that a forum selection provision is inapplicable for a particular claim or action or that such provision is unenforceable.

COMPARISON OF SHAREHOLDER RIGHTS

General

PC3 is an exempted company incorporated under the Cayman Islands Companies Act. The rights of PC3 shareholders are governed by the Cayman Islands Companies Act, Cayman Islands law generally and the Memorandum and Articles of Association of PC3 in effect prior to the Business Combination. NewPubco is incorporated under the laws of the State of Delaware and the rights of NewPubco stockholders are governed by the laws of the State of Delaware, including the DGCL, the Certificate of Incorporation and the Bylaws. Thus, following the Business Combination, the rights of PC3 shareholders who become NewPubco stockholders in the Business Combination will no longer be governed by the current Memorandum and Articles of Association of PC3, and instead will be governed by the Certificate of Incorporation and the Bylaws.

Comparison of Shareholders’ Rights

Set forth below is a summary comparison of material differences between the rights of PC3 shareholders under the current Memorandum and Articles of Association of PC3 (left column), and the rights of NewPubco stockholders under the forms of the Certificate of Incorporation and the Bylaws (right column). The summary set forth below is not intended to be complete or to provide a comprehensive discussion of each company’s governing documents. This summary is qualified in its entirety by reference to the full text of PC3’s current Memorandum and Articles of Association, and form of the Certificate of Incorporation, which is attached to this proxy statement/prospectus as Annex I, and the form of the Bylaws, which is attached to this proxy statement/prospectus as Annex J, as well as the relevant provisions of the DGCL.

Perception Capital Corp. III	RBio Energy Holdings Corp.

COMPANY NAME
Perception Capital Corp. III	RBio Energy Holdings Corp.

AUTHORIZED CAPITAL STOCK
PC3 is authorized to issue 300,000,000 Class A ordinary shares and 30,000,000 Class B ordinary shares, as well as 1,000,000 preference shares, 0.0001 each.

Under the Proposed Certificate of Incorporation, NewPubco will be authorized to issue [       ] shares of capital stock, consisting of (a) [       ] shares of common stock and (b) [       ] shares of preferred stock.

The preferred stock may be designated and issued in one or more classes or series as may be determined by resolution of the NewPubco Board.

The par value of these shares of capital stock is $0.0001 per share.

COMMON STOCK
In connection with the Business Combination, all PC3 Class B Ordinary Shares will automatically be converted into shares of PC3 Class A Ordinary Shares, and former holders of PC3 Ordinary Shares will become holders of RBio Energy Holdings Corp. Common Stock.

Perception Capital Corp. III	RBio Energy Holdings Corp.

Conversion Rights. PC3 Class B Ordinary Shares will automatically convert into PC3 Class A Ordinary Shares at the time of the business combination on a one-for-one basis. In the case that additional Class A shares or Equity Linked Securities are issued or deemed issued, the number of Class A Shares issuable upon conversion of all Class B Shares will equal, in the aggregate, on an as-converted basis, approximately 20% of the sum of (i) the total number of PC3 Ordinary Shares issued and outstanding upon completion of the IPO, plus (ii) the total number of Class A Shares issued or deemed issued, or issuable upon the conversion or exercise of any Equity-Linked Securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding (x) any Class A Shares or Equity-Linked Securities exercisable for or convertible into Class A Shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and (y) any Private Placement Warrants issued to the Sponsor, its affiliates or the Company’s Officers or Directors upon conversion of working capital loans.

Conversion Rights. There are no conversion rights pursuant to the Proposed Certificate of Incorporation.

Voting. Prior to the closing of an initial Business Combination, the Company may by Ordinary Resolution of the holders of PC3 Class B Shares (only) appoint any person to be a Director and remove any Director for any reason. For the avoidance of doubt (i) prior to the closing of an initial Business Combination, holders of PC3 Class A Shares shall have no right to vote on the appointment or removal of any Director; provided, however, that if all of the Class B Shares are converted prior to the date of the initial Business Combination, the holders of Class A Shares will have the right to vote on the election of Directors and (ii) following the closing of an initial Business Combination, the Company may by Ordinary Resolution (of all Shareholders entitled to vote) appoint or remove any Director in accordance with these Articles.

Voting. Generally, each holder of NewPubco Common Stock is entitled to one vote per share.

Dividends. The holders of PC3 Ordinary Shares are entitled to such dividends as may be declared by the board of directors of PC3. The directors of PC3 may, before resolving to pay any dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for any purpose of PC3 and pending such application may, at the discretion of the directors, be employed in the business of the PC3.	Dividends. Subject to applicable law and any outstanding series of preferred stock that may be designated under the Certificate of Incorporation, the holders of NewPubco Common Stock are entitled to receive such dividends and other distributions when, as and if declared thereon by the NewPubco Board from time to time out of any assets or funds of NewPubco legally available therefor. All shares of common stock shall be of equal rank and shall be identical with respect to rights to such dividends.

Perception Capital Corp. III	RBio Energy Holdings Corp.

Liquidation. On the winding up of PC3, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

Liquidation. Subject to applicable law and any outstanding series of preferred stock, in the event of a liquidation of RBio Energy Holdings Corp., the holders of NewPubco Common Stock will be entitled to share in the distribution of any remaining assets available for distribution to the holders of NewPubco Common Stock ratably in proportion to the total number of shares of NewPubco Common Stock then issued and outstanding.

PREFERRED STOCK
Preferred Stock. While PC3 is authorized to issue 1,000,000 preference shares, no such shares are currently outstanding.	Preferred Stock. The Certificate of Incorporation provides that shares of NewPubco preferred stock may be issued from time to time in one or more classes or series. The NewPubco Board will be authorized to establish the voting rights, if any, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, applicable to the shares of each series of NewPubco preferred stock.

CERTAIN DIRECTOR MATTERS

Classified Board. The board of directors of PC3 is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being appointed in each year.

Classified Board. The director classes will be substantially the same as those under the Existing Memorandum and Articles of Association, except that the initial terms of each class are based on the first annual meeting of stockholders following the Business Combination.

Prior to the closing of the initial business combination, only holders of PC3 Class B Ordinary Shares have the right to vote on the appointment of directors.	Under the Proposed Certificate of Incorporation, holders of not less than two-thirds in voting power of the outstanding shares of capital stock of NewPubco entitled to vote thereon, shall be required to amend or repeal the foregoing classified board provisions of the Proposed Certificate of Incorporation.

Under the Proposed Certificate of Incorporation, during any period when the holders of one or more series of preferred stock have the separate right to elect additional directors, the then otherwise total authorized number of directors will automatically be increased by such number of directors that the holders of any series of preferred stock have a right to elect. Whenever the holders of one or more series of preferred stock having a separate right to elect additional directors cease to have such right, the terms of office of all preferred stock directors elected by the holders of such series of preferred stock, and the total authorized number of directors, will be automatically reduced accordingly.

Perception Capital Corp. III	RBio Energy Holdings Corp.
Removal of Directors. Prior to the closing of the initial business combination, directors can be removed by simple majority of the holders of PC3 Class B Ordinary Shares at a general meeting or by Ordinary Resolution of PC3 Class B Shares.	Removal of Directors. Subject to any rights of any preferred stockholders, so long as the NewPubco Board is classified pursuant to the Certificate of Incorporation, any director or the entire NewPubco Board may be removed from office at any time, but only for cause, by the holders of not less than two thirds (2/3) of the voting power of the outstanding shares of capital stock then entitled to vote at an election of directors.

CERTAIN SHAREHOLDER MATTERS
Special Meetings. The directors of PC3 may call general meetings. Shareholders of PC3 do not have the ability to call general meetings except as provided in Article 69.	Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, special meetings of the stockholders shall be called only by the NewPubco Board, NewPubco’s chief executive officer, or the chairman of the NewPubco Board.

Actions by Written Consent. A resolution (including a special resolution) in writing (in one or more counterparts) signed by or on behalf of all of the shareholders of PC3 for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorized representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of PC3 duly convened and held.	Actions by Written Consent. Except as otherwise provided by the Proposed Certificate of Incorporation, stockholders of NewPubco may not take any action by consent in lieu of a meeting of stockholders.

Anti-Takeover Provision. The current Memorandum and Articles of Association of PC3 provide that the board of directors of PC3 are classified into three classes of directors. As a result, in most circumstances, a person can gain control of the board of directors of PC3 only by successfully engaging in a proxy contest at two or more annual general meetings.

The authorized but unissued PC3 Class A Ordinary Shares and preference shares of PC3 are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved PC3 Class A Ordinary Shares and preference shares could render more difficult or discourage an attempt to obtain control of PC3 by means of a proxy contest, tender offer, merger or otherwise.

DGCL Anti-Takeover Provision. NewPubco will be subject to the provisions of Section 203 of the DGCL, which generally prohibits a Delaware corporation listed on a national securities exchange or held of record by more than 2,000 stockholders from engaging in a “business combination” with an “interested stockholder” (as defined in the DGCL) for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in the manner prescribed in the DGCL. As a result, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with NewPubco for a three-year period.

Similarly to PC3, the existence of authorized but unissued shares of NewPubco Common Stock and preferred stock could be used for various corporate purposes and could render more difficult or discourage an attempt to obtain control of NewPubco by means of a proxy contest, tender offer, merger or otherwise.

Perception Capital Corp. III	RBio Energy Holdings Corp.

BYLAW AMENDMENTS
Special resolution (at least two-thirds (2/3) of shareholders who vote at a general meeting where there is a quorum or unanimous written consent of all shareholders entitled to vote) is required to amend or add to the current Memorandum and Articles of Association of PC3.	The Proposed Certificate of Incorporation provides the NewPubco Board with the power to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders by the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of capital stock of NewPubco entitled to vote generally in the election of directors, voting together as a single class.

LIMITATION OF DIRECTOR LIABILITY

The Cayman Islands Companies Act has no equivalent provision to Delaware law regarding the limitation of director’s liability. However, as a matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime or of the director’s own fraud, dishonesty or willful default.

The Proposed Certificate of Incorporation permits limiting or eliminating the monetary liability of a director or officer of a corporation or its stockholders for breach of fiduciary duty to the extent permitted under the DGCL. The Proposed Certificate of Incorporation expressly provides that the affirmative vote of the holders of not less than two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon, shall be required to amend or repeal the foregoing liability limitations.

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
The current Memorandum and Articles of Association of PC3 provide for indemnification of the officers and directors of PC3 to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

The Proposed Certificate of Incorporation and the Proposed Bylaws provide that NewPubco will indemnify and hold harmless each person who is or was serving as a director or officer of NewPubco or who, serving as a director or officer of NewPubco is or was serving at the request of NewPubco as a director, officer, employee or agent of another entity or other enterprise (each, an “indemnitee”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred by the person in connection with any threatened, pending or completed action, suit or proceeding to which the person is a party or is threatened to be made a party because of such service, and will make advances of expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding, to the fullest extent permitted by law.

Perception Capital Corp. III	RBio Energy Holdings Corp.

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

The Proposed Bylaws further provide that NewPubco shall pay the expenses incurred by an indemnitee in defending any proceeding in advance of its final disposition, in accordance with and to the fullest extent permitted by law.

Any future repeal or amendment of the foregoing indemnification and advancement provisions in the Proposed Bylaws shall not in any way diminish or adversely affect any right or protection existing under such provisions at the time of such repeal or amendment.

BUSINESS COMBINATION REQUIREMENTS

A business combination can be authorized by Ordinary Resolution at a general meeting called for the purposes of approving a business combination.

All proposals for Business Combinations must be submitted to the shareholders for approval at either an annual general meeting or extraordinary meeting.

The Proposed Certificate of Incorporation does not address the initial Business Combination, which shall have been completed at the time the Certificate of Incorporation is effected, and does not provide for any further redemption rights of NewPubco stockholders.

EXCLUSIVE FORUM

The current Memorandum and Articles of Association of PC3 provide that unless PC3 consents in writing to the selection of an alternative forum, the federal courts of the United States shall have exclusive jurisdiction to hear, settle and/or determine any dispute, controversy or claim arising under the provisions of the Securities Act or the Exchange Act (and each Member irrevocably submits to the exclusive jurisdiction of the federal courts of the United States over all such claims, controversies or disputes), and he courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Memorandum of Association, the Articles or otherwise related in any way to each Member’s shareholding in the Company (and each Member irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes).a

The Proposed Certificate of Incorporation provides that (A) (i) any derivative action or proceeding brought on behalf of NewPubco, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stock of NewPubco to NewPubco or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Proposed Certificate of Incorporation or the Proposed Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (iv) any action to interpret, apply, enforce or determine the validity of the Proposed Certificate of Incorporation or the Proposed Bylaws; or (v) any action asserting a claim governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein, or the Delaware forum provision. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision in the Proposed Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless NewPubco consents in writing to the selection of an alternative forum, the federal district courts shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.

SECURITIES ACT RESTRICTIONS ON RESALE OF NEWPUBCO’S SECURITIES

Registration Rights

Pursuant to the Registration Rights and Lock-Up Agreement, NewPubco will be required to file a registration statement within 45 days after the consummation of the Business Combination registering the number of shares of NewPubco Common Stock issuable from Holders (as defined in the Registration Rights and Lock-Up Agreement) and use commercially reasonable efforts to have declared effective and maintain the effectiveness of such registration statement.

Rule 144

Subject to the further restrictions described below under “Restrictions on the Use of Rule 144 for Securities of Shell Companies or Former Shell Companies,” pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted NewPubco Common Stock or NewPubco Warrants for at least six (6) months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of NewPubco at the time of, or at any time during the three (3) months preceding, a sale and (ii) NewPubco is subject to the Exchange Act periodic reporting requirements for at least three (3) months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve (12) months (or such shorter period as NewPubco was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of NewPubco Common Stock or NewPubco Warrants for at least six months but who are affiliates of NewPubco at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of NewPubco Common Stock then outstanding; or

●	the average weekly reported trading volume of NewPubco Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of NewPubco under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about NewPubco.

Restrictions on the Use of Rule 144 for Securities of Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, although NewPubco will be a new registrant, shares of NewPubco Common Stock and NewPubco Warrants may not be eligible for sale pursuant to Rule 144 without registration until one year has elapsed from the time that NewPubco files current Form 10 type information with the SEC as described above.

PC3 anticipates that following the consummation of the Business Combination, NewPubco will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

APPRAISAL RIGHTS

Neither PC3’s shareholders nor PC3’s warrant holders have appraisal rights in connection with the Business Combination Proposal under the Cayman Islands Companies Act.

However, in respect of the Merger Proposal, under section 238 of the Cayman Islands Companies Act, shareholders of a Cayman Islands company ordinarily have dissenters’ rights with respect to a statutory merger. The Cayman Islands Companies Act prescribes when dissenters’ rights will be available and provides that shareholders are entitled to receive fair value for their shares if they exercise those rights in the manner prescribed by the Cayman Islands Companies Act. Pursuant to Section 239 of the Cayman Islands Companies Act, dissenter’s rights are not available if open market for the shares exists on a recognized stock exchange, such as Nasdaq or NYSE, for a specified period after the merger is authorized (such period being the period in which dissenter’s rights would otherwise be exercisable). It is anticipated that, if the Business Combination is approved, it may be consummated prior to the expiry of such specified period and accordingly the exemption under section 239(1) of the Cayman Islands Companies Act may not be available.

Regardless of whether dissenters’ rights are or are not available in respect of PC3 Merger, Perception’s shareholders can exercise the rights of redemption described herein. See the section entitled “Redemption Rights” for a description of the procedures to be followed if you wish to redeem your public shares for cash. It is PC3’s view that the fair value of the public shares would equal the amount which PC3 shareholders would obtain if they exercise their redemption rights as described herein.

SUBMISSION OF SHAREHOLDER PROPOSALS

The PC3 Board is aware of no matters other than the Business Combination Proposal, Organizational Documents Proposals, Merger Proposal, Non-Binding Governance Proposals, Incentive Plan Proposal, and Adjournment Proposal that may be brought before the extraordinary general meeting. However, if any other matter should properly come before the extraordinary general meeting, the persons named in the enclosed proxies will vote such proxies in accordance with their judgment on any such matters. Under the Cayman Constitutional Documents, with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the PCS Board or of PC3’s auditors, and the fixing of the remuneration of PC3’s auditors, no business may be transacted at the extraordinary general meeting without the consent of all PC3 shareholders unless notice of such business has been given in the notice convening the extraordinary general meeting.

FUTURE SHAREHOLDER PROPOSALS

Assuming the Business Combination is completed, PC3 currently does not expect to hold its 2024 annual meeting of shareholders. If the Business Combination is consummated, you will be entitled to attend and participate in NewPubco’s annual meetings of stockholders. If NewPubco holds a 2025 annual meeting of stockholders, it will provide notice of or otherwise publicly disclose the date on which the 2025 annual meeting will be held.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS/HOUSEHOLDING

Under the rules of the SEC, unless it has received a contrary instruction, PC3 (and the services PC3 employs to deliver communications to its shareholders) may send a single copy of this proxy statement/prospectus and any other proxy statement/prospectus or annual report delivered to PC3 shareholders to two (2) or more shareholders sharing the same address, if PC3 believes that the shareholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce PC3’s expenses.

Upon request, PC3 will deliver a separate copy of this proxy statement/prospectus and/or any annual report or proxy statement/prospectus to any shareholder at a shared address to which a single copy of such document was delivered. Shareholders receiving multiple copies of such documents may likewise request that PC3 deliver single copies of such documents in the future. Shareholders may notify PC3 of their requests by [●] or writing to PC3 at its principal executive offices at 3109 W 50th St, #207, Minneapolis, MN 55410.

Following the Business Combination, NewPubco stockholders should send any such requests in writing to the Chief Financial Officer at [●] or by calling [●]

OTHER SHAREHOLDER COMMUNICATIONS

PC3 shareholders and interested parties may communicate with the PC3 Board, any committee chairperson or the non-management directors as a group by writing to Attn: Chief Financial Officer, 3109 W 50th St, #207, Minneapolis, MN 55410. Following the Business Combination, NewPubco stockholders should send any communications to the NewPubco Board, any committee chairperson or the non-management directors of NewPubco, Attn: Chief Executive Officer, 3109 W 50th St, #207, Minneapolis, MN 55410. Any such communication will be reviewed and, to the extent such communication falls within the scope of matters generally considered by the PC3 Board or the NewPubco Board, as applicable, forwarded to the PC3 Board or the NewPubco Board, as applicable, the appropriate committee chairperson or the non-management directors, as appropriate, based on the subject matter of the communication. The acceptance and forwarding of communications to the members of the PC3 Board or the NewPubco Board, as applicable, or to an executive officer of PC3 or NewPubco does not imply or create any fiduciary duty of such director or executive officer to the person submitting the communications.

LEGAL MATTERS

Greenberg Traurig, LLP will pass upon the validity of the NewPubco Common Stock and the NewPubco Warrants to be issued in connection with the Business Combination.

EXPERTS

The financial statements for Perception Capital Corp. III (F/K/A Portage Fintech Acquisition Corporation) as of and for the years December 31, 2023 and December 31, 2022 appearing in this proxy statement/ prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Perception Capital Corp. III to continue as a going concern) appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given on the authority of such firm as experts in auditing and accounting.

The financial statements for RBio Energy Corporation as of December 31, 2023 and for the period from December 13, 2023 to December 31, 2023 appearing in this proxy statement/prospectus have been audited by Fruci Associates II, PLLC, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Perception Capital Corp. III to continue as a going concern) appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

PC3 files reports, proxy statements/prospectuses and other information with the SEC as required by the Exchange Act. You may read PC3’s SEC filings, including this proxy statement/prospectus and any other reports, proxy statements/prospectuses and other information filed by PC3 with the SEC, on the SEC website at http://www.sec.gov.

This proxy statement/prospectus is available without charge to PC3 shareholders upon written or oral request. If you would like additional copies of this proxy statement/prospectus or need to obtain proxy cards, or if you have questions about the Business Combination or the proposals to be presented at the extraordinary general meeting, you should contact PC3 or [●], its proxy solicitor, at the information below.

Attn: Chief Financial Officer
3109 W 50th St., #207
Minneapolis, MN 55410
(212) 380-5605

or:

[●]

Toll-Free: [●]
Collect: [●]
Email: [●]

If you are a shareholder of PC3 and would like to request documents, please do so no later than five (5) business days before the extraordinary general meeting in order to receive them before the extraordinary general meeting.

Information and statements contained in this proxy statement/prospectus or any Annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other Annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this proxy statement/prospectus relating to PC3 has been supplied by PC3, all information relating to RBio has been supplied by RBio. Information provided by one entity does not constitute any representation, estimate or projection of the other entity.

Neither of PC3 nor RBio have authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that included in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information included in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

PERCEPTION CAPITAL CORP. III

RBIO ENERGY CORPORATION

PERCEPTION CAPITAL CORP. III
(F/K/A PORTAGE FINTECH ACQUISITION CORPORATION)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets
Cash	$255,517	$102,925
Prepaid expenses	234,876	302,339
Total current assets	490,393	405,264

Cash held in Trust Account	42,112,451	41,678,895
Total Assets	$42,602,844	$42,084,159

LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$1,774,957	$1,213,065
Total current liabilities	1,774,957	1,213,065

Subscription agreement liability	975,000	650,000
Warrant liabilities	835,869	1,827,037
Total liabilities	3,585,826	3,690,102

Commitments and Contingencies (Note 6)
Class A ordinary shares subject to possible redemption; 3,910,370 shares at redemption value as of March 31, 2024 and December 31, 2023	42,112,451	41,678,895

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	-	-
Class A ordinary shares, $0.0001 par value; 300,000,000 shares authorized; no shares issued or outstanding (excluding 3,910,370 shares subject to possible redemption) as of March 31, 2024 and December 31, 2023	-	-
Class B ordinary shares, $0.0001 par value; 30,000,000 shares authorized; 6,477,845 shares issued and outstanding as of March 31, 2024 and December 31, 2023	648	648
Additional paid-in capital	-	-
Accumulated deficit	(3,096,081)	(3,285,486)
Total Shareholders’ Deficit	(3,095,433)	(3,284,838)
TOTAL LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT	$42,602,844	$42,084,159

The accompanying notes are an integral part of these financial statements.

PERCEPTION CAPITAL CORP. III
(F/K/A PORTAGE FINTECH ACQUISITION CORPORATION)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2024	2023
Operating expenses:
General and administrative expenses	$801,763	$590,434
Loss from operations	(801,763)	(590,434)

Other income:
Change in fair value of warrant liabilities	991,168	1,065,772
Interest and investment income earned on Trust Account	433,556	2,747,359
Total other income	1,424,724	3,813,131

Net income	$622,961	$3,222,697

Weighted average Class A ordinary shares outstanding, basic and diluted	3,910,370	25,911,379
Basic and diluted net income per ordinary share, Class A	$0.06	$0.10

Weighted average Class B ordinary shares outstanding, basic and diluted	6,477,845	6,477,845
Basic and diluted net income per ordinary share, Class B	$0.06	$0.10

The accompanying notes are an integral part of these financial statements.

PERCEPTION CAPITAL CORP. III
(F/K/A PORTAGE FINTECH ACQUISITION CORPORATION)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2024

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – January 1, 2024	-	$-	6,477,845	$648	$-	$(3,285,486)	$(3,284,838)

Remeasurement of Class A ordinary shares to redemption value	-	-	-	-	-	(433,556)	(433,556)

Net income	-	-	-	-	-	622,961	622,961

Balance – March 31, 2024	-	$-	6,477,845	$648	$-	$(3,096,081)	$(3,095,433)

FOR THE THREE MONTHS ENDED MARCH 31, 2023

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – January 1, 2023	-	$-	6,477,845	$648	$2,626,104	$(9,204,582)	$(6,577,830)

Remeasurement of Class A ordinary shares to redemption value	-	-	-	-	(2,626,104)	(121,255)	(2,747,359)

Net income	-	-	-	-	-	3,222,697	3,222,697

Balance – March 31, 2023	-	$-	6,477,845	$648	$-	$(6,103,140)	$(6,102,492)

The accompanying notes are an integral part of these financial statements.

PERCEPTION CAPITAL CORP. III
(F/K/A PORTAGE FINTECH ACQUISITION CORPORATION)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2024	2023
Cash Flows from Operating Activities:
Net income	$622,961	$3,222,697
Adjustments to reconcile net income to net cash used in operating activities:
Interest and investment income from Trust Account	(433,556)	(2,747,359)
Change in fair value of warrant liabilities	(991,168)	(1,065,772)
Changes in operating assets and liabilities:
Prepaid expenses	67,463	161,067
Accrued expenses	561,892	313,475
Net cash used in operating activities	(172,408)	(115,892)

Cash Flows from Financing Activities:
Proceeds from subscription agreement liability	325,000	-
Net cash provided by financing activities	325,000	-

Net Change in Cash	152,592	(115,892)
Cash – Beginning	102,925	368,687
Cash – Ending	$255,517	$252,795

Non-Cash Investing and Financing Activities:
Remeasurement of Class A ordinary shares to redemption value	$433,556	$2,747,359

The accompanying notes are an integral part of these financial statements.

PERCEPTION CAPITAL CORP. III
(F/K/A PORTAGE FINTECH ACQUISITION CORPORATION)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Perception Capital Corp. III (the “Company” or “PC3”) is a blank check company incorporated in the Cayman Islands on March 17, 2021. Effective October 11, 2023, the Company changed its name from “Portage Fintech Acquisition Corporation.” The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of March 31, 2024, the Company had not yet commenced any operations. All activity for the period March 17, 2021 (inception) through March 31, 2024 relates to the Company’s formation, the initial public offering (the “Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the securities and cash held in the Trust Account. The Company has selected December 31 as its fiscal year end.

The Company’s initial sponsor was PFTA I LP, an Ontario limited partnership (the “Initial Sponsor”). On July 21, 2023, the Initial Sponsor sold a portion of its Class B ordinary shares and Private Placement Warrants (defined below) to Perception Capital Partners IIIA LLC, a Delaware limited liability company (the “Sponsor”), pursuant to a Securities Purchase Agreement dated July 12, 2023 (the “Purchase Agreement”).

The registration statement for the Company’s Initial Public Offering was declared effective by the Securities and Exchange Commission (the “SEC”) on July 20, 2021. On July 23, 2021, the Company consummated its Initial Public Offering of 24,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $240.0 million.

The Company incurred offering costs in the Initial Public Offering totaling $14,355,016, consisting of $4,800,000 of underwriting fees, $8,400,000 of deferred underwriting fees, and $1,155,016 of other offering costs (see Note 2).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 6,333,334 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant with the Initial Sponsor, generating gross proceeds of $9,500,000 (see Note 4 and Note 8).

Upon the closing of the Initial Public Offering and the Private Placement, an amount of $240.0 million ($10.00 per Unit) from the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

On August 3, 2021, the underwriters notified the Company of their intention to partially exercise the over-allotment option on August 5, 2021 (the “Over-Allotment”). As such, on August 5, 2021, the Company consummated the sale of an additional 1,911,379 Units (the “Over-Allotment Units”), at $10.00 per Unit, and the sale of an additional 254,850 Private Placement Warrants, at $1.50 per Private Placement Warrant, generating total gross proceeds of $19,113,790 and $382,275, respectively. The underwriters forfeited the balance of the over-allotment option. A total of $19,113,790 of the net proceeds was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $259,113,790 (see Note 2). The Company incurred additional offering costs of $1,051,258 in connection with the Over-Allotment (of which $668,983 was for deferred underwriting fees).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds, which are placed in the Trust Account, are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination pursuant to the proxy solicitation rules of the SEC or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company will be required to seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and a majority of the outstanding shares voted are voted in favor of the Business Combination.

Notwithstanding the foregoing, the Company’s amended and restated memorandum and articles of association (the “Articles”) provide that, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The Public Shareholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. These Public Shares are recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If the Company is not required to conduct redemptions pursuant to the proxy solicitation rules as described above, the Company will, pursuant to its Articles, offer such redemption pursuant to the tender offer rules of the SEC, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

Pursuant to an amended and restated letter agreement dated July 21, 2023 (the “Letter Agreement”), the Company’s sponsors and current and former officers, directors and certain advisors have agreed (a) to vote their Founder Shares (as defined in Note 8) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to redeem any shares (including the Founder Shares) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination or a vote to amend the provisions of the Articles relating to shareholders’ rights of pre-Business Combination activity and (c) that the Founder Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the above-listed parties to the Letter Agreement will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

On July 21, 2023, the Company held an extraordinary general meeting of shareholders (the “Meeting”). At the Meeting, the Company’s shareholders approved two proposals to amend the Company’s amended and restated memorandum and articles of association (the “Articles”). The first such proposal (the “Extension Amendment” and, such proposal, the “Extension Amendment Proposal”) sought to amend the Articles to extend the date by which the Company must (1) consummate a Business Combination, (2) cease its operations except for the purpose of winding up if it fails to complete a Business Combination, and (3) redeem all of the Company’s Class A ordinary shares sold in the Company’s IPO, from 24 months from the closing of the IPO to 36 months from the closing of the IPO or such earlier date as is determined by our board of directors (the “Board”) to be in the best interests of the Company. The second such proposal (the “Redemption Limitation Amendment” and such proposal, the “Redemption Limitation Amendment Proposal”) sought to eliminate from the Articles the limitation that the Company shall not redeem Class A ordinary shares sold in the IPO to the extent that such redemption would cause the Company’s net tangible assets to be less than $5,000,001.

In connection with the vote to approve the Extension Amendment Proposal, effective as of July 21, 2023, holders of 22,001,009 Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.41 per share, for an aggregate redemption amount of approximately $229.1 million. As a result, approximately $40.7 million remained in the Company’s trust account as of July 21, 2023 and 3,910,370 Class A ordinary shares remained outstanding.

On October 11, 2023, the Company held an extraordinary general meeting of shareholders (the “Meeting”) at which shareholders approved changing the name of the Company from “Portage Fintech Acquisition Corporation” to “Perception Capital Corp. III” (the “Name Change”) and the amendment and restatement of the Company’s amended and restated memorandum and articles of association to reflect the Name Change (the “Articles Amendment”). The Name Change and the Articles Amendment did not alter the voting powers or relative rights of the Company’s ordinary shares. The Articles Amendment was filed with the Cayman Islands Registrar of Companies on October 11, 2023.

On February 6, 2024, the Company entered into a business combination agreement (the “Business Combination Agreement” or “BCA”) with RBio Energy Holdings Corp., a Delaware corporation and a wholly owned subsidiary of PC3 (“NewPubco”), Perception RBio Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of NewPubco (“Merger Sub”), and RBio Energy Corporation, a Delaware corporation (“RBio Energy”).

On February 6, 2024, we received a notice (the “Notice”) from the Listing Qualifications Department of Nasdaq stating that we had failed to hold an annual meeting of shareholders within 12 months after our fiscal year end, as required by Nasdaq Listing Rule 5620(a) (the “Annual Shareholders Meeting Rule”) and therefore were not in compliance with the Annual Shareholders Meeting Rule. The Notice stated that we had 45 calendar days, or until March 25, 2024, to submit a plan to regain compliance with the Annual Shareholders Meeting Rule. On March 19, 2024, we submitted to Nasdaq a plan to regain compliance with the Annual Shareholders Meeting Rule within the required timeframe. On April 15, 2024, Nasdaq accepted our plan and granted us an extension until June 30, 2024 to regain compliance with the Annual Shareholders Meeting Rule. We expect to hold an annual meeting of shareholders by such date and to regain compliance with the Annual Shareholders Meeting Rule, but there can be no assurance that we will be able to do so.

If the Company is unable to complete a Business Combination by July 23, 2024 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to the requirements of applicable law, including any obligations to provide for claims of creditors. The underwriters have agreed to waive their rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit $10.00.

Pursuant to the Letter Agreement, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure its shareholders that the Sponsor would be able to satisfy those obligations. Neither the Initial Sponsor nor any of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern, Liquidity and Management’s Plans

As of March 31, 2024, the Company had $255,517 in its operating bank account and working capital deficit of $1,284,564.

The Company has principally financed its operations from inception using proceeds from the sale of its equity securities to its shareholders prior to the Initial Public Offering and such amount of proceeds from the Private Placement that were placed in an account outside of the Trust Account for working capital purposes. Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

The Company may need to raise additional capital through loans or additional investments from its sponsors, shareholders, officers, directors, or third parties. The Company’s officers, directors and sponsors may, but are not obligated to (other than as described above), loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) ASC Subtopic 205-40, “Presentation of Financial Statements - Going Concern,” the Company has until July 23, 2024 to consummate a Business Combination. It is uncertain whether the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, raises substantial doubt about the Company’s ability to continue as a going concern through approximately one year from the date these unaudited financial statements were issued. Management intends to consummate a Business Combination prior to July 23, 2024. These unaudited financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Various social and political circumstances in the U.S. and around the world (including wars and other forms of conflict, including rising trade tensions between the United States and China, and other uncertainties regarding actual and potential shifts in the U.S. and foreign, trade, economic and other policies with other countries, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics), may also contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide. Specifically, the rising conflict in the Middle East and between Russia and Ukraine, and resulting market volatilities could adversely affect the Company’s ability to complete a Business Combination. In response to the conflict between Russia and Ukraine, the U.S. and other countries have imposed sanctions or other restrictive actions against Russia. Any of the above factors, including sanctions, export controls, tariffs, trade wars and other governmental actions, could have a material adverse effect on the Company’s ability to complete a Business Combination and the value of the Company’s securities.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three months ended March 31, 2024 are not necessarily indicative of the results that may be expected through December 31, 2024 or for any future periods.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Annual Report on Form 10-K filed by the Company with the SEC on April 16, 2024.

Principles of Consolidation

The accompanying unaudited consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, RBio Energy Holdings Corp., a Delaware corporation. There has been no intercompany activity since inception.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or future confirming events. Accordingly, the actual results could differ significantly from those estimates. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and, accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2024 and December 31, 2023. The Company had $255,517 and $102,925 of cash as of March 31, 2024 and December 31, 2023, respectively.

Cash Held in Trust Account

On July 27, 2023, the Company liquidated the U.S. government treasury obligations or money market funds held in the Trust Account. The funds in the Trust Account are currently maintained in cash in an interest-bearing demand deposit account at a bank until the earlier of consummation of the Company’s initial Business Combination and liquidation. Prior to July 27, 2023, the Company’s portfolio of investments was comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as “Trading Securities” in accordance with ASC 320 “Investments – Debt Securities”. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. The change in fair value of these securities is included in investment income earned on Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. As of March 31, 2024 the Company had withdrawn a total of $229,119,437 from the Trust Account solely to satisfy payment obligations in connection with the redemptions of Class A ordinary shares as discussed further in Note 1.

Warrant Liabilities

The Company evaluated the Public Warrants and the Private Placement Warrants (collectively, “Warrants”, which are discussed in Note 3 and Note 8) in accordance with ASC 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”, and concluded that a provision in the warrant agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants are recorded as derivative liabilities on the balance sheets and measured at fair value at inception (on the date of the Initial Public Offering) and at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the statements of operations in the period of change.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of March 31, 2024 and December 31, 2023, Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. The dissolution expense of $100,000 is not included in the redemption value of the Class A ordinary shares subject to redemption since it is only taken into account in the event of the Company’s liquidation. Immediately upon the closing of the Initial Public Offering, the Company recognized the remeasurement adjustment from carrying value to redemption value. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid-in capital (to the extent available) and accumulated deficit.

At March 31, 2024 and December 31, 2023, the Class A ordinary shares subject to redemption reflected in the balance sheets are reconciled in the following table:

	Change in Class A ordinary shares	Change in redemption value
Class A ordinary shares subject to possible redemption at December 31, 2022	25,911,379	$263,269,821
Less:
Redemptions	(22,001,009)	(229,119,437)
Add:
Remeasurement of carrying value to redemption value	-	7,528,511
Class A ordinary shares subject to possible redemption at December 31, 2023	3,910,370	$41,678,895
Add:
Remeasurement of carrying value to redemption value	-	433,556
Class A ordinary shares subject to possible redemption at March 31, 2024	3,910,370	$42,112,451

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2024 and December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman Islands income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. In accordance with federal income tax regulations, income taxes are not levied on the Company, but rather on the individual owners. United States (“U.S.”) taxation would occur on the individual owners if certain tax elections are made by U.S. owners and the Company were treated as a passive foreign investment company. Additionally, U.S. taxation could occur to the Company itself if the Company is engaged in a U.S. trade or business. The Company is not expected to be treated as engaged in a U.S. trade or business at this time.

Net Income Per Ordinary Share

Net income per share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the period.

The contractual formula utilized to calculate the redemption amount approximates fair value. The Class A ordinary shares’ feature to redeem at fair value means that there is effectively only one class of shares. Changes in fair value are not considered a dividend for the purposes of the numerator in the earnings per share calculation. Net income per ordinary share is computed by dividing the pro rata net income between the Class A ordinary shares and the Class B ordinary shares by the weighted average number of ordinary shares outstanding for each of the periods.

The calculation of diluted income per ordinary share does not consider the effect of the warrants sold In the Initial Public Offering and the Private Placement to purchase an aggregate of 15,225,310 of the Company’s Class A ordinary shares since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The following table reflects the calculation of basic and diluted net income per ordinary share:

	For the Three Months Ended March 31,
	2024		2023
	Class A	Class B	Class A	Class B
Basic and diluted net income per ordinary share
Numerator:
Allocation of net income	$234,497	$388,464	$2,578,158	$644,539
Denominator:
Basic and diluted weighted average shares outstanding	3,910,370	6,477,845	25,911,379	6,477,845
Basic and diluted net income per ordinary share	$0.06	$0.06	$0.10	$0.10

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution, which at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Forgiveness of Debt

On July 5, 2023, Kirkland & Ellis LLP agreed to waive outstanding legal fees totaling $1,483,584, in exchange for cash payment in the amount of $150,000 which will be repaid by the Initial Sponsor. Accordingly, $1,333,584 has been recorded as forgiveness of debt on the statement of operations and $150,000 is included in the contribution for debt forgiven by Initial Sponsor on the statement of changes in shareholders’ deficit.

On April 5, 2023, the Company issued a promissory note (the “Promissory Note”) to the Initial Sponsor, pursuant to which the Company may borrow up to $1,250,000 from the Initial Sponsor to fund the Company’s working capital expenses prior to completion of any potential initial Business Combination. Also on April 5, 2023, the Company made a draw on the Promissory Note of $1,250,000. The Promissory Note was non-interest bearing and payable on the earlier of July 23, 2023 and the date on which the Company consummates a Business Combination. On July 21, 2023, the Initial Sponsor cancelled and forgave the outstanding balance on the Promissory Note of $1,250,000 in connection with the closing under the Purchase Agreement. The total recorded as contribution in debt forgiven by Initial Sponsor on the statement of shareholders’ deficit is $1,487,092.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature, except for the warrants (see Note 9).

The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting and other expenses incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities were expensed as incurred in the statements of operations. Offering costs associated with the Class A ordinary shares issued were charged to temporary equity and warrants upon the completion of the Initial Public Offering. Offering costs amounting to $14,705,275 were charged to shareholders’ deficit upon the completion of the Initial Public Offering and $701,000 were expensed as of the date of the Initial Public Offering.

Recently Issued Accounting Standards

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, “Debt — Debt with Conversion and Other Options” (Subtopic 470-20) and “Derivatives and Hedging — Contracts in Entity’s Own Equity” (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective for the Company for the fiscal year beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires disaggregated information about a reporting entity’s effective tax rate reconciliation, as well as information related to income taxes paid to enhance the transparency and decision usefulness of income tax disclosures. This ASU will be effective for the annual period ending December 31, 2025. The Company is currently evaluating the timing and impacts of adoption of this ASU.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

On July 23, 2021, the Company sold 24,000,000 Units at $10.00 per Unit, generating gross proceeds of $240,000,000, and incurring offering costs totaling $14,355,016, consisting of $4,800,000 of underwriting fees, $8,400,000 of deferred underwriting fees and $1,155,016 of other offering costs. On August 5, 2021, the Company completed the sale of additional 1,911,379 Over-Allotment Units to the underwriters, generating gross proceeds of $19,113,790, and incurring offering costs totaling $1,051,258, consisting of $382,275 of underwriting fees and $668,983 of deferred underwriting fees (see Note 6).

Each Unit consists of one of the Company’s Class A ordinary shares, par value $0.0001 per share, and one-third of one redeemable warrant (“Public Warrant”. Each whole Public Warrant entitles the holder to purchase one Class A ordinary shares at an exercise price of $11.50 per whole share (see Note 8).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Initial Sponsor purchased an aggregate of 6,333,334 Private Placement Warrants at a price of $1.50 per warrant (for consideration of $9,500,000 in the aggregate). On August 5, 2021, simultaneously with the issuance and sale of the Over-Allotment Units, the Company consummated the sale of an additional 254,850 Private Placement Warrants at $1.50 per Private Placement Warrant, generating additional gross proceeds of $382,275.

Each Private Placement Warrant is identical to the warrants offered in the Initial Public Offering, except there will be no redemption rights or liquidating distributions from the Trust Account with respect to Private Placement Warrants, which will expire worthless if we do not consummate a Business Combination within the Combination Period.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On March 22, 2021, the Initial Sponsor paid $25,000, or approximately $0.003 per share, to cover certain offering costs in consideration for 7,187,500 Class B ordinary shares, par value $0.0001 (the “Founder Shares”). On April 30, 2021, the Initial Sponsor transferred an aggregate of 125,000 Founder Shares to five independent directors (each received 25,000 Founder Shares). On April 30, 2021, the Initial Sponsor transferred an aggregate of 30,000 Founder Shares to three advisors (each received 10,000 Founder Shares). On June 15, 2021, the Initial Sponsor surrendered an aggregate of 1,437,500 Class B ordinary shares for no consideration, which were cancelled, resulting in an aggregate of 5,750,000 Class B ordinary shares issued and outstanding. On July 20, 2021, the Initial Sponsor received an additional 1,150,000 Class B ordinary shares resulting in an aggregate of 6,900,000 Class B ordinary shares issued and outstanding. Up to 900,000 Founder Shares were subject to forfeiture by the Initial Sponsor depending on the extent to which the underwriters’ over-allotment option was exercised. On August 5, 2021, the underwriters partially exercised the over-allotment option to purchase an additional 1,911,379 Units; thus, 422,155 Class B ordinary shares were forfeited. As of March 31, 2024 and December 31, 2023, the Company had 6,477,845 of Class B ordinary shares issued and outstanding.

The sale or transfers of the Founders Shares to independent directors and advisors on April 30, 2021, as described above, is within the scope of ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The Founders Shares were effectively sold or transferred subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founders Shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. A Business Combination is not probable until it is completed. Stock-based compensation would be recognized at the date a Business Combination is considered probable in an amount equal to the number of Founders Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founders Shares. The fair value at the grant date is deemed to be de minimis. As of March 31, 2024 and December 31, 2023, the Company determined that a Business Combination was not considered probable because no Business Combination has been completed, and therefore, no stock-based compensation expense has been recognized.

Pursuant to the Letter Agreement, the Company’s sponsors and current and former officers, directors and certain advisors have agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) following the completion of an initial Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange or similar transaction that results in the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.

On July 21, 2023, the Initial Sponsor sold 4,215,230 Class B ordinary shares (“Transferred Shares”) and 4,392,123 Private Placement Warrants (“Transferred Warrants” and collectively with the Transferred Shares, the “Transferred Securities”) to the Sponsor, pursuant to the Purchase Agreement dated July 12, 2023 for an aggregate purchase price of $1.00. Pursuant to the Purchase Agreement, up to 650,000 Transferred Shares (the “Extension Shares”) may be assigned to or transferred by the Initial Sponsor to certain investors who have entered into non-redemption agreements and up to 1,457,615 Transferred Share (the “Financing Shares”) may be assigned or transferred in Sponsors’ sole discretion in connection with obtaining additional bona fide financing for the Company prior to the Business Combination.

Share Based Compensation

Effective as of August 11, 2023, the Company entered into a twelve-month consultant agreement with John Stanfield, pursuant to which he has agreed to serve as Chief Financial Officer of the Company in exchange for the ability to acquire 5 Class B Units of the Sponsor, which will correspond to one half of one percent (0.5%) of our Class B ordinary shares held by the Sponsor. As of March 31, 2024, the share-based compensation expense for this consultant agreement is considered de minimis.

Cancelled Promissory Note — Related Party

On March 22, 2021, the Initial Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note is non-interest bearing and is payable on the earlier of (i) September 30, 2021 or (ii) the consummation of the Initial Public Offering. The Company borrowed approximately $181,000 under the Note. The Company fully repaid this balance on August 31, 2021. As of March 31, 2024 and December 31, 2023, there were no amounts outstanding on the Note.

On April 5, 2023, the Company issued a promissory note (the “Promissory Note”) to the Initial Sponsor, pursuant to which the Company was entitled to borrow up to $1,250,000 from the Initial Sponsor to fund the Company’s working capital expenses prior to completion of any potential initial Business Combination. Also on April 5, 2023, the Company made a draw on the Promissory Note of $1,250,000. The Promissory Note was non-interest bearing and payable on the earlier of July 23, 2023 and the date on which the Company consummates a Business Combination. On July 21, 2023, the Initial Sponsor cancelled and forgave the Promissory Note in connection with the closing under the Purchase Agreement.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s sponsors, one or more affiliate of the Company’s sponsors, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into warrants at a price of $1.50 per warrant. The warrants will be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of March 31, 2024 and December 31, 2023, there were no amounts outstanding under the Working Capital Loans.

Administrative Services and Reimbursement Agreement

Pursuant to an administrative services and reimbursement agreement, on or prior to the closing of the Business Combination, the Company was obligated to reimburse the Initial Sponsor or its affiliates for formation and other pre-Initial Public Offering expenses incurred on the Company’s behalf not to exceed $900,000. Further, commencing on July 21, 2021 and until completion of the Company’s initial Business Combination or liquidation, the Company was required to (a) reimburse the Initial Sponsor or its affiliates up to an amount of $10,000 per month for office space and secretarial, administrative and other services and (b) reimburse the Initial Sponsor or its affiliates for any out-of-pocket expenses (or an allocable portion thereof), to the extent that any of them incurs expenses related to identifying, investigating, negotiating and completing an initial Business Combination (including any travel expenses). In addition, commencing on July 21, 2021 and until completion of the Company’s initial Business Combination or liquidation, the Company was required to reimburse the Initial Sponsor or its affiliates monthly for compensation expenses of employees dedicated to the Company (including the Chief Financial Officer) not to exceed $900,000 per year. Under the agreement, the Company was also required to Indemnify the Initial Sponsor and its affiliates for any claims made by the Company or a third party and resulting liabilities in respect of any investment opportunities sourced by them and any liability arising with respect to their activities in connection with the Company’s affairs. Such indemnity provides that the indemnified parties cannot access the funds held in the Trust Account.

The Company recognized approximately $0 and $228,000 in connection with such services for the three months ended March 31, 2024 and 2023, respectively, which is included in general and administrative expenses in the accompanying statements of operations. The Company owed the Sponsor $0 for the period ended March 31, 2024 and December 31, 2023, respectively, for reimbursement of out-of-pocket expenses which is included in accrued expenses on the balance sheets. The administrative services agreement was terminated in connection with the closing under the Purchase Agreement on July 21, 2023.

The Initial Sponsor had paid expenses on behalf of the Company prior to the Company’s Initial Public Offering in an amount of approximately $433,000, for which approximately $272,000 was related to offering costs. The Company repaid the amount to the Initial Sponsor on August 31, 2021.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement originally entered into on July 21, 2021, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and in each case holders of their component securities, as applicable) are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A ordinary shares). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriter’s Agreement

The Company granted the underwriters a 45-day option to purchase up to 3,600,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. On August 5, 2021, the underwriters partially exercised the over-allotment option to purchase an additional 1,911,379 Units and forfeited the option to exercise the remaining 1,688,621 Units.

The underwriters were paid a cash underwriting discount of 2.00% of the gross proceeds of the Initial Public Offering, or $5,182,275. In addition, the underwriters are entitled to a deferred fee of three and half percent (3.50%) of the gross proceeds of the Initial Public Offering, or $9,068,983.

On August 15, 2022, one of the underwriters waived its entitlement to the payment of any deferred fee to be paid under the terms of the underwriting agreement and is no longer serving in an advisor capacity. As a result, the Company recognized $298,484 of income and $6,231,184 was recorded to additional paid-in capital in relation to the reduction of the deferred underwriter fee. In June of 2023, the remaining underwriters waived their entitlement to the payment of any deferred fee to be paid under the terms of the underwriting agreement and is no longer serving in an advisor capacity. As a result, the Company recognized $352,969 of income and $2,186,346 was recorded to additional paid-in capital in relation to the reduction of the deferred underwriter fee. As of March 31, 2024 and December 31, 2023, the deferred underwriting fee payable was $0.

Non-Redemption Agreements

On July 14, 2023, July 17, 2023, July 18, 2023 and July 19, 2023, the Company and the Initial Sponsor entered into non-redemption agreements (each, a “Non-Redemption Agreement”) with certain unaffiliated third parties (each, a “Holder,” and collectively, the “Holders”) in exchange for the Holder or Holders agreeing either not to request redemption in connection with the Extension (as defined below) or to reverse any previously submitted redemption demand in connection with the Extension with respect to an aggregate of 2,166,667 Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), of the Company sold in its initial public offering (the “IPO”) at the extraordinary general meeting called by the Company to, among other things, approve an amendment to the Company’s amended and restated memorandum and articles of association to extend the date by which the Company must consummate an initial Business Combination from 24 months from the completion of the Company’s IPO to 36 months from the completion of the Company’s IPO or such earlier date as is determined by the board of directors of the Company to be in the best interests of the Company (the “Extension”). In consideration of the Non-Redemption Agreements, immediately prior to, and substantially concurrently with, the closing of an initial Business Combination, (i) the Sponsor (or its designees or transferees) has agreed to surrender and forfeit to the Company for no consideration an aggregate of approximately 0.6 million shares of the Company’s Class B ordinary shares, par value $0.0001 per share, held by the Sponsor (the “Forfeited Shares”) and (ii) the Company shall issue to the Holders a number of Class A ordinary shares equal to those underlying the Forfeited Shares.

The Non-Redemption Agreements are accounted for under Topic 5T which concludes that the fair value of the shares transferred will be recorded within equity upon the date the shares are granted to the holder, which is the date a business combination is consummated.

CCM Engagement

On July 17, 2023, the Company entered into an engagement letter with J.V.B Financial Group, acting through its Cohen & Company Capital Markets division (“CCM”) to obtain capital markets advisory services in connection with seeking an extension for completing a business combination, capital market advisory services in connection with a possible business combination transaction with an unaffiliated third party (the “Target”) and to act as the Company’s placement agent in connection with raising capital. CCM would be entitled to an advisor fee of $2.0 million and a transaction fee of an amount equal to 5% of the sum of the gross proceeds raised from investors and received by the Company or Target plus proceeds released from the Trust Account with respect to any of the Class A ordinary shares that did not redeem such shares in connection with the extension or the business combination. If the gross proceeds raised from investors is $3,000,000 or less, the Company may elect to pay the portion of the fee related to the offering in the form of an equivalent dollar amount of Class A ordinary shares or equivalent equity of the post-business combination company, which shares shall be delivered four (4) business days following the closing of the sale transaction as determined by the Company. The shares, if issued, shall be duly authorized, validly issued, paid and non-assessable and shall be registered for resale under the Act, or otherwise freely tradeable, as of the delivery of the shares and will be delivered in book entry form in the name of and delivered to CCM (or its designee) four (4) business days following the closing of the transaction. In addition, up to 50% of the advisor fee may be paid in shares as described above in the case of gross proceeds raised from investors. Pursuant to the engagement letter, the advisor fee cannot be less than $1,000,000.

Subscription Agreement

On August 1, 2023, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with an investor (the “Investor”) and the Sponsor pursuant to which the parties agreed to the following:

●	The Investor shall make a cash contribution to Sponsor in an aggregate amount of $1,300,000 (the “Investor Capital Contribution”) as follows: (i) an initial tranche of $650,000, paid within five business days of the date of the Subscription Agreement, (ii) a second tranche of up to $325,000, to be paid following the Company’s announcement of executing an agreement for the Company’s initial Business Combination, and (iii) a third tranche of up to $325,000, to be paid after the Company files an initial registration statement with the Securities and Exchange Commission in relation to the Company’s initial Business Combination. At the request of the Sponsor, the Investor may agree, in its sole discretion, to fund up to an additional $200,000 at any time.

●	The Investor Capital Contribution will in turn be loaned by the Sponsor to the Company to cover working capital expenses (the “SPAC Loan”). The SPAC Loan will not accrue interest and will be repaid by the Company upon the closing of the Company’s initial Business Combination (the “De-SPAC Closing”). The Sponsor will pay to the Investor all repayments of the SPAC Loan the Sponsor has received within five business days of the date of receipt. The Investor may elect at the De-SPAC Closing to receive such payments in cash or shares of Class A common stock of the Company (“Class A common stock”) at a rate of one share of Class A common stock for each $10 of the Investor Capital Contribution.

●	In consideration of the Investor Capital Contribution, at the De-SPAC Closing the Company will issue to the Investor 0.9 shares of Class A Common Stock for each dollar of the Investor Capital Contribution funded by the Investor, which shares shall be subject to no transfer restrictions or any other lock-up provisions, earn outs, or other contingencies and shall be registered as part of any registration statement to be filed in connection with the De-SPAC Closing or, if no such registration statement is filed in connection with the De-SPAC Closing, pursuant to the first registration statement to be filed by the Company or the surviving entity following the De-SPAC Closing.

●	If the Company liquidates without consummating a De-SPAC, any amounts remaining in the Sponsor or the Company’s cash accounts, not including the Company’s trust account, will be paid to the Investor within five days of the liquidation.

●	On the De-SPAC Closing, the Sponsor will pay the Investor an amount equal to the reasonable attorney fees incurred by the Investor in connection with the Subscription Agreement not to exceed $5,000.

The Subscription Agreement is accounted for under ASC 470 which concludes that all proceeds received from issuance will be recorded as a liability, at par value, on the balance sheets. As of March 31, 2024 and December 31, 2023, the Subscription Agreement liability is $975,000 and $650,000 included on the balance sheets, respectively.

Business Combination Agreement

On February 6, 2024, the Company entered into a business combination agreement (the “Business Combination Agreement”) with RBio Energy Holdings Corp., a Delaware corporation and a wholly owned subsidiary of PC3 (“NewPubco”), Perception RBio Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of NewPubco (“Merger Sub”), and RBio Energy Corporation, a Delaware corporation (“RBio Energy”).

Pursuant to the Business Combination Agreement, among other things, (i) the holders (whether one or more) of the common stock of RBio Energy (the “RBio Energy Stockholders”) will exchange all of their shares of common stock of RBio Energy (“RBio Common Stock”) for shares of common stock of NewPubco (the “Share Exchange”), as a result of which RBio Energy will become a direct wholly owned subsidiary of NewPubco, and (ii) Merger Sub will merge with and into PC3, with PC3 surviving such merger as a wholly-owned subsidiary of NewPubco (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Transaction” and the closing of the Transaction, the “Closing”).

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, the Sponsor, RBio Energy and the Company entered into the Sponsor Support Agreement, pursuant to which, among other things, (i) Sponsor will vote its shares of the Company in favor of the Business Combination Agreement and the Transaction, and any other proposal submitted for approval by the shareholders of the Company in connection with the Transaction and against any action, agreement, transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the BCA, (ii) Sponsor will agree to not demand that the Company redeem Sponsor’s Ordinary Shares in connection with the Transaction, and not to otherwise participate in any such redemption by tendering or submitting any of such shares for redemption, (iii) Sponsor will waive certain anti-dilution provisions of its the Company’s Ordinary Shares set forth in the Company’s amended and restated memorandum and articles of incorporation, and any and all other anti-dilution rights, in connection with the Transaction with respect to each Class B ordinary share of the Company held by Sponsor, and (iv) at the Closing and upon the written notice of RBio Energy, Sponsor will forfeit up to all of the private placement warrants of the Company (the “PC3 Private Placement Warrants”). Thereafter, in connection with any Potential Financing, Sponsor will cause the Company to issue new warrants exercisable at the same price per share for up to the number of the Company’s Ordinary Shares for which the PC3 Private Placement Warrants so forfeited were exercisable, to such persons as RBio Energy may direct in writing in its discretion prior to the Closing.

NOTE 7. SHAREHOLDERS’ DEFICIT

Preference Shares — The Company is authorized to issue 1,000,000 preference shares of par value $0.0001 per share. As of March 31, 2024 and December 31, 2023, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue up to 300,000,000 Class A ordinary shares, par value $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of March 31, 2024 and December 31, 2023, there were no Class A ordinary shares issued or outstanding (excluding 3,910,370 shares then subject to possible redemption).

Class B Ordinary Shares — The Company is authorized to issue up to 30,000,000 Class B ordinary shares, par value $0.0001 per share. Holders of the Company’s Class B ordinary shares are entitled to one vote for each share. On March 22, 2021, the Initial Sponsor paid $25,000 in consideration of 7,187,500 Class B ordinary shares. On June 15, 2021, the Initial Sponsor surrendered an aggregate of 1,437,500 Class B ordinary shares for no consideration, which were cancelled, resulting in an aggregate of 5,750,000 Class B ordinary shares issued and outstanding. On July 20, 2021, the Initial Sponsor received an additional 1,150,000 Class B ordinary shares resulting in an aggregate of 6,900,000 Class B ordinary shares issued and outstanding. Up to 900,000 Founder Shares were subject to forfeiture by the Initial Sponsor depending on the extent to which the underwriters’ over-allotment option was exercised. On August 5, 2021, the underwriters partially exercised the over-allotment option to purchase an additional 1,911,379 Units. As a result, 422,155 Class B ordinary shares were forfeited. As of March 31, 2024 and December 31, 2023, the Company had 6,477,845 of Class B ordinary shares issued and outstanding.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the Business Combination on a one-for-one basis, subject to adjustment for share splits, share dividends, reorganizations, recapitalizations and the like. In the case that additional Class A ordinary shares, or equity linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as converted basis, 20% of the sum of the total number of all ordinary shares outstanding upon the completion of the Initial Public Offering plus all Class A ordinary shares and equity linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity linked securities issued, or to be issued, to any seller in a Business Combination, and any private placement-equivalent warrants issued to the Initial Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their Class B ordinary shares into an equal number of Class A ordinary shares, subject to adjustment as provided above, at any time.

The Company may issue additional ordinary shares or preference shares to complete its Business Combination or under an employee incentive plan after completion of its Business Combination.

NOTE 8. WARRANT LIABILITIES

The Company accounts for the 15,225,310 warrants issued in connection with the Initial Public Offering (8,637,126 Public Warrants and 6,588,184 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company has classified each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statements of operations.

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the consummation of a Business Combination. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement for the Initial Public Offering or a new registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants. The Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a post-effective amendment or a new registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the Warrants become exercisable, the Company may redeem the Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” of Class A ordinary shares;

●	if, and only if, the closing price of Class A ordinary shares equals or exceeds $10.00 per share (as adjusted share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends a notice of redemption to the warrant holders; and

●	if the closing price of Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted share splits, share dividends, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of Class A ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

The exercise price and number of Class A ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless. If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of Class A ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the sponsors or their affiliates, without taking into account any Founder Shares held by a sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants included in the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. FAIR VALUE MEASUREMENTS

At March 31, 2024 and December 31, 2023, assets held in the Trust Account were comprised of $42,112,451 and $41,678,895, respectively, in cash and $0 in U.S. Treasury securities or money market funds. Through March 31, 2024, the trustee withdrew $229,119,437 from the Trust Account in connection with redemptions.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2024 and December 31, 2023, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	March 31, 2024	December 31, 2023
Liabilities:
Private Placement Warrants(1)	2	361,691	790,582
Public Warrants(1)	2	474,178	1,036,455

(1)	Measured at fair value on a recurring basis.

Warrants

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statements of operations.

Subsequent Measurement

The Private Placement Warrants and the Public Warrants were initially valued using a Monte Carlo simulation model, which is considered to be a Level 3 fair value measurement. Inherent in an options pricing model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary shares based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates will remain at zero. The Monte Carlo simulation model was used for estimating the fair value of Public Warrants for periods where no observable traded price was available, using the same expected volatility as was used in measuring the fair value of the Private Placement Warrants. The subsequent measurements of the Public Warrants after the detachment of the Public Warrants from the Units is classified as Level 2 due to the use of an observable market quote in an active market for a similar asset in an active market. For periods subsequent to the detachment of the warrants from the Units, the close price of the Public Warrant price was used as the fair value as of each relevant date. The subsequent measurements of the Private Placement Warrants after the detachment of the Public Warrants from the Units are classified as Level 2 due to the use of an observable market quote for a similar asset in an active market.

The key inputs into the Monte Carlo simulation model for the Private Placement Warrants and the Public Warrants were as follows:

Input	July 23, 2021 (initial measurement)
Risk-free interest rate	1.03%
Expected term (years)	6
Expected volatility	21.2%
Exercise price	$11.50

NOTE 10. SUBSEQUENT EVENTS

Management of the Company evaluated events that have occurred after the balance sheet date of March 31, 2024 through the date these financial statements were issued. Based upon the review, management did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Perception Capital Corp. III

(f/k/a Portage Fintech Acquisition Corporation)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Perception Capital Corp. III (f/k/a Portage Fintech Acquisition Corporation) (the “Company”) as of December 31, 2023 and 2022, the related statements of operations, changes in shareholders’ deficit and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company is a Special Purpose Acquisition Corporation that was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities on or before July 23, 2024. The Company entered into a business combination agreement with a business combination target on February 6, 2024; however, the completion of this transaction is subject to the approval of the Company’s shareholders among other conditions. There is no assurance that the Company will obtain the necessary approvals, satisfy the required closing conditions, raise the additional capital it needs to fund its operations, and complete the transaction prior to July 23, 2024, if at all. The Company also has no approved plan in place to extend the business combination deadline and fund operations for any period of time after July 23, 2024, in the event that it is unable to complete a business combination by that date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

Boston, MA

April 16, 2024

PERCEPTION CAPITAL CORP. III

(F/K/A PORTAGE FINTECH ACQUISITION CORPORATION)

BALANCE SHEETS

	December 31, 2023	December 31, 2022
ASSETS
Current assets
Cash	$102,925	$368,687
Prepaid expenses	302,339	497,054
Total current assets	405,264	865,741

Investments held in Trust Account	41,678,895	263,269,821
Total Assets	$42,084,159	$264,135,562

LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$1,213,065	$1,859,194
Total current liabilities	1,213,065	1,859,194

Subscription agreement liability	650,000	-
Warrant liabilities	1,827,037	3,045,062
Deferred underwriting fee payable	-	2,539,315
Total liabilities	3,690,102	7,443,571

Commitments and Contingencies (Note 7)
Class A ordinary shares subject to possible redemption; 3,910,370 and 25,911,379 shares at redemption value as of December 31, 2023 and 2022, respectively	41,678,895	263,269,821

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	-	-
Class A ordinary shares, $0.0001 par value; 300,000,000 shares authorized; no shares issued or outstanding (excluding 3,910,370 and 25,911,379 shares subject to possible redemption) as of December 31, 2023 and 2022, respectively	-	-
Class B ordinary shares, $0.0001 par value; 30,000,000 shares authorized; 6,477,845 shares issued and outstanding as of December 31, 2023 and 2022, respectively	648	648
Additional paid-in capital	-	2,626,104
Accumulated deficit	(3,285,486)	(9,204,582)
Total Shareholders’ Deficit	(3,284,838)	(6,577,830)
TOTAL LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT	$42,084,159	$264,135,562

The accompanying notes are an integral part of the financial statements.

PERCEPTION CAPITAL CORP. III

(F/K/A PORTAGE FINTECH ACQUISITION CORPORATION)

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
Operating expenses:
General and administrative expenses	$3,285,023	$2,721,330
Loss from operations	(3,285,023)	(2,721,330)

Other income:
Change in fair value of warrant liabilities	1,218,025	6,857,978
Other income attributable to derecognition of deferred underwriting fee allocated to offering costs	352,969	298,484
Forgiveness of debt	1,333,584	-
Investment income earned on Trust Account	7,528,510	4,120,869
Total other income	10,433,088	11,277,331

Net income	$7,148,065	$8,556,001

Weighted average Class A ordinary shares outstanding, basic and diluted	16,206,824	25,911,379
Basic and diluted net income per ordinary share, Class A	$0.32	$0.26
Weighted average Class B ordinary shares outstanding, basic and diluted	6,477,845	6,477,845
Basic and diluted net income per ordinary share, Class B	$0.32	$0.26

The accompanying notes are an integral part of the financial statements.

PERCEPTION CAPITAL CORP. III

(F/K/A PORTAGE FINTECH ACQUISITION CORPORATION)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – January 1, 2022	-	$-	6,477,845	$648	-	$(17,209,632)	$(17,208,984)

Reduction of deferred underwriter fees	-	-	-	-	6,231,184	-	6,231,184

Remeasurement of Class A ordinary shares to redemption value	-	-	-	-	(3,605,080)	(550,951)	(4,156,031)

Net income	-	-	-	-	-	8,556,001	8,556,001

Balance – December 31, 2022	-	$-	6,477,845	$648	$2,626,104	$(9,204,582)	$(6,577,830)

Reduction of deferred underwriter fees	-	-	-	-	2,186,346	-	2,186,346

Debt forgiven by initial sponsor PFTA I LP (Note 6)	-	-	-	-	1,487,092	-	1,487,092

Remeasurement of Class A ordinary shares to redemption value	-	-	-	-	(6,299,542)	(1,228,969)	(7,528,511)

Net income	-	-	-	-	-	7,148,065	7,148,065

Balance – December 31, 2023	-	$-	6,477,845	$648	$-	$(3,285,486)	$(3,284,838)

The accompanying notes are an integral part of the financial statements.

PERCEPTION CAPITAL CORP. III

(F/K/A PORTAGE FINTECH ACQUISITION CORPORATION)

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
Cash Flows from Operating Activities:
Net income	$7,148,065	$8,556,001
Adjustments to reconcile net income to net cash used in operating activities:
Investment income from Trust Account	(7,528,510)	(4,120,869)
Reduction of deferred underwriter fee payable	(352,969)	(298,484)
Change in fair value of warrant liabilities	(1,218,025)	(6,857,978)
Forgiveness of debt	(1,333,584)	-
Changes in operating assets and liabilities:
Prepaid expenses	194,715	831,397
Accrued expenses	924,546	1,088,571
Net cash used in operating activities	(2,165,762)	(801,362)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account in connection with redemption	229,119,437	-
Net cash provided by investing activities	229,119,437	-

Cash Flows from Financing Activities:
Proceeds from subscription agreement liability	650,000	-
Proceeds from promissory note - related party	1,250,000	-
Payments for redemptions of Class A ordinary shares	(229,119,437)	-
Net cash used in financing activities	(227,219,437)	-

Net Change in Cash	(265,762)	(801,362)
Cash – Beginning	368,687	1,170,049
Cash – Ending	$102,925	$368,687

Non-Cash Investing and Financing Activities:
Remeasurement of Class A ordinary shares to redemption value	$7,528,511	$4,156,031
Reduction of deferred underwriter fees	$2,539,315	$6,529,668
Debt forgiven by initial sponsor PFTA I LP	$1,487,092	$-

The accompanying notes are an integral part of the financial statements.

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Perception Capital Corp. III (the “Company”) is a blank check company incorporated in the Cayman Islands on March 17, 2021. Effective October 11, 2023, the Company changed its name from “Portage Fintech Acquisition Corporation.” The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2023, the Company had not yet commenced any operations. All activity for the period March 17, 2021 (inception) through December 31, 2023 relates to the Company’s formation, the initial public offering (the “Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the securities held in the Trust Account. The Company has selected December 31 as its fiscal year end.

The Company’s initial sponsor was PFTA I LP, an Ontario limited partnership (the “Initial Sponsor”). On July 21, 2023, the Initial Sponsor sold a portion of its Class B ordinary shares and Private Placement Warrants (defined below) to Perception Capital Partners IIIA LLC, a Delaware limited liability company (the “Sponsor”), pursuant to a Securities Purchase Agreement dated July 12, 2023 (the “Purchase Agreement”).

The registration statement for the Company’s Initial Public Offering was declared effective by the Securities and Exchange Commission (the “SEC”) on July 20, 2021. On July 23, 2021, the Company consummated its Initial Public Offering of 24,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $240.0 million.

The Company incurred offering costs in the Initial Public Offering totaling $14,355,016, consisting of $4,800,000 of underwriting fees, $8,400,000 of deferred underwriting fees, and $1,155,016 of other offering costs (see Note 3).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 6,333,334 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant with the Initial Sponsor, generating gross proceeds of $9,500,000 (see Note 5 and Note 9).

Upon the closing of the Initial Public Offering and the Private Placement, an amount of $240.0 million ($10.00 per Unit) from the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

On August 3, 2021, the underwriters notified the Company of their intention to partially exercise the over-allotment option on August 5, 2021 (the “Over-Allotment”). As such, on August 5, 2021, the Company consummated the sale of an additional 1,911,379 Units (the “Over-Allotment Units”), at $10.00 per Unit, and the sale of an additional 254,850 Private Placement Warrants, at $1.50 per Private Placement Warrant, generating total gross proceeds of $19,113,790 and $382,275, respectively. The underwriters forfeited the balance of the over-allotment option. A total of $19,113,790 of the net proceeds was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $259,113,790 (see Note 3). The Company incurred additional offering costs of $1,051,258 in connection with the Over-Allotment (of which $668,983 was for deferred underwriting fees).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds, which are placed in the Trust Account, are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination pursuant to the proxy solicitation rules of the SEC or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company will be required to seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and a majority of the outstanding shares voted are voted in favor of the Business Combination.

Notwithstanding the foregoing, the Company’s amended and restated memorandum and articles of association (the “Articles”) provide that, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The Public Shareholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. These Public Shares are recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If the Company is not required to conduct redemptions pursuant to the proxy solicitation rules as described above, the Company will, pursuant to its Articles, offer such redemption pursuant to the tender offer rules of the SEC, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

Pursuant to an amended and restated letter agreement dated July 21, 2023 (the “Letter Agreement”), the Company’s sponsors and current and former officers, directors and certain advisors have agreed (a) to vote their Founder Shares (as defined in Note 8) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to redeem any shares (including the Founder Shares) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination or a vote to amend the provisions of the Articles relating to shareholders’ rights of pre-Business Combination activity and (c) that the Founder Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the above-listed parties to the Letter Agreement will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

On July 21, 2023, the Company held an extraordinary general meeting of shareholders (the “Meeting”). At the Meeting, the Company’s shareholders approved two proposals to amend the Company’s amended and restated memorandum and articles of association (the “Articles”). The first such proposal (the “Extension Amendment” and, such proposal, the “Extension Amendment Proposal”) sought to amend the Articles to extend the date by which the Company must (1) consummate a Business Combination, (2) cease its operations except for the purpose of winding up if it fails to complete a Business Combination, and (3) redeem all of the Company’s Class A ordinary shares sold in the Company’s IPO, from 24 months from the closing of the IPO to 36 months from the closing of the IPO or such earlier date as is determined by our board of directors (the “Board”) to be in the best interests of the Company. The second such proposal (the “Redemption Limitation Amendment” and such proposal, the “Redemption Limitation Amendment Proposal”) sought to eliminate from the Articles the limitation that the Company shall not redeem Class A ordinary shares sold in the IPO to the extent that such redemption would cause the Company’s net tangible assets to be less than $5,000,001.

In connection with the vote to approve the Extension Amendment Proposal, effective as of July 21, 2023, holders of 22,001,009 Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.41 per share, for an aggregate redemption amount of approximately $229.1 million. As a result, approximately $40.7 million remained in the Company’s trust account as of July 21, 2023 and 3,910,370 Class A ordinary shares remained outstanding.

On October 11, 2023, the Company held an extraordinary general meeting of shareholders (the “Meeting”) at which shareholders approved changing the name of the Company from “Portage Fintech Acquisition Corporation” to “Perception Capital Corp. III” (the “Name Change”) and the amendment and restatement of the Company’s amended and restated memorandum and articles of association to reflect the Name Change (the “Articles Amendment”). The Name Change and the Articles Amendment did not alter the voting powers or relative rights of the Company’s ordinary shares. The Articles Amendment was filed with the Cayman Islands Registrar of Companies on October 11, 2023.

If the Company is unable to complete a Business Combination by July 23, 2024 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to the requirements of applicable law, including any obligations to provide for claims of creditors. The underwriters have agreed to waive their rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit $10.00.

Pursuant to the Letter Agreement, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure its shareholders that the Sponsor would be able to satisfy those obligations. Neither the Initial Sponsor nor any of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern, Liquidity and Management’s Plans

As of December 31, 2023, the Company had $102,925 in its operating bank account and working capital deficit of $807,801.

The Company has principally financed its operations from inception using proceeds from the sale of its equity securities to its shareholders prior to the Initial Public Offering and such amount of proceeds from the Private Placement that were placed in an account outside of the Trust Account for working capital purposes. Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

The Company may need to raise additional capital through loans or additional investments from its sponsors, shareholders, officers, directors, or third parties. The Company’s officers, directors and sponsors may, but are not obligated to (other than as described above), loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) ASC Subtopic 205-40, “Presentation of Financial Statements - Going Concern,” the Company has until July 23, 2024 to consummate a Business Combination. It is uncertain whether the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, raises substantial doubt about the Company’s ability to continue as a going concern through approximately one year from the date these unaudited financial statements were issued. Management intends to consummate a Business Combination prior to July 23, 2024. These unaudited financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Various social and political circumstances in the U.S. and around the world (including wars and other forms of conflict, including rising trade tensions between the United States and China, and other uncertainties regarding actual and potential shifts in the U.S. and foreign, trade, economic and other policies with other countries, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics), may also contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide. Specifically, the rising conflict in the Middle East and between Russia and Ukraine, and resulting market volatilities could adversely affect the Company’s ability to complete a Business Combination. In response to the conflict between Russia and Ukraine, the U.S. and other countries have imposed sanctions or other restrictive actions against Russia. Any of the above factors, including sanctions, export controls, tariffs, trade wars and other governmental actions, could have a material adverse effect on the Company’s ability to complete a Business Combination and the value of the Company’s securities.

NOTE 2. REVISION OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In connection with the preparation of the Company’s financial statements as of December 31, 2023, management determined it should revise its previously reported financial statements for the periods ended September 30, 2022, December 31, 2022, March 31, 2023, June 30, 2023 and September 30, 2023 due to identified immaterial errors. The Company previously accounted for its remeasurement of Class A ordinary shares to redemption value against accumulated deficit, rather than accounting for the remeasurement against additional paid-in capital when there was a balance. As a result, additional paid-in capital was overstated and accumulated deficit was understated. The impact of the error affects the balance sheets and statements of changes in shareholders’ deficit for the three and nine months ended September 30, 2022, year ended December 31, 2022, three months ended March 31, 2023, three and six months ended June 30, 2023 and three and nine months ended September 30, 2023.

The revision had no impact on the Company’s cash position or amount held in the trust account.

The Company concluded that the impact of applying correction for these errors and misstatements on the aforementioned financial statements is not material.

The impact of the revision on the Company’s financial statements is reflected in the following tables:

Unaudited Condensed Balance Sheet as of September 30, 2022	As Reported	Adjustment	As Adjusted
Additional Paid in Capital	6,231,184	(1,482,224)	4,748,960
(Accumulated Deficit) Retained Earnings	(11,894,629)	1,482,224	(10,412,405)

Balance Sheet as of December 31, 2022	As Reported	Adjustment	As Adjusted
Additional Paid in Capital	6,231,184	(3,605,080)	2,626,104
(Accumulated Deficit) Retained Earnings	(12,809,662)	3,605,080	(9,204,582)

Unaudited Condensed Balance Sheet as of March 31, 2023	As Reported	Adjustment	As Adjusted
Additional Paid in Capital	6,231,184	(6,231,184)	-
(Accumulated Deficit) Retained Earnings	(12,334,324)	6,231,184	(6,103,140)

Unaudited Condensed Balance Sheet as of June 30, 2023	As Reported	Adjustment	As Adjusted
Additional Paid in Capital	8,417,530	(8,417,530)	-
(Accumulated Deficit) Retained Earnings	(11,517,577)	8,417,530	(3,100,047)

Unaudited Condensed Balance Sheet as of September 30, 2023	As Reported	Adjustment	As Adjusted
Additional Paid in Capital	9,904,622	(9,571,976)	332,646
(Accumulated Deficit) Retained Earnings	(11,593,628)	9,571,976	(2,021,652)

Unaudited Condensed Statement of Changes in Shareholders’ Deficit for the Nine Months Ended September 30, 2022	As Reported	Adjustment	As Adjusted
Additional Paid in Capital	6,231,184	(1,482,224)	4,748,960
(Accumulated Deficit) Retained Earnings	(11,894,629)	1,482,224	(10,412,405)

Statement of Changes in Shareholders’ Deficit for the Year Ended December 31, 2022	As Reported	Adjustment	As Adjusted
Additional Paid in Capital	6,231,184	(3,605,080)	2,626,104
(Accumulated Deficit) Retained Earnings	(12,809,662)	3,605,080	(9,204,582)

Unaudited Condensed Statement of Changes in Shareholders’ Deficit for the Three Months Ended March 31, 2023	As Reported	Adjustment	As Adjusted
Additional Paid in Capital	6,231,184	(6,231,184)	-
(Accumulated Deficit) Retained Earnings	(12,334,324)	6,231,184	(6,103,140)

Unaudited Condensed Statement of Changes in Shareholders’ Deficit for the Six Months Ended June 30, 2023	As Reported	Adjustment	As Adjusted
Additional Paid in Capital	8,417,530	(8,417,530)	-
(Accumulated Deficit) Retained Earnings	(11,517,577)	8,417,530	(3,100,047)

Unaudited Condensed Statement of Changes in Shareholders’ Deficit for the Nine Months Ended September 30, 2023	As Reported	Adjustment	As Adjusted
Additional Paid in Capital	9,904,622	(9,571,976)	332,646
(Accumulated Deficit) Retained Earnings	(11,593,628)	9,571,976	(2,021,652)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or future confirming events. Accordingly, the actual results could differ significantly from those estimates. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and, accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2023 and 2022. The Company had $102,925 and $368,687 of cash as of December 31, 2023 and 2022, respectively.

Investments Held in Trust Account

On July 27, 2023, the Company liquidated the U.S. government treasury obligations or money market funds held in the Trust Account. The funds in the Trust Account are currently maintained in cash in an interest-bearing demand deposit account at a bank until the earlier of consummation of the Company’s initial Business Combination and liquidation. Prior to July 27, 2023, the Company’s portfolio of investments was comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as “Trading Securities” in accordance with ASC 320 “Investments – Debt Securities”. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. The change in fair value of these securities is included in investment income earned on Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. As of December 31, 2023 the Company had withdrawn a total of $229,119,437 from the Trust Account solely to satisfy payment obligations in connection with the redemptions of Class A ordinary shares as discussed further in Note 1.

Warrant Liabilities

The Company evaluated the Public Warrants and the Private Placement Warrants (collectively, “Warrants”, which are discussed in Note 4 and Note 9) in accordance with ASC 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”, and concluded that a provision in the warrant agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants are recorded as derivative liabilities on the balance sheets and measured at fair value at inception (on the date of the Initial Public Offering) and at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the statements of operations in the period of change.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2023 and 2022, Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. The dissolution expense of $100,000 is not included in the redemption value of the Class A ordinary shares subject to redemption since it is only taken into account in the event of the Company’s liquidation. Immediately upon the closing of the Initial Public Offering, the Company recognized the remeasurement adjustment from carrying value to redemption value. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid-in capital (to the extent available) and accumulated deficit.

At December 31, 2023 and 2022, the Class A ordinary shares subject to redemption reflected in the balance sheets are reconciled in the following table:

	Change in Class A ordinary shares	Change in redemption value
Class A ordinary shares subject to possible redemption at December 31, 2021	25,911,379	$259,113,790
Add:
Remeasurement of carrying value to redemption value	-	4,156,031
Class A ordinary shares subject to possible redemption at December 31, 2022	25,911,379	$263,269,821
Less:
Redemptions	(22,001,009)	(229,119,437)
Add:
Remeasurement of carrying value to redemption value	-	7,528,511
Class A ordinary shares subject to possible redemption at December 31, 2023	3,910,370	$41,678,895

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman Islands income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. In accordance with federal income tax regulations, income taxes are not levied on the Company, but rather on the individual owners. United States (“U.S.”) taxation would occur on the individual owners if certain tax elections are made by U.S. owners and the Company were treated as a passive foreign investment company. Additionally, U.S. taxation could occur to the Company itself if the Company is engaged in a U.S. trade or business. The Company is not expected to be treated as engaged in a U.S. trade or business at this time.

Net Income Per Ordinary Share

Net income per share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the period.

The contractual formula utilized to calculate the redemption amount approximates fair value. The Class A ordinary shares’ feature to redeem at fair value means that there is effectively only one class of shares. Changes in fair value are not considered a dividend for the purposes of the numerator in the earnings per share calculation. Net income per ordinary share is computed by dividing the pro rata net income between the Class A ordinary shares and the Class B ordinary shares by the weighted average number of ordinary shares outstanding for each of the periods.

The calculation of diluted income per ordinary share does not consider the effect of the warrants sold In the Initial Public Offering and the Private Placement to purchase an aggregate of 15,225,310 of the Company’s Class A ordinary shares since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The following table reflects the calculation of basic and diluted net income per ordinary share:

	For the Year Ended December 31, 2023		For the Year Ended December 31, 2022
	Class A	Class B	Class A	Class B
Basic and diluted net income per ordinary share
Numerator:
Allocation of net income	$5,106,860	$2,041,205	$6,844,801	$1,711,200
Denominator:
Basic and diluted weighted average shares outstanding	16,206,824	6,477,845	25,911,379	6,477,845
Basic and diluted net income per ordinary share	$0.32	$0.32	$0.26	$0.26

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution, which at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Forgiveness of Debt

On July 5, 2023, Kirkland & Ellis LLP agreed to waive outstanding legal fees totaling $1,483,584, in exchange for cash payment in the amount of $150,000 which will be repaid by the Initial Sponsor. Accordingly, $1,333,584 has been recorded as forgiveness of debt on the statement of operations and $150,000 is included in the contribution for debt forgiven by Initial Sponsor on the statement of changes in shareholders’ deficit.

On April 5, 2023, the Company issued a promissory note (the “Promissory Note”) to the Initial Sponsor, pursuant to which the Company may borrow up to $1,250,000 from the Initial Sponsor to fund the Company’s working capital expenses prior to completion of any potential initial Business Combination. Also on April 5, 2023, the Company made a draw on the Promissory Note of $1,250,000. The Promissory Note was non-interest bearing and payable on the earlier of July 23, 2023 and the date on which the Company consummates a Business Combination. On July 21, 2023, the Initial Sponsor cancelled and forgave the outstanding balance on the Promissory Note of $1,250,000 in connection with the closing under the Purchase Agreement. The total recorded as contribution in debt forgiven by Initial Sponsor on the statement of shareholders’ deficit is $1,487,092.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature, except for the warrants (see Note 10).

The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting and other expenses incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities were expensed as incurred in the statements of operations. Offering costs associated with the Class A ordinary shares issued were charged to temporary equity and warrants upon the completion of the Initial Public Offering. Offering costs amounting to $14,705,275 were charged to shareholders’ deficit upon the completion of the Initial Public Offering and $701,000 were expensed as of the date of the Initial Public Offering.

Recently Issued Accounting Standards

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, “Debt — Debt with Conversion and Other Options” (Subtopic 470-20) and “Derivatives and Hedging — Contracts in Entity’s Own Equity” (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective for the Company for the fiscal year beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires disaggregated information about a reporting entity’s effective tax rate reconciliation, as well as information related to income taxes paid to enhance the transparency and decision usefulness of income tax disclosures. This ASU will be effective for the annual period ending December 31, 2025. The Company is currently evaluating the timing and impacts of adoption of this ASU.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

On July 23, 2021, the Company sold 24,000,000 Units at $10.00 per Unit, generating gross proceeds of $240,000,000, and incurring offering costs totaling $14,355,016, consisting of $4,800,000 of underwriting fees, $8,400,000 of deferred underwriting fees and $1,155,016 of other offering costs. On August 5, 2021, the Company completed the sale of additional 1,911,379 Over-Allotment Units to the underwriters, generating gross proceeds of $19,113,790, and incurring offering costs totaling $1,051,258, consisting of $382,275 of underwriting fees and $668,983 of deferred underwriting fees (see Note 7).

Each Unit consists of one of the Company’s Class A ordinary shares, par value $0.0001 per share, and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary shares at an exercise price of $11.50 per whole share (see Note 9).

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Initial Sponsor purchased an aggregate of 6,333,334 Private Placement Warrants at a price of $1.50 per warrant (for consideration of $9,500,000 in the aggregate). On August 5, 2021, simultaneously with the issuance and sale of the Over-Allotment Units, the Company consummated the sale of an additional 254,850 Private Placement Warrants at $1.50 per Private Placement Warrant, generating additional gross proceeds of $382,275.

Each Private Placement Warrant is identical to the warrants offered in the Initial Public Offering, except there will be no redemption rights or liquidating distributions from the Trust Account with respect to Private Placement Warrants, which will expire worthless if we do not consummate a Business Combination within the Combination Period.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

On March 22, 2021, the Initial Sponsor paid $25,000, or approximately $0.003 per share, to cover certain offering costs in consideration for 7,187,500 Class B ordinary shares, par value $0.0001 (the “Founder Shares”). On April 30, 2021, the Initial Sponsor transferred an aggregate of 125,000 Founder Shares to five independent directors (each received 25,000 Founder Shares). On April 30, 2021, the Initial Sponsor transferred an aggregate of 30,000 Founder Shares to three advisors (each received 10,000 Founder Shares). On June 15, 2021, the Initial Sponsor surrendered an aggregate of 1,437,500 Class B ordinary shares for no consideration, which were cancelled, resulting in an aggregate of 5,750,000 Class B ordinary shares issued and outstanding. On July 20, 2021, the Initial Sponsor received an additional 1,150,000 Class B ordinary shares resulting in an aggregate of 6,900,000 Class B ordinary shares issued and outstanding. Up to 900,000 Founder Shares were subject to forfeiture by the Initial Sponsor depending on the extent to which the underwriters’ over-allotment option was exercised. On August 5, 2021, the underwriters partially exercised the over-allotment option to purchase an additional 1,911,379 Units; thus, 422,155 Class B ordinary shares were forfeited. As of December 31, 2023 and 2022, the Company had 6,477,845 of Class B ordinary shares issued and outstanding.

The sale or transfers of the Founders Shares to independent directors and advisors on April 30, 2021, as described above, is within the scope of ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The Founders Shares were effectively sold or transferred subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founders Shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. A Business Combination is not probable until it is completed. Stock-based compensation would be recognized at the date a Business Combination is considered probable in an amount equal to the number of Founders Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founders Shares. The fair value at the grant date is deemed to be de minimis. As of December 31, 2023 and 2022, the Company determined that a Business Combination was not considered probable because no Business Combination has been completed, and therefore, no stock-based compensation expense has been recognized.

Pursuant to the Letter Agreement, the Company’s sponsors and current and former officers, directors and certain advisors have agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) following the completion of an initial Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange or similar transaction that results in the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.

On July 21, 2023, the Initial Sponsor sold 4,215,230 Class B ordinary shares (“Transferred Shares”) and 4,392,123 Private Placement Warrants (“Transferred Warrants” and collectively with the Transferred Shares, the “Transferred Securities”) to the Sponsor, pursuant to the Purchase Agreement dated July 12, 2023 for an aggregate purchase price of $1.00. Pursuant to the Purchase Agreement, up to 650,000 Transferred Shares (the “Extension Shares”) may be assigned to or transferred by the Initial Sponsor to certain investors who have entered into non-redemption agreements and up to 1,457,615 Transferred Share (the “Financing Shares”) may be assigned or transferred in Sponsors’ sole discretion in connection with obtaining additional bona fide financing for the Company prior to the Business Combination.

Share Based Compensation

Effective as of August 11, 2023, the Company entered into a twelve-month consultant agreement with John Stanfield, pursuant to which he has agreed to serve as Chief Financial Officer of the Company in exchange for the ability to acquire 5 Class B Units of the Sponsor, which will correspond to one half of one percent (0.5%) of our Class B ordinary shares held by the Sponsor. As of December 31, 2023, the share-based compensation expense for this consultant agreement is considered de minimis.

Cancelled Promissory Note — Related Party

On March 22, 2021, the Initial Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note is non-interest bearing and is payable on the earlier of (i) September 30, 2021 or (ii) the consummation of the Initial Public Offering. The Company borrowed approximately $181,000 under the Note. The Company fully repaid this balance on August 31, 2021. As of December 31, 2023 and 2022, there were no amounts outstanding on the Note.

On April 5, 2023, the Company issued a promissory note (the “Promissory Note”) to the Initial Sponsor, pursuant to which the Company was entitled to borrow up to $1,250,000 from the Initial Sponsor to fund the Company’s working capital expenses prior to completion of any potential initial Business Combination. Also on April 5, 2023, the Company made a draw on the Promissory Note of $1,250,000. The Promissory Note was non-interest bearing and payable on the earlier of July 23, 2023 and the date on which the Company consummates a Business Combination. On July 21, 2023, the Initial Sponsor cancelled and forgave the Promissory Note in connection with the closing under the Purchase Agreement. As of December 31, 2023, there were no amounts outstanding under this Promissory Note.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s sponsors, one or more affiliate of the Company’s sponsors, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into warrants at a price of $1.50 per warrant. The warrants will be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2023 and 2022, there were no amounts outstanding under the Working Capital Loans.

Administrative Services and Reimbursement Agreement

Pursuant to an administrative services and reimbursement agreement, on or prior to the closing of the Business Combination, the Company was obligated to reimburse the Initial Sponsor or its affiliates for formation and other pre-Initial Public Offering expenses incurred on the Company’s behalf not to exceed $900,000. Further, commencing on July 21, 2021 and until completion of the Company’s initial Business Combination or liquidation, the Company was required to (a) reimburse the Initial Sponsor or its affiliates up to an amount of $10,000 per month for office space and secretarial, administrative and other services and (b) reimburse the Initial Sponsor or its affiliates for any out-of-pocket expenses (or an allocable portion thereof), to the extent that any of them incurs expenses related to identifying, investigating, negotiating and completing an initial Business Combination (including any travel expenses). In addition, commencing on July 21, 2021 and until completion of the Company’s initial Business Combination or liquidation, the Company was required to reimburse the Initial Sponsor or its affiliates monthly for compensation expenses of employees dedicated to the Company (including the Chief Financial Officer) not to exceed $900,000 per year. Under the agreement, the Company was also required to Indemnify the Initial Sponsor and its affiliates for any claims made by the Company or a third party and resulting liabilities in respect of any investment opportunities sourced by them and any liability arising with respect to their activities in connection with the Company’s affairs. Such indemnity provides that the indemnified parties cannot access the funds held in the Trust Account.

The Company recognized approximately $514,000 and $998,000 in connection with such services for the year ended December 31, 2023 and 2022, respectively, which is included in general and administrative expenses in the accompanying statements of operations. The Company owed the Sponsor approximately $0 and $741,000 for the period ended December 31, 2023 and 2022, respectively, for reimbursement of out-of-pocket expenses which is included in accrued expenses on the balance sheets.

The Initial Sponsor had paid expenses on behalf of the Company prior to the Company’s Initial Public Offering in an amount of approximately $433,000, for which approximately $272,000 was related to offering costs. The Company repaid the amount to the Initial Sponsor on August 31, 2021. As of December 31, 2023 and 2022, there were no amounts outstanding due to any sponsor for offering costs.

NOTE 7. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement originally entered into on July 21, 2021, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and in each case holders of their component securities, as applicable) are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A ordinary shares). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriter’s Agreement

The Company granted the underwriters a 45-day option to purchase up to 3,600,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. On August 5, 2021, the underwriters partially exercised the over-allotment option to purchase an additional 1,911,379 Units and forfeited the option to exercise the remaining 1,688,621 Units.

The underwriters were paid a cash underwriting discount of 2.00% of the gross proceeds of the Initial Public Offering, or $5,182,275. In addition, the underwriters are entitled to a deferred fee of three and half percent (3.50%) of the gross proceeds of the Initial Public Offering, or $9,068,983.

On August 15, 2022, one of the underwriters waived its entitlement to the payment of any deferred fee to be paid under the terms of the underwriting agreement and is no longer serving in an advisor capacity. As a result, the Company recognized $298,484 of income and $6,231,184 was recorded to additional paid-in capital in relation to the reduction of the deferred underwriter fee. In June of 2023, the remaining underwriters waived their entitlement to the payment of any deferred fee to be paid under the terms of the underwriting agreement and is no longer serving in an advisor capacity. As a result, the Company recognized $352,969 of income and $2,186,346 was recorded to additional paid-in capital in relation to the reduction of the deferred underwriter fee. As of December 31, 2023 and 2022, the deferred underwriting fee payable was $0 and $2,539,315, respectively.

Non-Redemption Agreements

On July 14, 2023, July 17, 2023, July 18, 2023 and July 19, 2023, the Company and the Initial Sponsor entered into non-redemption agreements (each, a “Non-Redemption Agreement”) with certain unaffiliated third parties (each, a “Holder,” and collectively, the “Holders”) in exchange for the Holder or Holders agreeing either not to request redemption in connection with the Extension (as defined below) or to reverse any previously submitted redemption demand in connection with the Extension with respect to an aggregate of 2,166,667 Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), of the Company sold in its initial public offering (the “IPO”) at the extraordinary general meeting called by the Company to, among other things, approve an amendment to the Company’s amended and restated memorandum and articles of association to extend the date by which the Company must consummate an initial Business Combination from 24 months from the completion of the Company’s IPO to 36 months from the completion of the Company’s IPO or such earlier date as is determined by the board of directors of the Company to be in the best interests of the Company (the “Extension”). In consideration of the Non-Redemption Agreements, immediately prior to, and substantially concurrently with, the closing of an initial Business Combination, (i) the Sponsor (or its designees or transferees) has agreed to surrender and forfeit to the Company for no consideration an aggregate of approximately 0.6 million shares of the Company’s Class B ordinary shares, par value $0.0001 per share, held by the Sponsor (the “Forfeited Shares”) and (ii) the Company shall issue to the Holders a number of Class A ordinary shares equal to those underlying the Forfeited Shares.

The Non-Redemption Agreements are accounted for under Topic 5T which concludes that the fair value of the shares transferred will be recorded within equity upon the date the shares are granted to the holder, which is the date a business combination is consummated.

CCM Engagement

On July 17, 2023, the Company entered into an engagement letter with J.V.B Financial Group, acting through its Cohen & Company Capital Markets division (“CCM”) to obtain capital markets advisory services in connection with seeking an extension for completing a business combination, capital market advisory services in connection with a possible business combination transaction with an unaffiliated third party (the “Target”) and to act as the Company’s placement agent in connection with raising capital. CCM would be entitled to an advisor fee of $2.0 million and a transaction fee of an amount equal to 5% of the sum of the gross proceeds raised from investors and received by the Company or Target plus proceeds released from the Trust Account with respect to any of the Class A ordinary shares that did not redeem such shares in connection with the extension or the business combination. If the gross proceeds raised from investors is $3,000,000 or less, the Company may elect to pay the portion of the fee related to the offering in the form of an equivalent dollar amount of Class A ordinary shares or equivalent equity of the post-business combination company, which shares shall be delivered four (4) business days following the closing of the sale transaction as determined by the Company. The shares, if issued, shall be duly authorized, validly issued, paid and non-assessable and shall be registered for resale under the Act, or otherwise freely tradeable, as of the delivery of the shares and will be delivered in book entry form in the name of and delivered to CCM (or its designee) four (4) business days following the closing of the transaction. In addition, up to 50% of the advisor fee may be paid in shares as described above in the case of gross proceeds raised from investors. Pursuant to the engagement letter, the advisor fee cannot be less than $1,000,000.

Subscription Agreement

On August 1, 2023, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with an investor (the “Investor”) and the Sponsor pursuant to which the parties agreed to the following:

●	The Investor shall make a cash contribution to Sponsor in an aggregate amount of $1,300,000 (the “Investor Capital Contribution”) as follows: (i) an initial tranche of $650,000, paid within five business days of the date of the Subscription Agreement, (ii) a second tranche of up to $325,000, to be paid following the Company’s announcement of executing an agreement for the Company’s initial Business Combination, and (iii) a third tranche of up to $325,000, to be paid after the Company files an initial registration statement with the Securities and Exchange Commission in relation to the Company’s initial Business Combination. At the request of the Sponsor, the Investor may agree, in its sole discretion, to fund up to an additional $200,000 at any time.

●	The Investor Capital Contribution will in turn be loaned by the Sponsor to the Company to cover working capital expenses (the “SPAC Loan”). The SPAC Loan will not accrue interest and will be repaid by the Company upon the closing of the Company’s initial Business Combination (the “De-SPAC Closing”). The Sponsor will pay to the Investor all repayments of the SPAC Loan the Sponsor has received within five business days of the date of receipt. The Investor may elect at the De-SPAC Closing to receive such payments in cash or shares of Class A common stock of the Company (“Class A common stock”) at a rate of one share of Class A common stock for each $10 of the Investor Capital Contribution.

●	In consideration of the Investor Capital Contribution, at the De-SPAC Closing the Company will issue to the Investor 0.9 shares of Class A Common Stock for each dollar of the Investor Capital Contribution funded by the Investor, which shares shall be subject to no transfer restrictions or any other lock-up provisions, earn outs, or other contingencies and shall be registered as part of any registration statement to be filed in connection with the De-SPAC Closing or, if no such registration statement is filed in connection with the De-SPAC Closing, pursuant to the first registration statement to be filed by the Company or the surviving entity following the De-SPAC Closing.

●	If the Company liquidates without consummating a De-SPAC, any amounts remaining in the Sponsor or the Company’s cash accounts, not including the Company’s trust account, will be paid to the Investor within five days of the liquidation.

●	On the De-SPAC Closing, the Sponsor will pay the Investor an amount equal to the reasonable attorney fees incurred by the Investor in connection with the Subscription Agreement not to exceed $5,000.

The Subscription Agreement is accounted for under ASC 470 which concludes that all proceeds received from issuance will be recorded as a liability, at par value, on the balance sheets. As of December 31, 2023, the Subscription Agreement liability is $650,000 and included on the balance sheet.

NOTE 8. SHAREHOLDERS’ DEFICIT

Preference Shares — The Company is authorized to issue 1,000,000 preference shares of par value $0.0001 per share. As of December 31, 2023 and 2022, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue up to 300,000,000 Class A ordinary shares, par value $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2023 and 2022, there were no Class A ordinary shares issued or outstanding (excluding 3,910,370 and 25,911,379 shares then subject to possible redemption).

Class B Ordinary Shares — The Company is authorized to issue up to 30,000,000 Class B ordinary shares, par value $0.0001 per share. Holders of the Company’s Class B ordinary shares are entitled to one vote for each share. On March 22, 2021, the Initial Sponsor paid $25,000 in consideration of 7,187,500 Class B ordinary shares. On June 15, 2021, the Initial Sponsor surrendered an aggregate of 1,437,500 Class B ordinary shares for no consideration, which were cancelled, resulting in an aggregate of 5,750,000 Class B ordinary shares issued and outstanding. On July 20, 2021, the Initial Sponsor received an additional 1,150,000 Class B ordinary shares resulting in an aggregate of 6,900,000 Class B ordinary shares issued and outstanding. Up to 900,000 Founder Shares were subject to forfeiture by the Initial Sponsor depending on the extent to which the underwriters’ over-allotment option was exercised. On August 5, 2021, the underwriters partially exercised the over-allotment option to purchase an additional 1,911,379 Units. As a result, 422,155 Class B ordinary shares were forfeited. As of December 31, 2023 and 2022, the Company had 6,477,845 of Class B ordinary shares issued and outstanding.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the Business Combination on a one-for-one basis, subject to adjustment for share splits, share dividends, reorganizations, recapitalizations and the like. In the case that additional Class A ordinary shares, or equity linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as converted basis, 20% of the sum of the total number of all ordinary shares outstanding upon the completion of the Initial Public Offering plus all Class A ordinary shares and equity linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity linked securities issued, or to be issued, to any seller in a Business Combination, and any private placement-equivalent warrants issued to the Initial Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their Class B ordinary shares into an equal number of Class A ordinary shares, subject to adjustment as provided above, at any time.

The Company may issue additional ordinary shares or preference shares to complete its Business Combination or under an employee incentive plan after completion of its Business Combination.

NOTE 9. WARRANT LIABILITIES

The Company accounts for the 15,225,310 warrants issued in connection with the Initial Public Offering (8,637,126 Public Warrants and 6,588,184 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company has classified each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statements of operations.

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the consummation of a Business Combination. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement for the Initial Public Offering or a new registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants. The Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a post-effective amendment or a new registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the Warrants become exercisable, the Company may redeem the Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” of Class A ordinary shares;

●	if, and only if, the closing price of Class A ordinary shares equals or exceeds $10.00 per share (as adjusted share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends a notice of redemption to the warrant holders; and

●	if the closing price of Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted share splits, share dividends, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of Class A ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

The exercise price and number of Class A ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless. If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of Class A ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the sponsors or their affiliates, without taking into account any Founder Shares held by a sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants included in the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 10. FAIR VALUE MEASUREMENTS

At December 31, 2023, assets held in the Trust Account were comprised of $41,678,895 in cash and $0 in U.S. Treasury securities or money market funds. Through December 31, 2023, the trustee withdrew $229,119,437 from the Trust Account in connection with redemptions. At December 31, 2022, assets held in the Trust Account were comprised of $263,269,821 in U.S. Treasury securities or money market funds.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2023 and 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2023	December 31, 2022
Assets:
Investments held in Trust Account(1)	1	$-	$263,269,821
Liabilities:
Private Placement Warrants(2)	2	790,582	1,317,637
Public Warrants(2)	2	1,036,455	1,727,425

(1)	The fair value of the marketable securities held in Trust Account approximates the carrying amount primarily due to their short-term nature.
(2)	Measured at fair value on a recurring basis.

Warrants

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statements of operations.

Subsequent Measurement

The Private Placement Warrants and the Public Warrants were initially valued using a Monte Carlo simulation model, which is considered to be a Level 3 fair value measurement. Inherent in an options pricing model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary shares based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates will remain at zero. The Monte Carlo simulation model was used for estimating the fair value of Public Warrants for periods where no observable traded price was available, using the same expected volatility as was used in measuring the fair value of the Private Placement Warrants. The subsequent measurements of the Public Warrants after the detachment of the Public Warrants from the Units is classified as Level 2 due to the use of an observable market quote in an active market for a similar asset in an active market. For periods subsequent to the detachment of the warrants from the Units, the close price of the Public Warrant price was used as the fair value as of each relevant date. The subsequent measurements of the Private Placement Warrants after the detachment of the Public Warrants from the Units are classified as Level 2 due to the use of an observable market quote for a similar asset in an active market.

The key inputs into the Monte Carlo simulation model for the Private Placement Warrants and the Public Warrants were as follows:

Input	July 23, 2021 (initial measurement)
Risk-free interest rate	1.03%
Expected term (years)	6
Expected volatility	21.2%
Exercise price	$11.50

The following table presents the changes in the fair value of Level 3 warrant liabilities:

	Private Placement Warrants	Public Warrants	Warrant Liabilities
Fair value as of April 26, 2021 (inception)	$-	$-	$-
Initial measurement on July 23, 2021	8,801,814	11,539,202	20,341,016
Change in fair value as of December 31, 2021	(4,512,906)	(5,925,070)	(10,437,976)
Transfer to Level 1	-	(5,614,132)	(5,614,132)
Transfer to Level 2	(4,288,908)	-	(4,288,908)
Fair value as of December 31, 2022	$-	$-	$-

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 2 fair value measurement during the year ended December 31, 2022 was $5,614,132.

NOTE 11. SUBSEQUENT EVENTS

Management of the Company evaluated events that have occurred after the balance sheet date of December 31, 2023 through the date these financial statements were issued. Based upon the review, other than noted below, management did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

On February 6, 2024, the Company (“PC3”) entered into a business combination agreement (the “Business Combination Agreement”) with RBio Energy Holdings Corp., a Delaware corporation (“NewPubco”), Perception RBio Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of NewPubco (“Merger Sub”), and RBio Energy Corporation, a Delaware corporation (“RBio Energy”).

Pursuant to the Business Combination Agreement, among other things, (i) the holders (whether one or more) of the common stock of RBio Energy (the “RBio Energy Stockholders”) will exchange all of their shares of common stock of RBio Energy (“RBio Common Stock”) for shares of common stock of NewPubco (the “Share Exchange”), as a result of which RBio Energy will become a direct wholly owned subsidiary of NewPubco, and (ii) Merger Sub will merge with and into PC3, with PC3 surviving such merger as a wholly-owned subsidiary of NewPubco (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Transaction” and the closing of the Transaction, the “Closing”).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

RBio Energy Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of RBio Energy Corporation (“the Company”) for the period December 13, 2023 (Inception) through December 31, 2023, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the inception period from December 13, 2023 through December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit and negative working capital. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525

We have served as the Company’s auditor since 2023.

Spokane, Washington

June 20, 2024

RBIO ENERGY CORPORATION

BALANCE SHEETS

	March 31	December 31,
	2024	2023
	(Unaudited)
Current assets:
Cash	1,000	1,000
Prepaid expenses	58,860	-
Total Current Assets	59,860	1,000
TOTAL ASSETS	$59,860	$1,000

Current liabilities:
Accrued expenses	-	4,873
Due to related party	114,000	-
Total Current Liabilities	114,000	4,873
TOTAL LIABILITIES	$114,000	$4,873

Commitments and contingencies (note 5)

STOCKHOLDERS’ DEFICIT
Common stock, $0.00001 par value; 100,000,000 authorized and 1,000 issued and outstanding shares	-	-
Additional paid-in capital	1,000	1,000
Accumulated deficit	(55,140)	(4,873)
TOTAL STOCKHOLDERS’ DEFICIT	(54,140)	(3,873)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$59,860	$1,000

The accompanying notes are an integral part of these financial statements.

RBIO ENERGY CORPORATION

UNAUDITED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2024

Operating Expenses:
General and administrative	$50,267
Loss from operations	(50,267)

Net loss	$(50,267)

Net (loss) income per common stock, basic and diluted	$(50.27)
Weighted average shares outstanding, basic and diluted	1,000

The accompanying notes are an integral part of these financial statements.

RBIO ENERGY CORPORATION

UNAUDITED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2024

	Common Stock		Additional Paid- In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance at December 13, 2023 (Inception)	-	$-	$-	$-	$-
Issuance of common stock	1,000	-	1,000	-	1,000
Net loss	-	-	-	(4,873)	(4,873)
Balance at December 31, 2023	1,000	$-	$1,000	$(4,873)	$(43873)
Net loss	-	-	-	(50,267)	(50,267)
Balance at March 31, 2024	1,000	$-	$1,000	$(55,140)	$(54,140)

The accompanying notes are an integral part of these financial statements.

RBIO ENERGY CORPORATION

UNAUDITED STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2024

Cash Flows from Operating Activities:
Net loss	$(50,267)
Operating and prepaid expenses paid by related party	114,000
Changes in operating assets and liabilities:
Prepaid expenses	(58,860)
Accrued expenses	(4,873)
Net cash used in operating activities	-
Net increase in cash	-
Cash and cash equivalents, beginning of period	1,000
Cash, end of period	$1,000

The accompanying notes are an integral part of these financial statements.

RBIO ENERGY CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2024

1. NATURE OF OPERATIONS

RBio Energy Corporation (the “Company,” “RBio Energy”), a Delaware private domestic corporation that was formed to enter into the business of acquiring existing dissolving wood pulp (DWP) and high purity cellulose (HPC) businesses and developing these into producers of sustainable bioenergy, biofuels, biochemicals and biomaterials producers.

On February 6, 2024, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Perception Capital Corp. III, a Cayman Islands exempted company (“PC3”), RBio Energy Holdings Corp., a Delaware corporation (“NewPubco”) and Perception RBio Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of NewPubco (“Merger Sub”), collectively referred to as the “Parties” (Note 6).

2. LIQUIDITY AND GOING CONCERN

Since inception, the Company’s primary sources of liquidity have been cash flows provided by an affiliated company. For the three months ended March 31, 2024, the Company reported net loss of $50,267. As of March 31, 2024, the Company had an aggregate cash of $1,000, a net working capital deficit of $54,140 and accumulated deficit of $55,140.

The Company’s future capital requirements will depend on many factors, including the Company’s revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through issuances of additional equity raises, as well as through the Business Combination. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these financial statements are available to be issued. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). References to GAAP issued by the FASB in these accompanying notes to the financial statements are to the FASB Accounting Standards Codification (“ASC”).

RBIO ENERGY CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2024

Emerging Growth Company Status

The Company is expected to be an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, the Company will not be subject to the same implementation timeline for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of the Company’s financial statements to those of other public companies more difficult.

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are adjusted to reflect actual experience when necessary. There were no significant estimates for the quarter ended March 31, 2024 and the period from December 13, 2023 (inception) to December 31, 2023.

Cash and cash equivalents

Cash is comprised of cash in the bank which is subject to an insignificant risk of changes in value. The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. At March 31, 2024 and December 31, 2023, cash amounted to $1,000. There were no cash equivalents at March 31, 2024 and December 31, 2023.

Prepaid expenses

Prepaid expenses comprised advance payments and retainers made by the Company or by an affiliate on behalf of the Company for services to be performed at a later date. Upon completion of the services, the invoiced or accrued amounts are expensed on the statement of income.

Net loss Per Share

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock of the Company outstanding during the period. Diluted net loss per share is computed by giving effect to all potential shares of common stock, including preferred stock and convertible notes, to the extent dilutive. There were no potential dilutive common stock equivalents for the quarter ended March 31, 2024

RBIO ENERGY CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2024

4. RELATED PARTY TRANSACTIONS

Due to related party

During the three months ended March 31, 2024, an affiliated company advanced the Company a total of $114,000 to cover start-up and costs related to the potential Business Combination as described below. The amount is interest free and due on demand.

5. STOCKHOLDERS’ DEFICIT

Common stock — The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.00001 per share. At March 31, 2024 and December 31, 2023, there were 1,000 shares of common stock issued and outstanding.

6. COMMITMENTS AND CONTINGENCIES

Business Combination Agreement

On February 6, 2024, the Company entered into a Business Combination Agreement with Perception Capital Corp. III, a Cayman Islands exempted company, RBio Energy Holdings Corp., a Delaware corporation and Perception RBio Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of NewPubco, collectively referred to as the “Parties”.

Pursuant to the Business Combination Agreement, among other things, (i) the holders (whether one or more) of the common stock of the Company will exchange all of their shares of common stock of the Company for shares of common stock of NewPubco (the “Share Exchange”), as a result of which the Company will become a direct wholly owned subsidiary of NewPubco, and (ii) Merger Sub will merge with and into PC3, with PC3 surviving such merger as a wholly-owned subsidiary of NewPubco (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Transaction” and the closing of the Transaction, the “Closing”).

The proposed Merger is expected to be consummated after receipt of the required approvals by the shareholders of PC3 and stockholders of the Company and the satisfaction or waiver of certain other customary conditions, as summarized below.

The Share Exchange

On the date of Closing (the “Closing Date”), and prior to the effective time of the Merger, upon the terms and subject to the conditions of the Business Combination Agreement and a stock exchange agreement to be entered into among the Company’ Stockholders, the Company and NewPubco, the terms of which will be mutually agreed by the Company and PC3 (the “Exchange Agreement”), the Company’s Stockholders will effect the Share Exchange, pursuant to which all of their shares of the Company’s Common Stock will be exchanged for a number of validly issued, fully paid and nonassessable shares of common stock of NewPubco (the “NewPubco Common Stock”) set forth on the payment spreadsheet (as defined in the Business Combination Agreement, and the aggregate number of shares of NewPubco Common Stock issuable to the Company’s Stockholders pursuant to this exchange, the “RBio Energy Exchange Consideration”); provided, that, unless as specifically agreed in writing by the Company and PC3, the payments spreadsheet will be substantially based on the pro forma cap table, attached as Exhibit A in the Business Combination Agreement. Upon the Share Exchange, the shares of NewPubco Common Stock issued and outstanding immediately prior to the Share Exchange will be automatically cancelled and cease to exist.

RBIO ENERGY CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2024

The Merger; Merger Effective Time; Effect of the Merger

Immediately after the Share Exchange and on the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the Cayman Companies Act, Merger Sub will merge with and into PC3, with PC3 surviving the Merger as a direct wholly owned subsidiary of NewPubco. Following the Merger Effective Time (as defined below), (a) the separate existence of Merger Sub will cease and PC3 will continue as a direct wholly-owned subsidiary of NewPubco and (b) PC3 will (i) become a direct, wholly owned subsidiary of NewPubco, (ii) continue to be governed by the Laws of the Cayman Islands, and (iii) succeed to and assume all of the rights, properties and obligations of Merger Sub in accordance with the Cayman Companies Act, and the shareholders of PC3 (the “PC3 Shareholders”) will be entitled to the PC3 Merger Consideration as set forth on the Payment Spreadsheet. The Merger will become effective at the time the plan of merger, substantially in the form to be mutually agreed by the Company and PC3 after the execution of the Business Combination Agreement has been registered by the Registrar of Companies of the Cayman Islands (the “Merger Effective Time”).

Exchange of Certificates

On the Closing Date, PC3 and the Company will enter into an exchange agent agreement with a bank or trust company (the “Exchange Agent”), it being agreed that Continental Stock Transfer and Trust Company (“CST”) is satisfactory to all parties, for the purpose of (i) exchanging ordinary shares of PC3 (“PC3 Ordinary Shares”) on the transfer books of PC3 immediately prior to the Merger Effective Time for NewPubco Common Stock, (ii) exchanging warrants of PC3 (“PC3 Warrants”) on the transfer books of PC3 immediately prior to the Merger Effective Time for warrants of NewPubco (“NewPubco Warrants”) pursuant to the terms and subject to the other conditions set forth in the Business Combination Agreement, and (iii) exchanging each share of the Company’s Common Stock issued and outstanding immediately prior to the Share Exchange for NewPubco Common Stock pursuant to the terms and subject to the other conditions set forth in the Business Combination Agreement.

On the Closing Date, and prior to the Merger Effective Time, NewPubco will deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Company’s stockholders through the Exchange Agent, shares of NewPubco Common Stock in book-entry form representing RBio Energy Exchange Consideration, and at the Merger Effective Time, NewPubco will deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of PC3 Ordinary Shares and PC3 Warrants through the Exchange Agent, (x) shares of NewPubco Common Stock in book-entry form representing the number of shares of NewPubco Common Stock issuable in exchange for the PC3 Ordinary Shares outstanding immediately prior to the Merger Effective Time and (y) NewPubco Warrants in book-entry form representing the NewPubco Warrants in exchange for the PC3 Warrants outstanding immediately prior to the Merger Effective Time, in each case after giving effect to any required tax withholding.

Commercial/Supply Agreement

After the execution of the Business Combination Agreement but prior to March 31, 2024, the Company plans to negotiate and execute a commercial supply and/or fulfillment agreement with a supplier or other vendor to produce the Bioenergy, Biofuels and Biomaterials and, to the extent necessary and appropriate, lease, license or acquire certain of such supplier’s or other vendor’s assets (the “C/S Agreement,” together with any agreements, documents, certificates or instruments relating thereto or executed or delivered in connection therewith, the “Tolling Agreement,” and the transactions contemplated by the Tolling Agreement, the “transactions contemplated under the Tolling Agreement”), all on the terms and conditions to be agreed by, and subject to the approval of the Company’s Stockholders.

Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations and warranties of the Company, the Company’s Stockholders, PC3, NewPubco and Merger Sub relating to, among other things, their organization and qualification, outstanding capitalization, the absence of certain changes or events, tax matters, material contracts, and other matters relating to their respective businesses and authority to consummate the Transaction.

RBIO ENERGY CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2024

The Business Combination Agreement also contains covenants by the Company, PC3, NewPubco and Merger Sub relating to, among other things, (i) conduct businesses in the ordinary course and consistent with past practice during the period between the execution of the Business Combination Agreement and consummation of the Transaction and to refrain from taking certain actions specified in the Business Combination Agreement, subject to certain exceptions, (ii) prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”) with respect to the NewPubco Common Stock and NewPubco Warrants to be offered and issued in connection with the Merger, (iii) call, notice and hold the PC3 Shareholders’ Meeting as promptly as practicable after the date on which the Registration Statement becomes effective for the purpose of voting solely upon the PC3 Proposals (as defined in the Business Combination Agreement), (iv) non-solicitation of the Company during the period between the date of the Business Combination Agreement and the Merger Effective Time or the earlier termination of the Business Combination Agreement, (v) directors and officers indemnification and “tail” or “runoff” policy for certain directors and officers at the Closing, (vi) stock exchange listing, (vii) the Required Financials (as defined in the Business Combination Agreement) to be provided by the Company, (viii) certain equity incentive plan to be approved and adopted by NewPubco, and (ix) additional financing activities PC3 and the Company may conduct as contemplated under the Business Combination Agreement (the “Potential Financing”).

Conditions to the Merger

The obligations of the Company, PC3, NewPubco and Merger Sub to consummate the Transaction, including the Share Exchange and the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing, among other things, (i) approval by the Company’s and PC3’s respective stockholders and shareholders, (ii) no law, regulation, judgment, decree, executive order or award enjoining or prohibiting the consummation of the Transaction, (iii) all required filings under the HSR Act will have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Transaction under the HSR Act will have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder will have been obtained, and (iv) the Registration Statement will have been declared effective under the Securities Act.

Termination

The Business Combination Agreement may be terminated, and the Transaction may be abandoned at any time prior to the Closing, notwithstanding any requisite approval and adoption of the Business Combination Agreement and the Transaction by the Company’s Stockholder or PC3, among other things, (i) by mutual written consent of PC3 and the Company, (ii) by either PC3 or the Company if the Merger Effective Time will not have occurred prior to July, 22, 2024, (iii) by either PC3 or the Company if any Governmental Authority (as defined in the Business Combination Agreement) in the United States will have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transaction, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transaction, including the Merger, (iv) by either PC3 or the Company if any of the PC3 Proposals (as defined in the Business Combination Agreement) will fail to receive the required shareholder approval from PC3, (v) by PC3 upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in the Business Combination Agreement, or if any representation or warranty of the Company will have become untrue, in either case such that the conditions set forth in the Business Combination Agreement would not be satisfied, subject to further conditions, (vi) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of PC3 and Merger Sub set forth in the Business Combination Agreement, or if any representation or warranty of PC3 and Merger Sub will have become untrue, in either case such that the conditions set forth in the Business Combination Agreement would not be satisfied, subject to further conditions, (vii) by PC3 if the Required Financials will not have been delivered to PC3 by the Company on or before not later than thirty (30) days in which the funding required to prepare and finalize such Required Financials has been provided by PC3 to the Company, unless otherwise agreed in writing by PC3 and the Company, or (viii) by PC3 if the Tolling Agreement will not have been executed and delivered to PC3 by no later than March 31, 2024.

RBIO ENERGY CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2024

Effect of Termination

In the event of the termination of the Business Combination Agreement, the Business Combination Agreement will forthwith become null and void, and there will be no liability under the Business Combination Agreement on the part of any party thereto, except as set forth in the Business Combination Agreement and any corresponding definitions, or in the case of termination subsequent to a willful material breach of the Business Combination Agreement by a party.

Expenses

If the Closing occurs, the unpaid transaction expenses of PCR and the Company will be paid in accordance with the Business Combination Agreement. If the Share Exchange, the Merger and the Transaction will not be consummated, all expenses (including the fees and expenses of any outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers) incurred in connection with the Business Combination Agreement and the Transaction will be paid by the party incurring such expenses, provided that, notwithstanding the foregoing, prior to the Closing (and regardless of whether the Closing occurs), PC3 will pay, or cause to be paid, up to $100,000 of legal counsel fees and expenses incurred by the Company (or its stockholders or affiliates for the benefit of the Company) in connection with the negotiation and execution of the Transaction and/or the transactions contemplated under the Tolling Agreement, the negotiation and preparation of the Transaction Documents (as defined in the Business Combination Agreement) and/or the Tolling Agreement, due diligence efforts relating to the Transaction and/or the transactions contemplated under the Tolling Agreement, and any and all other related activities, from time to time within five business days after receipt of such counsel’s summary invoice therefore.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, Perception Capital Partners IIIA LLC, a Delaware limited liability company (“Sponsor”), the Company and PC3 entered into the Sponsor Support Agreement, pursuant to which, among other things, (i) Sponsor will vote its shares of PC3 in favor of the Business Combination Agreement and the Transaction, and any other proposal submitted for approval by the shareholders of PC3 in connection with the Transaction and against any action, agreement, transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of PC3 under the BCA, (ii) Sponsor will agree to not demand that PC3 redeem Sponsor’s PC3 Ordinary Shares in connection with the Transaction, and not to otherwise participate in any such redemption by tendering or submitting any of such shares for redemption, (iii) Sponsor will waive certain anti-dilution provisions of its PC3 Ordinary Shares set forth in the PC3’s amended and restated memorandum and articles of incorporation, and any and all other anti-dilution rights, in connection with the Transaction with respect to each Class B ordinary share of PC3 held by Sponsor, and (iv) at the Closing and upon the written notice of the Company, Sponsor will forfeit up to all of the private placement warrants of PC3 (the “PC3 Private Placement Warrants”). Thereafter, in connection with any Potential Financing, Sponsor will cause PC3 to issue new warrants exercisable at the same price per share for up to the number of PC3 Ordinary Shares for which the PC3 Private Placement Warrants so forfeited were exercisable, to such persons as the Company may direct in writing in its discretion prior to the Closing.

7. SUBSEQUENT EVENTS

Subsequent events have been evaluated through June 20, 2024, which represents the date the financial statements were available to be issued, and no events have occurred through that date that would impact the financial statements.

On May 22, 2024, RBio signed a Tolling Agreement with contract manufacturer Cosmo Specialty Fibers, a company under common control of RBio’s Chief Executive Officer. The Tolling Agreement permits RBio to utilize Cosmo’s processing capabilities. Under the Tolling Agreement, RBio will supply feedstock, which Cosmo will process into HPC. The processed offtake will then be marketed and sold by RBio.

Report of Independent Registered Public Accounting Firm

RBIO ENERGY CORPORATION

BALANCE SHEET

December 31,
2023
Current assets:
Cash	1,000
Total Current Assets	1,000
TOTAL ASSETS	$1,000

Current liabilities:
Accrued expenses	4,873
Total Current Liabilities	4,873
TOTAL LIABILITIES	4,873

Commitments and contingencies (note 5)

STOCKHOLDERS’ DEFICIT
Common stock, $0.00001 par value; 100,000,000 authorized and 1,000 issued and outstanding shares	-
Additional paid-in capital	1,000
Accumulated deficit	(4,873)
TOTAL STOCKHOLDERS’ DEFICIT	(3,873)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,000

The accompanying notes are an integral part of these financial statements.

RBIO ENERGY CORPORATION

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM DECEMBER 13, 2023 (INCEPTION) TO DECEMBER 31, 2023

Operating Expenses:
General and administrative	$3,533
Start up costs	1,340
Loss from operations	(4,873)

Net loss	$(4,873)

Net (loss) income per common stock, basic and diluted	$(4.87)
Weighted average shares outstanding, basic and diluted	1,000

The accompanying notes are an integral part of these financial statements.

RBIO ENERGY CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE PERIOD FROM DECEMBER 13, 2023 (INCEPTION) TO DECEMBER 31, 2023

	Common Stock		Additional Paid- In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance at December 13, 2023 (Inception)	-	$-	$-	$-	$-
Issuance of common stock	1,000	-	1,000	-	1,000
Net loss	-	-	-	(4,873)	(4,873)
Balance at December 31, 2023	1,000	$-	$1,000	$(4,873)	$(3,873)

The accompanying notes are an integral part of these financial statements.

RBIO ENERGY CORPORATION

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM DECEMBER 13, 2023 (INCEPTION) TO DECEMBER 31, 2023

Cash Flows from Operating Activities:
Net loss	$(4,873)
Changes in operating assets and liabilities:
Accrued expenses	4,873
Net cash used in operating activities	-
Cash Flows from Financing Activities:
Issuance of common stock	1,000
Net cash used in financing activities	1,000
Net increase in cash	1,000
Cash and cash equivalents, beginning of period	-
Cash, end of period	$1,000

The accompanying notes are an integral part of these financial statements.

RBIO ENERGY CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

FROM DECEMBER 13, 2023 (INCEPTION) TO DECEMBER 31, 2023

1. NATURE OF OPERATIONS

RBio Energy Corporation (the “Company,” “RBio Energy”), a Delaware private domestic corporation that was formed to enter into the business of acquiring existing dissolving wood pulp (DWP) and high purity cellulose (HPC) businesses and developing these into producers of sustainable bioenergy, biofuels, biochemicals and biomaterials producers.

On February 6, 2024, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Perception Capital Corp. III, a Cayman Islands exempted company (“PC3”), RBio Energy Holdings Corp., a Delaware corporation (“NewPubco”) and Perception RBio Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of NewPubco (“Merger Sub”), collectively referred to as the “Parties” (Note 5).

2. LIQUIDITY AND GOING CONCERN

Since inception, the Company’s primary sources of liquidity have been cash flows provided by an affiliated company. For the period from December 13, 2023 (inception) to December 31, 2023, the Company reported net loss of $4,873. As of December 31, 2023, the Company had an aggregate cash of $1,000, a net working capital deficit of $3,873 and accumulated deficit of $4,873.

The Company’s future capital requirements will depend on many factors, including the Company’s revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through issuances of additional equity raises, as well as through the Business Combination. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these financial statements are available to be issued. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). References to GAAP issued by the FASB in these accompanying notes to the financial statements are to the FASB Accounting Standards Codification (“ASC”).

RBIO ENERGY CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

FROM DECEMBER 13, 2023 (INCEPTION) TO DECEMBER 31, 2023

Emerging Growth Company Status

The Company is expected to be an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, the Company will not be subject to the same implementation timeline for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of the Company’s financial statements to those of other public companies more difficult.

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are adjusted to reflect actual experience when necessary. There were no significant estimates for the period from December 13, 2023 (inception) to December 31, 2023.

Cash and cash equivalents

Cash is comprised of cash in the bank which is subject to an insignificant risk of changes in value. The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. At December 31, 2023, cash amounted to $1,000. There were no cash equivalents at December 31, 2023.

Net loss Per Share

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock of the Company outstanding during the period. Diluted net loss per share is computed by giving effect to all potential shares of common stock, including preferred stock and convertible notes, to the extent dilutive. There were no potential dilutive common stock equivalents for the period from December 13, 2023 (inception) to December 31, 2023.

4. STOCKHOLDERS’ DEFICIT

Common stock — The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.00001 per share. At December 31, 2023, there were 1,000 shares of common stock issued and outstanding.

5. COMMITMENTS AND CONTINGENCIES

Business Combination Agreement

On February 6, 2024, the Company entered into a Business Combination Agreement with Perception Capital Corp. III, a Cayman Islands exempted company, RBio Energy Holdings Corp., a Delaware corporation and Perception RBio Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of NewPubco, collectively referred to as the “Parties”.

RBIO ENERGY CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

FROM DECEMBER 13, 2023 (INCEPTION) TO DECEMBER 31, 2023

Pursuant to the Business Combination Agreement, among other things, (i) the holders (whether one or more) of the common stock of the Company will exchange all of their shares of common stock of the Company for shares of common stock of NewPubco (the “Share Exchange”), as a result of which the Company will become a direct wholly owned subsidiary of NewPubco, and (ii) Merger Sub will merge with and into PC3, with PC3 surviving such merger as a wholly-owned subsidiary of NewPubco (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Transaction” and the closing of the Transaction, the “Closing”).

The proposed Merger is expected to be consummated after receipt of the required approvals by the shareholders of PC3 and stockholders of the Company and the satisfaction or waiver of certain other customary conditions, as summarized below.

The Share Exchange

On the date of Closing (the “Closing Date”), and prior to the effective time of the Merger, upon the terms and subject to the conditions of the Business Combination Agreement and a stock exchange agreement to be entered into among the Company’ Stockholders, the Company and NewPubco, the terms of which will be mutually agreed by the Company and PC3 (the “Exchange Agreement”), the Company’s Stockholders will effect the Share Exchange, pursuant to which all of their shares of the Company’s Common Stock will be exchanged for a number of validly issued, fully paid and nonassessable shares of common stock of NewPubco (the “NewPubco Common Stock”) set forth on the payment spreadsheet (as defined in the Business Combination Agreement, and the aggregate number of shares of NewPubco Common Stock issuable to the Company’s Stockholders pursuant to this exchange, the “RBio Energy Exchange Consideration”); provided, that, unless as specifically agreed in writing by the Company and PC3, the payments spreadsheet will be substantially based on the pro forma cap table, attached as Exhibit A in the Business Combination Agreement. Upon the Share Exchange, the shares of NewPubco Common Stock issued and outstanding immediately prior to the Share Exchange will be automatically cancelled and cease to exist.

The Merger; Merger Effective Time; Effect of the Merger

Immediately after the Share Exchange and on the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the Cayman Companies Act, Merger Sub will merge with and into PC3, with PC3 surviving the Merger as a direct wholly owned subsidiary of NewPubco. Following the Merger Effective Time (as defined below), (a) the separate existence of Merger Sub will cease and PC3 will continue as a direct wholly-owned subsidiary of NewPubco and (b) PC3 will (i) become a direct, wholly owned subsidiary of NewPubco, (ii) continue to be governed by the Laws of the Cayman Islands, and (iii) succeed to and assume all of the rights, properties and obligations of Merger Sub in accordance with the Cayman Companies Act, and the shareholders of PC3 (the “PC3 Shareholders”) will be entitled to the PC3 Merger Consideration as set forth on the Payment Spreadsheet. The Merger will become effective at the time the plan of merger, substantially in the form to be mutually agreed by the Company and PC3 after the execution of the Business Combination Agreement has been registered by the Registrar of Companies of the Cayman Islands (the “Merger Effective Time”).

Exchange of Certificates

On the Closing Date, PC3 and the Company will enter into an exchange agent agreement with a bank or trust company (the “Exchange Agent”), it being agreed that Continental Stock Transfer and Trust Company (“CST”) is satisfactory to all parties, for the purpose of (i) exchanging ordinary shares of PC3 (“PC3 Ordinary Shares”) on the transfer books of PC3 immediately prior to the Merger Effective Time for NewPubco Common Stock, (ii) exchanging warrants of PC3 (“PC3 Warrants”) on the transfer books of PC3 immediately prior to the Merger Effective Time for warrants of NewPubco (“NewPubco Warrants”) pursuant to the terms and subject to the other conditions set forth in the Business Combination Agreement, and (iii) exchanging each share of the Company’s Common Stock issued and outstanding immediately prior to the Share Exchange for NewPubco Common Stock pursuant to the terms and subject to the other conditions set forth in the Business Combination Agreement.

RBIO ENERGY CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

FROM DECEMBER 13, 2023 (INCEPTION) TO DECEMBER 31, 2023

On the Closing Date, and prior to the Merger Effective Time, NewPubco will deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Company’s stockholders through the Exchange Agent, shares of NewPubco Common Stock in book-entry form representing RBio Energy Exchange Consideration, and at the Merger Effective Time, NewPubco will deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of PC3 Ordinary Shares and PC3 Warrants through the Exchange Agent, (x) shares of NewPubco Common Stock in book-entry form representing the number of shares of NewPubco Common Stock issuable in exchange for the PC3 Ordinary Shares outstanding immediately prior to the Merger Effective Time and (y) NewPubco Warrants in book-entry form representing the NewPubco Warrants in exchange for the PC3 Warrants outstanding immediately prior to the Merger Effective Time, in each case after giving effect to any required tax withholding.

Commercial/Supply Agreement

After the execution of the Business Combination Agreement but prior to March 31, 2024, the Company plans to negotiate and execute a commercial supply and/or fulfillment agreement with a supplier or other vendor to produce the Bioenergy, Biofuels and Biomaterials and, to the extent necessary and appropriate, lease, license or acquire certain of such supplier’s or other vendor’s assets (the “C/S Agreement,” together with any agreements, documents, certificates or instruments relating thereto or executed or delivered in connection therewith, the “C/S Documents,” and the transactions contemplated by the C/S Documents, the “C/S Transactions”), all on the terms and conditions to be agreed by, and subject to the approval of the Company’s Stockholders.

Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations and warranties of the Company, the Company’s Stockholders, PC3, NewPubco and Merger Sub relating to, among other things, their organization and qualification, outstanding capitalization, the absence of certain changes or events, tax matters, material contracts, and other matters relating to their respective businesses and authority to consummate the Transaction.

The Business Combination Agreement also contains covenants by the Company, PC3, NewPubco and Merger Sub relating to, among other things, (i) conduct businesses in the ordinary course and consistent with past practice during the period between the execution of the Business Combination Agreement and consummation of the Transaction and to refrain from taking certain actions specified in the Business Combination Agreement, subject to certain exceptions, (ii) prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”) with respect to the NewPubco Common Stock and NewPubco Warrants to be offered and issued in connection with the Merger, (iii) call, notice and hold the PC3 Shareholders’ Meeting as promptly as practicable after the date on which the Registration Statement becomes effective for the purpose of voting solely upon the PC3 Proposals (as defined in the Business Combination Agreement), (iv) non-solicitation of the Company during the period between the date of the Business Combination Agreement and the Merger Effective Time or the earlier termination of the Business Combination Agreement, (v) directors and officers indemnification and “tail” or “runoff” policy for certain directors and officers at the Closing, (vi) stock exchange listing, (vii) the Required Financials (as defined in the Business Combination Agreement) to be provided by the Company, (viii) certain equity incentive plan to be approved and adopted by NewPubco, and (ix) additional financing activities PC3 and the Company may conduct as contemplated under the Business Combination Agreement (the “Potential Financing”).

RBIO ENERGY CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

FROM DECEMBER 13, 2023 (INCEPTION) TO DECEMBER 31, 2023

Conditions to the Merger

The obligations of the Company, PC3, NewPubco and Merger Sub to consummate the Transaction, including the Share Exchange and the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing, among other things, (i) approval by the Company’s and PC3’s respective stockholders and shareholders, (ii) no law, regulation, judgment, decree, executive order or award enjoining or prohibiting the consummation of the Transaction, (iii) all required filings under the HSR Act will have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Transaction under the HSR Act will have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder will have been obtained, and (iv) the Registration Statement will have been declared effective under the Securities Act.

Termination

The Business Combination Agreement may be terminated, and the Transaction may be abandoned at any time prior to the Closing, notwithstanding any requisite approval and adoption of the Business Combination Agreement and the Transaction by the Company’s Stockholder or PC3, among other things, (i) by mutual written consent of PC3 and the Company, (ii) by either PC3 or the Company if the Merger Effective Time will not have occurred prior to July, 22, 2024, (iii) by either PC3 or the Company if any Governmental Authority (as defined in the Business Combination Agreement) in the United States will have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transaction, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transaction, including the Merger, (iv) by either PC3 or the Company if any of the PC3 Proposals (as defined in the Business Combination Agreement) will fail to receive the required shareholder approval from PC3, (v) by PC3 upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in the Business Combination Agreement, or if any representation or warranty of the Company will have become untrue, in either case such that the conditions set forth in the Business Combination Agreement would not be satisfied, subject to further conditions, (vi) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of PC3 and Merger Sub set forth in the Business Combination Agreement, or if any representation or warranty of PC3 and Merger Sub will have become untrue, in either case such that the conditions set forth in the Business Combination Agreement would not be satisfied, subject to further conditions, (vii) by PC3 if the Required Financials will not have been delivered to PC3 by the Company on or before not later than thirty (30) days in which the funding required to prepare and finalize such Required Financials has been provided by PC3 to the Company, unless otherwise agreed in writing by PC3 and the Company, or (viii) by PC3 if the C/S Documents will not have been executed and delivered to PC3 by no later than March 31, 2024.

Effect of Termination

In the event of the termination of the Business Combination Agreement, the Business Combination Agreement will forthwith become null and void, and there will be no liability under the Business Combination Agreement on the part of any party thereto, except as set forth in the Business Combination Agreement and any corresponding definitions, or in the case of termination subsequent to a willful material breach of the Business Combination Agreement by a party.

RBIO ENERGY CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

FROM DECEMBER 13, 2023 (INCEPTION) TO DECEMBER 31, 2023

Expenses

If the Closing occurs, the unpaid transaction expenses of PCR and the Company will be paid in accordance with the Business Combination Agreement. If the Share Exchange, the Merger and the Transaction will not be consummated, all expenses (including the fees and expenses of any outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers) incurred in connection with the Business Combination Agreement and the Transaction will be paid by the party incurring such expenses, provided that, notwithstanding the foregoing, prior to the Closing (and regardless of whether the Closing occurs), PC3 will pay, or cause to be paid, up to $100,000 of legal counsel fees and expenses incurred by the Company (or its stockholders or affiliates for the benefit of the Company) in connection with the negotiation and execution of the Transaction and/or the C/S Transactions, the negotiation and preparation of the Transaction Documents (as defined in the Business Combination Agreement) and/or the C/S Documents, due diligence efforts relating to the Transaction and/or the C/S Transactions, and any and all other related activities, from time to time within five business days after receipt of such counsel’s summary invoice therefor.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, Perception Capital Partners IIIA LLC, a Delaware limited liability company (“Sponsor”), the Company and PC3 entered into the Sponsor Support Agreement, pursuant to which, among other things, (i) Sponsor will vote its shares of PC3 in favor of the Business Combination Agreement and the Transaction, and any other proposal submitted for approval by the shareholders of PC3 in connection with the Transaction and against any action, agreement, transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of PC3 under the BCA, (ii) Sponsor will agree to not demand that PC3 redeem Sponsor’s PC3 Ordinary Shares in connection with the Transaction, and not to otherwise participate in any such redemption by tendering or submitting any of such shares for redemption, (iii) Sponsor will waive certain anti-dilution provisions of its PC3 Ordinary Shares set forth in the PC3’s amended and restated memorandum and articles of incorporation, and any and all other anti-dilution rights, in connection with the Transaction with respect to each Class B ordinary share of PC3 held by Sponsor, and (iv) at the Closing and upon the written notice of the Company, Sponsor will forfeit up to all of the private placement warrants of PC3 (the “PC3 Private Placement Warrants”). Thereafter, in connection with any Potential Financing, Sponsor will cause PC3 to issue new warrants exercisable at the same price per share for up to the number of PC3 Ordinary Shares for which the PC3 Private Placement Warrants so forfeited were exercisable, to such persons as the Company may direct in writing in its discretion prior to the Closing.

6. SUBSEQUENT EVENTS

Subsequent events have been evaluated through June 20, 2024, which represents the date the financial statements were available to be issued, and no events have occurred through that date that would impact the financial statements.

On February 6, 2024, the Company entered into a Business Combination Agreement with Perception Capital Corp. III, a Cayman Islands exempted company, RBio Energy Holdings Corp., a Delaware corporation and Perception RBio Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of NewPubco, collectively referred to as the “Parties” (Note 5).

Annex A

Execution Version

BUSINESS COMBINATION AGREEMENT

by and among

Perception Capital Corp. III,

RBio Energy Holdings Corp.,

Perception RBio Merger Sub,

and

RBio Energy Corporation

Dated as of February 6, 2024

Annex A-i

Annex A-ii

EXHIBIT A	Pro Forma Cap Table	A-59

SCHEDULE A	Company Knowledge Parties	A-60

Annex A-iii

This BUSINESS COMBINATION AGREEMENT, dated as of February 6, 2024 (together with the Schedules and Exhibits hereto, this “Agreement”), is by and among Perception Capital Corp. III, an exempted company incorporated under the Laws of the Cayman Islands (“PC3”), RBio Energy Holdings Corp., a Delaware corporation (“NewPubco”), Perception RBio Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of NewPubco (“Merger Sub”), and RBio Energy Corporation, a Delaware corporation (the “Company”).

WHEREAS, PC3 is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities;

WHEREAS, NewPubco is a newly formed, wholly owned direct subsidiary of PC3, that was formed solely for purposes of consummating the Transactions;

WHEREAS, Merger Sub is a newly formed, wholly owned direct subsidiary of NewPubco, that was formed solely for purposes of consummating the Transactions;

WHEREAS, at the Closing and upon the terms and subject to the conditions of this Agreement, pursuant to the Share Exchange and the Exchange Agreement, the holders (whether one or more) of the Company Common Stock shall exchange all of their respective shares thereof for shares of NewPubco Common Stock, as a result of which the Company shall become a direct wholly owned subsidiary of NewPubco;

WHEREAS, immediately following the Share Exchange, upon the terms and subject to the conditions of this Agreement and in accordance with the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”), Merger Sub shall merge with and into PC3 (the “Merger”), with PC3 surviving the Merger as a direct wholly owned subsidiary of NewPubco;

WHEREAS, after the execution of this Agreement but prior to March 31, 2024, the Company plans to negotiate and execute a commercial supply and/or fulfillment agreement with a supplier or other vendor to produce the Bioenergy, Biofuels and Biomaterials and, to the extent necessary and appropriate, lease, license or acquire certain of such supplier’s or other vendor’s assets (the “Commercial/Supply Agreement”), all on the terms and conditions to be agreed by, and subject to the approval of, the Company;

WHEREAS, the Board of Directors of PC3 (the “PC3 Board”) has unanimously (a) determined that this Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, PC3 and the shareholders of PC3 (the “PC3 Shareholders”) and has approved and adopted this Agreement and declared its advisability and approved the Transactions, including the Merger, and (b) has recommended the approval and adoption of this Agreement and the Transactions, including the Merger, by the PC3 Shareholders;

WHEREAS, PC3, acting in its capacity as the sole shareholder of NewPubco, has approved this Agreement, the Transaction Documents to which NewPubco is or will be a party and the Transactions, including the Share Exchange;

WHEREAS, the sole director of NewPubco (the “NewPubco Board”) has (a) approved this Agreement, the Transaction Documents to which NewPubco is or will be a party and the Transactions and (b) recommended the approval and adoption of this Agreement and the Transactions;

WHEREAS, the sole director of Merger Sub has approved this Agreement and the Transaction Documents to which Merger Sub is or will be a party and the Transactions, including the Merger;

Annex A-1

WHEREAS, NewPubco, acting in its capacity as the sole shareholder of Merger Sub, has approved this Agreement, the Transaction Documents to which NewPubco is or will be a party and the Transactions, including the Merger;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement and the Transactions, including the Share Exchange, are fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and declared its advisability and approved the Transactions, including the Share Exchange, and (b) has recommended the approval and adoption of this Agreement and the Transactions, including the Share Exchange, by the Company’s stockholders;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company’s stockholders (whether one or more) have executed, and the Company has delivered to PC3, a written consent of the Company’s stockholders approving and adopting this Agreement, the Share Exchange and the Transaction Documents to which the Company is a party and the Transactions (the “Company Stockholder Written Consent”);

WHEREAS, in connection with the Closing, NewPubco, the Company’s stockholders and certain PC3 Shareholders shall enter into a Registration Rights and Lock-Up Agreement (the “Registration Rights and Lock-Up Agreement”), substantially in the form to be mutually agreed by the parties after the execution of the Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, PC3, Perception Capital Partners IIIA LLC, a Delaware limited liability company (“Sponsor”), and the Company are entering into the Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, Sponsor has agreed to (a) vote all of its PC3 Ordinary Shares in favor of this Agreement and the Transactions, including the Merger, (b) not redeem its PC3 Ordinary Shares, (c) waive the anti-dilution provisions of the PC3 Ordinary Shares set forth in the PC3 Articles, and (d) forfeit up to all PC3 Private Placement Warrants; and

WHEREAS, for United States federal income Tax purposes, it is intended that the Share Exchange and the Merger, taken together, will constitute an integrated transaction that qualifies under Section 351(a) of the Code (the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I.

DEFINITIONS

Section 1.01 Certain Definitions. For purposes of this Agreement:

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Ancillary Agreements” means the Sponsor Support Agreement, the Registration Rights and Lock-Up Agreement, the Financing Agreements, and all other agreements, certificates and instruments executed and delivered by PC3, NewPubco, Merger Sub and/or the Company in connection with the Transactions and expressly contemplated by this Agreement.

Annex A-2

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the provisions of any other applicable domestic or foreign anti-corruption laws.

“A&R NewPubco Organizational Documents” means the amended and restated certificate of incorporation and amended and restated bylaws of NewPubco to be adopted by NewPubco on the Closing Date, substantially in the form to be mutually agreed by the parties after the execution of this Agreement.

“Bioenergy, Biofuels and Biomaterials” means the Company’s exclusive right to produce electricity and biofuels primarily from recently living organic materials on a site dedicated to such activities and produce specialty chemicals as an ancillary byproduct.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the SEC or banks are not required to be closed in New York, New York or in the Cayman Islands.

“Closing Transaction Consideration” means the NewPubco Common Stock to be issued to the Company’s stockholders and PC3 Shareholders pursuant to this Agreement.

“Company Acquisition Proposal” means any proposal or offer from any person or “group” (as defined in the Exchange Act) (other than PC3, NewPubco, Merger Sub or their respective affiliates) relating to, in a single transaction or a series of related transactions, (a) any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the assets of the Company (based on the fair market value thereof, as determined by the Company Board in good faith), or (b) acquisition of beneficial ownership of 20% or more of the total voting power of the equity securities of the Company, whether by way of merger, asset purchase, equity purchase or otherwise.

“Company Certificate of Incorporation” means the Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on December 13, 2023, as such may have been amended, supplemented or modified from time to time.

“Company Common Stock” means shares of common stock, par value of $0.00001 per share, of the Company.

“Company-Licensed IP” means all Intellectual Property rights owned or purported to be owned by a third party and licensed to the Company or to which the Company otherwise has a right to use.

“Company Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, (a) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company, or (b) would prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Merger and the other Transactions; provided, however, solely with respect to clause (a), that none of the following (or the effect of any of the following) shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (i) any change or proposed change in, or change in the interpretation of, any Law or GAAP; (ii) events or conditions generally affecting the industries or geographic areas in which the Company operate; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, wild fire or other natural disaster, epidemic, disease outbreak, pandemic, or acts of God,

Annex A-3

(vi) any actions taken or not taken by the Company as required by this Agreement or any Ancillary Agreement, (vii) any effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transaction (including the impact thereof on the Company’s relationships with customers, suppliers, employees or Governmental Authorities), (viii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions, provided that this clause (viii) shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Company Material Adverse Effect or (ix) any actions taken, or failures to take action, or such other changed or events, in each case, which PC3 has requested in writing or to which it has consented in writing or which actions are expressly contemplated by this Agreement, except in the cases of clauses (i) through (v), to the extent that the Company is disproportionately affected thereby as compared to other participants in the industries in which the Company operates.

“Company-Owned IP” means all Intellectual Property rights owned or purported to be owned by the Company.

“Company Transaction Expenses” means all out-of-pocket fees and expenses payable by the Company or its stockholders or affiliates (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the Transactions, the Tolling Agreement and the transactions contemplated under the Tolling Agreement (together with written invoices and wire transfer instructions for the payment thereof), including (a) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers; (b) any change in control bonus, transaction bonus, retention bonus, termination or severance payment, in any case, to be made to any current or former employee, independent contractor, director or officer of the Company, which become payable (including if subject to continued employment) as a result of or in connection with the execution of this Agreement or the consummation of the Transactions, plus any employer portion of any payroll Taxes required to be paid thereon; (c) transfer Taxes; (d) 100% of any and all filing fees paid by the Company or any of its stockholders or affiliates to Governmental Authorities in connection with the Transactions; (e) 100% of the costs paid by the Company or any of its stockholders or affiliates for the preparation, filing and mailing of the Proxy Statement and Registration Statement (excluding, for the avoidance of doubt, the fees and expenses of any other party’s outside counsels, financial advisors, consultants and other advisors); and (f) the premium and other costs and expenses associated with the D&O Tail.

“Compliant” means, with respect to the Required Financials, that the Required Financials: (a) comply in all material respects with all requirements of Regulation S-K and Regulation S-X of the SEC applicable to the Registration Statement, (b) would not be deemed stale or otherwise be unusable pursuant to the requirements of the Securities Act including Regulation S-X thereof, and (c) are sufficient to permit the Company’s independent public accountants or independent auditors, as the case may be, to issue customary “comfort letters” in connection with the offering pursuant to the Registration Statement, including as to customary negative assurances and change periods, in order to consummate the offering pursuant to the Registration Statement (and such auditors have confirmed that they are prepared to issue a comfort letter subject to their completion of customary procedures).

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company, or any suppliers or customers of the Company or PC3 or its subsidiaries (as applicable) that is not already generally available to the public.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

Annex A-4

“CST” means Continental Stock Transfer and Trust Company.

“Tolling Agreement” means the Commercial/Supply Agreement and any agreements, documents, certificates or instruments relating thereto or executed or delivered in connection therewith.

“transactions contemplated under the Tolling Agreement” means the transactions contemplated by the Tolling Agreement.

“Deferred Underwriting Commission” means the deferred underwriting commission payable upon the consummation of the Transactions from the Trust Account to the underwriters of PC3’s initial public offering.

“DGCL” means the General Corporation Law of the State of Delaware.

“Environmental Claim” means any third party (including proceeding, Governmental Authority and private parties) action, an order from a Governmental Authority, claim or proceeding Lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any person alleging liability of whatever kind or nature (including liability for or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or and remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, release of, or exposure to, any Hazardous Substances; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit, applicable to any property owned, leased or managed by the Company prior to the Closing Date.

“Environmental Laws” means any United States federal, state or local or non-United States laws, rulings, regulations, or orders from a Governmental Authority relating to public health and safety, worker health and safety, and pollution or protection of the environment (including ambient air, soil, surface water or groundwater, or subsurface strata), including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of, or exposure to, any Hazardous Substances, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, odor, per- and poly-fluoroalkyl substances, mold or radiation, as previously, now or hereafter in effect relating to the protection of the environment, natural resources or human health or safety in connection with environmental protection, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; and the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

Annex A-5

“Exchange Act” means Securities Exchange Act of 1934, as amended.

“Export Control Laws” means the U.S. Export Administration Act, U.S. Export Administration Regulations, U.S. Arms Export Control Act, U.S. International Traffic in Arms Regulations, and their respective implementing rules and regulations administered by the U.S. State Department, U.S. Commerce Department, and other similar export control Laws or restrictions applicable to the Company, and to their respective operations from time to time.

“Government Official” means any officer or employee of a government or any department, agency or instrumentality thereof, or of a public international organization, or any person acting in an official capacity or on behalf of any such government, department, agency or instrumentality or for, or on the behalf of, such public international organization, including but not limited to directors, officers, managers, employees and other agents of any enterprise owned directly or indirectly by a government or public international organization.

“Hazardous Substance(s)” means any materials, substances, pollutants, or contaminants, including any hazardous, toxic, dangerous, flammable, explosive, infectious or radioactive substances or wastes that are regulated by, defined, declared, or controlled in or under, or may give rise to standards of conduct or liability pursuant to, any Environmental Laws or order from a Governmental Authority, including, without limitation, any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls or related waste, per- and poly-fluoroalkyl substances, mold, or radon.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” means: (a) patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof (“Patents”); (b) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, slogans, and other source identifiers together with all translations, adaptations, derivations, combinations and other variants of the foregoing, and all applications, registrations, and renewals in connection therewith (“Trademarks”); (c) copyrights and registrations and applications for registration, renewals and extensions thereof (“Copyrights”) and other works of authorship (whether or not copyrightable) and moral rights; (d) trade secrets and know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, financial and accounting and all other data, databases, database rights, including rights to use any Personal Information, pricing and cost information, business and marketing plans and proposals, and customer and supplier lists (including lists of prospects) and related information; (e) Internet domain names and social media accounts; (f) rights of privacy; (g) all other intellectual property or proprietary rights of any kind or description; (h) copies and tangible embodiments of any of the foregoing, in whatever form or medium; and (i) all legal rights arising from items (a) through (g), including the right to prosecute and perfect such interests and rights to sue, oppose, cancel, interfere and enjoin based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

“knowledge” or “to the knowledge” of a person means, in the case of the Company, the actual knowledge of the persons listed on Schedule A, and, in the case of PC3, the actual knowledge of Rick Gaenzle and Tao Tan.

Annex A-6

“Lien” means any lien, security interest, mortgage, deeds of trust, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities Laws, and not including any license of Intellectual Property).

“Merger Sub Organizational Documents” means the Memorandum and Articles of Association of Merger Sub, as amended, modified or supplemented from time to time.

“NewPubco Organizational Documents” means the certificate of incorporation and bylaws of NewPubco, as amended, modified or supplemented from time to time.

“NewPubco Warrants” means the private placements and public warrants of NewPubco, each of which entitles the holder thereof to each purchase one (1) share of NewPubco Common Stock.

“PC3 Articles” means PC3’s Amended and Restated Memorandum and Articles of Association, adopted on October 11, 2023, as amended, modified or supplemented from time to time.

“PC3 Class A Ordinary Shares” means the ordinary shares, par value of $0.0001 per share, of PC3.

“PC3 Class B Ordinary Shares” means the ordinary shares, par value of $0.0001 per share, of PC3.

“PC3 Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, (a) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of PC3; or (b) would prevent, materially delay or materially impede the performance by PC3 or Merger Sub of their respective obligations under this Agreement or the consummation of the Merger and the other Transactions; provided, however, that none of the following (or the effect of any of the following) shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be an PC3 Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any Law or GAAP; (ii) events or conditions generally affecting the industries or geographic areas in which PC3 operates; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, wild fire or other natural disaster, epidemic, disease outbreak, pandemic, or acts of God, (vi) any actions taken or not taken by PC3 as required by this Agreement or any Ancillary Agreement, (vii) any effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transaction, (viii) any actions taken, or failures to take action, or such other changed or events, in each case, which the Company has requested or to which it has consented, in each case in writing, or which actions are contemplated by this Agreement, or (ix) any event, circumstance, change or effect arising from or related to the exercise of Redemption Rights by holders of PC3 Ordinary Shares, except in the cases of clauses (i) through (v), to the extent that PC3 is disproportionately affected thereby as compared with other participants in the industry in which PC3 operates.

“PC3 Ordinary Shares” means PC3 Class A Ordinary Shares and PC3 Class B Ordinary Shares.

“PC3 Organizational Documents” means the PC3 Articles and Trust Agreement of PC3, in each case as amended, modified or supplemented from time to time.

Annex A-7

“PC3 Shareholder Redemption” means the right of the PC3 Shareholders to redeem all or a portion of their PC3 Ordinary Shares (in connection with the Transactions) as set forth in PC3 Articles and the Trust Agreement.

“PC3 Transaction Expenses” means any out-of-pocket fees and expenses payable by PC3, NewPubco or Merger Sub (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the Transactions, including (a) all fees, costs, expenses, brokerage fees, commissions (including the Deferred Underwriting Commission), finders’ fees and disbursements of financial advisors, underwriters, investment banks, data room administrators, attorneys (including pursuant to subsection (b) below), accountants and other advisors and service providers, (b) up to $100,000 of attorneys’ fees incurred by the Company or any of its stockholders or affiliates in connection with the Transactions, (c) fifty percent (50%) of any and all filing fees paid to Governmental Authorities in connection with the Transactions, including fees towards filings to be made pursuant to the HSR Act, and (d) fifty percent (50%) of the costs for the preparation, filing and mailing of the Proxy Statement and Registration Statement (excluding, for the avoidance of doubt, the fees and expenses of any other party’s outside counsels, financial advisors, consultants and other advisors).

“PC3 Units” means, one (1) PC3 Class A Ordinary Share and one-third (1/3) of one (1) PC3 Warrant.

“PC3 Private Placement Warrants” means the private placement warrants to purchase PC3 Ordinary Shares as contemplated under the PC3 Warrant Agreement, with each such whole warrant exercisable for one PC3 Ordinary Share at an exercise price of $11.50.

“PC3 Public Warrants” means the public warrants to purchase PC3 Ordinary Shares as contemplated under the PC3 Warrant Agreement, with each such whole warrant exercisable for one PC3 Ordinary Share at an exercise price of $11.50.

“PC3 Warrant Agreement” means that certain warrant agreement, dated July 20, 2021, by and between PC3 and CST.

“PC3 Warrants” means the PC3 Private Placement Warrants and PC3 Public Warrants.

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

“Permitted Liens” means: (a) such imperfections of title, easements, encumbrances, Liens or restrictions that do not, individually or in the aggregate, materially impair the current use, value or occupancy of the Company’s assets that are subject thereto; (b) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens imposed by Law and arising in the ordinary course of business and consistent with past practice, for which deposits to obtain the release of such Liens have been made in accordance with GAAP; (c) Liens for Taxes (i) not yet due and payable, or (ii) being contested in good faith and for which appropriate reserves have been established in accordance with GAAP; (d) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities which do not, individually or in the aggregate, materially impair the current use, value or occupancy of the Company’s assets that are subject thereto, (e) non-exclusive licenses, sublicenses or other rights to Intellectual Property owned by or licensed to the Company granted to any licensee in the ordinary course of business, (f) non-monetary Liens, encumbrances and restrictions of record on real property (including easements, covenants, rights of way and similar restrictions) that do not individually or in the aggregate, materially interfere with the present use, value or occupancy of such real property, and (g) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest for which a commercially reasonable non-disturbance agreement has been obtained.

Annex A-8

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means (a) information related to an identified or identifiable individual (e.g., name, address telephone number, email address, financial account number, government-issued identifier), (b) any other data used or intended to be used or which allows one to identify, contact, or precisely locate an individual, including any internet protocol address or other persistent identifier, and (c) any other, similar information or data, each to the extent defined as “personal data,” “personal information,” “personally identifiable information” or similar terms by applicable Privacy/Data Security Laws.

“PFTA” means PFTA I LP, an Ontario Limited Partnership, and PC3’s initial (and former) sponsor.

“Privacy/Data Security Laws” means all laws governing the receipt, collection, use, storage, processing, sharing, security, disclosure, or transfer of Personal Information or breach notification relating thereto.

“Privacy and Data Security Requirements” means all (a) Privacy/Data Security Laws; (b) industry standards relating to the access, use, processing, and security of Personal Information applicable to the Company; (c) rules or other requirements of industry self-regulatory programs or standards to which the Company is bound in writing; (d) industry requirements, including the Payment Card Industry Data Security Standard (PCI DSS) and all other applicable security rules and requirements as promulgated by the PCI Security Standards Council, by any member thereof, or by any entity that functions as a card brand, card association, card network, payment processor, acquiring bank, payment services provider, merchant bank or issuing bank, and all audit, scanning and filing requirements, to the extent applicable; (e) provisions of any contracts to which the Company is bound imposing obligations with respect to the collection, use, security, or transfer of Personal Information held or processed by or on behalf of the Company; or (f) all published, posted, and internal policies, procedures, and notices relating to its processing of Personal Information, whether policies of Company or any other person, as amended from time to time.

“Redemption Rights” means the redemption rights provided for in Article 161 of the PC3 Articles.

“Regulation S-K” means Regulation S-K promulgated under the Securities Act.

“Regulation S-X” means Regulation S-X promulgated under the Exchange Act.

“Requisite Approval” means the affirmative vote or written consent of the Company’s stockholders to authorize, approve and consent to, the execution, delivery and performance of this Agreement and each of the Transaction Documents to which the Company is or is required to be a party or bound, and the consummation of the Transactions, including the Share Exchange. For the avoidance of doubt, the Company Stockholder Written Consent shall constitute the Requisite Approval.

“Sanctioned Country” means any country, jurisdiction or territory that is the subject or target of comprehensive Sanctions (at the time of this Agreement, the Crimea Region, the occupied Ukrainian regions of Kherson, Zaporizhzhia, Luhansk, and Donetsk, Cuba, Iran, North Korea, and Syria).

Annex A-9

“Sanctioned Person” means any person that is or was the subject or target of sanctions or restrictions under Sanctions Laws, including (a) any person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including but not limited to the U.S. Department of the Treasury’s Office of Foreign Assets Control’s (“OFAC”) Specially Designated Nationals and Blocked Persons List, List of Persons Identified as Blocked Solely Pursuant to Executive Order 13599, and Sectoral Sanctions Identifications List; the Denied Persons, Unverified, and Entity Lists, maintained by the U.S. Department of Commerce; and the Debarred List or non-proliferation sanctions lists maintained by the U.S. State Department; (b) any person that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a person or persons described in clause (a); or (c) any person located, organized or resident in a Sanctioned Country.

“Sanctions” means economic sanctions laws, regulations, and executive orders of the United States (including those administered by OFAC, the U.S. Department of State, and the U.S. Department of Commerce), the United Nations Security Council, the European Union, any European Union member state, the United Kingdom, and any other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission.

“Software” means all computer software (in object code or source code format), data and databases, and related documentation and materials.

“subsidiary” or “subsidiaries” of the Company, the Surviving Corporation, PC3 or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

“Technology” means all designs, formulas, algorithms, procedures, techniques, methods, processes, concepts, ideas, know-how, programs, models, routines, data, databases, tools, inventions, creations, improvements and all recordings, graphs, drawings, reports, analyses, other writings, and any other embodiment of the above, in any form, whether or not specifically listed herein.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements, and all other agreements, certificates and instruments executed and delivered by PC3, Merger Sub or the Company in connection with the Transaction and specifically contemplated by this Agreement, in each case, for the avoidance of doubt, other than the Tolling Agreement.

“Transactions” means the transactions contemplated by this Agreement and the Transaction Documents, other than the transactions contemplated under the Tolling Agreement.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“Working Capital Loans” means any loan made to PC3 by the Sponsor, any affiliate of the Sponsor, or any of PC3’s or the Sponsor’s officers or directors for the purpose of financing costs incurred in connection with the Business Combination (as such term is defined in the PC3 Articles).

Annex A-10

Section 1.02 Further Definitions. The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Action	§ 4.09
Agreement	Preamble
Antitrust Laws	§ 7.11(a)
Assumed PC3 Warrant	§ 2.07(c)
Blue Sky Laws	§ 4.05(b)
Business Combination Proposal	§ 7.13
Cayman Companies Act	Recitals
Claims	§ 6.03
Closing	§ 2.08
Closing Date	§ 2.08
Code	§ 3.02
Commercial/Supply Agreement	Recitals
Company	Preamble
Company Board	Recitals
Company Certificate	§ 3.03(a)
Company Disclosure Schedule	Article IV
Company Exchange Consideration	§ 2.01(a)
Company Financing Agreements	§7.18(b)
Company Permits	§ 4.06
Company Potential Financing	§7.18(b)
Company Stockholder	Preamble
Company Stockholder Written Consent	Recitals
Company Unaudited Financials	§ 7.12
Company Waiving Parties	§ 10.11(b)
Confidentiality Agreement	§ 7.03(b)
Dissenting PC3 Shareholder	§ 3.04(a)
Dissenting PC3 Shares	§ 3.04(a)
D&O Tail	§ 7.05(b)
Environmental Permits	§ 4.15(c)
Equity Incentive Plan	§ 7.15
Exchange Agent	§ 3.01(a)
Exchange Agreement	§ 2.01
Exchange Fund	§ 3.01(b)
Governmental Authority	§ 4.05(b)
Intended Tax Treatment	Recitals
Interim Period	§ 6.01(a)
Law	§ 4.05(a)
Material Contracts	§ 4.16(a)
Merger	Recitals
Merger Effective Time	§ 2.03
Merger Sub	Preamble
Merger Sub Ordinary Shares	§ 5.03(c)
Nasdaq	§ 5.07(d)
NewPubco	Preamble
NewPubco Board	Recitals
NewPubco Common Stock	§ 5.03(b)
OFAC	§ 1.01
Outside Date	§ 9.01(b)
Payment Spreadsheet	§ 3.03(d)
PC3	Preamble
PC3 Board	Recitals
PC3 Disclosure Schedule	Article V
PC3 Financing Agreements	§ 7.18(a)

Annex A-11

Defined Term	Location of Definition
PC3 Merger Consideration	§ 2.07(b)(ii)
PC3 Potential Financing	§ 7.18(a)
PC3 Preference Shares	§ 5.03(a)
PC3 Proposals	§ 7.01(a)
PC3 Required Shareholders Approval	§ 5.10(b)
PC3 SEC Reports	§ 5.07(a)
PC3 Shareholders	Recitals
PC3 Shareholders’ Meeting	§ 7.01(a)
PC3 Waiving Parties	§ 10.11(a)
PCAOB Audited Financials	§ 7.12
Plan of Merger	§ 2.03
Potential Financing	§ 7.18(b)
Pro Forma Cap Table	§ 2.01(a)
Proxy Statement	§ 7.01(a)
Registered IP	§ 4.13(a)
Registration Rights and Lock-Up Agreement	Recitals
Registration Statement	§ 7.01(a)
Remedies Exceptions	§ 4.04
Representatives	§ 7.03(a)
Required Financials	§ 7.12
Securities Act	§ 4.23
Share Exchange	§ 2.01
Sponsor	Recitals
Sponsor Support Agreement	Recitals
Surviving Corporation	§ 2.02
Tax	§ 4.14(o)
Tax Return	§ 4.14(o)
Terminating Company Breach	§ 9.01(e)
Terminating PC3 Breach	§ 9.01(f)
Trust Account	§ 5.13
Trust Agreement	§ 5.13
Trust Fund	§ 5.13
Trustee	§ 5.13
Unit Separation	§ 2.07(a)
Unpaid Company Transaction Expenses	§ 3.03(a)
Unpaid PC3 Transaction Expenses	§ 3.03(b)
WARN	§ 6.01(a)(viii)

Section 1.03 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (v) the word “including” means “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, (vii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (viii) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation, (ix) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”, (x) references to “dollar”, “dollars” or “$” shall be to the lawful currency of the United States, and (xi) the word “shall” and the word “will” indicate a mandatory obligation.

Annex A-12

(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(e) Whenever this Agreement states that documents or other information have been “made available” or “provided to” PC3 (including words of similar import), such words shall mean that such documents or information referenced shall have been posted in the virtual data room hosted by Microsoft Teams to PC3 and its Representatives at least three (3) days prior to the date hereof.

Article II.

transactions

Section 2.01 Share Exchange.

(a) On the Closing Date, and prior to the Merger Effective Time, upon the terms and subject to the conditions of this Agreement and a Stock Exchange Agreement to be entered into among the Company’s stockholders, the Company and NewPubco, the terms of which shall be mutually agreed by the Company and PC3 (the “Exchange Agreement”), the Company stockholders shall exchange all of their respective shares of Company Common Stock for a number of validly issued, fully paid and nonassessable shares of NewPubco Common Stock set forth on the Payment Spreadsheet (as defined below) (the “Share Exchange”) (the aggregate number of shares of NewPubco Common Stock issuable to the Company’s stockholders pursuant to this subsection, the “Company Exchange Consideration”); provided, that, unless otherwise specifically agreed in writing by the Company and PC3, the Payment Spreadsheet shall be substantially equivalent (in all material respects, but subject to appropriate adjustment for contingencies identified therein) on the Pro Forma Cap Table, attached hereto as Exhibit A (the “Pro Forma Cap Table”).

(b) Upon the Share Exchange, the shares of NewPubco Common Stock issued and outstanding immediately prior to the Share Exchange shall be automatically cancelled and cease to exist.

Section 2.02 The Merger. Immediately after the Share Exchange and on the terms and subject to the conditions set forth in this Agreement and in accordance with the Cayman Companies Act, Merger Sub shall merge with and into PC3, with PC3 surviving the Merger as a direct wholly owned subsidiary of NewPubco. Following the Merger Effective Time, the (a) separate existence of Merger Sub shall cease and PC3 shall continue as the surviving company of the Merger (the “Surviving Corporation”) and (b) PC3 shall (i) become a direct, wholly owned subsidiary of NewPubco, (ii) continue to be governed by the Laws of the Cayman Islands, and (iii) succeed to and assume all of the rights, properties and obligations of Merger Sub in accordance with the Cayman Companies Act, and the PC3 Shareholders shall be entitled to the PC3 Merger Consideration as set forth on the Payment Spreadsheet.

Annex A-13

Section 2.03 Merger Effective Time. The Merger shall become effective at the time the plan of merger, substantially in the form to be mutually agreed by the Company and PC3 after the execution of this Agreement (the “Plan of Merger”), has been registered by the Registrar of Companies of the Cayman Islands (such date and time is hereinafter referred as the “Merger Effective Time”).

Section 2.04 Effect of the Merger. At and after the Merger Effective Time, the Merger shall have the effects set forth in this Agreement, the Plan of Merger and the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, liabilities and duties of PC3 and Merger Sub shall vest in and become the property, rights, privileges, agreements, powers and franchises, liabilities and duties of PC3 as the Surviving Corporation (including all rights and obligations with respect to the Trust Account), which shall include the assumption by PC3 of any and all agreements, covenants, duties and obligations of PC3 and Merger Sub set forth in this Agreement and the other Transaction Documents to which PC3 or Merger Sub is a party, and PC3 shall thereafter exist as a wholly owned subsidiary of NewPubco and the separate corporate existence of Merger Sub shall cease to exist.

Section 2.05 Organizational Documents.

(a) Immediately after the Share Exchange, the Company Certificate of Incorporation and the bylaws of the Company as in effect immediately prior to the Share Exchange shall be amended and restated to read in such form as mutually agreed by PC3 and the Company and, as so amended, shall be the certificate of incorporation of the Company until thereafter amended as provided by applicable Law and such certificate of incorporation.

(b) At the Merger Effective Time, the PC3 Articles, as in effect immediately prior to the Merger Effective Time, shall be amended and restated in such form as mutually agreed by PC3 and the Company and, as so amended and restated, shall be the governing documents of the Surviving Corporation on and from the Merger Effective Time until thereafter changed or amended as provided therein or by applicable Law.

(c) At the Merger Effective Time, the NewPubco Organizational Documents shall be amended and restated in their entirety to be in the form of the A&R NewPubco Organizational Documents (provided that any and all provisions of the A&R NewPubco Organizational Documents relating to the capital structure and capitalization of NewPubco, including without limitation the authorized classes and series of capital stock and the authorized number of shares of each of them, shall be as directed by the Company), until thereafter changed or amended as provided therein or by applicable Law.

Section 2.06 Directors and Officers.

(a) The Company shall take all lawful actions so that, as of Closing, the directors and officers of the Company shall be the individuals mutually agreed upon by the parties, in each case, each to hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Company in effect at the Closing.

(b) PC3 shall take all lawful actions so that, as of Closing, the directors and officers of PC3 shall be the individuals mutually agreed upon by the parties, in each case, each to hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in accordance with the PC3 Organizational Documents in effect at the Closing.

Annex A-14

(c) PC3 shall take all lawful actions so that, at the Merger Effective Time, (i) the directors of NewPubco shall consist of a total of seven (7) directors, of which (A) five (5) directors shall be designated by the Company, and (B) two (2) independent directors shall be designated by Sponsor subject to written approval by the Company, and (ii) the officers of NewPubco shall be the individuals designated by the Company, in each case, each to hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in accordance with the A&R NewPubco Organizational Documents in effect at the Closing.

Section 2.07 Effect of the Merger on Securities of PC3 and Merger Sub. At the Merger Effective Time, by virtue of the Merger and without any further action on the part of the parties or any PC3 Shareholder:

(a) PC3 Units. Each PC3 Unit issued and outstanding immediately prior to the Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one (1) PC3 Class A Ordinary Share and one-third (1/3) of one (1) PC3 Warrant in accordance with the terms of the applicable PC3 Unit (the “Unit Separation”), provided, that no fractional PC3 Warrant will be issued in connection with the Unit Separation such that, if a holder of PC3 Units would be entitled to receive a fractional PC3 Warrant upon the Unit Separation, the number of PC3 Warrants to be issued to such holder upon the Unit Separation shall be rounded down to the nearest whole number of PC3 Warrants. The underlying PC3’s securities held or deemed to be held following the Unit Separation shall be converted in accordance with the applicable terms of this Section.

(b) PC3 Ordinary Shares.

(i) Immediately prior to the Merger Effective Time, each PC3 Class B Ordinary Share shall be automatically converted into one (1) PC3 Class A Ordinary Share pursuant to and in accordance with the conversion mechanics set forth in Article 14 of the PC3 Articles (without giving effect to the adjustments set forth in Article 15 thereof) and following such conversion, each PC3 Class B Ordinary Share shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each former holder of PC3 Class B Ordinary Shares shall thereafter cease to have any rights with respect to such securities.

(ii) Each PC3 Class A Ordinary Share issued and outstanding immediately prior to the Merger Effective Time (which, for the avoidance of doubt, shall include the PC3 Class A Ordinary Shares held as a result of the Unit Separation and any PC3 Class A Ordinary Shares issued as a result of PC3 Class B Ordinary Share conversion set forth in Section 2.07(b)(i), but excluding the PC3 Ordinary Shares referred to in Section 2.07(d)) shall, in accordance with the Cayman Companies Act, without any further action of the PC3 Shareholders, automatically be cancelled in exchange for the right to receive one (1) validly issued, fully paid and nonassessable share of NewPubco Common Stock for each PC3 Class A Ordinary Share (the aggregate number of shares of NewPubco Common Stock issuable to PC3 Shareholders pursuant to this subsection, as reflected on the Payment Spreadsheet, collectively, the “PC3 Merger Consideration”).

(c) PC3 Warrants. Each PC3 Warrant that is outstanding and unexercised immediately prior to the Merger Effective Time shall cease to represent a PC3 Warrant in respect of PC3 Ordinary Shares and shall be assumed by NewPubco and automatically be converted into a warrant to acquire shares of NewPubco Common Stock (each, an “Assumed PC3 Warrant”). NewPubco shall assume each such PC3 Warrant in accordance with its terms and, except as expressly provided above, following the Merger Effective Time, each Assumed PC3 Warrant shall continue to be governed by the same terms and conditions (including vesting terms) as were applicable to the applicable PC3 Warrant immediately prior to the Merger Effective Time, except that (A) each PC3 Warrant will be exercisable (or will become exercisable in

Annex A-15

accordance with its terms) for that number of whole NewPubco Common Stock equal to the number of shares of PC3 that were issuable upon exercise of such PC3 Warrant that was outstanding immediately prior to the Merger Effective Time, and (B) as varied in compliance with certain mandatory requirements of Cayman Law, in all cases as reflected on the Payment Spreadsheet. At or prior to the Merger Effective Time, NewPubco and PC3 shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of the PC3 Warrants in accordance with this subsection.

(d) PC3 Treasury Shares. Notwithstanding any other provision of this Agreement to the contrary, if there are any PC3 Ordinary Shares that are owned by PC3 as treasury shares immediately prior to the Merger Effective Time, such PC3 Ordinary Shares shall automatically be cancelled and shall cease to exist without any conversion thereof or payment or other consideration therefor.

(e) Redeeming PC3 Ordinary Shares. Each PC3 Ordinary Share subject to the PC3 Shareholder Redemption issued and outstanding immediately prior to the Merger Effective Time shall automatically be cancelled and cease to exist and shall thereafter represent only the right to be paid a pro rata share of the PC3 Shareholder Redemption amount in accordance with the PC3 Articles.

(f) Dissenting PC3 Ordinary Shares. Each Dissenting PC3 Share issued and outstanding immediately prior to the Merger Effective Time held by a Dissenting PC3 Shareholder shall automatically be cancelled and cease to exist in accordance with Section 3.04 and shall thereafter represent only the right to be paid the fair value of such Dissenting PC3 Share and such other rights as are granted by the Cayman Companies Act.

(g) Merger Sub shares. Each Merger Sub Ordinary Share issued and outstanding immediately prior to the Merger Effective Time shall be converted into and become the right to receive one (1) validly issued, fully paid and nonassessable ordinary share of the Surviving Corporation and such share shall constitute the only outstanding share capital of the Surviving Corporation.

Section 2.08 Closing. The closing of the Transactions (the “Closing”) shall be effected remotely by the exchange of documents and signatures in PDF format by electronic mail for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VIII. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

Article III.

Exchange of certificates

Section 3.01 Exchange of Certificates.

(a) Exchange Agent. On the Closing Date, PC3 and the Company shall enter into an exchange agent agreement with a bank or trust company (the “Exchange Agent”), it being agreed that CST is satisfactory to all parties, for the purpose of (i) exchanging PC3 Ordinary Shares on the transfer books of PC3 immediately prior to the Merger Effective Time for NewPubco Common Stock pursuant to Section 2.07(b) (after giving effect to any required Tax withholding as provided under Section 3.02) and on the terms and subject to the other conditions set forth in this Agreement, (ii) exchanging PC3 Warrants on the transfer books of PC3 immediately prior to the Merger Effective Time for NewPubco Warrants pursuant to Section 2.07(c) and on the terms and subject to the other conditions set forth in this Agreement, and (iii) exchanging each share of Company Common Stock issued and outstanding immediately prior to the Share Exchange for NewPubco Common Stock pursuant to Section 2.01 and on the terms and subject to the other conditions set forth in this Agreement. Notwithstanding the foregoing or anything to the contrary herein, in the event that CST is unable or unwilling to serve as the Exchange Agent or PC3,

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NewPubco and the Company determine otherwise, then PC3, NewPubco and the Company shall, as promptly as reasonably practicable thereafter, but in no event later than the Closing Date, mutually agree upon an exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), PC3 and the Company shall appoint and enter into an exchange agent agreement with such exchange agent, who shall for all purposes under this Agreement constitute the Exchange Agent.

(b) (i) On the Closing Date, and prior to the Merger Effective Time, NewPubco shall deposit, or cause to be deposited, with the Exchange Agent (or otherwise delegate authority for the Exchange Agent to effect the issuance), for the benefit of the Company’s stockholders and for exchange in accordance with this Section 3.01 through the Exchange Agent, shares of NewPubco Common Stock in book-entry form representing the Company Exchange Consideration, and (ii) at the Merger Effective Time, NewPubco shall deposit, or cause to be deposited, with the Exchange Agent (or otherwise delegate authority for the Exchange Agent to effect the issuance), for the benefit of the holders of PC3 Ordinary Shares and PC3 Warrants and for exchange in accordance with this Section 3.01 through the Exchange Agent, (x) shares of NewPubco Common Stock in book-entry form representing the number of shares of NewPubco Common Stock issuable pursuant to Section 2.07(b) in exchange for the PC3 Ordinary Shares outstanding immediately prior to the Merger Effective Time and (y) NewPubco Warrants in book-entry form representing the NewPubco Warrants issuable pursuant to Section 2.07 in exchange for the PC3 Warrants outstanding immediately prior to the Merger Effective Time, in each case after giving effect to any required Tax withholding as provided under Section 2.07(c). All NewPubco Common Stock and NewPubco Warrants deposited with the Exchange Agent (or otherwise the subject to the delegate authority, as aforesaid) shall be collectively referred to in this Agreement as the “Exchange Fund”.

(c) Any portion of the Exchange Fund that remains unclaimed by PC3 Shareholders twelve (12) months following the Closing Date shall be surrendered to NewPubco or as otherwise instructed by NewPubco, and any PC3 Shareholder who has not exchanged his, her or its PC3 Ordinary Shares or PC3 Warrants, as applicable, for the NewPubco Common Stock or NewPubco Warrants, as applicable, in accordance with this Agreement prior to that time shall thereafter look only to NewPubco for the issuance of the NewPubco Common Stock or NewPubco Warrants, as applicable, without any interest thereon. None of NewPubco, the Company, Merger Sub or any of their respective affiliates shall be liable to any person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law. Any share of NewPubco Common Stock or NewPubco Warrants remaining unclaimed by PC3 Shareholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of NewPubco free and clear of any claims or interest of any person previously entitled thereto.

(d) At the PC3 Merger Effective Time, the transfer books of PC3 shall be closed and there shall be no transfers of PC3 Ordinary Shares or PC3 Warrants that were outstanding immediately prior to the Merger Effective Time.

Section 3.02 Withholding Rights. Each of the parties hereto shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and remitted to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made. If any party determines that any amount payable pursuant to this Agreement is subject to deduction and/or withholding (other than any deduction or withholding required in respect of compensatory amounts), then such party shall use commercially reasonable efforts to (i) provide notice to such person of any such deduction or withholding as soon as reasonably practicable after such

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determination, and (ii) cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

Section 3.03 Payment of Expenses; Payment Spreadsheet.

(a) No later than four (4) Business Days prior to the Closing Date, the Company shall provide to PC3 a written report (the “Company Certificate”) setting forth a list of Company Transaction Expenses, together with written invoices and wire transfer instructions for the payment of any such Company Transaction Expenses that are expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date (such fees and expenses, the “Unpaid Company Transaction Expenses”). On the Closing Date, PC3 shall pay or cause to be paid by wire transfer of immediately available funds all such Unpaid Company Transaction Expenses.

(b) No later than four (4) Business Days prior to the Closing Date, PC3 shall provide to the Company a written report setting forth a list of PC3 Transaction Expenses, together with written invoices and wire transfer instructions for the payment of any such PC3 Transaction Expenses that are expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date (such fees and expenses, the “Unpaid PC3 Transaction Expenses”). On the Closing Date, PC3 shall pay or cause to be paid by wire transfer of immediately available funds all such Unpaid PC3 Transaction Expenses.

(c) PC3 shall not pay or cause to be paid any Unpaid PC3 Transaction Expenses or Unpaid Company Transaction Expenses other than in accordance with this Section 3.03 or, prior to the Closing, in accordance with Section 9.03(a).

(d) Not less than three (3) Business Days prior to the Closing Date, PC3 and the Company shall agree on the calculations for the Company Exchange Consideration and the PC3 Merger Consideration, which shall be based on the Pro Forma Cap Table as set forth in the proviso to Section 2.01(a), and, based upon such calculations, the Company and PC3 shall finalize a schedule (the “Payment Spreadsheet”) setting forth (i) the portion of the Company Exchange Consideration payable to the Company’s stockholders (including the allocation of shares of NewPubco Common Stock), and (ii) the portion of the PC3 Merger Consideration payable to the PC3 Shareholders. In issuing the Closing Transaction Consideration, PC3 shall be entitled to rely fully on the Payment Spreadsheet.

Section 3.04 PC3 Shareholder Dissent Rights.

(a) Subject to Section 2.02 and Section 2.07 but notwithstanding any other provision of this Agreement to the contrary and to the extent available under the Cayman Companies Act, PC3 Ordinary Shares that are issued and outstanding immediately prior to the Merger Effective Time and that are held by PC3 Shareholders who shall have validly exercised their dissenter’s rights for such PC3 Ordinary Shares in accordance with Section 238 of the Cayman Companies Act and otherwise complied with all of the provisions of the Cayman Companies Act relevant to the exercise and perfection of dissenters’ rights (the “Dissenting PC3 Shares”, and the holders of such Dissenting PC3 Shares being the “Dissenting PC3 Shareholders”) shall not be converted into, and no Dissenting PC3 Shareholder shall be entitled to receive, the applicable consideration or any NewPubco Warrants unless and until such Dissenting PC3 Shareholder fails to perfect or withdraws or otherwise loses his, her or its right to dissenters’ rights under the Cayman Companies Act. The PC3 Ordinary Shares owned by any PC3 Shareholder who fails to perfect

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or who effectively withdraws or otherwise loses his, her or its dissenters’ rights pursuant to the Cayman Companies Act shall cease to be Dissenting PC3 Shares and shall thereupon automatically be cancelled and cease to exist in exchange for the right to receive the applicable number of shares of NewPubco Common Stock without any interest thereon. The NewPubco Warrants owned by any PC3 Shareholder who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenters’ rights pursuant to the Cayman Companies Act shall thereupon automatically be cancelled and cease to exist in exchange for the right to receive the applicable number of NewPubco Warrants, without any interest thereon.

(b) Prior to the Closing Date, PC3 shall give NewPubco and the Company (i) prompt written notice of any demands for dissenters’ rights received by PC3 from PC3 Shareholders (including any notices received by PC3 pursuant to Section 238(2) or Section 238(5) of the Cayman Companies Act) and any withdrawals of such demands, and (ii) the opportunity to consult with PC3 in connection with all negotiations and proceedings with respect to any such notice or demand for dissenters’ rights under the Cayman Companies Act.

Article IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company’s disclosure schedule delivered by Company in connection with this Agreement (the “Company Disclosure Schedule”), the Company hereby represents and warrants to PC3, NewPubco and Merger Sub as of the date of this Agreement and the Closing Date as follows:

Section 4.01 Organization and Qualification.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its assets and properties and to carry on its business in all material respects, as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect.

(b) The Company has no direct or indirect subsidiaries. Except as disclosed in Section 4.01(b) of the Company Disclosure Schedule, the Company does not own directly or indirectly any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other entity.

Section 4.02 Certificate of Incorporation and Bylaws. The Company has, prior to the date of this Agreement, made available to PC3 a complete and correct copy of the certificate of incorporation and bylaws, each as amended to date, of the Company. Such certificate of incorporation, bylaws or equivalent organizational documents are in full force and effect. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

Section 4.03 Capitalization.

(a) The authorized capital stock of the Company consists of one hundred million (100,000,000) shares of Company Common Stock. As of the date of this Agreement, one thousand (1,000) shares of Company Common Stock, are issued and outstanding, all of which are owned and held of record as previously disclosed by the Company to PC3.

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(b) (i) Except as set forth on the Company Disclosure Schedule, there are no options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company, (ii) the Company is not a party to, or otherwise bound by, and has not granted, any equity appreciation rights, participations, phantom equity or similar rights and (iii) there are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of the Company Common Stock. The Company does not own any equity interests in any person.

(c) Each outstanding share of capital stock of the Company is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned as previously disclosed by the Company to PC3, free and clear of all liens, options and rights of first refusal on the Company’s voting rights, other than transfer restrictions under applicable securities laws and the Company’s respective organizational documents.

(d) There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise).

(e) All outstanding shares of the Company have been issued and granted in compliance with (A) all applicable securities laws and other applicable laws and (B) all pre-emptive rights and other requirements set forth in applicable contracts to which the Company is a party.

Section 4.04 Authority Relative to this Agreement. The Company has all necessary power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, to perform all of its respective obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company, the execution and delivery at Closing by the Company of each of the other Transaction Documents to which it is a party, and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or such other Transaction Documents or to consummate the Transactions. This Agreement has been and, at the Closing, each of the other Transaction Documents to which the Company is a party will be, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by PC3, NewPubco and Merger Sub, constitutes, or will at the Closing constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”). The Company’s stockholders have approved this Agreement and the Transactions, including the Share Exchange, and such approvals are sufficient (other than, for the avoidance of doubt, with respect to any Tolling Agreement and transactions contemplated under the Tolling Agreement).

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Section 4.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement and each of the other Transaction Documents by the Company does not, and subject to the filing and recordation of appropriate share exchange documents as required by the DGCL the receipt of the consents, approvals, authorizations or permits, filings and notifications contemplated by Section 4.05(b), the performance of this Agreement and each of the other Transaction Documents by the Company will not (i) conflict with or violate the certificate of incorporation or by-laws of the Company, (ii) conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree, treaty, convention, government directive or other order of any Governmental Authority (“Law”) applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, result in any material payment or penalty under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any material property or asset of the Company pursuant to, any Material Contract, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement and each of the other Transaction Documents by the Company does not and will not, and the performance of this Agreement and each of the other Transaction Documents by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, governmental, quasi-governmental, supranational, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for applicable requirements, if any, of the Exchange Act, state securities or “blue sky” Laws (“Blue Sky Laws”) and state takeover laws or (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not would not individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.06 Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for the Company to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”), except where the failure to have such Company Permits would not individually or in the aggregate, reasonably be expected to be material to the Company, taken as a whole. Section 4.06 of the Company Disclosure Schedule sets forth a true, correct and complete list, as of the date of this Agreement, of all of the material Company Permits. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened in writing. The Company is not in default, breach or violation of, (a) any Law applicable to the Company or by which any property or asset of the Company is bound or affected, or (b) any Material Contract or Company Permit, except, in each case, for any such defaults, breaches or violations that would not individually or in the aggregate, reasonably be expected to be material to the Company, taken as a whole.

Section 4.07 Required Financials; No Undisclosed Liabilities.

(a) The Required Financials, when delivered by the Company, shall (i) be true, correct and complete, (ii) be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (iii) fairly present, in all material respects, the financial position, results of operations and cash flows of the Company or persons acquired by the Company, as the case may be, as at the date thereof and for the period indicated therein, except as otherwise noted therein, and (iv) be audited in accordance with the standards of the PCAOB and comply in all material respects with the applicable accounting requirements and with the applicable rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S- X).

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(b) Since the date of incorporation, the Company has no liability or obligation, absolute or contingent (individually or in the aggregate), except (i) obligations and liabilities incurred in the ordinary course of business that are not material, individually or in the aggregate, and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with GAAP.

Section 4.08 Absence of Certain Changes or Events. Since the date of incorporation, (a) the Company has conducted its businesses in all material respects in the ordinary course and in a manner consistent with past practice, and (b) there has not been any Company Material Adverse Effect.

Section 4.09 Absence of Litigation. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, (a) there is no litigation, suit, claim, action, proceeding or investigation by or before any Governmental Authority or any other person (an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any property or asset of the Company before any Governmental Authority or any other person, and (b) neither the Company nor any property or asset or business of the Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority or any other person, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority or any other person.

Section 4.10 Employee Benefit Plans. The Company has no, and since the date of its incorporation has not had any, employee benefit plans.

Section 4.11 Labor and Employment Matters. The Company has no, and since the date of its incorporation has not had any, employees or independent contractors.

Section 4.12 Real Property; Title to Assets. The Company does not own or lease, and has never owned or leased, any real property. The Company is not a party to an agreement or option to purchase, sell or lease any real property or material interest therein.

Section 4.13 Intellectual Property; Privacy and Data Security.

(a) Section 4.13(a) of the Company Disclosure Schedule contains a true, correct and complete list of all of the following: (i) registered Patents, Trademarks, domain names and Copyrights and applications for any of the foregoing that have been filed with the applicable Governmental Authority that are owned or purported to be owned, used or held for use by the Company (“Registered IP”) (showing in each, as applicable, the record owners, jurisdictions in which such items has been registered or filed, filing date, expiration date and registration or application number, (ii) all material unregistered Trademarks owned or purported to be owned by the Company, and (iii) all contracts or agreements to use any Company-Licensed IP, including for the Software or Technology of any other persons that are material to the business of the Company as currently conducted, other than (x) unmodified, commercially available, “off-the-shelf” Software or Technology with a replacement cost and/or aggregate annual license and maintenance fees of less than $50,000).

(b) The Company solely and exclusively owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Company-Owned IP. All Company-Owned IP is subsisting and, to the knowledge of the Company, valid and enforceable. No loss or expiration of any material Company-Owned IP is threatened or pending.

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(c) The Company has taken and takes commercially reasonable actions to maintain, protect and enforce Intellectual Property rights in the trade secrets and other Confidential Information in its possession or control, including the secrecy, confidentiality and value of its trade secrets and other Confidential Information, including any Personal Information of the Company’s employees and prospective employees.

(d) Since the Company’s date of incorporation, (i) there have been no claims filed with a Governmental Authority and served on the Company, or threatened in writing (including email) to be filed, against the Company with any Governmental Authority, by any person (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the Registered IP, or (B) alleging any infringement or misappropriation of, or other conflict with, any Intellectual Property rights of other persons (including any material demands or offers to license any Intellectual Property rights from any other person); and (ii) to the Company’s knowledge, no other person has infringed, misappropriated or violated any of the Company-Owned IP.

(e) Since the date of incorporation, with respect to the Company, to the Company’s knowledge the Company has not experienced (i) any breaches to the Privacy and Data Security Requirements that were required to be reported under applicable Privacy/Data Security Laws, (ii) unauthorized access or unauthorized use of any of the Company’s information systems, or other Technology necessary for the operations of the Company that resulted in material disruption to the Company’s operations or harm to a third party, or (iii) any unauthorized access to, or acquisition of, any Personal Information maintained by the Company, or by any third-party service provider on behalf of the Company that resulted in material disruption to the Company’s operations or harm to a third party.

(f) Since the date of incorporation, with respect to the Company, the Company has not been subject to or received written notice of any audits, proceedings, inquiries (whether formal or informal), or investigations by any person or received any material claims or complaints regarding the collection, dissemination, storage or use of Personal Information, or relating to the actual, alleged, or potential violation of any applicable Privacy and Data Security Requirements and, to the Company’s knowledge, there is no basis for the same.

(g) Since the date of incorporation, with respect to the Company, no person has made a complaint in writing to the Company as to the advertising, marketing or privacy practices of the Company or any violation of the Privacy and Data Security Requirements, other than claims that have since been resolved without material liability or that would not result in material liability even if unresolved.

Section 4.14 Taxes.

(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, taken as a whole:

(i) The Company has filed (taking into account any validly obtained extension of time within which to file) all Tax Returns required to be filed by it as of the date hereof and all such filed Tax Returns are true, complete and accurate in all respects.

(ii) The Company has paid all Taxes payable by the Company (whether or not shown on any Tax Return), except with respect to Taxes that are being contested in good faith and are disclosed in Section 4.14(a)(ii) of the Company Disclosure Schedule and for which adequate reserves have been made in accordance with U.S. GAAP, and no penalties or charges are due with respect to the late filing of any Tax Return of the Company.

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(iii) No claim has been made in writing (nor to the Company’s knowledge has any claim been made) by any Taxing authority in a jurisdiction in which the Company does not file Tax Returns that is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

(iv) The Company has withheld and paid to the appropriate Tax authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party and has complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

(v) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in or incorrect method of accounting prior to the Closing, including by reason of the application of Section 481 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (ii) any agreement with any Governmental Authority relating to Taxes, including any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) installment sale made on or prior to the Closing Date; (iv) any prepaid amount or advance payment received or deferred revenue arising on or prior to the Closing Date; or (v) any intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any analogous provision of state, local or foreign Tax law) entered into or in existence prior to the Closing.

(b) The Company has not waived any statute of limitations with respect to income or other material Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency in respect of income Taxes or any other material amounts of Taxes and the Company does not have any deficiency, audit, examination, investigation or other proceeding in respect of income or other material amounts of Taxes or other material Tax matters pending or proposed or threatened in writing, in each case which has not been paid or fully resolved.

(c) The Company is not a party to, bound by, or has obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) and has no potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment, in each case other than pursuant to commercial agreements entered into in the ordinary course of business the principal purpose of which does not relate to Taxes.

(d) The Company will not be required to pay any Taxes after the Closing as a result of application of Section 965 of the Code.

(e) The Company has not been, since incorporation, a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return, except for any group of which the Company is the common parent.

(f) The Company does not have any liability for the Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor, or otherwise.

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(g) The Company has not requested for a ruling in respect of Taxes pending between the Company and any Tax authority.

(h) The Company has not since incorporation distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(i) The Company has not engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(j) Neither the IRS nor any other United States or non-United States taxing authority or agency has asserted in writing any deficiency or claim for any income or other material Taxes against the Company that has not been fully resolved.

(k) There are no material Tax Liens upon any assets of the Company except for Permitted Liens to the Company’s knowledge.

(l) The Company has not taken any action, nor to the knowledge of the Company are there any facts or circumstances, that would reasonably be expected to prevent the relevant Transactions from qualifying for the Intended Tax Treatment.

(m) The stockholder of the Company (i) has no current plan or intention to dispose of or otherwise transfer the NewPubco Common Stock following Closing or (ii) is not currently under any binding agreement to dispose of or otherwise transfer the NewPubco Common Stock following Closing.

(n) To the knowledge of the Company, the Company will not be an “investment company” within the meaning of Section 351(e)(1) of the Code and Treasury Regulations Section 1.351-1(c)(1) immediately prior to the Share Exchange. To the knowledge of the Company, NewPubco will not be an investment company within the meaning of Section 351(e)(1) of the Code and Treasury Regulations Section 1.351-1(c) (1) immediately following the Closing.

(o) As used in this Agreement, (i) the term “Tax” (including, with correlative meaning, the term “Taxes”), includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns, as well as any schedules or attachments thereto and amendments thereof) required to be supplied or supplied to a Tax authority relating to Taxes.

Section 4.15 Environmental Matters.

(a) The Company is not, or has not been since incorporation, in violation in any respect of any applicable Environmental Law that would reasonably be expected to have a Company Material Adverse Effect.

(b) The Company has not received from any person or Governmental Authority, any (i) Environmental Notice or Environmental Claim, or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

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(c) The Company has all material permits, licenses and other authorizations required of the Company under applicable Environmental Law (“Environmental Permits”).

(d) The Company is in compliance in all material respects with the terms and conditions of its Environmental Permits.

(e) The Company has not assumed, undertaken, provided an indemnity with respect to or otherwise become subject to any liability of any other person under any Environmental Law or order by a Governmental Authority.

(f) The Company has delivered to PC3 true, correct and complete copies of all environmental Phase I reports and other material investigations, studies, audits, tests, records, sampling data, tests, reviews or other similar health and safety documents commenced or conducted by or on behalf of the Company (or by a third-party of which the Company has knowledge) in relation to the current or prior business of the Company or any real property presently or formerly owned, leased, or operated by the Company (or its or their predecessors) that are in possession, custody or control of the Company.

Section 4.16 Material Contracts.

(a) Section 4.16(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of all of the following types of contracts and agreements to which the Company is a party (such contracts and agreements as are required to be set forth on Section 4.16(a) of the Company Disclosure Schedule being the “Material Contracts”):

(i) each contract and agreement with suppliers to the Company for expenditures paid or payable by the Company of more than $75,000, in the aggregate, over the 12-month period ending December 31, 2023;

(ii) each contract and agreement with customers of the Company that involves consideration payable to the Company of more than $75,000, in the aggregate, over the 12-month period ending December 31, 2023;

(iii) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company is a party that are material to the business of the Company;

(iv) all management contracts, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or income or revenues related to the business of the Company to which the Company is a party;

(v) all contracts and agreements evidencing indebtedness (or any guaranty therefor for borrowed money), has the right to draw upon credit that has been extended for indebtedness, or has granted a Lien on its assets, whether tangible or intangible, to secure any indebtedness, in each case in an outstanding principal amount in excess of $75,000;

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(vi) all contracts and agreements that is a definitive purchase and sale or similar agreement entered into in connection with an acquisition or disposition by the Company, since the date of its incorporation, of any person or of any business entity or division or business of any person (including through merger or consolidation or the purchase of a controlling equity interest in or substantially all of the assets of such person or by any other manner), excluding any such contracts or agreements in which the applicable acquisition or disposition has been consummated and there are no material obligations of the Company ongoing;

(vii) all partnership, joint venture, profits sharing, carry interest or similar agreements that are material to the business of the Company;

(viii) all contracts and agreements with any Governmental Authority to which the Company is a party, other than any Company Permits;

(ix) all contracts and agreements that limit, or purport to limit, the ability of the Company to compete in any line of business or with any person or entity or in any geographic area or during any period of time or to hire or retain any person, excluding customary confidentiality agreements;

(x) all contracts and agreements with outstanding obligations for the sale, purchase or dispositions of any property, assets or real estate having a value individually, with respect to all sales or purchases thereunder, in excess of $75,000 in any calendar year, in each case, other than any sale, purchase or disposition in the ordinary course of business;

(xi) all contracts and agreements involving use of any Company-Licensed IP required to be listed in Section 4.13(a) of the Company Disclosure Schedule;

(xii) contracts which involve the license or grant of rights to Company-Owned IP by the Company, but excluding any non-exclusive licenses (or sublicenses) of Company-Owned IP granted: (A) to customers in the ordinary course of business consistent with past practice; (B) to suppliers in the ordinary course of business consistent with past practice for the purpose of providing the applicable services to the Company; or (C) in the ordinary course of business where the grant of rights to Company-Owned IP is incidental to the purpose of the agreement, including use of a Trademark of the Company for marketing or similar purposes;

(xiii) any contract that (A) grants to any person any preferred pricing, “most favored nation” or similar rights or (B) grant exclusivity to any person in respect of any geographic location, any customer or any product or service; and

(xiv) any commitment to enter into any contract or agreement of the type described in clauses (i) through (xvii) of this Section 4.16(a).

(b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, taken as a whole, (i) each Material Contract is a legal, valid and binding obligation of the Company and, to the knowledge of the Company, the other parties thereto, and is enforceable in accordance with its terms and the Company is not in material breach or violation of, or material default under, any Material Contract nor has any Material Contract been canceled by the other party; (ii) to the Company’s knowledge, no other party is in material breach or violation of, or material default under, any Material Contract; and (iii) the Company has not received any written, or to the knowledge of the Company, oral claim of default under any such Material Contract. The Company has furnished or made available to PC3 or its legal advisors true, correct and complete copies of all Material Contracts without redaction, including all modifications, amendments and supplements thereto.

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Section 4.17 Insurance. The Company does not maintain any insurance coverage.

Section 4.18 Company Stockholder Approval; Board Approval. The Company Stockholder Written Consent represents the Requisite Approval in favor of the approval and adoption of this Agreement and the Transactions, including the Share Exchange, and is the only vote of the holder of any class or series of shares of the Company necessary to adopt this Agreement and approve the Transactions, including the Share Exchange, and no additional approval or vote would then be necessary to adopt this Agreement, the Share Exchange and the Transactions.

Section 4.19 Anti-Corruption Compliance; Certain Business Practices. Since the date of its incorporation, the Company and each of its directors and officers have at all times complied in all respects with the provisions of Anti-Corruption Laws. None of the Company nor, to the Company’s knowledge, any directors or officers, agents or employees of the Company, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (b) made any unlawful payment to foreign or domestic Government Officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Anti-Corruption Laws; or (c) made any payment that would constitute a bribe, kickback or illegal or improper payment to assist the Company in obtaining or retaining business for, or with, or directing business to, any person, or in securing any improper advantage. There have been no false or fictitious entries made in the books or records of the Company relating to any illegal payment or secret or unrecorded fund and the Company has not established or maintained a secret or unrecorded fund.

Section 4.20 Sanctions and Export Control Compliance.

(a) Since the date of its incorporation, the Company and its officers and directors have at all times complied in all material respects with all applicable Sanctions. Since such date, neither the Company nor any of its directors or officers (i) has been or is a Sanctioned Person; (ii) has been or is owned or controlled by a Sanctioned Person or Sanctioned Persons; (iii) has maintained or maintains any offices, branches, operations, assets, investments, employees, or agents in any Sanctioned Country; or (iv) has participated in any transaction or business dealing with any Sanctioned Person or in any Sanctioned Country.

(b) Since the date of its incorporation, the Company and each of its directors and officers have at all times complied in all material respects with all Export Control Laws.

Section 4.21 Interested Party Transactions. Except for employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business, no director, officer or other affiliate of the Company, to the Company’s knowledge, has or has had, in the past five (5) years, directly or indirectly: (a) an economic interest in any person that has furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells; (b) an economic interest in any person that purchases from or sells or furnishes to, the Company, any goods or services; (c) a beneficial interest in any contract or agreement disclosed in Section 4.16(a) of the Company Disclosure Schedule; or (d) any contractual or other arrangement with the Company, other than customary indemnity arrangements and customary employment-related agreements and arrangements; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 4.21.

Section 4.22 Brokers. No broker, finder, investment banker or other person is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

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Section 4.23 Registration Statement. None of the information relating to the Company supplied by the Company, or by any other person acting on behalf of the Company, in writing specifically for inclusion in the Registration Statement will, as of (i) the time the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Securities Act”), (ii) the date of mailing of the Proxy Statement to PC3 Shareholders or (iii) the time of the PC3 Shareholder’s Meeting (including any adjournment thereof), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, notwithstanding the foregoing provisions of this Section 4.23, no representation or warranty is made by the Company with respect to information or statements made in the Registration Statement that were not supplied by or on behalf of the Company for use therein.

Section 4.24 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article IV (as modified by the Company Disclosure Schedule), the Company hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company, its affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to PC3, its affiliates or any of their respective Representatives by, or on behalf of, the Company, and any such representations or warranties are expressly disclaimed and none of PC3, NewPubco or Merger Sub shall have any claim with respect to their purported use of, or reliance on, any such representations and warranties, except those representations or warranties set forth in this Agreement. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither the Company nor any other person on behalf of Company has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to PC3, its affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to PC3, its affiliates or any of their respective Representatives or any other person, and that any such representations or warranties are expressly disclaimed.

Article V.

REPRESENTATIONS AND WARRANTIES OF PC3, NEWPUBCO AND MERGER SUB

Except as set forth in (i) the PC3 SEC Reports (to the extent the qualifying nature of such disclosure is readily apparent from the content of such PC3 SEC Reports, but excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements) (it being acknowledged that nothing in disclosed in such a SEC Report will be deemed to modify or qualify the representations and warranties set forth in Section 5.01 (Corporate Organization), Section 5.03 (Capitalization) and Section 5.04 (Authority Relative to This Agreement)) and (ii) the PC3’s disclosure schedule delivered by PC3 in connection with this Agreement (the “PC3 Disclosure Schedule”), PC3 hereby represents and warrants to the Company as follows:

Section 5.01 Corporate Organization.

(a) Each of PC3, NewPubco and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

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(b) NewPubco and Merger Sub are the only subsidiaries of PC3. Except for NewPubco. Merger Sub and PC3 does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other person.

Section 5.02 Memorandum of Association, Certificate of Incorporation and Bylaws. Each of PC3, NewPubco and Merger Sub has heretofore furnished to the Company true, complete and correct copies of the PC3 Organizational Documents, the NewPubco Organizational Documents and the Merger Sub Organizational Documents. The PC3 Organizational Documents, the NewPubco Organizational Documents and the Merger Sub Organizational Documents are in full force and effect. Neither PC3, NewPubco nor Merger Sub is in material violation of any of the provisions of the PC3 Organizational Documents, the NewPubco Organizational Documents and the Merger Sub Organizational Documents.

Section 5.03 Capitalization.

(a) The authorized share capital of PC3 consists of (i) 1,000,000 preference shares, par value $0.0001 per share (“PC3 Preference Shares”), (ii) 300,000,000 Class A ordinary shares par value $0.0001, and (iii) 30,000,000 Class B ordinary shares par value $0.0001. As of the date of this Agreement, the issued and outstanding Class A ordinary shares and Class B ordinary shares of PC3 (including those held by PFTA) are held as set forth on the Pro Forma Cap Table.

(b) As of the date of this Agreement, the authorized capital stock of NewPubco consists of 1,000 shares of common stock, par value of $0.01 per share (the “NewPubco Common Stock”). As of the date hereof, 100 shares of NewPubco Common Stock are issued and outstanding. All outstanding shares of NewPubco Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by PC3 free and clear of all Liens, other than transfer restrictions under applicable securities laws and the NewPubco Organizational Documents.

(c) As of the date of this Agreement, the authorized share capital of Merger Sub consists of 100 ordinary shares, par value of $0.0001 per share (the “Merger Sub Ordinary Shares”). As of the date hereof, 100 Merger Sub Ordinary Shares are issued and outstanding. All outstanding Merger Sub Ordinary Shares have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by NewPubco free and clear of all Liens, other than transfer restrictions under applicable securities laws and the Merger Sub Organizational Documents.

(d) All outstanding PC3 Units, PC3 Ordinary Shares and PC3 Warrants have been issued and granted in compliance with all applicable securities laws and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities laws and the PC3 Organizational Documents.

(e) The NewPubco Common Stock and NewPubco Warrants being delivered by NewPubco hereunder shall be duly and validly issued, fully paid and nonassessable, and each such share or other security shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities laws and the PC3 Organizational Documents. The NewPubco Common Stock and NewPubco Warrants will be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other person’s rights therein or with respect thereto.

(f) Except for securities issued by PC3 as permitted by this Agreement and the PC3 Warrants, PC3 has not issued any options, warrants, preemptive rights, calls, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of PC3 or obligating PC3 to issue or sell any shares of capital stock of, or other equity interests in, PC3. As of the date of this Agreement, the issued and outstanding PC3 Warrants (including those held by PFTA) are held as set forth in the Pro Forma Cap Table.

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(g) All PC3 Ordinary Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Neither PC3 nor any subsidiary of PC3 is a party to, or otherwise bound by, and neither PC3 nor any subsidiary of PC3 has granted, any equity appreciation rights, participations, phantom equity or similar rights. PC3 is not a party to any voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of PC3 Ordinary Shares or any of the equity interests or other securities of PC3 or any of its subsidiaries. There are no outstanding contractual obligations of PC3 to repurchase, redeem or otherwise acquire any PC3 Ordinary Shares. There are no outstanding contractual obligations of PC3 to make any investment (in the form of a loan, capital contribution or otherwise) in, any person. Neither NewPubco nor any subsidiary of NewPubco is a party to, or otherwise bound by, and neither NewPubco nor any subsidiary of NewPubco has granted, any equity appreciation rights, participations, phantom equity or similar rights. NewPubco is not a party to any voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of NewPubco Common Stock or any of the equity interests or other securities of NewPubco or any of its subsidiaries. There are no outstanding contractual obligations of NewPubco to repurchase, redeem or otherwise acquire any NewPubco Common Stock. There are no outstanding contractual obligations of NewPubco to make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 5.04 Authority Relative to This Agreement. Each of PC3, NewPubco and Merger Sub have all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by each of PC3, NewPubco and Merger Sub and the consummation by each of PC3, NewPubco and Merger Sub of the Transactions, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of PC3, NewPubco or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than the approval and adoption of the PC3 Proposals by the PC3 Shareholders at the PC3 Shareholders’ Meeting and the merger filings required by applicable Law). This Agreement has been duly and validly executed and delivered by PC3, NewPubco and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of PC3, NewPubco or Merger Sub, enforceable against PC3, NewPubco or Merger Sub in accordance with its terms subject to the Remedies Exceptions.

Section 5.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of PC3, NewPubco and Merger Sub do not, and the performance of this Agreement by each of PC3, NewPubco and Merger Sub will not, (i) conflict with or violate the PC3 Organizational Documents, the NewPubco Organizational Documents or the Merger Sub Organizational Documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to each of PC3, NewPubco or Merger Sub or by which any of their property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of each of PC3, NewPubco or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which each of PC3, NewPubco or Merger Sub is a party or by which each of PC3, NewPubco or Merger Sub or any of their properties or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a PC3 Material Adverse Effect.

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(b) The execution and delivery of this Agreement by each of PC3, NewPubco and Merger Sub do not, and the performance of this Agreement by each of PC3, NewPubco and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, the pre-merger notification requirements of the HSR Act, the Cayman Companies Act and filing and recordation of appropriate the Plan of Merger as required by the Cayman Companies Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent PC3, NewPubco or Merger Sub from performing its material obligations under this Agreement.

Section 5.06 Compliance. Neither PC3, NewPubco nor Merger Sub is or has been in conflict with, or in default, breach or violation of, (a) any Law applicable to PC3, NewPubco or Merger Sub or by which any property or asset of PC3, NewPubco or Merger Sub is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which PC3, NewPubco or Merger Sub is a party or by which PC3, NewPubco or Merger Sub or any property or asset of PC3, NewPubco or Merger Sub is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or reasonably be expected to have a PC3 Material Adverse Effect. Each of PC3, NewPubco and Merger Sub is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for PC3, NewPubco or Merger Sub to own, lease and operate its properties or to carry on its business as it is now being conducted, except, where the failure to have such material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority would not, individually or in the aggregate, have or reasonably be expected to have a PC3 Material Adverse Effect.

Section 5.07 SEC Filings; Financial Statements; Sarbanes-Oxley.

(a) PC3 has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the SEC since July 20, 2021, together with any amendments, restatements or supplements thereto (collectively, the “PC3 SEC Reports”). PC3 has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by PC3 with the SEC to all agreements, documents and other instruments that previously had been filed by PC3 with the SEC and are currently in effect. As of their respective dates, the PC3 SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of PC3, director and executive officer of PC3 has filed with the SEC on a timely basis all documents required with respect to PC3 by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(b) Each of the financial statements (including, in each case, any notes thereto) contained in the PC3 SEC Reports was prepared in accordance with GAAP (applied on a consistent basis) and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations,

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changes in stockholders equity and cash flows of PC3 as at the respective dates thereof and for the respective periods indicated therein, (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not reasonably be expected to, individually or in the aggregate, have a PC3 Material Adverse Effect). PC3 has no off-balance sheet arrangements that are not disclosed in the PC3 SEC Reports. No financial statements other than those of PC3 are required by GAAP to be included in the consolidated financial statements of PC3.

(c) Except as and to the extent set forth in the PC3 SEC Reports, neither PC3, NewPubco nor Merger Sub has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of PC3’s, NewPubco’s and Merger Sub’s business.

(d) PC3 is in compliance in all material respects with the applicable corporate governance rules and regulations of the Nasdaq Stock Market LLC (the “Nasdaq”).

(e) PC3 has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to PC3 and other material information required to be disclosed by PC3 in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to PC3’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting PC3’s principal executive officer and principal financial officer to material information required to be included in PC3’s periodic reports required under the Exchange Act.

(f) PC3 maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that PC3 maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements.

(g) There are no outstanding loans or other extensions of credit made by PC3 to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of PC3. PC3 has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(h) Neither PC3 (including any employee thereof) nor PC3’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by PC3, (ii) any fraud, whether or not material, that involves PC3’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by PC3 or (iii) any claim or allegation regarding any of the foregoing.

(i) As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the PC3 SEC Reports. To the knowledge of PC3, none of the PC3 SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

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Section 5.08 Absence of Certain Changes or Events. Since July 20, 2021, except as expressly contemplated by this Agreement, (a) PC3 has conducted its business in the ordinary course and in a manner consistent with past practice, and (b) there has not been any PC3 Material Adverse Effect. None of PC3, NewPubco and Merger Sub has taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 6.02.

Section 5.09 Absence of Litigation. There is no Action pending or, to the knowledge of PC3, threatened against PC3, or any property or asset of PC3, before any Governmental Authority or any other person. Neither PC3 nor any material property or asset of PC3 is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of PC3, continuing investigation by, any Governmental Authority or any other person.

Section 5.10 Board Approval; Vote Required.

(a) The PC3 Board, by resolutions duly adopted by all of the directors voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) approved the Merger in the manner provided by the PC3 Articles and the Cayman Companies Act, (ii) determined that this Agreement and the Transactions are fair to and in the best interests of PC3 and the PC3 Shareholders, (iii) approved and adopted this Agreement and the Transactions and declared their advisability, (iv) recommended that the PC3 Shareholders approve and adopt this Agreement and the Transactions, including the Merger, and (v) directed that this Agreement and the Transactions, including the Merger, be submitted for consideration by the PC3 Shareholders at the PC3 Shareholders’ Meeting.

(b) The approval and adoption of the PC3 Proposals by a simple majority (or a majority of not less than two-thirds in respect of matters required to be passed by special resolutions under the Cayman Companies Act and/or the PC3 Articles), of such shareholders being entitled to do so, is the only vote of the holders of any class or series of shares of PC3 necessary to adopt this Agreement and approve the Transactions (the “PC3 Required Shareholders Approval”).

(c) The sole director of NewPubco, by resolutions duly adopted by consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions are fair to and in the best interests of NewPubco and its sole stockholder, (ii) approved and adopted this Agreement and the Transactions and declared their advisability, (iii) recommended that PC3, as sole stockholder of NewPubco, approves and adopts this Agreement and (iv) directed that this Agreement and the Transactions be submitted for consideration by PC3.

(d) The sole director of Merger Sub, by resolutions duly adopted by consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Merger Sub and its sole stockholder, (ii) approved and adopted this Agreement and the Merger and declared their advisability, (iii) recommended that the sole stockholder of Merger Sub approve and adopt this Agreement and approve the Merger and (iv) directed that this Agreement and the Transactions be submitted for consideration by the sole stockholder of Merger Sub.

(e) The only vote of the holders of any class or series of capital stock of NewPubco is necessary to approve this Agreement and the Transactions is the affirmative vote of the holders of a majority of the outstanding shares of NewPubco Common Stock.

(f) The only vote of the holders of any class or series of capital stock of Merger Sub is necessary to approve this Agreement, the Merger and the Transactions is the affirmative vote of the holders of a majority of the outstanding shares of Merger Sub Ordinary Shares.

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Section 5.11 No Prior Operations of NewPubco and Merger Sub.

(a) NewPubco and Merger Sub were formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations or incurred any obligation or liability, other than as contemplated by this Agreement. Except as contemplated by this Agreement, neither NewPubco nor Merger Sub will have material assets, liabilities or obligations at all times prior to the Merger Effective Time.

Section 5.12 Brokers. Except for any investment bank retained in connection with the Transactions, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of PC3, NewPubco or Merger Sub.

Section 5.13 PC3 Trust Fund. As of the date of this Agreement, PC3 has no less than $41,243,930 in the trust fund established by PC3 for the benefit of its public stockholders (the “Trust Fund”) maintained in a trust account at Morgan Stanley (the “Trust Account”). The monies of such Trust Account are invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-16 promulgated under the Investment Company Act of 1940, as amended, and held in trust by CST (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of July 20, 2021, between PC3 and the Trustee (the “Trust Agreement”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions, and no termination, repudiation, rescission, amendment, supplement or modification is contemplated as of the date of this Agreement. PC3 has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by PC3 or the Trustee. There are no separate contracts, agreements, side letters or other understandings (whether written or unwritten, express or implied): (i) between PC3 and the Trustee that would cause the description of the Trust Agreement in the PC3 SEC Reports to be inaccurate in any material respect; or (ii) to the knowledge of PC3, that would entitle any person (other than (i) PC3 Shareholders who shall have elected to redeem their PC3 Ordinary Shares pursuant to the PC3 Organizational Documents or (iii) the underwriters of PC3’s initial public offering who would be entitled to the Deferred Underwriting Commission upon consummation of the Transactions) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay Taxes from any interest income earned in the Trust Account; and (B) upon the exercise of Redemption Rights in accordance with the provisions of the PC3 Organizational Documents. As of the date hereof, there are no Actions pending or, to the knowledge of PC3, threatened in writing with respect to the Trust Account. Upon consummation of the Merger and notice thereof to the Trustee pursuant to the Trust Agreement, PC3 shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release to PC3 as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however that the liabilities and obligations of PC3 due and owing or incurred at or prior to the Merger Effective Time shall be paid as and when due, including all amounts payable (a) to PC3 Shareholders who shall have exercised their Redemption Rights, (b) with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law, (c) to the Trustee for fees and costs incurred in accordance with the Trust Agreement; and (d) to third parties (e.g., professionals, printers, etc.) who have rendered services to PC3 in connection with its efforts to effect the Merger (including the Deferred Underwriting Commission). As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, PC3 has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to PC3 at the Merger Effective Time.

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Section 5.14 Employees. Other than any officers as described in the PC3 SEC Reports, PC3, NewPubco and Merger Sub have never employed any employees. Other than reimbursement of any out-of-pocket expenses incurred by PC3’s officers and directors in connection with activities on PC3’s behalf in an aggregate amount not in excess of the amount of cash held by PC3 outside of the Trust Account, PC3 has no unsatisfied material liability with respect to any employee, officer or director. PC3, NewPubco and Merger Sub have never and do not currently maintain, sponsor, contribute to or have any direct liability under any employee benefit plan (as defined in Section 3(3) of ERISA), nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plans, programs or arrangements. Neither the execution and delivery of this Agreement nor the other Ancillary Agreements nor the consummation of the Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of PC3, or (ii) result in the acceleration of the time of payment or vesting of any such benefits. The Transactions shall not be the direct or indirect cause of any amount paid or payable by the PC3, NewPubco, Merger Sub or any affiliate being classified as an “excess parachute payment” under Section 280G of the Code or the imposition of any additional Tax under Section 409A(a)(1)(B) of the Code. There is no contract, agreement, plan or arrangement to which PC3, NewPubco or Merger Sub is a party which requires payment by any party of a Tax gross-up or Tax reimbursement payment to any person.

Section 5.15 Taxes.

(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to PC3:

(i) PC3, NewPubco and Merger Sub have duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them as of the date hereof and all such filed Tax Returns are complete and accurate in all respects.

(ii) PC3, NewPubco and Merger Sub have timely paid all Taxes that are shown as due on such filed Tax Returns and any other Taxes that PC3, NewPubco or Merger Sub are otherwise obligated to pay, except with respect to current Taxes not yet due and payable or otherwise being contested in good faith or that are described in Section 5.15(a)(iii) below.

(iii) PC3, NewPubco and Merger Sub have provided adequate reserves in accordance with GAAP in the most recent consolidated financial statements of PC3, for any Taxes of PC3 that have not been paid, whether or not shown as being due on any Tax Return.

(iv) None of PC3, NewPubco or Merger Sub will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (x) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (y) any agreement with any Governmental Authority relating to Taxes, including any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; or (z) installment sale made on or prior to the Closing Date.

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(b) With respect to all material Tax Returns filed by or with respect to any of PC3, NewPubco and Merger Sub, none of PC3, NewPubco and Merger Sub have waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, and none of PC3, NewPubco and Merger Sub have any deficiency, audit, examination, investigation or other proceeding in respect of a material amount of Taxes or material Tax matters pending or threatened in writing, for a Tax period which the statute of limitations for assessments remains open.

(c) Neither PC3, NewPubco nor Merger Sub is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes and which is not entered into with any affiliate or direct or indirect owner of PC3.

(d) Neither PC3, NewPubco nor Merger Sub has been, within the past ten (10) years, a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return except for any group consisting only of the Company, NewPubco and Merger Sub.

(e) Neither PC3, NewPubco nor Merger Sub has any material liability for the Taxes of any person under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

(f) Neither PC3, NewPubco nor Merger Sub has any request for a material ruling in respect of Taxes pending between PC3, NewPubco and/or Merger Sub, on the one hand, and any Tax authority, on the other hand.

(g) Neither PC3, NewPubco nor Merger Sub has within the last two (2) years distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(h) Neither PC3, NewPubco nor Merger Sub has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(i) PC3, NewPubco and Merger Sub have not taken any action, nor to the knowledge of PC3 are there any facts or circumstances, that would reasonably be expected to prevent the relevant Transactions from qualifying for the Intended Tax Treatment.

(j) To the knowledge of PC3, no PC3 Shareholder (i) has any current plan or intention to dispose of or otherwise transfer the NewPubco Common Stock following Closing or (ii) is currently under any binding agreement to dispose of or otherwise transfer the NewPubco Common Stock following Closing.

(k) To the knowledge of PC3, NewPubco will not be an investment company within the meaning of Section 351(e)(1) of the Code and Treasury Regulations Section 1.351-1(c)(1) immediately following the Closing.

Section 5.16 Listing. As of the date of this Agreement, (a) the issued and outstanding PC3 Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “PFTAU.”, (b) the issued and outstanding PC3 Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “PFTA.” and (c) the issued and outstanding PC3 Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “PFTAW.” As of the date of this Agreement, there is no Action pending or, to the knowledge of PC3, threatened in writing against PC3 by the Nasdaq

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or the SEC with respect to any intention by such entity to deregister the PC3 Units, the PC3 Ordinary Shares, or PC3 Warrants or terminate the listing of PC3 on the Nasdaq. None of PC3 or any of its affiliates has taken any action in an attempt to terminate the registration of the PC3 Units, the PC3 Ordinary Shares, or the PC3 Warrants under the Exchange Act.

Section 5.17 PC3’s, NewPubco’s and Merger Sub’s Investigation and Reliance. Each of PC3, NewPubco and Merger Sub is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and the Transactions, which investigation, review and analysis were conducted by PC3, NewPubco and Merger Sub together with expert advisors, including legal counsel, that they have engaged for such purpose. PC3, NewPubco, Merger Sub and their Representatives have been provided with full and complete access to the Representatives, properties, offices, plants and other facilities, books and records of the Company and other information that they have requested in connection with their investigation of the Company and the Transactions. Neither PC3, NewPubco nor Merger Sub is relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or any of its Representatives, except as expressly set forth in Article IV (as modified by the Company Disclosure Schedule). Neither the Company nor any of its respective stockholders, affiliates or Representatives shall have any liability to PC3, NewPubco, Merger Sub or any of their respective stockholders, affiliates or Representatives resulting from the use of any information, documents or materials made available to PC3, NewPubco or Merger Sub or any of their Representatives, whether orally or in writing, in any confidential information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the Transactions. Neither the Company nor any of its stockholders, affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company.

Section 5.18 Certain Business Practices. Since June 17, 2021, none of PC3, NewPubco, Merger Sub, nor, to PC3’s knowledge, any directors or officers, agents or employees of PC3, NewPubco or Merger Sub has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (b) made any unlawful payment to foreign or domestic Government Officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any payment in the nature of criminal bribery.

Section 5.19 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article V (as modified by the PC3 Disclosure Schedule), PC3 hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the PC3, NewPubco or Merger Sub, their affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to the Company, its affiliates or any of their respective Representatives by, or on behalf of, PC3, NewPubco or Merger Sub, and any such representations or warranties are expressly disclaimed and the Company shall have any claim with respect to their purported use of, or reliance on, any such representations and warranties, except those representations or warranties set forth in this Agreement. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither PC3 nor any other person on behalf of PC3 has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to the Company, its affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of PC3, NewPubco or Merger Sub (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to the Company, its affiliates or any of their respective Representatives or any other person, and that any such representations or warranties are expressly disclaimed.

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Article VI.

CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.01 Conduct of Business by the Company Pending the Merger.

(a) During the period between the date of this Agreement and the Merger Effective Time or the earlier termination of this Agreement (such period, the “Interim Period”), except as (w) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (x) set forth in Section 6.01(a) of the Company Disclosure Schedule, (y) required by applicable Law (including as may be requested or compelled by any Governmental Authority), or (z) pursuant to any Financing Agreement or Potential Financing, the Company shall not, during the Interim Period, directly or indirectly, to any of the following without the prior written consent of PC3 (which consent shall not be unreasonably conditioned, withheld or delayed).

(i) amend or otherwise change the Company Certificate of Incorporation or the Company’s bylaws;

(ii) form or create any subsidiaries;

(iii) other than pursuant to a Financing Agreement, issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company; or (B) any material assets of the Company;

(iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity interests;

(v) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities or other equity interests;

(vi) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof; or (B) incur any indebtedness for borrowed money, other than in the ordinary course of business, or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets;

(vii) take any action that will result in the acceleration of vesting or payment timing or requirement for funding of any incentive equity compensation or benefits to any current or former director, officer, employee or consultant of the Company;

(viii) institute a layoff resulting in the termination of employment that would reasonably be expected to implicate the federal Worker Adjustment and Retraining Notification Act and similar applicable state, local or foreign Law (“WARN”); or

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(ix) make any Tax election, amend any Tax Return, file any claim for a Tax refund, change any Tax accounting period or method, waive or extend any limitations period in respect of Taxes or settle or compromise any Tax liability, in each case, that could reasonably be expected to have an adverse and material impact on the Company.

Section 6.02 Conduct of Business by PC3, NewPubco and Merger Sub Pending the Merger. Except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, or required by applicable Law (including as may be requested or compelled by any Governmental Authority), PC3 agrees that from the date of this Agreement until the earlier of the termination of this Agreement and the Merger Effective Time, unless the Company shall otherwise consent in writing in advance, the businesses of PC3, NewPubco and Merger Sub shall be conducted in the ordinary course of business and in a manner consistent with past practice. By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, or as required by applicable Law (including as may be requested or compelled by any Governmental Authority), neither PC3, NewPubco nor Merger Sub shall, during the Interim Period, directly or indirectly, do any of the following without the prior written consent of the Company:

(a) amend or otherwise change the PC3 Organizational Documents, PC3 Warrant Agreement, NewPubco Organizational Documents or the Merger Sub Organizational Documents or form any subsidiary of PC3 other than NewPubco and Merger Sub;

(b) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than redemptions from the Trust Fund that are required pursuant to the PC3 Organizational Documents;

(c) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the PC3 Ordinary Shares or PC3 Warrants except for redemptions from the Trust Fund that are required pursuant to the PC3 Organizational Documents;

(d) other than pursuant to a Financing Agreement approved by the Company in writing in advance, issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of PC3, NewPubco or Merger Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of PC3, NewPubco or Merger Sub;

(e) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person;

(f) other than the Working Capital Loans not to exceed an aggregate amount of $1,500,000, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of PC3, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(g) make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;

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(h) make any Tax election, amend any Tax Return, file any claim for a Tax refund, change any Tax accounting period or method, waive or extend any limitations period in respect of Taxes or settle or compromise any Tax liability, in each case, that could reasonably be expected to have an adverse and material impact on PC3;

(i) liquidate, dissolve, reorganize or otherwise wind up the business and operations of PC3, NewPubco or Merger Sub;

(j) amend the Trust Agreement or any other agreement related to the Trust Account; or

(k) enter into any agreement or otherwise make a binding commitment to do any of the foregoing.

Section 6.03 Claims Against Trust Account. The Company acknowledges that PC3 is a special purpose acquisition company with the power and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets, and the Company has read PC3’s final prospectus, dated as of July 20, 2021 and other PC3 SEC Reports, the PC3 Organizational Documents and understands that PC3 has established the Trust Account described therein for the benefit of PC3’s public stockholders that disbursement from the Trust Account are available only in the limited circumstances set forth therein. The Company further acknowledges and agrees that PC3’s sole assets consist of the cash proceeds of PC3’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. Accordingly, the Company (on behalf of itself and its affiliates) agrees that, notwithstanding any other provision contained in this Agreement, the Company does not now have, and shall not at any time prior to the Merger Effective Time have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company on the one hand, and PC3 on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 6.03 as the “Claims”). Notwithstanding any other provision contained in this Agreement, the Company (on behalf of itself and its affiliates) hereby irrevocably waives any Claim they may have, now or in the future and will not seek recourse against the Trust Fund or any trustee of the Trust Account and PC3 for any reason whatsoever; provided, however, that the foregoing waiver will not limit or prohibit the Company from pursuing a claim against PC3, NewPubco, Merger Sub or any other person for legal relief against monies or other assets of PC3, NewPubco or Merger Sub held outside of the Trust Account or for specific performance or other equitable relief in connection with the Transactions. In the event that the Company commences any action or proceeding against or involving the Trust Fund in violation of the foregoing, PC3 shall be entitled to recover from the Company the associated reasonable legal fees and costs in connection with any such action, in the event PC3 prevails in such action or proceeding. The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by PC3 and its affiliates to induce PC3 to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its affiliates under applicable law. This Section 6.03 shall survive the termination of this Agreement for any reason.

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Article VII.

ADDITIONAL AGREEMENTS

Section 7.01 Proxy Statement; Registration Statement.

(a) As promptly as practicable after the execution of this Agreement and receipt of the PCAOB Audited Financials, PC3 and the Company shall use their respective commercially reasonable efforts to jointly prepare and PC3 shall file with the SEC a registration statement on Form S-4 with respect to the NewPubco Common Stock and NewPubco Warrants to be offered and issued in connection with the Merger (together with all amendments thereto, the “Registration Statement”), which shall include a proxy statement (as amended or supplemented, the “Proxy Statement”) to be sent to the PC3 Shareholders with respect to the extraordinary general meeting of the PC3 Shareholders (the “PC3 Shareholders’ Meeting”) to be held to consider the approval and adoption of (1) this Agreement, the Merger and the other Transactions, (2) the Share Exchange, (3) the issuance of NewPubco Common Stock as contemplated by this Agreement, (4) the Equity Incentive Plan and (5) any other proposals the parties deem necessary or desirable to effectuate the Transactions (collectively, the “PC3 Proposals”). The Company shall use commercially reasonable efforts to furnish all information concerning the Company as PC3 may reasonably request in connection with such actions and the preparation of the Proxy Statement and Registration Statement, including updates to the Required Financials as required prior to the effective date of the Registration Statement to address subsequent interim periods and to ensure compliance with PCAOB. PC3 and the Company each shall use their commercially reasonable efforts to (i) cause the Proxy Statement and the Registration Statement when filed with the SEC to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to, and resolve all comments received from the SEC concerning the Proxy Statement and the Registration Statement, (iii) cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing with the SEC and (iv) to keep the Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Registration Statement, PC3 shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of NewPubco Common Stock, in each case to be issued in connection with this Agreement. As promptly as practicable after finalization of the Proxy Statement and effectiveness of the Registration Statement, the Company shall mail the Proxy Statement to the Company’s stockholders and PC3 shall mail the Proxy Statement to the PC3 Shareholders. Each of PC3 and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement.

(b) No filing of, or amendment or supplement to the Proxy Statement or the Registration Statement will be made by PC3 or the Company without the approval of the other party (such approval not to be unreasonably withheld, conditioned or delayed). PC3 and the Company each will advise the other, within forty-eight (48) hours following the date they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the PC3 Class A Ordinary Shares to be issued in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of PC3 and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Proxy Statement or the Registration Statement and any amendment to the Proxy Statement or the Registration Statement filed in response thereto.

(c) PC3 represents that the information supplied by PC3 for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the PC3 Shareholders, (iii) the time of the PC3 Shareholders’ Meeting, and (iv) the Merger Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Merger Effective Time, any event or circumstance relating

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to PC3, NewPubco or Merger Sub, or their respective officers or directors, should be discovered by PC3 which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, PC3 shall, within twenty-four (24) hours following the date of occurrence of such event or the date on which PC3 had knowledge of such event, inform the Company. All documents that PC3 is responsible for filing with the SEC in connection with the Merger or the other Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(d) The Company represents that the information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the PC3 Shareholders, (iii) the time of the PC3 Shareholders’ Meeting, and (iv) the Merger Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Merger Effective Time, any event or circumstance relating to the Company, or its officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, the Company shall, within twenty-four (24) hours following the date of occurrence of such event or the date on which Company had knowledge of such event, inform PC3. All documents that the Company is responsible for filing with the SEC in connection with the Share Exchange or the other Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(e) If, in connection with the preparation and filing of the Registration Statement (including the Proxy Statement contained therein) or the SEC’s review thereof, the SEC requests or requires that a Tax opinion with respect to the U.S. federal income tax consequences of the Transactions be prepared and submitted, the parties shall deliver to counsel customary Tax representation letters satisfactory to such counsel, dated and executed as of the date such relevant filing shall have been declared effective by the SEC and such other date(s) as determined to be reasonably necessary by such counsel in connection with the preparation and filing of such Tax opinion. Notwithstanding anything to the contrary in this Agreement, none of PC3, the Company or their respective Tax advisors are obligated to provide any opinion that the Transactions contemplated by this Agreement qualify for the Intended Tax Treatment, other than a customary opinion regarding the material accuracy of any disclosure regarding U.S. federal income tax considerations of the Transactions included in the Registration Statement (including the Proxy Statement contained therein) as may be required to satisfy applicable rules and regulations promulgated by the SEC, nor will a Tax opinion by any party’s advisors be a condition precedent to the Transactions.

Section 7.02 PC3 Shareholders’ Meeting; NewPubco and Merger Sub Stockholder’s Approval.

(a) PC3 shall call, notice and hold the PC3 Shareholders’ Meeting in accordance with the PC3 Articles and applicable Law as promptly as practicable after the date on which the Registration Statement becomes effective for the purpose of voting solely upon the PC3 Proposals, and PC3 shall use its reasonable best efforts to hold the PC3 Shareholders’ Meeting as soon as practicable after the date on which the Registration Statement becomes effective. PC3 shall use its reasonable best efforts to obtain the approval of the PC3 Proposals at the PC3 Shareholders’ Meeting, including by soliciting from the PC3 Shareholders proxies as promptly as possible in favor of the PC3 Proposals, and shall take all other lawful action necessary or advisable to secure the PC3 Required Shareholders Approval. The PC3 Board shall recommend to the PC3 Shareholders that they approve the PC3 Proposals and shall include such recommendation in the Proxy Statement. The Proxy Statement shall include a statement to the effect that PC3 Board has unanimously recommended that the PC3 Shareholders vote in favor of the PC3 Proposals at the PC3 Shareholder Meeting and the PC3 Board shall not withdraw, amend, qualify or modify its recommendation to the PC3 Shareholders that they vote in favor of the PC3 Proposals.

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(b) Concurrently with the execution of this Agreement, PC3 shall approve and adopt this Agreement and approve the Transactions, as the sole stockholder of NewPubco.

(c) Concurrently with the execution of this Agreement, NewPubco shall approve and adopt this Agreement and approve the Merger and the Transactions, as the sole stockholder of Merger Sub.

Section 7.03 Access to Information; Confidentiality.

(a) During the Interim Period, the Company and PC3 shall (and shall cause their respective subsidiaries and instruct their respective Representatives to): (i) provide to the other party (and the other party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access during normal business hours and upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof, provided that such access shall not include any unreasonably invasive or intrusive investigations or other testing, sampling or analysis of any properties, facilities or equipment of the Company without the prior written consent of the Company; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request. Notwithstanding the foregoing, but without limiting the Company’s obligations under Section 7.06, neither the Company nor PC3 shall be required to provide access to or disclose information to the extent such party has been advised by legal counsel that the access or disclosure would (x) jeopardize the protection of attorney-client privilege or (y) contravene applicable Law (it being agreed that the parties shall use their respective commercially reasonable efforts to cause such information to be provided in a manner that would not result in such inconsistency, conflict, jeopardy or contravention). For the avoidance of doubt, no provision of this Section 7.03(a) shall require any expenditure of funds by the Company unless funding of such expenditure is made available in advance.

(b) All information obtained by the parties pursuant to this Section 7.03 shall be kept confidential in accordance with the confidentiality agreement entered into between PC3 and the Company (the “Confidentiality Agreement”).

(c) Notwithstanding anything in this Agreement to the contrary, each party (and its Representatives) may consult any tax advisor regarding the tax treatment and tax structure of the Transactions and may disclose to any other person, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure, in each case in accordance with the Confidentiality Agreement.

Section 7.04 Company Solicitation. During the Interim Period or, if earlier, the valid termination of this Agreement in accordance with Section 9.01, the Company shall not, and shall direct its Representatives not to, (i) initiate, solicit, facilitate or encourage (including by way of furnishing non-public information), whether publicly or otherwise, any inquiries with respect to, or the making of, any Company Acquisition Proposal, (ii) engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any Confidential Information or data to, any person relating to a Company Acquisition Proposal, (iii) enter into, engage in and maintain discussions or negotiations with respect to any Company Acquisition Proposal (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to any Company Acquisition Proposal) or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations, (iv) amend or grant

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any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company, (v) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Company Acquisition Proposal, (vi) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Company Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to a Company Acquisition Proposal, or (vii) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives to take any such action. The Company shall, and shall instruct its Representatives to, immediately cease any solicitations, discussions or negotiations with any person (other than the parties hereto and their respective Representatives) in connection with a Company Acquisition Proposal, and the Company acknowledges that any action taken by it or any of its Representatives inconsistent with the restrictions set forth in this Section 7.04 shall be deemed to constitute a breach of this Section 7.04 by the Company.

Section 7.05 Directors’ and Officers’ Indemnification; D&O Tail.

(a) The certificate of incorporation and bylaws of the Surviving Corporation and the Company shall contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement than are set forth in the PC3 Articles or the certificate of incorporation or the bylaws of the Company, respectively, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Merger Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Merger Effective Time, were directors, officers, employees, fiduciaries or agents of PC3 or the Company, unless such modification shall be required by applicable Law.

(b) NewPubco and the Company shall, and each shall cause Surviving Corporation to, purchase (which shall be paid in full by the Company) and have in place at the Closing a “tail” or “runoff” policy (the “D&O Tail”) providing directors’ and officers’ liability insurance coverage for the benefit of those persons who are covered by the directors’ and officers’ liability insurance policies maintained by the Company or PC3 as of the Closing with respect to matters occurring prior to the Merger Effective Time. The D&O Tail shall cost no more than $1,000,000 but shall otherwise provide to the extent possible for terms with respect to coverage, deductibles and amounts that are no less favorable than those of the policy in effect immediately prior to the Merger Effective Time for the benefit of the Company’s or PC3’s directors and officers, as applicable, and shall remain in effect for the six (6) years following the Closing.

Section 7.06 Notification of Certain Matters. The Company shall give prompt notice to PC3, and PC3 shall give prompt notice to the Company, of any event which a party becomes aware of during the Interim Period, the occurrence, or non-occurrence of which causes or would reasonably be expected to cause any of the conditions set forth in Article VIII to fail. No notification given by the Company under this Section 7.06 shall limit, amend or otherwise affect the scope or the terms of any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

Section 7.07 Reasonable Best Efforts; Further Action; Information Sharing.

(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws, to consummate and make effective the Transactions, as promptly as practicable, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. In case, at any time after the Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall use their reasonable best efforts to take all such action.

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(b) Each of the parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other parties of any communication it or any of its affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other parties to review in advance, and to the extent practicable consult about, any proposed communication by such party to any Governmental Authority in connection with the Transactions. No party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting. Subject to the terms of the Confidentiality Agreement, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing. Subject to the terms of the Confidentiality Agreement, the parties will provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Transactions. No party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.

(c) Notwithstanding anything in this Agreement to the contrary, the parties agree that Section 7.11 sets forth the sole obligations with respect to filings under the HSR Act or any other Antitrust Law of the Company, PC3, NewPubco, Merger Sub, Sponsor and their affiliates, (to the extent any such obligations exist), which shall be governed solely by Section 7.11.

Section 7.08 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of PC3 and the Company. Thereafter, during the Interim Period, unless otherwise required by applicable Law or the rules of Nasdaq, each of PC3 and the Company shall each use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Share Exchange, the Merger or any of the other Transactions, and shall not issue any such press release or make any such public statement without the prior written consent of the other party; provided, however, that each of PC3 and the Company may make any such announcement or other communication (a) if such announcement or other communication is required by applicable Law or the rules of Nasdaq, in which case the disclosing party shall, to the fullest extent permitted by applicable Law, first allow the other party to review such announcement or communication and the opportunity to comment thereon and the disclosing party shall consider such comments in good faith, (b) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 7.08, and (c) to Governmental Authorities in connection with any consents, approvals and authorizations required to be made under this Agreement or in connection with the Transactions. Furthermore, nothing contained in this Section 7.08 shall prevent PC3 or the Company and/or its respective affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors.

Section 7.09 Tax Matters.

(a) The parties hereto intend that, for United States federal income Tax purposes, the Share Exchange and the Merger will qualify for the Intended Tax Treatment and none of the parties hereto will take any action that would reasonably be expected to cause the Share Exchange or the Merger to fail to qualify for the Intended Tax Treatment. The Share Exchange and the Merger shall be reported by the parties for all Tax purposes in accordance with the foregoing, unless otherwise required by a Governmental Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code.

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(b) Neither NewPubco nor its affiliates will take any action, make any Tax election or engage in any transaction that would result in the liquidation of PC3 or the Company for U.S. federal income tax purposes within two (2) calendar years following the Closing Date.

Section 7.10 Stock Exchange Listing. PC3 will use its reasonable best efforts to cause the NewPubco Common Stock comprising the Closing Transaction Consideration issued in connection with the Transactions to be approved for listing on the Nasdaq at Closing. During the Interim Period, PC3 shall use its reasonable best efforts to keep the PC3 Units, PC3 Ordinary Shares and PC3 Warrants listed for trading on the Nasdaq.

Section 7.11 Antitrust.

(a) To the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, including the HSR Act (“Antitrust Laws”), each party hereto agrees to as promptly as reasonably practicable file with the United States Federal Trade Commission and the United States Department of Justice, any notification form required pursuant to the HSR Act in connection with the Transactions. The parties hereto agree to use reasonable best efforts to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to use reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act, provided that, notwithstanding anything in this Agreement to the contrary, nothing in this Section 7.11 or any other provision of this Agreement shall require the Company, PC3, NewPubco, Merger Sub, Sponsor or any of their affiliates or subsidiaries (including, for purposes of this sentence, the Sponsor and any investment funds or investment vehicles affiliated with, or managed or advised by, the Sponsor, or any portfolio company (as such term is commonly understood in the private equity industry) or investment of any such investment fund or investment vehicle), to sell, divest, dispose of, license, hold separate, or take or commit to take any action that limits in any respect its freedom of action with respect to, or its ability to retain, any businesses, products, rights, services, licenses, or assets of PC3, the Company, or any of their respective subsidiaries or affiliates, or any interests therein.

(b) Each party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other party or its affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private person; (ii) keep the other parties reasonably informed of any material communication received by such party or its Representatives from, or given by such party or its Representatives to, any Governmental Authority and of any material communication received or given in connection with any proceeding by a private person, in each case regarding any of the Transactions; (iii) permit a Representative of the other parties and their respective outside counsel to review any material communication given by it to, and consult with each other in advance of any substantive meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private person, with any other person, and to the extent permitted by such Governmental Authority or other person, give a Representative or Representatives of the other parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party’s Representative is prohibited from participating in or attending any meetings or conferences, the other parties shall keep such party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written

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communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority provided, however, that any information or materials provided to or received by any party under this Section 7.11 or any other section of this Agreement may be redacted (i) to remove references concerning the valuation of the Company or other competitively sensitive material, (ii) as necessary to comply with contractual arrangements, and (iii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns, and that the parties may, as each deems advisable, reasonably designate any material or information provided to or received by any party under this Section 7.11 as “outside counsel only material.” Materials designated “outside counsel only” under this Section 7.11 shall be given only to the designated legal counsel of the recipient and shall not be disclosed by such legal counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials.

Section 7.12 Required Financials. The Company shall (a) deliver true, correct and complete copies of (i) the audited consolidated balance sheet of the Company as of December 31, 2023, and the related audited consolidated statements of income and cash flows of the Company for such year, each audited in accordance with the auditing standards of the PCAOB, together with an unqualified audit report thereon from the Company’s independent public accountants (collectively, the “PCAOB Audited Financials”), (ii) the unaudited consolidated balance sheet of the Company as of the last day of each subsequent fiscal quarter of the Company ending at least forty-five (45) days prior to the filing of the Registration Statement or any amendment thereto or as otherwise required by the rules and regulations of the SEC governing the Registration Statement (the “Company Unaudited Financials”), and (iii) any unaudited pro forma financial statements required by Regulation S-X of the SEC to be included in the Registration Statement (such pro forma financial statements, together with the PCAOB Audited Financials and the Company Unaudited Financials, the “Required Financials”), not later than thirty (30) days from the date on which the funding required to prepare and finalize such Required Financials has been provided by PC3 to the Company, unless otherwise agreed in writing by PC3 and the Company, and (b) make any necessary amendments, restatements or revisions to the Required Financials such that they remain Compliant through the date of completion of the offering pursuant to the Registration Statement.

Section 7.13 Exclusivity. During the Interim Period, PC3 shall not take, nor shall it permit any of its affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any person (other than the Company, its stockholders and/or any of their affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any business combination transaction (a “Business Combination Proposal”) other than with the Company and the Company Stockholder. PC3 shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal.

Section 7.14 Trust Account. As of the Merger Effective Time, the obligations of PC3 to dissolve or liquidate within a specified time period as contained in the PC3 Articles will be terminated and PC3 shall have no obligation whatsoever to dissolve and liquidate the assets of PC3 by reason of the consummation of the Merger or otherwise, and no PC3 Shareholder shall be entitled to receive any amount from the Trust Account. At least forty-eight (48) hours prior to the Merger Effective Time, PC3 shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to the Merger Effective Time to, and the Trustee shall thereupon be obligated to, transfer all funds held in the Trust Account to PC3 (to be held as available cash on the balance sheet of PC3, and to be used for working capital and other general corporate purposes of the business following the Closing) and thereafter shall cause the Trust Account and the Trust Agreement to terminate.

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Section 7.15 Equity Incentive Plan. NewPubco shall, prior to the Merger Effective Time, approve and adopt a new equity incentive plan (the “Equity Incentive Plan”) to be effective as of the Merger Effective Time, which shall be in such form as directed by the Company with a number of shares allocated to such Equity Incentive Plan as set forth on the Pro Forma Cap Table.

Section 7.16 Employment Agreements. Prior to the Closing, NewPubco and certain employees of the Company and PC3 may enter into employment agreements, effective as of the Closing, in form and substance acceptable to PC3 and the Company.

Section 7.17 Company Stockholder Written Consent. Concurrently with the execution and delivery of this Agreement, the Company shall deliver to PC3 the Company Stockholder Written Consent, which such Company Stockholder Written Consent shall represent the Requisite Approval in favor of the approval and adoption of this Agreement, the Share Exchange and the Transactions.

Section 7.18 Additional Financing.

(a) During the Interim Period, PC3 may execute subscription agreements, forward purchase agreements, non-redemption agreements or backstop agreements with potential investors (collectively, “PC3 Financing Agreements” and any such financing, the “PC3 Potential Financing”); provided, that, any such PC3 Potential Financing, including any PC3 Financing Agreement, shall be on terms approved by the Company in writing in advance, provided, that, the approval of the Company shall not be required with respect to any Working Capital Loans not to exceed an aggregate amount of $1,500,000.

(b) During the Interim Period, the Company may enter into and effect subscription agreements, debt purchase agreements or other agreements with potential investors (collectively, “Company Financing Agreements” and, together with PC3 Financing Agreements, “Financing Agreements” and any such financing, the “Company Potential Financing” and together with the PC3 Potential Financing, the “Potential Financing”) in the Company’s discretion.

Article VIII.

CONDITIONS TO THE MERGER

Section 8.01 Conditions to the Obligations of Each Party. The obligations of the Company, PC3, NewPubco and Merger Sub to consummate the Transactions, including the Share Exchange and the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a) Company Stockholder’s Approval. The Company Stockholder Written Consent shall have been delivered to PC3 and remain in full force and effect, representing the Requisite Approval.

(b) PC3 Shareholders’ Approval. The PC3 Proposals shall have been approved and duly adopted by the PC3 Required Shareholders Approval at the PC3 Shareholders’ Meeting.

(c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting consummation of the Transactions, including the Merger.

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(d) Antitrust Approvals and Waiting Periods. All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder shall have been obtained.

(e) Registration Statement. The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened by the SEC.

Section 8.02 Conditions to the Obligations of PC3, NewPubco and Merger Sub. The obligations of PC3, NewPubco and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 4.01 (Organization and Qualification; Subsidiaries), Section 4.04 (Authority Relative to this Agreement), Section 4.08 (Absence of Certain Changes or Events) and Section 4.22 (Brokers) shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. The representations and warranties of the Company contained in Section 4.03 (Capitalization), shall each be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Merger Effective Time.

(c) Officer Certificate. The Company shall have delivered to PC3 a certificate, dated the date of the Closing, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a), Section 8.02(b) and Section 8.02(d).

(d) Material Adverse Effect. No Company Material Adverse Effect shall have occurred and no event or circumstance that may result in or cause a Company Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date.

(e) FIRPTA Tax Certificates. On or prior to the Closing, the Company shall deliver to NewPubco a properly executed certification that shares of Company Common Stock are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS (which shall be filed by NewPubco with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.

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(f) Registration Rights and Lock-Up Agreement. All parties to the Registration Rights and Lock-Up Agreement (other than NewPubco, PC3 and the holders of equity securities of PC3 prior to the Closing contemplated to be party thereto) shall have delivered, or cause to be delivered, to PC3 a copy of the Registration Rights and Lock-Up Agreement duly executed by all such parties.

(g) Exchange Agreement. The Company and the Company’s stockholders shall have delivered, or cause to be delivered, to PC3 a copy of the Exchange Agreement duly executed by each of them.

Section 8.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of PC3 and Merger Sub contained in Section 5.01 (Corporation Organization), Section 5.04 (Authority Relative to this Agreement), Section 5.08(b) (Absence of Certain Changes or Events) and Section 5.12 (Brokers) shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. The representations and warranties of PC3, NewPubco and Merger Sub contained in Section 5.03 (Capitalization) shall each be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of PC3, NewPubco and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in an PC3 Material Adverse Effect.

(b) Agreements and Covenants. PC3, NewPubco and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Merger Effective Time.

(c) Officer Certificate. PC3 shall have delivered to the Company a certificate, dated the date of the Closing, signed by an officer of PC3, certifying as to the satisfaction of the conditions specified in Section 8.03(a) and Section 8.03(b).

(d) FIRPTA Tax Certificates. On or prior to the Closing, PC3 shall deliver to NewPubco a properly executed certification that PC3 Ordinary Shares are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS (which shall be filed by NewPubco with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.

(e) Stock Exchange Listing. The NewPubco Common Stock comprising the Closing Transaction Consideration to be issued pursuant to this Agreement shall have been approved for listing on the Nasdaq, subject only to official notice of issuance thereof.

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(f) Resignations. The officers of PC3 and the members of the PC3 Board to be mutually agreed by the parties after the execution of this Agreement shall have executed written resignations effective as of immediately prior to the Merger Effective Time.

(g) Registration Rights and Lock-Up Agreement. NewPubco and the holders of equity securities of NewPubco prior to the Closing contemplated to be party thereto shall have delivered a copy of the Registration Rights and Lock-Up Agreement duly executed by PC3.

Article IX.

TERMINATION, AMENDMENT AND WAIVER

Section 9.01 Termination. This Agreement may be terminated, and the Transactions may be abandoned at any time prior to the Closing, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the Company Stockholder or PC3, as follows:

(a) by mutual written consent of PC3 and the Company; or

(b) by either PC3 or the Company if the Merger Effective Time shall not have occurred prior to July, 22, 2024 (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Outside Date; or

(c) by either PC3 or the Company if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions, the Merger; or

(d) by either PC3 or the Company if any of the PC3 Proposals shall fail to receive the PC3 Required Shareholders Approval at the PC3 Shareholders’ Meeting or any adjournment or postponement thereof; or

(e) by PC3 upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.02(a) and Section 8.02(b) would not be satisfied (“Terminating Company Breach”); provided that PC3 has not waived such Terminating Company Breach and PC3, NewPubco and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided further that, if such Terminating Company Breach is curable by the Company, PC3 may not terminate this Agreement under this Section 9.01(e) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by PC3 to the Company; or

(f) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of PC3 and Merger Sub set forth in this Agreement, or if any representation or warranty of PC3 and Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 8.03(a) and Section 8.03(b) would not be satisfied (“Terminating PC3 Breach”); provided that the Company has not waived such Terminating PC3 Breach and the Company is not then in material breach of their

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representations, warranties, covenants or agreements in this Agreement; provided, however, that, if such Terminating PC3 Breach is curable by PC3, NewPubco and Merger Sub, the Company may not terminate this Agreement under this Section 9.01(f) for so long as PC3, NewPubco and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to PC3; or

(g) by PC3 if the Required Financials shall not have been delivered to PC3 by the Company on or before not later than thirty (30) days in which the funding required to prepare and finalize such Required Financials has been provided by PC3 to the Company, unless otherwise agreed in writing by PC3 and the Company;

(h) by PC3 if the Tolling Agreement shall not have been executed and delivered to PC3 by no later than March 31, 2024.

Section 9.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become null and void, and there shall be no liability under this Agreement on the part of any party hereto, except as set forth in this Section 9.02, Article X, and any corresponding definitions set forth in Article I, or in the case of termination subsequent to a willful material breach of this Agreement by a party hereto.

Section 9.03 Expenses.

(a) If the Closing occurs, the Unpaid Company Transaction Expenses and Unpaid PC3 Transaction Expenses shall be paid in accordance with Section 3.03. If the Share Exchange, the Merger and the other Transactions shall not be consummated, all expenses (including the fees and expenses of any outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers) incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, provided that, notwithstanding the foregoing, prior to the Closing (and regardless of whether the Closing occurs), PC3 shall pay, or cause to be paid, up to $100,000 of legal counsel fees and expenses incurred by the Company (or its stockholders or affiliates for the benefit of the Company) in connection with the negotiation and execution of the Transactions and/or the transactions contemplated under the Tolling Agreement, the negotiation and preparation of the Transaction Documents and/or the Tolling Agreement, due diligence efforts relating to the Transactions and/or the transactions contemplated under the Tolling Agreement, and any and all other related activities, from time to time within 5 Business Days after receipt of such counsel’s summary invoice therefor.

(b) During the Interim Period, each of PC3 (and PC3 shall cause Sponsor to do so pursuant to Section 6 of the Sponsor Support Agreement) and the Company shall use commercially reasonable efforts to (i) keep the PC3 Transaction Expenses and Company Transaction Expenses, respectively, reduced as much as possible, and (ii) potentially request that PC3’s and the Company’s advisors take a portion of fees in shares of NewPubco Common Stock.

Section 9.04 Amendment. This Agreement may be amended in writing by the parties hereto at any time prior to the Merger Effective Time.

Section 9.05 Waiver. At any time prior to the Merger Effective Time, (i) PC3 may (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to its own obligations contained herein and (ii) the Company may (a) extend the time for the performance of any obligation or other act of PC3 or Merger Sub, (b) waive any inaccuracy in the representations and warranties of PC3, NewPubco or Merger Sub contained herein or in any document delivered by PC3,

Annex A-53

NewPubco and/or Merger Sub pursuant hereto and (c) waive compliance with any agreement of PC3, NewPubco or Merger Sub or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Article X.

GENERAL PROVISIONS

Section 10.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

if to PC3, NewPubco or Merger Sub, prior to, or on the Closing Date:

Perception Capital Corp. III
c/o Perception Capital Partners IIIA LLC
3109 W 50th St, #207
Minneapolis, MN 55410

Attention:	Rick Gaenzle
Email:	rgaenzle@gilbertglobal.com

with a copy to:

Greenberg Traurig, LLP

One Vanderbilt Ave

New York, NY 10017

Attention:	Alan I. Annex
Jason Simon
Adam Namoury
Email:	alan.annex@gtlaw.com
jason.simon@gtlaw.com
adam.namoury@gtlaw.com

if to the Company, or, after the Closing, NewPubco and PC3:

RBio Energy Corporation
2100 Westport Road,

Aberdeen, WA 98520

Attention:	Richard James Bassett
Email:	richard@charlestowninvestments.com

Section 10.02 Non-survival of Representations, Warranties and Covenants. Except in the case of claims against a party in respect of such party’s fraud, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing,(b) this Article X and (c) any corresponding definitions set forth in Article I.

Annex A-54

Section 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 10.04 Entire Agreement; Assignment. This Agreement and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party without the prior express written consent of the other parties hereto.

Section 10.05 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.05 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

Section 10.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without regard to conflict of laws principles. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. To the fullest extent permitted by applicable Law, the parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that, to the fullest extent permitted by applicable Law, notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. To the fullest extent permitted by applicable Law, each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Annex A-55

Section 10.07 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no Representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.07.

Section 10.08 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.09 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 10.10 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall, to the fullest extent permitted by applicable Law, be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger) in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any federal court located in the State of Delaware or any other Delaware state Court without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives, to the fullest extent permitted by applicable Law, (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 10.11 Legal Representation.

(a) PC3 hereby agrees on behalf of its directors, members, partners, officers, employees and affiliates (including after the Closing, the Company and its subsidiaries), and each of their respective successors and assigns (all such parties, the “PC3 Waiving Parties”), that outside counsel to the Company may represent the Company or any of their respective directors, managers, members, partners, officers, employees or affiliates, in each case, in connection with any Action or obligation arising out of or relating to this Agreement, notwithstanding its representation (or any continued representation) of the Company or other PC3 Waiving Parties, and each of PC3 and the Company on behalf of itself and the PC3 Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. PC3 and the Company acknowledge that the foregoing provision applies whether or not outside counsel to the Company provides legal services to any of the Company and its subsidiaries after the Closing Date.

(b) The Company hereby agrees on behalf of its directors, managers, members, partners, officers, employees and affiliates, and each of their respective successors and assigns (all such parties, the “Company Waiving Parties”), that Greenberg Traurig, LLP may represent Sponsor or any of their respective directors, members, partners, officers, employees or affiliates, in each case, in connection with any Action or obligation arising out of or relating to this Agreement, notwithstanding its representation (or any continued representation) of PC3 or other Company Waiving Parties, and the Company on behalf of itself and the Company Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or

Annex A-56

any other objection arising therefrom or relating thereto. The Company acknowledges that the foregoing provision applies whether or not Greenberg Traurig, LLP provides legal services to PC3 or Sponsor after the Closing Date.

Section 10.12 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, PC3 or Merger Sub under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby. The provisions of this Section 10.12 are intended to be for the benefit of, and enforceable by the former, current and future direct or indirect equityholders, controlling persons, shareholders, optionholders, members, general or limited partners, affiliates, Representatives, and each of their respective successors and assigns of the parties hereto and each such person shall be a third-party beneficiary of this Section 10.12. This Section 10.12 shall be binding on all successors and assigns of parties hereto.

[Signature Page Follows.]

Annex A-57

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PERCEPTION CAPITAL CORP. III

By	/s/ Rick Gaenzle
Name:	Rick Gaenzle
Title:	Chief Executive Officer

RBio Energy Holdings Corp.

By	/s/ Rick Gaenzle
Name:	Rick Gaenzle
Title:	Sole Director

Perception RBio Merger Sub

By	/s/ Rick Gaenzle
Name:	Rick Gaenzle
Title:	Sole Director

rBIO ENERGY CORPORATION

By	/s/ Richard James Bassett
Name:	Richard James Bassett
Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]

Annex A-58

Exhibit A

Pro Forma Cap Table

Annex A-59

Schedule A

Company Knowledge Parties

Annex A-60

Annex B

Perception Capital Corp. III (as the Surviving Company)

and

Perception RBio Merger Sub (as the Merging Company)

PLAN OF MERGER

Date:

Annex B-1

THIS PLAN OF MERGER (this Plan of Merger) is dated _______________ 20__ between:

(1)	Perception capital corp. iii, an exempted company incorporated under the laws of the Cayman Islands with registered number 373033 having its registered office at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (the Company or the Surviving Company); and

(2)	perception rbio merger sub, an exempted company incorporated under the laws of the Cayman Islands with registered number 406967 having its registered office at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands (the Merging Company).

RECITALS

(A)	The board of directors of each of the Company and the Merging Company have approved a merger pursuant to which the Merging Company will merge with and into the Company and cease to exist, with the Surviving Company continuing as the surviving company (the Merger).

(B)	The Merger shall be upon the terms and subject to the conditions of (i) the Merger Agreement (defined below), (ii) this Plan of Merger and (iii) the provisions of Part XVI of the Companies Act (defined below).

(C)	The shareholders of each of the Company and the Merging Company have authorised this Plan of Merger on the terms and subject to the conditions set forth herein and otherwise in accordance with the Companies Act.

(D)	Each of the Company and the Merging Company wishes to enter into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act.

IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	Definitions

In this Plan of Merger:

Companies Act	means the Companies Act (as amended) of the Cayman Islands;

Constituent Company	means each of the Surviving Company and the Merging Company;

Effective Date	means the date that this Plan of Merger is registered by the Registrar in accordance with section 233(13) of the Companies Act or such later date as the directors of the Constituent Companies may agree and specify in accordance with this Plan of Merger and the Companies Act;

Merger Agreement	means the business combination agreement dated 6 February 2024 between RBio Energy Holdings Corp., RBio Energy Corporation, the Company and the Merging Company in the form annexed at Schedule 1 to this Plan of Merger;

Registrar	means the Registrar of Companies in the Cayman Islands; and

Restated M&A	means the amended and restated memorandum and articles of association of the Surviving Company in the form annexed at Schedule 2 to this Plan of Merger.

Annex B-2

1.2	Interpretation

The following rules apply in this Plan of Merger unless the context requires otherwise:

(a)	Headings are for convenience only and do not affect interpretation.

(b)	The singular includes the plural and the converse.

(c)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)	A reference to any agreement, deed or other document (or any provision of it), includes it as amended, varied, supplemented, extended, replaced, restated or transferred from time to time.

(e)	A reference to any legislation (or any provision of it) includes a modification or re-enactment of it, a legislative provision substituted for it and any regulation or statutory instrument issued under it.

1.3	Schedules

The Schedules form part of this Plan of Merger and shall have effect as if set out in full in the body of this Plan of Merger. Any reference to this Plan of Merger includes the Schedules.

2.	Plan of Merger

2.1	Constituent company details

(a)	The constituent companies (as defined in the Companies Act) to the Merger are the Company and the Merging Company.

(b)	The surviving company (as defined in the Companies Act) is the Surviving Company, which shall be renamed RBio Cayman Ltd on the Effective Date.

(c)	The registered office of the Company is at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. The registered office of the Merging Company is at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands. Following the Effective Date, the registered office of the Surviving Company will continue to be at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

(d)	Immediately prior to the Effective Date, the authorised share capital of the Company is US$33,100 divided into:

(i)	300,000,000 Class A ordinary shares of a par value of US$0.0001 each, of which [●] Class A ordinary shares are issued, fully paid and outstanding;

(ii)	30,000,000 Class B ordinary shares of a par value of US$0.0001 each, of which [●] Class B ordinary shares are issued, fully paid and outstanding; and

(iii)	1,000,000 preference shares of a par value of US$0.0001 each, of which [no] preference shares are issued, fully paid and outstanding.

(e)	Immediately prior to the Effective Date, the authorised share capital of the Merging Company is US$0.01 divided into 100 ordinary shares of a par value of US$0.0001 each, of which 100 ordinary shares are issued, fully paid and outstanding.

(f)	On the Effective Date, the authorised share capital of the Surviving Company shall continue to be US$33,100 divided into 300,000,000 Class A ordinary shares of a par value of US$0.0001 each, 30,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each.

Annex B-3

2.2	Effective Date

The Merger shall be effective on the Effective Date.

2.3	Terms and conditions of the Merger

The terms and conditions of the Merger, including the manner and basis of converting shares in each Constituent Company into shares in the Surviving Company, are set out in the Merger Agreement.

2.4	Change of company name

On the Effective Date, the name of the Company shall be changed from “Perception Capital Corp. III” to “RBio Cayman Ltd”.

2.5	Memorandum of association and articles of association

On the Effective Date, the memorandum and articles of association of the Company shall be amended and restated by the deletion of the current memorandum and articles of association of the Company in their entirety and the substitution in their place of the Restated M&A.

2.6	Rights and restrictions attaching to shares

Following the Merger, the rights and restrictions attaching to the shares in the Surviving Company will be as set out in the Restated M&A.

2.7	Property

On the Effective Date, the rights, the property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges, or security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

2.8	Directors of the Surviving Company

The names and addresses of the directors of the Surviving Company shall be as follows:

Name	Address

[●]	[●]

[●]	[●]

2.9	Directors’ benefits

No amounts or benefits will be paid or payable to any director of either of the Constituent Companies consequent upon the Merger.

2.10	Secured creditors

(a)	[The Surviving Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.][1]

(b)	The Merging Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

1	Note to Draft: To be confirmed.

Annex B-4

3.	Approval and Authorisation

3.1	This Plan of Merger has been approved by the board of directors of each of the Company and the Merging Company pursuant to section 233(3) of the Companies Act.

3.2	This Plan of Merger has been authorised by the sole shareholder of the Merging Company pursuant to section 233(6) of the Companies Act and by the shareholders of the Company pursuant to section 233(6) of Companies Act by way of resolutions passed at an extraordinary general meeting of the Company.

4.	AMENDMENT and termination

4.1	At any time prior to the Effective Date, this Plan of Merger may be amended by the directors of the Constituent Companies, to:

(a)	change the Effective Date, provided that the new Effective Date shall not be a date later than the ninetieth (90th) day after the date of registration of this Plan of Merger by the Registrar; or

(b)	to make any other change to the Plan of Merger required to give effect to any amendment to the Merger Agreement made in accordance with section 9.04 of the Merger Agreement or which the directors of the Constituent Companies consider, in their sole discretion, to be necessary or advisable in connection with the Merger.

4.2	At any time prior to the Effective Date, this Plan of Merger may be terminated by the board of directors of either of the Constituent Companies.

4.3	If this Plan of Merger is amended or terminated in accordance with this Clause after it has been filed with the Registrar but before it has become effective, the Constituent Companies shall file notice of the amendment or termination (as applicable) with the Registrar in accordance with sections 235(2) and 235(4) of the Companies Act and shall distribute copies of such notice in accordance with section 235(3) of the Companies Act.

5.	Counterparts

This Plan of Merger may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Plan of Merger.

6.	Governing Law

The laws of the Cayman Islands govern this Plan of Merger and its interpretation.

[The signature page follows]

Annex B-5

IN WITNESS whereof this Plan of Merger has been entered into by the parties on the day and year first above written.

SIGNED	)
for and on behalf of	)
Perception Capital Corp. III acting by:	)
)
	)	Name:
	)	Position: Director

SIGNED	)
for and on behalf of	)
Perception RBio Merger Sub acting by:	)
)
	)	Name:
	)	Position: Director

Annex B-6

Schedule 1

Merger Agreement

Annex B-7

Schedule 2

Amended and Restated Memorandum and Articles of Association of the Surviving Company

Annex B-8

Annex C

Execution Version

SPONSOR SUPPORT AGREEMENT

SPONSOR SUPPORT AGREEMENT, dated as of February 6, 2024 (this “Agreement”), by and among Perception Capital Corp. III, an exempted company incorporated under the Laws of the Cayman Islands (“PC3”), Perception Capital Partners IIIA LLC, a Delaware limited liability company (“Sponsor”), and RBio Energy Corporation, a Delaware corporation (the “Company”).

WHEREAS, PC3, RBio Energy Holdings Corp., a Delaware corporation (“NewPubco”), Perception RBio Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of NewPubco (“Merger Sub”) and the Company propose to enter into, simultaneously herewith, a business combination agreement in the form attached hereto as Exhibit A (the “BCA”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA), pursuant to which, among other things, upon the terms and subject to the conditions thereof, (i) pursuant to the Share Exchange, the Company’s stockholders (whether one or more) will exchange all of their respective shares of Company Common Stock for shares of NewPubco Common Stock, as a result of which the Company will become a direct wholly owned subsidiary of NewPubco, and (ii) Merger Sub will be merged with and into PC3 (the “Merger”), with PC3 surviving the Merger as a wholly-owned subsidiary of NewPubco;

WHEREAS, as of the date hereof, Sponsor owns of record 2,107,615 shares of PC3 Class B Ordinary Shares, as reflected in Pro Forma Cap Table attached as Exhibit A to the BCA (such PC3 Class B Ordinary Shares, together with any other share of PC3 Class B Ordinary Shares of which ownership of record or the power to vote is hereafter acquired by Sponsor prior to the termination of this Agreement being referred to herein as the “Shares”); and

WHEREAS, as of the date hereof, Sponsor owns of record 4,392,123 PC3 Private Placement Warrants, as reflected in Pro Forma Cap Table attached as Exhibit A to the BCA (such PC3 Private Placement Warrants and the Shares, collectively being referred to herein as the “Subject Securities”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 9, Sponsor agrees that, at the PC3 Shareholders’ Meeting pursuant to Section 7.02(a) of the BCA, Sponsor shall vote, or cause to be voted at such meeting, all of its Shares, (a) in favor of the approval and adoption of the PC3 Proposals, (b) against any action, agreement, transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of PC3 under the BCA, or that would reasonably be expected to delay the consummation of the Transactions, increase the likelihood of the failure of the consummation of the Transactions or result in the failure of the Transactions from being consummated, and (c) except to the extent contemplated by the BCA or expressly agreed to by the Company and PC3 in writing in advance, against, and shall use reasonable best efforts to cause the PC3 Shareholders to vote against, any amendment to the PC3 articles or any changes to the capital structure and capitalization of PC3, including, without limitation, any (x) issuance of equity or debt securities or incurrence of indebtedness for borrowed money, and (y) changes to the exercise price or other terms of the PC3 Warrants. In addition, PC3 agrees not to undertake or effect any of the actions listed in subsection (c) of this Section 1 which Sponsor is required thereby to vote against. Sponsor acknowledges receipt and review of a copy of the BCA.

Annex C-1

2. No Transfer of Shares. Subject to the earlier termination of this Agreement in accordance with Section 9, Sponsor agrees that it shall not, except as otherwise contemplated by this Agreement, directly or indirectly, (a) sell, assign, transfer (including by operation of Law), gift, convey, Lien, pledge, dispose of or otherwise encumber any of the Shares or grant any security interest in, or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer of the Shares pursuant to the BCA or to another shareholder of PC3 and bound by the terms and obligations hereof, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of Law), or other disposition of any of the Shares; provided, that, the foregoing shall not prohibit the transfer of the Shares by Sponsor to an affiliate thereof, but only if such affiliate shall execute this Agreement or a joinder agreeing to become a party to this Agreement with rights and obligation substantially equivalent to those of Sponsor. This Section 2 shall be void and of no force and effect if the BCA shall be terminated or the Closing shall not occur for any reason.

3. Waiver of Redemption Rights. Sponsor agrees (a) not to demand that PC3 redeems the Shares in connection with the Transactions, and (b) not to otherwise participate in any such redemption by tendering or submitting any of the Shares for redemption.

4. Waiver of Anti-Dilution Rights. Sponsor hereby waives the provisions set forth in Article 14 of the PC3 Articles relating to the adjustment of the Initial Conversion Ratio (as defined in the PC3 Articles), and any and all other anti-dilution rights, in connection with the Transactions with respect to each share of PC3 Class B Ordinary Shares held as of the date hereof.

5. No Solicitation. Section 7.04 of the BCA shall apply mutatis mutandis to Sponsor.

6. PC3 Transaction Expenses. Sponsor will use commercially reasonable efforts to (a) keep the PC3 Transaction Expenses reduced as much as possible and (b) potentially have PC3’s advisors take a portion of fees in shares of NewPubco Common Stock.

7. Private Placement Warrants Forfeiture. At the Closing and upon the written notice of the Company, which such notice shall be provided by the Company to PC3 and Sponsor at least two (2) Business Days prior to the Closing Date, Sponsor shall forfeit, or cause to be forfeited, up to all of the PC3 Private Placement Warrants, as determined by the Company in its the sole discretion, with such forfeiture effected pursuant to documentation satisfactory to the Company in form and substance. Thereafter, in connection with any Potential Financing, Sponsor shall cause PC3 to issue new warrants exercisable at the same price per share for up to the number of PC3 Ordinary Shares for which the PC3 Private Placement Warrants so forfeited were exercisable, to such persons as the Company may direct in writing in its discretion prior to the Closing. For the avoidance of doubt, the PC3 Private Placement Warrants held by PFTA shall not be forfeited pursuant to this Section 7. This Section 7 shall be void and of no force and effect if the BCA shall be terminated or the Closing shall not occur for any reason.

8. Representations and Warranties. Sponsor represents and warrants to NewPubco and the Company as follows:

(a) The execution, delivery and performance by Sponsor of this Agreement and the consummation by Sponsor of the transactions contemplated hereby do not and will not (i) conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to Sponsor, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any encumbrance on any Subject Securities (other than under this Agreement, the BCA and other Transaction Documents), or (iv) conflict with or result in a breach of or constitute a default under any provision of Sponsor’s governing documents.

Annex C-2

(b) As of the date of this Agreement, Sponsor owns exclusively of record and has good and valid title to the Subject Securities free and clear of any security interest, Lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities Laws and (iii) the PC3 Organizational Documents. As of the date of this Agreement, Sponsor has the sole power (as currently in effect) to vote and right, power and authority to sell, transfer and deliver the Subject Securities, and Sponsor does not own, directly or indirectly, any other PC3 Ordinary Shares or PC3 Warrants.

(c) Sponsor has the power, authority and capacity to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by Sponsor.

9. Termination. This Agreement and the obligations of the parties under this Agreement shall automatically terminate upon the earliest of (a) the Effective Time, (b) the termination of the BCA in accordance with its terms, or (c) the effective date of a written agreement of the parties hereto terminating this Agreement. Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 9 shall relieve any party of liability for any willful material breach of this Agreement occurring prior to termination. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

10. Miscellaneous.

(a) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or e-mail address for a party as shall be specified in a notice given in accordance with this Section 10(a)):

If to PC3 prior to, or on the Closing Date, or Sponsor, to:

Perception Capital Corp. III

3109 W 50th St, #207

Minneapolis, MN 55410

Attention:	Rick Gaenzle
Email:	rgaenzle@gilbertglobal.com

with a copy to:

Greenberg Traurig, LLP

One Vanderbilt Ave

New York, NY 10017

Attention:	Alan I. Annex
Jason Simon
Adam Namoury
Email:	alan.annex@gtlaw.com
jason.simon@gtlaw.com
adam.namoury@gtlaw.com

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If to the Company, to:

RBio Energy Corporation

2100 Westport Road,

Aberdeen, WA 98520

Attention: Richard James Bassett

Email:	richard@charlestowninvestments.com

(b) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(c) This Agreement, the BCA and the Ancillary Agreements constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party hereto without the prior express written consent of the other parties hereto.

(d) This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(e) This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by each of the parties hereto.

(f) The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(g) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without regard to conflict of laws principles. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (i) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (A) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (B) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action in any such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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(h) This Agreement may be executed and delivered (including by facsimile or portable document format (.pdf transmission)) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i) Without further consideration, each party hereto shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j) This Agreement shall not be effective or binding upon any party hereto until after such time as the BCA is executed and delivered by PC3, NewPubco, Merger Sub and the Company.

(k) Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Action directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto (i) certifies that no Representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any Action, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 10(k).

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PERCEPTION CAPITAL PARTNERS IIIA LLC

By:	/s/ Rick Gaenzle
Name:	Rick Gaenzle
Title:	Managing Partner of Macabel Holdings, sole member of Sponsor

[Signature page to Sponsor Support Agreement]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PERCEPTION CAPITAL CORP. III

By:	/s/ Rick Gaenzle
Name:	Rick Gaenzle
Title:	Chief Executive Officer

[Signature page to Sponsor Support Agreement]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RBIO ENERGY CORPORATION

By:	/s/ Richard James Bassett
Name:	Richard James Bassett
Title:	Chief Executive Officer

[Signature page to Sponsor Support Agreement]

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EXHIBIT A

BUSINESS COMBINATION AGREEMENT

Annex C-9

ANNEX D

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

This Registration Rights and Lock-Up Agreement (this “Agreement”) is made and entered into as of [●], 2024 and effective as of the Merger Effective Time (as defined in the Business Combination Agreement (as defined below)) by and among RBio Energy Holdings Corp., a Delaware corporation (the “Company”), and the parties listed on Schedule A hereto (each, a “Holder” and collectively, the “Holders”). Any capitalized term used but not defined herein will have the meaning ascribed to such term in the Business Combination Agreement.

RECITALS

WHEREAS, the Company is party to that certain Business Combination Agreement, dated as of February 6, 2024 (as it may be amended from time to time, the “Business Combination Agreement”), by and among the Company, Perception Capital Corp. III, a Cayman Islands exempted company (“PC3”), Perception RBio Merger Sub, a Cayman Islands exempted company and direct, wholly-owned subsidiary of the Company (“Merger Sub”), and RBio Energy Corporation, a Delaware corporation (“RBio”), pursuant to which, among other things, (i) the holders (whether one or more) of the common stock of RBio (the “RBio Stockholders”) will exchange all of their shares of common stock of RBio (“RBio Common Stock”) for shares of common stock of the Company (the “Share Exchange”), as a result of which RBio will become a direct wholly owned subsidiary of the Company, and (ii) Merger Sub will merge with and into PC3 (the “PC3 Merger”), with PC3 continuing as the surviving entity of the PC3 Merger, (the consummation of the PC3 Merger, the Share Exchange and the other transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination”);

WHEREAS, PC3 and certain of the Holders designated as Original Holders on Schedule A hereto (the “Original Holders”) are parties to that certain Registration Rights and Shareholder Rights Agreement, dated as of July 20, 2021 (the “Prior Agreement”);

WHEREAS, the Original Holders currently hold an aggregate of 6,477,845 shares (the “Founder Shares”) of PC3’s Class B ordinary share, par value $0.0001 per share (the “PC3 Class B Ordinary Shares”);

WHEREAS, certain of the Original Holders currently hold an aggregate of 6,588,184 warrants (the “PC3 Private Placement Warrants”) to purchase, at an exercise price of $11.50 per share, an aggregate of 6,588,184 shares of PC3’s Class A ordinary share, par value $0.0001 per share (the “PC3 Class A Ordinary Shares,” collectively with PC3 Class B Ordinary Shares, the “PC3 Ordinary Shares”);

WHEREAS, at the effective time of the PC3 Merger, pursuant to the PC3 Merger and subject to, and in accordance with, the Business Combination Agreement, the PC3 Ordinary Shares held by the Original Holders will be automatically cancelled and extinguished and exchanged for the right to receive an equal number of shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”);

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WHEREAS, at the effective time of the PC3 Merger, pursuant to the PC3 Merger and subject to, and in accordance with, the Business Combination Agreement, PC3 Private Placement Warrants held by certain of the Original Holders will be assumed by the Company and converted into warrants (the “Private Placement Warrants”) to purchase, at an exercise price of $11.50 per share, an aggregate of 6,588,184 shares of Common Stock;

WHEREAS, at the effective time of the Share Exchange, pursuant to the Share Exchange and subject to, and in accordance with, the Business Combination Agreement, the shares of common stock of RBio held by certain of the Holders designated as New Holders on Schedule A hereto (the “New Holders”) will be automatically cancelled and extinguished and converted into the right to receive the Company Exchange Consideration (as defined in the Business Combination Agreement);

WHEREAS, the parties to the Prior Agreement desire to terminate the Prior Agreement effective following the closing of the transactions contemplated by the Business Combination Agreement; and

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights following the closing of the transactions contemplated by the Business Combination Agreement with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with outside counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Board” shall mean the Board of Directors of the Company.

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“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Change in Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity) or would otherwise have the power to control the Board or to direct the operations of the Company.

“Closing Date” shall mean the date of closing of the Business Combination.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble.

“Company Shelf Takedown Notice” shall have the meaning given in subsection 2.1.4.

“Demand Registration” shall have the meaning given in subsection 2.2.1.

“Demand Requesting Holder” shall have the meaning given in subsection 2.2.1.

“Demanding Holders” shall have the meaning given in subsection 2.2.1.

“Effectiveness Deadline” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1” means a Registration Statement on Form S-1.

“Form S-3” means a Registration Statement on Form S-3.

“Holders” shall have the meaning given in the Preamble.

“Lock-up Period” shall have the meaning given in subsection 5.1.1.

“Maximum Number of Securities” shall have the meaning given in subsection 2.2.4.

“Minimum Amount” shall have the meaning given in subsection 2.1.4.

Annex D-3

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“New Holders” shall have the meaning given in the Recitals hereto.

“New Registration Statement” shall have the meaning given in subsection 2.1.5.

“Original Holders” shall have the meaning given in the Recitals hereto.

“PC3 Ordinary Shares” shall have the meaning given in the Recitals hereto.

“PC3 Private Placement Warrants” shall have the meaning given in the Recitals hereto.

“Piggyback Registration” shall have the meaning given in subsection 2.3.1.

“Prior Agreement” shall have the meaning given in the Recitals hereto.

“Private Placement Warrants” shall have the meaning given in the Recitals hereto.

“Pro Rata” shall have the meaning given in subsection 2.2.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security”, “Registrable Securities” shall mean (a) the Private Placement Warrants (including any shares of Common Stock issued or issuable upon the exercise of any such Private Placement Warrants), (b) any outstanding share of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the Closing Date, and (c) any other equity security of the Company issued or issuable with respect to any such security described in (a) or (b) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

Annex D-4

“Registration” shall mean a registration effected by preparing and filing a Registration Statement in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable and documented fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable and documented fees and disbursements of counsel for the Company;

(E) reasonable and documented fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) reasonable and documented fees and expenses of one (1) legal counsel selected by (i) the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration, (ii) the majority-in-interest of the Demanding Holders initiating a Shelf Underwritten Offering, or (iii) the majority-in-interest of participating Holders under Section 2.1 if the Registration was initiated by the Company for its own account or that of a Company stockholder other than pursuant to rights under this Agreement, in each case to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Resale Shelf Registration Statement” shall have the meaning given in subsection 2.1.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“SEC Guidance” shall have the meaning given in subsection 2.1.5.

“Shelf Takedown Notice” shall have the meaning given in subsection 2.1.4.

Annex D-5

“Shelf Underwritten Offering” shall have the meaning given in subsection 2.1.4.

“SUO Requesting Holder” shall have the meaning given in subsection 2.1.4.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II

REGISTRATION

Section 2.1 Resale Shelf Registration Rights

2.1.1 Registration Statement Covering Resale of Registrable Securities. The Company shall prepare and file or cause to be prepared and filed with the Commission, no later than forty-five (45) days following the Closing Date, a Registration Statement to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 of the Securities Act or any successor thereto on the terms and conditions specified in this subsection 2.1.1 (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-1 (or such other form of registration statement as is then available to permit Registration of such Registrable Securities for resale). The Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but in no event later than sixty (60) days following the filing deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to ninety (90) days after the filing deadline if the Registration Statement is reviewed by, and receives comments from, the Commission. Once effective, the Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to remain effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until all Registrable Securities have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or have ceased to be Registrable Securities. The Registration Statement filed with the Commission pursuant to this subsection 2.1.1 shall contain a prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration

Annex D-6

Statement (subject to lock-up restrictions provided in Section 5.1 of this Agreement), and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, Holders. The Company shall use reasonable best efforts to convert the Resale Shelf Registration Statement on Form S-1 to a Resale Shelf Registration Statement on Form S-3 as promptly as practicable after the Company is eligible to use a Resale Shelf Registration Statement on Form S-3 and have the Resale Shelf Registration Statement on Form S-3 declared effective as promptly as practicable and to cause such Resale Shelf Registration Statement on Form S-3 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until all Registrable Securities have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or have ceased to be Registrable Securities.

2.1.2 Notification and Distribution of Materials. The Company shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement as soon as practicable, and in any event within one (1) Business Day after the Resale Shelf Registration Statement becomes effective, and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

2.1.3 Amendments and Supplements. Subject to the provisions of Section 2.1.1 above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities. If any Resale Shelf Registration Statement filed pursuant to Section 2.1.1 is filed on Form S-3 and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall promptly notify the Holders of such ineligibility and use its reasonable best efforts to file a shelf registration on an appropriate form as promptly as practicable to replace the shelf registration statement on Form S-3 and have such replacement Resale Shelf Registration Statement declared effective as promptly as practicable and to cause such replacement Resale Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities; provided, however, that at any time the Company once again becomes eligible to use Form S-3, the Company shall cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form S-3.

Annex D-7

2.1.4 At any time and from time to time following the effectiveness of the shelf registration statement required by subsection 2.1.1 or subsection 2.1.2, any Holder may request to sell all or a portion of their Registrable Securities in an underwritten offering that is registered pursuant to such shelf registration statement (a “Shelf Underwritten Offering”); provided that such Holder(s) reasonably expects to sell Registrable Securities yielding aggregate gross proceeds in excess of $15,000,000 from such Shelf Underwritten Offering (such amount of Registrable Securities, as applicable, the “Minimum Amount”). All requests for a Shelf Underwritten Offering shall be made by giving written notice to the Company (the “Shelf Takedown Notice”). Each Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Shelf Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Shelf Underwritten Offering. Within two (2) business days after receipt of any Shelf Takedown Notice, the Company shall give written notice of such requested Shelf Underwritten Offering to all other Holders of Registrable Securities (the “Company Shelf Takedown Notice”) and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Shelf Underwritten Offering (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Shelf Underwritten Offering, a “SUO Requesting Holder”) shall so notify the Company of its intent to participate in such Shelf Underwritten Offering, in writing, within three (3) business days after the receipt by such Holder of the Company Shelf Takedown Notice. Upon receipt by the Company of any such written notification from a SUO Requesting Holder(s) to the Company, subject to the provisions of subsection 2.2.4, the Company shall include in such Shelf Underwritten Offering all Registrable Securities of such SUO Requesting Holder(s). The Company shall, together with all participating Holders of Registrable Securities of the Company proposing (and permitted) to distribute their securities through such Shelf Underwritten Offering, enter into an underwriting agreement in customary form for such Shelf Underwritten Offering with the managing Underwriter or Underwriters selected by the majority-in-interest of the participating Holders after consultation with the Company and shall take all such other reasonable actions as are reasonably requested by the managing Underwriter or Underwriters in order to facilitate the disposition of such Registrable Securities. In connection with any Shelf Underwritten Offering contemplated by this subsection 2.1.4, subject to Section 3.3 and Article IV, the underwriting agreement into which each Holder and the Company shall enter shall contain representations, covenants, indemnities and other rights and obligations in customary form for such Shelf Underwritten Offering by the Company.

2.1.5 Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single Registration Statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”) on Form S-1 (or such other form of registration statement as is then available to permit Registration of such Registrable Securities for resale); provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular

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Registration Statement as a secondary offering (and notwithstanding that the Company used its reasonable best efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clause (i) or (ii) above, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-1 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.1.6 Registrations effected pursuant to this Section 2.1 shall not be counted as Demand Registrations effected pursuant to Section 2.2.

Section 2.2 Demand Registration.

2.2.1 Request for Registration. Subject to the provisions of subsection 2.2.4 and Section 2.4 hereof and provided that the Company does not have an effective Registration Statement pursuant to subsection 2.1.1 or subsection 2.1.2 covering Registrable Securities, at any time and from time to time on or after the Effective Time, Holders holding at least $10,000,000 of the then-outstanding number of Registrable Securities held by all Holders (such Holders, the “Demanding Holders”), may make a written demand for Registration of all or part of their Registrable Securities on Form S-1 (or such other form of registration statement as is then available to permit Registration of such Registrable Securities for resale by such Demanding Holders), which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand, a “Demand Registration”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Demand Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Demand Requesting Holder(s) to the Company, such Demand Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall (i) file a Registration Statement in respect of all Registrable Securities requested by the Demanding Holders and Demand Requesting Holder(s) pursuant to such Demand Registration, not more than forty five (45) days immediately after the Company’s receipt of the Demand Registration, and (ii) effect the Registration thereunder as soon thereafter as practicable. Under no circumstances shall the Company be obligated to effect more than an aggregate of three (3) Demand Registrations under this subsection 2.2.1.

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2.2.2 Effective Registration. Notwithstanding the provisions of subsection 2.2.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days after such stop order or injunction is removed, rescinded or otherwise terminated, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.2.3 Underwritten Offering. Subject to the provisions of subsection 2.2.4 and Section 2.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Demand Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration.

2.2.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders and the Demand Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Demand Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall

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include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Demand Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Demand Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Demand Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.2.5 Demand Registration Withdrawal. A majority-in-interest of the combined Demanding Holders and Demand Requesting Holders (if any), pursuant to a Registration under subsection 2.2.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. If a majority-in-interest of the Demanding Holders and Demand Requesting Holders (if any), withdraws from a proposed offering pursuant to this Section 2.2.5, then such registration shall not count as a Demand Registration provided for in Section 2.2. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.2.5.

Section 2.3 Piggyback Registration.

2.3.1 Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (other than Holders of Registrable Securities, which offerings are covered by Section 2.1 or Section 2.2), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, or (v) filed in connection with any business combination or acquisition involving the Company, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the

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sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.3.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.3.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.3.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other equity securities that the Company desires to sell, taken together with (i) the shares of Common Stock or other equity securities, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to this Section 2.3, and (iii) the shares of Common Stock or other equity securities, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(i)	If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

(ii)

If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum

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Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.3.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.3.3.

2.3.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof.

Section 2.4 Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, the Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.2.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be materially detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be materially detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12 month period.

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ARTICLE III
COMPANY PROCEDURES

Section 3.1 General Procedures. If at any time on or after the Effective Time the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action reasonably necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be reasonably necessary, following opinion of Company legal counsel, by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable, following opinion of

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Company legal counsel, to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each Holder of such Registrable Securities covered by such Registration Statement, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 advise each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any Prospectus forming a part of such registration statement has been filed;

3.1.9 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus, furnish a copy thereof to each Holder of such Registrable Securities or its counsel;

3.1.10 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.11 permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

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3.1.12 obtain a “cold comfort” letter from the Company’s independent registered public accountants (and the independent accountant of any other entity whose financial statements are included in (or incorporated by reference in) a Registration Statement) in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders and such managing Underwriter;

3.1.13 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.14 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.15 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.16 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $20,000,000, use its reasonable best efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.17 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

Section 3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

Section 3.3 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

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Section 3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

Section 3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Closing Date pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings upon request. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.6 Limitations on Registration Rights. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

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ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

Section 4.1 Indemnification

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and agents and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable and documented attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of Registrable Securities. The Company and each Holder of Registrable Securities participating in an offering also agree to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any reasonable and documented legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V
LOCK-UP

Section 5.1 Lock-Up.

5.1.1 Except as permitted by Section 5.2, until the earliest of: (i) the date that is six (6) months from the Closing Date, (ii) the last consecutive trading day where the sale price of the Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Closing Date, or (iii) such date on which the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders of such entity having the right to exchange their shares of Common Stock for cash, securities or other property (the “Lock-up Period”), each New Holder shall not Transfer any shares of Common Stock beneficially owned or owned of record by such Holder.

Annex D-19

5.1.2 Except as permitted by Section 5.2, the Original Holders shall not Transfer any Founder Shares (the “Founder Shares Lock-up”) until the earliest of (A) one year after the Closing Date and (B) following the Closing Date, the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”). Notwithstanding the foregoing, if, subsequent to the Business Combination, the closing price of the Common Stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 150 days after the Closing Date, the Founder Shares shall be released from the Founder Shares Lock-up. The Original Holders shall not effectuate any Transfer of Private Placement Warrants or Common Stock underlying such warrants until 30 days after the Closing Date.

Section 5.2 Exceptions. The provisions of Section 5.1.1 shall not apply to:

5.2.1 transactions relating to shares of Common Stock acquired in open market transactions;

5.2.2 Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift;

5.2.3 Transfers of shares of Common Stock to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of the Holder or any other person with whom the Holder has a relationship by blood, marriage or adoption not more remote than first cousin;

5.2.4 Transfers by will or intestate succession upon the death of the Holder;

5.2.5 the Transfer of shares of Common Stock pursuant to a qualified domestic order or in connection with a divorce settlement;

5.2.6 if the Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the undersigned, (ii) distributions of shares of Common Stock to partners, limited liability company members or stockholders of the undersigned;

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5.2.7 Transfers to the Company’s officers, directors or their affiliates;

5.2.8 pledges of shares of Common Stock or other Registrable Securities as security or collateral in connection with any borrowing or the incurrence of any indebtedness by any Holder (provided such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers);

5.2.9 pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control of the Company, provided that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Common Stock subject to this Agreement shall remain subject to this Agreement; and

5.2.10 the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that such plan does not provide for the transfer of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock during the Lock-up Period;

provided, that in the case of any Transfer or distribution pursuant to Sections 5.2.2 through 5.2.7, each donee, distributee or other transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of this Agreement.

ARTICLE VI
GENERAL PROVISIONS

Section 6.1 Entire Agreement. This Agreement (including Schedule A hereto) constitutes the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto.

Section 6.2 Prior Agreement. PC3 and the Original Holders, as parties to the Prior Agreement, hereby agree that the Prior Agreement is terminated with respect to such parties as of the Closing Date and is replaced in its entirety by this Agreement and none of the Original Holders shall have any further rights thereunder.

Section 6.3 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) upon transmission, if sent by facsimile or electronic transmission (in each case with receipt verified by electronic confirmation), or (c) one (1) Business Day after being sent by courier or express delivery service, specifying next day delivery, with proof of receipt. The addresses, email addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address, email address or facsimile numbers as may be designated in writing hereafter, in the same manner, by any such person.

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Section 6.4 Assignment; No Third-Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the Holders of Registrable Securities hereunder may be freely assigned or delegated by such Holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such Holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and the permitted assigns of the applicable Holder of Registrable Securities or of any assignee of the applicable Holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article IV and this Section 6.4. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement).

Section 6.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart and such counterparts may be delivered by the parties hereto via facsimile or electronic transmission.

Section 6.6 Amendment; Waiver. This Agreement may be amended or modified, and any provision hereof may be waived, in whole or in part, at any time pursuant to an agreement in writing executed by the Company and Holders holding a majority of the Registrable Securities at such time; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a Holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected; provided further, that this Agreement may be amended by the Company, without the consent of any of the Holders, to (i) add as “Original Holders” Perception Capital Partners IIIA LLC and any securities held by Perception Capital Partners IIIA LLC at the Closing Date as “Registrable Securities”, (ii) add as “Original Holders” [Polar Capital] and any securities held by [Polar Capital] at the Closing Date as “Registrable Securities”, and (iii) add as “Original Holders” [NRA Investors] and any securities held by [NRA Investors] at the Closing Date as “Registrable Securities”. Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 6.7 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

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Section 6.8 Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the action in any such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 6.9 Specific Performance. Each party acknowledges and agrees that the other parties hereto would be irreparably harmed and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed by such first party in accordance with their specific terms or were otherwise breached by such first party. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such parties are entitled at law or in equity.

Section 6.10 Term. This Agreement shall terminate (a) with respect to any Holder on the date on which such Holder ceases to hold Registrable Securities and (b) otherwise upon the date as of which all of the Registrable Securities have been sold pursuant to a Registration Statement (but in each case in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)). The provisions of Article IV shall survive any termination.

(Next Page is Signature Page)

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IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

COMPANY:

RBIO ENERGY HOLDINGS CORP.

By:
Name:	Rick Gaenzle
Title:	Chief Executive Officer

Address for Notice:

3109 W 50th St, #207
Minneapolis, MN 55410

[Signature Page to Registration Rights and Lock-Up Agreement]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Name:
By:
Name:
Title:

Address for Notice:
Telephone No.:
Facsimile No.:
Email Address:

[Signature Page to Registration Rights and Lock-Up Agreement]

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Schedule A

Original Holders

Name of Holder	Number of Shares of Common Stock	Number of Private Placement Warrants

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New Holders

Name of Holder	Number of Shares of Common Stock

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ANNEX E

Execution Version

TOLLING AGREEMENT

by and between

COSMO SPECIALTY FIBERS, INC.

and

RBIO ENERGY CORPORATION

Dated: May 22, 2024

Annex E-i

7.2	Payment	E-19
7.3	Disputed Payments	E-20
7.4	Set-offs and Counterclaims	E-20

Article 8 TAXES		E-20
8.1	Responsibility for Taxes	E-20
8.2	Exemptions	E-20

Article 9 INSURANCE		E-20
9.1	Insurance Required for Cosmo	E-20
9.2	Insurance Required for RBio	E-21
9.3	Additional Insurance Requirements	E-21

Article 10 CONFIDENTIALITY		E-21

Article 11 DEFAULT AND REMEDIES; TERMINATION		E-21
11.1	Events of Default	E-21
11.2	Remedies for Event of Default	E-22
11.3	Additional Termination Events	E-23

Article 12 FINAL SETTLEMENT		E-23
12.1	Quantity of Final Inventory	E-23
12.2	Removal of Final Inventory	E-23
12.3	Invoicing Upon Termination	E-24
12.4	Effect of Termination	E-24

Article 13 LIMITATION OF LIABILITY		E-24
13.1	INDEMNIFICATION BY COSMO	E-24
13.2	INDEMNIFICATION BY RBIO	E-24
13.3	EXCLUSION OF CONSEQUENTIAL DAMAGES	E-25
13.4	WARRANTIES	E-25
13.5	SOLE AND EXCLUSIVE REMEDIES	E-25
13.6	NO RECOURSE	E-25

Article 14 COMPLIANCE WITH LAWS		E-26
14.1	Compliance Generally	E-26
14.2	Anti-Corruption	E-26

Article 15 FORCE MAJEURE		E-26
15.1	General	E-26
15.2	Notices and Mitigation Obligation	E-26

Annex E-ii

Article 16 GOVERNING LAW AND DISPUTE RESOLUTION		E-27
16.1	Dispute Resolution	E-27
16.2	Governing Law	E-27
16.3	Waiver of Jury Trial	E-27
16.4	Costs and Attorneys’ Fees; Interest	E-27

Article 17 REPRESENTATIONS, WARRANTIES AND COVENANTS		E-28
17.1	Representations and Warranties	E-28
17.2	Representations and Warranties of Cosmo	E-29
17.3	Cosmo Covenants	E-29
17.4	RBio Covenants	E-30

Article 18 MISCELLANEOUS		E-30
18.1	Relationship of Parties	E-30
18.2	Integration	E-31
18.3	Public Announcements	E-31
18.4	Modifications	E-31
18.5	Survival	E-31
18.6	Notices	E-31
18.7	Attachments	E-32
18.8	Counterparts and Facsimiles	E-32
18.9	Change of Applicable Law.	E-32

Article 19 ASSIGNMENTS		E-32
19.1	Successors and Assigns	E-32

EXHIBITS

EXHIBIT A –	CHEMICAL INPUTS	E-35
EXHIBIT B –	INSPECTION PROTOCOL	E-36
EXHIBIT C –	UTILITY INPUTS	E-37
EXHIBIT D –	INSURANCE	E-38

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TOLLING AGREEMENT

THIS TOLLING AGREEMENT (the “Agreement”) effective as of May 22, 2024 (the “Effective Date”), is made between Cosmo Specialty Fibers, Inc. (“Cosmo”), and RBio Energy Corporation (“RBio”). Each of Cosmo and RBio may sometimes be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, Cosmo owns a dissolving wood pulp and high-purity cellulose (“HPC”) pulp mill in Cosmopolis, Washington (the “Mill”);

WHEREAS, RBio wishes to contract for HPC to be processed and produced by Cosmo from Feedstock (as defined herein) supplied by RBio; and

WHEREAS, RBio shall market the HPC.

NOW, THEREFORE, for the consideration and pursuant to the mutual covenants hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

Article 1

DEFINITIONS AND CONSTRUCTION

1.1 Definitions. As used herein, the following terms shall have the meanings ascribed to them:

“Additional Termination Event” has the meaning specified in Section 11.3.

“Affected Party” has the meaning specified in Section 15.1.

“Affiliate” means any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise, provided that in no case shall RBio or its affiliates and subsidiaries be considered an Affiliate of Cosmo. Any Person shall be deemed to be an Affiliate of any specified Person if such Person owns fifty percent (50%) or more of the voting securities of the specified Person, if the specified Person owns fifty percent (50%) or more of the voting securities of such Person, or if fifty percent (50%) or more of the voting securities of the specified Person and such Person are under common control.

“Agreement” has the meaning specified in the Preamble.

“Annual Calibration” has the meaning specified in Section 2.10(b).

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“Applicable Law” means, with respect to any Person, property or matter, any of the following applicable thereto: any statute, law (including Environmental Laws), regulation, ordinance, rule, judgment, rule of common law, order, decree, Governmental Approval, concession, grant, franchise, license, agreement, directive, ruling, guideline, policy, requirement or other governmental restriction or any similar form of decision of, or determination by, or any interpretation, construction or administration of any of the foregoing, by any Governmental Authority, in each case as amended.

“Availability Penalty Amount” has the meaning specified in Section 2.8.

“Bankruptcy Code” means the U.S. Bankruptcy Code, 11 U.S.C. §§ 101 et seq.

“Bankruptcy Event” means, with respect to any Party or any of its direct or indirect parent companies, if such party (a) is dissolved, other than pursuant to a consolidation, amalgamation or merger, (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due, (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors, (d) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditor’s rights, or a petition is presented for its winding-up or liquidation, (e) has a resolution passed for its winding-up, official management or liquidation, other than pursuant to a consolidation, amalgamation or merger, (f) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for all or substantially all of its assets, (g) suffers a material adverse change in its financial condition as of the date hereof, in the reasonable discretion of the unaffected party, including, but not limited to, a significant deterioration of financial performance and/or condition of such party that may jeopardize such party’s ability to perform obligations under this Agreement, (h) causes or is subject to any event with respect to it, which, under Applicable Law, has an analogous effect to any of the events specified in clauses (a) through (h) above, inclusive, or (i) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the foregoing acts.

“Base Rate” means, for any date, the per annum rate of interest equal to the prime lending rate as may from time to time be published in the Wall Street Journal under “Money Rates” plus two percent (2.00%); provided, that the Base Rate shall never exceed the maximum rate allowed by Applicable Law.

“Business Day” means a Day, other than a Saturday or Sunday, on which the banks in Seattle, Washington are authorized to be open for the transaction of normal banking business; and a Business Day shall begin at 8:00 a.m. and end at 5:00 p.m. PPT.

“Certified End Products Lot” has the meaning specified in Section 2.10(b).

“Change of Applicable Law” means, with respect to a Party, an enactment of any new law, a modification or change in the interpretation or application of any existing law by any Governmental Authority, or the imposition of a requirement for a Governmental Approval or a change in the terms and conditions attached to a Governmental Approval, in each case which (a) occurs on and after the Effective Date, (b) is not reasonably foreseeable as of the Effective Date,

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(c) concerns a law generally applicable to persons that are engaged in the same or similar activities of the Party and that is not a response by a Governmental Authority to the Party’s breach, violation or other noncompliance with such Applicable Law or the terms of any Governmental Approval, and (d) has a material effect on Operations.

“Change of Law Affected Party” has the meaning specified in Section 18.9(a).

“Chemical Inputs” mean the inputs that are required for the Processing and conversion of Feedstock into End Products as specified in Exhibit A, as may be amended in writing from time to time by the Parties.

“Claim” means, with respect to any Person, (a) any notice, claim (including any claim for Legal Costs or consultants’ fees), administrative, regulatory, judicial or equitable action, suit, Lien, or demand by any other Person, or other Legal Matter, or (b) any other written communication by any Governmental Authority, in either case alleging or asserting such Person’s liability for any costs, fees, governmental response costs, damages including for injury to natural resources or other property damages, personal injuries, fines or penalties (whether administrative, civil or criminal) arising out of, based on or resulting from circumstances forming the basis of any violation or alleged violation of any Applicable Law or this Agreement.

“COA” has the meaning specified in Exhibit B.

“Commodity Toll Fee” has the meaning specified in Section 6.1.

“Confidential Information” means (a) any terms or conditions of this Agreement, (b) proprietary information disclosed by a Party to another Party related to or involving the delivery of Inputs, production of End Products, confidential business activities, customer lists or trade secrets, and (c) all analyses, compilations, studies or other documents prepared by a Party or its Representatives that contain or otherwise reflect the foregoing; provided, that “Confidential Information” shall not include information that:

(i)	was already in the recipient’s possession prior to delivery by the disclosing Party or its Representatives;

(ii)	is or becomes publicly available other than as a result of a disclosure by the recipient or its Representatives in violation of this Agreement;

(iii)	is or becomes available to the recipient on a non-confidential basis from a source other than the disclosing Party or its Representatives and which, to the best of the recipient’s knowledge after due inquiry, is not prohibited from being disclosed to the recipient by a legal, contractual or fiduciary obligation to the disclosing Party;

(iv)	is independently developed by the recipient or its Representatives without reference to or use of other elements of the Confidential Information; or

(v)	is generally made available by the disclosing Party to third parties without restriction.

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“Confirmation” means a written agreement for the purchase of Inputs by RBio from Suppliers or the sale of End Products to a Customer, setting forth the grade of commodity as applicable, commodity volume/quantity, price, delivery point, tenor, and other relevant terms.

“Cosmo” has the meaning specified in the Preamble.

“Cosmo Invoice” has the meaning specified in Section 7.1(b).

“Customer” means a Person that acquires the End Products produced at the Mill that are generated as a result of Operations at the Mill and capable of transfer or sale, each hereunder pursuant to a Confirmation, and that RBio has deemed in its sole discretion to meet the RBio Counterparty Criteria.

“Day” or “Daily” means a twenty-four (24) hour period commencing 12:01 a.m. PPT and extending until immediately prior to 12:01 a.m. PPT on the following Day.

“Defaulting Party” has the meaning specified in Section 11.1.

“Delivery” or “Delivered” means: (a) in the case of Inputs, the delivery of Inputs at the Input Delivery Point; and (b) in the case of End Products, the delivery of End Products at the End Products Delivery Point.

“Dispute” means any dispute, controversy, or Claim (of any and every kind or type, whether based on contract, tort, statute, regulation, or otherwise) between the Parties arising out of, relating to, or connected with this Agreement, including any dispute as to the construction, validity, interpretation, termination, enforceability, or breach of this Agreement, as well as any dispute over arbitrability or jurisdiction.

“Draft Cosmo Invoice” has the meaning specified in Section 7.1(a).

“Effective Date” has the meaning specified in the Preamble.

“Endorsed” means, with respect to any course of action taken by RBio pursuant to this Agreement, (a) the Parties have exchanged all reasonably necessary information regarding such course of action, including, with respect to Feedstock acquisition, information required by Cosmo to determine the cost and feasibility of Processing, (b) the Parties have negotiated such course of action in good faith, (c) the Parties have used commercially reasonable efforts to reach a mutually agreeable decision regarding such course of action, including, if necessary, a meeting between the senior management of each Party, and (d) Cosmo has approved of such action in writing (such approval not to be unreasonably withheld).

“Endorsed Offspec Feedstock” has the meaning specified in Section 2.5(c).

“End Products” means HPC and other end products meeting the specifications for End Products as determined in Section specified in Section 2.4(a)(i).

“End Products Delivery Point” means, with respect to the Delivery of a shipment of any particular type of End Products, the final point where End Products are delivered to RBio.

Annex E-4

“End Products Losses” means for a particular End Product on an monthly basis (a) the initial volumes of End Products in the storage facility; plus (b) the volumes of End Products delivered at the delivery point to RBio; less (c) the volumes of such End Products delivered to RBio; less (d) remaining inventory of such End Products inventory located at the Mill at any given time, provided, that a negative volume will be a gain.

“End Products Offtake Schedule” means the anticipated schedule for the offtake of End Products at the End Products Delivery Point.

“Environmental Laws” mean any and all Applicable Laws, now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, human health (to the extent relating to exposure to Hazardous Materials) or safety, or to Releases or threatened Releases of Hazardous Materials into the environment, including ambient air, surface water, groundwater, wetland, endangered species, land surface or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, Release, management or handling of Hazardous Materials.

“Event of Default” has the meaning specified in Section 11.1.

“Feedstock” means any one or more of the materials or items meeting the specifications of Wood Input, Chemical Input and Utility Input. Feedstock shall also mean, where applicable, Offspec Feedstock, but such shall in no way prevent, preclude, or otherwise affect the right of Cosmo to treat Offspec Feedstock in accordance with Section 2.5(b).

“Feedstock Losses” means for a particular Input Delivered on a Monthly basis, (a) the initial volumes of such Input located at the Mill and owned by RBio; plus (b) the volumes of Inputs; less (c) the volumes of such Inputs Processed from such Deliveries; less (d) remaining inventory of Inputs located at the Mill; provided, that a negative volume will be a gain.

“Final Inventory” means, as of the date of expiration or termination of this Agreement, all Feedstock and End Products inventories located in storage facilities, as applicable.

“Fixed Toll Fee(s)” has the meaning specified in Section 6.1.

“Force Majeure” means any event, occurrence or circumstance reasonably beyond the control of the Party claiming Force Majeure, including: failure or delay caused by or resulting from acts of God, hurricanes, fires, earthquakes, lightning, floods, explosions, perils of the sea, landslides and other natural calamities; navigational accidents, or vessel damage or loss; strikes of a local or regional nature, grievances, actions by or among workers or lock-outs (whether or not such labor difficulty could be settled by acceding to any demands of any such labor group of individuals); accidents at, closing of, or restrictions upon the use of, delivery facilities, docks, ports, pipelines, harbors, railroads or other navigational or transportation mechanisms; disruption or breakdown of, explosions or accidents to, the Mill, facilities, tanks, pipelines, terminals or machinery; acts of war, hostilities (whether declared or undeclared), civil commotion, embargoes, blockades, terrorism, sabotage or acts of the public enemy; any adverse weather conditions that result in a Party being unable to discharge or load Inputs or End Products at or from the Mill; good faith compliance with any order, request or directive of any Governmental Authority; curtailment,

Annex E-5

interference, failure or cessation of supplies reasonably beyond the control of a Party; or any other cause reasonably beyond the control of a Party, whether similar or dissimilar to those above and whether foreseeable or unforeseeable, which in all of the foregoing cases, by the exercise of reasonable due diligence, such Party could not reasonably have been able to avoid or overcome.

For purposes of this definition, the following events or circumstances shall not constitute a Force Majeure event:

(a)	a failure of performance of any person other than one of the Parties or their Affiliates (except to the extent that such failure otherwise would constitute a Force Majeure event but for this exclusion);

(b)	the loss of a Party’s market, any market conditions for the purchase of Inputs or the sale of End Products produced at the Mill or any market, financial or economic conditions that are unfavorable for either Party;

(c)	a failure by a Party or their Affiliates to apply for, obtain or maintain any Governmental Approval necessary under Applicable Law for the performance of any of its obligations under this Agreement;

(d)	the ability of a Party to obtain better economic terms from a third party or the inability to economically perform its obligations under any transaction undertaken pursuant to this Agreement; and

(e)	a Change of Applicable Law unless such change makes contractual performance substantively commercially impossible for either Party.

“Governmental Approval” means any consent, authorization, license, waiver, permit, approval, action, lease, ruling, tariff, rate, credit, directive, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notice by, of or with, declaration of or with, or registration by or with, any Governmental Authority.

“Governmental Authority” means any national, regional, state, local or municipal government, any political subdivision, agency, commission, or authority thereof (including any court, maritime authorities, port authority or any quasi-governmental agency) having jurisdiction over a Party, the Mill, a Vessel, or any of the activities contemplated by this Agreement, and acting within its legal authority.

“Hazardous Material” means any chemical, waste, material, or substance that is regulated, defined under or for which liability may be imposed by, any Environmental Law, including asbestos, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs), hazardous waste, hazardous material, hazardous substance, toxic substance, contaminant, or pollutant.

“HPC” has the meaning specified in the Recitals.

“Input”, depending upon context used, means Chemical Input, Utility Input, or Wood Input, as applicable.

Annex E-6

“Input Delivery Point” means, with respect to the Delivery of a shipment of any particular type of Inputs, the point that the Inputs pass the delivery point connection into the Mill.

“Input Lot” means a distinct volume of Inputs shipped to the Input Delivery Point at a specific date for Delivery at a specific time and documented by an Inspection Company in accordance with the inspection protocol as described on Exhibit B.

“Inspection Company” means a laboratory and/or surveying company (as applicable) approved by RBio, such approval not to be unreasonably withheld, conditioned, or delayed, and engaged by Cosmo, to test the quality of Feedstock or End Products in accordance with Applicable Law to provide Certified End Products Lots and inspection of storage facilities and associated Meters. The Inspection Company may be changed upon the written agreement of the Parties.

“Legal Costs” mean, with respect to a Party, the reasonable out-of-pocket expenses incurred by it, including legal fees and costs of court, by reason of the enforcement and protection of its rights under this Agreement.

“Legal Matter” means any action, suit, litigation, other legal proceeding, alternative dispute resolution proceeding, inquiry, investigation, or other proceeding by or before any Governmental Authority or any arbitral or other forum, including any of the foregoing in which injunctive, declaratory, or similar relief is involved including any condemnation proceedings.

“Liabilities” mean any and all claims, demands, suits, Losses, expenses, damages, charges, fines, penalties, deficiencies, assessments, interest and costs of any kind (including Legal Costs), causes of action and liabilities of every type and character, including personal injury or death to any person or loss or damage to any personal or real property, any liabilities directly or indirectly arising out of or related to any suit, proceeding, judgment, settlement or judicial or administrative order and any liabilities with respect to any Environmental Law.

“Lien” means, with respect to property of any Person, any mortgage, pledge, hypothecation, assignment, mandatory deposit arrangement with any Person owning debt of such Person, encumbrance, lien (statutory or other), deed of trust, fiduciary transfer of title, charge, lease, sale and lease-back arrangement, easement, servitude, trust arrangement, security interest, preference, priority or other security agreement of any kind or nature whatsoever that has the substantial effect of constituting a security interest, including any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction domestic or foreign.

“Losses” mean actual losses, costs, expenses, claims (including personal injury or property damage claims), damages, and causes of action, including Legal Costs.

“Meters” has the meaning specified in Section 2.10(b).

“Mill” has the meaning specified in the Recitals.

“Minimum Availability” has the meaning specified in Section 2.7(b).

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“Minimum Yield Requirements” has the meaning specified in Section 2.7(c).

“Month” or “Monthly” means a period commencing at 12:01 a.m. PPT on the first Day of a calendar month and extending until 12:01 a.m. PPT on the first Day of the next succeeding calendar month.

“Offspec End Products” has the meaning specified in Section 2.5(d).

“Offspec Feedstock” has the meaning specified in Section 2.5(b).

“Offspec Processing” has the meaning specified in Section 2.5(b).

“Operate” or “Operations” or similar expressions mean any and all activities for the purpose of, in connection with, or necessarily incidental to the following activities:

(a)	any activity associated with the receipt, transportation, Processing, conversion, or delivery of Feedstock or End Products, as applicable;

(b)	any activity associated with measuring, marketing, arranging for the logistics and disposition of, and transacting for the sale of End Products; and

(c)	any activity performed to comply with Applicable Laws or to avoid exposure to liability for failure to so comply or to comply with any safety or environmental management system.

“Party” and “Parties” each have the meaning specified in the Preamble.

“Performing Party” has the meaning specified in Section 11.2.

“Person” means any individual, corporation, partnership, limited liability company, association, joint venture, trust or other organization of any nature or kind.

“PPT” means the prevailing time in the Pacific time zone in the United States.

“Process”, “Processing” or “Processed” means the process undertaken by Cosmo during the Production Stage and in accordance with Section 2.7 by which RBio’s Feedstock is converted into End Products through a series of boilers and digesters with bleaching and treatment steps.

“Processing Unit” means the facility to be operated by Cosmo to Process Inputs into End Products.

“Production Period” means the period beginning on the first (1st) day of a Month and ending on the final day of such Month.

“Production Stage” means the period commencing at the point at which RBio’s Feedstock is transferred from the delivery points into the Processing Unit and ending at the point at which End Products are transferred from the Processing Unit into the End Products storage.

“RBio” has the meaning specified in the Preamble.

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“RBio Counterparty Criteria” means the legal, compliance, market risk and credit requirements that Persons must fulfill, in the sole judgment of RBio, in order to qualify as a Customer.

“RBio Inventories” mean Inputs and End Products owned by RBio and stored at the Mill.

“Release” means any spilling, leaking, pumping, pouring, emitting, dispersing, migrating, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the environment, including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material, but excluding (a) emissions from the engine exhaust of a properly maintained motor vehicle, and (b) permitted emissions, including any lawful release of Hazardous Materials, pursuant to any permit or authorization issued by any Governmental Authority.

“Representatives” mean a Party’s or any of its Affiliates’ directors, officers, employees, agents, auditors, consultants, banks, financial advisors, and legal advisors.

“Shortfall” has the same meaning specified in Section 2.8.

“Supplier” means a Person from whom RBio acquires Inputs.

“Target Yield Percentage” means the anticipated percentage of End Products to be produced from each Input of Feedstock Processed, which shall be ninety-five percent (95%).

“Taxes” mean any and all ad valorem, property, occupation, severance, production, extraction, first use, conservation, energy, gathering, transport, pipeline, utility, gross receipts, gas or oil revenue, import, export, privilege, sales, use, consumption, excise, lease, transaction, environmental, and other taxes, governmental charges, duties, licenses, fees, permits, and assessments.

“Termination Invoice” has the meaning specified in Section 12.3.

“Third Party COA” has the meaning specified in Exhibit B.

“Toll Period” has the meaning specified in Section 2.2(a).

“Tolling Services” has the meaning specified in Section 2.3.

“Total Toll Volume” shall be defined by the Parties in writing no later than ninety (90) Business Days from the Effective Date.

“Two Month Feedstock Delivery Schedule” has the meaning specified in Section 2.4(b).

“Unacceptable Supplier” has the meaning specified in Section 2.4(e).

“Uniform Commercial Code” or “UCC” means a set of laws that provide standardized legal rules and regulations governing commercial or business dealings and transactions.

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“Utility Inputs” mean the inputs that are required for the Processing and conversion of Feedstock into End Products as specified in Exhibit C, as may be amended in writing from time to time by the Parties. Provided that any water and lignins, sugars and biosulphate (red liquor) obtained from the digesters and used as fuel in the Process boilers is not a Utility Input nor is any electricity generated in the Mill by the Process a Utility Input. Water shall be provided by Cosmo at its expense.

“Vessel” means, collectively, any barge, tow, ship, tanker, rail car, truck or other means of transportation that is nominated directly or indirectly by RBio to deliver Inputs or transport End Products (as applicable), which RBio and Cosmo shall ensure is compatible with and accepted by the Mill.

“Wood Input(s)” mean wood chips and hog.

“Yield Penalty” has the meaning specified in Section 2.7(c).

1.2 Rules of Interpretation. In construing this Agreement, the following principles shall be followed:

(a) The topical headings used in this Agreement are for convenience only and shall not be construed as having any substantive significance or as indicating that all of the provisions of this Agreement relating to any topic are to be found in any particular Article or Exhibit;

(b) Reference to the singular includes a reference to the plural and vice versa;

(c) Reference to any Party shall include such Party, its successors and permitted assigns, and references to a gender includes a reference to all other genders;

(d) Unless otherwise provided, references to an Applicable Law, any Governmental Approval or any agreement shall mean and include such Applicable Laws, Governmental Approvals and agreements as may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time;

(e) Unless otherwise provided, reference to any Article, Section or Exhibit means an Article, Section or Exhibit of this Agreement;

(f) The words “include” and “including” shall mean include or including without limiting the generality of the description preceding such term and are used in an illustrative sense and not a limiting sense; and

(g) The word “or” is meant to be inclusive and is to be interpreted as “and/or.”

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Article 2

TOLLING SERVICES AND SUPPLY OF FEEDSTOCK

2.1 Exclusive Tolling Arrangement. Cosmo agrees that it shall be the exclusive provider of processing and production of HPC for RBio at the Mill.

2.2 Term.

(a) Subject to any earlier termination hereof in accordance with Article 11, the term of this Agreement shall commence upon the Effective Date and shall continue for a period of six (6) months (the “Toll Period”) and month to month thereafter until cancelled by either Party by giving the other Party at least thirty (30) days’ prior written notice.

2.3 Tolling Services. The methodology of Processing and production services shall be at the exclusive control of Cosmo. As further specified in this Agreement, Cosmo shall provide to RBio the following services utilizing the exclusive production capacity of the Mill (collectively, the “Tolling Services”):

(a) The Processing and production of End Products from the Feedstock provided by RBio;

(b) Providing storage services with respect to the Feedstock and End Products including (i) transporting Feedstock between the Input Delivery Points upon Delivery of each Input Lot and between the any storage facility and the Processing Unit at the commencement of a Production Stage, (ii) transporting End Products between the Processing Unit and the End Products storage facility on completion of the Production Stage and between the End Products storage facilities and End Products Delivery Point, and (iii) delivering End Products owned by RBio to RBio or to RBio’s consignee from the Mill; and

(c) Any and all other services that are necessary and appropriate to carry out any of the foregoing or otherwise necessary to fulfill its Processing obligations under the Agreement.

2.4 Supply of Feedstock.

(a) The Parties shall develop a plan for the estimated qualities and quantities of the various Inputs that will be required by the Mill to produce the desired End Products equal to the Total Toll Volume and a schedule of the specific types of End Products Cosmo anticipates Processing during the Toll Period. On the date hereof, after consultation with RBio, Cosmo shall deliver to RBio a schedule that will include the following:

(i) The specifications, estimated volumes, and Delivery dates of Feedstock from RBio that the Mill will require to produce the scheduled quantity and type of End Products to be produced during the Toll Period; and

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(ii) The Parties agree that RBio has sole discretion to determine the quantity, type, and specifications for all End Products to be produced under this Agreement.

(b) (i) For the first sixty (60) Days of the Toll Period, RBio shall use commercially reasonable efforts to cause the Feedstock nominated in Cosmo’s first Two Month Feedstock Delivery Schedule (as defined below) to be Delivered. Thereafter, no later than sixty (60) Days before each Month in the Toll Period, Cosmo shall provide RBio the specifications and specific volumes of Feedstock from RBio that the Mill will require during such Month to produce the quantity and type of End Products scheduled by Cosmo (the “Two Month Feedstock Delivery Schedule”).

(ii) RBio shall cause the Inputs/Chemical Inputs nominated in the Two Month Feedstock Delivery Schedule to be Delivered in accordance with the terms of this Agreement, subject to a Delivery volume cap amount per Month of Feedstock determined by the Parties in writing no later than ninety (90) Business Days from the Effective Date; provided, that, for any Month, such volume cap does not include any Feedstock already stored in the Mill. Any nomination of any Feedstock that exceed the volume cap must be agreed to in writing by RBio.

(c) A Confirmation for the purchase of Feedstock to be delivered in any particular Production Period will be deemed to be Endorsed by Cosmo if the specifications of Feedstock acquired through such Confirmation satisfy the terms of Section 2.4(a)(i) of this Agreement.

(d) Upon execution of a Confirmation for the purchase of Feedstock, to the extent not covered in the Two Month Feedstock Delivery Schedule, RBio and Cosmo shall use commercially reasonable efforts to agree to the Delivery Schedule for such Feedstock. Unless otherwise agreed to by RBio or included in a Confirmation, RBio shall have no obligation to purchase Feedstock not covered in the Two Month Feedstock Delivery Schedule.

(e) RBio shall have sole discretion to deliver to Cosmo Feedstock from any Supplier; provided, that (i) the Feedstock meets or exceeds the quality and quantity specifications set forth in Section 2.4(a)(i), (ii) such Delivery occurs in accordance with the Two Month Feedstock Delivery Schedule, as amended from time to time by mutual agreement of the Parties, and (iii) Cosmo has not notified RBio (A) that (1) the Supplier’s Feedstock does not meet the specifications, or (2) the Feedstock from the source of supply of a Supplier does not meet the specifications, or (B) that Cosmo has reasonably determined that the Feedstock to be provided from such Supplier would curtail or prevent Processing of Feedstock or Cosmo’s ability to comply with its obligations under this Agreement (any Supplier identified by Cosmo pursuant to the foregoing clauses (A) and (B) shall be an “Unacceptable Supplier”). Cosmo shall provide RBio with an explanation of the basis for making an Unacceptable Supplier determination pursuant to clauses (A) and (B) of this subsection.

(f) Upon written request from Cosmo and subject to limitations set forth in Article 10, RBio shall provide Cosmo with information in its possession about the source and quality of Feedstock purchased by RBio.

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2.5 Offspec Feedstock and Minimum Yield Requirements.

(a) RBio shall cause the Feedstock Delivered to meet the applicable specifications and in accordance with the volumes identified in the applicable Two Month Feedstock Delivery Schedules.

(b) If the delivered Feedstock does not conform to the specifications (“Offspec Feedstock”), Cosmo may (i) reject such Offspec Feedstock by providing notice to RBio, or (ii) with notice to RBio from an authorized representative of Cosmo, attempt to convert and Process such Offspec Feedstock into End Products (“Offspec Processing”).

(c) If RBio notifies Cosmo of an opportunity to purchase Offspec Feedstock and Cosmo agrees to attempt Offspec Processing, the Parties shall negotiate in good faith other terms and conditions to apply with respect to such Offspec Processing. Upon written agreement by the Parties to proceed with purchasing and Processing Offspec Feedstock, such Offspec Feedstock will be deemed to be Endorsed by Cosmo (“Endorsed Offspec Feedstock”) and changes to the relevant terms and conditions related to such Endorsed Offspec Feedstock shall be set forth in such agreement pursuant to this Section 2.5(c). Endorsed Offspec Feedstock shall be treated as Feedstock (as opposed to Offspec Feedstock) under this Agreement, including in the calculation of the Gross Margin and as otherwise set forth in the Parties’ written agreement.

(d) To the extent Cosmo elects to Process Offspec Feedstock that Cosmo has not Endorsed pursuant to Section 2.5(c), Cosmo shall use commercially reasonable efforts to achieve the Minimum Yield Requirements from such Offspec Feedstock (“Offspec End Products”). If such efforts are not successful, the costs attributable to such additional Processing, including increased Catalyst Costs as calculated by Cosmo and the diminished value and/or reduction in volume associated with the Offspec End Products shall be allocated to Cosmo and RBio on a pro rata basis according to their share of responsibility for the Offspec End Products, with such allocation to occur prior to the calculation of the Gross Margin attributable to such Offspec End Products.

(e) If Feedstock contamination is not detected by Cosmo in a timely manner, so that Offspec Feedstock is accepted into the Mill, the Parties shall use commercially reasonable efforts to return such Offspec Feedstock to the Supplier from which RBio acquired it. If the Parties are unable to return such Offspec Feedstock, then, at the election of RBio, RBio shall either sell such Offspec Feedstock in the market or otherwise dispose of such Offspec Feedstock. If onspec Feedstock or End Products in the Mill become contaminated with Offspec Feedstock or Offspec End Product as a result of Cosmo’s actions under Section 2.5(c), to the extent that such Feedstock or End Products cannot be Processed back to specification by Cosmo and at Cosmo’s expense as verified by the Inspection Company, then all such contaminated inventory shall be treated as offspec material, and any replacement and disposal costs shall be for Cosmo’s account; provided, that if the Parties mutually agree that Cosmo should attempt to Process such Offspec Feedstock, then the Parties shall negotiate in good faith the allocation of additional costs as a result of higher operational costs and any associated Processing delays.

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2.6 Storage. Subject to Cosmo’s exclusive right to control and manage Mill operations, Cosmo shall make available to RBio all of its and its authorized Affiliates’ rights in connection with this Agreement to use the storage facilities in the Mill for storage of Feedstock and End Products owned by RBio during the Toll Period. The foregoing is without prejudice to RBio’s rights to utilize the storage facilities after the termination date under this Agreement in connection with any run-off period or to arrange for an orderly disposition of the Final Inventory on and after the termination date pursuant to Article 12. Cosmo shall reasonably coordinate with RBio on any planned or unplanned change in storage facility utilization, including when the service of a storage facility is changed from use for storage of End Products to storage of Feedstock and vice versa, and shall use commercially reasonable efforts to provide alternative capacity if a facility must be taken out of service or its use changed. Any failure by RBio to satisfy its obligations under this Agreement that results from Cosmo’s failure to secure alternative storage when Cosmo is voluntarily changing the Feedstock or End Products to be stored in a tank shall not be deemed to be a default under or a breach of this Agreement. With respect to all Feedstock and End Products owned by RBio and stored at the Mill, Cosmo shall exercise the duty of care of a bailee and take reasonable measures to ensure that such Feedstock and End Products are maintained safely and securely and remain in good condition and free from any loss, contamination, or other damage. Cosmo shall be liable for any Feedstock Losses and End Products Losses for volumes that exceed the Loss Tolerance and that occur while in the custody and control of Cosmo under this section.

2.7 Conversion and Processing of Feedstock.

(a) Cosmo shall notify RBio when Cosmo accepts delivery of Feedstock into the Mill and when it commences Processing of Input Lots. Cosmo shall Process such Input Lot into End Products and deliver such End Products to RBio in the ordinary course of Operations and in accordance with Section 3.1. For all Feedstock delivered to the Mill, a Loss Tolerance shall apply to such receipts to account for normal losses during Processing. The costs associated with Feedstock Losses for volumes that exceed the Loss Tolerance and that occur while in the custody and control of Cosmo shall be for the account of Cosmo.

(b) Provided that RBio delivers Feedstock in accordance with the terms of this Agreement, Cosmo shall ensure a minimum Processing throughput capacity for the Mill in an amount per Day determined by the Parties in writing no later than ninety (90) Business Days from the Effective Date (the “Minimum Availability”).

(c) Cosmo shall use commercially reasonable efforts to maximize the product yield per the type of Feedstock Processed. For each Input, Cosmo shall Process RBio Feedstock to meet the applicable Target Yield Percentage based on the total Input Processed per year (“Minimum Yield Requirements”). The satisfaction of the Minimum Yield Requirements shall be determined by weight-averaging the Target Yield Percentages based on the amount of the actual RBio Wood Input Processed during the applicable Production Period. For any period in which Cosmo does not meet the Minimum Yield Requirements, RBio shall reduce the Fixed Toll Fees by an amount determined by the Parties no later than ninety (90) Business Days from the Effective Date for each percentage point (1%) below the Target Yield Percentage (the “Yield Penalty”). In calculating the Yield Penalty, partial percentage points shall all be rounded up in RBio’s favor (e.g., a yield of ninety-three point nine percent (93.9%) shall be rounded up to two percentage points (2%) below the Target Yield Percentage and means a reduction of the Fixed Toll Fees of ten cents ($0.10)).

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2.8 Shortfall and Availability Penalty. During the Toll Period, on the last Business Day of each Month, Cosmo shall calculate the difference between the actual amount of End Products Processed and the Minimum Availability (such result being the “Shortfall”). Any Shortfall shall accrue at a rate of ten percent (10%) per month (with the Shortfall amount, the “Availability Penalty Amount”) and Cosmo shall make RBio whole for the Availability Penalty Amount by, at RBio’s election, either (a) Processing additional Input above the Minimum Availability amount during the Toll Period, or (b) extending the Toll Period for Cosmo to Process such amount following the Toll Period. The Fixed Toll Fees shall not apply to any Wood Input (x) Processed in excess of the Toll Volume, or (y) Processed following the Toll Period. Notwithstanding anything herein to the contrary, Cosmo shall not be liable for any Shortfall reasonably attributable to events of Force Majeure.

2.9 Daily Reports. On each Business Day prior to 12:00 pm PPT, Cosmo shall provide RBio with a written report indicating:

(a) The actual volumes or weight of Feedstock delivered into or withdrawn from the Mill during the prior Day;

(b) The actual volumes of End Products produced at the Mill and transferred to the RBio during the prior Day; and

(c) The volumes of RBio Inventories located in the Mill as of the prior Day, together with any reasonable supporting information requested in writing by RBio.

The written report Cosmo provides RBio pursuant to this Section 2.9 on the first Business Day following a Day that is not a Business Day shall include the information listed in (a), (b) and (c) above for all of the Days that are not Business Days between such first Business Day and the Business Day immediately preceding such first Business Day.

2.10 End Products Inspection for Certified End Products Lots.

(a) As requested by RBio and no less than every two (2) weeks, Cosmo shall take samples of, measure and calculate (i) the quantity and quality of Feedstock upon Delivery of RBio’s Feedstock at the applicable Feedstock Delivery Point, (ii) the quality of End Products at the End Products storage, and (iii) the quantity of End Products upon Delivery of End Products at the End Products Delivery Point.

(b) Static volumes of End Products delivered into each End Products storage facility (each such lot, a “Certified End Products Lot”) shall be measured by Cosmo’s custody meters regulated by Applicable Law and/or other standardized measuring devices or methodologies that are industry standard for measuring End Products utilized by Cosmo (“Meters”); provided, that Cosmo discloses in writing any such methodologies to RBio. Once each year, to the extent reasonably practicable, the Parties shall instruct the Inspection Company to calibrate the related Meters, measure the net standard volumes of Feedstock and End Products contained therein and issue a written report to each Party (the “Annual Calibration”). The Inspection Company’s report will be final and binding on the Parties, absent fraud, or manifest error. Cosmo and RBio shall adjust their respective inventory books and records to reflect the

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actual volumes of Feedstock and End Products reflected in the Inspection Company’s report and correct any discrepancies. In addition to the Annual Calibration, RBio may, acting reasonably, require at any time that the Meters be recalibrated in accordance with the procedures set forth in this Section 2.10. All costs and fees related to the Annual Calibration or routine calibration of the Meters at Cosmo’s discretion shall be for Cosmo’s account. All costs and fees related to any recalibration of the Meters, other than the Annual Calibration or a routine calibration by Cosmo, that is requested in writing by RBio shall be for RBio’s account.

(c) Cosmo shall cause the Inspection Company to inspect each Certified End Products Lot. Upon completion of the inspection, the Inspection Company shall provide the Parties with a written certificate setting forth the quality of the Certified End Products Lot. The quality set forth in the Inspection Company’s certificate shall be final and binding on the Parties absent manifest error. Upon reasonable request by RBio, Cosmo shall provide an internationally recognized Certificate of Origin for each Certified End Products Lot, if applicable, or any other documents necessary to comply with the latest standard and customary documentary requirements. In each instance where Offspec Feedstock has been commingled with onspec Feedstock or onspec End Products, Cosmo shall provide a Certificate of Origin for each Certified End Products Lot affected by the commingling.

Article 3

MILL AND FACILITY TERMINAL OPERATIONS

3.1 Standard of Care at Mill. At all times Cosmo shall have and retain complete and exclusive control of the Mill and its maintenance and operations, including maintenance of the storage facilities. Cosmo shall perform all Operations, and all obligations and services to be performed hereunder, with the degree of care, diligence and skill that a reasonable and prudent operator would exercise in comparable circumstances (and in the case of contractors, shall use commercially reasonable efforts to require them to perform to the same standard as that required of Cosmo) and in any event, in a manner consistent with Cosmo’s usual policies and procedures and the usual and customary practices, methods, techniques and standards in the industry from time to time and in accordance with Applicable Laws; provided, that the scope of those practices, methods, techniques and standards is not intended to be limited to the most stringent of those practices, methods, techniques and standards, but, rather, is intended to recognize that there could be a range of practices, methods, techniques and standards that a reasonable and prudent operator could observe in the same or similar circumstances; provided, that Cosmo shall have no liability to RBio or to any of its respective Affiliates, directors, officers, servants, consultants, agents or employees, for Liabilities or Losses resulting from or in any way attributable to or arising out of the performance of Operations under this Agreement, except as may be expressly provided for hereunder and as result from the gross negligence, willful misconduct or fraud of Cosmo or its Affiliates, directors, officers, servants, consultants, agents or employees. Notwithstanding anything to the contrary contained herein, Cosmo shall not be required to take any actions which in Cosmo’s reasonable opinion would not comply with the foregoing standards.

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3.2 Scheduling; Notices.

(a) Cosmo shall promptly notify RBio in writing of any event that causes, or is expected to cause, a delay or disruption in the Mill’s ability to receive or Process Feedstock or deliver End Products.

(b) Cosmo shall promptly notify RBio in writing of any event that causes, or is expected to cause, a loss or destruction of storage facilities, the Mill, Feedstock or End Products.

(c) Cosmo shall promptly notify RBio in writing of any material Mill or infrastructure outage, including the repair, addition or substitution of storage or Processing equipment.

(d) RBio shall promptly provide Cosmo, upon the execution of a Confirmation, with a copy of such Confirmation, which shall include, at a minimum, the volume, type and origin of each type of Feedstock purchased and the associated delivery date.

(e) Cosmo shall promptly provide RBio, upon the execution of a Confirmation, with a copy of such Confirmation, which shall include, at a minimum, the volume, type and origin of each type of End Product sold and the associated delivery date.

(f) Each Party shall promptly notify the other Party of any available details regarding changes, delays or disruptions to any Two Month Feedstock Delivery Schedule or any End Products Offtake Schedule as soon as such details are available.

3.3 Personnel. For the purpose of conducting the Operations, Cosmo may utilize, as it deems necessary and is in compliance with Applicable Laws, the services of its or its Affiliates’ employees or the services of contractors, consultants, or agents, subject to the indemnification obligations set forth in Section 13.1.

3.4 Diligence and Inspections.

(a) RBio shall have the right to inspect the Mill following a material Mill outage or the failure of material infrastructure at the Mill.

(b) From time to time during the Toll Period, RBio has the right itself or to have an Inspection Company conduct surveys and inspections of any of the storage or other Mill facilities that are used to handle, store or transfer the Feedstock from the storage to the Mill’s Processing Units or that are used to handle and store End Products, and to observe any Feedstock or End Products transfer, handling, metering or related activities; provided, that such surveys and inspections shall be made during normal working hours and upon reasonable notice and shall not disrupt the Mill’s normal operations. The surveys and inspections shall be undertaken at RBio’s expense. The surveys and inspections must comply with the Mill’s prevailing rules and procedures that Cosmo provided to RBio in writing prior to the survey and inspection, and each Party undertaking the survey or inspection shall be responsible for its own personnel and representatives. If any Dispute between the Parties has not been resolved as of the Termination Date, as applicable, RBio’s survey and inspection rights under this Section 3.4 shall continue for a period that ends on the later of (i) the date on which all amounts due by one Party to the other Party as a result of termination or expiration of this Agreement are paid as provided in Article 12, and (ii) removal of or transfer of title to the Feedstock and End Products owned by RBio or its consignees or assignees from the Mill.

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Article 4

TITLE, CUSTODY AND CONTROL

4.1 Title and Custody. Title to Feedstock procured by RBio shall remain with RBio during Processing. Custody and care of End Product procured by RBio shall pass from RBio or its Supplier to Cosmo, as a bailee, upon Delivery.

4.2 Bailment. The Parties hereby agree and intend that the rights and obligations set forth in this Agreement shall constitute a bailment between the Parties, with RBio serving as the bailor and Cosmo serving as the bailee with respect to RBio’s Feedstock and End Products. Cosmo is only authorized to perform, and through its execution of this Agreement agrees to perform, the Tolling Services set forth in this Agreement. To the extent permitted by Applicable Law, Cosmo hereby expressly waives any warehousemen lien which Cosmo otherwise would have pursuant to the Uniform Commercial Code. In accordance with performing its obligations under this Agreement, Cosmo shall have a duty of care for RBio’s Feedstock and End Products consistent with the duty of care of a bailee or as otherwise provided herein.

Article 5

SALE OF END PRODUCTS

5.1 Completion and Certification of End Products. Cosmo shall promptly notify RBio in writing on the date on which a Certified End Products Lot is produced, certified and ready for transfer at the End Products Delivery Point.

5.2 Mechanics of Purchase or Sale of End Products.

(a) The Parties agree that RBio shall own all End Products produced by the Mill.

(b) With respect to the obligations of RBio set forth above, Cosmo shall provide periodic general updates to RBio regarding the marketing of End Products, not to include pricing.

Article 6

FEES AND MARGIN SHARES

6.1 Fixed Toll Fee. In consideration of Cosmo’s performance of the Tolling Services during the Toll Period, RBio shall pay Cosmo an amount per month determined by the Parties no later than ninety (90) Business Days from the Effective Date (the “Fixed Toll Fee”) for Feedstock Processing availability; PLUS a monthly commodity toll fee per amount of End Product produced (the “Commodity Toll Fee”), subject to the Yield Penalty. The Commodity Toll Fee shall be mutually agreed by the Parties in writing no later than ninety (90) Business Days from the Effective Date. Provided, that no Fixed Toll Fees shall apply as set out in Section 2.8.

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6.2 Audit Rights. Upon commercially reasonable notice, but in no event notice of less than ten (10) Business Days RBio shall have the right to audit the documents, records and information held by Cosmo with respect to the operating capacity of the Mill.

Article 7

INVOICING FOR PURCHASES AND SALES

7.1 Invoicing.

(a) At least two (2) Days prior to any Production Period, Cosmo shall provide a draft invoice to RBio for the Tolling Services to be provided during such Production Period (the “Draft Cosmo Invoice”). The Draft Cosmo Invoice shall include, without duplication:

(i) The anticipated Fixed Toll Fees (taking into account any Yield Penalty) for the Production Period covered by the applicable Draft Cosmo Invoice; and

(ii) Any other fees and payments to which the Parties have mutually agreed to in writing.

(b) RBio shall verify the accuracy of the amounts assessed in each Draft Cosmo Invoice. If RBio disagrees with a Draft Cosmo Invoice, it will provide Cosmo with notice of the reasons for such disagreement. The Parties shall cooperate in resolving any disagreement expeditiously. Once Cosmo and RBio agree in writing on the amounts that may be invoiced, Cosmo will provide a final invoice to RBio that reflects the mutually agreed upon amounts owed for the Tolling Services to be provided during such Production Period (the “Cosmo Invoice”).

(c) The Parties may make true-ups to amounts owed or owing in a subsequent Cosmo Invoice; provided, that each Cosmo Invoice shall represent the best information available to Cosmo for all prior Production Periods. Each Party shall assist the other Party with the production of Cosmo Invoices, including by providing the other Party with reasonable supporting information or documentation.

7.2 Payment.

(a) Form of Payment. Each Party shall pay, or cause to be paid, by electronic transfer of same Day funds in U.S. Dollars, all amounts that become due and payable by such Party to a bank account or accounts designated by and in accordance with instructions issued by the other Party.

(b) Payment Date. Each Party shall pay or cause to be paid all amounts that become due and payable by such Party by the third (3rd) Business Day following the delivery of the Cosmo Invoice. If any payment due date should fall on a Saturday or non-Monday weekday that is not a Business Day, payment is to be made on the immediately preceding Business Day. If the payment due date should fall on a Sunday or Monday which is not a Business Day, payment is to be made on the immediately following Business Day.

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(c) Interest. All payments under this Agreement not paid by the due date as defined herein shall accrue interest at the Base Rate. Interest shall run from, and including, the applicable due date of the payment to, but excluding, the date that payment is received.

7.3 Disputed Payments. In the event of a disagreement concerning any Invoice, the owing Party shall make provisional payment of the total undisputed amount owing and shall immediately provide the receiving Party with notice of the reasons for such disagreement, except that in the case of an obvious error in computation, the owing Party shall pay the total amount disregarding such disagreement or error. Invoices may be contested by a Party only if, within a period of twelve (12) Months after a Party’s receipt thereof, the owing Party serves on the receiving Party notice in good faith, with reasonable supporting evidence, questioning their correctness. If no such notice is served, Invoices shall be deemed correct and accepted by all Parties. The Parties shall cooperate in resolving any Dispute expeditiously. Within three (3) Business Days after resolution of any Dispute as to an Invoice, the Party owing a disputed amount, if any, shall pay such amount, with interest at the Base Rate from the original due date to but not including the date of payment.

7.4 Set-offs and Counterclaims. Except as otherwise provided herein, all payments made pursuant to invoices under this Agreement are without set-off or counterclaim.

Article 8

TAXES

8.1 Responsibility for Taxes. Each Party shall be responsible for all Taxes arising as a result of their income. RBio shall be responsible for all Taxes relating to the purchase of Feedstock from Suppliers and its sales of End Products to Customers. Cosmo shall be responsible for all Taxes generated as a result of Processing the Feedstock into End Products.

8.2 Exemptions. To claim an exemption from payment of a Tax, a Party shall provide the other Party with a valid certificate of exemption or other reasonably satisfactory evidence of exemption from any Tax at, or in advance of, the time of delivery of any End Products, Feedstock, or any other product hereunder.

Article 9

INSURANCE

9.1 Insurance Required for Cosmo. Cosmo shall maintain or cause to be maintained in full force and effect throughout the Toll Period insurance coverages for the Mill and any Feedstock and End Products to which Cosmo maintains at the Mill of the types and amounts set forth on Exhibit D.

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9.2 Insurance Required for RBio. RBio shall procure and maintain insurance coverage for all Feedstock and End Products to which RBio holds title of the types and amounts set forth on Exhibit D.

9.3 Additional Insurance Requirements.

(a) Policies shall be with insurance carriers rated not less than “A-” by A.M. Best, or as otherwise agreed by the Parties. Each Party shall cause its insurance carriers to furnish to the other Party insurance certificates, in a form reasonably satisfactory to the receiving Party, evidencing the existence of the coverages and endorsements required hereunder.

(b) Each Party shall name the other Party as an additional insured or loss payee under the applicable insurance requirements set forth in Sections 9.1 and 9.2.

Article 10

CONFIDENTIALITY

Each Party agrees that it shall not disclose any Confidential Information to any third Person, except as may be required by Applicable Law or required or requested by a Governmental Authority or to such Party’s Representatives. The confidentiality obligations under this Agreement shall survive expiration or termination of this Agreement for a period of two (2) years. If Applicable Law requires disclosure, and if the disclosing Party’s counsel advises that it is permissible to do so, the disclosing Party shall notify the other Party in writing of any proceeding of which it is aware which may result in disclosure and use reasonable efforts to prevent or limit such disclosure. The Parties shall be entitled to all remedies available at law, or in equity, to enforce or seek relief in connection with the confidentiality obligations contained herein.

Article 11

DEFAULT AND REMEDIES; TERMINATION

11.1 Events of Default. Notwithstanding any other provision of this Agreement, an “Event of Default” shall be deemed to occur with respect to a Party (the “Defaulting Party”) when:

(a) Such Party fails to make payment when due under this Agreement within five (5) Business Days of a written demand therefor.

(b) Such Party fails to perform any obligation or covenant to the other Party under this Agreement, which failure is not cured to the satisfaction of the other Party (in its sole discretion) within five (5) Business Days from the date that such Party receives notice that corrective action is needed; provided, that if such matter is not reasonably capable of being cured within such five (5) Day period, then the cure period shall be extended for up to a total of thirty (30) Business Days; provided further, that the Defaulting Party continues to use its best efforts to cure such Event of Default.

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(c) Such Party breaches any material representation or material warranty made or repeated or deemed to have been made or repeated by such Party, or any warranty or representation proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated under this Agreement; provided, that if such breach is curable, it is only an Event of Default if such breach is not cured to the reasonable satisfaction of the other Party (in its sole discretion) within thirty (30) Days from the date that such Party receives notice that corrective action is needed.

(d) A Party or any of its direct or indirect parent companies becomes or is subject to a Bankruptcy Event.

(e) Such Party fails to comply with the assignment and transfer restrictions set forth in Article 19, after notice and reasonable opportunity to cure.

(f) The Mill fails an inspection pursuant to Section 3.4 and Cosmo has not cured the basis for the failure within thirty (30) Business Days of receiving notice of such failure from RBio.

11.2 Remedies for Event of Default. If, upon the expiration of the applicable cure periods under Sections 11.1(a)-11.1(c), the Event of Default has not been fully remedied, including the payment of any interest or other costs, the Party not in default (the “Performing Party”) may at any time thereafter (unless the Event of Default has been remedied prior to such exercise) exercise the remedies provided herein below, subject to and to the extent permitted by, Applicable Law:

(a) Cosmo’s Remedies. If an Event of Default is caused or committed by RBio, Cosmo may exercise, from time to time, one or more of the following remedies in respect of such Event of Default as Cosmo, in its sole discretion shall elect:

(i) for End Products or Feedstock owned and not removed by RBio from the storage facilities upon termination of the Agreement, the provisions of Section 12.2 shall apply;

(ii) suspend performance of its obligations under this Agreement including Processing further Input until the Event of Default is remedied; or

(iii) terminate this Agreement on written notice to RBio, or proceed to exercise any other right or remedy that may be available to it under this Agreement, Applicable Law or in equity.

(b) RBio’s Remedies. If an Event of Default is caused or committed by Cosmo, RBio may exercise, from time to time, one or more of the following remedies in respect of such Event of Default as RBio, in its sole discretion shall elect:

(i) subject to the limitations set forth herein, RBio may seek to recover damages in accordance with Article 13;

(ii) for End Products or Feedstock owned and not removed by RBio from the Mill upon termination of the Agreement, the provisions of Section 12.2 shall apply;

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(iii) suspend performance of its obligations under this Agreement; or

(iv) terminate this Agreement on written notice to Cosmo, or proceed to exercise any other right or remedy that may be available to it under this Agreement, Applicable Law or in equity.

11.3 Additional Termination Events. Notwithstanding any other provision of this Agreement, the occurrence of any of the events or circumstances specified below shall constitute an “Additional Termination Event” and, in each instance, RBio shall have the rights set forth in Section 12.2.

(a) Either (i) operations at the Mill have ceased (other than as a result of a Force Majeure event) for a period of at least one hundred and eighty (180) consecutive Days, or (ii) there occurs an inability to receive Feedstock into, store Feedstock or Process Input at the Mill (other than as a result of a Force Majeure event), in any material respect for a period of at least one hundred and eighty (180) consecutive Days.

(b) There occurs an inability to receive or deliver End Products into or out of the Mill (other than as a result of a Force Majeure event), such as economic loss of End Product market, in any material respect for a period of at least one hundred and eighty (180) consecutive Days and alternative arrangements cannot be mutually agreed to by the Parties.

(c) A Force Majeure event that affects the Mill has occurred and is continuing for a period of at least one hundred and eighty (180) consecutive Days.

Article 12

FINAL SETTLEMENT

12.1 Quantity of Final Inventory. The quantity of the Final Inventory shall be determined by the Inspection Company.

12.2 Removal of Final Inventory. At least sixty (60) Days before the expiration of this Agreement, or as soon as reasonably possible after any notice of termination pursuant to the terms hereof, the Parties shall work together to develop a transition plan, that will minimize the amount of Final Inventory owned by RBio that may exist as of the date of termination. Upon notice of expiration or termination of this Agreement, RBio shall cease purchasing Feedstock pursuant to Article 2 for volumes of End Products that would be Delivered after the termination or expiration date. However, Cosmo shall continue producing End Products and Cosmo shall continue purchasing and marketing all of such products, each in good faith, in the ordinary course of business, and the rest of the Agreement (for the avoidance of doubt, including Cosmo’s obligations under Article 7) shall remain in effect in an effort to exhaust the supply of Feedstock and complete the sale of all Certified End Products Lots. The Parties shall work together in determining the amount of inventory that remains upon expiration or termination of this Agreement.

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12.3 Invoicing Upon Termination. Upon the determination of the Final Inventory, Cosmo shall provide a written invoice to RBio for the services provided during the duration of this Agreement, including, but not limited to, any additional fees, costs or amounts due to Cosmo from RBio (the “Termination Invoice”). The Termination Invoice shall include a true-up to amounts owed pursuant to the terms of this Agreement. Any monies due and owing either Party (including, but not limited to, any applicable interest at the Base Rate as provided in this Agreement) shall be paid to the applicable Party pursuant to the terms hereof, and any refunds or additional payments due either Party shall be made at the earliest possible time pursuant to the terms hereof.

12.4 Effect of Termination. Termination of this Agreement hereunder shall be in addition to any other rights or remedies that the terminating Party may have pursuant to Applicable Laws in connection with such termination, including, but not limited to, damages and injunctive relief.

Article 13

LIMITATION OF LIABILITY

13.1 INDEMNIFICATION BY COSMO. EXCEPT AS OTHERWISE PROVIDED IN SECTION 13.3, COSMO HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS RBIO, ITS AFFILIATES, DIRECTORS, OFFICERS, SERVANTS, CONSULTANTS, AGENTS AND EMPLOYEES FROM AND AGAINST ANY AND ALL LOSSES AND LIABILITIES TO (I) COSMO’S AFFILIATES, EMPLOYEES, OFFICERS, DIRECTORS, SERVANTS, CONTRACTORS, CONSULTANTS, DESIGNATED REPRESENTATIVES AND AGENTS, AND (II) COSMO’S PROPERTY, INCLUDING IN EACH CASE, RESULTING FROM OR IN ANY WAY ATTRIBUTABLE TO OR ARISING OUT OF ANY ACT OR OMISSION, WHETHER NEGLIGENT OR OTHERWISE, OF RBIO OR ITS AFFILIATES, DIRECTORS, OFFICERS, SERVANTS, CONSULTANTS, AGENTS OR EMPLOYEES IN RESPECT OF OPERATIONS HEREUNDER, EXCEPT WHEN AND TO THE EXTENT THAT THOSE LOSSES AND LIABILITIES RESULT FROM THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD OF RBIO OR ITS AFFILIATES, DIRECTORS, OFFICERS, SERVANTS, CONSULTANTS, AGENTS OR EMPLOYEES; PROVIDED, THAT THE LOSSES AND LIABILITIES SO INDEMNIFIED SHOULD BE REDUCED INSOFAR AS THOSE LOSSES AND LIABILITIES ARE REDUCED BY INSURANCE PROCEEDS PAID TO OR ON BEHALF OF RBIO.

13.2 INDEMNIFICATION BY RBIO. EXCEPT AS OTHERWISE PROVIDED IN SECTION 13.3, RBIO HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS COSMO, ITS AFFILIATES, DIRECTORS, OFFICERS, SERVANTS, CONSULTANTS, AGENTS AND EMPLOYEES FROM AND AGAINST ANY AND ALL LOSSES AND LIABILITIES (I) TO RBIO’S AFFILIATES, EMPLOYEES, OFFICERS, DIRECTORS, SERVANTS, CONSULTANTS, CONTRACTORS AND AGENTS, AND (II) TO RBIO’S PROPERTY, INCLUDING IN EACH CASE, RESULTING FROM OR IN ANY WAY ATTRIBUTABLE TO OR ARISING OUT OF ANY ACT OR OMISSION, WHETHER NEGLIGENT OR OTHERWISE, OF COSMO OR ITS AFFILIATES, DIRECTORS, OFFICERS, SERVANTS, CONSULTANTS, AGENTS OR EMPLOYEES IN RESPECT OF OPERATIONS HEREUNDER, EXCEPT WHEN AND TO THE EXTENT THAT THOSE LOSSES AND LIABILITIES RESULT FROM THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD OF COSMO OR ITS AFFILIATES, DIRECTORS, OFFICERS, SERVANTS, CONSULTANTS, DESIGNATED REPRESENTATIVES, AGENTS OR EMPLOYEES; PROVIDED, THAT THE LOSSES AND LIABILITIES SO INDEMNIFIED SHOULD BE REDUCED INSOFAR AS THOSE LOSSES AND LIABILITIES ARE REDUCED BY INSURANCE PROCEEDS PAID TO OR ON BEHALF OF COSMO.

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13.3 EXCLUSION OF CONSEQUENTIAL DAMAGES. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY UNDER ANY PROVISION OF THIS AGREEMENT FOR SPECIFIC PERFORMANCE, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES IN TORT, CONTRACT OR OTHERWISE, OF ANY KIND, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE PERFORMANCE, THE SUSPENSION OF PERFORMANCE, THE FAILURE TO PERFORM OR THE TERMINATION OF THIS AGREEMENT; HOWEVER THE SAME MAY BE CAUSED AND REGARDLESS OF THE OTHER PARTY’S NEGLIGENCE (REGARDLESS WHETHER SUCH NEGLIGENCE IS SOLE, JOINT, CURRENT, ACTIVE, PASSIVE OR GROSS), FAULT, LIABILITY WITHOUT FAULT OR WILLFUL MISCONDUCT. THE PRECEDING SENTENCE SHALL NOT BE CONSTRUED AS LIMITING THE OBLIGATION OF EITHER PARTY HEREUNDER TO INDEMNIFY THE OTHER PARTY AGAINST CLAIMS ASSERTED BY THIRD PARTIES OR TO PAY ANY AMOUNTS EXPRESSLY PROVIDED FOR HEREIN, INCLUDING, BUT NOT LIMITED TO, LIQUIDATED DAMAGES OR THIRD-PARTY CLAIMS FOR LOST PROFITS, PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES.

13.4 WARRANTIES. THE PARTIES AGREE THAT IN CONNECTION WITH PROCESSING ANY FEEDSTOCK THERE MAY BE SOME PHYSICAL LOSS OR DIMINISHED VOLUMES OF PRODUCT AND COSMO SHALL HAVE FULL RESPONSIBILITY FOR SUCH LOSSES. OTHER THAT ITS WARRANTY TO ACT AS PROVIDED IN SECTION 4.1, COSMO MAKES NO WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, IN RESPECT OF THE FEEDSTOCK, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, CONFORMITY TO MODELS OR SAMPLES, OR AGAINST INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT, OR OTHERWISE, AND ALL SUCH WARRANTIES IN RESPECT OF THE SUCH PRODUCTS ARE HEREBY EXPRESSLY DISCLAIMED BY COSMO AND EXCLUDED FROM THIS AGREEMENT.

13.5 SOLE AND EXCLUSIVE REMEDIES. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE PARTIES’ LIABILITY FOR DAMAGES IS LIMITED TO DIRECT, ACTUAL DAMAGES ONLY. EACH PARTY ACKNOWLEDGES THE DUTY TO MITIGATE DAMAGES HEREUNDER.

13.6 NO RECOURSE. EACH PARTY SHALL LOOK ONLY TO THE OTHER PARTY FOR THE PERFORMANCE OF SUCH OTHER PARTY’S RESPECTIVE OBLIGATIONS UNDER THIS AGREEMENT, AND ALL LIABILITIES AND INDEMNITY OBLIGATIONS HEREUNDER SHALL BE WITH RECOURSE ONLY TO THE PARTIES THEMSELVES, AND NONE OF THE LENDERS, AFFILIATES OF A PARTY, OR THE EMPLOYEES, SHAREHOLDERS (OTHER THAN BY OPERATION OF APPLICABLE LAWS REGARDING PARTNERSHIPS), OFFICERS, DIRECTORS, OR AGENTS OF ANY OF THEM, SHALL HAVE ANY LIABILITY TO THE OTHER PARTY OR TO ANY OTHER PERSON UNDER OR PURSUANT TO THIS AGREEMENT.

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Article 14

COMPLIANCE WITH LAWS

14.1 Compliance Generally. Each Party shall, in the performance of its duties under this Agreement, comply in all material respects with all Applicable Laws. Without limiting the generality of the foregoing, each Party agrees to comply with all Applicable Laws with respect to U.S. export and economic sanctions, including foreign trade controls, anti-boycott requirements, prohibitions on dealing with proscribed parties on lists maintained by the U.S. Treasury Department’s Office of Foreign Assets Control and the U.S. Commerce Department’s Bureau of Industry and Security, export and re-export controls and embargoes.

14.2 Anti-Corruption. Each Party warrants and undertakes to the other that in connection with this Agreement and the performance thereof, they shall each respectively comply with all applicable laws, regulations, rules and requirements of the United States of America or any other applicable Governmental Authority relating to anti-bribery or anti-money laundering and that they shall each respectively take no action which would subject the other to fines or penalties under such laws, regulations, rules or requirements.

Article 15

FORCE MAJEURE

15.1 General. Neither Party shall be liable to the other Party if it is rendered unable by an event of Force Majeure to perform in whole or in part any obligation or condition of this Agreement for so long as the event of Force Majeure exists and to the extent that performance is hindered by the Force Majeure event; provided, that the Party unable to perform (the “Affected Party”) shall use any commercially reasonable efforts to avoid or remove the event of Force Majeure. During the period that performance by the Affected Party of a part or whole of its obligations has been suspended by reason of an event of Force Majeure, the non-Affected Party likewise may suspend the performance of all or a part of its obligations to the extent that such suspension is commercially reasonable, other than any payment or indemnification obligations that arose prior to the event of Force Majeure. Force Majeure shall not apply to any obligation to pay money hereunder and is limited solely to performance of non-payment obligations hereunder. If a Force Majeure event affects the ability of Cosmo to Process Feedstock for a combined duration of no more than sixty (60) Days, the Toll Period shall be extended by the period of time corresponding to the combined Force Majeure event.

15.2 Notices and Mitigation Obligation. The Affected Party shall give notice to the non-Affected Party as soon as reasonably possible after receiving notice of the occurrence of an event of Force Majeure, including, to the extent feasible, the details and the expected duration of the Force Majeure event and the volume of Feedstock or End Products affected. Such Affected Party also shall promptly notify the non-Affected Party when the event of Force Majeure has terminated. The Affected Party shall use commercially reasonable efforts to remove the Force Majeure situation as quickly as possible; provided, that no Party shall be required to settle against its will any strike or labor dispute.

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Article 16

GOVERNING LAW AND DISPUTE RESOLUTION

16.1 Dispute Resolution. At the request of either Party at any time or from time to time after the date of this Agreement in a notice to the other Party, the Parties agree to have their respective senior management teams negotiate in good faith to resolve any Disputes under this Agreement. Except for an Event of Default set forth in Section 11.1, if, after a period of ten (10) Days from the date of any such notice, the respective senior management teams of the Parties have been unable to resolve such Dispute, the Parties agree that thereafter, all claims or controversies between the Parties arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration conducted in the English language in the State of New York and in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (AAA). The arbitration panel shall consist of three arbitrators. The Parties shall consult and negotiate with each other in good faith and, recognizing their mutual interests, appoint one arbitrator within fifteen (15) Days after receipt of notice that a Party intends to arbitrate pursuant to this clause. The arbitrator shall be a commercial person or attorney familiar with the trade of the commodity being sold under this Agreement. If the Parties are not able to reach an agreement to appoint one arbitrator that is satisfactory to both parties within a period of sixty (60) Days, then, the Parties agree the AAA will appoint the one arbitrator in accordance with the provisions of its Commercial Arbitration Rules. All costs and fees of the arbitrator(s) shall be borne equally by the Parties hereto. Any arbitration award to the prevailing Party made by a majority of the panel of the three arbitrators shall be binding upon the Parties. Judgment upon any such arbitration award may be entered in any court of any country having jurisdiction.

16.2 Governing Law. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED, AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

16.3 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO A DISPUTE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

16.4 Costs and Attorneys’ Fees; Interest. Each Party shall be responsible for its own Legal Costs. The Parties agree that, for any judgment by a federal or state court of competent jurisdiction providing for the payment of interest on money damages, such interest shall accrue at the Base Rate from the date of the default or breach of this Agreement that served as the basis for the judgment until the judgment is paid in full.

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Article 17

REPRESENTATIONS, WARRANTIES AND COVENANTS

17.1 Representations and Warranties. Each Party represents and warrants to the other Party as of the Effective Date of this Agreement that:

(a) Such Party is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized and is qualified to do business in all jurisdictions where it is required to be qualified;

(b) Such Party has the necessary power and authority to enter into, and either it or its Affiliates on its behalf can perform its obligations under this Agreement;

(c) Such Party has duly authorized the person(s) signing this Agreement to execute this Agreement on its behalf;

(d) Upon execution, this Agreement will be a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms;

(e) There is no action, suit or proceeding pending or threatened against such Party or any of its Affiliates that would materially and adversely affect its ability to perform its duties and obligations under this Agreement;

(f) The execution and delivery of this Agreement and its performance by such Party will not violate, result in a breach of, or conflict with any law, rule, regulation, order or decree applicable to such Party, its organizational documents, or the terms of any other agreement binding on such Party or any of its Affiliates;

(g) It has entered into the Agreement and will enter into any transaction thereunder as principal (and not as advisor, agent, broker or in any other capacity, fiduciary or otherwise) and with a full understanding of the material terms and risks of the same, and has made its own independent decision to enter into the Agreement and any transaction and as to whether the Agreement and any transaction are appropriate or suitable for it based upon its own judgment and upon advice from such advisers as it has deemed necessary and not in reliance upon any view expressed by any other Party;

(h) It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice) the Agreement, understands and accepts the terms, conditions and risks of the Agreement and any transaction, and is capable of assuming, and assumes, the risks of the Agreement and any transactions contemplated thereunder; and it is capable of assuming those risks;

(i) The other Party (i) is acting solely in the capacity of an arm’s-length contractual counterparty with respect to this Agreement (or any risk management transaction hereunder), (ii) is not acting as a financial advisor or fiduciary or in any similar capacity with respect to this Agreement (or any risk management transaction hereunder), and (iii) has not given to it any assurance or guarantee as to the expected performance or result of this Agreement (or any risk management transaction hereunder);

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(j) It is (i) an “eligible commercial entity” and an “eligible contract participant” as defined in sections 1a(17) and 1a(18) of the U.S. Commodity Exchange Act, as amended, and (ii) a “forward contract merchant” under section 101(26) and a “master netting agreement participant” under section 101(38B), for purposes of the Bankruptcy Code;

(k) Each purchase and sale of Feedstock and End Products, if applicable, between them, whether or not further documented, shall constitute a “forward contract” under section 101(25) and a “swap agreement” under section 101(53B) of the Bankruptcy Code, protected by, inter alia, section 556 and section 560 of the Bankruptcy Code, and that it shall be treated as such under and in all proceedings related to any bankruptcy, insolvency or similar law (regardless of the jurisdiction of application or competence of such law) or any regulation, ruling, order, directive or pronouncement made pursuant thereto;

(l) This Agreement and each transaction between the Parties hereunder constitutes a “master netting agreement” under section 101(38A) of the Bankruptcy Code; and

(m) This Agreement and all transactions hereunder completed form a single integrated agreement between the Parties. During the Toll Period, all transactions between RBio and Cosmo are entered into in reliance on the fact that all such transactions, together with this Agreement, form a single agreement.

17.2 Representations and Warranties of Cosmo.

(a) Cosmo represents and warrants to RBio as of the Effective Date that in the event of any action, inaction, consent, approval or other conduct that falls within the definition of “Bankruptcy Event” with respect to Cosmo, Cosmo intends that RBio’s rights and entitlements to the following will not be stayed, avoided or otherwise limited by the Bankruptcy Code, and Cosmo acknowledges the existence, and will not oppose the exercise, of RBio’s rights and entitlements to do any of the following: (i) to accelerate, close-out, liquidate, collect, net and set off rights and obligations under this Agreement and any of the transactions hereunder; and (ii) require that Cosmo Process any of RBio’s Feedstock that are located at the Mill upon early termination of this Agreement when Cosmo is the Defaulting Party; and

(b) Cosmo represents and warrants to RBio as of the Effective Date that the Mill is in good working order and condition consistent in all material respects with prudent industry practices, all Governmental Approvals and Applicable Laws, and all applicable requirements of the Agreement.

17.3 Cosmo Covenants. Cosmo covenants to RBio that:

(a) Cosmo shall, or shall cause its Affiliates, as applicable, directly or through its operators, maintain and preserve the Mill in good working order and condition, ordinary wear and tear excepted, consistent in all material respects with prudent industry practices, all Governmental Approvals and Applicable Laws, and all applicable requirements of the Agreement.

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(b) Cosmo covenants that it shall not transfer Feedstock or End Products into, through, or out of any infrastructure at the Mill until: (i) the infrastructure passes any inspections, or inspections following a material Mill outage or the failure of material infrastructure at the Mill (which shall be completed by RBio no later than three (3) Days from Cosmo’s indication that the Mill is to be ready to re-commence operations); and (ii) the inspection demanded by RBio is completed, including delivery to RBio of any inspection certificate requested in the demand, or the relevant time period has expired; provided, that the inspection is completed in a commercially reasonable time frame.

(c) Notwithstanding any other provision of this Agreement, Cosmo shall use commercially reasonable efforts not to execute a Confirmation that it knows will create an obligation that would exceed the mutually agreed to scheduled delivery obligations or the overall operational capacity of the Mill.

17.4 RBio Covenants.

(a) Notwithstanding any other provision of this Agreement, RBio shall use commercially reasonable efforts not to execute a Confirmation that it knows will create an obligation that would exceed the mutually agreed to scheduled delivery obligations or the overall operational capacity of the Mill.

(b) Without limitation of its obligations hereunder RBio covenants that it will use commercially reasonable efforts to sell End Products pursuant to the terms of this Agreement, and it shall use commercially reasonable efforts to cause End Products in the Mill to be removed on a timely basis so as to avoid curtailing Processing or Operations.

(c) Without limitation of its obligations hereunder RBio covenants that it will use commercially reasonable efforts to (i) negotiate and obtain Confirmations for the sale of End Products pursuant to the terms of this Agreement, and (ii) to cause End Products in the End Products storage facilities to be removed on a timely basis so as to avoid curtailing Processing or Operations.

Article 18

MISCELLANEOUS

18.1 Relationship of Parties. The Parties understand and agree that (a) no Party is an agent, employee, contractor, vendor, representative or partner of the other Party, (b) no Party shall owe a fiduciary duty to the other Party or hold itself out as a fiduciary of the other Party, and (c) no Party is capable of binding the Party to any obligation or liability except as otherwise provided herein. Neither the execution nor delivery of this Agreement, or consummation of the transactions contemplated hereby, shall create, or constitute a partnership, joint venture or any other form of business organization or arrangement among the Parties. Except to the extent otherwise provided herein, in performing Operations hereunder, Cosmo shall be an independent contractor, and Cosmo shall not be deemed for any purpose to be an agent, servant, employee or representative of RBio. Cosmo shall have full legal charge and control of its contractors, employees, agents, and equipment in the performance of Operations. RBio shall have no control or right of control of Cosmo, its contractors, or any of their employees and agents, or of the method or means by which Operations are to be performed.

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18.2 Integration. The terms and provisions contained in this Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof, and this Agreement supersedes all other previous undertakings, representations, and agreements, both oral and written, between the Parties with respect to the transactions contemplated hereunder.

18.3 Public Announcements. Except to the extent required by law, neither Party may make or issue any press release, public announcement or statement regarding this Agreement or any transactions contemplated hereunder, and neither Party may use the other Party’s name or logo in any marketing or advertising campaigns, without the consent of the other Party (which may not be unreasonably withheld).

18.4 Modifications. This Agreement may not be amended or modified except by written agreement executed by each of the Parties.

18.5 Survival. All payment, indemnification (including the payment and indemnification obligations that arise out of termination and the Final Inventory provisions) and confidentiality obligations shall survive the expiration or termination of this Agreement.

18.6 Notices. Any and all notices and other communications that are required or permissible pursuant to this Agreement shall be in writing and shall be deemed given upon receipt, if sent by certified mail with delivery receipt or by an internationally recognized courier. The Parties designate the following addresses for the foregoing legal effects:

If to Cosmo:

Cosmo Specialty Fibers, Inc.

2100 Westport Road,

Aberdeen, WA 98520

Attention: Mark Storrie

Email: mark@charlestowninvestments.com

and

If to RBio:

RBio Energy Corporation

Dorfplatz 2

Beckenriend, 6375

Nidwalden

Switzerland

Attention: Richard James Bassett

Email: richard@charlestowninvestments.com

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18.7 Attachments. All appendixes, exhibits and other attachments to which reference is made in this Agreement are hereby incorporated by such reference, and made a part of this Agreement for all purposes.

18.8 Counterparts and Facsimiles. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one agreement binding on the Parties, notwithstanding that all Parties are not signatories to the same counterpart. Furthermore, a portable document format (.pdf) copy shall be deemed valid and binding on the Parties and shall have the same effect as an original.

18.9 Change of Applicable Law. In the case of a Change of Applicable Law that one Party brings to the attention of the other Party to this Agreement, the Parties shall meet in good faith and renegotiate this Agreement.

(a) If a Change of Applicable Law results or is likely to result in a Party (such Party being the “Change of Law Affected Party”) (i) not being able to perform its obligations under this Agreement, or (ii) incurring incremental damages, Losses, costs, expenses, fees, fines, payments, liabilities, penalties or other sanctions of a monetary nature in excess of ten million dollars ($10,000,000) solely as a result of its performance of its obligations under the Agreement, the Change of Law Affected Party may request, by notice to the other Party, that the Parties amend the applicable terms of this Agreement; provided, that the Change of Law Affected Party shall use commercially reasonable efforts to minimize the effects of such Change of Applicable Law or to mitigate the incremental Losses that is may incur as a result of such Change of Applicable Law.

(b) Within seven (7) Days of receipt of the notice contemplated in clause (i), the Parties shall negotiate in good faith with a view to identifying steps that would alleviate the effects of the relevant Change of Applicable Law on the Change of Law Affected Party. In identifying and discussing these potential steps, the Parties shall, as far as is reasonably practicable, act in a manner that preserves the balance of the commercial agreement (including economic benefits, risk allocation, costs, and liabilities) existing between the Parties under this Agreement as of the Effective Date.

Article 19

ASSIGNMENTS

19.1 Successors and Assigns.

(a) Successors. This Agreement shall inure to the benefit of and be binding upon the Parties, their respective successors and permitted assigns.

(b) No Assignment. Neither Party shall assign this Agreement or its rights or interests hereunder in whole or in part, or delegate its obligations hereunder in whole or in part, without the express written consent of the other Party except in the case of assignment to (x) an Affiliate or (y) a financial institution providing financing to a Party, in each case, if (i) such assignee assumes in writing all of the obligations of the assignor, (ii) the assignor provides the other Party with evidence of the assignee’s financial responsibility at least equal to that of the assignor, and (iii) the assignor agrees to remain jointly and severally liable with the assignee for the full performance of the assignor’s obligations under this Agreement.

Annex E-32

(c) Null and Void. Any attempted assignment in violation of this Section 19.1 shall be null and void ab initio and the non-assigning Party shall have the right, without prejudice to any other rights or remedies it may have hereunder or otherwise, to terminate this Agreement effective immediately upon notice to the Party attempting such assignment.

[Signature page to follow.]

Annex E-33

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed and signed by its duly authorized representative to be effective as of the Effective Date.

COSMO SPECIALTY FIBERS, INC.

By:	/s/ Mark Storrie
Name:	Mark Storrie
Title:	Authorized Person

RBIO ENERGY CORPORATION

By:	/s/ Richard James Bassett
Name:	Richard James Bassett
Title:	Chief Executive Officer

[Signature Page to Tolling Agreement]

Annex E-34

EXHIBIT A

Chemical Inputs

Annex E-35

EXHIBIT B

INSPECTION PROTOCOL

Annex E-36

ExhIbit C

Utility Inputs

Annex E-37

EXHIBIT D

INSURANCE

Annex E-38

Annex F

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

PERCEPTION CAPITAL CORP. III

(ADOPTED BY SPECIAL RESOLUTION DATED 11 OCTOBER 2023)

www.verify.gov.ky File#: 373033	Filed: 11-Oct-2023 15:34 EST Auth Code: D66508801110

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

PERCEPTION CAPITAL CORP. III

(ADOPTED BY SPECIAL RESOLUTION DATED 11 OCTOBER 2023)

1.	The name of the company is Perception Capital Corp. III (the “Company”).

2.	The registered office of the Company will be situated at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands or at such other location as the Directors may from time to time determine.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”).

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act.

5.	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

7.	The authorised share capital of the Company is US$33,100 divided into 300,000,000 Class A ordinary shares with a nominal or par value of US$0.0001, 30,000,000 Class B ordinary shares with a nominal or par value of US$0.0001, and 1,000,000 preference shares with a nominal or par value of US$0.0001 provided that subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.	The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

Annex F-1 www.verify.gov.ky File#: 373033	Filed: 11-Oct-2023 15:34 EST Auth Code: D66508801110

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

PERCEPTION CAPITAL CORP. III

(ADOPTED BY SPECIAL RESOLUTION DATED 11 OCTOBER 2023)

REF: JA/AR/P4271-185113

www.verify.gov.ky File#: 373033	Filed: 11-Oct-2023 15:34 EST Auth Code: D66508801110

Annex F-i www.verify.gov.ky File#: 373033	Filed: 11-Oct-2023 15:34 EST Auth Code: D66508801110

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS	F-19

CLEARING HOUSES	F-19

DIRECTORS	F-19

ALTERNATE DIRECTOR	F-20

POWERS AND DUTIES OF DIRECTORS	F-20

BORROWING POWERS OF DIRECTORS	F-22

THE SEAL	F-22

DISQUALIFICATION OF DIRECTORS	F-23

PROCEEDINGS OF DIRECTORS	F-23

DIVIDENDS	F-25

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION	F-26

CAPITALISATION OF RESERVES	F-27

SHARE PREMIUM ACCOUNT	F-28

NOTICES	F-28

INDEMNITY	F-30

NON-RECOGNITION OF TRUSTS	F-31

BUSINESS COMBINATION REQUIREMENTS	F-31

BUSINESS OPPORTUNITIES	F-34

WINDING UP	F-35

AMENDMENT OF ARTICLES OF ASSOCIATION	F-35

CLOSING OF REGISTER OR FIXING RECORD DATE	F-36

REGISTRATION BY WAY OF CONTINUATION	F-36

MERGERS AND CONSOLIDATION	F-37

DISCLOSURE	F-37

EXCLUSIVE JURISDICTION AND FORUM	F-37

Annex F-ii www.verify.gov.ky File#: 373033	Filed: 11-Oct-2023 15:34 EST Auth Code: D66508801110

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

PERCEPTION CAPITAL CORP. III

ADOPTED BY SPECIAL RESOLUTION DATED 11 OCTOBER 2023

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to Perception Capital Corp. III (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.

INTERPRETATION

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Articles” means these articles of association of the Company, as amended or substituted from time to time.

“Audit Committee” means the audit committee of the Company formed pursuant to Article 140 hereof, or any successor audit committee.

“Branch Register” means any branch Register of such category or categories of Members as the Company may from time to time determine.

“Business Combination” means a merger, share exchange, asset acquisition, share purchase, reorganisation or similar business combination involving the Company, with one or more businesses or entities (the “target business”), which Business Combination: (a) must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Fund (less the deferred underwriting commissions and income taxes payable on the interest and other income earned on the Trust Fund) at the time of entering into the definitive agreement to enter into a Business Combination; and (b) must not be effectuated solely with another blank cheque company or a similar company with nominal operations.

Annex F-1 www.verify.gov.ky File#: 373033	Filed: 11-Oct-2023 15:34 EST Auth Code: D66508801110

“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.

“Class A Shares” means the Class A ordinary Shares in the capital of the Company of $0.0001 nominal or par value designated as Class A Shares, and having the rights provided for in these Articles.

“Class B Shares” means the Class B ordinary Shares in the capital of the Company of $0.0001 nominal or par value designated as Class B Shares, and having the rights provided for in these Articles.

“Companies Act” means the Companies Act (as amended) of the Cayman Islands.

“Designated Stock Exchange” means any national securities exchange or automated quotation system on which the Company’s securities are traded, including but not limited to The Nasdaq Stock Market LLC, The NYSE MKT LLC, The New York Stock Exchange LLC or any OTC market.

“Directors” means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof.

“Electronic Facility” means without limitation, website addresses and conference call systems, and any device, system, procedure, method or other facility whatsoever providing an electronic means of venue for a general meeting of the Company.

“Equity-Linked Securities” means any debt or equity securities that are convertible, exercisable or exchangeable for Class A Shares issued in connection with the initial Business Combination, including but not limited to a private placement of equity or debt.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any similar U.S. federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Founders” means the Sponsor and all Members immediately prior to the consummation of the IPO.

“Initial Conversion Ratio” means the meaning given to it in Article 14.

“Investor Group” means the Sponsor, its general partner and their respective affiliates, successors and assigns.

“IPO” means the Company’s initial public offering of securities.

“IPO Redemption” means the meaning given to it in Article 161.

“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time.

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“Office” means the registered office of the Company as required by the Companies Act.

“Officers” means the officers for the time being and from time to time of the Company.

“Ordinary Resolution” means a resolution:

(a)	passed by a simple majority of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company; or

(b)	approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“Ordinary Shares” means the Class A Shares and the Class B Shares.

“Over-Allotment Option” means the option of the Underwriters to purchase up to an additional 15% of the units sold in the IPO at a price equal to US$10.00 per unit, less underwriting discounts and commissions.

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up.

“Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires, other than in respect of a Director or Officer in which circumstances Person shall mean any person or entity permitted to act as such in accordance with the laws of the Cayman Islands.

“Preference Shares” means the Preference Shares in the capital of the Company of US$0.0001 nominal or par value designated as Preference Shares, and having the rights provided for in these Articles.

“Private Placement Warrants” mean the warrants to be issued to the Sponsor in a private placement simultaneously with the closing of the IPO and upon conversion of working capital loans, if any.

“Public Shares” means the Class A Shares issued as part of the units issued in the IPO.

“Principal Register”, where the Company has established one or more Branch Registers pursuant to the Companies Act and these Articles, means the Register maintained by the Company pursuant to the Companies Act and these Articles that is not designated by the Directors as a Branch Register.

“Redemption Price” has the meaning given to it in Article 161.

Annex F-3 www.verify.gov.ky File#: 373033	Filed: 11-Oct-2023 15:34 EST Auth Code: D66508801110

“Register” means the register of Members of the Company required to be kept pursuant to the Companies Act and includes any Branch Register(s) established by the Company in accordance with the Companies Act.

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company.

“Series” means a series of a Class as may from time to time be issued by the Company.

“Share” means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share.

“Shareholder” or “Member” means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register of such subscriber.

“Share Premium Account” means the share premium account established in accordance with these Articles and the Companies Act.

“signed” means bearing a signature or representation of a signature affixed by mechanical means.

“Special Resolution” means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:

(a)	passed by a majority of not less than two-thirds (which shall be required to include with respect to any resolution to amend Articles 95 and 113(d) prior to the consummation of a Business Combination, the affirmative vote of a simple majority of the Class B Shares then in issue) of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)	approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Sponsor” means Perception Capital Partners IIIA LLC, a Delaware limited liability company.

Annex F-4 www.verify.gov.ky File#: 373033	Filed: 11-Oct-2023 15:34 EST Auth Code: D66508801110

“Treasury Shares” means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.

“Trust Fund” means the trust account established by the Company upon the consummation of its IPO and into which a certain amount of the net proceeds of the IPO, together with certain of the proceeds of a private placement of warrants simultaneously with the closing date of the IPO, will be deposited.

“Underwriter” means an underwriter of the IPO.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to a dollar or dollars or US$ (or $) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)	reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case; and

(g)	reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another.

3.	Subject to the preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be commenced at any time after incorporation.

5.	The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

Annex F-5 www.verify.gov.ky File#: 373033	Filed: 11-Oct-2023 15:34 EST Auth Code: D66508801110

6.	The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.	The Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Companies Act and these Articles) places as the Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office. The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Companies Act; provided that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Companies Act and the rules or requirements of any Designated Stock Exchange.

SHARES

8.	Subject to these Articles, and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, all Shares for the time being unissued shall be under the control of the Directors who may:

(a)	issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

(b)	grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued; provided however that prior to a Business Combination the Directors shall not allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) to the extent that it may affect the ability of the Company to carry out a conversion described in Articles 14 to 19.

9.	The Company may issue units of securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine. The securities comprising any such units which are issued pursuant to the IPO can only be traded separately from one another on the 52nd day following the date of the prospectus relating to the IPO (or the immediately following business day if such 52nd day is not a business day) unless the Underwriters determine that an earlier date is acceptable, subject to the Company having filed a current report on Form 8-K with the SEC and a press release announcing when such separate trading will begin. Prior to such date, the units can be traded, but the securities comprising such units cannot be traded separately from one another.

Annex F-6 www.verify.gov.ky File#: 373033	Filed: 11-Oct-2023 15:34 EST Auth Code: D66508801110

10.	The Directors, or the Shareholders by Ordinary Resolution, may authorise the division of Shares into any number of Classes and sub-classes and Series and sub-series and the different Classes and sub-classes and Series and sub-series shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes and Series (if any) may be fixed and determined by the Directors or the Shareholders by Ordinary Resolution.

11.	The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his or her subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

12.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

13.	Except as otherwise specified in these Articles or required by law, the holders of the Class A Shares and the Class B Shares shall vote as a single class.

FOUNDER SHARES CONVERSION AND ANTI-DILUTION RIGHTS

14.	Subject to adjustment as provided in Article 15, Class B Shares shall automatically convert into Class A Shares on a one-for-one basis (the “Initial Conversion Ratio”) at the time of a Business Combination (or earlier at the option of the holders thereof), subject to adjustment to account for share subdivisions, share capitalisations, reorganisations, recapitalisations or other adjustments to the aggregate authorised or issued share capital of the Company.

15.	Notwithstanding the Initial Conversion Ratio, in the case that additional Class A Shares or Equity Linked Securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A Shares issuable upon conversion of all Class B Shares will equal, in aggregate, on an as converted basis, 20% of the sum of:

(a)	the total number of Ordinary Shares issued and outstanding upon completion of the IPO, plus

(b)	the total number of Class A Shares issued or deemed issued, or issuable upon the conversion or exercise of any Equity-Linked Securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding (x) any Class A Shares or Equity-Linked Securities exercisable for or convertible into Class A Shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and (y) any Private Placement Warrants issued to the Sponsor, its affiliates or the Company’s Officers or Directors upon conversion of working capital loans.

Annex F-7 www.verify.gov.ky File#: 373033	Filed: 11-Oct-2023 15:34 EST Auth Code: D66508801110

16.	Notwithstanding anything to the contrary contained herein in no event shall the Class B Shares convert into Class A Shares at a ratio that is less than one-for-one.

17.	References in Articles 14 to Article 19 to “converted”, “conversion” or “exchange” shall mean the compulsory redemption without notice of Class B Shares of any Member and, on behalf of such Members, automatic application of such redemption proceeds in paying for such new Class A Shares into which the Class B Shares have been converted or exchanged at a price per Class B Share necessary to give effect to a conversion or exchange calculated on the basis that the Class A Shares to be issued as part of the conversion or exchange will be issued at par. The Class A Shares to be issued on an exchange or conversion shall be registered in the name of such Member or in such name as the Member may direct.

18.	Each Class B Share shall convert into its pro rata number of Class A Shares as set forth in this Article 18. The pro rata share for each holder of Class B Shares will be determined as follows: Each Class B Share shall convert into such number of Class A Shares as is equal to the product of 1 multiplied by a fraction, the numerator of which shall be the total number of Class A Shares into which all of the issued and outstanding Class B Shares shall be converted pursuant to these Articles and the denominator of which shall be the total number of issued and outstanding Class B Shares at the time of conversion.

19.	The Directors may effect such conversion in the manner contemplated by Article 17 or in any other manner available under applicable law, including redeeming or repurchasing the relevant Class B Shares and applying the proceeds thereof towards payment for the new Class A Shares. For the purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of amounts standing to the credit of the Company’s share premium account or out of its capital.

MODIFICATION OF RIGHTS

20.	Whenever the capital of the Company is divided into different Classes (and as otherwise determined by the Directors) the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued Shares of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by a majority of two-thirds of the votes cast at such a meeting. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by him or her. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes. The Directors may vary the rights attaching to any Class without the consent or approval of Shareholders; provided that the rights will not, in the determination of the Directors, be materially adversely varied or abrogated by such action.

Annex F-8 www.verify.gov.ky File#: 373033	Filed: 11-Oct-2023 15:34 EST Auth Code: D66508801110

21.	The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further Shares ranking parri passu with or subsequent to them or Shares with preferred rights or the redemption or purchase of any Shares of any Class by the Company.

CERTIFICATES

22.	If so determined by the Directors, any Person whose name is entered as a member in the Register may receive a certificate in the form determined by the Directors. All certificates shall specify the Share or Shares held by that person and the amount paid up thereon; provided that in respect of a Share or Shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all. All certificates for Shares shall be delivered personally or sent through the post addressed to the member entitled thereto at the Member’s registered address as appearing in the Register.

23.	Every share certificate of the Company shall bear legends required under the applicable laws, including the Exchange Act.

24.	Any two or more certificates representing Shares of any one Class held by any Member may at the Member’s request be cancelled and a single new certificate for such Shares issued in lieu on payment (if the Directors shall so require) of $1.00 or such smaller sum as the Directors shall determine.

25.	If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Member upon request subject to delivery of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

26.	In the event that Shares are held jointly by several persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

FRACTIONAL SHARES

27.	The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

Annex F-9 www.verify.gov.ky File#: 373033	Filed: 11-Oct-2023 15:34 EST Auth Code: D66508801110

LIEN

28.	The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share (whether or not fully paid) registered in the name of a Person indebted or under liability to the Company (whether he or she is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or her or his or her estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it.

29.	The Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his or her death or bankruptcy.

30.	For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he or she shall not be bound to see to the application of the purchase money, nor shall his or her title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

31.	The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

32.	Subject to the terms of the allotment and issue of any Shares, the Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

33.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

34.	If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

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35.	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

36.	The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

37.	The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him or her, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

FORFEITURE OF SHARES

38.	If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him or her requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

39.	The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

40.	If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

41.	A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

42.	A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him or her to the Company in respect of the Shares forfeited, but his or her liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

43.	A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

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44.	The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his or her title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

45.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

46.	Subject to these Articles and the rules or regulations of the Designated Stock Exchange or any relevant rules of the SEC or securities laws (including, but not limited to the Exchange Act), a Shareholder may transfer all or any of his or her Shares. If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

47.	The instrument of transfer of any Share shall be in (i) any usual or common form; (ii) such form as is prescribed by the Designated Stock Exchange; or (iii) in any other form the Directors may determine and shall be executed by or on behalf of the transferor (or otherwise as prescribed by the rules and regulations of the Designated Stock Exchange) and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

48.	Subject to the terms of issue thereof and the rules or regulations of the Designated Stock Exchange or any relevant rules of the SEC or securities laws (including, but not limited to the Exchange Act), the Directors may determine to decline to register any transfer of Shares without assigning any reason therefor.

49.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.

50.	All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

Annex F-12 www.verify.gov.ky File#: 373033	Filed: 11-Oct-2023 15:34 EST Auth Code: D66508801110

TRANSMISSION OF SHARES

51.	The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased holder of the Share, shall be the only Person recognised by the Company as having any title to the Share.

52.	Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself or herself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

53.	A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he or she would be entitled if he or she were the registered Shareholder, except that he or she shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

ALTERATION OF SHARE CAPITAL

54.	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

55.	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)	convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)	subdivide its existing Shares, or any of them into Shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)	cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

56.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

Annex F-13 www.verify.gov.ky File#: 373033	Filed: 11-Oct-2023 15:34 EST Auth Code: D66508801110

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

57.	Subject to the Companies Act and the rules of the Designated Stock Exchange, the Company may:

(a)	issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may determine;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder;

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Act, including out of its capital; and

(d)	accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

58.	With respect to redeeming, repurchasing or the surrender of Shares:

(a)	Members who hold Public Shares are entitled to request the redemption of such Shares in the circumstances described in Articles 161 and 163;

(b)	Shares held by the Founders shall be surrendered for no consideration to the extent that the Over-Allotment Option is not exercised in full so that the Founders will own, on an as converted basis, 20% of the Company’s issued Shares after the IPO; and

(c)	Public Shares shall be repurchased by way of tender offer in the circumstances set out in Article 159.

59.	Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

60.	The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

61.	The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

Annex F-14 www.verify.gov.ky File#: 373033	Filed: 11-Oct-2023 15:34 EST Auth Code: D66508801110

TREASURY SHARES

62.	Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

63.	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to Members on a winding up) may be declared or paid in respect of a Treasury Share.

64.	The Company shall be entered in the Register as the holder of the Treasury Shares; provided that:

(a)	the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

65.	Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

GENERAL MEETINGS

66.	The Directors may, whenever they think fit, convene a general meeting of the Company and, for the avoidance of doubt, Members shall not have the ability to call general meetings except as provided in Article 69; provided, that for the avoidance of doubt, the Directors shall be required to convene a general meeting of the Company to approve any Business Combination in accordance with Article 157 and Article 158. Members seeking to bring business before an annual general meeting or to nominate candidates for appointment as Directors at an annual general meeting must (1) deliver notice to the principal executive office of the Company not less than 120 days and not more than 150 days prior to the date of the Company’s annual general meeting or, if the Company did not hold an annual general meeting during the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by the Directors with such deadline being a reasonable time before the Company begins to print and send its related proxy materials (2) have continuously held Shares equal to at least $2,000 in market value, or 1%, of the Company’s Shares entitled to be voted on the proposal at the meeting for at least one year by the date of such notice or deadline, and (3) continue to hold those Shares through the date of the annual general meeting.

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67.	For so long as the Company’s Shares are traded on a Designated Stock Exchange, the Company shall in each year hold a general meeting as its annual general meeting at such time and place (including any Electronic Facility) as may be determined by the Directors in accordance with the rules of the Designated Stock Exchange, unless such Designated Stock Exchange does not require the holding of an annual general meeting.

68.	The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, for any reason or for no reason at any time prior to the time for holding such meeting or, if the meeting is adjourned, the time for holding such adjourned meeting. The Directors shall give Shareholders notice in writing of any cancellation or postponement. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

69.	If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

70.	At least five clear days’ notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place (including any Electronic Facility), the day and the hour of the meeting and the general nature of the business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit.

71.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

72.	All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Directors or of the Company’s auditors, and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

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73.	No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. One or more Shareholders holding a majority of issued and outstanding shares of the Company present in person or by proxy and entitled to vote at that meeting shall form a quorum.

74.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such other day, time and/or place (including any Electronic Facility) as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum.

75.	If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of any Electronic Facility/ a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

76.	The chairperson, if any, of the Directors shall preside as chairperson at every general meeting of the Company.

77.	If there is no such chairperson, or if at any general meeting he or she is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairperson, any Director or Person nominated by the Directors shall preside as chairperson, failing which the Shareholders present in person or by proxy shall choose any Person present to be chairperson of that meeting.

78.	The chairperson may adjourn a meeting from time to time and from place to place (including any Electronic Facility) either:

(a)	with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting); or

(b)	without the consent of such meeting if, in his or her sole opinion, he or she considers it necessary to do so to:

(i)	secure the orderly conduct or proceedings of the meeting; or

(ii)	give all persons present in person or by proxy and having the right to speak and/or vote at such meeting, the ability to do so,

but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given in the manner provided for the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

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79.	A resolution put to the vote of the meeting shall be decided on a poll in such manner as the chairperson directs and the result of the poll shall be deemed to be the resolution of the meeting.

80.	In the case of an equality of votes, the chairperson of the meeting shall be entitled to a second or casting vote.

VOTES OF SHAREHOLDERS

81.	Except as otherwise provided in these Articles and subject to any rights and restrictions for the time being attached to any Share, every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a general meeting of the Company, have one vote for each Share of which he or she or the Person represented by proxy is the holder.

82.	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

83.	A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by him or her, by his or her committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote in respect of such Shares by proxy.

84.	No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him or her in respect of Shares carrying the right to vote held by him or her have been paid.

85.	On a poll votes may be given either personally or by proxy.

86.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his or her attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an Officer or attorney duly authorised or otherwise given in such other manner as the Directors may approve. A proxy need not be a Shareholder.

87.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

88.	The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

89.	A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

Annex F-18 www.verify.gov.ky File#: 373033	Filed: 11-Oct-2023 15:34 EST Auth Code: D66508801110

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

90.	Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he or she represents as that corporation could exercise if it were an individual Shareholder or Director.

CLEARING HOUSES

91.	If a clearing house (or its nominee) is a Member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such person or persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any Class of Members of the Company; provided that, if more than one person is so authorised, the authorisation shall specify the number and Class of Shares in respect of which each such person is so authorised. A person so authorised pursuant to this Article shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he or she represents as that clearing house (or its nominee) could exercise if it were an individual Member holding the number and Class of Shares specified in such authorisation.

DIRECTORS

92.	The Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed but unless such numbers are fixed as aforesaid the minimum number of Directors shall be one and the maximum number of Directors shall be unlimited. The remuneration of the Directors may be determined by the Directors.

93.	There shall be no shareholding qualification for Directors.

94.	For so long as the Company’s Shares are traded on a Designated Stock Exchange, the Directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board of Directors. At the first annual general meeting of Members after the IPO, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three (3) years. At the second annual general meeting of Members after the IPO, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three (3) years. At the third annual general meeting of Members after the IPO, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of Members, Directors shall be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his or her term, until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of Directors constituting the board of Directors shall shorten the term of any incumbent Director.

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95.	Prior to the closing of an initial Business Combination, the Company may by Ordinary Resolution of the holders of the Class B Shares (only) appoint any person to be a Director and remove any Director for any reason. For the avoidance of doubt (i) prior to the closing of an initial Business Combination, holders of Class A Shares shall have no right to vote on the appointment or removal of any Director; provided, however, that if all of the Class B Shares are converted prior to the date of the initial Business Combination, the holders of Class A Shares will have the right to vote on the election of Directors and (ii) following the closing of an initial Business Combination, the Company may by Ordinary Resolution (of all Shareholders entitled to vote) appoint or remove any Director in accordance with these Articles.

96.	The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director; provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. When the number of Directors is increased or decreased, the board of Directors shall, subject to Article 94 above, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director.

ALTERNATE DIRECTOR

97.	Any Director may in writing appoint another Person to be his or her alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be authorised to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director’s place at any meeting of the Directors. Every such alternate shall be entitled to attend and vote at meetings of the Directors as the alternate of the Director appointing him or her and where he or she is a Director to have a separate vote in addition to his or her own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him or her. Such alternate shall not be an Officer solely as a result of his or her appointment as an alternate other than in respect of such times as the alternate acts as a Director. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him or her and the proportion thereof shall be agreed between them.

POWERS AND DUTIES OF DIRECTORS

98.	Subject to the Companies Act, these Articles and to any resolutions passed in a general meeting (including resolutions approved by the Members in connection with any Business Combination in accordance with Article 157 and Article 158), the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

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99.	The Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company (including, for the avoidance of doubt and without limitation, any chairperson (or co-chairperson) of the board of Directors, one or more chief executive officers, presidents, a chief financial officer, vice-presidents, a treasurer or any other Officers as may be determined by the Directors), and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors.

100.	The Directors may appoint any Person to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company.

101.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

102.	The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him or her.

103.	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

104.	The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Person to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Person.

105.	The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

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106.	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

107.	The Directors may agree with a Shareholder to waive or modify the terms applicable to such Shareholder’s subscription for Shares without obtaining the consent of any other Shareholder; provided that such waiver or modification does not amount to a variation or abrogation of the rights attaching to the Shares of such other Shareholders.

108.	The Directors shall have the authority to present a winding up petition on behalf of the Company without the sanction of a resolution passed by the Company in general meeting.

BORROWING POWERS OF DIRECTORS

109.	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

110.	The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors; provided that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

111.	The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors; provided that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

112.	Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

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DISQUALIFICATION OF DIRECTORS

113.	The office of Director shall be vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with his or her creditors;

(b)	dies or is found to be or becomes of unsound mind;

(c)	resigns his or her office by notice in writing to the Company;

(d)	prior to the closing of an initial Business Combination, is removed from office by Ordinary Resolution of Class B Shares (only);

(e)	following the closing of an initial Business Combination, is removed from office by Ordinary Resolution of all Shareholders entitled to vote; or

(f)	is removed from office pursuant to any other provision of these Articles.

PROCEEDINGS OF DIRECTORS

114.	The Directors may meet together (either within or outside the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairperson shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

115.	A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

116.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be two or more Directors the quorum shall be two, and if there be one Director the quorum shall be one. A Director represented by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

117.	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his or her interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he or she is to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he or she may be interested therein and if he or she does so his or her vote shall be counted and he or she may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

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118.	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his or her office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his or her office from contracting with the Company either with regard to his or her tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his or her interest, may be counted in the quorum present at any meeting of the Directors whereat he or she or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he or she may vote on any such appointment or arrangement.

119.	Any Director may act by himself or herself or his or her firm in a professional capacity for the Company, and he or she or his or her firm shall be entitled to remuneration for professional services as if he or she were not a Director; provided that nothing herein contained shall authorise a Director or his or her firm to act as auditor to the Company.

120.	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of Officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

121.	When the chairperson of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

122.	A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his or her appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or his or her duly appointed alternate.

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123.	The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

124.	The Directors may elect a chairperson of their meetings and determine the period for which he or she is to hold office but if no such chairperson is elected, or if at any meeting the chairperson is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairperson of the meeting.

125.	Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairperson of its meetings. If no such chairperson is elected, or if at any meeting the chairperson is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairperson of the meeting.

126.	A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairperson shall have a second or casting vote.

127.	All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

DIVIDENDS

128.	Subject to any rights and restrictions for the time being attached to any Shares, or as otherwise provided for in the Companies Act and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

129.	Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

130.	The Directors may determine, before recommending or declaring any dividend, to set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the determination of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

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131.	Any dividend may be paid in any manner as the Directors may determine. If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at his or her registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.

132.	The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie and may determine the extent to which amounts may be withheld therefrom (including, without limitation, any taxes, fees, expenses or other liabilities for which a Shareholder (or the Company, as a result of any action or inaction of the Shareholder) is liable).

133.	Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares.

134.	If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

135.	No dividend shall bear interest against the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

136.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

137.	The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

138.	The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by Ordinary Resolution.

139.	The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the financial year end and the accounting principles will be determined by the Directors. The financial year of the Company shall end on 31 December of each year or such other date as the Directors may determine.

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140.	Without prejudice to the freedom of the Directors to establish any other committee, if the Shares are listed or quoted on the Designated Stock Exchange, and if required by the Designated Stock Exchange, the Directors shall establish and maintain an audit committee (the “Audit Committee”) as a committee of the board of Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the SEC and the Designated Stock Exchange.

141.	The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES

142.	Subject to the Companies Act and these Articles, the Directors may:

(a)	resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)	appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

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(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)	the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to any of the actions contemplated by this Article.

SHARE PREMIUM ACCOUNT

143.	The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

144.	There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price; provided that at the determination of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

NOTICES

145.	Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at his or her address as appearing in the Register, or by electronic mail, or by facsimile should the Directors deem it appropriate. Notice may also be served by electronic communication in accordance with the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or by placing it on the Company’s website. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

146.	Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

147.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five clear days after the time when the letter containing the same is posted;

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(b)	facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service;

(d)	electronic mail or other electronic communication (such as transmission to any number, address or internet website (including the website of the SEC) or other electronic delivery methods as otherwise decided and approved by the Directors), shall be deemed to have been served immediately upon the time of the transmission by electronic mail or approved electronic communication, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient; or

(e)	placing it on the Company’s website; service of the notice shall be deemed to have been effected one hour after the notice or document was placed on the Company’s website.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

148.	Any notice or document delivered or sent in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his or her death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his or her name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him or her) in the Share.

149.	Notice of every general meeting of the Company shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his or her death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

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INDEMNITY

150.	To the fullest extent permitted by law, every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions or proceedings whether threatened, pending or completed (a “Proceeding”), costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own actual fraud, wilful default or wilful neglect as determined by a court of competent jurisdiction, (i) in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment), (ii) arising as a consequence of such Indemnified Person becoming aware of any business opportunity and failing to present such business opportunity to the Company or otherwise taking any of the actions or omitting to take any of the actions permitted by the Articles under the heading “Business Opportunities”, (iii) in the execution or discharge of his or her duties, powers, authorities or discretions, or (iv) in respect of any actions or activities undertaken by an Indemnified Person provided for and in accordance with the provisions set out above (inclusive) including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending or otherwise being involved in, (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. Each Member agrees to waive any claim or right of action he or she might have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his or her duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any actual fraud, wilful default or wilful neglect which may attach to such Director.

151.	No Indemnified Person shall be liable:

(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or

(b)	for any loss on account of defect of title to any property of the Company; or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)	for any loss incurred through any bank, broker or other similar Person; or

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)	for any liability, obligation or duty to the Company that may arise as a consequence of such Indemnified Person becoming aware of any business opportunity and failing to present such business opportunity to the Company or otherwise taking any of the actions or omitting to take any of the actions permitted by the Articles under the heading “Business Opportunities”; or

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(g)	for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own actual fraud, wilful default or wilful neglect as determined by a court of competent jurisdiction.

152.	The Company will pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under these Articles or otherwise.

153.	The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

154.	The rights to indemnification and advancement of expenses conferred on any Indemnified Person as set out above will not be exclusive of any other rights that any Indemnified Person may have or hereafter acquire pursuant to an agreement with the Company or otherwise.

NON-RECOGNITION OF TRUSTS

155.	Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register; provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

BUSINESS COMBINATION REQUIREMENTS

156.	Notwithstanding any other provision of the Articles, the Articles under this heading “Business Combination Requirements” shall apply during the period commencing upon the adoption of the Articles and terminating upon the first to occur of the consummation of any Business Combination and the distribution of the Trust Fund pursuant to Article 163. In the event of a conflict between the Articles under this heading “Business Combination Requirements” and any other Articles, the provisions of the Articles under this heading “Business Combination Requirements” shall prevail.

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157.	The Company shall submit any proposal for a Business Combination to its Shareholders for approval at either an annual general meeting or extraordinary meeting, and, if permitted under applicable law, will conduct any redemptions of Public Shares in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act and will file such proxy materials with the SEC.

158.	At a general meeting called for the purposes of approving a Business Combination pursuant to these Articles the Company shall be authorised to consummate a Business Combination by Ordinary Resolution.

159.	Notwithstanding anything to the contrary set forth in Article 157, if the Company is not required to conduct redemptions of Public Shares in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, then the Company shall provide Shareholders with the opportunity to have their Public Shares redeemed or repurchased by means of a tender offer for a per-Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Fund, calculated as of two business days prior to the consummation of the Company’s initial Business Combination, including interest earned on the Trust Fund and not previously released to the Company to pay tax obligations, if any, divided by the number of Public Shares then in issue.

160.	If the Company initiates any tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act in connection with a proposed Business Combination, it shall file tender offer documents with the SEC prior to completing such Business Combination which contain substantially the same financial and other information about such Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act.

161.	Any Shareholder holding Public Shares who is not a Founder, Director or Officer of the Company may, contemporaneously with any vote on a Business Combination, elect to have their Public Shares redeemed for cash (the “IPO Redemption”); provided that no such Shareholder acting together with any affiliate or any other person with whom such Shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act) may exercise this redemption right with respect to more than an aggregate of 15.0% of the Public Shares without the consent of the Company; provided further that any holder that holds Public Shares beneficially through a nominee must identify itself to the Company in connection with any redemption election in order to validly redeem such Public Shares. In connection with any vote held to approve a proposed Business Combination, holders of Public Shares seeking to exercise their redemption rights will be required to either tender their certificates (if any) to the Company’s transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the initially scheduled vote on the proposal to approve a Business Combination. If so demanded, the Company shall pay any such redeeming Shareholder, regardless of whether he or she is voting for or against such proposed Business Combination, a per-Share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Fund calculated as of two business days prior to the consummation of a Business Combination, including interest earned on the Trust Fund and not previously released to the Company to pay income taxes, if any, divided by the number of Public Shares then in issue (such redemption price being referred to herein as the “Redemption Price”).

162.	The Redemption Price shall be paid promptly following the consummation of the relevant Business Combination. If the proposed Business Combination is not approved or completed for any reason then such redemptions shall be cancelled and share certificates (if any) returned to the relevant Shareholders as appropriate.

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163.	(a)	In the event that either the Company does not consummate a Business Combination by thirty-six months after the closing of the IPO or such earlier date as is determined by our Board to be in the best interests of the Company, the Company shall: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Fund, including interest earned on the Trust Fund and not previously released to the Company to pay income taxes, if any, (less up to $100,000 of interest to pay winding up and dissolution expenses), divided by the number of Public Shares then in issue, which redemption will completely extinguish public Shareholders’ rights as Shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Shareholders and the Directors, liquidate and dissolve, subject in the case of sub-articles (ii) and (iii), to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

(b)	If any amendment is made to Article 163(a) that would modify the substance or timing of the Company’s obligation to provide holders of our Class A Shares the right to have their shares redeemed in connection with our initial Business Combination or to redeem 100% of our Public Shares if the Company does not complete its initial Business Combination within 36 months from the closing of the IPO or with respect to any other provision relating to the rights of holders of our Class A Shares, each holder of Public Shares shall be provided with the opportunity to redeem their Public Shares upon the approval of any such amendment at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Fund, including interest earned on the Trust Fund and not previously released to the Company to pay its income taxes, if any, divided by the number of Public Shares then in issue.

164.	Except for the withdrawal of interest to pay income taxes, if any, none of the funds held in the Trust Fund shall be released from the Trust Fund until the earlier of an IPO Redemption pursuant to Article 162, a repurchase of Shares by means of a tender offer pursuant to Article 159, a distribution of the Trust Fund pursuant to Article 163(a) or an amendment under Article 163(b). In no other circumstance shall a holder of Public Shares have any right or interest of any kind in the Trust Fund.

165.	Prior to or in connection with the Company’s initial Business Combination, the Company shall not issue additional Shares or any other securities that would entitle the holders thereof to: (a) receive funds from the Trust Fund; or (b) vote as a class with the holders of Public Shares (i) on any Business Combination or any other proposal presented to the Shareholders prior to or in connection with the completion of a Business Combination or (b) to approve an amendment to the Articles to (x) extend the time that the Company has to consummate an initial Business Combination or (y) amend the foregoing provisions of this Article 165.

166.	The Company must complete one or more Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Fund (excluding the amount of deferred underwriting commissions held in the Trust Fund and income taxes payable on the interest and other income earned on the Trust Fund) at the time of the Company’s signing a definitive agreement in connection with a Business Combination. An initial Business Combination must not be effectuated solely with another blank cheque company or a similar company with nominal operations. In the event the Company enters into a Business Combination with an entity that is affiliated with the Sponsor, Officers or Directors, the Company, or a committee of independent directors, will obtain an opinion from independent investment banking firm or another independent entity that commonly renders valuation opinions that such a Business Combination is fair to the Company from a financial point of view.

Annex F-33 www.verify.gov.ky File#: 373033	Filed: 11-Oct-2023 15:34 EST Auth Code: D66508801110

167.	A Director may vote in respect of any Business Combination in which such Director has a conflict of interest with respect to the evaluation of such Business Combination. Such Director must disclose such interest or conflict to the other Directors.

168.	The Audit Committee shall monitor compliance with the terms of the IPO and, if any non-compliance is identified, the Audit Committee shall be charged with the responsibility to take all action necessary to rectify such non-compliance or otherwise cause compliance with the terms of the IPO.

169.	The Company may enter into a Business Combination with a target business that is affiliated with the Sponsor, the Directors or Officers of the Company if such transaction were approved by a majority of the independent directors (as defined in Article 166) and the directors that did not have an interest in such transaction.

BUSINESS OPPORTUNITIES

170.	In recognition and anticipation of the facts that: (a) directors, managers, officers, members, partners, managing members, employees and/or agents of one or more other organizations, including members of the Investor Group (each of the foregoing, an “Officer and Director Related Person”) may serve as Directors and/or Officers of the Company; and (b) such organizations (the “Officer and Director Related Entities”) and the Investor Group engage, and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, the Articles under this heading “Business Opportunities” are set forth to regulate and define the conduct of certain affairs of the Company as they may involve the Members and the Officer and Director Related Persons, and the powers, rights, duties and liabilities of the Company and its Officers, Directors and Members in connection therewith.

171.	To the fullest extent permitted by law, the Investor Group, the Officer and Director Related Entities and the Officer and Director Related Persons shall have no duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which (i) may be a corporate opportunity for any of the Investor Group or the Officer and Director Related Entities, on the one hand, and the Company, on the other, or (ii) the presentation of which would breach an existing legal obligation of a Director or Officer to any other entity. To the fullest extent permitted by law, the Investor Group, Officer and Director Related Entities and the Officer and Director Related Persons shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, Director and/or Officer of the Company solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another Person, or does not communicate information regarding such corporate opportunity to the Company and further, the Company hereby waives any claim or cause of action it may have with respect to the foregoing.

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172.	Except as provided elsewhere in these Articles, the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and another entity, including any of the Investor Group or any Officer and Director Related Entity, about which a Director and/or Officer of the Company acquires knowledge.

173.	To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by law, the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.

WINDING UP

174.	If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as he or she thinks fit in satisfaction of creditors’ claims.

175.	If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

AMENDMENT OF ARTICLES OF ASSOCIATION

176.	Subject to the Companies Act and the rights attaching to the various Classes, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

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CLOSING OF REGISTER OR FIXING RECORD DATE

177.	For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may, by any means in accordance with the requirements of any Designated Stock Exchange, provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

178.	In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

179.	If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

180.	The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

181.	With respect to any vote or votes to continue the Company in a jurisdiction outside the Cayman Islands in accordance with Article 181 (including, but not limited to, the approval of the organizational documents of the Company in such other jurisdiction), holders of Class B Shares will have ten votes for every Class B Share and holders of Class A Shares will have one vote for every Class A Share.

Annex F-36 www.verify.gov.ky File#: 373033	Filed: 11-Oct-2023 15:34 EST Auth Code: D66508801110

MERGERS AND CONSOLIDATION

182.	The Company may merge or consolidate in accordance with the Companies Act.

183.	To the extent required by the Companies Act, the Company may by Special Resolution resolve to merge or consolidate the Company.

DISCLOSURE

184.	The Directors, or any authorised service providers (including the Officers, the Secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.

EXCLUSIVE JURISDICTION AND FORUM

185.	Unless the Company consents in writing to the selection of an alternative forum:

(a)	the federal courts of the United States shall have exclusive jurisdiction to hear, settle and/or determine any dispute, controversy or claim arising under the provisions of the U.S. Securities Act or the Exchange Act (and each Member irrevocably submits to the exclusive jurisdiction of the federal courts of the United States over all such claims, controversies or disputes);

(b)	the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Memorandum of Association, the Articles or otherwise related in any way to each Member’s shareholding in the Company (and each Member irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes), including but not limited to:

(i)	any derivative action or proceeding brought on behalf of the Company;

(ii)	any action asserting a claim of breach of any fiduciary or other duty owed by any current or former Director, Officer or other employee of the Company to the Company or the Members;

(iii)	any action asserting a claim arising pursuant to any provision of the Companies Act, the Memorandum of Association or the Articles; or

(iv)	any action asserting a claim against the Company concerning its internal affairs.

186.	Without prejudice to any other rights or remedies that the Company may have, each Member acknowledges that damages alone would not be an adequate remedy for any breach of the exclusive jurisdiction and forum provisions set out above and that accordingly the Company shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of those provisions.

Annex F-37 www.verify.gov.ky File#: 373033	Filed: 11-Oct-2023 15:34 EST Auth Code: D66508801110

ANNEX G

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

[THIRD] AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

RBIO CAYMAN LTD

(ADOPTED BY SPECIAL RESOLUTION PASSED ON [●] AND EFFECTIVE ON [●])

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

[THIRD] AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

RBIO CAYMAN LTD

(ADOPTED BY SPECIAL RESOLUTION PASSED ON [●] AND EFFECTIVE ON [●])

1.	The name of the company is RBio Cayman Ltd (the “Company”).

2.	The registered office of the Company will be situated at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands or at such other location as the Directors may from time to time determine.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”).

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act.

5.	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

7.	The authorised share capital of the Company is US$33,100 divided into 300,000,000 Class A ordinary shares with a nominal or par value of US$0.0001, 30,000,000 Class B ordinary shares with a nominal or par value of US$0.0001, and 1,000,000 preference shares with a nominal or par value of US$0.0001 provided that subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.	The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

[THIRD] AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

RBIO CAYMAN LTD

(ADOPTED BY SPECIAL RESOLUTION PASSED ON [●] AND EFFECTIVE ON [●])

Annex G-i

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

[THIRD] AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

RBIO CAYMAN LTD

(ADOPTED BY SPECIAL RESOLUTION PASSED ON [●] AND EFFECTIVE ON [●])

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to RBio Cayman Ltd (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.

INTERPRETATION

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Articles” means these articles of association of the Company, as amended or substituted from time to time.

“Branch Register” means any branch Register of such category or categories of Members as the Company may from time to time determine.

“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.

“Class A Shares” means the Class A ordinary Shares in the capital of the Company of $0.0001 nominal or par value designated as Class A Shares, and having the rights provided for in these Articles.

“Class B Shares” means the Class B ordinary Shares in the capital of the Company of $0.0001 nominal or par value designated as Class B Shares, and having the rights provided for in these Articles.

“Companies Act” means the Companies Act (as amended) of the Cayman Islands.

“Directors” means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof.

“Electronic Facility” means without limitation, website addresses and conference call systems, and any device, system, procedure, method or other facility whatsoever providing an electronic means of venue for a general meeting of the Company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any similar U.S. federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time.

“Office” means the registered office of the Company as required by the Companies Act.

“Officers” means the officers for the time being and from time to time of the Company.

“Ordinary Resolution” means a resolution:

(a)	passed by a simple majority of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company; or

Annex G-1

(b)	approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“Ordinary Shares” means the Class A Shares and the Class B Shares.

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up.

“Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires, other than in respect of a Director or Officer in which circumstances Person shall mean any person or entity permitted to act as such in accordance with the laws of the Cayman Islands.

“Preference Shares” means the preference shares in the capital of the Company of US$0.0001 nominal or par value designated as Preference Shares, and having the rights provided for in these Articles.

“Principal Register”, where the Company has established one or more Branch Registers pursuant to the Companies Act and these Articles, means the Register maintained by the Company pursuant to the Companies Act and these Articles that is not designated by the Directors as a Branch Register.

“Register” means the register of Members of the Company required to be kept pursuant to the Companies Act and includes any Branch Register(s) established by the Company in accordance with the Companies Act.

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company.

“Series” means a series of a Class as may from time to time be issued by the Company.

“Share” means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share.

“Shareholder” or “Member” means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register of such subscriber.

“Share Premium Account” means the share premium account established in accordance with these Articles and the Companies Act.

“signed” means bearing a signature or representation of a signature affixed by mechanical means.

“Special Resolution” means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:

(a)	passed by a majority of not less than two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)	approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Treasury Shares” means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

Annex G-2

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to a dollar or dollars or US$ (or $) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)	reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case; and

(g)	reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another.

3.	Subject to the preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be commenced at any time after incorporation.

5.	The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.	The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.	The Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Companies Act and these Articles) places as the Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office. The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Companies Act, provided that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Companies Act.

SHARES

8.	Subject to these Articles, and, where applicable, the rules of any competent regulatory authority, all Shares for the time being unissued shall be under the control of the Directors who may:

(a)	issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

(b)	grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

9.	The Company may issue units of securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine.

Annex G-3

10.	The Directors, or the Shareholders by Ordinary Resolution, may authorise the division of Shares into any number of Classes and sub-classes and Series and sub-series and the different Classes and sub-classes and Series and sub-series shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes and Series (if any) may be fixed and determined by the Directors or the Shareholders by Ordinary Resolution.

11.	The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his or her subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

12.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

13.	Except as otherwise specified in these Articles or required by law, the holders of the Class A Shares and the Class B Shares shall vote as a single class.

MODIFICATION OF RIGHTS

14.	Whenever the capital of the Company is divided into different Classes (and as otherwise determined by the Directors) the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued Shares of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by a majority of two-thirds of the votes cast at such a meeting. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by him or her. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes. The Directors may vary the rights attaching to any Class without the consent or approval of Shareholders; provided that the rights will not, in the determination of the Directors, be materially adversely varied or abrogated by such action.

15.	The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further Shares ranking parri passu with or subsequent to them or Shares with preferred rights or the redemption or purchase of any Shares of any Class by the Company

CERTIFICATES

16.	If so determined by the Directors, any Person whose name is entered as a member in the Register may receive a certificate in the form determined by the Directors. All certificates shall specify the Share or Shares held by that person and the amount paid up thereon; provided that in respect of a Share or Shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all. All certificates for Shares shall be delivered personally or sent through the post addressed to the member entitled thereto at the Member’s registered address as appearing in the Register.

17.	Every share certificate of the Company shall bear legends required under the applicable laws.

18.	Any two or more certificates representing Shares of any one Class held by any Member may at the Member’s request be cancelled and a single new certificate for such Shares issued in lieu on payment (if the Directors shall so require) of $1.00 or such smaller sum as the Directors shall determine.

19.	If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Member upon request subject to delivery of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

Annex G-4

20.	In the event that Shares are held jointly by several persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

FRACTIONAL SHARES

21.	The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN

22.	The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share (whether or not fully paid) registered in the name of a Person indebted or under liability to the Company (whether he or she is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or her or his or her estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it.

23.	The Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his or her death or bankruptcy.

24.	For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he or she shall not be bound to see to the application of the purchase money, nor shall his or her title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

25.	The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

26.	Subject to the terms of the allotment and issue of any Shares, the Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

27.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

28.	If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

29.	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

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30.	The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

31.	The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him or her, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

FORFEITURE OF SHARES

32.	If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him or her requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

33.	The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

34.	If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

35.	A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

36.	A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him or her to the Company in respect of the Shares forfeited, but his or her liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

37.	A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

38.	The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his or her title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

39.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

40.	Subject to these Articles and applicable law, a Shareholder may transfer all or any of his or her Shares. If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

41.	The instrument of transfer of any Share shall be in (i) any usual or common form; or (ii) in any other form the Directors may determine and shall be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

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42.	Subject to the terms of issue thereof, the Directors may determine to decline to register any transfer of Shares without assigning any reason therefor.

43.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.

44.	All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

TRANSMISSION OF SHARES

45.	The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased holder of the Share, shall be the only Person recognised by the Company as having any title to the Share.

46.	Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself or herself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

47.	A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he or she would be entitled if he or she were the registered Shareholder, except that he or she shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

ALTERATION OF SHARE CAPITAL

48.	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

49.	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)	convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)	subdivide its existing Shares, or any of them into Shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)	cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

50.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

51.	Subject to the Companies Act, the Company may:

(a)	issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may determine;

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(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder;

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Act, including out of its capital; and

(d)	accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

52.	Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

53.	The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

54.	The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

TREASURY SHARES

55.	Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

56.	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to Members on a winding up) may be declared or paid in respect of a Treasury Share.

57.	The Company shall be entered in the Register as the holder of the Treasury Shares; provided that:

(a)	the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

58.	Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

GENERAL MEETINGS

59.	The Directors may, whenever they think fit, convene a general meeting of the Company and, for the avoidance of doubt, Members shall not have the ability to call general meetings except as provided in Article 60. Members seeking to bring business before an annual general meeting or to nominate candidates for appointment as Directors at an annual general meeting must (1) deliver notice to the principal executive office of the Company not less than 120 days and not more than 150 days prior to the date of the Company’s annual general meeting or, if the Company did not hold an annual general meeting during the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by the Directors with such deadline being a reasonable time before the Company begins to print and send its related proxy materials (2) have continuously held Shares equal to at least $2,000 in market value, or 1%, of the Company’s Shares entitled to be voted on the proposal at the meeting for at least one year by the date of such notice or deadline, and (3) continue to hold those Shares through the date of the annual general meeting.

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60.	The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, for any reason or for no reason at any time prior to the time for holding such meeting or, if the meeting is adjourned, the time for holding such adjourned meeting. The Directors shall give Shareholders notice in writing of any cancellation or postponement. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

61.	If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

62.	At least five clear days’ notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place (including any Electronic Facility), the day and the hour of the meeting and the general nature of the business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit.

63.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

64.	All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Directors or of the Company’s auditors, and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

65.	No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. One or more Shareholders holding a majority of issued and outstanding shares of the Company present in person or by proxy and entitled to vote at that meeting shall form a quorum.

66.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such other day, time and/or place (including any Electronic Facility) as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum.

67.	If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of any Electronic Facility/ a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

68.	The chairperson, if any, of the Directors shall preside as chairperson at every general meeting of the Company.

69.	If there is no such chairperson, or if at any general meeting he or she is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairperson, any Director or Person nominated by the Directors shall preside as chairperson, failing which the Shareholders present in person or by proxy shall choose any Person present to be chairperson of that meeting.

70.	The chairperson may adjourn a meeting from time to time and from place to place (including any Electronic Facility) either:

(a)	with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting); or

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(b)	without the consent of such meeting if, in his or her sole opinion, he or she considers it necessary to do so to:

(i)	secure the orderly conduct or proceedings of the meeting; or

(ii)	give all persons present in person or by proxy and having the right to speak and/or vote at such meeting, the ability to do so,

but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given in the manner provided for the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

71.	A resolution put to the vote of the meeting shall be decided on a poll in such manner as the chairperson directs and the result of the poll shall be deemed to be the resolution of the meeting.

72.	In the case of an equality of votes, the chairperson of the meeting shall be entitled to a second or casting vote.

VOTES OF SHAREHOLDERS

73.	Except as otherwise provided in these Articles and subject to any rights and restrictions for the time being attached to any Share, every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a general meeting of the Company, have one vote for each Share of which he or she or the Person represented by proxy is the holder.

74.	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

75.	A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by him or her, by his or her committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote in respect of such Shares by proxy.

76.	No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him or her in respect of Shares carrying the right to vote held by him or her have been paid.

77.	On a poll votes may be given either personally or by proxy.

78.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his or her attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an Officer or attorney duly authorised or otherwise given in such other manner as the Directors may approve. A proxy need not be a Shareholder.

79.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

80.	The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

81.	A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

82.	Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he or she represents as that corporation could exercise if it were an individual Shareholder or Director.

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DIRECTORS

83.	The Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed but unless such numbers are fixed as aforesaid the minimum number of Directors shall be one and the maximum number of Directors shall be unlimited. The remuneration of the Directors may be determined by the Directors.

84.	There shall be no shareholding qualification for Directors.

85.	The Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

86.	The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director; provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

ALTERNATE DIRECTOR

87.	Any Director may in writing appoint another Person to be his or her alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be authorised to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director’s place at any meeting of the Directors. Every such alternate shall be entitled to attend and vote at meetings of the Directors as the alternate of the Director appointing him or her and where he or she is a Director to have a separate vote in addition to his or her own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him or her. Such alternate shall not be an Officer solely as a result of his or her appointment as an alternate other than in respect of such times as the alternate acts as a Director. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him or her and the proportion thereof shall be agreed between them.

POWERS AND DUTIES OF DIRECTORS

88.	Subject to the Companies Act, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

89.	The Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company (including, for the avoidance of doubt and without limitation, any chairperson (or co-chairperson) of the board of Directors, one or more chief executive officers, presidents, a chief financial officer, vice-presidents, a treasurer or any other Officers as may be determined by the Directors), and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors.

90.	The Directors may appoint any Person to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company.

91.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

92.	The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him or her.

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93.	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

94.	The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Person to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Person.

95.	The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

96.	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

97.	The Directors may agree with a Shareholder to waive or modify the terms applicable to such Shareholder’s subscription for Shares without obtaining the consent of any other Shareholder; provided that such waiver or modification does not amount to a variation or abrogation of the rights attaching to the Shares of such other Shareholders.

98.	The Directors shall have the authority to present a winding up petition on behalf of the Company without the sanction of a resolution passed by the Company in general meeting.

BORROWING POWERS OF DIRECTORS

99.	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

100.	The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors; provided that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

101.	The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors; provided that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

102.	Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

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DISQUALIFICATION OF DIRECTORS

103.	The office of Director shall be vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with his or her creditors;

(b)	dies or is found to be or becomes of unsound mind;

(c)	resigns his or her office by notice in writing to the Company;

(d)	is removed from office by Ordinary Resolution of all Shareholders entitled to vote; or

(e)	is removed from office pursuant to any other provision of these Articles.

PROCEEDINGS OF DIRECTORS

104.	The Directors may meet together (either within or outside the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairperson shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

105.	A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

106.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be two or more Directors the quorum shall be two, and if there be one Director the quorum shall be one. A Director represented by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

107.	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his or her interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he or she is to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he or she may be interested therein and if he or she does so his or her vote shall be counted and he or she may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

108.	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his or her office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his or her office from contracting with the Company either with regard to his or her tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his or her interest, may be counted in the quorum present at any meeting of the Directors whereat he or she or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he or she may vote on any such appointment or arrangement.

109.	Any Director may act by himself or herself or his or her firm in a professional capacity for the Company, and he or she or his or her firm shall be entitled to remuneration for professional services as if he or she were not a Director; provided that nothing herein contained shall authorise a Director or his or her firm to act as auditor to the Company.

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110.	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of Officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

111.	When the chairperson of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

112.	A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his or her appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or his or her duly appointed alternate.

113.	The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

114.	The Directors may elect a chairperson of their meetings and determine the period for which he or she is to hold office but if no such chairperson is elected, or if at any meeting the chairperson is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairperson of the meeting.

115.	Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairperson of its meetings. If no such chairperson is elected, or if at any meeting the chairperson is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairperson of the meeting.

116.	A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairperson shall have a second or casting vote.

117.	All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

DIVIDENDS

118.	Subject to any rights and restrictions for the time being attached to any Shares, or as otherwise provided for in the Companies Act and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

119.	Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

120.	The Directors may determine, before recommending or declaring any dividend, to set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the determination of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

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121.	Any dividend may be paid in any manner as the Directors may determine. If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at his or her registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.

122.	The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie and may determine the extent to which amounts may be withheld therefrom (including, without limitation, any taxes, fees, expenses or other liabilities for which a Shareholder (or the Company, as a result of any action or inaction of the Shareholder) is liable).

123.	Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares.

124.	If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

125.	No dividend shall bear interest against the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

126.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

127.	The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

128.	The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by Ordinary Resolution.

129.	The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the financial year end and the accounting principles will be determined by the Directors. The financial year of the Company shall end on 31 December of each year or such other date as the Directors may determine.

130.	The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES

131.	Subject to the Companies Act and these Articles, the Directors may:

(a)	resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)	appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

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(c)	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)	the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to any of the actions contemplated by this Article.

SHARE PREMIUM ACCOUNT

132.	The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

133.	There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price; provided that at the determination of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

NOTICES

134.	Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at his or her address as appearing in the Register, or by electronic mail, or by facsimile should the Directors deem it appropriate. Notice may also be served by electronic communication in accordance with the rules and regulations of any competent regulatory authority or by placing it on the Company’s website. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

135.	Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

136.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five clear days after the time when the letter containing the same is posted;

(b)	facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service;

(d)	electronic mail or other electronic communication (such as transmission to any number, address or internet website (including the website of the SEC) or other electronic delivery methods as otherwise decided and approved by the Directors), shall be deemed to have been served immediately upon the time of the transmission by electronic mail or approved electronic communication, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient; or

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(e)	placing it on the Company’s website; service of the notice shall be deemed to have been effected one hour after the notice or document was placed on the Company’s website.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

137.	Any notice or document delivered or sent in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his or her death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his or her name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him or her) in the Share.

138.	Notice of every general meeting of the Company shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his or her death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

INDEMNITY

139.	To the fullest extent permitted by law, every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions or proceedings whether threatened, pending or completed (a “Proceeding”), costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own actual fraud, wilful default or wilful neglect as determined by a court of competent jurisdiction, (i) in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment), (ii) arising as a consequence of such Indemnified Person becoming aware of any business opportunity and failing to present such business opportunity to the Company or otherwise taking any of the actions or omitting to take any of the actions permitted by the Articles under the heading “Business Opportunities”, (iii) in the execution or discharge of his or her duties, powers, authorities or discretions, or (iv) in respect of any actions or activities undertaken by an Indemnified Person provided for and in accordance with the provisions set out above (inclusive) including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending or otherwise being involved in, (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. Each Member agrees to waive any claim or right of action he or she might have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his or her duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any actual fraud, wilful default or wilful neglect which may attach to such Director.

140.	No Indemnified Person shall be liable:

(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or

(b)	for any loss on account of defect of title to any property of the Company; or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

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(d)	for any loss incurred through any bank, broker or other similar Person; or

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)	for any liability, obligation or duty to the Company that may arise as a consequence of such Indemnified Person becoming aware of any business opportunity and failing to present such business opportunity to the Company or otherwise taking any of the actions or omitting to take any of the actions permitted by the Articles under the heading “Business Opportunities”; or

(g)	for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own actual fraud, wilful default or wilful neglect as determined by a court of competent jurisdiction.

141.	The Company will pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under these Articles or otherwise.

142.	The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

143.	The rights to indemnification and advancement of expenses conferred on any Indemnified Person as set out above will not be exclusive of any other rights that any Indemnified Person may have or hereafter acquire pursuant to an agreement with the Company or otherwise.

NON-RECOGNITION OF TRUSTS

144.	Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register; provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

BUSINESS OPPORTUNITIES

145.	In recognition and anticipation of the facts that: (a) directors, managers, officers, members, partners, managing members, employees and/or agents of one or more other organizations, (each of the foregoing, an “Officer and Director Related Person”) may serve as Directors and/or Officers of the Company; and (b) such organizations (the “Officer and Director Related Entities”) engage, and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, the Articles under this heading “Business Opportunities” are set forth to regulate and define the conduct of certain affairs of the Company as they may involve the Members and the Officer and Director Related Persons, and the powers, rights, duties and liabilities of the Company and its Officers, Directors and Members in connection therewith.

146.	To the fullest extent permitted by law, the Officer and Director Related Entities and the Officer and Director Related Persons shall have no duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which (i) may be a corporate opportunity for any of the Officer and Director Related Entities, on the one hand, and the Company, on the other, or (ii) the presentation of which would breach an existing legal obligation of a Director or Officer to any other entity. To the fullest extent permitted by law, the Officer and Director Related Entities and the Officer and Director Related Persons shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, Director and/or Officer of the Company solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another Person, or does not communicate information regarding such corporate opportunity to the Company and further, the Company hereby waives any claim or cause of action it may have with respect to the foregoing.

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147.	Except as provided elsewhere in these Articles, the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and another entity, including any Officer and Director Related Entity, about which a Director and/or Officer of the Company acquires knowledge.

148.	To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by law, the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.

WINDING UP

149.	If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as he or she thinks fit in satisfaction of creditors’ claims.

150.	If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

AMENDMENT OF ARTICLES OF ASSOCIATION

151.	Subject to the Companies Act and the rights attaching to the various Classes, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

152.	For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

153.	In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

154.	If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

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REGISTRATION BY WAY OF CONTINUATION

155.	The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATION

156.	The Company may merge or consolidate in accordance with the Companies Act.

157.	To the extent required by the Companies Act, the Company may by Special Resolution resolve to merge or consolidate the Company.

DISCLOSURE

158.	The Directors, or any authorised service providers (including the Officers, the Secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.

EXCLUSIVE JURISDICTION AND FORUM

159.	Unless the Company consents in writing to the selection of an alternative forum:

(a)	the federal courts of the United States shall have exclusive jurisdiction to hear, settle and/or determine any dispute, controversy or claim arising under the provisions of the U.S. Securities Act or the Exchange Act (and each Member irrevocably submits to the exclusive jurisdiction of the federal courts of the United States over all such claims, controversies or disputes);

(b)	the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Memorandum of Association, the Articles or otherwise related in any way to each Member’s shareholding in the Company (and each Member irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes), including but not limited to:

(i)	any derivative action or proceeding brought on behalf of the Company;

(ii)	any action asserting a claim of breach of any fiduciary or other duty owed by any current or former Director, Officer or other employee of the Company to the Company or the Members;

(iii)	any action asserting a claim arising pursuant to any provision of the Companies Act, the Memorandum of Association or the Articles; or

(iv)	any action asserting a claim against the Company concerning its internal affairs.

160.	Without prejudice to any other rights or remedies that the Company may have, each Member acknowledges that damages alone would not be an adequate remedy for any breach of the exclusive jurisdiction and forum provisions set out above and that accordingly the Company shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of those provisions.

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ANNEX H

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RBIO ENERGY HOLDINGS CORP.

[●], 2024

RBio Energy Holdings Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “RBio Energy Holdings Corp.” The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 5, 2024 (the “Certificate”).

2. This Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate”), which both restates and amends the provisions of the Certificate, was duly adopted and approved by the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141(f), 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

3. This Amended and Restated Certificate shall become effective on the date of filing with Secretary of State of Delaware.

4. Certain capitalized terms used in this Amended and Restated Certificate are defined where appropriate herein.

5. The text of the Certificate, as amended to the date hereof, is hereby restated and amended in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is RBio Energy Holdings Corp. (the “Corporation”).

ARTICLE II

PURPOSE

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, Zip Code 19808. The name of its registered agent at that address is the Corporation Service Company.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is [       ] shares, consisting of (a) [       ] shares of common stock (the “Common Stock”), and (b) [       ] shares of preferred stock (the “Preferred Stock”).

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Section 4.2 Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Except as otherwise provided in Preferred Stock Designation, the number of authorized shares of the class of Common Stock or undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.3 Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b) Dividends. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Section 4.4 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

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ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Amended and Restated Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate and any Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes. The Board of Directors shall assign directors into classes at the time the classification becomes effective. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders to be held after the filing of this Amended and Restated Certificate, the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders to be held after the filing of this Amended and Restated Certificate, and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders to be held after the filing of this Amended and Restated Certificate. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal. Subject to Section 5.5 hereof, if the number of directors that constitutes the Board is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director.

(c) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. The holders of shares of Common Stock shall not have cumulative voting rights.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal. Subject to Section 5.5 hereof and except as otherwise required by this Amended and Restated Certificate, any or all of the directors may be removed from office at any time (i) only with cause and (ii) only with the affirmative vote of holders of not less than two thirds (2/3) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

Section 5.5 Preferred Stock - Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

Annex H-3

Section 5.6 Quorum. A quorum for the transaction of business by the directors shall be set forth in the Bylaws.

Section 5.7 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee in the same paper or electronic form as the minutes are maintained.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

MEETINGS OF STOCKHOLDERS

Section 7.1 Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders of the Corporation to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders of the Corporation may not be called by another person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director or officer of the Corporation (each, for purposes of this Article VIII, a “Covered Person”) shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Covered Person, regardless of whether such Covered Person acted in their capacity as a director or as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of any Covered Person, then the liability of such Covered Person shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended, automatically and without further action, as of the date of such amendment. Any amendment, modification or repeal of the provisions of this Section 8.1 shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Annex H-4

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its non-employee directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Amended and Restated Certificate or in the future, and the Corporation renounces any expectancy that any of the non-employee directors of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the non-employee directors of the Corporation with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Corporation and (i) such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue and (ii) the director is permitted to refer that opportunity to the Corporation without violating any legal obligation.

Annex H-5

ARTICLE X

AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote on such amendment, alteration, change or repeal, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend, alter, change or repeal any provision of Article V, Article VI, Article VII, Article VIII, Article X, Article X and Article XI of this Amended and Restated Certificate.

ARTICLE XI

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS; CONSENT TO JURISDICTION

Section 12.1 Forum. Subject to the last sentence in this Section 12.1, and unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Amended and Restated Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, (i) the provisions of this Section 12.1 will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Section 12.2 Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 12.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 12.3 Severability. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

Annex H-6

IN WITNESS WHEREOF, RBio Energy Holdings Corp. has caused this Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

RBIO ENERGY HOLDINGS CORP.

By:
[●], Chief Executive Officer

Annex H-7

ANNEX I

RBIO ENERGY HOLDINGS CORP.

(a Delaware corporation)

AMENDED AND RESTATED BYLAWS

As Adopted [●], 2024 and

As Effective [●], 2024

ARTICLE I—STOCKHOLDERS		I-1
1.1	Annual Meetings	I-1
1.2	Special Meetings	I-1
1.3	Notice of Meetings	I-1
1.4	Adjournments; Postponements	I-1
1.5	Quorum	I-2
1.6	Organization	I-2
1.7	Voting; Proxies	I-2
1.8	Fixing Date for Determination of Stockholders of Record	I-3
1.9	List of Stockholders Entitled to Vote	I-3
1.10	Inspectors of Elections	I-3
1.11	Notice of Stockholder Business; Nominations	I-4

ARTICLE II—BOARD OF DIRECTORS		I-10
2.1	Number; Qualifications	I-10
2.2	Election; Resignation; Removal; Vacancies	I-10
2.3	Regular Meetings	I-10
2.4	Special Meetings	I-10
2.5	Remote Meetings Permitted	I-10
2.6	Quorum; Vote Required for Action	I-11
2.7	Organization	I-11
2.8	Unanimous Action by Directors in Lieu of a Meeting	I-11
2.9	Powers	I-11
2.10	Compensation of Directors	I-11
2.11	Confidentiality	I-11

ARTICLE III—COMMITTEES		I-11
3.1	Committees	I-11
3.2	Committee Rules	I-12

ARTICLE IV—OFFICERS; EXECUTIVE CHAIRMAN; LEAD INDEPENDENT DIRECTOR		I-12
4.1	Generally	I-12
4.2	Executive Chairman of the Board	I-12
4.3	Lead Independent Director	I-13
4.4	Chief Executive Officer	I-13
4.5	President
4.6	Vice President	I-13
4.7	Chief Financial Officer	I-13
4.8	Treasurer	I-14
4.9	Secretary	I-14
4.10	Delegation of Authority	I-14
4.11	Removal	I-14

Annex I-i

ARTICLE V—STOCK		I-14
5.1	Certificates; Uncertificated Shares	I-14
5.2	Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares	I-14
5.3	Other Regulations	I-15

ARTICLE VI—INDEMNIFICATION		I-15
6.1	Indemnification of Officers and Directors; Termination of Proceeding	I-15
6.2	Indemnification of Officers and Directors; Liability	I-15
6.3	Non-Exclusivity of Rights	I-15
6.4	Indemnification Contracts	I-16
6.5	Insurance	I-16

ARTICLE VII—NOTICES		I-16
7.1	Notice	I-16
7.2	Waiver of Notice	I-17

ARTICLE VIII—INTERESTED DIRECTORS		I-17
8.1	Interested Directors	I-17
8.2	Quorum	I-17

ARTICLE IX—MISCELLANEOUS		I-17
9.1	Fiscal Year	I-17
9.2	Seal	I-17
9.3	Form of Records	I-17
9.4	Reliance Upon Books and Records	I-18
9.5	Certificate of Incorporation Governs	I-18
9.6	Severability	I-18
9.7	Time Periods	I-18

ARTICLE X—AMENDMENT		I-18

Annex I-ii

RBIO ENERGY HOLDINGS CORP.

(a Delaware corporation)

AMENDED AND RESTATED BYLAWS

As Adopted [●], 2024 and

As Effective [●], 2024

ARTICLE I

STOCKHOLDERS

1.1 Annual Meetings.

An annual meeting of stockholders shall be held for the election of directors at such date and time as the Board of Directors (the “Board”) of RBio Energy Holdings Corp. (the “Corporation”) shall each year fix. The meeting may be held either at a place, within or without the State of Delaware as permitted by the Delaware General Corporation Law (the “DGCL”), or by means of remote communication as the Board in its sole discretion may determine. Any proper business may be transacted at the annual meeting. The Corporation may postpone, reschedule, adjourn, recess or cancel any annual meeting of stockholders previously scheduled.

1.2 Special Meetings.

Special meetings of stockholders for any purpose or purposes shall be called in the manner set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”). The special meeting may be held either at a place, within or without the State of Delaware, or by means of remote communication as the Board in its sole discretion may determine. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting. The Corporation may postpone, reschedule, adjourn, recess or cancel any annual meeting of stockholders previously scheduled.

1.3 Notice of Meetings.

Notice of all meetings of stockholders shall be given in writing or by electronic transmission in the manner provided by applicable law (including, without limitation, as set forth in Section 7.1.1 of these Bylaws) stating the date, time and place, if any, of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting. In the case of a special meeting, such notice shall also set forth the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation, notice of any meeting of stockholders shall be given not less than ten (10), nor more than sixty (60), days before the date of the meeting to each stockholder of record entitled to vote at such meeting.

1.4 Adjournments; Postponements.

The chairperson of the meeting shall have the power to adjourn or postpone the meeting to another time, date and place (if any). Whether or not a quorum is present, any meeting of stockholders, annual or special, may be adjourned from time to time for any reasonable purpose and to any other time or place (if any) at which a meeting of stockholders may be held under these Bylaws, by the chairperson of the meeting or the Board. When a meeting is adjourned to another time or place (if any), (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if (i) the time, date and place (if any) thereof and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are (a) announced at the meeting at which the adjournment is taken, (b) displayed during the time scheduled

Annex I-1

for the meeting on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these Bylaws; and (ii) the date is not more than thirty (30) days after the date for which the meeting was originally noticed. If the adjournment is more than thirty (30) days after the date for which the meeting was originally noticed, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with these Bylaws. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If after the adjournment the Board fixes a new record date, notice of the time, date and place (if any) of the adjourned meeting shall be sent to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. To the fullest extent permitted by law, the Board may postpone, reschedule or cancel any previously scheduled special or annual meeting of stockholders before it is to be held, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 1.3 hereof or otherwise, in which case notice shall be provided to the stockholders of the new date, time and place, if any, of the meeting as provided in Section 1.3 above.

1.5 Quorum.

Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of stock is required by applicable law or the Certificate of Incorporation, the holders of a majority of the voting power of the shares of such class or classes or series of the stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on such matter. If a quorum shall fail to attend any meeting, the chairperson of the meeting or, if directed to be voted on by the chairperson of the meeting, the holders of a majority of the voting power of the shares entitled to vote who are present in person or represented by proxy at the meeting may adjourn the meeting. Shares of the Corporation’s stock belonging to the Corporation (or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation), shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any shares of the Corporation’s stock held by it in a fiduciary capacity and to count such shares for purposes of determining a quorum. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

1.6 Organization.

Meetings of stockholders shall be presided over by (a) such person as the Board may designate, or (b) in such person’s absence, the Chairman of the Board, or (c) in such person’s absence, the Lead Independent Director, or, (d) in such person’s absence, the Chief Executive Officer of the Corporation, or (e) in such person’s absence, by a Vice President. Such person shall be the chairperson of the meeting and, subject to Section 1.10 of these Bylaws, shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to such person to be in order. The Secretary of the Corporation shall act as the secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as the secretary of the meeting.

1.7 Voting; Proxies.

Each stockholder of record entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. A proxy may be executed in writing (or by an electronic transmission permitted by applicable law, including Rule 14a-19 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) by the stockholder, or by such stockholder’s duly authorized attorney in fact. A proxy may be in the form of an electronic transmission that sets forth or is submitted with information from which it can be determined the identity of the stockholder granting such authorization, and that the transmission was authorized by the stockholder. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

Annex I-2

Except as may be required in the Certificate of Incorporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless otherwise provided by applicable law, rule or regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these Bylaws, every matter other than the election of directors shall be decided by the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter (or if there are two (2) or more classes or series of stock entitled to vote as separate classes, then in the case of each class or series, the holders of a majority of the voting power of the shares of stock of that class or series present in person or represented by proxy at the meeting voting for or against such matter).

1.8 Fixing Date for Determination of Stockholders of Record.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which shall not be more than sixty (60) days prior to such action. If no such record date is fixed by the Board, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

1.9 List of Stockholders Entitled to Vote.

The Secretary shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (a) on a reasonably accessible electronic network as permitted by applicable law (provided that the information required to gain access to the list is provided with the notice of the meeting), or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

1.10 Inspectors of Elections.

1.10.1 Applicability. Unless otherwise required by the Certificate of Incorporation or by the DGCL, the following provisions of this Section 1.10 shall apply only if and when the Corporation has a class of voting stock that is: (a) listed on a national securities exchange; (b) authorized for quotation on an interdealer quotation system of a registered national securities association; or (c) held of record by more than two thousand (2,000) stockholders. In all other cases, observance of the provisions of this Section 1.10 shall be optional, and at the discretion of the Board.

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1.10.2 Appointment. The Corporation shall, in advance of any meeting of stockholders, appoint one (1) or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one (1) or more inspectors to act at the meeting.

1.10.3 Inspector’s Oath. Each inspector of election, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

1.10.4 Duties of Inspectors. At a meeting of stockholders, the inspectors of election shall (a) ascertain the number of shares outstanding and the voting power of each share, (b) determine the shares represented at a meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

1.10.5 Opening and Closing of Polls. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced by the chairperson of the meeting at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware, upon application by a stockholder, shall determine otherwise.

1.10.6 Determinations. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in connection with proxies pursuant to Section 211(a)(2)b.(i) of the DGCL, or in accordance with Sections 211(e) or 212(c)(2) of the DGCL, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification of their determinations pursuant to this Section 1.10 shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

1.11 Notice of Stockholder Business; Nominations.

1.11.1 Annual Meeting of Stockholders.

(a) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only: (i) pursuant to the Corporation’s notice of such meeting (or any supplement thereto), (ii) by or at the direction of the Board or any committee thereof or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 1.11 (the “Record Stockholder”), who is entitled to vote at such meeting and who complies with the notice and other procedures set forth in this Section 1.11 in all applicable respects. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act at an annual meeting of stockholders), and such stockholder must fully comply with the notice and other procedures set forth in this Section 1.11 to make such nominations or propose business before an annual meeting.

(b) For nominations or other business to be properly brought before an annual meeting by a Record Stockholder pursuant to Section 1.11.1(a) of these Bylaws:

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(i) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and provide any updates or supplements to such notice at the times and in the forms required by this Section 1.11;

(ii) such other business (other than the nomination of persons for election to the Board) must otherwise be a proper matter for stockholder action;

(iii) if the Proposing Person (as defined below) has provided the Corporation with a Solicitation Notice (as defined below), such Proposing Person must, in the case of a proposal other than the nomination of persons for election to the Board, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such Record Stockholder, and must, in either case, have included in such materials the Solicitation Notice; and

(iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 1.11, the Proposing Person proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 1.11.

To be timely, a Record Stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred and twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is more than thirty (30) days before, or more than sixty (60) days after, such anniversary date, to be timely, the notice by the Record Stockholder must be delivered (A) no earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and (B) no later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or postponement of an annual meeting for which notice has been given commence a new time period (or extend any time period) for providing the Record Stockholder’s notice. Such Record Stockholder’s notice shall set forth:

(x) as to each person whom the Record Stockholder proposes to nominate for election or reelection as a director:

(i) the name, age, business address and residence address of such person;

(ii) the principal occupation or employment of such nominee;

(iii) the class, series and number of any shares of stock of the Corporation that are beneficially owned or owned of record by such person or any Associated Person (as defined in Section 1.11.3(c));

(iv) the date or dates such shares were acquired and the investment intent of such acquisition;

(v) all other information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or would be otherwise required, in each case pursuant to and in accordance with Section 14(a) (or any successor provision) under the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee, to the public disclosure of information regarding or related to such person provided to the Corporation by such person or otherwise pursuant to this Section 1.11 and to serving as a director if elected); and

(vi) whether such person meets the independence requirements of the stock exchange upon which the Corporation’s common stock is primarily traded.

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(y) as to any other business that the Record Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Proposing Person, including any anticipated benefit to any Proposing Person therefrom; and

(z) as to the Proposing Person giving the notice:

(i) the current name and address of such Proposing Person, including, if applicable, their name and address as they appear on the Corporation’s stock ledger, if different;

(ii) the class or series and number of shares of stock of the Corporation that are directly or indirectly owned of record or beneficially owned by such Proposing Person, including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future;

(iii) whether and the extent to which any derivative interest in the Corporation’s equity securities (including without limitation any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Corporation or otherwise, and any cash-settled equity swap, total return swap, synthetic equity position or similar derivative arrangement, as well as any rights to dividends on the shares of any class or series of shares of the Corporation that are separated or separable from the underlying shares of the Corporation) or any short interest in any security of the Corporation (for purposes of this bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any increase or decrease in the value of the subject security, including through performance-related fees) is held directly or indirectly by or for the benefit of such Proposing Person, including without limitation whether and the extent to which any ongoing hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including without limitation any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such Proposing Person with respect to any share of stock of the Corporation;

(iv) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand;

(v) any direct or indirect material interest in any material contract or agreement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(vi) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) (or any successor provision) under the Exchange Act and the rules and regulations thereunder (the disclosures to be made pursuant to the foregoing clauses (iv) through (vi) are referred to as “Disclosable Interests”). For purposes hereof Disclosable Interests shall not include any information with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(vii) such Proposing Person’s written consent to the public disclosure of information provided to the Corporation pursuant to this Section 1.11;

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(viii) a complete written description of any agreement, arrangement or understanding (whether oral or in writing) (including any knowledge that another person or entity is Acting in Concert (as defined in Section 1.11.3(c)) with such Proposing Person) between or among such Proposing Person, any of its respective affiliates or associates and any other person Acting in Concert with any of the foregoing persons;

(ix) as to each person whom such Proposing Person proposes to nominate for election or re-election as a director, any agreement, arrangement or understanding of such person with any other person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director known to such Proposing Person after reasonable inquiry;

(x) a representation that the Record Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

(xi) a representation whether such Proposing Person intends (or is part of a group that intends) to deliver a proxy statement or form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees in accordance with Rule 14a-19 under the Exchange Act (an affirmative statement of such intent being a “Solicitation Notice”); and

(xii) any proxy, contract, arrangement, or relationship pursuant to which the Proposing Person has a right to vote, directly or indirectly, any shares of any security of the Corporation.

A stockholder providing written notice required by this Section 1.11 will update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the close of business on the fifth (5th) business day prior to the meeting and, in the event of any adjournment or postponement thereof, the close of business on the fifth (5th) business day prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of the foregoing sentence, such update and supplement will be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than five (5) business days after the record date for the meeting, and in the case of an update and supplement pursuant to clause (ii) of the foregoing sentence, such update and supplement will be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting.

(c) Notwithstanding anything in the second sentence of Section 1.11.1(b) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least ninety (90) days prior to the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least ninety (90) days prior to such annual meeting), a stockholder’s notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation no later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation.

(d) Notwithstanding anything in Section 1.11 or any other provision of these Bylaws to the contrary, any person who has been determined by a majority vote of the directors then in office to have violated Section 2.11 of these Bylaws or a Board Confidentiality Policy (as defined below) while serving as a director of the Corporation in the preceding five (5) years shall be ineligible to be nominated or serve as a member of the Board, absent a prior waiver for such nomination or service approved by the affirmative vote of two-thirds of the directors then in office.

(e) Notwithstanding anything in Section 1.11 or any other provision of these Bylaws to the contrary, unless otherwise required by law, (i) no stockholder making such a nomination shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19

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under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner unless the information required by Rule 14a-19(b) under the Exchange Act has been provided in a preliminary or definitive proxy statement previously filed by such person and (ii) if any stockholder making such a nomination (A) provides notice pursuant to Rule 14a-19(b) under the Exchange Act, and (B) subsequently fails to comply with the requirements of Rule 14a-19 under the Exchange Act or any other rules and regulations thereunder, including the provision to the Corporation of notices required thereunder in a timely manner, then the Corporation shall disregard any proxies or votes solicited for any proposed nominees on the Corporation’s proxy card other than the Corporation’s nominees and such nomination shall be disregarded, notwithstanding that proxies in favor thereof may have been received by the Corporation. In addition, any stockholder that provides notice pursuant to Rule 14a-19(b) under the Exchange Act shall notify the Secretary within two (2) business days of any change in such stockholder’s intent to solicit proxies from the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees. Upon request by the Corporation, if any stockholder making such a nomination provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

1.11.2 Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of such meeting (a) by or at the direction of the Board or any committee thereof or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice and other procedures set forth in this Section 1.11 in all applicable respects. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one (1) or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 1.11.1(b) of these Bylaws shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation (i) no earlier than the one hundred twentieth (120th) day prior to such special meeting and (ii) no later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

1.11.3 General.

(a) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible to be elected at a meeting of stockholders and serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. Except as otherwise provided by law or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.11 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the stockholder (or a Qualified Representative of the stockholder (as defined below)) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(b) Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 1.11 shall be deemed to affect any rights of (a) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

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(c) For purposes of this Section 1.11 the following definitions shall apply:

(A) a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or toward a common goal relating to the management, governance or control of the Corporation in substantial parallel with, such other person where (1) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (2) at least one additional factor suggests that such persons intend to act in concert or in substantial parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in substantial parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) (or any successor provision) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person;

(B) “Associated Person” shall mean with respect to any subject stockholder or other person (including any proposed nominee) (1) any person directly or indirectly controlling, controlled by or under common control with such stockholder or other person, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or other person, (3) any associate (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), of such stockholder or other person, and (4) any person directly or indirectly controlling, controlled by or under common control or Acting in Concert with any such Associated Person;

(C) “Proposing Person” shall mean (1) the stockholder providing the notice of business proposed to be brought before an annual meeting or nomination of persons for election to the Board at a stockholder meeting, (2) the beneficial owner or beneficial owners, if different, on whose behalf the notice of business proposed to be brought before the annual meeting or nomination of persons for election to the Board at a stockholder meeting is made, and (3) any Associated Person on whose behalf the notice of business proposed to be brought before the annual meeting or nomination of persons for election to the Board at a stockholder meeting is made;

(D) “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

(E) to be considered a “Qualified Representative” of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at the annual meeting; provided, however, that if the stockholder is (1) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership shall be deemed a Qualified Representative, (2) a corporation or a limited liability company, any officer or person who functions as the substantial equivalent of an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company shall be deemed a Qualified Representative or (z) a trust, any trustee of such trust shall be deemed a Qualified Representative. The Secretary of the Corporation, or any other person who shall be appointed to serve as the secretary of the meeting, may require, on behalf of the Corporation, reasonable and appropriate documentation to verify the status of a person purporting to be a “Qualified Representative” for purposes hereof.

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1.12 No Written Consent of Stockholders without a Meeting.

Except as otherwise provided by the Certificate of Incorporation, stockholders of the Corporation may not take any action by consent in lieu of a meeting of stockholders.

ARTICLE II

BOARD OF DIRECTORS

2.1 Number; Qualifications.

The total number of directors constituting the Board shall be fixed from time to time in the manner set forth in the Certificate of Incorporation. No decrease in the authorized number of directors constituting the Board shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation.

2.2 Election; Resignation; Removal; Vacancies.

Election of directors need not be by written ballot. Unless otherwise provided by the Certificate of Incorporation and subject to the special rights of holders of any series of Preferred Stock to elect directors, the directors shall be divided into three (3) classes, as nearly equal in number as possible, designated as Class I, Class II and Class III. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairman of the Board, the Chief Executive Officer, or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at a later time or upon the happening of an event. Subject to the special rights of holders of any series of Preferred Stock to elect directors, directors may be removed only as provided by the Certificate of Incorporation and applicable law. All vacancies occurring in the Board and any newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner set forth in the Certificate of Incorporation.

2.3 Regular Meetings.

Regular meetings of the Board may be held at such places, within or without the State of Delaware, and at such times as the Board may from time to time determine. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board.

2.4 Special Meetings.

Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, the Lead Independent Director or by resolution adopted by a majority of the directors then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date and place of such meeting shall be given, orally, in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least twenty-four (24) hours before the meeting if such notice is given by telephone, hand delivery, telegram, telex, mailgram, facsimile, electronic mail or other means of electronic transmission. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

2.5 Remote Meetings Permitted.

Members of the Board, or any committee of the Board, may participate in a meeting of the Board or such committee by means of conference telephone or other remote communications by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or other remote communications shall constitute presence in person at such meeting.

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2.6 Quorum; Vote Required for Action.

At all meetings of the Board, one half (1/2) of the directors then in office shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time without further notice thereof. Except as otherwise provided herein or in the Certificate of Incorporation, or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

2.7 Organization.

Meetings of the Board shall be presided over by (a) the Chairman of the Board, or (b) in such person’s absence, the Lead Independent Director, or (c) in such person’s absence, by the Chief Executive Officer, or (d) in such person’s absence, by a chairperson chosen by the Board at the meeting. The Secretary shall act as the secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as the secretary of the meeting.

2.8 Unanimous Action by Directors in Lieu of a Meeting.

Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, as applicable. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.9 Powers.

Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

2.10 Compensation of Directors.

Members of the Board, as such, may receive, pursuant to a resolution of the Board, fees and other compensation for their services as directors, including without limitation their services as members of committees of the Board.

2.11 Confidentiality.

Each director shall maintain the confidentiality of, and shall not share with any third party person or entity (including third parties that originally sponsored, nominated or designated such director (the “Sponsoring Party”)), any non-public information learned in their capacities as directors, including communications among Board members in their capacities as directors. The Board may adopt a board confidentiality policy further implementing and interpreting this bylaw (a “Board Confidentiality Policy”). All directors are required to comply with this bylaw and any such Board Confidentiality Policy unless such director or the Sponsoring Party for such director has entered into a specific written agreement with the Corporation, in such case as approved by the Board, providing otherwise with respect to such confidential information.

ARTICLE III

COMMITTEES

3.1 Committees.

The Board may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or

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disqualification of a member of the committee, the member or members thereof present at any meeting of such committee who are not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it, but no such committee shall have the power or authority in reference to the following matters: (a) approving, adopting or recommending to the stockholders any action or matter (other than the election or removal of members of the Board) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation.

3.2 Committee Rules.

Each committee shall keep records of its proceedings and make such reports as the Board may from time to time request. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws. Except as otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board designating the committee, any committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and may delegate to any such subcommittee any or all of the powers and authority of the committee.

ARTICLE IV

OFFICERS; EXECUTIVE CHAIRMAN; LEAD INDEPENDENT DIRECTOR

4.1 Generally.

The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a Secretary and a Treasurer and may consist of such other officers, including, without limitation, a Chief Financial Officer and one (1) or more Vice Presidents, as may from time to time be appointed by the Board. All officers shall be elected by the Board; provided, however, that the Board may empower the Chief Executive Officer of the Corporation to appoint any officer other than the Chief Executive Officer, the Chief Financial Officer or the Treasurer. Except as otherwise provided by law, by the Certificate of Incorporation or these Bylaws, each officer shall hold office until such officer’s successor is duly elected and qualified or until such officer’s earlier resignation, death, disqualification or removal. Any number of offices may be held by the same person. Any officer may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board and the Board may, in its discretion, leave unfilled, for such period as it may determine, any offices. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is duly elected and qualified or until such officer’s earlier resignation, death, disqualification or removal.

4.2 Chairman of the Board.

Subject to the provisions of Section 2.7 of these Bylaws, the Chairman of the Board shall have the power to preside at all meetings of the Board and shall have such other powers and duties as provided in these Bylaws and as the Board may from time to time prescribe.

The Chairman is an executive officer of the Corporation with the authority and power to sign all instruments and to take all actions which an executive officer is authorized to perform by the Board of Directors or these Bylaws, and such other powers and duties as may be prescribed by the Board. In addition to compensation for service as a member of the Board, the Chairman shall receive such compensation as shall be fixed from time to time by the Board or a committee thereof and shall not be prohibited from receiving any compensation by reason of the fact that such Chairman also is a director of the Corporation.

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4.3 Lead Independent Director.

The Board may, in its discretion, elect one of its Independent Directors (as defined below) to the position of lead independent director (such director, the “Lead Independent Director”). The Lead Independent Director shall preside at all meetings at which the Chairman of the Board is not present and shall exercise such other powers and duties as may from time to time be assigned to such person by the Board or as prescribed by these Bylaws. For purposes of these Bylaws, “Independent Director” has the meaning ascribed to such term under the rules of the exchange upon which the Corporation’s common stock is primarily traded.

4.4 Chief Executive Officer.

Subject to the control of the Board and such supervisory powers, if any, as may be given by the Board, the powers and duties of the Chief Executive Officer of the Corporation are:

(a) to act as the general manager and, subject to the control of the Board, to have general supervision, direction and control of the business and affairs of the Corporation;

(b) subject to Section 1.6 of these Bylaws, to preside at all meetings of the stockholders;

(c) subject to Section 1.2 of these Bylaws, to call special meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as the Chief Executive Officer shall deem proper;

(d) to affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation;

(e) to sign certificates for shares of stock of the Corporation (if any); and

(f) subject to the direction of the Board, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

In the absence (or inability or refusal to act) of the Chairman, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board.

4.5 President.

The President shall be the chief operating officer of the Corporation and shall, subject to the authority of the Chief Executive Officer and the Board, have general management and control of the day-to-day business operations of the Corporation and shall consult with and report to the Chief Executive Officer. The President shall put into operation the business policies of the Corporation as determined by the Chief Executive Officer and the Board and as communicated to the President by the Chief Executive Officer and the Board. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Executive Chairman and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board.

4.6 Vice President.

Each Vice President shall have all such powers and duties as are commonly incident to the office of Vice President or that are delegated to such Vice President by the Board or the Chief Executive Officer. A Vice President may be designated by the Board to perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer’s absence or disability.

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4.7 Chief Financial Officer.

The person holding the office of Chief Financial Officer shall be the Treasurer of the Corporation unless the Board shall have designated another officer as the Treasurer of the Corporation. Subject to the direction of the Board and the Chief Executive Officer, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of Chief Financial Officer, or as the Board may from time to time prescribe.

4.8 Treasurer.

The person holding the office of Treasurer shall have custody of all monies and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties and have such other powers as are commonly incident to the office of Treasurer, or as the Board or the Chief Executive Officer may from time to time prescribe.

4.9 Secretary.

The Secretary shall issue or cause to be issued all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders and the Board. The Secretary shall have charge of the corporate minute books and similar records and shall perform such other duties and have such other powers as are commonly incident to the office of Secretary, or as the Board or the Chief Executive Officer may from time to time prescribe.

4.10 Delegation of Authority.

The Board may from time to time delegate the powers or duties of any officer of the Corporation to any other officers or agents of the Corporation, notwithstanding any provision hereof.

4.11 Removal.

Any officer of the Corporation shall serve at the pleasure of the Board and may be removed at any time, with or without cause, by the Board; provided, that if the Board has empowered the Chief Executive Officer to appoint any officer of the Corporation, then such officer may also be removed by the Chief Executive Officer. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

ARTICLE V

STOCK

5.1 Certificates; Uncertificated Shares.

The shares of capital stock of the Corporation shall be uncertificated shares; provided, however, that the resolution of the Board that the shares of capital stock of the Corporation shall be uncertificated shares shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). Notwithstanding the foregoing, the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be certificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate representing the number of shares registered in certificate form and signed by, or in the name of the Corporation, by the Executive Chairman of the Board, the Chief Executive Officer or a Vice President, and by the Treasurer or the Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares.

The Corporation may issue either of a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Corporation may

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require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

5.3 Other Regulations.

Subject to applicable law, the Certificate of Incorporation and these Bylaws, the issue, transfer, conversion and registration of shares represented by certificates and of uncertificated shares shall be governed by such other regulations as the Board may establish.

ARTICLE VI

INDEMNIFICATION

6.1 Indemnification of Officers and Directors; Termination of Proceeding.

The Corporation shall, to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including, without limitation, attorneys’ fees and disbursements and ERISA excise taxes), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be against or opposed to the best interests of the Corporation, and, with respect to any Proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

6.2 Indemnification of Officers and Directors; Liability.

The Corporation shall, to the fullest extent permitted by the DGCL, indemnify and hold harmless any person who was or is a party or is threatened to be made a party to or is otherwise involved in any Proceeding by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation and is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan, against reasonable and documented out-of-pocket expenses (including, without limitation, attorneys’ fees and disbursements, judgments, fines, ERISA excise taxes, damages, claims and penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection with such Proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any Proceeding as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine.

6.3 Non-Exclusivity of Rights.

The rights conferred on any person in this Article VI shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VI.

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6.4 Indemnification Contracts.

The Board is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Article VI.

6.5 Insurance.

The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ARTICLE VII

NOTICES

7.1 Notice.

7.1.1 Form and Delivery. Except as otherwise specifically required in these Bylaws (including, without limitation, Section 7.1.2 of these Bylaws) or by applicable law, all notices required to be given pursuant to these Bylaws shall be in writing and may (a) in every instance in connection with any delivery to a member of the Board, be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, postage prepaid, or by sending such notice by overnight express courier, facsimile, electronic mail or other form of electronic transmission and (b) be effectively delivered to a stockholder when given by hand delivery, by depositing such notice in the mail, postage prepaid or, if specifically consented to by the stockholder as described in Section 7.1.2 of these Bylaws, by sending such notice by facsimile, electronic mail or other form of electronic transmission. Any such notice shall be addressed to the person to whom notice is to be given at such person’s address as it appears on the records of the Corporation. The notice shall be deemed given: (a) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person; (b) in the case of delivery by mail, upon deposit in the mail; (c) in the case of delivery by overnight express courier, when dispatched; and (d) in the case of delivery via facsimile, electronic mail or other form of electronic transmission, at the time provided in Section 7.1.2 of these Bylaws.

7.1.2 Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given in accordance with Section 232 of the DGCL. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 7.1.2 shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

7.1.3 Affidavit of Giving Notice. An affidavit of the Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

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7.2 Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any waiver of notice.

ARTICLE VIII

INTERESTED DIRECTORS

8.1 Interested Directors.

No contract or transaction between the Corporation and one (1) or more of its members of the Board or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one (1) or more of its directors or officers are members of the board of directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because such director’s or officer’s votes are counted for such purpose, if: (a) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders.

8.2 Quorum.

Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE IX

MISCELLANEOUS

9.1 Fiscal Year.

The fiscal year of the Corporation shall be determined by resolution of the Board and shall initially end on December 31.

9.2 Seal.

The Board may provide for a corporate seal, which may have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board.

9.3 Form of Records.

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of any other information storage device or method, electronic or otherwise, provided, that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the DGCL.

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9.4 Reliance Upon Books and Records.

A member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

9.5 Certificate of Incorporation Governs.

In the event of any conflict between the provisions of the Certificate of Incorporation and Bylaws, the provisions of the Certificate of Incorporation shall govern.

9.6 Severability.

If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

9.7 Time Periods.

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE X

AMENDMENT

The Board shall have the power to adopt, amend or repeal these Bylaws. Any adoption, amendment or repeal of these Bylaws by the Board shall require the approval of a majority of the directors then in office; provided, however, the amendment or repeal of Section 2.6 of these Bylaws shall require the approval of at least two-thirds (2/3) of the directors then in office. The stockholders shall also have power to adopt, amend or repeal these Bylaws; provided, however, that, notwithstanding any other provision of the Certificate of Incorporation (including any certificate of designation) or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by the Certificate of Incorporation (including any preferred stock issued pursuant to any certificate of designation), the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws; provided, further, that if two-thirds (2/3) of the directors then in office have approved such adoption, amendment or repeal of any provisions of these Bylaws, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws.

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CERTIFICATION OF BYLAWS

OF

RBIO ENERGY HOLDINGS CORP.

(a Delaware corporation)

I, __________, certify that I am __________ of RBio Energy Holdings Corp., a Delaware corporation (the “Corporation”), that I am duly authorized to make and deliver this certification and that the attached Bylaws are a true and complete copy of the Bylaws of the Corporation in effect as of the date of this certificate.

Dated: [●], 2024
Name:
Title:

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Annex J

RBIO ENERGY HOLDINGS CORP.

2024 EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the RBio Energy Holdings Corp. 2024 Equity Incentive Plan (the “Plan”) is to provide a means through which RBio Energy Holdings Corp. (“the Company”) and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s shareholders.

2. Definitions. The following definitions shall be applicable throughout the Plan:

(a) “Affiliate” means, at the time of determination, (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise. The Committee will have the authority to determine the time or times at which “Affiliate” is determined within the forgoing definition.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award, and Performance Compensation Award granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Business Combination” has the meaning given such term in the definition of “Change in Control.”

(e) “Cause” shall have the meaning set forth in the applicable Participant’s employment or similar agreement with the Company or its Affiliates and in the absence of such agreement or definition, shall mean (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting or similar agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting or similar agreement (or the absence of any definition of “Cause” contained therein), (A) gross misconduct by the Participant which results in loss, damage or injury to the Company or any of its Affiliates, its goodwill, business or reputation; (B) the commission or attempted commission of an act of embezzlement, fraud or breach of fiduciary duty which results in loss, damage or injury to the Company or any of its Affiliates, its goodwill, business or reputation; (C) the unauthorized disclosure or misappropriation of any trade secret or confidential information of the Company, any of its Affiliate or any third party who has a business relationship with the Company; (D) the Participant’s conviction of or plea of nolo contendere to, a felony under any state or federal law; (E) the violation (or potential violation) by the Participant, in any material respect, of a non-competition, non-solicitation, nondisclosure or assignment of inventions covenant between the Participant and the Company or any of its Affiliates; (F) the Participant’s failure to perform the Participant’s assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the Participant by the Company; or (G) the use of controlled substances, illicit drugs, alcohol or other substances or behavior which interferes with the Participant’s ability to perform his or her services for the Company or any of its Affiliates or which otherwise results in loss, damage or injury to the Company, its goodwill, business or reputation. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(f) “Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

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(i) Any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company;

(ii) Any “Person” as such term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) becomes, directly or indirectly, the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of securities of the Company that represent fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2(f)(ii), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company principally for bona fide equity financing purposes, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (IV) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(f)(iv)(A) and 2(f)(iv)(B), (V) any acquisition involving beneficial ownership of less than fifty percent (50%) of the then-outstanding Common Shares (the “Outstanding Company Common Shares”) or the Outstanding Company Voting Securities that is determined by the Board, based on review of public disclosure by the acquiring Person with respect to its passive investment intent, not to have a purpose or effect of changing or influencing the control of the Company; provided, however, that for purposes of this clause (V), any such acquisition in connection with (x) an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents or (y) any “Business Combination” (as defined below) shall be presumed to be for the purpose or with the effect of changing or influencing the control of the Company;

(iii) During any period of not more than two (2) consecutive years, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;

(iv) Consummation of a merger, amalgamation or consolidation (a “Business Combination”) of the Company with any other corporation, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of the transactions contemplated by the Merger Agreement.

(v) Shareholder approval of a plan of complete liquidation of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

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(h) “Committee” means a committee of at least two (2) people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.

(i) “Common Shares” means the shares of the Company’s common stock, par value $0.0001 per share.

(j) “Company” means RBio Energy Holdings Corp., a Delaware corporation.

(k) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(l) “Effective Date” means the later of (i) the date on which the Plan is approved by the shareholders of the Company, and (ii) the date that is one day prior to the date of the closing of transactions contemplated by the Merger Agreement.

(m) “Eligible Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(n) “Eligible Person” with respect to an Award denominated in Common Shares, means any (i) individual employed by the Company or an Affiliate; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate; provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates).

(o) “Exchange Act” has the meaning given such term in the definition of “Change in Control,” and any reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(p) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(q) “Fair Market Value” means, as of any date, the value of Common Shares determined as follows:

(i) If the Common Shares are listed on any established stock exchange or a national market system will be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Common Share will be the mean between the high bid and low asked prices for the Common Shares on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) In the absence of an established market for the Common Shares, the Fair Market Value will be determined in good faith by the Committee.

(r) “Good Reason” shall have the meaning set forth in the applicable Participant’s employment or similar agreement with the Company or its Affiliates and in the absence of such agreement or definition, shall mean that one or more of the following has occurred without the Participant’s written consent:

(i) a material negative change in the nature or scope of the Participant’s responsibilities, duties or authority;

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(ii) a material reduction in the Participant’s base compensation, excluding any reduction up to ten percent (10%) that is applied to all similarly situated service providers of the Company; or

(iii) the Participant’s required re-location to a worksite location which is more than fifty (50) miles from the Participant’s then current principal worksite without the Participant’s prior written consent (such consent not to be unreasonably withheld);

provided that, in any such case, the Participant provides written notice to the Company that the event giving rise to such claim of Good Reason has occurred within thirty (30) days after the occurrence of such event, and such Good Reason remains uncured thirty (30) days after the Participant has provided such written notice; provided further that any resignation of the Participant’s employment or service for “Good Reason” occurs no later than thirty (30) days following the expiration of such cure period.

(s) “Immediate Family Members” shall have the meaning set forth in Section 15(b).

(t) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(u) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(v) “Mature Shares” means Common Shares owned by a Participant that are not subject to any pledge or security interest and that have been either previously acquired by the Participant on the open market or meet such other requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Exercise Price or satisfy a tax or deduction obligation of the Participant.

(w) “Merger Agreement” means the Business Combination Agreement, dated as of February 6, 2024, by and among Perception Capital Corp. III, a Cayman Islands exempted company (“PC3”), the Company, Perception RBio Merger Sub, a Cayman Islands exempted company and direct, wholly-owned subsidiary of the Company (“Merger Sub”), and RBio Energy Corporation, a Delaware corporation (“RBio”).

(x) “Non-Qualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(y) “Option” means an Award granted under Section 7 of the Plan.

(z) “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(aa) “Outstanding Company Common Shares” has the meaning given such term in the definition of “Change in Control.”

(bb) “Outstanding Company Voting Securities” has the meaning given such term in the definition of “Change in Control.”

(cc) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(dd) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(ee) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(ff) “Performance Formula” shall mean, for a Performance Period, the one or more formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

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(gg) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(hh) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(ii) “Permitted Transferee” shall have the meaning set forth in Section 15(b) of the Plan.

(jj) “Person” has the meaning given such term in the definition of “Change in Control.”

(kk) “Plan” means this RBio Energy Holdings Corp. 2024 Equity Incentive Plan, as amended from time to time.

(ll) “Qualifying Termination” means, except as otherwise provided by the Committee as set forth in the Award, the occurrence of either a termination of a Participant’s employment by the Company without Cause or for Good Reason, in either case, occurring on or within the twelve (12) month period (or such other period specified in the applicable Award Agreement) following the consummation of a Change in Control.

(mm) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(nn) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain performance or time-based restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(oo) “Restricted Stock” means Common Shares, subject to certain specified performance or time-based restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(pp) “Retirement” means, in the case of a particular Award, the definition set forth in the applicable Award Agreement.

(qq) “SAR Period” has the meaning given such term in Section 8(b) of the Plan.

(rr) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(ss) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(tt) “Stock Bonus Award” means an Award granted under Section 10 of the Plan.

(uu) “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(vv) “Subsidiary” means, with respect to any specified Person:

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(i) any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares (without regard to the occurrence of any contingency and after giving effect to any voting agreement or shareholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership (or any comparable foreign entity (a) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(ww) “Substitute Award” has the meaning given such term in Section 5(e).

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer the Plan. To the extent required to comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan or by the Board, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the form of Award agreement and the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, including, but not limited to, upon a Qualifying Termination; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) The Committee may delegate to one (1) or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons subject to Section 16 of the Exchange Act.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

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(e) No member of the Board, the Committee, delegate of the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Articles of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations.

(a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b) Subject to Section 12 of the Plan, Awards granted under the Plan shall be subject to the following limitations: (i) the Committee is authorized to deliver under the Plan an aggregate of [●] percent ([●]%) of the fully diluted, and as converted, amount of Common Shares to be outstanding immediately following consummation of the Business Combination by and among PC3, the Company, Merger Sub, and RBio, pursuant to the Merger Agreement, all of which may be issued pursuant to the exercise of Incentive Stock Options; and (ii) the maximum number of Common Shares that may be granted under the Plan during any single fiscal year to any Participant who is a non-employee director, when taken together with any cash fees paid to such non-employee director during such year in respect of his or her service as a non-employee director (including service as a member or chair of any committee of the Board), shall not exceed seven hundred and fifty thousand dollars ($750,000) in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); provided that the non-employee directors who are considered independent (under the rules of The NASDAQ Stock Market or other securities exchange on which the Common Shares are traded) may make exceptions to this limit for a non-executive chair of the Board, if any, in which case the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.

(c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Common Shares (either actually or by attestation) or by the withholding of Common Shares by the Company, or (ii) tax or deduction liabilities arising from such Option or other Award are satisfied by the tendering of Common Shares (either actually or by attestation) or by the withholding of Common Shares by the Company, then in each such case the Common Shares so tendered or withheld shall be added to the Common Shares available for grant under the Plan on a one-for-one basis. Shares underlying Awards under the Plan that are forfeited, cancelled, expire unexercised, or are settled in cash are available again for Awards under the Plan.

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(d) Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options.

(a) Generally. Each Option granted under the Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Non-Qualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code; provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Non-Qualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except with respect to Substitute Awards, the exercise price (“Exercise Price”) per Common Share for each Option shall not be less than one hundred percent (100%) of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422-2(f)), the Exercise Price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share on the Date of Grant and provided further, that, notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

(c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten (10) years, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422-2(f)); provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement: (i) the unvested portion of an Option shall expire upon the Participant’s termination of employment or service with the Company and its Affiliates, and the vested portion of such Option shall remain exercisable for (A) one (1) year following termination of employment or service by reason of such Participant’s death or disability (as determined by the Committee), but not later than the expiration of the Option Period or (B) ninety (90) days following

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termination of employment or service for any reason other than such Participant’s death or disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and (ii) both the unvested and the vested portion of an Option shall expire upon the termination of the Participant’s employment or service by the Company for Cause. If the Option would expire at a time when the exercise of the Option would violate applicable securities laws, the expiration date applicable to the Option will be automatically extended to a date that is thirty (30) calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Section 409A of the Code); provided, that in no event shall such expiration date be extended beyond the expiration of the Option Period.

(d) Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any taxes required to be withheld or paid. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or Common Shares valued at the fair market value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company); provided that such Common Shares are not subject to any pledge or other security interest and are Mature Shares and; (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, on a case by case basis, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a fair market value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. Fractional Common Shares may be issued or delivered pursuant to the Plan or any Award in the sole discretion of the Committee, and in the event the Committee determines that no fractional shares may be issued or delivered, the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares, or whether such fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two (2) years after the Date of Grant of the Incentive Stock Option or (B) one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f) Compliance with Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(a) Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

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(b) Exercise Price. The Exercise Price per Common Share for each SAR shall not be less than one hundred percent (100%) of the Fair Market Value of such share determined as of the Date of Grant.

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement: (i) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for (A) one (1) year following termination of employment or service by reason of such Participant’s death or disability (as determined by the Committee), but not later than the expiration of the SAR Period or (B) ninety (90) days following termination of employment or service for any reason other than such Participant’s death or disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and (ii) both the unvested and the vested portion of a SAR shall expire upon the termination of the Participant’s employment or service by the Company for Cause. If the SAR would expire at a time when the exercise of the SAR would violate applicable securities laws, the expiration date applicable to the SAR will be automatically extended to a date that is thirty (30) calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Section 409A of the Code); provided, that in no event shall such expiration date be extended beyond the expiration of the SAR Period.

(d) Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the fair market value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the fair market value of one Common Share on the exercise date over the Strike Price, less an amount equal to any taxes required to be withheld or paid. The Company shall pay such amount in cash, in Common Shares valued at fair market value, or any combination thereof, as determined by the Committee. Fractional Common Shares may be issued or delivered pursuant to the Plan or any Award in the sole discretion of the Committee, and in the event the Committee determines that no fractional shares may be issued or delivered, the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares, or whether such fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

9. Restricted Stock and Restricted Stock Units.

(a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b) Restricted Accounts; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by

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such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award agreement the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Shares having a fair market value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award agreement).

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one (1) Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the fair market value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any taxes required to be withheld or paid.

10. Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under the Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under the Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

11. Performance Compensation Awards.

(a) Generally. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award. The Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award. Unless otherwise determined by the Committee, all Performance Compensation Awards shall be evidenced by an Award agreement.

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(b) Discretion of Committee with Respect to Performance Compensation Awards. The Committee shall have the discretion to establish the terms, conditions and restrictions of any Performance Compensation Award. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal (s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula.

(c) Performance Criteria. The Committee may establish Performance Criteria that will be used to establish the Performance Goal(s) for Performance Compensation Awards which may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions, business segments or operational units, or any combination of the foregoing) and may include, without limitation, any of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) revenue or revenue growth (measured on a net or gross basis); (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital); (viii) financing and other capital raising transactions (including, but not limited to, sales of the Company’s equity or debt securities); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) expense targets; (xiv) margins; (xv) productivity and operating efficiencies; (xvi) customer satisfaction; (xvii) customer growth; (xviii) working capital targets; (xix) measures of economic value added; (xx) inventory control; (xxi) enterprise value; (xxii) sales; (xxiii) debt levels and net debt; (xxiv) combined ratio; (xxv) timely launch of new facilities; (xxvi) client retention; (xxvii) employee retention; (xxviii) timely completion of rollouts of new products and services; (xxix) cost targets; (xxx) reductions and savings; (xxxi) productivity and efficiencies; (xxxii) strategic partnerships or transactions; and (xxxiii) personal targets, goals or completion of projects. Any one (1) or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison or peer companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. Any Performance Criteria that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

(d) Modification of Performance Goal(s). The Committee is authorized at any time to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect any specified circumstance or event that occurs during a Performance Period, including but not limited to the following: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) discontinued operations; (viii) any other specific unusual or infrequently occurring or non-recurring events, or objectively determinable category thereof; (ix) foreign exchange gains and losses; and (x) a change in the Company’s fiscal year.

(e) Terms and Conditions to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals. Following the completion of a Performance Period, the Committee shall determine whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period.

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(f) Timing of Award Payments. Except as provided in an Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following the Committee’s determination in accordance with Section 11(e).

12. Changes in Capital Structure and Similar Events. In the event of (i) any dividend (other than ordinary cash dividends) or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, spin-off, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (ii) unusual or infrequently occurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(a) adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(b) providing for a substitution or assumption of Awards in a manner that substantially preserves the applicable terms of such Awards;

(c) accelerating the exercisability or vesting of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event;

(d) modifying the terms of Awards to add events, conditions or circumstances (including termination of employment within a specified period after a Change in Control) upon which the exercisability or vesting of or lapse of restrictions thereon will accelerate;

(e) deeming any performance measures (including, without limitation, Performance Criteria and Performance Goals) satisfied at target, maximum or actual performance through closing or such other level determined by the Committee in its sole discretion, or providing for the performance measures to continue (as is or as adjusted by the Committee) after closing;

(f) providing that for a period prior to the Change in Control determined by the Committee in its sole discretion, any Options or SARs that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all Common Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or SARs not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control; and

(g) canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Committee) of the Common Shares subject to such Option or SAR over the aggregate Exercise

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Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the fair market value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that (i) no amendment to Section 13(b) (to the extent required by the proviso in such Section 13(b)) shall be made without shareholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without shareholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR where the Fair Market Value of the Common Shares underlying such Option or SAR is less than its Exercise Price and replace it with a new Option or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Shares are listed or quoted.

14. General.

(a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee.

(b) Non-Transferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

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(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement. (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c) Tax Withholding and Deductions.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to deduct and withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required taxes (up to the maximum statutory rate under applicable law as in effect from time to time as determined by the Committee) and deduction in respect of an Award, its grant, vesting or exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, determined on a case by case basis, permit a Participant to satisfy, in whole or in part, the foregoing tax and deduction liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest and are Mature Shares, except as otherwise determined by the Committee) owned by the Participant having a fair market value equal to such liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such liability.

(d) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

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(e) Addenda. The Committee may adopt such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards, which Awards may contain such terms and conditions as the Committee deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g) Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate.

(h) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares or other securities that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(i) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares or other securities pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares or other securities to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

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(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares or other securities to the Participant, the Participant’s acquisition of Common Shares or other securities from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award denominated in Common Shares in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate fair market value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(j) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k) Non-Exclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(n) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts seated in Delaware (and any appellate courts thereof) in any action or proceeding arising out of or relating to this Plan, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding

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except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereby knowingly, voluntarily and intentionally irrevocably waives the right to a trial by jury in respect to any litigation, dispute, claim, legal action or other legal proceeding based hereon, or arising out of, under, or in connection with, this Plan.

(p) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(q) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r) Code Section 409A.

(i) Notwithstanding any provision of this Plan to the contrary, all Awards made under this Plan are intended to be exempt from or, in the alternative, comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan shall be construed and interpreted in accordance with such intent. Each payment under an Award shall be treated as a separate payment for purposes of Code Section 409A and, if an Award includes “dividend equivalents” within the meaning of Section 1.409A-3(e) of Code Section 409A, the Participant’s right to receive the dividend equivalents will be treated separately from the right to other amounts under the Award.

(ii) If a Participant is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his or her termination of service, no amount that is non-qualified deferred compensation subject to Code Section 409A and that becomes payable by reason of such termination of service shall be paid to the Participant (or in the event of the Participant’s death, the Participant’s representative or estate) before the earlier of (x) the first business day after the date that is six months following the date of the Participant’s termination of service, and (y) within thirty (30) days following the date of the Participant’s death (in each case, without interest). Any payments of non-qualified deferred compensation under any Award payable more than six months following the Participant’s termination of service will be paid at the time or times the payments are otherwise scheduled to be made. For purposes of Code Section 409A, a termination of service shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and any Award agreement to “termination of service” or similar terms shall mean a “separation from service”, whether such “separation from service” occurs upon or after the Participant’s termination of service. If any Award is or becomes subject to Code Section 409A and if payment of such Award would be accelerated or otherwise triggered under a Change in Control, then the definition of Change in Control shall be deemed modified, only to the extent necessary to avoid the imposition of an excise tax under Code Section 409A, to mean a “change in control event” as such term is defined for purposes of Code Section 409A.

(iii) Any adjustments made pursuant to Section 12 to Awards that are subject to Code Section 409A shall be made in compliance with the requirements of Code Section 409A, and any adjustments made pursuant to Section 12 to Awards that are not subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either (x) continue not to be subject to Code Section 409A or (y) comply with the requirements of Code Section 409A.

Annex J-18

(s) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(t) Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares or other securities under an Award, that the Participant execute lock-up, shareholder or other agreements, as it may determine in its sole and absolute discretion.

(u) Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares or other securities under any Award made under the Plan.

(v) Erroneously Awarded Compensation. All Awards shall be subject (including on a retroactive basis) to (i) any clawback, forfeiture or similar incentive compensation recoupment policy established from time to time by the Company, including, without limitation, any such policy established to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, (ii) applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), and/or (iii) the rules and regulations of the applicable securities exchange or inter-dealer quotation system on which the Common Shares or other securities are listed or quoted, and such requirements shall be deemed incorporated by reference into all outstanding Award agreements.

Adopted by consent of the Board: [●], 2024
Shareholder Approved: [●], 2024

Annex J-19

Item 20.	Indemnification of Directors and Officers.

NewPubco is a Delaware corporation. Section 145 of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may also indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. The DGCL provides that Section 145 of the DGCL is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

NewPubco’s Bylaws contain provisions that require it to indemnify any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of NewPubco or, while a director or officer of NewPubco, is or was serving at the request of NewPubco as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person, to the fullest extent permitted by the DGCL, as it may be amended from time to time.

In addition, the Proposed Certificate of Incorporation (as will be in effect upon the consummation of the Business Combination) contains provisions requiring NewPubco to indemnify and advance expenses to any director incurred in defending or otherwise participating in any proceeding in advance of its final disposition, provided that such director presents to NewPubco a written undertaking to repay such amount if it shall ultimately be determined that such director is not entitled to be indemnified by NewPubco.

As permitted by Section 102(b)(7) of the DGCL, NewPubco’s Certificate of Incorporation (as will be in effect upon completion of the Business Combination) contains provisions eliminating the personal liability of directors to NewPubco or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted under the DGCL.

NewPubco expects to maintain standard policies of insurance under which coverage is provided (a) to its directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act by such persons in their respective capacities as officers and directors NewPubco, and (b) to NewPubco with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 21.	Exhibits and Financial Statement Schedules.

(a)

Exhibits.

Exhibit Number	Description
2.1+**	Business Combination Agreement, dated as of February 6, 2024, by and among Perception Capital Corp. III, RBio Energy Holdings Corp., Perception RBio Merger Sub, and RBio Energy Corporation (included as Annex A to the proxy statement/prospectus which forms a part of this registration statement).
2.2+**	Form of Plan of Arrangement (included as Annex B to the proxy statement/prospectus which forms a part of this registration statement)
3.1**	Certificate of Incorporation of RBio Energy Holdings Corp.
3.2**	Form of Certificate of Incorporation of RBio Energy Holdings Corp. to be effective prior to the Closing (included as Annex G to the proxy statement/prospectus which forms a part of this registration statement)
3.3**	Bylaws of RBio Energy Holdings Corp.
3.4**	Form of Bylaws of RBio Energy Holdings Corp. to be effective prior to the Closing (included as Annex H to the proxy statement/prospectus which forms a part of this registration statement)
4.1	Warrant Agreement, dated July 20, 2021, by and between PC3 and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to PC3’s Current Report on Form 8-K (File No. 001-40639, filed with the Securities and Exchange Commission on July 23, 2021).
5.1*	Opinion of Greenberg Traurig, LLP
10.1**	Form of Registration Rights and Lock-Up Agreement (included as Annex D to the proxy statement/prospectus which forms a part of this registration statement)
10.2**	Sponsor Support Agreement (included as Annex C to the proxy statement/prospectus which forms a part of this registration statement)
10.3**	Tolling Agreement (included as Annex E to the proxy statement/prospectus which forms a part of this registration statement)
10.4**	Equity Incentive Plan (included as Annex I to the proxy statement/prospectus which forms a part of this registration statement)
10.5*	Employment Agreement with Richard Bassett
10.6	Letter Agreement, dated July 20, 2021, among the PC3, the Initial Sponsor and PC3’s officers and directors (incorporated by reference to Exhibit 10.4 to PC3’s Current Report on Form 8-K (File No. 001-40639, filed with the Securities and Exchange Commission on July 23, 2021).
10.7	Promissory Note, dated as of March 22, 2021, between PC3 and the Initial Sponsor (incorporated by reference to Exhibit 10.6 to PC3’s Registration Statement on Form S-1, as amended (File No. 333-257185), filed with the Securities and Exchange Commission on June 21, 2021).
10.8	Registration and Shareholder Rights Agreement, dated July 20, 2021, among PC3, the Initial Sponsor and certain other equityholders named therein (incorporated by reference to Exhibit 10.3 to PC3’s Current Report on Form 8-K (File No. 001-40639, filed with the Securities and Exchange Commission on July 23, 2021).
10.9	Private Placement Warrants Purchase Agreement, dated July 20, 2021, between PC3 and the Initial Sponsor (incorporated by reference to Exhibit 10.1 to PC3’s Current Report on Form 8-K (File No. 001-40639, filed with the Securities and Exchange Commission on July 23, 2021).
10.10	Administrative Services Agreement, dated July 20, 2021, between PC3 and the Initial Sponsor (incorporated by reference to Exhibit 10.5 to PC3’s Current Report on Form 8-K (File No. 001-40639, filed with the Securities and Exchange Commission on July 23, 2021).
10.11	Securities Subscription Agreement, dated March 22, 2021, between PC3 and the Initial Sponsor (incorporated by reference to Exhibit 10.7 to PC3’s Registration Statement on Form S-1 (File No. 333-257185), filed with the Securities and Exchange Commission on June 21, 2021).

10.12	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 to PC3’s Registration Statement on Form S-1, as amended (File No. 333-257185), filed with the Securities and Exchange Commission on June 21, 2021).
10.13	Investment Management Trust Account Agreement, dated July 20, 2021, between PC3 and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 to PC3’s Current Report on Form 8-K (File No. 001-40639, filed with the Securities and Exchange Commission on July 23, 2021).
10.14	Amendment No. 1 to Investment Management Trust Account Agreement, dated July 27, 2023, between PC3 and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.8(a) to PC3’s Annual Report on Form 10-K (File No. 001-40639), filed with the Securities and Exchange Commission on April 16, 2024).
10.15	Underwriting Agreement, dated as of July 20, 2021, by and between PC3, Goldman Sachs & Co. LLC and BTIG, LLC, as representatives of the several underwriters named therein (incorporated by reference to Exhibit 1.1 to PC3’s Current Report on Form 8-K (File No. 001-40639, filed with the Securities and Exchange Commission on July 23, 2021).
10.16	Promissory Note, dated April 5, 2023, between PC3 and PFTA I LP (incorporated by reference to Exhibit 10.1 to PC3’s Current Report on Form 8-K (File No. 001-40639, filed with the Securities and Exchange Commission on April 11, 2023).
10.17	Form of Non-Redemption Agreement (incorporated by reference to Exhibit 10.1 to PC3’s Current Report on Form 8-K (File No. 001-40639, filed with the Securities and Exchange Commission on July 14, 2023).
10.18	Form of Non-Redemption Agreement (incorporated by reference to Exhibit 10.1 to PC3’s Current Report on Form 8-K (File No. 001-40639, filed with the Securities and Exchange Commission on July 20, 2023).
10.19	Subscription Agreement dated August 1, 2023, by and among Polar Multi-Strategy Master Fund, Portage Fintech Acquisition Corporation and Perception Capital Partners IIIA, LLC (incorporated by reference to Exhibit 10.1 to PC3’s Current Report on Form 8-K (File No. 001-40639), filed with the Securities and Exchange Commission on August 7, 2023).
10.20	Amended and Restated Letter Agreement, dated July 21, 2023, by and among PC3, PFTA I, LP et al. and Perception Capital Partners IIIA LLC et al. (incorporated by reference to Exhibit 10.2 to PC3’s Quarterly Report on Form 10-Q (File No. 001-40639, filed with the Securities and Exchange Commission on August 21, 2023).
10.21+++	Consultant Agreement, dated August 11, 2023, by and between PC3 and John Stanfield (incorporated by reference to Exhibit 10.4 to PC3’s Quarterly Report on Form 10-Q (File No. 001-40639), filed with the Securities and Exchange Commission on November 20, 2023).+++
23.1**	Consent of Marcum LLP
23.2**	Consent of Fruci & Associates II, PLLC
23.3*	Consent of Greenberg Traurig, LLP (included as part of Exhibit 5.1)
99.1*	Form of Proxy Card for Perception Capital Corp. III’s extraordinary general meeting.
99.2**	Consent of Richard Bassett to be named as a director.
99.3*	Consent of [●] to be named as a director.
99.4*	Consent of [●] to be named as a director.
99.5*	Consent of [●] to be named as a director.
99.6*	Consent of [●] to be named as a director.
99.7*	Consent of [●] to be named as a director.
99.8*	Consent of [●] to be named as a director.
107**	Filing Fee Table

*	To be filed by amendment.
**	Filed herewith.
+	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. RBio Energy Holdings Corp. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
++	Portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.
+++	Management compensatory contract or arrangement.

Item 22.	Undertakings.

1. NewPubco hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; and

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, will be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of PC3 under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of NewPubco pursuant to the foregoing provisions, or otherwise, NewPubco has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by NewPubco of expenses incurred or paid by a director, officer or controlling person of NewPubco in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, NewPubco will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

3. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

4. The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

5. NewPubco hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

6. NewPubco hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, RBio Energy Holdings Corp. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York County, New York on the 20th day of June, 2024.

RBIO ENERGY HOLDINGS CORP.

By:	/s/ Rick Gaenzle
Name:	Rick Gaenzle
Title:	Chief Executive Officer

Power of Attorney

Each officer and director of RBio Energy Holdings Corp. whose signature appears below constitutes and appoints Rick Gaenzle as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign this and/or any or all amendments (including post-effective amendments) to this Registration Statement and to sign any Registration Statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Rick Gaenzle	Director and Chief Executive Officer	June 20, 2024
Rick Gaenzle	(Principal Executive Officer)